                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|_|      Preliminary Proxy Statement
|_|      Confidential, For Use of the Commission Only (as permitted by Rule
           14a-6(e)(2))
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Materials Under Rule 14a-12

                         WORLD WASTE TECHNOLOGIES, INC.
 -------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

 -------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

|_|      No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies: World Waste Technologies, Inc. ("WWT") common stock, par value $0.001 per share, WWT Series A preferred stock, par value $0.001 per share, and WWT Series B preferred stock, par value $0.001 per share

         (2)      Aggregate number of securities to which transaction applies:
                  (i) 27,596,591 shares of WWT's common stock outstanding as of August 15, 2008 proposed to be acquired in the merger for the per share merger consideration of 0.10 share of common stock, par value $0.001 per share, of Vertex Energy, Inc. ("Vertex Nevada"); (ii) 4,619,481 shares of WWT's Series A preferred stock outstanding as of August 15, 2008 proposed to be acquired in the merger for the per share merger consideration of 0.4062 shares of Series A preferred stock, par value $0.001 per share, of Vertex Nevada; and (iii) 244,615 shares of WWT's Series B preferred stock outstanding as of August 15, 2008 proposed to be acquired in the merger for the per share merger consideration of 11.651 shares of Vertex Nevada's Series A preferred stock.

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Calculated solely for purposes of determining the filing fee. The transaction value was determined by adding
                  (a) $446,762, which is the book value of one share of Vertex Nevada's common stock multiplied by 2,759,659 shares of Vertex Nevada's common stock (the merger consideration issuable to the holders of WWT's common stock), plus (b) $300,230, which is the book value of one share of Vertex Nevada's Series A preferred stock multiplied by 1,876,433 shares of Vertex Nevada's Series A preferred stock (the merger consideration issuable to the holders of WWT's Series A preferred stock, plus (c) $456,002, which is the book value of one share of Vertex Nevada's Series A preferred stock multiplied by 2,850,009 shares of Vertex Nevada's Series A preferred stock (the merger consideration issuable to the holders of WWT's Series B preferred stock), plus (d) $4.4 million, which is the cash consideration being paid to Vertex Energy, LP. In accordance with Section 14(g) of the Securities and Exchange Act of 1934, as amended, the filing fee is equal to $39.30 per million dollars of transaction value.

         (4)      Proposed maximum aggregate value of transaction: $ 5,602,994

         (5)      Total fee paid: $221

|X|      Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                         WORLD WASTE TECHNOLOGIES, INC.
                       20400 STEVENS CREEK ROAD, 7TH FLOOR
                           CUPERTINO, CALIFORNIA 95014

Dear Shareholders:



         You are cordially invited to attend a special meeting of shareholders of World Waste Technologies, Inc., which will be held on Friday, March 6, 2009, beginning at 10:00 a.m., local time, at 20400 Stevens Creek Road, 7th Floor, Cupertino, California 95014. At the special meeting, our shareholders will be asked to approve an Amended and Restated Agreement and Plan of Merger, dated as of May 19, 2008, as amended, among World Waste, on the one hand, and Vertex Energy, LP, Vertex Energy, Inc. (referred to as Vertex Nevada), Vertex Merger Sub, LLC, and Benjamin P. Cowart, the principal shareholder and chief executive officer of Vertex Nevada, as agent for the shareholders of Vertex Nevada, on the other hand. In the proposed transaction, World Waste will be merged with and into Vertex Merger Sub, LLC, which is a wholly owned subsidiary of Vertex Nevada.

         Pursuant to the merger, Vertex Nevada will acquire World Waste, and

                  o each outstanding share of World Waste Series A preferred stock will be exchanged for 0.4062 shares of Vertex Nevada Series A preferred stock;

                  o each outstanding share of World Waste Series B preferred stock will be exchanged for 11.651 shares of Vertex Nevada Series A preferred stock; and

                  o each outstanding share of World Waste common stock will be exchanged for 0.10 share of Vertex Nevada common stock.

         Although the common stock of Vertex Nevada is not currently publicly traded, it is anticipated that the common stock will be traded on the OTC Bulletin Board following the completion of the merger.

         In lieu of obtaining shares of Vertex Nevada stock in the merger, a World Waste shareholder who exercises his or her dissenters' rights in accordance with California law will be entitled to receive a cash payment from World Waste equal to the fair market value of the shareholder's stock as of May 19, 2008, which was the last trading day prior to the announcement of the merger.

         As explained in the attached proxy statement, following the completion of the merger, Vertex Merger Sub, LLC will hold all of the assets and liabilities of World Waste, including the right to operate World Waste's existing business (although as a condition to the merger, World Waste will transfer at least $5.0 million to Vertex Nevada, unless and to the extent this closing condition is modified by the parties).

         Immediately following the merger, World Waste's existing preferred shareholders will own all of Vertex Nevada's Series A preferred stock, and Mr. Cowart will own all of Vertex Nevada's Series B preferred stock. Immediately following the merger and assuming that no shareholders exercise dissenters' rights: (1) the existing partners of Vertex Energy, LP will own approximately 40% of the outstanding shares of Vertex Nevada capital stock; (2) approximately 4% of the outstanding shares will be held by advisors and consultants to Vertex Energy, LP, which may include Chadbourn Securities, Inc., a non-exclusive broker dealer engaged by World Waste to assist in capital raising and potential merger transactions; (3) the existing holders of World Waste's common stock will own approximately 20.5% of the outstanding shares of Vertex Nevada capital stock;
(4) the existing holders of World Waste's Series A preferred stock will own approximately 14% of the outstanding shares of Vertex Nevada capital stock; and
(5) the existing holders of World Waste's Series B preferred stock will own approximately 21.5% of the outstanding shares of Vertex Nevada capital stock (in each case treating as outstanding shares that are issuable upon the exercise of warrants to acquire shares of common stock at a nominal exercise price).

         Completion of the merger is subject to the satisfaction of a number of important closing conditions (any of which conditions may be modified or waived), including:

         o approval of the merger agreement by each class of World Waste's preferred shareholders and its common shareholders (which approval automatically includes approval of the waiver or modification by the parties of any of the stated closing conditions, as described on page 10 under "Summary of the Proxy Statement-Certain Closing Conditions May be Waived in Whole or in Part");

         o approval by the California Commissioner of Corporations of the fairness of the terms of the issuance of Vertex preferred and common stock to World Waste's shareholders pursuant to the merger agreement following a hearing upon the fairness of such terms conducted by the California Commissioner of Corporations (or, alternatively, a registration statement registering the issuance of the merger consideration must be declared effective by the SEC); and

         o delivery by World Waste to certain of Vertex Nevada's existing shareholders of a total of $4.4 million in cash.

         AFTER CAREFUL CONSIDERATION, A SPECIAL COMMITTEE OF WORLD WASTE'S BOARD OF DIRECTORS UNANIMOUSLY DETERMINED THAT THE MERGER AGREEMENT IS FAIR TO, AND IN THE BEST INTERESTS OF, THE PREFERRED AND COMMON SHAREHOLDERS OF WORLD WASTE AND RESOLVED TO RECOMMEND THE APPROVAL AND ADOPTION OF THE MERGER AND THE MERGER AGREEMENT BY WORLD WASTE'S SHAREHOLDERS. WORLD WASTE'S BOARD OF DIRECTORS, TAKING INTO ACCOUNT THE UNANIMOUS RECOMMENDATION OF THE SPECIAL COMMITTEE, UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE MERGER AGREEMENT AND THE MERGER. THE BOARD OF DIRECTORS ALSO UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO APPROVE ANY ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES. IN CONSIDERING THESE RECOMMENDATIONS, WORLD WASTE SHAREHOLDERS SHOULD BE AWARE THAT SOME OF OUR DIRECTORS AND EXECUTIVE OFFICERS HAVE INTERESTS IN THE MERGER THAT ARE DIFFERENT FROM, OR IN ADDITION TO, THOSE OF WORLD WASTE STOCKHOLDERS GENERALLY.

         IN REACHING ITS DECISION, THE SPECIAL COMMITTEE CONSIDERED MANY FACTORS, INCLUDING AN ORAL OPINION DELIVERED BY LIVINGSTONE PARTNERS, LLC, THE SPECIAL COMMITTEE'S FINANCIAL ADVISOR, ON AUGUST 6, 2008 AND SUBSEQUENTLY CONFIRMED IN WRITING THAT, AS OF THAT DATE, AND BASED ON AND SUBJECT TO THE MATTERS SET FORTH IN THE OPINION, THE MERGER WAS FAIR FROM A FINANCIAL POINT OF VIEW TO EACH CLASS OF WORLD WASTE'S SHAREHOLDERS.

         THE ATTACHED PROXY STATEMENT PROVIDES YOU WITH DETAILED INFORMATION ABOUT THE MERGER AGREEMENT AND THE SPECIAL MEETING. PLEASE CAREFULLY REVIEW THE PROXY STATEMENT, INCLUDING ITS APPENDICES. IN PARTICULAR, YOU SHOULD CAREFULLY REVIEW THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 13 OF THE PROXY STATEMENT, WHICH DESCRIBES RISK FACTORS RELATING TO THE MERGER AND TO THE POST-MERGER OPERATION OF VERTEX NEVADA'S BUSINESS.

         We would like you to attend the special meeting. However, whether or not you plan to attend the special meeting, it is important for your shares to be represented at the meeting. PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If your shares are held in "street name," you must instruct your broker, bank, or other nominee in order to vote. Remember, failing to vote has the same effect as a vote AGAINST the approval of the merger agreement.

         If the proposed merger is approved and completed, you will be sent written instructions for exchanging your World Waste stock certificates for Vertex Nevada stock certificates. Therefore, please do not mail your stock certificates to us or to our transfer agent until you have received these instructions.

                                        Sincerely,


                                        John Pimentel
                                        Chief Executive Officer







         THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED OF THE SHARES OF VERTEX NEVADA PREFERRED AND COMMON STOCK TO BE ISSUED IN THE MERGER OR DETERMINED IF THE ATTACHED PROXY STATEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         WORLD WASTE TECHNOLOGIES, INC.
                       20400 STEVENS CREEK ROAD, 7TH FLOOR
                           CUPERTINO, CALIFORNIA 95014


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MARCH 6, 2009

To the Shareholders of World Waste Technologies, Inc.:

         We will hold a special meeting of shareholders of World Waste Technologies, Inc., a California corporation, on Friday, March 6, 2009, beginning at 10:00 a.m., local time, at 20400 Stevens Creek Road, 7th Floor, Cupertino, California 95014, in order to:

                  (1) Consider and vote upon a proposal to approve the Amended and Restated Agreement and Plan of Merger, dated as of May 19, 2008, as amended, among World Waste, on the one hand, and Vertex Energy, LP, Vertex Energy, Inc. (referred to as Vertex Nevada), Vertex Merger Sub, LLC, and Benjamin P. Cowart, the principal shareholder and chief executive officer of Vertex Nevada, as agent for the shareholders of Vertex Nevada, on the other hand (which approval includes approval of the waiver or modification by the parties of any of the stated closing conditions), pursuant to which Vertex Nevada will acquire World Waste through the merger of World Waste with and into Vertex Merger Sub, which is a wholly owned subsidiary of Vertex Nevada and, except with respect to World Waste shareholders who exercise their dissenters' rights in compliance with California law:

                           o each outstanding share of World Waste Series A preferred stock will be exchanged for
                                    0.4062 shares of Vertex Nevada Series A
                                    preferred stock;

                           o each outstanding share of World Waste Series B preferred stock will be exchanged for
                                    11.651 shares of Vertex Nevada Series A
                                    preferred stock; and

                           o each outstanding share of World Waste common stock will be exchanged for 0.10 share of Vertex Nevada common stock;

                  (2) Approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement; and

                  (3) Transact such other business that may properly come before the special meeting or any adjournment of the special meeting.

         THE MERGER AND THE MERGER AGREEMENT ARE DESCRIBED MORE FULLY IN THE ATTACHED PROXY STATEMENT. YOU ARE ENCOURAGED TO REVIEW THE ENTIRE PROXY STATEMENT CAREFULLY, INCLUDING THE APPENDICES THAT ARE ATTACHED TO THE PROXY STATEMENT. A COPY OF THE MERGER AGREEMENT IS ATTACHED AS APPENDIX A TO THE PROXY STATEMENT.

         WORLD WASTE'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AND "FOR" THE PROPOSAL TO APPROVE ANY ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES. IN CONSIDERING THIS RECOMMENDATION, WORLD WASTE SHAREHOLDERS SHOULD BE AWARE THAT SOME OF OUR DIRECTORS AND EXECUTIVE OFFICERS HAVE SPECIAL INTERESTS IN THE MERGER THAT ARE DIFFERENT FROM, OR IN ADDITION TO, THOSE OF WORLD WASTE STOCKHOLDERS GENERALLY.

         Only shareholders of record of our common stock and preferred stock at the close of business on January 23, 2009 are entitled to notice of and to vote at the special meeting and at any adjournment of the special meeting. All shareholders of record are invited to attend the special meeting in person.

         We anticipate that our executive officers, directors and advisors and their respective affiliates, who beneficially own approximately 12% of our outstanding common stock, will vote in favor of the merger agreement. In addition, Eddie Campos and the G&A Zabka Pederson Trust, who beneficially own a total of approximately 7.4% of our outstanding common stock, have agreed to vote in favor of the merger agreement.

         Approval of the merger agreement requires the approval of the holders, as of the close of business on the record date, of (1) a majority of the outstanding shares of World Waste's Series A preferred stock, (2) a majority of the outstanding shares of World Waste's Series B preferred stock, and (3) a majority of the outstanding shares of World Waste's common stock.

         REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE VOTE AS SOON AS POSSIBLE. IF YOU HOLD STOCK IN YOUR NAME AS A SHAREHOLDER OF RECORD, PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU HOLD YOUR STOCK IN "STREET NAME" THROUGH A BROKER, BANK, OR OTHER NOMINEE, PLEASE DIRECT THE BROKER, BANK, OR OTHER NOMINEE HOW TO VOTE YOUR SHARES IN ACCORDANCE WITH THE INSTRUCTIONS THAT YOU HAVE RECEIVED, OR WILL RECEIVE, FROM THAT PERSON.

         If you sign, date, and mail your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the approval of the merger agreement and in favor of the proposal to adjourn the special meeting to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement. If you fail to return your proxy card and do not vote in person at the special meeting, it will have the same effect as a vote against the approval of the merger agreement. Any shareholder attending the special meeting may vote in person even if he or she has returned a proxy card. Such a vote at the special meeting will revoke any proxy previously submitted.

         Each World Waste shareholder who does not vote in favor of the approval of the merger agreement will have the right to require World Waste to purchase his or her shares, in cash, for the fair value of the shares, but only if (1) the merger is completed and (2) the shareholder complies with the requirements of California law for the exercise of dissenters' rights that are summarized in the attached proxy statement.

                                        By Order of the Board of Directors


                                        Matthew Lieb
                                        Corporate Secretary

February 6, 2009

                         WORLD WASTE TECHNOLOGIES, INC.

                                 PROXY STATEMENT


                         SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MARCH 6, 2009


         This proxy statement is being furnished to the shareholders of World Waste Technologies, Inc., a California corporation ("WORLD WASTE"), in connection with the solicitation of proxies by our board of directors for use at the special meeting of our shareholders to be held on Friday, March 6, 2009, beginning at 10:00 a.m., local time, at 20400 Stevens Creek Road, 7th Floor, Cupertino, California 95014, and at any adjournment of the special meeting.

         At the special meeting, our preferred and common shareholders will be asked to consider and vote upon a proposal to approve the Amended and Restated Agreement and Plan of Merger, dated as of May 19, 2008, as amended (as so amended, the "MERGER AGREEMENT"), among World Waste, on the one hand, and Vertex Energy, LP, a Texas limited partnership ("VERTEX LP"), Vertex Energy, Inc., a Nevada corporation ("VERTEX NEVADA"), Vertex Merger Sub, LLC, a California limited liability company and wholly owned subsidiary of Vertex Nevada ("MERGER SUBSIDIARY"), and Benjamin P. Cowart ("MR. COWART"), the principal shareholder and chief executive officer of Vertex Nevada, as agent for the shareholders of Vertex Nevada, on the other hand (which approval includes approval of the waiver or modification by the parties of any of the stated closing conditions).

         If the merger agreement is approved, (1) Vertex Nevada will acquire World Waste through the merger of World Waste with and into Merger Subsidiary (the "MERGER"), and (2) you will receive shares of Vertex Nevada stock in exchange for your shares of World Waste preferred stock and common stock on the terms described in this proxy statement. The shares of Vertex Nevada stock to be issued in the merger are referred to in this proxy statement as the "MERGER CONSIDERATION". A copy of the merger agreement is attached to this proxy statement as Appendix A.

         WE URGE YOU TO READ THE ENTIRE PROXY STATEMENT, INCLUDING THE ATTACHED APPENDICES. IN PARTICULAR, YOU SHOULD CAREFULLY REVIEW THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 13 OF THIS PROXY STATEMENT, WHICH DESCRIBES RISK FACTORS RELATING TO THE MERGER AND TO THE POST-MERGER OPERATION OF VERTEX NEVADA'S BUSINESS.

         This proxy statement is dated February 2, 2009 and is first being mailed to shareholders on or about February 6, 2009.


                                                        TABLE OF CONTENTS


QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER....................................................1
SUMMARY OF THE PROXY STATEMENT....................................................................................5
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION.......................................................12
RISK FACTORS.....................................................................................................13
THE SPECIAL MEETING OF WORLD WASTE'S SHAREHOLDERS................................................................25
THE MERGER.......................................................................................................29
DISSENTERS' RIGHTS FOR SHAREHOLDERS OF WORLD WASTE...............................................................65
THE MERGER AGREEMENT.............................................................................................67
ADJOURNMENT OF THE SPECIAL MEETING...............................................................................77
BUSINESS OF VERTEX NEVADA........................................................................................78
SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION......................................................96
SELECTED HISTORICAL FINANCIAL DATA OF VERTEX ENERGY, L.P.........................................................98
SELECTED HISTORICAL FINANCIAL DATA OF WORLD WASTE TECHNOLOGIES, INC..............................................99
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - VERTEX
         NEVADA................................................................................................100
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS - VERTEX NEVADA............................................116
EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES OF VERTEX NEVADA FOLLOWING THE MERGER...........................119
BUSINESS OF WORLD WASTE.........................................................................................123
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND  RESULTS OF OPERATIONS - WORLD
         WASTE..................................................................................................125
BENEFICIAL OWNERSHIP OF SECURITIES BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..................................136
MARKET FOR STOCK................................................................................................139
DESCRIPTION OF VERTEX NEVADA CAPITAL STOCK......................................................................140
COMPARISON OF THE RIGHTS OF WORLD WASTE AND VERTEX NEVADA SHAREHOLDERS..........................................145
SUBMISSION OF SHAREHOLDER PROPOSALS.............................................................................157
OTHER MATTERS...................................................................................................157
WHERE YOU CAN FIND MORE INFORMATION............................................................................157
INDEX TO FINANCIAL STATEMENTS...................................................................................F-1



                                                               i


         QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

         THE FOLLOWING QUESTIONS AND ANSWERS ADDRESS BRIEFLY SOME QUESTIONS YOU MAY HAVE REGARDING THE SPECIAL MEETING AND THE PROPOSED MERGER. THESE QUESTIONS AND ANSWERS MAY NOT ADDRESS ALL QUESTIONS THAT MAY BE IMPORTANT TO YOU AS A SHAREHOLDER OF WORLD WASTE. PLEASE REFER TO THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT, INCLUDING THE APPENDICES TO THIS PROXY STATEMENT.

Q:       WHY AM I RECEIVING THIS PROXY STATEMENT AND THE PROXY CARD?

A: You are being asked to approve the merger agreement between World Waste, on the one hand, and Vertex LP, Vertex Nevada, Merger Subsidiary, and Mr. Cowart, as agent for the shareholders of Vertex Nevada, on the other hand.

Q:       WHAT IS THE PROPOSED TRANSACTION?

A: The proposed transaction is the merger of World Waste into Merger Subsidiary. As a result of the merger, Vertex Nevada (through its ownership of Merger Subsidiary) will succeed to all of the rights, assets, and liabilities of World Waste.

Q:       ARE THERE ANY CONDITIONS TO THE COMPLETION OF THE MERGER?

A: Yes. The merger agreement specifies various important closing conditions, including (1) approval of the merger agreement by our shareholders, (2) approval by the California Commissioner of Corporations of the fairness of the terms of the issuance of Vertex Nevada's preferred and common stock to World Waste's shareholders (or, alternatively, a registration statement registering the issuance of the merger consideration has been filed and declared effective by the Securities and Exchange Commission (the "SEC")), (3) delivery by World Waste to certain of Vertex Nevada's existing shareholders of a total of $4.4 million in cash prior to the completion of the merger, and (4) following such payment, World Waste having remaining cash on hand of at least $5.0 million. To the extent legally permissible, the parties may agree to waive or modify any of the closing conditions. Approval of the merger automatically includes the approval of any such waivers or modifications.

Q: WHAT WILL I RECEIVE FOR MY SHARES OF WORLD WASTE PREFERRED OR COMMON STOCK IN THE MERGER?

A: If the proposed merger is completed, (1) each outstanding share of World Waste Series A preferred stock will be exchanged for 0.4062 shares of Vertex Nevada Series A preferred stock, (2) each outstanding share of World Waste Series B preferred stock will be exchanged for
         11.651 shares of Vertex Nevada Series A preferred stock, and (3) each outstanding share of World Waste common stock will be exchanged for
         0.10 share of Vertex Nevada common stock. Although the common stock of Vertex Nevada is not currently publicly traded, it is anticipated that the common stock will be traded on the OTC Bulletin Board following the completion of the merger and that Vertex Nevada will continue to file reports and other documents with the SEC as the successor to World Waste. The Vertex Nevada Series A preferred stock will not be traded on any public market, and there will be contractual restrictions on the ability of a holder to convert his or her shares of Series A preferred stock into shares of Vertex Nevada common stock.

Q:       WILL I HAVE DISSENTERS' RIGHTS AS A RESULT OF THE MERGER?

A: Yes. If you do not wish to participate in the merger by receiving shares of Vertex Nevada stock in exchange for your shares of World Waste stock, you must not vote in favor of the merger agreement and you must exercise your dissenters' rights in accordance with the requirements of California law. A copy of the applicable California statutory provisions is included as Appendix H to this proxy statement, and a summary of these provisions can be found in the section entitled "Dissenters' Rights for Shareholders of World Waste" beginning on page 63 of this proxy statement.

Q:       WHAT TYPE OF BUSINESS WILL VERTEX NEVADA CONDUCT AFTER THE MERGER?

A: Vertex Nevada will continue to engage primarily in the recycling of used motor oil and other hydrocarbons. This is accomplished (1) through Vertex Nevada's Black Oil division, which aggregates used motor oil from third-party collectors and manages the delivery of this feedstock primarily to a third-party re-refining facility and (2) through Vertex Nevada's Refining and Marketing division, which aggregates hydrocarbon streams from collectors and generators and manages the delivery of the hydrocarbon waste products to a third-party facility for further processing, and then manages the sale of the end products. In addition, Vertex Nevada proposes to implement proprietary thermo-chemical upgrading technology that will process used motor oil and convert it to higher value products such as marine diesel oil and vacuum-gas oil.

         Merger Subsidiary will hold all of the assets and liabilities of World Waste, including the right to operate World Waste's existing business and to evaluate and implement strategic options with respect to that business (although immediately following the merger, Merger Subsidiary will transfer at least $5.0 million of cash to Vertex Nevada, unless and to the extent this closing condition is modified by the parties).

Q:       WHERE AND WHEN IS THE SPECIAL MEETING?

A: The special meeting of shareholders will be held on Friday, March 6, 2009, beginning at 10:00 a.m., local time at 20400 Stevens Creek Road, 7th Floor, Cupertino, California 95014.

Q: ARE ALL WORLD WASTE SHAREHOLDERS AS OF THE RECORD DATE ENTITLED TO VOTE AT THE SPECIAL MEETING?

A: Yes. All shareholders who own World Waste preferred or common stock at the close of business on January 23, 2009, the record date for the special meeting, are entitled to receive notice of the special meeting and to vote the shares of World Waste preferred or common stock that they hold on the record date at the special meeting, or at any adjournment of the special meeting.

Q: ARE ALL WORLD WASTE SHAREHOLDERS AS OF THE RECORD DATE ENTITLED TO ATTEND THE SPECIAL MEETING?

A: Yes. All World Waste shareholders as of the record date, or their legally authorized proxies named in the proxy card, may attend the special meeting. Cameras, recording devices, and other electronic devices will not be permitted at the meeting. If your shares are held in the name of a broker, bank, or other nominee, you should bring a proxy or letter from the broker, bank, or other nominee confirming your beneficial ownership of the shares.

Q: WHAT VOTE OF WORLD WASTE'S SHAREHOLDERS IS REQUIRED TO APPROVE THE MERGER AGREEMENT?

A: Approval of the merger agreement requires the approval of the holders, as of the record date of January 23, 2009, of (1) a majority of the outstanding shares of World Waste's Series A preferred stock, (2) a majority of the outstanding shares of World Waste's Series B preferred stock, and (3) a majority of the outstanding shares of World Waste's common stock. Accordingly, failure to vote or abstaining from voting will have the same effect as a vote against approval of the merger agreement.

Q.       HOW DO WORLD WASTE'S INSIDERS INTEND TO VOTE THEIR SHARES?

         We expect that World Waste's officers, directors and advisors and their respective affiliates, who beneficially own approximately 12% of our outstanding common stock, will vote in favor of the merger agreement. In addition, Eddie Campos and the G&A Zabka Pederson Trust, who beneficially own approximately 7.4% of our outstanding common stock, have agreed to vote in favor of the merger agreement.

Q:       WHAT WILL HAPPEN IF THE MERGER IS NOT APPROVED?

         The holders of World Waste's Series A and Series B preferred stock will likely have the right to force World Waste to redeem their shares of preferred stock in April 2010 for cash in the amount of approximately $46 million. It is extremely unlikely that World Waste will have funds to meet this obligation. The shares of preferred stock to be issued to these shareholders in the merger will not contain such a redemption right. If the merger is not approved, World Waste's board of directors will review other alternatives to address this potential obligation. If it is unable to identify another opportunity or restructure the preferred stock, and if the holders of World Waste's preferred stock exercise their redemption right, World Waste would likely be rendered insolvent. In addition, if the merger does not close, the holders of World Waste's Series A preferred stock could exercise their right to elect a majority of World Waste's board of directors, which would give such holders effective control over World Waste.

Q: DOES OUR BOARD OF DIRECTORS RECOMMEND THAT OUR SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE MERGER AGREEMENT?

A: Yes. After careful consideration, and taking into account the unanimous recommendation of a special committee of the board of directors formed to review the terms of the merger, the board of directors, by a unanimous vote of the directors, recommends that you vote "FOR" the approval of the merger agreement and "FOR" the proposal to approve any adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies. You should read "The Merger - World Waste's Reasons for the Merger; Recommendation of World Waste's Board of Directors" beginning on page 33 of this proxy statement for a discussion of the factors that our board of directors considered in deciding to recommend the approval of the merger agreement.

         In considering the recommendation of the board of directors with respect to the merger agreement, you should be aware that some of World Waste's directors and executive officers who participated in meetings of the board of directors have interests in the merger that are different from, or in addition to, the interests of our shareholders generally. See "The Merger - Interests in the Merger of World Waste's Directors, Executive Officers, and Other Related Persons" beginning on page 55.

Q:       WHAT DO I NEED TO DO NOW IF I HOLD WORLD WASTE SHARES IN MY NAME?

A: We urge you to read this proxy statement carefully, including its appendices. You can then ensure that your shares are voted at the special meeting by completing, signing, dating, and returning the accompanying proxy card in the enclosed postage-paid envelope.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, BANK, OR OTHER NOMINEE, WILL THAT PERSON VOTE MY SHARES FOR ME?

A: Your broker, bank, or other nominee will not vote your shares on your behalf unless you provide instructions on how to vote. You should follow the directions provided by your broker, bank, or other nominee regarding how to provide voting instructions. Without those instructions, your shares will not be voted, which will have the same effect as voting AGAINST approval of the merger agreement.

Q:       HOW CAN I REVOKE OR CHANGE MY VOTE?

A: You have the right to change or revoke your proxy at any time before the vote is taken at the special meeting by: (1) attending the special meeting in person and voting; (2) submitting a later-dated proxy card; or (3) notifying us that you are revoking your proxy by delivering a later-dated written statement to that effect to us at World Waste Technologies, Inc., 20400 Stevens Creek Blvd, 7th Floor, Cupertino, California 95014, Attention: Chief Executive Officer. Simply attending the special meeting, however, will not be sufficient to revoke your proxy. Furthermore, if you have instructed a broker, bank, or other nominee to vote your shares, these options for changing your vote do not apply, and instead you must follow the instructions received from your broker, bank, or other nominee to change your vote.

Q:       WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD OR VOTE INSTRUCTION
         CARD?

A: If your shares are registered differently and are in more than one account, you will receive more than one proxy card or, if your shares are held in street name, more than one vote instruction card from your broker, bank, or other nominee. Please sign, date, and return all of the proxy cards that you receive to ensure that all of your shares are voted.

Q:       WHAT HAPPENS IF I SELL MY SHARES BEFORE THE SPECIAL MEETING?

A: The record date for the special meeting is earlier than the date of the special meeting and is earlier than the date that the merger, if approved, will be completed. If you transfer your shares of World Waste preferred or common stock after the record date but before the special meeting, you will retain your right to vote those shares. If you transfer your shares before the date of the merger, you will transfer your right to receive shares of Vertex Nevada stock in the merger.

Q:       WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working toward completing the merger as quickly as possible, and we anticipate that it will be completed by March 31, 2009, assuming satisfaction or waiver of all of the conditions to the merger that are specified in the merger agreement. Because the merger is subject to certain conditions, the exact timing of the completion of the merger and the likelihood of the consummation of the merger cannot be predicted with certainty. If any of the conditions in the merger agreement are not satisfied or waived, the merger agreement may terminate as a result, including as a result of the failure to satisfy any of the conditions described under "The Merger Agreement - Closing Conditions" beginning on page 72 of this proxy statement.

Q:       WHO WILL BEAR THE COST OF THIS PROXY SOLICITATION?

A: The expenses of preparing, printing, and mailing this proxy statement and the proxies solicited by this proxy statement will be borne by World Waste. Upon request, we will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable expenses for forwarding material to the beneficial owners of shares held of record by others.

Q:       WILL A PROXY SOLICITOR BE USED?

A: Yes. Our investor relations firm, Liviakis Financial Communications, will assist us in the solicitation of proxies for the special meeting. In addition, our directors, officers, employees, and other agents may solicit proxies on our behalf from shareholders by telephone, by other electronic means, or in person, although such persons will not receive additional compensation from us for their proxy solicitation activities.

Q:       SHOULD I MAIL MY STOCK CERTIFICATES NOW?

A: No. Shortly after the merger is completed, you will receive a letter of transmittal with instructions informing you how and where to send your stock certificates in order to receive your portion of the merger consideration. Therefore, please do not deliver your stock certificates with your proxy card.

Q:       WHO CAN HELP ANSWER MY OTHER QUESTIONS?

A: If you have more questions about the merger, need assistance in submitting your proxy or voting your shares, or need additional copies of the proxy statement or the enclosed proxy card, you can call our proxy solicitor, Liviakis Financial Communications, at (415) 389-4670. If your broker, bank, or other nominee holds your shares, you should call that person for additional information.

                         SUMMARY OF THE PROXY STATEMENT

         THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY STATEMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE MERGER AGREEMENT AND THE MERGER MORE FULLY, YOU SHOULD CAREFULLY READ THIS ENTIRE PROXY STATEMENT, INCLUDING ITS APPENDICES. THE MERGER AGREEMENT IS ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT. WE ENCOURAGE YOU TO READ THE MERGER AGREEMENT AS IT, AND NOT THIS SUMMARY, IS THE LEGAL DOCUMENT THAT GOVERNS THE MERGER. EACH ITEM IN THIS SUMMARY INCLUDES A PAGE REFERENCE DIRECTING YOU TO A MORE COMPLETE DESCRIPTION IN THIS PROXY STATEMENT OF THAT TOPIC.

         WORLD WASTE CURRENTLY HAS OUTSTANDING IMMEDIATELY EXERCISABLE OPTIONS AND WARRANTS TO ACQUIRE A TOTAL OF UP TO APPROXIMATELY 1.1 MILLION SHARES OF ITS COMMON STOCK AT NOMINAL EXERCISE PRICES, ALL OF WHICH OPTIONS AND WARRANTS WILL BE ASSUMED BY VERTEX NEVADA IN THE MERGER. UNLESS SPECIFICALLY STATED, THE SHARE AMOUNTS AND PERCENTAGES DISCLOSED THROUGHOUT THIS PROXY STATEMENT DO NOT TREAT THESE OPTIONS AND WARRANTS AS BEING EXERCISED.

         IN DECEMBER 2008, VERTEX NEVADA EFFECTUATED A 1-FOR-10 REVERSE SPLIT OF ITS OUTSTANDING SHARES OF COMMON AND PREFERRED STOCK, AND THE PARTIES AMENDED THE MERGER AGREEMENT TO MAKE CORRESPONDING CHANGES TO THE MERGER EXCHANGE RATIO. UNLESS OTHERWISE NOTED, THE SHARE AMOUNTS AND DISCLOSED THROUGHOUT THIS PROXY STATEMENT REFLECT THE FOREGOING CHANGES.


THE PARTIES TO THE MERGER (PAGE 29)

         World Waste is a development stage company formed to develop, design, build, own and operate facilities which employ systems and technologies designed to profitably convert municipal solid waste and other waste streams into useable commodities and products. World Waste's principal executive offices are located at 10600 North De Anza Boulevard, Suite 250, Cupertino, California 95014.

         Vertex LP is a Texas-based privately held limited partnership controlled by Mr. Cowart. Among its various business activities, Vertex LP engages in the business of recycling used motor oil and other hydrocarbons. This is accomplished through (1) Vertex Nevada's Black Oil division, which aggregates used motor oil from third-party collectors and manages the delivery of this feedstock primarily to a third-party re-refining facility, and (2) through Vertex Nevada's Refining and Marketing division, which aggregates hydrocarbon streams from collectors and generators and manages the delivery of the hydrocarbon waste products to a third-party facility for further processing, and then manages the sale of the end products. In addition, Vertex Nevada proposes to implement proprietary thermo-chemical upgrading technology that will process used motor oil and convert it to higher value products such as marine diesel oil and vacuum-gas oil. The businesses described in the preceding sentence are collectively referred to in this proxy statement as the "VERTEX NEVADA BUSINESS." The principal executive offices of Vertex LP, Vertex Nevada, and Merger Subsidiary are located at 1331 Gemini, Suite 103, Houston, Texas 77058.

         Vertex Nevada is a Nevada corporation that was formed by Vertex LP in 2008 to engage in the transactions contemplated by the merger agreement. Vertex Nevada is owned by Mr. Cowart and other partners of Vertex LP. Vertex Nevada has not engaged in any business activities other than activities incidental to its formation and the transactions contemplated by the merger agreement. Prior to the completion of the merger, Vertex LP will transfer the Vertex Nevada Business to Vertex Nevada and, as part of that transfer, Vertex Nevada will assume up to $1.6 million of Vertex LP's indebtedness, as well as other specified liabilities of Vertex LP.

         Merger Subsidiary is a Nevada limited liability company that was formed by Vertex LP in 2008 to engage in the transactions contemplated by the merger agreement. Merger Subsidiary is a wholly owned subsidiary of Vertex Nevada and has not engaged in any business activities other than activities incidental to its formation and the transactions contemplated by the merger agreement.

THE MERGER (PAGE 29)

         The merger agreement provides for World Waste to be merged with and into Merger Subsidiary, which will continue as the surviving corporation under the name "World Waste Technologies, Inc." In the merger, except with respect to World Waste shareholders who exercise their dissenters' rights in compliance with California law, (1) each outstanding share of World Waste Series A preferred stock will be exchanged for 0.4062 shares of Vertex Nevada Series A preferred stock, (2) each outstanding share of World Waste Series B preferred stock will be exchanged for 11.651 shares of Vertex Nevada Series A preferred stock, and (3) each outstanding share of World Waste common stock will be exchanged for 0.010 share of Vertex Nevada common stock. After the merger, Merger Subsidiary will remain a wholly owned subsidiary of Vertex Nevada. Assuming no shareholders exercise their dissenters rights, the total merger consideration to be paid to the World Waste shareholders will be approximately
2.8 million shares of Vertex Nevada common stock and approximately 4.7 million shares of Vertex Nevada Series A preferred stock.

         As part of the merger, World Waste will deliver to certain of Vertex Nevada's existing shareholders a total of $4.4 million in cash, World Waste will transfer at least $5.0 million of cash to Vertex Nevada, and Vertex Nevada will assume up to $1.6 million of Vertex LP's indebtedness as well as other specified liabilities of Vertex LP comprised primarily of trade accounts payable (in each case unless and to the extent that such condition to closing is waived or modified).

         Prior to the closing of the merger, World Waste may loan Vertex Nevada up to $1.0 million for general working capital and to accelerate expansion of Vertex Nevada's thermo-chemical upgrading process capacity. The proceeds of any such loan would reduce the amount of cash required to be transferred by World Waste to Vertex Nevada at the closing.

THE SPECIAL MEETING OF WORLD WASTE'S SHAREHOLDERS (PAGE 25)

         TIME, DATE, AND PLACE. The special meeting will be held on Friday, March 6, 2009, beginning at 10:00 a.m., local time, at 20400 Stevens Creek Road, 7th Floor, Cupertino, California 95014, and at any adjournment of the special meeting.

         PURPOSE. The purpose of the special meeting is to consider and vote upon a proposal to approve the merger agreement and, if necessary or appropriate, to approve the adjournment of the special meeting to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

         RECORD DATE AND QUORUM. We have fixed the close of business on January 23, 2009 as the record date for the special meeting, and only shareholders of record on the record date are entitled to vote at the special meeting. You may vote all shares of preferred stock and common stock that you owned of record at the close of business on the record date. The holders of a majority of the outstanding shares of World Waste's preferred and common stock entitled to vote at the special meeting, represented in person or by proxy, will constitute a quorum for purposes of the special meeting.

         VOTE REQUIRED. Approval of the merger agreement requires the approval of the holders, as of the record date of January 23, 2009, of (1) a majority of the outstanding shares of World Waste's Series A preferred stock, (2) a majority of the outstanding shares of World Waste's Series B preferred stock, and (3) a majority of the outstanding shares of World Waste's common stock. You are entitled to one vote for each share of Series A preferred and/or common stock, and 40 votes for each share of Series B preferred stock, in each case that you own as of the record date.

         VOTING AND PROXIES. If you hold stock in your name as a shareholder of record, you may vote in person at the meeting, by returning the accompanying proxy card in the enclosed postage-paid envelope. If you hold your stock in "street name" through a broker, bank, or other nominee, you must direct the broker, bank, or other nominee how to vote your shares in accordance with the instructions that you have received, or will receive, from that person.

         RIGHT TO REVOKE PROXIES. If you hold stock in your name as a shareholder of record, you have the right to change or revoke your proxy at any time before the vote is taken at the special meeting by: (1) attending the special meeting in person and voting; (2) submitting a later-dated proxy card; or (3) notifying us that you are revoking your proxy by delivering a later-dated written statement to that effect to us at World Waste Technologies, Inc., 20400 Stevens Creek Road, 7th Floor, Cupertino, California 95014, Attention: Chief Executive Officer.

RISK FACTORS (PAGE 13)

         In evaluating the merger and the merger agreement and before deciding how to vote your shares of World Waste preferred or common stock, you should carefully review the section of this proxy statement entitled "Risk Factors," which describes risk factors relating to the merger and to the post-merger operation of Vertex Nevada's business.

REASONS FOR THE MERGER (PAGE 33)

         World Waste's board of directors unanimously believes that the merger represents the best available opportunity to maximize the value of our preferred and common shareholders' ownership interests in World Waste given our current financial condition and business prospects.

RECOMMENDATION OF WORLD WASTE'S BOARD OF DIRECTORS (PAGE 33)

         Our board of directors, after taking into account the unanimous recommendation of a special committee of our board of directors formed to review the terms of the merger, by a unanimous vote of the directors, has determined that the merger agreement is fair to, and in the best interests of, the preferred and common shareholders of World Waste, has approved and authorized in all respects the merger agreement, and recommends that you vote "FOR" the approval of the merger agreement. The board of directors also unanimously recommends that you vote "FOR" the proposal to approve any adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies. In considering these recommendations, World Waste shareholders should be aware that some of our directors and executive officers have interests in the merger that are different from, or in addition to, those of World Waste stockholders generally.

FAIRNESS OPINION OF LIVINGSTONE PARTNERS LLC (PAGE 37)

         In connection with the merger and the merger agreement, the special committee of our board of directors received a written opinion, dated August 6, 2008, from Livingstone Partners LLC, our financial advisor, as to the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration to be received by holders of our preferred and common stock. The full text of Livingstone's written opinion is attached to this proxy statement as Appendix F. We encourage you to read the opinion carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and limitations on the review undertaken.

         Livingstone's opinion was provided to the special committee of our board of directors in connection with the special committee's evaluation of the merger consideration from a financial point of view and does not address any other aspect of the merger or the merger agreement. Livingstone's opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to the merger, the merger agreement, or any other matter.

INTERESTS IN THE MERGER OF WORLD WASTE'S DIRECTORS, EXECUTIVE OFFICERS AND OTHER RELATED PERSONS (PAGE 55)

         As of December 31, 2008, our directors and executive officers beneficially owned approximately 18.50% of our outstanding common stock (including shares of common stock issuable upon exercise of stock options). In considering the recommendation of World Waste's board of directors, you should be aware that some of our directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our shareholders generally that may present actual or potential conflicts of interests. These interests include the following:

         Chadbourn Securities, Inc. ("CHADBOURN"), a non-exclusive broker dealer engaged by World Waste to assist in capital raising and potential merger transactions, initially identified the Vertex Nevada merger opportunity (see "Background of the Merger"). Chadbourn has advised Vertex Nevada and Mr. Cowart in structuring the merger. In consideration therefore and for continued support and involvement going forward, Vertex Nevada may issue Chadbourn and some of its affiliates a total of up to 255,000 shares of Vertex Nevada's common stock, representing approximately 1.7% of the total outstanding shares of capital stock of Vertex Nevada immediately following the merger. Laird Q. Cagan is a managing director of Chadbourn and of Cagan McAfee Capital Partners, a strategic advisory firm at which John Pimentel, World Waste's Chief Executive Officer, has been affiliated since 2002.

         Each existing director of World Waste holds restricted shares and/or options of World Waste's common stock that are subject to forfeiture and vesting under certain circumstances. Because the merger will be deemed to be a "change in control" (as defined in the agreements pursuant to which such shares and options were issued), upon the closing of the merger, the forfeiture provisions will automatically terminate and all options will vest in full.

         Upon consummation of the merger, Mr. Pimentel will serve as a member of Vertex Nevada's board of directors as the designee of the holders of Vertex Nevada's Series A preferred stock. In addition, it is currently anticipated that Vertex Nevada will enter into an executive employment agreement with each of John Pimentel, pursuant to which, effective as of the closing of the merger, Mr. Pimentel will serve as Vertex Nevada's Senior Vice President of Corporate Development, and with Matthew Lieb (World Waste's Chief Operating Officer), pursuant to which, effective as of the closing of the merger, Mr. Lieb will serve as Vertex Nevada's Chief Operating Officer. Mr. Pimentel's agreement is expected to provide for an initial two year term and Mr. Lieb's is expected to provide for an initial four year term, with automatic annual renewals unless either party elects not to renew. Mr. Pimentel and Mr. Lieb are expected to receive an annual salary of $156,000 and $150,000, respectively, and to each receive a grant to acquire up to 200,000 shares of Vertex Nevada common stock at a price equal to Vertex Nevada's closing price on the tenth day following the closing of the merger. Certain other members of World Waste's management (including Adam Shore, our interim Chief Financial Officer) may also be asked by Vertex Nevada to provide Vertex Nevada with consulting or other management services following the merger, for which they will receive compensation.

VOTING AGREEMENT WITH CERTAIN SHAREHOLDERS (PAGE 56)

         Eddie Campos and the G&A Zabka Pederson Trust, who beneficially own a total of approximately 7.4% of our outstanding common stock, have entered into a voting agreement with us pursuant to which they have agreed to vote their shares of common stock in favor of the merger.

INTERESTS OF VERTEX NEVADA'S DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER (PAGE 55)

         Certain directors and executive officers of Vertex Nevada have special interests in the merger that are different from, or in addition to, the interests of Vertex Nevada shareholders generally, including the following:

     o In connection with the merger, Vertex Nevada will enter into an employment agreement with Benjamin P. Cowart pursuant to which Vertex Nevada will hire Mr. Cowart to serve as its Chief Executive Officer for a term of five (5) years at an annual base salary of $190,000, and a bonus payment (to be determined in the sole discretion of Vertex Nevada's compensation committee).

     o It is a condition to the obligation of the parties to close the merger that all personal guarantees given by Mr. Cowart and his family members with respect to $1.6 million of certain of Vertex LP's indebtedness be removed.

     o In connection with the merger, Vertex Nevada will enter into certain agreements with companies controlled by Vertex LP. These agreements include a sublease granting Vertex Nevada the exclusive right to use a specified portion of the property for certain purposes in connection with Vertex Nevada's business and operations, and an equipment purchase and sale agreement providing for the sale to Vertex Nevada of equipment to be used by Vertex Nevada on such property in the aggregate amount of $1.5 million, which purchase price would be funded from the earnings generated by certain of Vertex Nevada's anticipated re-refining operations.

     o Some of Vertex Nevada officers and directors have received options to acquire shares of Vertex Nevada's common stock.

     o Although Mr. Cowart and other executive officers of Vertex Nevada will be prohibited from competing with Vertex Nevada while they are employed with Vertex Nevada, Mr. Cowart and other individuals will be prohibited from competing for a minimum of six months after their employment with Vertex Nevada ends. Additionally, none of Mr. Cowart's affiliated companies, including Vertex LP, will be prohibited from competing with Vertex Nevada following the closing of the merger. Accordingly, any of these individuals or entities could be in a position to use industry experience gained while working with Vertex Nevada to compete with Vertex Nevada.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (PAGE 58)

         We anticipate that the merger will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, and that a preferred or common shareholder of World Waste generally will not recognize any gain or loss for U.S. federal income tax purposes by reason of the exchange in the merger of shares of World Waste preferred or common stock for shares of Vertex Nevada preferred or common stock.

         THE FEDERAL INCOME TAX CONSEQUENCES SUMMARIZED ABOVE MAY NOT APPLY TO ALL WORLD WASTE SHAREHOLDERS. YOUR TAX CONSEQUENCES WILL DEPEND UPON YOUR INDIVIDUAL SITUATION. THEREFORE, WE STRONGLY ENCOURAGE YOU TO CONSULT WITH YOUR TAX ADVISOR FOR A FULL UNDERSTANDING OF THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO YOU.

DISSENTERS' RIGHTS (PAGE 67)

         Under California law, you are entitled to dissenters' rights in connection with the merger. If you submit a demand to us for the purchase of your shares in accordance with Chapter 13 of the California General Corporation Law following shareholder approval of the merger agreement, and if you do not vote your shares in favor of the merger agreement, you will be entitled to receive a cash payment equal to the fair market value of your preferred or common shares as of May 19, 2008, provided that you must comply with the procedures set forth in Chapter 13. This cash payment from us for your shares may be more than, less than, or the same as the value of the merger consideration for your shares.

         Your failure to follow exactly the procedures specified under California law will result in the loss of your dissenters' rights, and merely voting against approval of the merger agreement will not perfect your dissenters' rights. The relevant sections from Chapter 13 of the California General Corporation Law are attached as Appendix H to this proxy statement.

         IF YOU VOTE IN FAVOR OF THE MERGER AGREEMENT, YOU WILL WAIVE YOUR DISSENTERS' RIGHTS UNDER CALIFORNIA LAW.

MATERIAL DIFFERENCES BETWEEN WORLD WASTE'S SECURITIES AND VERTEX NEVADA'S SECURITIES (PAGE 62)

         There are important differences between the rights, privileges, restrictions, and preferences of World Waste's Series A preferred stock and Series B preferred stock and those of the Vertex Nevada Series A preferred stock that our preferred shareholders will receive in the merger. There are also important differences between the rights and laws applicable to World Waste common stock and the rights and laws applicable to the Vertex Nevada common stock that our common shareholders will receive in the merger.

CONDITIONS TO CLOSING THE MERGER; REQUIRED REGULATORY APPROVALS (PAGE 72)

         Before the merger can be completed, a number of closing conditions must be satisfied or waived by both parties, including the following, among other conditions:

         o the merger agreement must be approved by our preferred and common shareholders;

         o the California Commissioner of Corporations must approve the fairness of the terms of the issuance of Vertex Nevada preferred and common stock to World Waste's shareholders pursuant to the merger agreement following a hearing upon the fairness of such terms conducted by the California Commissioner of Corporations (or, alternatively, a registration statement registering the issuance of the merger consideration must be declared effective by the SEC);

         o we must be satisfied with the results of our due diligence investigation of Vertex Nevada;

         o        Vertex LP must transfer the Vertex Nevada Business to Vertex
                  Nevada;

         o each current Vertex Nevada shareholder must sign a lock-up agreement prohibiting such shareholder from, among other things, selling any shares of Vertex Nevada common stock for one year;

         o we must deliver to certain of Vertex Nevada's existing shareholders a total of $4.4 million in cash;

         o after taking into account the payment of $4.4 million by us to certain of Vertex Nevada's shareholders, we must have cash and cash equivalents of at least $5.0 million, inclusive of the proceeds of up to $2.4 million of permitted indebtedness; and

         o guarantees given by Mr. Cowart and members of his family of Vertex LP indebtedness to be assumed by Vertex Nevada must be terminated.

CERTAIN CLOSING CONDITIONS MAY BE WAIVED IN WHOLE OR IN PART (PAGE 75)

         Because we may not be able to satisfy all of the conditions to closing the merger, we may seek to have Vertex Nevada waive or modify certain of these conditions prior to closing. For example, we may seek to modify the requirement that we pay certain of the Vertex Nevada shareholders a total of $4.4 million in cash, to provide that a portion of this consideration may be payable in the form of post-closing indebtedness of Vertex Nevada or in additional equity of Vertex Nevada. We may also seek to modify the requirement that we have at least $5.0 million of cash on hand at closing. We may also seek a waiver of the condition that the personal guarantees of Mr. Cowart be removed from the existing indebtedness of Vertex LP being assumed by Vertex Nevada in the merger, by providing some additional form of debt or equity consideration to Mr. Cowart. We do not intend to re-solicit proxies in the event that any of these conditions are modified or waived. Accordingly, approval of the merger by our shareholders includes automatic approval of any of these modifications to the closing conditions in the discretion of the parties to the merger.

TREATMENT OF OUTSTANDING STOCK OPTIONS AND WARRANTS IN THE MERGER (PAGE 65)

         Each option and warrant to acquire shares of World Waste common stock outstanding immediately prior to the merger will be assumed by Vertex Nevada in the merger and become an option or warrant to acquire 0.10 share of Vertex Nevada common stock. In addition, pursuant to the merger, certain shareholders of Vertex Nevada immediately prior to the merger will be issued options and warrants of Vertex Nevada with generally the same terms and conditions as World Waste's options and warrants being assumed by Vertex Nevada in the merger, in an amount such that such existing Vertex Nevada shareholders will hold, immediately upon closing of the merger, 40% of the total number of outstanding options and warrants of Vertex Nevada (exclusive of warrants to purchase shares with a nominal exercise price and exclusive of up to 600,000 outstanding options which will be held by Vertex Nevada's employees, directors, and consultants at the time of the merger).

RIGHT TO ELECT DIRECTORS OF VERTEX NEVADA (PAGE 55)

         Mr. Cowart is the sole holder of shares of Vertex Nevada Series B preferred stock, which shares have no economic rights but entitle the holder to elect four of the five members of Vertex Nevada's board of directors, at least one of whom must be "independent" as defined by the New York Stock Exchange. The holders of Vertex Nevada Series A preferred stock will be entitled to elect the fifth Vertex Nevada director. Accordingly, so long as the shares of Vertex Nevada Series B preferred stock are outstanding, the holders of shares of Vertex Nevada common stock will not have the right to vote for the election of directors.

         Mr. Cowart has advised us that immediately subsequent to the merger, the board of directors of Vertex Nevada will consist of: Dan Borgen, Benjamin P. Cowart, Ingram Lee, David Phillips and John Pimentel. Mr. Pimentel will be deemed to be the designee of the holders of the Vertex Nevada Series A preferred stock.

STOCK MARKET OF VERTEX NEVADA AFTER THE MERGER (PAGE 61)

         Although the common stock of Vertex Nevada is not currently publicly traded, we anticipate that the Vertex Nevada common stock will be traded on the OTC Bulletin Board following the completion of the merger and that Vertex Nevada will continue to file reports and other documents with the SEC as the successor to World Waste. The Vertex Nevada Series A preferred stock will not be traded on any public market, and there will be restrictions on the ability of a holder to convert his or her shares of Vertex Nevada Series A preferred stock into shares of Vertex Nevada common stock.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

         We caution you that this proxy statement contains forward-looking statements regarding, among other things, the proposed merger and the anticipated consequences and benefits of such transaction, and other financial, business, and operational items relating to the parties to the merger agreement.

         Forward-looking statements involve known and unknown risks, assumptions, uncertainties, and other factors. Statements made in the future tense, and statements using words such as "may," "can," "will," "could," "should," "predict," "aim'" "potential," "continue," "opportunity," "intend," "goal," "estimate," "expect," "expectations," "project," "projections," "plans," "anticipates," "believe," "think," "confident" "scheduled" or similar expressions are intended to identify forward-looking statements. Forward-looking statements are not a guarantee of performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and are beyond our control. These risks and uncertainties could cause actual results to differ materially from those expressed in or implied by the forward-looking statements, and therefore should be carefully considered. We caution you not to place undo reliance on the forward-looking statements, which speak only as of the date of this proxy statement. We disclaim any obligation to update any of these forward-looking statements as a result of new information, future events, or otherwise, except as expressly required by law.

         YOU SHOULD REVIEW THE SECTION OF THIS PROXY STATEMENT ENTITLED "RISK FACTORS" FOR A DISCUSSION OF THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DISCUSSED IN THE FORWARD-LOOKING STATEMENTS.

                                  RISK FACTORS

         IN ADDITION TO THE INFORMATION THAT IS CONTAINED IN OTHER SECTIONS OF THIS PROXY STATEMENT, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS BEFORE DECIDING WHETHER TO VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT.

                          RISKS RELATING TO THE MERGER

WE MAY NOT BE ABLE TO SATISFY THE CONDITIONS TO CLOSE THE MERGER, IN WHICH CASE THE MERGER MAY NOT BE CONSUMMATED.

         The closing of the merger is subject to a number of closing conditions, many of which are beyond our control. These conditions include, but are not limited to, (1) approval of the merger by each class of our shareholders, (2) that we have sufficient cash on hand in order to pay certain of the Vertex Nevada shareholders a total of $4.4 million, (3) that we have at least $5.0 million of cash on hand at closing, and (4) that the terms of Vertex Nevada's capital stock to be issued to our stockholders in the merger are approved by the California Department of Corporations following a hearing upon the fairness of such terms (or that the issuance of such shares is registered with the SEC). Based on our current cash position, we may not have sufficient cash on hand to satisfy the latter two conditions. If this were to be the case, we would attempt to renegotiate these closing conditions with Vertex Nevada. However, Vertex Nevada would be under no obligation to agree to any such modifications, in which case we would be unable to close the merger.

AN ALTERNATIVE TO THE MERGER MAY NOT BE AVAILABLE TO US AND, IF AVAILABLE AND COMPLETED, MAY BE LESS ATTRACTIVE TO OUR EQUITY HOLDERS THAN THE MERGER.

         We believe that the completion of the merger is critical to our continuing viability. If the merger is not completed we may be forced to consider an alternative transaction, including a restructuring of our capitalization. An alternative transaction or restructuring arrangement may not be available, or if available, may not be on terms as favorable to our equity holders as the terms of the merger.

CONSUMMATION OF THE MERGER WILL RESULT IN SIGNIFICANT DILUTION TO OUR COMMON SHAREHOLDERS.

         Upon consummation of the merger, the equity interests of our existing common shareholders, as a percentage of the total number of outstanding shares of our capital stock, will be significantly diluted. Assuming that none of our shareholders properly exercise their dissenters' rights under California law, holders of our common stock, who currently own an aggregate of approximately 65% of our total outstanding shares of capital stock (assuming full conversion of our outstanding shares of preferred stock), will be issued an aggregate of approximately 2.7 million shares of Vertex Nevada's common stock in the merger, representing approximately 20.5% of Vertex Nevada's outstanding capital stock immediately following the merger (in each case treating as outstanding shares that are issuable upon the exercise of warrants to acquire shares of common stock at a nominal exercise price). Vertex Nevada may need to issue additional shares of capital stock in the future to fund its business, which could lead to further dilution of the common shareholders' ownership interests.


FOLLOWING THE MERGER, BENJAMIN P. COWART WILL CONTROL VERTEX NEVADA.

         Following the merger, Benjamin P. Cowart, Vertex Nevada's Chairman and Chief Executive Officer, will beneficially own a total of approximately 35.5% of the total outstanding shares of Vertex Nevada capital stock, and 100% of the Vertex Nevada Series B preferred stock. The Vertex Nevada Series B preferred stock entitles the holder thereof to appoint four of the five Vertex Nevada directors. Accordingly, following the merger, and at least until all of the shares of Vertex Nevada Series B preferred stock have been redeemed, Mr. Cowart will have the right, subject to certain restrictions on his ability to participate in decisions regarding related-party transactions, to exercise significant control over Vertex Nevada, including making decisions with respect to issuing additional shares, entering into mergers, asset sales, and other fundamental transactions, and amending the terms of Vertex Nevada's articles of incorporation.

VERTEX NEVADA WILL HAVE NO LONG-TERM ASSETS FOLLOWING THE MERGER AND WILL NEED TO RELY ON ITS CONTRACTS AND RELATIONSHIPS WITH VERTEX LP AND ITS AFFILIATES AND CERTAIN THIRD PARTIES, WHICH COULD AFFECT VERTEX NEVADA'S ABILITY TO OPERATE ITS BUSINESS.

         The Vertex Nevada Business being transferred from Vertex LP to Vertex Nevada pursuant to the merger does not include any long-term assets, but is comprised of the rights to various contracts and arrangements. Vertex Nevada will need to rely on its relationships and agreements with Vertex LP and its affiliates, including with the following:

         o Cross Road Carriers, for the transportation of Vertex Nevada's feedstock and refined and re-refined petroleum products;

         o Cedar Marine Terminal LP, which will sublease terminal space to Vertex Nevada, and from which Vertex Nevada may purchase certain rerefining assets; and

         o Vertex Residual Management Group LP, which will perform environmental compliance and regulatory oversight for Vertex Nevada.

         Although Vertex Nevada will have a right of first refusal to purchase the entities (including the assets of such entities), we cannot assure you that Vertex Nevada will exercise such right.

         In the event that any of the above-described relationships are terminated, Vertex Nevada may be forced to spend significant resources to identify and secure alternative sources to provide these services. We cannot assure you that Vertex Nevada will be able to locate such alternative sources on terms acceptable to it, or at all. As a result, Vertex Nevada may be unable to continue its operations in their current form, may be required to expend significant resources identifying alternative sources of services, and/or may be forced to expend significant resources to purchase and/or manufacture long-term assets, the construction of which assets may take a significant amount of time and capital to complete. Please see "Business of Vertex Nevada- Reliance on Contracts and Relationships; Low Capital Intensive Business" beginning on page 77 of this proxy statement for a more detailed description of these relationships.

FOLLOWING THE MERGER, HOLDERS OF SHARES OF COMMON STOCK WILL NOT HAVE THE RIGHT TO VOTE FOR DIRECTORS.

         Mr. Cowart will own 100 shares of Vertex Nevada's Series B preferred stock immediately prior to the merger, which shares have no economic rights but which entitle the holder thereof to elect four of the five members of Vertex Nevada's board of directors, at least one of whom must be "independent" as defined by the New York Stock Exchange. The holders of Vertex Nevada's Series A preferred stock will be entitled to elect the remaining Vertex Nevada director. Accordingly, so long as any shares of Vertex Nevada Series A and Series B preferred stock remain outstanding, the holders of shares of Vertex Nevada common stock will not have the right to vote for the election of directors.

WE CANNOT ASSURE YOU THAT A MARKET WILL EXIST FOR VERTEX NEVADA'S COMMON STOCK.

         There is currently no market for any of the shares of Vertex Nevada common or preferred stock to be issued in the merger. Although Vertex Nevada is expected to continue filing reports with the SEC as the successor to World Waste in the merger, we cannot assure you that any market will develop for the Vertex Nevada common stock. In addition, although Vertex Nevada will seek to have its shares of common stock approved for quotation on the OTC bulletin board, it is likely that such approval will not occur until following the merger. In any event, we cannot assure you that you will be able to sell your shares on the open market.

BENJAMIN P. COWART, VERTEX NEVADA'S CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD, OWNS AND IS INVOLVED IN OTHER BUSINESSES THAT HAVE RELATIONSHIPS AND AGREEMENTS WITH VERTEX LP RELATING TO THE VERTEX NEVADA BUSINESS THAT ARE EXPECTED TO CONTINUE FOLLOWING THE CLOSING OF THE MERGER. THESE RELATIONSHIPS MAY CAUSE CONFLICTS OF INTEREST WITH VERTEX NEVADA.

         Benjamin P. Cowart, Vertex Nevada's Chief Executive Officer and Chairman of the Board, also serves as the General Partner of and controls several other entities through VTX, Inc. (collectively, the "VERTEX Entities"), that have entered into transactions with, supplied feedstock for, and performed various business services for, the Vertex Nevada Business. It is anticipated that these transactions and relationships will continue following the merger, and are expected to include the following:

         o Cross Road Carriers will transport Vertex Nevada's feedstock and refined and re-refined petroleum products;

         o Vertex Nevada will sublease terminal space from Cedar Marine Terminal LP and may purchase certain re-refining assets, and perform certain other services for, Cedar Marine Terminal pursuant to agreements described elsewhere in this proxy statement; and

         o Vertex Residual Management Group LP will perform environmental compliance and regulatory oversight for Vertex Nevada.

         Vertex Nevada has (1) a right of first refusal to match any third-party offer to purchase any of the Vertex Entities on the terms and conditions set forth in such offer; and (2) the option, exercisable in Vertex Nevada's sole discretion any time after the 18-month anniversary of the closing of the merger and so long as Mr. Cowart is employed by Vertex Nevada, to purchase all or any part thereof of the outstanding stock of any of the Vertex Entities owned by Vertex LP or VTX, Inc., at a price based on an independent third-party evaluation and appraisal of the fair market value of such Vertex Entity (the "RIGHT OF FIRST REFUSAL"). Pursuant to the merger agreement, Vertex Nevada is required to form a committee of its board of directors (the "RELATED PARTY TRANSACTION COMMITTEE") that includes at least two "independent directors" (defined as any individuals who do not beneficially own more than 5% of the outstanding voting shares of Vertex Nevada, are not employed by, or officers of, Vertex Nevada or any entity related to Mr. Cowart, are not directors or managers of any such company, are not family members of Mr. Cowart, and would qualify as "Independent Directors" as defined in the rules and regulations of the New York Stock Exchange). The Related Party Transaction Committee will be charged with the review and pre-approval of any and all related party transactions, including between Vertex Nevada and Vertex LP, Mr. Cowart, or any other company or individual which may be affiliated with Mr. Cowart.

         Notwithstanding the Right of First Refusal and the Related Party Transaction Committee, perceived or actual conflicts of interest may exist between Mr. Cowart and Vertex Nevada in connection with the Vertex Entities and/or any other entity which Mr. Cowart may be affiliated and/or control in the future. Furthermore, if any disagreement were to occur between Mr. Cowart and/or any Vertex Entity, Vertex Nevada may be forced to find alternative suppliers and contractors to supply the services or products then supplied by any of the Vertex Entities, which new arrangements may not be on as favorable terms to Vertex Nevada, and/or Mr. Cowart may be forced to make a decision between remaining in control of any of the Vertex Entities and/or Vertex Nevada. Such perceived or actual conflicts of interest may cause potential investors to not be willing to invest in Vertex Nevada, which could make it harder for Vertex Nevada to raise funds through the sale of debt and/or equity securities and/or cause Vertex Nevada's securities to be devalued. As a result of these perceived and/or actual conflicts of interest, the value of Vertex Nevada's securities may decrease in value and/or be valued less than similarly situated publicly traded companies without such potential conflicts of interest.

DUE TO THE DIFFERENCES IN THE PRIVILEGES, PROTECTIONS AND PREFERENCES BETWEEN THE VERTEX NEVADA SERIES A PREFERRED STOCK AND THE EXISTING WORLD WASTE PREFERRED STOCK, EXISTING HOLDERS OF WORLD WASTE PREFERRED STOCK WILL LOSE SIGNIFICANT PROTECTIONS IF THE MERGER IS CONSUMMATED.

         The shares of Vertex Nevada Series A preferred stock issuable in the merger possess significantly fewer preferences and rights than the existing shares of World Waste Series A preferred stock and Series B preferred stock. Among other things, existing holders of World Waste preferred stock will lose anti-dilution protection for below-market issuances, cumulative paid-in-kind dividends will be eliminated, holders will suffer a significant diminution in their preferences upon a liquidation or sale of Vertex Nevada, holders will lose the right to force the company to redeem their shares, and thresholds that trigger mandatory conversion of their shares will be significantly reduced. Additionally, holders of World Waste Series A preferred stock will lose the right to appoint a majority of the board of directors upon certain conditions and will lose significant veto rights over certain corporate actions.

VERTEX NEVADA HAS ESTABLISHED PREFERRED STOCK WHICH CAN BE DESIGNATED BY THE VERTEX NEVADA BOARD OF DIRECTORS WITHOUT SHAREHOLDER APPROVAL AND HAS ESTABLISHED SERIES A PREFERRED STOCK, WHICH GIVES THE HOLDERS A LIQUIDATION PREFERENCE AND THE ABILITY TO CONVERT SUCH SHARES INTO VERTEX NEVADA'S COMMON STOCK, AND SERIES B PREFERRED STOCK, WHICH GIVES THE HOLDER THE RIGHT TO APPOINT FOUR MEMBERS OF VERTEX NEVADA'S BOARD OF DIRECTORS.

      Upon consummation of the merger, Vertex Nevada will have 50,000,000 shares of preferred stock authorized, 5,000,000 shares of Series A preferred stock issued and outstanding, and 100 shares of Series B preferred stock issued and outstanding. The Vertex Nevada Series A preferred stock has a liquidation preference of $1.49 per share. As a result, if Vertex Nevada were to dissolve, liquidate or sell its assets, the holders of Vertex Nevada Series A preferred stock would have the right to receive up to the first approximately $7.0 million in proceeds from any such transaction. Consequently, holders of Vertex Nevada common stock may receive less consideration or no consideration in connection with such a transaction. Furthermore, the conversion of Series A preferred stock into common stock may cause substantial dilution to Vertex Nevada's existing common shareholders. The Vertex Nevada Series B preferred stock, all of which is held by Vertex Nevada's Chief Executive Officer and Chairman, Benjamin P. Cowart, entitles the holder thereof the right to appoint four of the five members of Vertex Nevada's board of directors. The holders of Vertex Nevada Series A preferred stock have the right, voting as a separate class, to appoint the remaining member. Accordingly, so long as shares of Vertex Nevada Series B preferred stock are outstanding, holders of Vertex Nevada common stock will not be entitled to elect any members of Vertex Nevada's board of directors. Additionally, because Vertex Nevada's board of directors is entitled to designate the powers and preferences of the preferred stock without a vote of its shareholders, Vertex Nevada's shareholders will have no control over what designations and preferences Vertex Nevada's preferred stock will have.

VERTEX NEVADA'S SHAREHOLDERS MAY HAVE DIFFICULTY SELLING THEIR SHARES BECAUSE SUCH SHARES WILL LIKELY BE DEEMED "PENNY STOCK."

         Since the shares of Vertex Nevada common stock to be issued in the merger will not be listed on a national securities exchange, if the trading price of such shares is below $5.00 per share, trading in such shares will be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any equity security not listed on a national securities exchange that has a market price of less than $5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally defined as an investor with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with a spouse). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in Vertex Nevada's common stock, which could severely limit the market liquidity of such shares of common stock and the ability of such holders to sell their shares.

THE MARKET PRICE OF VERTEX NEVADA'S COMMON STOCK MAY BE ADVERSELY AFFECTED BY MARKET VOLATILITY.

         The market price of Vertex Nevada's common stock is likely to be volatile and could fluctuate widely in response to many factors, including:

         o actual or anticipated variations in Vertex Nevada's operating results;

         o        developments with respect to patents or proprietary rights;

         o announcements of technological innovations by Vertex Nevada or its competitors;

         o announcements of new products or new contracts by Vertex Nevada or its competitors;

         o changes in financial estimates by securities analysts and whether Vertex Nevada's earnings meet or exceed such estimates;

         o conditions and trends in the industries in which Vertex Nevada operates;

         o        changing environmental standards;

         o        new accounting standards;

         o general economic, political and market conditions and other factors; and

         o the occurrence of any of the other risks described in this proxy statement.

                   RISKS RELATING TO VERTEX NEVADA'S BUSINESS

VERTEX NEVADA'S CONTRACTS MAY NOT BE RENEWED AND ITS EXISTING RELATIONSHIPS MAY NOT CONTINUE.

         Vertex Nevada's contracts and relationships in the black oil business include feedstock purchasing agreements with local waste oil collectors and an off-take arrangement with one major re-refinery. The agreements with the local waste oil collectors do not generally have a stated term and can therefore be terminated by such collectors at will. Vertex Nevada's agreement with the major re-refinery expired on September 30, 2008. The parties are currently negotiating a new contract with terms that are expected to be substantially similar to the terms in the prior contract. Pending execution of this new contract, the parties have been continuing to perform under the terms of the expired contract. Similarly, Vertex Nevada had operated only one contract in connection with its refining operations, which contract expired on November 1, 2008. The parties are currently negotiating a new contract. None of these contracts are expected to be renewed on terms longer than one year. Because Vertex Nevada's operations are extremely dependent on the black oil relationship with the major refinery and the third-party refining contract, any failure of Vertex Nevada to renew or extend either contract would have a material adverse effect on Vertex Nevada's operations. If Vertex Nevada were to lose any of its current local waste oil collectors, Vertex Nevada could be required to spend additional resources locating and providing incentives for other waste oil collectors, which could cause Vertex Nevada's expenses to increase and/or cause it to curtail or abandon its business plans.

THE VERTEX NEVADA BUSINESS IS OPERATED IN COMPETITIVE MARKETS, AND THERE CAN BE NO CERTAINTY THAT VERTEX NEVADA WILL MAINTAIN ITS CURRENT CUSTOMERS OR ATTRACT NEW CUSTOMERS OR THAT ITS OPERATING MARGINS WILL NOT BE IMPACTED BY COMPETITION.

         The industries in which the Vertex Nevada Business is operated are highly competitive. The Vertex Nevada Business competes with numerous local and regional companies of varying sizes and financial resources in its refining and feedstock consolidation operations, and expects to compete with larger oil companies, with significantly greater resources than Vertex Nevada, in its planned oil re-refining operations. Vertex Nevada expects competition to intensify in the future. Furthermore, numerous well-established companies are focusing significant resources on providing refining and re-refining services that will compete with Vertex Nevada's services. We cannot assure you that Vertex Nevada will be able to effectively compete with these other companies or that competitive pressures, including possible downward pressure on the prices Vertex Nevada charges for its products and services, will not arise. In the event that Vertex Nevada cannot effectively compete on a continuing basis, or competitive pressures arise, such inability to compete or competitive pressures could have a material adverse effect on Vertex Nevada's business, results of operations and financial condition.

DISRUPTIONS IN THE SUPPLY OF FEEDSTOCK COULD HAVE AN ADVERSE EFFECT ON VERTEX NEVADA'S BUSINESS.

         Vertex Nevada depends on the continuing availability of raw materials, including feedstock, to remain in production. A serious disruption in supply of feedstock, or significant increases in the prices of feedstock, could significantly reduce the availability of raw materials at Vertex Nevada's plant, increase production costs and could have a material adverse effect on its business, results of operations and financial condition.

         For example, Vertex LP has recently experienced difficulty in obtaining feedstock from its suppliers who, because of the sharp downturn in the price of oil (used and otherwise) have seen their margins decrease substantially, which in some cases has made it uneconomical for such suppliers to purchase feedstock from their suppliers and/or sell to Vertex LP at the rates set forth in their contracts. Any similar decline in the price of oil and/or the economy in general could create a decrease in the supply of feedstock, prevent Vertex Nevada from maintaining its required levels of output and/or force Vertex Nevada to seek out additional suppliers of feedstock, who may charge more than its current suppliers, and therefore adversely affect its results of operations.

THE VERTEX NEVADA BUSINESS IS SUBJECT TO NUMEROUS ENVIRONMENTAL AND OTHER LAWS AND REGULATIONS AND, TO THE EXTENT VERTEX NEVADA IS FOUND TO BE IN VIOLATION OF ANY SUCH LAWS AND REGULATIONS, VERTEX NEVADA'S BUSINESS COULD BE MATERIALLY AND ADVERSELY AFFECTED.

         The Vertex Nevada Business is subject to extensive federal, state, provincial and local laws and regulations relating to the protection of the environment which, among other things:

         o regulate the collection, transportation, handling, processing and disposal of hazardous and non-hazardous wastes;

         o impose liability on persons involved in generating, handling, processing, transporting or disposing hazardous materials;

         o impose joint and several liability for remediation and clean-up of environmental contamination; and

         o require financial assurance that funds will be available for the closure and post-closure care of sites where hazardous wastes are stored, processed or disposed.

         The breadth and complexity of all of these laws and regulations affecting the Vertex Nevada Business make consistent compliance extremely difficult and often result in increased operating and compliance costs, including requiring the implementation of new programs to promote compliance. Even with these programs, Vertex Nevada and other companies in the industry are routinely faced with legal and administrative proceedings which can result in civil and criminal penalties, interruption of business operations, fines or other sanctions and require expenditures. Under current law, Vertex Nevada may be held liable for damage caused by conditions that existed before it or Vertex LP acquired its assets and/or before it or Vertex LP took control of its leased properties or if it arranges for the transportation, disposal or treatment of hazardous substances that cause environmental contamination. In the future,

Vertex Nevada may be subject to monetary fines, civil or criminal penalties, remediation, clean-up or stop orders, injunctions, orders to cease or suspend certain practices or denial of permits required to operate its facilities and conduct its operations. The outcome of any proceeding and associated costs and expenses could have a material adverse impact on Vertex Nevada's operations and financial condition.

         Environmental laws and regulations are subject to change and may become increasingly stringent or relaxed. Interpretation or enforcement of existing laws and regulations, or the adoption of new laws and regulations, may require Vertex Nevada to modify or curtail its operations or replace or upgrade its facilities or equipment at substantial costs which it may not be able to pass on to its customers. On the other hand, if new laws and regulations are less stringent, then Vertex Nevada's customers or competitors may be able to compete with Vertex Nevada more effectively, without reliance on its services, which could decrease the need for its services and/or increase competition which could adversely affect its revenues and profitability, if any.

         Vertex LP is, and Vertex Nevada will be, required to obtain and maintain permits, licenses and approvals to conduct its operations in compliance with such laws and regulations. If Vertex Nevada is unable to maintain its currently held permits, licenses and approvals, it may not be able to continue certain of its operations. If it is unable to obtain any additional permits, licenses and approvals which may be required as Vertex Nevada expands its operations, it may be forced to curtail or abandon its current and/or future planned business operations.

VERTEX NEVADA COULD BE SUBJECT TO INVOLUNTARY SHUTDOWNS OR BE REQUIRED TO PAY SIGNIFICANT MONETARY DAMAGES OR REMEDIATION COSTS IF IT IS FOUND TO BE A RESPONSIBLE PARTY FOR THE IMPROPER HANDLING OR THE RELEASE OF HAZARDOUS SUBSTANCES.

         As a company engaged in the sale, handling, transportation, storage, recycling and disposal of materials that are or may be classified as hazardous by federal, state, provincial or other regulatory agencies, Vertex Nevada faces risks of liability for environmental contamination. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or "CERCLA" or Superfund, and similar state laws impose strict liability for clean-up costs on current or former owners and operators of facilities that release hazardous substances into the environment, as well as on the businesses that generate those substances or transport them. As a potentially responsible party, or "PRP," Vertex Nevada may be liable under CERCLA for substantial investigation and cleanup costs even if it operates its business properly and complies with applicable federal and state laws and regulations. Liability under CERCLA may be joint and several, which means that if it were found to be a business with responsibility for a particular CERCLA site, Vertex Nevada could be required to pay the entire cost of the investigation and cleanup, even though it was not the party responsible for the release of the hazardous substance and even though other companies might also be liable. Even if Vertex Nevada is able to identify who the other responsible parties might be, it may not be able to compel them to contribute to the remediation costs, or they might be insolvent or unable to contribute due to lack of financial resources.

         Vertex Nevada's facilities and the facilities of its clients and third-party contractors may have generated, used, handled and/or disposed of hazardous substances and other regulated wastes. Environmental liabilities could exist, including cleanup obligations at these facilities or at off-site locations, which could result in future expenditures that cannot be currently quantified and which could materially reduce Vertex Nevada's profits. In addition, new services or products offered by Vertex Nevada could expose it to further environmental liabilities for which it has no historical experience and cannot estimate its potential exposure to liabilities.

VERTEX NEVADA IS DEPENDENT ON THIRD PARTIES FOR THE DISPOSAL OF ITS WASTE
STREAMS.

         Vertex Nevada does not own any waste disposal sites. As a result, it is dependent on third parties for the disposal of waste streams. To date, disposal vendors have met its requirements, but we cannot assure you that they will continue to do so. If for some reason Vertex Nevada's current disposal vendors cannot perform up to standards, Vertex Nevada may be required to replace them. Although Vertex Nevada believes there are a number of potential replacement disposal vendors that could provide such services, it may incur additional costs and delays in identifying and qualifying such replacements. In addition, any mishandling of its waste streams by disposal vendors could expose Vertex Nevada to liability. Any failure by disposal vendors to properly collect, transport, handle or dispose of Vertex Nevada's waste streams could expose it to liability, damage its reputation and generally have a material adverse effect on its business, financial condition or results of operations.

WORSENING ECONOMIC CONDITIONS AND TRENDS AND DOWNTURNS IN THE BUSINESS CYCLES OF THE INDUSTRIES VERTEX NEVADA SERVES AND WHICH PROVIDE SERVICES TO VERTEX NEVADA WOULD IMPACT ITS BUSINESS AND OPERATING RESULTS.

         A significant portion of the Vertex Nevada Business customer base is comprised of companies in the chemical manufacturing and hydrocarbon recovery industries. The overall levels of demand for its products, refining operations, and future planned re-refined oil products, are driven by fluctuations in levels of end-user demand, which depend in large part on general macroeconomic conditions in the U.S., as well as regional economic conditions. For example, many of Vertex Nevada's principal consumers are themselves heavily dependent on general economic conditions, including the price of fuel and energy, availability of affordable credit and capital, employment levels, interest rates, consumer confidence and housing demand. These cyclical shifts in Vertex Nevada's customers' businesses may result in fluctuations in demand, volumes, pricing and operating margins for its services and products.

         In addition to its customers, the suppliers of Vertex Nevada's feedstock may also be affected by downturns in the economy and adverse changes in the price of feedstock. For example, Vertex LP has recently experienced difficulty obtaining feedstock from its suppliers who, because of the sharp downturn in the price of oil (used and otherwise) have seen their margins decrease substantially, which in some cases have made it uneconomical for such suppliers to purchase feedstock from their suppliers and/or sell to Vertex LP at the rates set forth in their contracts. Any similar decline in the price of oil and/or the economy in general could create a decrease in the supply of feedstock, prevent Vertex Nevada from maintaining its required levels of output and/or force Vertex Nevada to seek additional suppliers of feedstock, who may charge more than its current suppliers, and therefore adversely affect its results of operations.

VERTEX NEVADA'S OPERATING MARGINS AND PROFITABILITY MAY BE NEGATIVELY IMPACTED BY CHANGES IN FUEL AND ENERGY COSTS.

         Vertex Nevada transports its refined oil, and plans in the future to transport re-refined oil, with trucks and by rail. As a result, increases in shipping and transportation costs caused by increases in oil, gasoline and diesel prices have a significant impact on its operating expenses. The price and supply of oil and gas is unpredictable and fluctuates based on events beyond Vertex Nevada's control, including geopolitical developments, supply and demand for oil and natural gas, actions by OPEC and other oil and gas producers, war and unrest in oil producing countries, regional production patterns and environmental concerns. A significant increase in transportation or fuel costs could lower Vertex Nevada's operating margins and negatively impact its profitability.

         Additionally, the price at which Vertex Nevada sells its refined oil and plans to sell its re-refined oil is affected by changes in certain oil indexes. If the relevant oil index rises, Vertex Nevada anticipates being able to increase the prices for its refined and re-refined oil. If the relevant oil index declines, Vertex Nevada anticipates having to reduce prices for its refined and re-refined oil. However, the cost to collect used oil and refinery feedstock, including the amounts that must be paid to obtain used oil and feedstock, generally also increases or decreases when the relevant index increases or decreases. Even though the prices that can be charged for Vertex Nevada's refined (and in the future, re-refined) products and the costs to collect, refine, and re-refine the feedstock generally increase and decrease together, Vertex Nevada cannot assure you that when the costs to collect, refine and re-refine used oil and petrochemical products increase, Vertex Nevada will be able to increase the prices it charges for its refined and re-refined products to cover such increased costs, or that the costs to collect, refine and re-refine used oil and petrochemical products will decline when the prices Vertex Nevada can charge for its products declines. If the prices Vertex Nevada charges for its finished products and the costs to collect, refine and re-refine products do not move together or in similar magnitudes, Vertex Nevada's profitability may be materially and negatively impacted.

         Recently, as a result of a number of factors including Hurricane Ike, which caused damage to Vertex LP's infrastructure and prevented Vertex LP from selling its product for a significant period of time, and the simultaneous sharp decline in the price of oil, Vertex LP was unable to sell off its inventory. As a result, Vertex LP is currently storing a substantial amount of inventory which it purchased while the price of oil was relatively high and which is now valued at significantly less than it was originally purchased for. Vertex LP currently believes that it may be forced to sell the inventory at a material loss in the near future and, even if the price of oil recovers, there can be no assurance that similar problems will not affect Vertex Nevada moving forward. If such issues were to affect Vertex Nevada, its inventory, ability to meet its ongoing delivery requirements and results of operations could be adversely affected.


EXPANSION OF VERTEX NEVADA'S BUSINESS MAY RESULT IN UNANTICIPATED ADVERSE CONSEQUENCES.

         In the future, Vertex Nevada may seek to grow its business by investing in new or existing facilities or technologies, making acquisitions or entering into partnerships and joint ventures. Acquisitions, partnerships, joint ventures or investments may require significant managerial attention, which may divert management from its other activities and may impair the operation of Vertex Nevada's existing businesses. Any future acquisitions of businesses or facilities could entail a number of additional risks, including:

         o the failure to successfully integrate the acquired businesses or facilities or new technology into Vertex Nevada's operations;

         o the inability to maintain key pre-acquisition business relationships;

         o        loss of key personnel of the acquired business or facility;

         o        exposure to unanticipated liabilities; and

         o the failure to realize efficiencies, synergies and cost savings.

         As a result of these and other factors, including the general economic risk associated with the industries in which it operates, Vertex Nevada may not be able to realize the expected benefits from any future acquisitions, partnerships, joint ventures or other investments.

VERTEX NEVADA DEPENDS HEAVILY ON THE SERVICES OF ITS CHIEF EXECUTIVE OFFICER, BENJAMIN P. COWART.

         Vertex Nevada's success depends heavily upon the personal efforts and abilities of Benjamin P. Cowart, who will be employed by Vertex Nevada under a five-year employment contract as of the closing of the merger. Vertex Nevada does not currently have any "key man" life insurance policy in place for Mr. Cowart. Mr. Cowart has numerous business relationships with entities separate from Vertex Nevada, which could take a significant portion of his time and/or could cause conflicts of interest with Vertex Nevada's operations. The loss of Mr. Cowart or other key employees could have a material adverse effect on Vertex Nevada's business, results of operations or financial condition. In addition, the absence of Mr. Cowart may force Vertex Nevada to seek a replacement who may have less experience or who may not understand Vertex Nevada's business as well, or Vertex Nevada may not be able to find a suitable replacement.

UNANTICIPATED PROBLEMS OR DELAYS IN BUILDING VERTEX NEVADA'S FACILITIES TO THE PROPER SPECIFICATIONS MAY HARM ITS BUSINESS AND VIABILITY.

         Vertex Nevada's future growth will depend on its ability to timely and economically complete and operate its planned re-refining facility and operate its existing refining operations. If Vertex Nevada's operations are disrupted or its economic integrity is threatened for unexpected reasons, its business may experience a substantial setback. Moreover, the occurrence of significant unforeseen conditions or events in connection with the construction of Vertex Nevada's planned facility may require it to reexamine its business model. Any change to Vertex Nevada's business model or management's evaluation of the viability of its planned services may adversely affect its business. Construction costs for Vertex Nevada's facility may also increase to a level that would make a new facility too expensive to complete or unprofitable to operate. Contractors, engineering firms, construction firms and equipment suppliers also receive requests and orders from other companies and, therefore, Vertex Nevada may not be able to secure their services or products on a timely basis or on acceptable financial terms. Vertex Nevada may suffer significant delays or cost overruns as a result of a variety of factors, such as increases in the prices of raw materials, shortages of workers or materials, transportation constraints, adverse weather, equipment failures, fires, damage to or destruction of property and equipment, environmental damage, unforeseen difficulties or labor issues, any of which could prevent Vertex Nevada from commencing operations as expected at its planned re-refining facility.

STRATEGIC RELATIONSHIPS ON WHICH VERTEX NEVADA MAY RELY ARE SUBJECT TO CHANGE.

         Vertex Nevada's ability to identify and enter into commercial arrangements with feedstock, suppliers and refined and re-refined oil clients will depend on developing and maintaining close working relationships with industry participants. Vertex Nevada's success in this area will also depend on its ability to select and evaluate suitable projects as well as to consummate transactions in a highly competitive environment. These factors are subject to change and may impair Vertex Nevada's ability to grow.

DISRUPTIONS TO INFRASTRUCTURE COULD MATERIALLY AND ADVERSELY AFFECT VERTEX NEVADA'S BUSINESS.

         Vertex Nevada's business depends on the continuing availability of rail, road, port, storage and distribution infrastructure. Any disruptions in this infrastructure network, whether caused by labor difficulties, earthquakes, storms, other natural disasters, human error or malfeasance or other reasons, could have a material adverse effect on Vertex Nevada's business. Vertex Nevada relies on third parties to maintain the rail lines from their plants to the national rail network, and any failure by these third parties to maintain the lines could impede the delivery of products, impose additional costs and could have a material adverse effect on Vertex Nevada's business, results of operations and financial condition. For example, recent damage to the Cedar Marine Terminal as a result of Hurricane Ike (which caused the terminal to be out of operation), resulted in increased costs associated with the shipping of feedstock through third party contractors, thereby raising the overall cost of the feedstock and lowering the margins related to the Vertex Nevada Business operations. Additional hurricanes or natural disasters in the future could cause similar damage to Vertex Nevada's infrastructure, prevent Vertex Nevada from generating revenues while such infrastructure is undergoing repair (if repairable) and/or cause Vertex Nevada's margins and therefore its results of operations to be adversely affected.

VERTEX NEVADA'S COMMERCIAL SUCCESS WILL DEPEND IN PART ON ITS ABILITY TO OBTAIN AND MAINTAIN PROTECTION OF ITS INTELLECTUAL PROPERTY.

         Vertex Nevada's success will depend in part on its ability to maintain or obtain and enforce any future patent rights and/or other intellectual property protection for its technologies and to preserve its trade secrets, and to operate without infringing upon the proprietary rights of third parties. Vertex Nevada has not obtained patents nor filed any patent applications in the United States or internationally for its technology to date. We cannot assure you that if Vertex Nevada files patent applications for its technologies, such patents will be granted or that the scope of any claims granted in any patent will provide Vertex Nevada with proprietary protection or a competitive advantage. We cannot assure you that if granted, such patents will be valid or will afford Vertex Nevada with protection against competitors with similar technology. The failure to obtain or maintain patent or other intellectual property protection on the technologies underlying Vertex Nevada's planned re-refining process and other technologies may have a material adverse effect on its competitive position and business prospects. It is also possible that Vertex Nevada's technologies may infringe on patents or other intellectual property rights owned by others. Vertex Nevada may have to alter its products or processes, pay licensing fees, defend an infringement action or challenge the validity of the patents in court, or cease activities altogether because of patent rights of third parties, thereby causing additional unexpected costs and delays to it. We cannot assure you that a license will be available to Vertex Nevada, if at all, upon terms and conditions acceptable to it or that it will prevail in any intellectual property litigation. Intellectual property litigation is costly and time consuming, and we cannot assure you that Vertex Nevada will have sufficient resources to pursue such litigation. If Vertex Nevada does not obtain a license under such intellectual property rights, is found liable for infringement or is not able to have such patents declared invalid, Vertex Nevada may be liable for significant money damages and may encounter significant delays in bringing products to market.

COMPETITION MAY IMPAIR VERTEX NEVADA'S SUCCESS.

         New technologies may be developed by others that could compete with Vertex Nevada's refining and planned re-refining technologies. In addition, Vertex Nevada faces competition from other producers of oil substitutes and related products. Such competition is expected to be intense and could significantly drive down the price for Vertex Nevada's products. Competition will likely increase as prices of energy in the commodities market, including refined and re-refined oil, rise. Additionally, new companies are constantly entering the market, thus increasing the competition even further. These companies may have greater success in the recruitment and retention of qualified employees, as well as in conducting their own refining and re-refining operations, and may have greater access to feedstocks, market presence, economies of scale, financial resources and engineering, technical and marketing capabilities, which may give them a competitive advantage. In addition, actual or potential competitors may be strengthened through the acquisition of additional assets and interests. If Vertex Nevada is unable to compete effectively or adequately respond to competitive pressures, this may materially adversely affect its results of operation and financial condition and could also have a negative impact on its ability to obtain additional capital from investors.

POTENTIAL COMPETITION FROM VERTEX LP'S EXISTING EMPLOYEES AND AFFILIATED ENTITIES COULD NEGATIVELY IMPACT VERTEX NEVADA'S PROFITABILITY.

         Although Mr. Cowart and other employees of Vertex Nevada will be prohibited from competing with Vertex Nevada while they are employed with Vertex Nevada and for six months thereafter, none of such individuals will be prohibited from competing with Vertex Nevada after such six month period ends. Additionally, none of Mr. Cowart's affiliated companies, including Vertex LP, will be prohibited from competing with Vertex Nevada following the closing of the merger. Accordingly, any of these individuals or entities could be in a position to use industry experience gained while working with Vertex Nevada to compete with Vertex Nevada. Such competition could increase Vertex Nevada's costs to obtain feedstock and increase its costs for contracting use of operating assets and services such as third party refining capacity, trucking services or terminal access. Furthermore, such competition could distract or confuse customers, reduce the value of Vertex Nevada's intellectual property and trade secrets, or result in a reduction in the prices Vertex Nevada is able to obtain for its finished products. Any of the foregoing could reduce Vertex Nevada's future revenues, earnings or growth prospects.

COMPETITION DUE TO ADVANCES IN RENEWABLE FUELS MAY LESSEN THE DEMAND FOR VERTEX NEVADA'S PRODUCTS AND NEGATIVELY IMPACT ITS PROFITABILITY.

         Alternatives to petroleum-based products and production methods are continually under development. For example, a number of automotive, industrial and power generation manufacturers are developing alternative clean power systems using fuel cells or clean-burning gaseous fuels that may address increasing worldwide energy costs, the long-term availability of petroleum reserves and environmental concerns, which if successful could lower the demand for Vertex Nevada's services. If these non-petroleum based products and oil alternatives continue to expand and gain broad acceptance such that the overall demand for Vertex Nevada's products is reduced, it may not be able to compete effectively.

VERTEX NEVADA WILL RELY ON TECHNOLOGY TO CONDUCT ITS BUSINESS AND ITS TECHNOLOGY COULD BECOME INEFFECTIVE OR OBSOLETE.

         Vertex Nevada will be required to continually enhance and update its technology to maintain its efficiency and to avoid obsolescence. The costs of doing so may be substantial and may be higher than the costs that Vertex Nevada anticipates for technology maintenance and development. If Vertex Nevada is unable to maintain the efficiency of its technology, its ability to manage its business and to compete may be impaired. Even if Vertex Nevada is able to maintain technical effectiveness, its technology may not be the most efficient means of reaching its objectives, in which case it may incur higher operating costs than it would if its technology was more effective. The impact of technical shortcomings could have a material adverse effect on Vertex Nevada's prospects, business, financial condition, and results of operations.

VERTEX NEVADA'S BUSINESS IS SUBJECT TO LOCAL, LEGAL, POLITICAL, AND ECONOMIC FACTORS WHICH ARE BEYOND ITS CONTROL.

         Vertex Nevada believes that the current political environment for construction of its planned re-refining facility is sufficiently supportive to enable it to plan and implement its operations. However, there are risks that conditions will change in an adverse manner. These risks include, but are not limited to, environmental issues, land use, air emissions, water use, zoning, workplace safety, restrictions imposed on the re-refining industry such as restrictions on production, substantial changes in product quality standards, restrictions on feedstock supply, price controls and export controls. Any changes in financial incentives, investment regulations, policies or a shift in political attitudes are beyond the control of Vertex Nevada and may adversely affect its business and future financial results.

ENVIRONMENTAL RISKS AND REGULATIONS MAY ADVERSELY AFFECT VERTEX NEVADA'S
BUSINESS.

         All phases of designing, constructing and operating Vertex Nevada's refining and planned re-refining plant present environmental risks and hazards. Vertex Nevada is subject to environmental regulation implemented or imposed by a variety of federal, state and municipal laws and regulations as well as international conventions. Among other things, environmental legislation provides for restrictions and prohibitions on spills and discharges, as well as emissions of various substances produced in association with Vertex Nevada's operations. Legislation also requires that facility sites be operated, maintained, abandoned and reclaimed in such a way that would satisfy applicable regulatory authorities. Compliance with such legislation can require significant expenditures and a breach could result in the imposition of fines and penalties, some of which could be material. Environmental legislation is evolving in a manner Vertex Nevada expects may result in stricter standards and enforcement, larger fines and liability, as well as potentially increased capital expenditures and operating costs. The presence or discharge of pollutants in or into the air, soil or water may give rise to liabilities to governments and third parties and may require Vertex Nevada to incur costs to remedy such presence or discharge. If Vertex Nevada is unable to remediate such conditions economically or obtain reimbursement or indemnification from third parties, its financial condition and results of operations could be adversely affected. Vertex Nevada cannot assure you that the application of environmental laws to its business will not cause it to limit its production, to significantly increase the costs of its operations and activities, to reduce the market for its products or to otherwise adversely affect its financial condition, results of operations or prospects.

PENALTIES VERTEX NEVADA MAY INCUR COULD IMPAIR ITS BUSINESS.

         Failure to comply with government regulations could subject Vertex Nevada to civil and criminal penalties and may negatively affect the value of its assets or its ability to conduct its business. Vertex Nevada may also be required to take corrective actions, including, but not limited to, installing additional equipment, which could require it to make substantial capital expenditures. Vertex Nevada could also be required to indemnify its employees in connection with any expenses or liabilities that they may incur individually in connection with regulatory action against Vertex Nevada. These could result in a material adverse effect on Vertex Nevada's prospects, business, financial condition and its results of operations.

IF VERTEX NEVADA CANNOT MAINTAIN ADEQUATE INSURANCE COVERAGE, IT WILL BE UNABLE TO CONTINUE CERTAIN OPERATIONS.

         Vertex Nevada's business exposes it to various risks, including claims for causing damage to property and injuries to persons that may involve allegations of negligence or professional errors or omissions in the performance of its services. Such claims could be substantial. Vertex Nevada believes that its insurance coverage is presently adequate and similar to, or greater than, the coverage maintained by other similarly situated companies in the industry. If Vertex Nevada is unable to obtain adequate or required insurance coverage in the future, or if such insurance is not available at affordable rates, Vertex Nevada could be in violation of its permit conditions and other requirements of the environmental laws, rules and regulations under which it operates. Such violations could render Vertex Nevada unable to continue certain of its operations. These events could result in an inability to operate certain assets and significantly impair its financial condition.

INCREASES IN ENERGY COSTS WILL AFFECT OPERATING RESULTS AND FINANCIAL CONDITION.

         Vertex Nevada's production costs will be dependent on the costs of the energy sources used to run its facilities and to procure feedstock. These costs are subject to fluctuations and variations, and Vertex Nevada may not be able to predict or control these costs. If these costs exceed Vertex Nevada's expectations, this may adversely affect its results of operations.

VERTEX NEVADA'S INSURANCE POLICIES DO NOT COVER ALL LOSSES, COSTS OR LIABILITIES THAT IT MAY EXPERIENCE.

         Vertex Nevada maintains insurance coverage, but these policies do not cover all of its potential losses, costs or liabilities. Vertex Nevada could suffer losses for uninsurable or uninsured risks, or in amounts in excess of its existing insurance coverage, which would significantly affect its financial performance. Vertex Nevada's insurance policies also have deductibles and self-retention limits that could expose it to significant financial expense. Vertex Nevada's ability to obtain and maintain adequate insurance may be affected by conditions in the insurance market over which it has no control. The occurrence of an event that is not fully covered by insurance could have a material adverse effect on Vertex Nevada's business, financial condition and results of operations. In addition, Vertex Nevada's business requires that it maintain various types of insurance. If such insurance is not available or not available on economically acceptable terms, Vertex Nevada's business would be materially and adversely affected.

                THE SPECIAL MEETING OF WORLD WASTE'S SHAREHOLDERS

DATE, TIME, AND PLACE OF THE SPECIAL MEETING

         The special meeting will be held on Friday, March 6, 2009, beginning at 10:00 a.m., local time, at 20400 Stevens Creek Road, 7th Floor, Cupertino, California 95014, and at any adjournment of the special meeting.

PURPOSE OF THE SPECIAL MEETING

         The purpose of the special meeting is to consider and vote upon a proposal to approve the merger agreement and, if necessary or appropriate, to approve the adjournment of the special meeting to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement. This proxy statement is being furnished to our shareholders as part of the solicitation of proxies by our board of directors for use at the special meeting. A copy of the merger agreement is attached to this proxy statement as Appendix A.

RECOMMENDATION OF WORLD WASTE'S BOARD OF DIRECTORS

         Our board of directors, after taking into account the unanimous recommendation of a special committee of our board of directors formed to review the terms of the merger, by a unanimous vote of the directors, has determined that the merger agreement is advisable, fair to, and in the best interests of the preferred and common shareholders of World Waste, has approved and authorized in all respects the merger agreement, and recommends that you vote "FOR" the approval of the merger agreement. In considering this recommendation, World Waste shareholders should be aware that some of our directors and executive officers have special interests in the merger that are different from, or in addition to, those of World Waste stockholders generally. If our shareholders fail to approve the merger agreement, the merger will not occur.

RECORD DATE AND SHARES ENTITLED TO VOTE AT THE SPECIAL MEETING

         We have fixed the close of business on January 23, 2009 as the record date for the special meeting, and only shareholders of record on the record date are entitled to vote at the special meeting. You may vote all shares of preferred stock and common stock that you owned of record at the close of business on the record date.

         As of the record date, (1) 27,596,591 shares of common stock were outstanding and entitled to vote at the special meeting, (2) 4,619,481 shares of Series A preferred stock were outstanding and entitled to vote at the special meeting, and (3) 244,615 shares of Series B Preferred stock were outstanding and entitled to vote at the special meeting.

         If you beneficially own shares that are held in "street name" by your broker, bank, or other nominee, you must follow the directions that you have received, or will receive, from your broker, bank, or other nominee regarding how to provide voting instructions. You are not entitled to vote directly shares that are registered in someone else's name. Unless you instruct your broker, bank, or other nominee how to vote your shares, they will not be voted at the special meeting, which will have the same effect as a vote against approval of the merger agreement.

QUORUM; ABSTENTIONS AND BROKER NON-VOTES

         The holders of a majority of the outstanding shares of World Waste preferred and common stock entitled to vote at the special meeting, represented in person or by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting.

         Once a share of World Waste preferred or common stock is represented at the special meeting, it will be counted for the purpose of determining a quorum and any adjournment of the special meeting unless the holder is present solely to object to the special meeting. However, if a new record date is set for an adjourned meeting, then a new quorum will need to be established.

         Abstentions and "broker non-votes" will be treated as shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists and will have the same effect as votes against approval of the merger agreement. A "broker non-vote" with respect to specified shares will result from a beneficial owner's failure to instruct a broker, bank, or other nominee how to vote the shares with respect to the proposal to approve the merger agreement.

ATTENDANCE AT THE SPECIAL MEETING

         All World Waste shareholders as of the record date, or their legally authorized proxies named in the proxy card, may attend the special meeting. Cameras, recording devices, and other electronic devices will not be permitted at the meeting. If your shares are held in the name of a broker, bank, or other nominee, you should bring a proxy or letter from the broker, bank, or nominee confirming your beneficial ownership of the shares. We reserve the right to refuse admittance to anyone not presenting proper proof of share ownership.

VOTE REQUIRED FOR APPROVAL OF THE MERGER AGREEMENT

         Approval of the merger agreement requires the approval of the holders, as of the record date of January 23, 2009, of (1) a majority of the outstanding shares of World Waste's Series A preferred stock, (2) a majority of the outstanding shares of World Waste's Series B preferred stock, and (3) a majority of the outstanding shares of World Waste's common stock. You are entitled to one vote for each share of World Waste Series A preferred and/or common stock and 40 votes for each share of World Waste Series B preferred stock, in each case that you own as of the record date.

         We anticipate that our officers, directors and advisors and their respective affiliates, who beneficially own approximately 12% of our outstanding common stock, will vote in favor of the merger agreement. In addition, Eddie Campos and the G&A Zabka Pederson Trust, who beneficially own a total of approximately 7.4% of our outstanding common stock, have agreed to vote in favor of the merger agreement.

VOTING BY PROXY

         If you hold stock in your name as a shareholder of record, please complete, sign, date, and return the accompanying proxy card in the enclosed postage-paid envelope. If you hold your stock in "street name" through a broker, bank, or other nominee, please direct the broker, bank, or other nominee how to vote your shares in accordance with the instructions that you have received, or will receive, from that person.

         If you sign, date, and mail your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the approval of the merger agreement and in favor of the proposal to adjourn the special meeting to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement. If you fail to return your proxy card and do not vote in person at the special meeting, it will have the same effect as a vote against the approval of the merger agreement.

RIGHT TO REVOKE PROXIES

         You have the right to change or revoke your proxy at any time before the vote is taken at the special meeting by: (1) attending the special meeting in person and voting; (2) submitting a later-dated proxy card; or (3) notifying us that you are revoking your proxy by delivering a later-dated written statement to that effect to us at World Waste Technologies, Inc., 20400 Stevens Creek Blvd., 7th Floor, Cupertino, California 95014, Attention: Chief Executive Officer. Simply attending the special meeting, however, will not be sufficient to revoke your proxy. Furthermore, if you have instructed a broker, bank, or other nominee to vote your shares, these options for changing your vote do not apply, and instead you must follow the instructions received from your broker, bank, or other nominee to change your vote.

OTHER BUSINESS

         Management of World Waste is not aware of any matters to be presented for action at the special meeting other than those set forth in this proxy statement. However, should any other business properly come before the special meeting, or any adjournment of the meeting, the enclosed proxy confers upon the persons entitled to vote the shares represented by such proxy discretionary authority to vote the same in respect of any such other business in accordance with their best judgment in the interest of World Waste.

ADJOURNMENT

         Although it is not currently expected, the special meeting may be adjourned for the purpose of soliciting additional proxies. Whether or not a quorum exists, a proposal to adjourn the special meeting for the purpose of soliciting additional proxies will be approved upon the affirmative vote of the holders of a majority of the shares entitled to vote at the special meeting and present in person or by proxy at the special meeting. The proxy holders will be authorized to vote any signed proxies received by World Waste in which no voting instructions are provided on such matter in favor of an adjournment in these circumstances. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow World Waste's shareholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned.

EXPENSES OF PROXY SOLICITATION

         The expenses of preparing, printing, and mailing this proxy statement and the proxies solicited by this proxy statement will be borne by World Waste. Upon request, we will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable expenses for forwarding material to the beneficial owners of shares held of record by others.

         Liviakis Financial Communications, our investor relations firm and a beneficial holder of shares of our common stock, will assist us in the solicitation of proxies for the special meeting. Although Liviakis will not be paid a fee in connection with providing those services, it may be issued up to 320,000 shares of Vertex Nevada's common stock prior to consummation of the merger in consideration for providing investor relations services to Vertex Nevada. In addition, our directors, officers, employees, and other agents may solicit proxies on our behalf from shareholders by telephone, by other electronic means, or in person, although such persons will not receive additional compensation from us for their proxy solicitation activities.

QUESTIONS AND ADDITIONAL INFORMATION

         If you have more questions about the merger, need assistance in submitting your proxy or voting your shares, or need additional copies of the proxy statement or the enclosed proxy card, you can call our proxy solicitor, Liviakis Financial Communications, at (415) 389-4670. If your broker, bank, or other nominee holds your shares, you should call that person for additional information.

                                   THE MERGER

GENERAL DESCRIPTION OF THE MERGER

         World Waste will be merged with and into Merger Subsidiary, which will continue as the surviving corporation under the name "World Waste Technologies, Inc." In the merger, except with respect to World Waste shareholders who exercise their dissenters' rights in compliance with California law, (1) each outstanding share of World Waste Series A preferred stock will be exchanged for
0.4062 shares of Vertex Nevada Series A preferred stock, (2) each outstanding share of World Waste Series B preferred stock will be exchanged for 11.651 shares of Vertex Nevada Series A preferred stock, and (3) each outstanding share of World Waste common stock will be exchanged for 0.10 share of Vertex Nevada common stock. After the merger, Merger Subsidiary will remain a wholly owned subsidiary of Vertex Nevada and the Vertex Nevada Business will be conducted through Vertex Nevada under the name "Vertex Energy, Inc".

         Prior to the completion of the merger, Vertex LP will transfer the Vertex Nevada Business to Vertex Nevada. As part of that transfer and in accordance with the merger agreement (as required by the partners of Vertex LP as a condition to agreeing to the terms of the merger), Vertex Nevada will assume up to $1.6 million of Vertex LP's indebtedness as well as other specified liabilities of Vertex LP comprised primarily of trade accounts payable. It is anticipated that Vertex Nevada's common stock will be traded on the OTC Bulletin Board following the completion of the merger, and that Vertex Nevada will file reports with the SEC as the successor to World Waste. The Vertex Nevada Series A preferred stock will not be traded on any public market. To induce the shareholders of Vertex Nevada to give up a significant portion of their ownership interest in Vertex Nevada, the parties agreed to make it a condition to the closing of the merger that, prior to the completion of the merger, World Waste delivers to certain of Vertex Nevada's existing shareholders a total of $4.4 million in cash. We may seek to modify this condition by providing that a portion of this consideration may be payable in the form of post-closing indebtedness of Vertex Nevada or in additional equity of Vertex Nevada, although we cannot assure you that any such proposed modification would be agreed to by Vertex Nevada or Benjamin P. Cowart. Vertex Nevada's existing shareholders (none of whom are affiliated with World Waste) are Mr. Cowart and his affiliated entities (who collectively own approximately 95% of the stock of Vertex Nevada), two other employees of Vertex Nevada (Chris Carlson and Greg Wallace) and one former employee (Albert D'Antoni).

         Prior to the closing of the merger, World Waste may loan Vertex Nevada up to $1.0 million for general working capital and to accelerate expansion of Vertex Nevada's thermo-chemical upgrading process capacity. The proceeds of any such loan would reduce the amount of cash required to be transferred by World Waste to Vertex Nevada at the closing.

         Immediately following the merger and assuming that no shareholders exercise dissenters' rights: (1) the existing partners of Vertex LP will own approximately 40% of the outstanding shares of Vertex Nevada's capital stock;
(2) approximately 4% of the outstanding shares of Vertex Nevada's capital stock will be held by advisors and consultants to Vertex LP, which may include Chadbourn Securities, Inc., a non-exclusive broker dealer engaged by World Waste to assist in capital raising and potential merger transactions; (3) the existing holders of World Waste's common stock will own approximately 20.5% of the outstanding shares of Vertex Nevada capital stock; (4) the existing holders of World Waste's Series A preferred stock will own approximately 14% of the outstanding shares of Vertex Nevada capital stock, in the form of Vertex Nevada Series A preferred stock; and (5) the existing holders of World Waste's Series B preferred stock will own approximately 21.5% of the outstanding shares of Vertex Nevada capital stock, in the form of Vertex Nevada Series A preferred stock (in each case treating as outstanding shares that are issuable upon the exercise of warrants to acquire shares of common stock at a nominal exercise price).

         Merger Subsidiary will hold all of the assets and liabilities of World Waste, including the right to operate World Waste's existing business. Immediately following the merger, World Waste will transfer at least $5.0 million of cash to Vertex Nevada, and Vertex Nevada will assume up to $2.4 million of World Waste indebtedness that World Waste is permitted to incur prior to the merger (unless and to the extent these closing conditions are modified by the parties). As a result of the these transactions, immediately following the merger the existing shareholders of World Waste will own approximately 56% of the capital stock of Vertex Nevada (treating as outstanding shares that are issuable upon the exercise of warrants to acquire shares of common stock at a nominal exercise price), in exchange for which World Waste will have made net payments of $7.0 million (comprised of (1) the $4.4 million payment that World Waste is required to make to certain of Vertex Nevada's existing shareholders, plus (2) the $5.0 million that World Waste is required to transfer to Vertex Nevada, less (3) the $2.4 million of World Waste indebtedness being assumed by Vertex Nevada).

         Immediately following the merger, World Waste's existing preferred shareholders will own all of Vertex Nevada's Series A preferred stock, and Mr. Cowart will own all of Vertex Nevada's Series B preferred stock. Each share of Vertex Nevada's Series A preferred stock to be issued in the merger will be convertible, at the holder's option, exercisable any time after the one-year anniversary of the closing of the merger, into one share of Vertex Nevada common stock, subject to the following: after the one-year anniversary of the closing of the merger and prior to the three-year anniversary of the closing of the merger, a holder of Vertex Nevada Series A preferred stock may not, in any given three-month period, convert more than that number of shares of Vertex Nevada Series A preferred stock as equals 5% of the total number of shares of Vertex Nevada Series A preferred stock then beneficially owned by such holder. Each share of the Vertex Nevada Series A preferred stock will automatically convert into shares of Vertex Nevada common stock upon the approval of the holders of a majority of the outstanding shares of Vertex Nevada Series A preferred stock, or if the shares of Vertex Nevada common stock trade at a price of at least $15.00 per share for a period of 20 consecutive days with an average volume of at least 7,500 shares during such period. The sale of shares of Vertex Nevada common stock issuable upon conversion of shares of Vertex Nevada Series A preferred stock will not be subject to any transfer restrictions, except as imposed by federal and state securities laws. Holders of Vertex Nevada Series A preferred stock will vote with the holders of Vertex Nevada common stock as a single class (on an as-converted basis), except with respect to the election of directors. Holders of Vertex Nevada Series A preferred stock will be entitled to a preference of $1.49 per share upon the sale or liquidation of Vertex Nevada, which preference will be senior to the rights of the holders of Vertex Nevada common stock. Holders of Vertex Nevada Series A preferred stock will not have the right to cumulative dividends or to require Vertex Nevada to redeem their shares. The rights, privileges, restrictions, and preferences of the Vertex Nevada Series A preferred stock are set forth in the Vertex Nevada Series A Preferred Stock Certificate of Designation which is attached to this proxy statement as Appendix D.

         The Vertex Nevada Series B preferred stock has no economic rights but entitles the holder to elect four of the five members of Vertex Nevada's board of directors. The rights, privileges, restrictions, and preferences of the Vertex Nevada Series B preferred stock are set forth in the Vertex Nevada Series B Preferred Stock Certificate of Designation which is attached to this proxy statement as Appendix E.

         The exchange ratios in the merger were initially proposed by World Waste and Chadbourn Securities and were subject to negotiation and revisions based upon discussions by World Waste with some of World Waste's largest shareholders, including Trellus Offshore Fund Limited, the majority holder of World Waste's Series A preferred stock, and several large holders of World Waste's Series B preferred stock and their representatives, including Bessemer Trust, Millenium Technology Partners, CentreCourt Asset Management, Northeast Securities and First Montauk Securities. Although the final exchange ratios are not consistent with the existing ownership levels of each class of World Waste's shares (most of the dilution from the merger will be borne by World Waste's common stockholders), World Waste believes that these ratios are consistent with the relative rights of each such class and are therefore appropriate and fair. In reaching this conclusion, the board considered the following factors:

                  o The holders of World Waste's preferred stock will be giving up significant rights in the merger, including a substantial portion of their existing liquidation preference over World Waste's common stockholders, numerous veto rights, a cumulative dividend, anti-dilution protection and a redemption right.

                  o World Waste will be required to redeem the preferred stock in April 2010 for a total cash payment of approximately $46 million, upon the request of the holders thereof. If such a request is made, World

                           Waste will not have sufficient funds to make the redemption payments in full and the holders of World Waste's preferred stock will be entitled to all assets available for distribution, with a claim against World Waste for the unpaid amounts (which would be significant). The holders of World Waste's common stock would receive nothing in this case. The Vertex Nevada Series A preferred stock to be issued in the merger does not contain any redemption provision.

o The holders of World Waste's Series A preferred stock have additional rights that the holders of World Waste's Series B preferred stock do not have. For example, these holders currently have the right to appoint a majority of the members of World Waste's board of directors. None of these rights are included in the Vertex Nevada Series A preferred stock to be issued in the merger. In this regard, it was deemed appropriate that the holders of the Series B preferred stock suffer some limited dilution in their ownership interest.

BACKGROUND OF THE MERGER

         World Waste's board of directors and senior management have periodically reviewed and assessed strategic alternatives for World Waste, including the possible merger or combination of World Waste with another company. In the fourth quarter of 2006, our board determined that it would be in the best interests of World Waste and our shareholders to investigate a possible sale or other strategic transaction aimed at increasing shareholder value in light of the difficulties encountered in pursuing our then business strategy, in particular as related to the performance of our autoclave and pulping facility located in Anaheim, California. In making this determination, our board also focused on the fact that in April 2010 we could be required to redeem our shares of Series A and Series B preferred stock for payments that could total in excess of $46 million. Our board authorized senior management to initiate discussions with acquisition or merger candidates that management believed could result in a potential increase in shareholder value. Our board and management also decided to simultaneously pursue opportunities in the conversion of municipal solid waste ("MSW") to renewable electricity and fuel alcohols.

         In the first quarter of 2007, representatives of Chadbourn Securities were introduced to Benjamin P. Cowart, Chief Executive Officer of Vertex LP. Chadbourn informed John Pimentel, our Chief Executive Officer, of the Vertex Nevada Business and Mr. Cowart's interest in exploring strategic alternatives. On April 12, 2007, Mr. Pimentel and Laird Q. Cagan of Chadbourn met with Mr. Cowart to discuss the Vertex Nevada Business in more detail and the conceptual possibilities of a strategic combination. Mr. Cowart and Mr. Pimentel had subsequent interactions to discuss a possible business combination in more detail, but in the late second quarter of 2007, both sides concluded that a transaction at that time was not feasible. Of major concern to Mr. Cowart was World Waste's complex preferred stock structure (in particular, the mandatory redemption right) and how such structure would impact the combined companies. Additionally, the parties were unable to agree upon the relative values of the two companies for purposes of determining the exchange ratio and other economic terms of a merger.

         There was no further contact between World Waste and Vertex LP until September 2007, when Chadbourn contacted Mr. Cowart again to inquire as to the status of the Vertex Nevada Business. Mr. Cowart expressed a renewed interest in exploring a transaction, and conversations between Mr. Cowart and Mr. Pimentel were resumed.

         During these conversations, the parties discussed the assets of Vertex LP that would be included in the merger. At a series of meetings held between members of management of both companies, Mr. Cowart and Chris Carlson described to World Waste's management the complex structure of Vertex LP's operations, including its ownership of controlling interests in a number of other entities. Mr. Cowart informed World Waste that Vertex LP would not be interested in entering into a transaction with respect to any of these other entities, but was only interested in merging Vertex LP's black oil and refining and marketing divisions. Once the parties were able to clarify the operations would be included in the merger, they began in earnest discussions regarding the relative values of the companies for purposes of coming to an agreement on the economic terms of the merger. In negotiating the value of the Vertex Nevada Business, the parties discussed the range of current and potential business prospects for Vertex Nevada, past cash flow generated by its used-oil aggregation and refining businesses, the cash flow which could potentially be generated from the successful deployment of the used motor oil re-refining technology, and the potential benefit of acquisitions of used oil collectors and aggregators. As part of these negotiations, the parties discussed the risks of the successful commercialization of the Vertex LP thermo-chemical process, the competitive dynamics of the used oil industry, the historical relationships with key Vertex LP customers, and various growth opportunities under consideration by Vertex LP management. The parties also discussed the capital structure of World Waste preferred stock and the rights included therein, World Waste's cash burn rate, the risks and complexities of the renewable energy project development focus of World Waste, the past failure of the MSW to paper pulp model pursued by World Waste, the nature of World Waste's shareholder base, the additional costs related to being a public company, and the dynamics of the micro-cap public stock sector. Throughout this process, Mr. Cagan of Chadbourn played a role in structuring the transaction and assisted in developing general terms of an agreement.

         During these negotiations, World Waste undertook a preliminary investigation of Vertex LP including, but not limited to, a data search to validate the size of the potential market and its competitive dynamics, background checks on Vertex LP's management, reference calls to Vertex customers and vendors, interviews with Vertex LP's managers, and an independent, third-party review of the technical feasibility of Vertex LP's thermo-chemical process. Similarly, Vertex LP undertook a review of World Waste's operations, including a review of its publicly filed documents.

         Following a series of more detailed conversations between the parties, preliminary deal terms were agreed upon and, in October 2007, the parties executed a preliminary memorandum of understanding. The agreed-upon terms were driven in part by Vertex LP's requirement that the existing Vertex LP partners own a specified percentage of the combined company, that Mr. Cowart be removed from all personal guarantees, and that $4.4 million be paid to the Vertex LP partners. Based on these terms, Vertex Nevada would have approximately $5 million of cash on its balance sheet to deploy its thermo-chemical upgrading process and to satisfy its working capital requirements. In this regard, World Waste conducted a detailed review of the working capital and infrastructure spending that would be required to commercialize Vertex LP's thermo-chemical process.

         Additional conversations and sharing of information continued from January through March of 2008. Our management provided our board with periodic updates as the diligence and deal negotiations progressed. As part of these negotiations, and to address a concern expressed by World Waste's board of directors, World Waste successfully negotiated various rights of first refusal and other agreements relating to the Vertex LP entities that were not part of the merger. The parties entered into an updated memorandum of understanding on January 28, 2008. In March 2008, our board recommended that management continue to pursue a transaction with Vertex LP. In making this recommendation, our board considered alternatives to a transaction with Vertex LP, including the further pursuit of renewable electricity project development using construction and demolition debris and MSW as a biomass feedstock and the possibility of acquiring waste wood processing facilities and MSW transfer stations. At this time, our board created a special committee comprised of James Ferris, Sam Cortez, Ross Patten and David Gutacker, charged with reviewing the terms of the transaction and providing its recommendation to the full board.

         Following the recommendation from the special committee of our board, our management team, in conjunction with relevant outside consulting experts, performed further technical and business due diligence on the Vertex Nevada Business. Upon completion of the second phase of due diligence in the second quarter of 2008, World Waste, Vertex LP and their respective counsel negotiated the terms of a definitive merger agreement. The parties entered into a definitive agreement on May 16, 2008. On May 19, 2008, the parties made some technical changes to the merger agreement, reflected in an amended and restated merger agreement. On December 4, 2008, the parties entered into an amendment to the merger agreement to extend the date on which either party can terminate the agreement if the merger has not closed by such date, from December 31, 2008, to January 31, 2009, and, on December 6, 2008, the parties entered into a second amendment to the merger agreement to revise the exchange ratio to reflect a 1-for-10 reverse split of Vertex Nevada's common and preferred stock and to make certain other changes. On January 28, 2009, the merger agreement was revised again to extend the termination date to March 31, 2009. Since the signing of the definitive agreement, our management team and outside advisors have continued to work with the management team and outside advisors of Vertex LP to satisfy the closing conditions and fulfill the other requirements of the proposed merger, and to support business development initiatives with respect to the Vertex Nevada Business.

         Throughout this period of diligence and negotiation World Waste management held occasional conversations with some of its largest common, Series A preferred and Series B preferred shareholders and their respective representatives in order to determine the deal structure and terms which would have the highest likelihood of receiving approval from all shareholder classes. The final deal structure and exchange ratios reflect World Waste management's best effort to produce a transaction structure that would be considered fair and equitable by each World Waste shareholder class and which would have the highest likelihood of approval by all classes.

         In agreeing to the merger terms, both parties considered the potential synergies of the merger. For example, following the merger Vertex LP would have $5 million of cash on its balance sheet to invest in the deployment of its thermo-chemical process. The parties believe that the Vertex LP thermo-chemical process for upgrading used oil has the potential to significantly enhance profit margins. This in turn could generate additional cash flow for new installations of the process equipment and acquisitions. Additionally, the parties believe that Vertex Nevada's status as a public company could enhance its ability to acquire other used oil aggregators and collectors, which could create an increasing volume of secure feedstock to drive the thermo-chemical process, help to attract and retain employees and consultants, and give Vertex LP greater access to the equity and debt capital markets.

         From the perspective of World Waste shareholders, the proposed merger provides such shareholders with an opportunity to potentially recover a larger portion of their invested capital through the implementation of the business plan of the Vertex Nevada Business. While World Waste believes that its renewable energy project development plan is attractive, the timeline for the company to generate revenues and earnings is at least several years away.

         The risk that the merger does not result in the combined company achieving the aforementioned benefits, however, is significant. For example, the costs to Vertex Nevada of being a public company may outweigh the associated benefits. In addition, the used oil business is highly competitive and other entrants may provide competition in the effort to partner with and acquire used oil aggregators and collectors. Margins in the Vertex Nevada Business could deteriorate through increasing competition resulting from an industry-wide decreasing supply of used oil. The technology which forms the basis of the thermo-chemical upgrading process may not scale efficiently, or the successful short-term commercial implementation of that technology may not be sustainable due to technical or market developments.

WORLD WASTE'S REASONS FOR THE MERGER; RECOMMENDATION OF WORLD WASTE'S BOARD OF DIRECTORS

         World Waste was formed to pursue a business plan developed by its founders to convert MSW into a recycled paper fiber for use as a raw material in the manufacture of cardboard boxes. The original plan called for constructing a facility that would consume up to 500 tons per day of incoming MSW, which in this case was a stream of material rejected from a large volume material recovery facility (or "MRF") operated by a large waste hauler. Plans for that demonstration-sized plant were developed by World Waste's initial management team with the assistance of third-party consulting engineers with extensive experience in the paper industry, and leading equipment providers from the material handling and paper industries. Feedstock agreements and construction permits were acquired and World Waste commenced plant construction in earnest in 2005.

         As construction progressed, complications related to plant design, equipment layout and financing led to delays and cost increases from the original management team's initial plan. In late 2005, the World Waste board of directors replaced its then-Chief Executive Officer and altered several management roles, while World Waste continued the construction and commissioning of the plant. In mid-2006, the plant was completed and, after several months of additional process modifications, refinement of control systems, and operational experience, the plant was able to run in a sustainable manner to produce significant quantities of pulp product. The resulting pulp product was delivered to customers in bulk and World Waste was informed by such customers that the product met technical specifications as a replacement fiber for producing recycled corrugated containers. However, the total capital expended to get the plant operational, the operating costs of the process, and the yield of the final product, all varied substantially from the initial plan. The initial problems identified included lower than expected throughput in the front-end sorting system, more debris than expected getting into the back-end fiber cleaning system, high levels of odor and biochemical oxygen demand in the plant's wastewater, and ultimately, higher reject rates and lower than expected yield of the paper grade pulp product.

         The plant was operated by World Waste for several quarters in late 2006 and early 2007 in a research and development mode, with the focus on determining what adjustments could be made to the manufacturing process in a second, larger-scale iteration of the plant which would improve yields and reduce capital and operating costs. It was concluded that scaling up the facility and incorporating lessons learned from the first plant would likely improve a future plant's financial performance at a larger scale. However, management and the World Waste board were concerned that the projected returns were based on assumptions about pricing and operating costs that might not be achieved and that the plan to scale up and improve the operation might not successfully attract the capital necessary to build subsequent pulp focused plants. As a result of these efforts, World Waste's board concluded that the pulp product, while technically feasible, was not commercially viable. Accordingly, World Waste began the process of selling off machinery and ultimately closing the Anaheim, California facility.

         During this same period in 2007, the World Waste board also authorized a plan by management to pursue two new initiatives intended to create shareholder value. The first initiative was to investigate the feasibility of redirecting World Waste's strategy, management expertise, and accumulated knowledge to focus efforts on the development of facilities which could produce renewable energy from various waste streams such as municipal solid waste, wood waste, and construction and demolition debris. The second initiative was to evaluate the feasibility of utilizing World Waste's cash and public company status in a merger or acquisition with an existing company in the general field of environmental services, or in any other field which could create shareholder value. To assist in both of these initiatives the board authorized management to engage specialized technical and project development consultants, and to engage an investment bank to provide introductions to possible investors for the first initiative and offer ideas and introductions of potential acquisition candidates for the second initiative.

         A complicating factor in both initiatives was World Waste's capital structure, which includes two classes of preferred stock, the Series A preferred stock and the Series B preferred stock. The terms of each of these classes of preferred stock include a provision that would require World Waste to redeem the holders' shares of preferred stock in April 2010 for a total cash payment of approximately $46 million, upon the request of such holders. If such a request is made, World Waste will not have sufficient funds to make such redemption payments in full. Furthermore, the holders of these classes of preferred stock have blocking rights to new rounds of equity and debt investment, full ratchet provisions on any down round of equity investment, equity payment-in-kind, and various other control provisions. Successfully attracting new equity investment was deemed to be critical to the renewable energy project development initiative, and World Waste endeavored through 2007 and 2008 to present a well-developed investment opportunity. To that end, World Waste simultaneously pursued its project development process on several sites in California and on the East Coast of the U.S. while also working to identify a reliable technology partner who could feasibly provide gasification and/or pyrolysis technology to the proposed projects.

         Progress was made on project development. Management identified multiple projects, negotiated the terms of complex off-take agreements with large utilities, and was in the process of working with several companies to negotiate site and waste supply agreements. However, all of these efforts took longer than expected and did not result in any completed agreements for feedstock, off-take or site control. Finding a credible technology partner was also difficult despite the many new entrants into the field over the past three years. World Waste's criteria for finding such a technology partner included a conversion technology that was demonstrated in some commercial setting, a process that was scaleable up to a utility sized application (approximately 20 megawatts of production), and technology that could provide a sustainable competitive advantage for a biomass fed renewable energy power plant. In looking for such a technology partner, World Waste researched dozens of options but was unable to find a partner who could provide sufficient capital and operating guarantees to facilitate debt financing for a full-sized plant. This meant that a substantial amount of new equity capital would need to be raised for the creation of a demonstration-sized conversion facility and for the first-issue of a commercial plant.

         After speaking with a number of potential capital sources for the renewable energy project development initiative, it was the belief of World Waste management that if such equity could be obtained, terms for the investment would likely dilute the existing common and preferred shareholders significantly. This meant that existing common shareholders faced the likely prospect of having their positions dramatically diluted, and the preferred shareholders would likely have to participate in a series of complicated negotiations which would leave preferred shareholders significantly diluted as well. These facts led management to conclude that unless significant, material progress could be made gaining the commitment of a reliable technology provider, and significant progress could be made on the project development front with finalized feedstock agreements, site control contracts, and off-take agreements, then the likely outcome would be substantial dilution to existing shareholders.

         After reviewing management's progress on technology procurement and project development during a series of meetings in the first quarter of 2008, the board concluded that while progress had been made on renewable energy project development, this initiative contained a high degree of risk for our shareholders. The board concluded that in addition to the expected dilution to existing shareholders from the new investment required for the plan, due to the very long-term, multi-year development cycle required to develop renewable energy power plants, it was likely to be several years before any of the project development efforts might result in revenues for World Waste. Furthermore, given the board's assessment of the technical, political, environmental, operational and financing risks inherent in developing renewable energy power plants, it was concluded that until a number of such plants are up and running it may be challenging to predict the profitability of such a process and therefore it may be extremely difficult to successfully secure equity and/or debt financing for such a large capital project.

         In light of these facts, the board encouraged management to increase its effort to consider strategic options for a successful merger and/or acquisition (or "M&A") option. Since 2006, management had been evaluating several M&A candidates. One such candidate, Vertex LP, was introduced to the company through Chadbourn Securities, a broker dealer that has assisted World Waste in prior capital raising activities.

         World Waste's board of directors and management believe that the Vertex Nevada merger opportunity represents a superior potential increase in World Waste shareholder value than the opportunities currently available to World Waste in the renewable energy project development sector. By pursuing the merger, World Waste hopes to benefit from the potential results of Vertex Nevada's core business of recycling used motor oil, including its established revenue and cash flow and potential growth prospects. In addition, management of Vertex Nevada may, if it so chooses, decide to pursue the potential returns from World Waste's renewable energy project development business model.

         In evaluating whether to merge with Vertex Nevada or to focus exclusively on renewable energy project development, the World Waste board and management considered factors, including, but not limited to, the following:

         o The risks inherent in the renewable energy project development initiative including but not limited to:

         o the technical sufficiency of the conversion technology and the inability of technology and equipment providers to provide clear, consistent commitments on expected capital and operating costs substantiated by significant operating experience on municipal solid waste or construction and demolition debris;

         o the lack of certainty in the project development effort related to feedstock supply contracts from municipal solid waste or construction and demolition debris providers and site control;

         o the expected long lea times inherent in project development work for renewable energy power plants and potential delays and complications from environmental reviews, local permitting requirements, potential opposition from environmental groups, potential opposition from local activists, complex contracting for long term power contracts, and other unforeseen contingencies; and

         o the high capital costs required to build a facility which would require World Waste to raise a large amount of new equity and debt capital on a newly developed technology;

  o World Waste's preferred stock structure, including a provision that could require World Waste to make a cash redemption payment of approximately $46 million in April 2010, and the complication that presented for successfully completing a new equity financing;

  o Vertex Nevada's established used motor oil and hydrocarbon recycling business, including its ongoing revenues and cash flow and potential growth prospects;

o The risks associated with Vertex Nevada's used motor oil and hydrocarbon recycling business, including the risks described under "Risk Factors- Risks Relating to Vertex Nevada's Business";

o That although Mr. Cowart and other employees of Vertex Nevada will be prohibited from competing with Vertex Nevada while they are employed with Vertex Nevada, Mr. Cowart will only be prohibited from competing for six months after his employment with Vertex Nevada ends, other employees will be prohibited from competing for a minimum of six months after their employment with Vertex Nevada ends and that none of Mr. Cowart's affiliated companies will be prohibited from competing with Vertex Nevada following the closing of the merger.

  o The terms of the merger, including the consideration paid, and the common and preferred shareholder ownership of the combined company;

  o That holders of World Waste's preferred stock will be giving up significant rights and preferences, including the redemption provision;

  o The opinion of our financial advisor that the merger is fair to us and to each class of our stockholders;

  o The determination of our special committee that the merger is fair to and in the best interests of each class of our stockholders;

  o That significant dilution will occur to our existing holders of common stock as a result of the transactions contemplated by the merger; and

  o The interests of certain of our officers and directors in the merger (see "Interests of Certain Persons in the Merger").

         In evaluating the merger, the Board also considered the projected financial information that was provided to it by Vertex Nevada. See "-Projected Financial Information of Vertex Nevada."

         The board did not attempt to quantify, rank or otherwise assign relative weights to the factors considered in connection with its evaluation of the merger and the transactions contemplated thereby. Furthermore, the board did not undertake to make any specific determination as to whether any particular factor was essential to its decision to approve the terms of the merger. Instead, the board conducted an overall analysis of the factors described above, which included a thorough discussion of all of the above-listed factors with its legal advisors and management. In considering the factors described above, individual directors may have given different weights to different factors or reached different conclusions as to whether a specific factor weighed in favor of or against approving the merger.

         AFTER CAREFUL CONSIDERATION, A SPECIAL COMMITTEE OF WORLD WASTE'S BOARD OF DIRECTORS UNANIMOUSLY DETERMINED THAT THE MERGER AGREEMENT WAS FAIR TO, AND IN THE BEST INTERESTS OF, THE PREFERRED AND COMMON SHAREHOLDERS OF WORLD WASTE AND RESOLVED TO RECOMMEND APPROVAL AND ADOPTION OF THE MERGER AND THE MERGER AGREEMENT BY WORLD WASTE'S SHAREHOLDERS. THE WORLD WASTE BOARD OF DIRECTORS, TAKING INTO ACCOUNT THE UNANIMOUS RECOMMENDATION OF THE SPECIAL COMMITTEE, UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE MERGER AGREEMENT AND "FOR" THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES. IN CONSIDERING THESE RECOMMENDATIONS, WORLD WASTE SHAREHOLDERS SHOULD BE AWARE THAT SOME OF OUR DIRECTORS AND EXECUTIVE OFFICERS HAVE SPECIAL INTERESTS IN THE MERGER THAT ARE DIFFERENT FROM, OR IN ADDITION TO, THOSE OF WORLD WASTE STOCKHOLDERS GENERALLY.

         IN REACHING ITS DECISION, THE SPECIAL COMMITTEE CONSIDERED MANY FACTORS, INCLUDING AN ORAL OPINION DELIVERED BY LIVINGSTONE PARTNERS LLC, THE SPECIAL COMMITTEE'S FINANCIAL ADVISOR, ON AUGUST 6, 2008 AND SUBSEQUENTLY CONFIRMED IN WRITING THAT, AS OF THAT DATE, AND BASED ON AND SUBJECT TO THE MATTERS SET FORTH IN THE OPINION, THE MERGER WAS FAIR FROM A FINANCIAL POINT OF VIEW TO EACH CLASS OF WORLD WASTE'S SHAREHOLDERS.

OPINION OF THE FINANCIAL ADVISOR OF THE SPECIAL COMMITTEE OF WORLD WASTE'S BOARD OF DIRECTORS

         Livingstone Partners LLC ("LIVINGSTONE") has been retained by the special committee of the board of directors of World Waste to render its opinion with respect to the fairness, from a financial point of view, as of the date thereof, to the special committee, of the consideration to be received by each class of World Waste's shareholders in the merger. In rendering its opinion, Livingstone assumed that: (1) the merger will be consummated on the principal terms described in the merger agreement without additional material terms or conditions and that the conditions to the consummation of the merger, including all necessary consents and approvals, will be satisfied without material expense; (2) all representations, warranties and covenants to be made by the parties in the merger agreement will be true, accurate and complete in all material respects at closing; (3) all assets and liabilities (contingent or otherwise, known or unknown) of Vertex Nevada are as set forth in its consolidated financial statements; and (4) the final form of the documents relating to the merger will be substantively similar in all respects to the drafts thereof reviewed by Livingstone. Issuance of the opinion by Livingstone was approved by Livingstone's internal fairness committee.

         On August 6, 2008, at a meeting of the special committee of World Waste held to evaluate the merger, Livingstone delivered to the special committee Livingstone's written opinion dated August 6, 2008, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its opinion, the merger consideration to be received by holders of World Waste's Series A preferred stock, Series B preferred stock and common stock is fair, from a financial point of view, to each class of such shareholders.

         THE FULL TEXT OF LIVINGSTONE'S WRITTEN OPINION TO THE SPECIAL COMMITTEE, WHICH DESCRIBES, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, FACTORS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX F TO THIS PROXY STATEMENT AND IS INCORPORATED BY REFERENCE IN ITS ENTIRETY INTO THIS PROXY STATEMENT. THE FOLLOWING SUMMARY OF LIVINGSTONE'S OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, AND SHOULD BE REVIEWED TOGETHER WITH, THE FULL TEXT OF THE OPINION. WORLD WASTE SHAREHOLDERS ARE URGED TO READ THE OPINION AND CONSIDER IT CAREFULLY.

         LIVINGSTONE DELIVERED ITS OPINION TO THE SPECIAL COMMITTEE FOR THE BENEFIT AND USE OF THE BOARD OF DIRECTORS IN CONNECTION WITH AND FOR PURPOSES OF ITS EVALUATION OF THE MERGER CONSIDERATION TO BE RECEIVED BY WORLD WASTE SHAREHOLDERS FROM A FINANCIAL POINT OF VIEW. LIVINGSTONE'S OPINION DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION

TO ANY SHAREHOLDER AS TO HOW TO VOTE OR ACT IN CONNECTION WITH THE PROPOSED MERGER. THE TERMS OF THE MERGER, INCLUDING THE CONSIDERATION TO BE RECEIVED BY HOLDERS OF WORLD WASTE'S SERIES A PREFERRED STOCK, SERIES B PREFERRED STOCK AND COMMON STOCK, WERE DETERMINED THROUGH NEGOTIATIONS BY AND AMONG WORLD WASTE, VERTEX NEVADA AND THE MAJORITY HOLDER OF WORLD WASTE'S SERIES A PREFERRED STOCK, AND WERE NOT DETERMINED OR RECOMMENDED BY LIVINGSTONE.

         Livingstone's opinion does not address the merits of World Waste's underlying decision to engage in the merger nor does it constitute, nor should it be construed as, a recommendation to any of World Waste's shareholders as to how to vote on the merger or on any matter related thereto. Livingstone is not opining and does not express any opinion in any manner as to (1) the solvency or financial condition of Vertex Nevada, (2) any tax consequences that may result from the consummation of the merger, (3) the prices at which shares of World Waste's common stock will trade at any time, or (4) the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the merger, relative to the consideration paid in the merger or otherwise.

         In arriving at its opinion, Livingstone, among other things:

  o      Reviewed the merger agreement and principal terms of the merger;

  o Reviewed Vertex Nevada's audited financial statements for the periods ended December 31, 2006 and 2007;

  o Reviewed unaudited historical, estimated and projected financial and operating information with respect to the business, operations and prospects of Vertex Nevada furnished by Vertex Nevada;

  o Conducted interviews and facility tours with Vertex Nevada's senior management team to understand in detail Vertex Nevada's business, operations, financial condition, and future business prospects;

  o Compared the results of operations of Vertex Nevada with those of certain public companies which Livingstone deemed to be reasonably comparable to Vertex Nevada;

  o Reviewed the financial terms, to the extent publicly available, of certain comparable transactions which Livingstone deemed reasonably comparable to the merger;

  o Reviewed independent third-party diligence reports and supplemental analyses;

  o      Reviewed Vertex Nevada's contracts with Omega and KMTEX;

  o      Reviewed Vertex Nevada's revolving line of credit promissory note;

  o Reviewed the purchase and sale agreement and sublease agreement between Cedar Marine Terminals, L.P., a Texas limited partnership ("CMT"), and Vertex Nevada;

  o      Reviewed Vertex Nevada's list of assets and liabilities;

  o      Reviewed Vertex Nevada's related party transactions;

  o      Reviewed Vertex Nevada's employment agreement with Benjamin P. Cowart;

  o Reviewed the Certificate of Designation of Rights, Preferences and Privileges of the Vertex Nevada Series A Preferred Stock;

  o Reviewed the Certificate of Designation of Rights, Preferences, Limitations and Relative Rights of the Vertex Nevada Series B preferred stock;

  o Reviewed the other documents, leases, agreements, and permits included in the closing documents;

  o Conducted such other analyses and examinations, and such other financial, economic, and market criteria as Livingstone deemed necessary to develop its opinion;

  o Reviewed World Waste's SEC filings, audited financial statements and other financial information received from World Waste; and

  o Conducted interviews with members of World Waste's management team and their consultants to discuss the remaining assets, financial prospects and residual value of World Waste.

         In arriving at its opinion, Livingstone assumed and relied upon the accuracy and completeness of the historical audited and unaudited financial statements and other financial and operating information that Vertex Nevada furnished to it, without assuming any responsibility for independent verification of such information, and has further relied upon the assurances of Vertex Nevada management that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the actual financial information of Vertex Nevada for the fiscal year ended December 31, 2007 and the projected financial information of Vertex Nevada for the fiscal years ending December 31, 2008 through 2013, Livingstone assumed that such estimates and projections had been reasonably prepared on a basis reflecting the best currently available information and judgments of the management of Vertex Nevada as to the present and future financial performance of Vertex Nevada.

         Livingstone's opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and on the information made available to it as of, the date of the opinion. Subsequent developments may affect the opinion and Livingstone has no obligation to update, revise or reaffirm its opinion. In the event that there is any change of fact or matter affecting Livingstone's opinion after its date and prior to the consummation of the merger, Livingstone reserves the right to change, modify, or withdraw its opinion.

         At the August 6, 2008 special committee meeting and in connection with preparing its opinion for the special committee, Livingstone made a presentation of certain financial analyses of the transaction. The following is a summary of the material analyses contained in the presentation that was delivered to the special committee. Some of the summaries of financial analyses include information presented in tabular format. In order to understand fully the financial analyses performed by Livingstone, the tables must be read together with the accompanying text of each summary. The tables alone do not constitute a complete description of the financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analyses performed by Livingstone.

         The following summary is not a complete description of all of the analyses performed and factors considered by Livingstone in connection with its opinion, but rather is a summary of the material financial analyses performed and factors considered by Livingstone. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis. Selecting portions of the analyses or of the summary below, without considering the analyses as a whole, could create an incomplete view of the processes underlying Livingstone's analyses.

         Neither the reference to a specific analysis nor its order of appearance in the summary below is meant to indicate that the analysis was given more weight than any other analysis. In reaching its conclusion, Livingstone arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole and believes the totality of the factors considered and performed by Livingstone in connection with its opinion operated collectively to support its determinations as to the fairness from a financial point of view to the holders of World Waste preferred and common stock of the merger consideration contemplated to be received by holders of World Waste preferred and common stock. Livingstone did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis.

         The analyses summarized below reflect selected companies and transactions, and not necessarily all companies or transactions that may be considered relevant in evaluating Vertex Nevada or the transaction. In addition, no company or transaction used as a comparison is either identical or directly comparable to Vertex Nevada or the transaction. These analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or acquisition values of the companies concerned.

         The estimates of future performance of Vertex Nevada provided by Vertex Nevada management in or underlying Livingstone's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than those estimates. In performing its analyses, Livingstone considered industry performance, general business and economic conditions and other matters, many of which are beyond Vertex Nevada's control. Estimates of the financial value of companies do not purport to be appraisals or reflect the prices at which these companies actually may be sold. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, neither Livingstone nor any other person assumes responsibility if future results are materially different from those forecasted.

         The cash consideration and debt assumption to be received in the merger is disclosed in the implied Enterprise Value calculation of the opinion. Livingstone included both the cash consideration and debt assumption in its calculation of implied enterprise value. Livingstone determined that the $7.0 million in cash World Waste is paying for approximately 56% of Vertex Nevada was fair. In addition, the assumption of up to $1.6 million in Vertex debt, the addition of $2.4 million in new long-term debt, working capital adjustments of $3.2 million, less the $5.0 million cash at closing were also factored into the implied enterprise value calculation based on the terms set forth in the merger agreement and Livingstone's assessment of World Waste's value immediately prior to the transaction.

         In addition to the $7.0 million cash merger consideration, the debt at closing of approximately $4.0 million, the working capital deficit of approximately $3.2 million and the $5.0 million cash balance as of the closing, Livingstone reviewed other potential forms of consideration in its analysis of enterprise value for purposes of its opinion. Specifically, Livingstone analyzed World Waste's material assets, agreements, memorandums of understanding, and intellectual property (collectively, "BIOGASIFICATION ASSETS") and other assets of World Waste that will remain with Vertex Nevada following the closing. Other than the Biogasification Assets, Livingstone determined that all other assets of World Waste have zero value and therefore had no impact on Livingstone's enterprise value calculation, nor on its opinion relative to the fairness of the merger.

         The consideration payable in the merger was determined through negotiations among Vertex LP, World Waste and some of World Waste's largest shareholders, including Trellus Offshore Fund Limited (the majority holder of World Waste's Series A preferred stock) and several large holders of World Waste's Series B preferred stock and their representatives, including Bessemer Trust, Millenium Technology Partners, CentreCourt Asset Management, Northeast Securities and First Montauk Securities. The decision to enter into the merger agreement was solely that of Vertex LP and World Waste. The opinion and financial analyses of Livingstone were only one of many factors considered by the special committee in its evaluation of the merger and should not be viewed as determinative of the views of World Waste's board of directors with respect to the merger or the merger consideration to be received by holders of World Waste's preferred and common stock.

BASIS OF FINANCIAL ANALYSIS

         For the purposes of the analyses discussed below, Livingstone developed the financial analysis utilizing financial data (collectively referred to as the "EVALUATION MATERIALS") provided by Vertex Nevada and World Waste. In addition, Livingstone received and utilized various third-party technical and financial diligence reports, management presentations, and projected income statements for the fiscal years ending December 31, 2008 through December 31, 2013. Livingstone also made site visits to Vertex Nevada's facilities in Houston and Baytown, Texas and conducted interviews and discussions with various members of Vertex Nevada's senior management team.

         With respect to determining the value of World Waste, Livingstone reviewed World Waste's SEC filings and audited financial statements, the agreement between World Waste and Clean Earth Solutions regarding the sale by World Waste of specified assets and intellectual property, and information relating to the Bio-Gasification Assets, and conducted interviews with World Waste's management team and consultants. In summary, Livingstone determined that the value of World Waste approximated its residual cash balance of approximately $7.0 million, based on the status of World Waste's existing operations, its agreement with Clean Earth Solutions, and the aforementioned review of relevant financial information of World Waste. As a result, the basis of World Waste's merger contribution equates to its residual cash balance of $7.0 million and was used to derive implied merger equity value and enterprise value.

MERGER CONSIDERATION

         Livingstone calculated the implied merger equity value (defined as World Waste's cash merger contribution of $7.0 million divided by the approximately 56% ownership interest World Waste shareholders will receive in Vertex Nevada (treating as outstanding shares that are issuable upon the exercise of warrants to acquire shares of common stock at a nominal exercise price), thus establishing an implied merger equity value of approximately $12.7 million), based on the terms set forth in the merger agreement and Livingstone's assessment of World Waste's value immediately prior to the transaction. World Waste is paying $7.0 million for approximately 56% of Vertex Nevada. This establishes an implied merger transaction equity value for Vertex Nevada of $12.7 million.

IMPLIED EQUITY VALUE CALCULATION

World Waste Contribution                     $7.0 million

World Waste Ownership %                      56%

Implied Total Equity Value                   $12.7 million

         Based on the $12.7 million implied merger transaction equity valuation, Livingstone calculated the merger transaction enterprise value of Vertex Nevada to be $14.8 million, taking into account the following components:

  o Vertex Long-Term Debt - Per the merger agreement, Vertex Nevada will assume approximately $1.6 million of long-term debt currently held by Vertex LP;

  o New Long-Term Debt - Per the merger agreement, Vertex Nevada will raise approximately $2.4 million in long-term debt to meet the minimum cash requirement of $5.0 million at closing; this amount is added to the enterprise value contribution;

  o Cash - Per the merger agreement, Vertex Nevada must have $5.0 million in cash at closing, which cash is subtracted from the enterprise value calculation; and

  o Working Capital Adjustment - Based on the merger agreement and Vertex Nevada's post-close projected cash flow statement, Vertex Nevada will use approximately $3.2 million in cash during the first six months of post-close operations to fund working capital. As a result, the working capital adjustment is added to the merger transaction enterprise value in the same manner debt is because it is the economic equivalent thereof.

IMPLIED ENTERPRISE VALUE CALCULATION

Implied Total Equity Value                   $12.7 million

Vertex Debt Assumption                       $1.6 million

New Long-Term Debt                           $2.4 million

Cash at Close                                ($5.0 million)

Working Capital Adjustment                   $3.2 million

Implied Total Enterprise Value               $14.8 million


         Livingstone used this implied enterprise value to provide a baseline figure from which to compare its estimation of the value of Vertex Nevada. To the extent the implied enterprise value of the proposed transaction is greater than such estimation of the value of Vertex Nevada, Livingstone would deem the merger to be unfair from the viewpoint of World Waste's shareholders. To the extent the implied enterprise value of the merger is less than or equal to such estimation of the value of Vertex Nevada, the merger would be deemed fair to World Waste shareholders.

FAIRNESS METHODOLOGY

         Livingstone analyzed the relative fairness of the merger, from a financial perspective, from several different perspectives. The analyses set forth below analyze and compare the merger transaction implied enterprise value and equity value to the following:

  o Vertex Nevada's implied enterprise value and equity value based on the four valuation methodologies;

  o Relative implied equity contribution from both World Waste and Vertex Nevada compared to equity allocation terms per the merger agreement; and,

  o      Relative fairness to World Waste's shareholders.

1(A) COMPARABLE COMPANY ANALYSIS

         After reviewing publicly-traded companies involved in used oil recovery/recycling, alternative energy, materials recycling and oil refining, Livingstone selected three environmental services companies which it deemed most comparable to Vertex Nevada, with capabilities including waste oil aggregation, oil recycling, and renewable energy production. The selected companies have individual divisions with operations similar to that of Vertex Nevada, albeit on a larger scale with broader and more diversified operating platforms. In addition, each of these companies are members of the National Oil Recyclers Association. The three companies selected were:

  o      Clean Harbors Inc.

  o      Heritage-Crystal Clean, Inc.

  o      Newalta Income Fund

         Because no publicly-traded company was directly comparable to Vertex Nevada, however, Livingstone's analysis was based upon the characteristics of the entire sample.

         For each of the publicly-traded companies listed above, Livingstone calculated its ratio of enterprise value to the estimated earnings before interest, taxes, depreciation and amortization, or EBITDA, for the latest trailing twelve month financial performance as of its most recent public filing. For purposes of its analysis, Livingstone calculated the enterprise value as the market capitalization (as of November 5, 2008) plus total debt, minority interests and preferred stock, less cash and marketable securities.

         To account for the discrepancy in total assets, enterprise value, and operating scale between Vertex Nevada and each of the three public companies that were selected as being comparable to Vertex Nevada, Livingstone applied a 25% comparability discount to the aggregate mean enterprise value multiple of EBITDA of each of these selected companies. Livingstone determined 25% to be an appropriate size and comparability discount based on (i) historical return, size premium and CAPM-theory research published by Morningstar/Ibbotson's (a nationally recognized source of historical returns, size premiums and CAPM theory), and (ii) Livingstone's expertise in valuing smaller middle market companies compared to larger publicly-traded companies. According to Morningstar/Ibbotson's Valuation Edition, 2007, the size premium, defined as the return in excess of CAPM for companies residing in the "10-b decile" (defined by Morningstar/Ibbotson's as the smallest micro-cap companies within the composition of the NYSE/AMEX/NASDAQ market capitalization size deciles yielding the largest size premium) with market capitalizations below $173,439, is 9.68%. Livingstone attributed 38.72% of the total 25% comparability discount (or 9.68%) to this published research. In applying its experience in valuing lower middle-market companies compared to larger publicly-traded companies, Livingstone determined that numerous comparability factors should also be considered in setting an appropriate comparability discount, including, but not limited to, total assets, market capitalization, enterprise value, markets served, customer and supplier concentration, total revenue, EBITDA and EBITDA margin, lines of business, and overall financial performance. The balance of the total 25% comparability discount (or 15.32%) was attributed to Vertex Nevada's smaller size and scale of total assets, operations, lines of business, revenue, EBITDA and EBITDA margin relative to the larger comparable public companies selected in the analysis. Livingstone also took into account the fact that the Vertex Nevada Business has significant customer, supplier and market concentration compared to the more diversified operating platforms of the three selected public comparable companies. The adjusted public comparable company valuation EBITDA multiple was then multiplied by Vertex Nevada's trailing twelve month EBITDA of $2.6 million as of June 30, 2008 to arrive at an implied enterprise value for Vertex Nevada.

         Essential to the development of the market approach is the appropriate measure of earnings with which to compare Vertex Nevada to its peer group. In determining the appropriate metric, Livingstone reviewed the historical trends, as well as the projections for future operations of Vertex Nevada in terms of revenue, earnings, and cash flow. The market approach generally focuses on trailing twelve month ("TTM") as the appropriate metric for three primary reasons: (i) TTM EBITDA represents proven and verifiable performance (i.e., not affected by projections); (ii) TTM EBITDA provides the closest comparison with publicly-available financial information from comparable companies and transactions; and (iii) the debt financing markets typically lend capital based largely on TTM EBITDA performance. The use of TTM is a well-established and generally accepted valuation metric.

         Livingstone calculated the following trading multiples for the above publicly-traded companies identified as comparable to Vertex Nevada:

METHODOLOGY                         LOW     MEDIAN      MEAN        HIGH
------------------------------     ------    ------    --------     ------
Enterprise Value / TTM EBITDA      6.6x      9.5x      10.1x        14.2x

         Based upon its analysis of the full ranges of multiples calculated for the companies identified above and its consideration of various factors and judgments about current market conditions and the characteristics of the companies (including qualitative factors and judgments involving non-mathematical considerations), Livingstone determined relevant ranges of multiples for the companies (which relevant ranges were narrower than the full ranges of these multiples).

         The following table summarizes the derived relevant ranges of multiples for the publicly traded companies identified as comparable to Vertex Nevada and the ranges of Vertex Nevada's implied enterprise value based on Vertex Nevada's TTM EBITDA as of June 30, 2008:

                                                     IMPLIED ENTERPRISE VALUE OF
METHODOLOGY                      MULTIPLE RANGE           VERTEX NEVADA
------------------------------   ---------------    ----------------------------
Enterprise Value / TTM EBITDA      6.6x - 8.6x      $17.0 million-$22.1 million

         Based on the comparable public company analysis, Vertex Nevada's enterprise value ranges from $17.0 million to $22.1 million, which exceeds the implied merger transaction enterprise value of $14.8 million, implying a fair transaction to World Waste shareholders. In other words, based on the comparable public company analysis, World Waste shareholders are receiving consideration in the form of ownership in Vertex Nevada that exceeds their contribution of $7.0 million.

         It should be noted that no company used in the above analysis is identical to Vertex Nevada. In evaluating companies identified by Livingstone as comparable to Vertex Nevada or otherwise relevant to its analysis of Vertex Nevada, Livingstone made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters. Many of these matters are beyond Vertex Nevada's control, such as the impact of competition on Vertex Nevada's business, the industry generally or the companies identified above, industry growth and the absence of any material change in Vertex Nevada's financial condition and prospects, the industry, the financial markets in general or the companies identified above. A complete analysis involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies identified above and other factors that could affect the public trading values of these companies.

1(B) COMPARABLE TRANSACTION ANALYSIS

         Using publicly available information, Livingstone examined certain multiples paid or proposed to be paid in certain transactions that Livingstone deemed to be relevant. The precedent transactions with publicly available transaction valuation metrics that Livingstone considered to be relevant were:



CLOSING DATE                                    TARGET NAME                               ACQUIROR NAME
-------------------------------     -------------------------------------     --------------------------------------
May 2008                            Waste Industries USA Inc.                 Goldman Sachs Group, Macquarie
                                                                              Infrastructure Partners
April 2008                          Biffa plc                                 Montagu Private Equity Limited
March 2008                          US BioEnergy Corp.                        VeraSun Energy, Corp.
March 2008                          Waste Services of Florida, Inc.,          Advanced Disposal Services, Inc.
                                    Hauling and Materials Recycling
March 2008 (announced)              Petron Corp.                              SEA Refinery Holdings
December 2007                       Siemens Water Technologies, Two Oil       Fomento de Construcciones Y
                                    Waste Treatment Units                     Contrates SA (FCC)
August 2007                         Delta-T Corporation                       Batewin Litwin NV
June 2007                           Hydrochem Industrial Services Inc.        Aquilex Services Corp.
May 2007                            Thomson Metals and Disposal               Quantam Murray LP
May 2007                            Giant Industries Inc.                     Western Refining
April 2007                          Synagro Technologies Inc.                 The Carlyle Group
March 2007                          Shell Canada Ltd.                         Royal Dutch Shell plc
July 2006                           Houston Refining LP                       Lyondell Chemical Company


         All calculations of multiples paid or proposed to be paid in the transactions identified above were based on public information available near the time of public announcement of these transactions. Livingstone's analysis did not take into account different market and other conditions during the period in which the transactions identified above occurred.

         For each of the transactions identified above, Livingstone calculated the ratio of enterprise value implied by the transaction to the estimated EBITDA for the identified company for the latest TTM period prior to when the relevant transaction was announced. The table below summarizes TTM EBITDA trading multiples for the above transactions identified as comparable to the proposed transaction:


BENCHMARK                                       LOW               MEDIAN              MEAN                HIGH
--------------------------------------     ---------------    ---------------    ---------------     ---------------
Enterprise Value / TTM EBITDA (all              4.1x               9.1x               9.9x               19.6x
transactions)
Enterprise Value / TTM EBITDA                   4.1x               8.5x               9.6x               19.6x
(transaction size < $500 million)

         Based upon its analysis of the full ranges of multiples calculated for the transactions identified above and its consideration of various factors and judgments about current market conditions and the characteristics of the transactions and the companies involved in such transactions (including qualitative factors and judgments involving non-mathematical considerations), Livingstone determined the relevant range of multiples for the transactions (which relevant range was narrower than the full ranges of such multiples).

         The following table summarizes the derived relevant ranges of multiples for the transactions identified above as comparable to Vertex Nevada and the ranges of Vertex Nevada's implied enterprise value based on Vertex Nevada's TTM EBITDA as of June 30, 2008:


                                                                                 IMPLIED ENTERPRISE VALUE OF
METHODOLOGY                                      MULTIPLE RANGE                         VERTEX NEVADA
--------------------------------------     ---------------------------  ------------------------------------------
Enterprise Value / TTM EBITDA                     6.9x - 8.9x                       $17.8 - $23.0 million

         Based on the comparable transaction analysis, Vertex Nevada's enterprise value ranges from $17.8 million to $23.0 million, which exceeds the implied merger transaction enterprise value of $14.8 million, implying a fair transaction to World Waste shareholders. In other words, based on the comparable transaction analysis, World Waste shareholders are receiving consideration in the form of ownership in Vertex Nevada that exceeds their contribution of $7.0 million.

         It should be noted that no transaction utilized in the analysis above is identical to the merger. A complete analysis involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved in these transactions and other factors that could affect the transaction multiples in these transactions to which the merger is being compared.

1(C) DISCOUNTED CASH FLOW ANALYSIS

         Livingstone performed a discounted cash flow analysis of Vertex Nevada for the fiscal year ending December 31, 2008 through fiscal year ending December 31, 2013.

         In applying the discounted cash flow valuation approach, unlevered free cash flow (i.e., free cash flow assuming a debt-free capital structure) is projected into the future and discounted back to a present value at a discount rate meant to reflect the relative riskiness of the investment, commonly referred to as weighted average cost of capital ("WACC"). Unlevered free cash flow is defined as net operating profit after taxes ("NOPAT"), plus depreciation and amortization, less incremental annual working capital investment and capital expenditures. The resulting free cash flow represents cash available to service debt, distribute dividends to investors, and/or reinvest in the business without inhibiting current operations.

         The discounted cash flow analysis forecasts the after-tax free cash flow available to both debt and equity investors. Livingstone's analysis incorporates Vertex Nevada's management's projections through December 31, 2013. The forecasted free cash flow is discounted utilizing a risk-adjusted WACC that accounts for an appropriate long-term targeted capital structure for the company. A terminal (or residual) value reflecting the value of Vertex Nevada's free cash flows from year five into perpetuity is calculated using the Gordon Growth Model, an approach that values the business under the assumption of stable cash flows continuing into perpetuity with a nominal long-term cash flow growth rate.

         Since the discounted cash flow analysis analyzes un-levered free cash flows (i.e., cash flow on a debt-free basis which is available to both debt and equity investors), in order to determine an appropriate WACC or discount rate it is necessary to consider investors' required rates of return on both debt and equity capital.

         The cost of debt was derived by using Vertex Nevada's prospective interest rate under its amended revolving line of credit agreement of 1.00% per annum above the Index Rate, defined as the prime rate of interest per annum. In order to account for the benefit of tax shields associated with interest expense, the weighted average interest rate is multiplied by one minus Vertex Nevada's anticipated corporate tax rate of 40%. The resulting after-tax interest rate is utilized as Vertex Nevada's assumed after-tax cost of debt.

         The cost of equity for Vertex Nevada was calculated using a modified version of the CAPM. According to CAPM, the return on a security should consist of the risk-free rate, plus an additional return to compensate for the idiosyncratic risk of the security. CAPM further postulates that the opportunity cost of equity is equal to the return on risk-free securities plus the company's systematic risk (beta) multiplied by the market risk premium (ERP). CAPM is supplemented by the additional factors of a size premium and company specific risk premium.

         To carry out the CAPM approach, Livingstone estimated and calculated the following factors to arrive at Vertex Nevada's discount rate: risk free rate, equity premium, beta of Vertex Nevada, small stock premium and company specific risk. In addition, Livingstone estimated Vertex Nevada's long-term capital structure at 25% debt and 75% equity.

         The estimated un-levered free cash flows for the fiscal year ending December 31, 2008 through fiscal year ending December 31, 2013 and the terminal values as of December 31, 2013 were then discounted to present values using a range of discount rates from 21.4% to 23.4% in order to derive the un-levered enterprise values for Vertex Nevada. The discount rates as calculated reflect different assumptions regarding required rates of return by investors to compensate them for specific risks involved with an equity investment in Vertex Nevada.

         Based on this analysis, Livingstone derived a range of implied enterprise values for Vertex Nevada using the Evaluation Materials and above discounted cash flow methodology to arrive at a range of $25.7 million to $28.9 million.

         Based on the discounted cash flow analysis, Vertex Nevada's enterprise value ranges from $25.7 million to $28.9 million, which exceeds the implied merger transaction enterprise value of $14.8 million, implying a fair transaction to World Waste shareholders. In other words, based on the discounted cash flow analysis, World Waste shareholders are receiving consideration in the form of ownership in Vertex Nevada that exceeds their contribution of $7.0 million.

         While discounted cash flow analysis is a widely accepted and practiced valuation methodology, it relies on a number of assumptions, including projections, discount rates and terminal value growth. The valuation derived from the discounted cash flow analysis is not necessarily indicative of Vertex Nevada's present or future value or results.

1(D) LEVERAGED BUYOUT ANALYSIS

         The leveraged buyout ("LBO") approach is a variation of the discounted cash flow approach and is based on the projections included in the Evaluation Materials. The LBO approach, however, looks at valuation from the perspective of institutional financial buyers and the returns that they target. These returns are generated primarily through the sale of the company, typically exiting five to seven years from the date of the initial investment.

         In general, the amount a financial buyer is willing to pay for a company is not only dependent on the company's projected performance, but also constrained by the capital structure that the buyer can utilize to acquire the business. The LBO approach incorporates assumptions for how much, and what types of leverage can be supported by the company under current market conditions.

         The LBO analysis forecasts the cash flow available to the financial buyer over an investment horizon. A terminal value, reflecting the equity value of the company's free cash flow at the end of the investment horizon is calculated using the EBITDA multiple approach.

         Based on Vertex Nevada's current and projected financial performance, Livingstone formulated a pro forma capitalization and transaction structure for a leveraged buyout of Vertex Nevada. Sources and uses of funds as well as potential returns to debt holders are based on direct discussions with lenders and Livingstone's knowledge of the financing markets. Livingstone assumed total leverage of approximately $6 million (2.3x) and a total equity investment of $12 million (4.7x) based on Vertex's TTM June 2008 EBITDA.

         The exit value represents free cash flow in year five available after subtracting debt obligations and adding back any residual cash, and calculated based on an EBITDA exit multiple of 7.0x. The EBITDA exit multiple approach is utilized to estimate the enterprise value of Vertex Nevada and approximates the current sale EBITDA multiple and thus no multiple arbitrage.

         Based on this analysis, Livingstone derived a range of implied enterprise values for Vertex Nevada using the Evaluation Materials and above leveraged buyout methodology to arrive at a range of $15.4 million to $20.6 million, with a midpoint implied enterprise value of $18.0 million based on the above pro forma capitalization. The midpoint valuation of $18.0 million exceeds the implied merger transaction enterprise value of $14.8 million implying a fair transaction to WWT shareholders. In other words, based on the leveraged buyout analysis, World Waste shareholders are receiving consideration in the form of ownership in Vertex Nevada that exceeds their contribution of $7.0 million.

VALUATION SUMMARY

         Based on the four valuation methodologies, Livingstone applied a 30% weight to each of the market approaches (comparable public company and comparable precedent transaction analyses), and applied a 20% weight to the discounted cash flow and leveraged buyout analyses, to arrive at an assessed fairness opinion enterprise value of approximately $21.0 million for Vertex Nevada. The fairness opinion enterprise value of $21.0 million exceeds the implied merger transaction enterprise value of $14.8 million, implying a fair transaction to World Waste's shareholders. In other words, based on the four valuation methodologies, World Waste shareholders are receiving consideration in the form of ownership in Vertex Nevada that exceeds their contribution of $7.0 million.

TRANSACTION FAIRNESS SUMMARY

         To determine the fairness, from a financial perspective, of the merger with respect to Vertex Nevada and World Waste, Livingstone compared the merger enterprise value of Vertex Nevada to the implied fairness opinion enterprise value of Vertex Nevada in each of the four methodologies described above. In addition, Livingstone calculated the respective implied equity contributions of Vertex Nevada and World Waste based on the terms outlined in the merger agreement. Livingstone calculated Vertex Nevada's implied equity contribution as Vertex Nevada's implied fairness opinion enterprise value less cash, assumed long-term debt by the public company, and an adjustment for working capital. In summary, Livingstone is of the opinion that, from a financial point of view, as of the date of its opinion, the merger is fair to World Waste's shareholders as a whole.

         In addition, as part of the merger, Benjamin P. Cowart will be issued 100 shares of Series B preferred stock of Vertex Nevada, which shares have no economic rights but provide the holder therewith with the right to elect four of the five members of the board of directors of Vertex Nevada (at least one of whom must be "independent" as defined by the New York Stock Exchange), with the remaining director to be appointed by the holders of the Vertex Nevada Series A preferred stock. Accordingly, the holders of shares of Vertex Nevada common stock, as such, will not have the right to vote for the election of directors. It is this "control" feature that accounts for the variance between what the shareholders of Vertex Nevada immediately prior to the merger will own of Vertex Nevada post-close relative to the fairness opinion enterprise value. World Waste's shareholders are in effect being compensated for giving up control to such Vertex Nevada shareholders. Vertex Nevada is also expected to benefit from the merger through increased shareholder liquidity and access to capital.

RELATIVE CONTRIBUTION ANALYSIS

         With respect to the relative equity contribution to the merger transaction, Livingstone analyzed and compared the implied equity contribution of Vertex Nevada based on each valuation methodology compared to World Waste's $7.0 million investment for 56% of Vertex Nevada. In each valuation methodology case, from a relative contribution perspective, Livingstone is of the opinion that, from a financial point of view, as of the date of its opinion, the merger is fair to World Waste's shareholders as a whole.

WORLD WASTE SHAREHOLDER FAIRNESS SUMMARY

         In evaluating the fairness of the merger, from a financial perspective, to each class of World Waste's shareholders, Livingstone calculated a post-close equity value based on Vertex Nevada's implied fairness opinion enterprise value plus cash remaining in the public company less adjustments for the assumption of long-term debt and working capital requirements, and based on 13,656,551 shares of common stock outstanding (including shares of common stock issuable upon conversion of preferred stock and upon exercise of warrants with a nominal exercise price).

         Livingstone compared the estimated post-close equity valuation to the estimated value of the pre-close equity, which Livingstone valued as the residual cash remaining with World Waste. Livingstone assumed that World Waste's Series A preferred shareholders exercised their ability to take control of the World Waste board and dissolve World Waste. In this scenario, Livingstone assumed that World Waste would incur at least $2.0 million in wind-down costs (e.g., severance, legal, etc.). Livingstone further assumed the preference rights of the World Waste Series A and Series B preferred shareholders would ultimately prevail and they would receive 100% of the estimated $5.0 million net liquidation proceeds on a pro-rata basis based on the pre-close World Waste common share ownership (on an "as converted" basis) as of June 30, 2008. In summary, the Series A and Series B preferred shareholders and common shareholders would receive more implied equity value by entering into the merger agreement compared to the estimated proceeds distributed on a pro-rata basis from liquidating World Waste's remaining cash. Therefore, Livingstone is of the opinion that, from a financial point of view, as of the date of its opinion, the merger is fair to each class of World Waste's shareholders.

BIOGASIFICATION ASSETS FAIRNESS SUMMARY

         Livingstone reviewed World Waste's Biogasification Assets and determined that the value of the Biogasification Assets equates to the value of the cash contributed by World Waste to Vertex Nevada post-close. Based on the incremental cash consideration World Waste would contribute under this scenario, Livingstone is of the opinion that, from a financial point of view, as of the date of its opinion, the transfer of the Biogasification Assets is fair to World Waste's shareholders.

MISCELLANEOUS

         The special committee of the board of directors of World Waste retained Livingstone based upon Livingstone's experience and expertise. Livingstone is an internationally recognized investment banking firm with substantial experience in transactions similar to the merger. Livingstone, as part of its investment banking business, is continually engaged in the valuation of businesses and securities in connection with business combinations and acquisitions and for other purposes.

         Livingstone and its affiliates are engaged in investment banking and financial advisory services, securities trading, hedging, financing, brokerage activities and other financial and non-financial activities and services for various persons and entities. In the ordinary course of these activities and services, Livingstone and its affiliates may actively trade securities of World Waste for its own account or the account of its customers, and, accordingly, may at any time hold a long or short position in such securities. Livingstone may also, in the future, provide investment banking and financial advisory services to World Waste, Vertex Nevada or entities that are affiliated with World Waste or Vertex Nevada, for which Livingstone would expect to receive compensation.

FEES PAYABLE TO LIVINGSTONE

         Under the terms of an engagement agreement with Livingstone, dated as of March 7, 2008, the special committee of our board of directors engaged Livingstone as its exclusive financial advisor in connection with the merger and the merger agreement and agreed to pay Livingstone (1) a retainer fee of $50,000 upon the execution of the agreement, (2) a monthly retainer of $25,000 beginning on the third month of the agreement, (3) $75,000 upon delivery of Livingstone's opinion, which payment is not contingent upon the completion of the merger, and
(4) $250,000 upon completion of the merger, less the $50,000 initial retainer fee and less any monthly retainers. World Waste also agreed to reimburse Livingstone for its reasonable out-of-pocket expenses, including the fees and expenses of its legal counsel, subject to World Waste's right to approve in advance cumulative expenses in excess of $15,000, and agreed to indemnify Livingstone and related persons against liabilities, including liabilities under the federal securities laws, arising out of its engagement. To date, World Waste has paid Livingstone fees totaling approximately $176,000. As described in (4) above, on the closing of the merger, Livingstone will be paid an additional approximately $200,000, less an amount equal to the monthly retainers paid through the closing.

PROJECTED FINANCIAL INFORMATION OF VERTEX NEVADA

         Our senior management does not, as a matter of course, make public projections as to future performance or earnings and is especially wary of making projections for extended periods due to the unpredictability of the underlying assumptions and estimates. However, certain financial forecasts prepared by senior management of Vertex Nevada were made available to our board of directors and our financial advisors in connection with their consideration of the merger. We have included the material projections in this proxy statement to provide our stockholders access to certain nonpublic information considered by our board of directors for purposes of considering and evaluating the merger.

         Although Vertex LP has represented to our board of directors that the projections were prepared in good faith and were based on assumptions believed by it to be reasonable at the time, the inclusion of this information should not be regarded as an indication to any stockholder that our board of directors, Livingstone or any other recipient of this information considered, or now considers, it to be predictive of actual future results. The projections reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions, as well as other factors described above under the caption "Cautionary Statement Regarding Forward-Looking Information" and matters specific to Vertex Nevada's business, many of which are beyond our control. As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. Since the projections cover multiple years, such information by its nature becomes less predictive with each successive year. The financial projections were prepared solely for use of our board of directors and our financial advisors in connection with the potential transaction and not with a view toward public disclosure or toward complying with generally accepted accounting principles ("GAAP"), the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The projections included in this proxy statement were prepared by, and are the responsibility of the senior management of, Vertex Nevada. Neither our nor Vertex Nevada's independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the projected financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the projected financial information. The report of LBB & Associates Ltd., LLP included in this proxy statement relate to Vertex Nevada's historical financial information. The report does not extend to the projected financial information and should not be read to do so. Furthermore, the financial projections do not take into account any circumstances or events occurring after the projections were prepared, that were unforeseen by Vertex Nevada's senior management at the time of preparation.

         Vertex Nevada's actual results of operations for the years ended December 31, 2007, 2006 and 2005 and for the three- and nine-months ended September 30, 2008 are included in this proxy statement. Readers of this proxy statement are cautioned not to place undue reliance on the projections set forth below. No one has made or makes any representation to any stockholder regarding the information included in these projections. The inclusion of projections in this proxy statement should not be regarded as an indication that such projections will be an accurate prediction of future events, and they should not be relied on as such. Except as required by applicable securities laws, we undertake no obligation to update, or otherwise revise the material projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error.


                                                  BLACK OIL DIVISION
                                                (THOUSANDS OF DOLLARS)

                              2008                             2009                             2010
                ---------------------------------  ------------------------------   --------------------------------

                    1ST     2ND     3RD      4TH     1ST     2ND     3RD      4TH      1ST     2ND     3RD     4TH
                   QTR.     QTR.    QTR.     QTR.    QTR.    QTR.    QTR.     QTR.     QTR.    QTR.    QTR.    QTR.
                ---------------------------------  -------------------------------  --------------------------------

Revenue            $9,990  $9,990  $9,990   $9,990 $21,239 $21,239  $21,239 $21,239  $33,709 $33,709 $33,709 $33,709

Cost of Goods       9,347   9,347   9,347    9,347  20,106  20,106   20,106  20,106   32,146  32,146  32,146  32,146

Gross Margin          643     643     643      643   1,134   1,134    1,134   1,134    1,563   1,563   1,563   1,563

Expenses              347     347     347      347     372     372      372     372      397     397     397     397

EBITDA                296     296     296      296     762     762      762     762    1,166   1,166   1,166   1,166


                                           REFINING AND MARKETING DIVISION
                                                (THOUSANDS OF DOLLARS)

                              2008                             2009                             2010
                ------------------------------------------------------------------ --------------------------------

                    1ST     2ND     3RD      4TH     1ST     2ND     3RD      4TH      1ST     2ND     3RD     4TH
                   QTR.     QTR.    QTR.     QTR.    QTR.    QTR.    QTR.     QTR.     QTR.    QTR.    QTR.    QTR.
                ---------------------------------  -------------------------------  --------------------------------

Revenue            $3,277  $3,277  $3,277   $3,277  $3,604  $3,604   $3,604  $3,604   $3,965  $3,965  $3,965  $3,965

Cost of Goods       2,913   2,913   2,913    2,913   3,204   3,204    3,204   3,204    3,524   3,524   3,524   3,524

Gross Margin          364     364     364      364     400     400      400     400      440     440     440     440

Expenses               69      69      69       69      70      70       70      70       71      71      71      71

EBITDA                295     295     295      295     330     330      330     330      369     369     369     369

                                            PROPOSED RE-REFINING DIVISION
                                                (THOUSANDS OF DOLLARS)

                                        2009                                            2010
                    ----------------------------------------------  ----------------------------------------------

                     1ST QTR.   2ND QTR.    3RD QTR.    4TH QTR.     1ST QTR.    2ND QTR.   3RD QTR.    4TH QTR.
                    ---------------------------------- -----------  ----------- ----------------------------------

Revenue                $3,937     $3,937      $3,937      $3,937       $6,495      $6,495     $6,495      $6,495

Cost of Goods           2,257      2,257       2,257       2,257        3,723       3,723      3,723       3,723

Gross Margin            1,680      1,680       1,680       1,680        2,772       2,772      2,772       2,772

Expenses                  658        658         658         658          671         671        671         671

EBITDA                  1,022      1,022       1,022       1,022        2,101       2,101      2,101       2,101



                                                         50


                                              VERTEX NEVADA CONSOLIDATED
                                                (THOUSANDS OF DOLLARS)

                              2008                             2009                             2010
                ------------------------------------------------------------------ --------------------------------

                    1ST     2ND     3RD      4TH     1ST     2ND     3RD      4TH      1ST     2ND     3RD     4TH
                   QTR.     QTR.    QTR.     QTR.    QTR.    QTR.    QTR.     QTR.     QTR.    QTR.    QTR.    QTR.
                ---------------------------------  -------------------------------  --------------------------------

Revenue           $13,267 $13,267 $13,267  $13,267 $28,781 $28,781  $28,781 $28,781  $44,169 $44,169 $44,169 $44,169

Cost of Goods      12,260  12,260  12,260   12,260  25,566  25,566   25,566  25,566   39,393  39,393  39,393  39,393

Gross Margin        1,007   1,007   1,007    1,007   3,215   3,215    3,215   3,215    4,776   4,776   4,776   4,776

Expenses              415     415     415      415   1,100   1,100    1,100   1,100    1,139   1,139   1,139   1,139

EBITDA                592     592     592      592   2,114   2,114    2,114   2,114    3,637   3,637   3,637   3,637


ASSUMPTIONS

In developing these projections, Vertex Nevada management made numerous assumptions about Vertex Nevada's industry, production volumes, costs of goods sold and pricing. The projections also assume that Vertex Nevada will be able to effectively manage its business and its anticipated growth. We cannot assure you that the combined company will be successful in achieving its goals or that the assumptions which were made in arriving at the projections will not differ materially from the projections presented. Furthermore, conditions in the market in which the combined company will operate may differ significantly from those contemplated in assembling the forward-looking data. The projections do not include the additional costs associated with being a small publicly traded company, which could be significant.

The projections include projected results from a new business segment, the Re-Refining division, pursuant to which Vertex Nevada plans to re-refine aggregated feedstock, as opposed to selling the feedstock exclusively to third parties for processing (as per its existing business model.) Although Vertex Nevada believes that it has the technical and operational expertise to manage such operations, we cannot assure you that it will ultimately be successful in this endeavor. The projections include the operations from the anticipated expansion and/or build-out of the following facilities, along with their associated business segments:

Black Oil Division

o One third-party owned Northeast U.S., Re-Refinery facility for which Vertex Nevada plans to aggregate feedstock for; and

o One third-party owned Southeast U.S., Re-Refinery facility for which Vertex Nevada plans to aggregate feedstock for.

These new projects are being developed by independent, third-parties who face their own risks to successfully design, permit, finance, construct and operate these facilities.

Refining and Marketing Division

The projections assume nominal growth in Vertex Nevada's Refining and Marketing division of approximately 10% and 20%, respectively in 2009 and 2010. With lower commodity prices, Vertex Nevada anticipates its margins will experience a slight decline in the near future.

Re-Refining Division

Vertex Nevada will have to obtain significant financing to bring its Re-Refining division on-line. For the first location in Baytown, Texas Vertex Nevada estimates this need to be approximately $2.0 million based on current steel prices and estimates by contractors. The extent of external funding requirements will also be contingent on the operational cash flow of Vertex Nevada, which will determine the amount of available cash to fund this program internally. External funding will depend heavily on credit markets and the price of Vertex Nevada stock, for which no assurances can be provided of future conditions.

The projections also assume that customer relationships will remain strong and that Vertex Nevada will be able to effectively aggregate, transport, and process raw materials at competitive pricing. To date, Vertex Nevada has been successful in procuring raw materials at a discount to market prices, and the success of Vertex Nevada will, in part, depend on its ability to continue to do so in the future. Furthermore, the projections assume that Vertex Nevada will be able to achieve these discount benefits while it expands into new regional markets in which it currently has no significant presence. Competitive pressures and barriers to entry in certain markets may be more intense than Vertex Nevada anticipates, and there can be no assurance that it will be successful in expanding its business segments into these new markets.

Updated Projections

Based on more current information, including actual results of operations for the first three quarters of 2008, in January 2009, management of Vertex Nevada revised its anticipated projections. In particular, due to changes in market conditions for financing and other changes faced by the third parties who will be developing the projects for the expansion of the Black Oil division, Vertex Nevada now believes that the projected financial results with respect to the Black Oil division are likely to be delayed by 12 months.

The earnings included in the revised projections, which were not originally included in the projections provided to WWT in connection with the proposed merger, were based on market conditions in effect at the time such revised projections were made, including but not limited to historical margin spreads between certain feedstocks as of September 30, 2008.

The following revised projections were provided to World Waste's board of directors and financial advisors. Upon review of the revised projections, Livingstone reaffirmed its opinion to the World Waste board regarding the fairness of the merger. Vertex Nevada's ability to meet these revised projections continues to be dependent upon many factors beyond its control, including obtaining the necessary funding to implement its various growth initiatives. In addition, these projected results are unlikely to be achieved unless market conditions for the pricing of various oil commodities, which have continued to deteriorate over the past several months, improve significantly.

                                        BLACK OIL DIVISION
                                        ------------------
                                      (THOUSANDS OF DOLLARS)
                                      ----------------------

                               2008                                       2009
               -------------------------------------       -------------------------------------
                ACTUAL   ACTUAL    ACTUAL
                 1ST       2ND      3RD       4TH           1ST       2ND       3RD       4TH
                 QTR.      QTR.     QTR.      QTR.          QTR.      QTR.      QTR.      QTR.
               -------------------------------------       -------------------------------------

Revenue        $11,533   $13,141   $14,203   $ 6,201       $ 4,657   $ 8,371   $10,708   $11,122

Cost of Goods   11,033    12,477    13,855     6,181         4,362     7,895    10,050    10,537

Gross Margin       500       664       348        20           295       476       658       585

Expenses           236       307       326       772           380       338       315       337

EBITDA             264       357        22      (752)          (85)      138       344       247




                                2010                                      2011
                 -------------------------------------     -------------------------------------

                  1ST       2ND       3RD       4TH         1ST       2ND       3RD       4TH
                  QTR.      QTR.      QTR.      QTR.        QTR.      QTR.      QTR.      QTR.
               -------------------------------------       -------------------------------------

Revenue          $ 8,558   $10,146   $12,299   $12,478     $14,012   $17,340   $19,563   $19,670

Cost of Goods      8,167     9,661    11,635    11,888      13,385    16,536    18,580    18,762

Gross Margin         392       485       665       590         627       804       983       908

Expenses             223       221       249       267         230       269       290       311

EBITDA               169       264       416       324         397       535       693       597







                                       52


                                 REFINING AND MARKETING DIVISION
                                 -------------------------------
                                      (THOUSANDS OF DOLLARS)
                                      ----------------------

                               2008                                       2009
               -------------------------------------       -------------------------------------
                ACTUAL   ACTUAL   ACTUAL
                 1ST       2ND      3RD       4TH           1ST       2ND       3RD       4TH
                 QTR.      QTR.     QTR.      QTR.          QTR.      QTR.      QTR.      QTR.
               -------------------------------------       -------------------------------------

Revenue        $ 3,130   $ 4,663   $10,192   $ 2,060       $ 1,455   $ 2,689   $ 2,852   $ 2,992

Cost of Goods    2,672     3,699     8,596     3,314         1,471     2,354     2,570     2,678

Gross Margin       458       964     1,595    (1,254)          (16)      335       282       314

Expenses           118       162       154      (311)          114       106        83        90

EBITDA             340       802     1,441      (943)         (130)      229       199       224




                                 2010                                     2011
                  -------------------------------------    -------------------------------------

                   1ST       2ND       3RD       4TH        1ST       2ND       3RD       4TH
                   QTR.      QTR.      QTR.      QTR.       QTR.      QTR.      QTR.      QTR.
                  -------------------------------------    -------------------------------------

Revenue           $ 2,283   $ 3,297   $ 3,308   $ 3,380    $ 2,539   $ 3,581   $ 3,541   $ 3,576

Cost of Goods       2,121     2,851     2,916     2,971      2,312     3,058     3,092     3,118

Gross Margin          162       446       392       409        227       522       449       457

Expenses               58        71        66        72         41        55        52        56

EBITDA                104       375       326       337        186       467       397       401





                                            PROPOSED RE-REFINING DIVISION
                                            -----------------------------
                                                (THOUSANDS OF DOLLARS)
                                                ----------------------

                                        2009                                            2010
                    --------------------------------------------    --------------------------------------------

                     1ST QTR.   2ND QTR.    3RD QTR.    4TH QTR.     1ST QTR.    2ND QTR.   3RD QTR.    4TH QTR.
                    --------------------------------------------    --------------------------------------------

Revenue             $     99   $  2,700    $  5,294    $  5,485     $  8,764    $ 11,598   $ 11,833    $ 12,032

Cost of Goods            215      2,427       4,773       4,908        7,741      10,330     10,585      10,702

Gross Margin            (116)       273         521         577        1,023       1,268      1,248       1,330

Expenses                   7         99         155         166          221         251        238         255

EBITDA                  (122)       174         366         412          803       1,017      1,010       1,075



                                        2011
                    --------------------------------------------

                     1ST QTR.   2ND QTR.    3RD QTR.    4TH QTR.
                    --------------------------------------------

Revenue             $ 14,112   $ 14,222    $ 14,359    $ 14,469

Cost of Goods         12,451     12,619      12,802      12,836

Gross Margin           1,661      1,603       1,558       1,633

Expenses                 230        219         221         227

EBITDA                 1,430      1,384       1,346       1,406



                                    VERTEX NEVADA CONSOLIDATED
                                    --------------------------
                                      (THOUSANDS OF DOLLARS)
                                      ----------------------

                               2008                                        2009
               -------------------------------------      -------------------------------------
                ACTUAL   ACTUAL   ACTUAL
                 1ST       2ND      3RD       4TH          1ST       2ND       3RD       4TH
                 QTR.      QTR.     QTR.      QTR.         QTR.      QTR.      QTR.      QTR.
               -------------------------------------      -------------------------------------

Revenue        $14,663   $17,804   $24,395   $ 8,261      $ 6,211   $13,761   $18,853   $19,599

Cost of Goods   13,705    16,177    22,451     9,496        6,048    12,677    17,392    18,123

Gross Margin       958     1,627     1,943    (1,235)         163     1,084     1,461     1,476

Expenses           354       469       480       461          500       543       553       593

EBITDA             604     1,158     1,463    (1,695)        (337)      541       909       883



                               2010                                        2011
               -------------------------------------      -------------------------------------
                 1ST       2ND      3RD       4TH          1ST       2ND       3RD       4TH
                 QTR.      QTR.     QTR.      QTR.         QTR.      QTR.      QTR.      QTR.
               -------------------------------------      -------------------------------------

Revenue        $19,605   $25,041   $27,440   $27,890      $30,663   $35,143   $37,463   $37,715

Cost of Goods   18,029    22,842    25,135    25,561       28,149    32,213    34,474    34,717

Gross Margin     1,577     2,199     2,304     2,329        2,515     2,930     2,989     2,998

Expenses           501       543       553       593          501       544       554       594

EBITDA           1,076     1,656     1,751     1,736        2,013     2,386     2,436     2,405




EBITDA RECONCILIATION

The above data include projected EBITDA. EBITDA is earnings before interest and other income, taxes, depreciation and amortization. EBITDA is not a measurement of financial performance under GAAP and should not be considered as a substitute for operating or net income or cash flows from operating activities. Vertex Nevada believes that EBITDA is relevant and useful information commonly used by investors and other interested parties. Accordingly, we are disclosing this information to permit a more comprehensive analysis of Vertex Nevada's projected operating performance and liquidity, and as an additional measure of its ability to meet future requirements for debt service, capital expenditures and working capital.

When we issue non-GAAP financial measures such as EBITDA in a filing with the SEC, applicable regulations require us to present the most directly comparable financial measures calculated and presented in accordance with GAAP. Net income is the most comparable to the EBITDA figures set forth above. In the table below, the non-GAAP EBITDA figures are obtained by subtracting the GAAP figures for expenses from the GAAP figures for gross margins. The GAAP figures for net income are obtained by also subtracting the GAAP figures for depreciation and amortization and other income (expense) from EBITDA.

                                 EBITDA RECONCILIATION

                                   BLACK OIL DIVISION
                                 (THOUSANDS OF DOLLARS)

                              2008                                  2009
                ---------------------------------     -------------------------------

                   ACTUAL  ACTUAL  ACTUAL
                    1ST     2ND     3RD      4TH        1ST     2ND     3RD      4TH
                    QTR.    QTR.    QTR.     QTR.       QTR.    QTR.    QTR.     QTR.
                ---------------------------------     -------------------------------

Gross Margin         $500    $664    $348     $ 20       $295    $476     $658    $585

Expenses              236     307     326      772        380     338      315     337

EBITDA                264     357      22     (752)       (85)    138      344     247
Depreciation and
amortization            0       0       0        0          0       0        0       0
Other income
(expense)               0       0       0        0          2       2        2       2

Net income            264     357      22     (752)       (87)    137      342     246



                                2010                                2011
                ---------------------------------     -------------------------------
                    1ST     2ND     3RD      4TH        1ST     2ND     3RD      4TH
                    QTR.    QTR.    QTR.     QTR.       QTR.    QTR.    QTR.     QTR.
                ---------------------------------     -------------------------------

Gross Margin         $392    $485    $665     $590       $627    $804     $983    $908

Expenses              223     221     249      267        230     269      290     311

EBITDA                169     264     416      324        397     535      693     597
Depreciation and
amortization            0       0       0        0          0       0        0       0
Other income
(expense)               2       2       2        2          2       2        2       2

Net income            167     261     414      321        395     532      691     595


                                           REFINING AND MARKETING DIVISION
                                                (THOUSANDS OF DOLLARS)

                              2008                                2009
                ---------------------------------     -------------------------------

                   ACTUAL  ACTUAL  ACTUAL
                    1ST     2ND     3RD      4TH        1ST     2ND     3RD      4TH
                    QTR.    QTR.    QTR.     QTR.       QTR.    QTR.    QTR.     QTR.
                ---------------------------------     -------------------------------

Gross Margin         $458    $964  $1,595  $(1,254)      $(16)   $335     $282    $314

Expenses              118     162     154     (311)       114     106       83      90

EBITDA                340     802   1,441     (943)      (130)    229      199     224
Depreciation and
amortization            0       0       0        0          0       0        0       0
Other income
(expense)               0       0       0        0          0       0        0       0

Net income            340     802   1,441     (943)      (130)    229      199     224


                                2010                                2011
                ---------------------------------     -------------------------------

                    1ST     2ND     3RD      4TH        1ST     2ND     3RD      4TH
                    QTR.    QTR.    QTR.     QTR.       QTR.    QTR.    QTR.     QTR.
                ---------------------------------     -------------------------------

Gross Margin         $162    $446    $392     $409       $227    $522     $449    $457

Expenses               58      71      66       72         41      55       52      56

EBITDA                104     375     326      337        186     467      397     401
Depreciation and
amortization            0       0       0        0          0       0        0       0
Other income
(expense)               0       0       0        0          0       0        0       0

Net income            104     375     326      337        186     467      397     401


                                            PROPOSED RE-REFINING DIVISION
                                                (THOUSANDS OF DOLLARS)

                                2009                                2010                                2011
                ---------------------------------     -------------------------------     -------------------------------

                    1ST     2ND     3RD      4TH        1ST     2ND     3RD      4TH        1ST     2ND     3RD      4TH
                    QTR.    QTR.    QTR.     QTR.       QTR.    QTR.    QTR.     QTR.       QTR.    QTR.    QTR.     QTR.
                ---------------------------------     -------------------------------     -------------------------------

Gross Margin        $(116)   $273    $521     $577     $1,023  $1,268  $1,248  $1,330     $1,661  $1,603   $1,558  $1,633

Expenses                7      99     155      166        221     251     238     255        230     219      211     227

EBITDA               (122)    174     366      412        803   1,017   1,010   1,075      1,430   1,384    1,346   1,406
Depreciation and
amortization            0       0       0        0          0       0       0       0          0       0        0       0
Other income
(expense)               0       0       0        0          0       0       0       0          0       0        0       0

Net income           (122)    174     366      412        803   1,017   1,010   1,075      1,430   1,384    1,346   1,406



                                                         54



                                              VERTEX NEVADA CONSOLIDATED
                                                (THOUSANDS OF DOLLARS)


                              2008                                2009
                ---------------------------------      -------------------------------

                   ACTUAL  ACTUAL  ACTUAL
                    1ST     2ND     3RD      4TH         1ST     2ND     3RD      4TH
                    QTR.    QTR.    QTR.     QTR.        QTR.    QTR.    QTR.     QTR.
                ---------------------------------      -------------------------------

Gross Margin         $958  $1,627  $1,943  $(1,235)     $  163  $1,084   $1,461  $1,476

Expenses              354     469     480      461         500     543      553     593

EBITDA                604   1,158   1,463   (1,695)       (337)    541      909     883
Depreciation and
amortization            0       0       0        0           0       0        0       0
Other income
(expense)               0       0       0        0           2       2        2       2

Net income            604   1,158   1,463   (1,695)       (339)    540      907     881



                                2010                                2011
                ---------------------------------      -------------------------------

                    1ST     2ND     3RD      4TH         1ST     2ND     3RD      4TH
                    QTR.    QTR.    QTR.     QTR.        QTR.    QTR.    QTR.     QTR.
                ---------------------------------      -------------------------------

Gross Margin       $1,577  $2,199  $2,304   $2,329      $2,515  $2,930   $2,989  $2,998

Expenses              501     543     553      593         501     544      554     594

EBITDA              1,076   1,656   1,751    1,736       2,013   2,386    2,436   2,405
Depreciation and
amortization            0       0       0        0           0       0        0       0
Other income
(expense)               2       2       2        2           2       2        2       2

Net income          1,074   1,654   1,749    1,734       2,011   2,384    2,433   2,402



MANAGEMENT AND OPERATIONS OF VERTEX NEVADA AND MERGER SUBSIDIARY AFTER THE
MERGER

         Mr. Cowart will own 100 shares of Vertex Nevada's Series B preferred stock immediately prior to the merger, which shares have no economic rights but which entitle the holder thereof to elect four of the five members of Vertex Nevada's board of directors, at least one of whom must be "independent" as defined by the New York Stock Exchange. The holders of Vertex Nevada's Series A preferred stock will be entitled to elect the remaining Vertex Nevada director. Accordingly, so long as any shares of Vertex Nevada Series B preferred stock remain outstanding, the holders of shares of Vertex Nevada common stock will not have the right to vote for the election of directors. The rights, privileges, restrictions, and preferences of the Vertex Nevada Series A and Series B preferred stock are set forth in the Certificates of Designation, which are attached to this proxy statement as Appendices D and E, respectively.

         Mr. Cowart has advised us that immediately subsequent to the merger, the board of directors of Vertex Nevada will consist of: Dan Borgen, Benjamin P. Cowart, Ingram Lee, David Phillips and John Pimentel. Mr. Pimentel will be deemed to be the designee of the holders of the Vertex Nevada Series A preferred stock.

INTERESTS IN THE MERGER OF WORLD WASTE'S DIRECTORS, EXECUTIVE OFFICERS, AND OTHER RELATED PERSONS

         As of December 31, 2008, our directors and executive officers beneficially owned approximately 18.50% of our outstanding common stock. In considering the recommendation of World Waste's board of directors, you should be aware that some of our directors, executive officers and other related persons have interests in the merger that are different from, or in addition to, the interests of our shareholders generally that may present actual or potential conflicts of interests. These interests include the following:

         Chadbourn Securities assisted World Waste in capital raising, initially identified the Vertex Nevada merger opportunity (see "Background of the Merger") and has advised Vertex Nevada and Mr. Cowart in structuring the merger. In consideration therefore and for continued support and involvement going forward, Vertex Nevada may issue Chadbourn and some of its affiliates a total of up to 2,550,000 shares of Vertex Nevada's common stock, representing approximately 1.7% of the total outstanding shares of capital stock of Vertex Nevada immediately following the merger. Laird Q. Cagan is a managing director of Chadbourn and of Cagan McAfee Capital Partners, a strategic advisory firm at which John Pimentel has been affiliated since 2002.

         Each existing director of World Waste holds restricted shares and/or options of World Waste's common stock that are subject to forfeiture under certain circumstances. Because the merger will be deemed to be a "change in control" (as defined in the agreements pursuant to which such shares and options were issued), upon the closing of the merger, the forfeiture provisions will automatically terminate and all options will vest in full.

         Upon consummation of the merger, Mr. Pimentel will serve as a member of Vertex Nevada's board of directors as the designee of the holders of Vertex Nevada's Series A preferred stock. In addition, it is currently anticipated that Vertex Nevada will enter into an executive employment agreement with each of John Pimentel, pursuant to which, effective as of the closing of the merger, Mr. Pimentel will serve as Vertex Nevada's Senior Vice President of Corporate Development, and with Matthew Lieb (World Waste's Chief Operating Officer), pursuant to which, effective as of the closing of the merger, Mr. Lieb will serve as Vertex Nevada's Chief Operating Officer. Mr. Pimentel's agreement is expected to provide for an initial two year term and Mr. Leib's is expected to provide for an initial four year term, with automatic annual renewals unless either party elects not to renew. Mr. Pimentel and Mr. Lieb are expected to receive an annual salary of $156,000 and $150,000, respectively, and to each receive a grant to acquire up to 200,000 shares of Vertex Nevada common stock at a price equal to Vertex Nevada's closing price on the tenth day following the closing of the merger. Certain other members of World Waste's management (including Adam Shore, our interim Chief Financial Officer) may also be asked by Vertex Nevada to provide Vertex Nevada with consulting or other management services following the merger, for which they will receive compensation.

VOTING AGREEMENT WITH CERTAIN SHAREHOLDERS

         In May 2008, Eddie Campos and the G&A Zabka Pederson Trust, who beneficially own a total of approximately 7.4% of our outstanding common stock, entered into a voting agreement with us pursuant to which such holders agreed to vote their shares of common stock in favor of the merger. In addition, under the voting agreement, each such holder has agreed to vote against any action which would reasonably be expected to result in a breach of the merger agreement, or other documents and agreement contemplated by the merger agreement, or to compete with, interfere with or delay timely consummation of the merger and related transactions. With respect to matters not covered by the voting agreement, such holders may vote their shares of World Waste common stock in their sole discretion, provided that such vote is not reasonably expected to compete with, interfere with or delay timely consummation of the merger and related transactions.

         The voting agreement specifically covers all shares of common stock owned by the holders as of the date of the voting agreement, together with any other shares of common stock, the voting power over which is acquired by such holders during the period from and including the date of the voting agreement through and including the date on which the voting agreement is terminated in accordance with its terms.

         The voting agreement includes customary representations made by World Waste and each holder, and contains restrictions on the transferability of the shares by the holders. The voting agreement terminates on the earliest to occur of (1) the date on which the merger is consummated, (2) one year following the date on which the voting agreement is executed, or (3) upon notice of termination by World Waste to the holders.

INTERESTS OF VERTEX NEVADA'S DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

         COWART EMPLOYMENT AGREEMENT

         In connection with the merger, Vertex Nevada will enter into an employment agreement with Benjamin P. Cowart pursuant to which Mr. Cowart will serve as Vertex Nevada's Chief Executive Officer effective for a term of five years following the closing of the merger.

         Mr. Cowart's compensation package includes (1) a base salary of $190,000, subject to annual increases as determined in the sole discretion of the compensation committee of Vertex Nevada's board of directors, and (2) a bonus payment determined in the sole discretion of the compensation committee. Mr. Cowart will also be eligible to participate in Vertex Nevada's stock option plan and other benefit plans. Vertex Nevada may terminate Mr. Cowart's employment for "cause" (which is defined to include, among other things, a material breach of the agreement by Mr. Cowart). Mr. Cowart may terminate his agreement upon delivery to Vertex Nevada of written notice of termination for any reason, including "good reason," which is defined to include, among other things, a material breach of the agreement by Vertex Nevada, or a modification of Mr. Cowart's duties such that they are inconsistent with the position and title of Chief Executive Officer.

         Upon termination of the agreement on the five-year anniversary thereof, or for "cause," Mr. Cowart will be entitled to any salary accrued through such termination date, as well as any other benefits to which he may be entitled under any stock plan or other benefit plan that Vertex Nevada maintains. If such agreement is terminated without "cause" or Mr. Cowart resigns for "good reason," Mr. Cowart will be entitled to continue to receive his salary then in effect for a period of six months following the date of termination.

         Pursuant to the agreement, as long as Mr. Cowart is employed thereunder and for a period of six months thereafter, he may not engage or participate in any business that is in competition in any manner whatsoever with Vertex Nevada's business (as presently or hereafter conducted), subject to certain exceptions.

         Although Mr. Cowart will be prohibited from competing with Vertex Nevada while he is employed with Vertex Nevada, he will only be prohibited from competing for six months after his employment with Vertex Nevada ends. Additionally, none of Mr. Cowart's affiliated companies, including Vertex LP, will be prohibited from competing with Vertex Nevada following the closing of the merger. Accordingly, this individual or these entities could be in a position to use industry experience gained while working with Vertex Nevada to compete with Vertex Nevada.

         OTHER EMPLOYMENT AGREEMENTS

         Following the merger, it is anticipated that Vertex Nevada will enter into employment agreements with each of Chris Carlson (Secretary), Greg Wallace (Operations) and John Strickland (Manager of Supply). The terms of these agreements have not yet been determined.

         TERMINATION OF COWART GUARANTEES

         Pursuant to the merger agreement, as a condition to the obligation of the parties to close the merger, the parties to the merger have agreed to use their commercially reasonable efforts to obtain the termination of all personal guarantees given by Mr. Cowart and his family members with respect to $1.6 million of certain indebtedness owed by Vertex LP. The foregoing indebtedness will be assumed by Vertex Nevada upon the transfer to it of the Vertex Nevada Business.

         VERTEX NEVADA - CMT SUBLEASE

         As a condition to the closing of the merger, Cedar Marine Terminal, L.P., a Texas limited liability partnership ("CMT") owned by Vertex LP (but not part of the Vertex Nevada Business being transferred to Vertex Nevada), must enter into a sublease with Vertex Nevada for Vertex Nevada's use of a portion of certain real property leased by CMT from a third-party and located in Baytown, Chamber County, Texas. The property was originally leased by CMT under a master lease from CP Terminal, LLC, a Texas limited liability company unrelated to Vertex LP. CP Terminal's consent is required in order for CMT and Vertex Nevada to enter into the sublease.

         It is a condition to the closing of the merger that the sublease is entered into in connection with a purchase and sale agreement between CMT and Vertex Nevada. Pursuant to this agreement, Vertex Nevada would agree to purchase from CMT certain equipment for use on the property. Under the sublease, Vertex Nevada would have the exclusive right to use a specified portion of the property and the right to use, in common with others, the common areas on the property. In addition, Vertex Nevada would have the right to use the subleased premises for manufacturing marine diesel, vacuum gas oil, alternative fuels and any other products, consistent with Vertex Nevada's current business plans, which Vertex Nevada may choose to manufacture in the future, so long as such usage is a permitted use on the property.

         The sublease would terminate on February 28, 2017, subject to an extension option if the master lease is extended. The sublease could also be terminated if the purchase agreement is terminated.

         Vertex Nevada's rent under the sublease would initially be $1 per month commencing 90 days following the closing of the merger, provided that the rent would increase to $4,500 per month following the date on which Vertex Nevada commences any construction activities on the property. However, if CMT and Vertex Nevada enter into an operating agreement under which CMT is compensated for its services as operator of the property, the rent would remain at $1 per month during the period in which such an operating agreement is in effect. In addition to the rent, Vertex Nevada would also pay to CMT Vertex Nevada's pro rata share of charges for utilities, including gas, electricity, light and heat, among others.

         VERTEX NEVADA - CMT PURCHASE AGREEMENT

         As a condition to the closing of the merger, CMT and Vertex Nevada are required to enter into an equipment purchase and sale agreement pursuant to which CMT will agree to sell to Vertex Nevada equipment to be used by Vertex Nevada on the subleased property described above.

         The equipment will be purchased in its current condition, as-is, with all faults, and without any warranty. Vertex Nevada will have responsibility for operating and maintaining the equipment, and for operating the equipment in compliance with all applicable laws.

         At the time the purchase agreement is executed, there will be security interests on the equipment as a result of payments owed by CMT to a third-party lender, as well as a lien on the equipment in connection with certain litigation against CMT. Pursuant to the purchase agreement, Vertex Nevada will agree to make the payments owed to the lender prior to delinquency. It is a condition to closing the transactions contemplated by the purchase agreement that Vertex Nevada receives a written agreement from the lender stating that, upon CMT's receipt of $1,000,000 from Vertex Nevada, the lender will release its security interests in the equipment. Any lien on the equipment in connection with the above-referenced lawsuit must also be removed prior to the purchase of the equipment, and the equipment must be delivered free and clear of any liens and claims.

         The purchase price for the equipment will be $1,500,000, and will be payable in installments. Vertex Nevada will be required to make a payment to CMT within 45 days of the end of each fiscal quarter. The quarterly payment will be equal to Vertex Nevada's net profits from operations for the preceding fiscal quarter, if any, not to exceed $250,000. The quarterly payments will continue until such time as the purchase price is paid in full. For the purposes of the purchase agreement, "net profits" will be defined as Vertex Nevada's total revenues from its operations using the equipment for any fiscal quarter minus the total expenses for that fiscal quarter in connection with the operations of the equipment.

         Until the security release amount is paid in full, the equipment will remain the property of CMT. However, Vertex Nevada will have the right, with CMT's reasonable consent, to improve and modify the equipment prior to the transfer of title. Regardless of the transfer of title to the equipment, all improvements, and all trade secrets, patents, copyrights, and other intellectual property related to thereto, will be the property of Vertex Nevada.

         Under the purchase agreement, Vertex Nevada will not be deemed to be in default if there are no Vertex Nevada net profits for any fiscal quarter or number of fiscal quarters (and therefore no payments toward the purchase price). However, CMT will be permitted to terminate the purchase agreement with thirty days' prior written notice to Vertex Nevada, if (1) there are no net profits for any quarter following the first twenty fiscal quarters after the closing; or (2) at any time (whether before or after five years have elapsed), Vertex Nevada's board of directors has provided CMT with written notice of its intent not to move forward with operation of the equipment. In such event, CMT's only remedy will be to terminate the purchase agreement, and Vertex Nevada will have no other liability or obligation to CMT thereunder, except that CMT will have the right to retain any payments made to it by Vertex Nevada as of the date of the termination of the purchase agreement.

         In addition, Vertex Nevada will have the right to terminate the purchase agreement, without liability or obligation to CMT, if Vertex Nevada does not achieve net profits reasonably satisfactory to it.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

         The following is a summary of the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) whose shares of World Waste preferred or common stock are exchanged in the merger for shares of Vertex Nevada preferred or common stock. This summary does not purport to consider all aspects of U.S. federal income taxation that might be relevant to our shareholders. For purposes of this discussion, we use the term "U.S. holder" to mean a beneficial owner of shares of World Waste preferred or common stock who is, for U.S. federal income tax purposes:

         o        a citizen or resident of the United States;

         o a corporation created or organized under the laws of the United States or any of its political subdivisions;

         o a trust that (1) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

         o an estate that is subject to U.S. federal income tax on its income regardless of its source.

         If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds World Waste preferred or common stock, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. A partner of a partnership holding World Waste preferred or common stock should consult the partner's tax advisor regarding the U.S. federal income tax consequences of the merger to the partner.

         This discussion is based on current law, which is subject to change, possibly with retroactive effect. The discussion applies only to beneficial owners who hold shares of World Waste preferred or common stock as capital assets, and does not apply to shares of preferred or common stock received in connection with the exercise of employee stock options or otherwise as compensation or to certain types of beneficial owners who may be subject to special rules (such as insurance companies, banks, tax-exempt organizations, financial institutions, broker-dealers, partnerships, S corporations or other pass-through entities, mutual funds, traders in securities who elect the mark-to-market method of accounting, shareholders subject to the alternative minimum tax, shareholders who have a functional currency other than the U.S. dollar, or shareholders who hold preferred or common stock as part of a hedge, straddle, or a constructive sale or conversion transaction). This discussion also does not address the U.S. tax consequences to any shareholder who, for U.S. federal income tax purposes, is a non-resident alien individual, foreign corporation, foreign partnership, or foreign estate or trust, and does not address any receipt of cash in connection with the cancellation of shares of stock appreciation rights, restricted stock units, or options to purchase shares of common stock, or any other matters relating to equity compensation or benefit plans. Furthermore, this discussion does not address any aspect of state, local, or foreign tax laws, and no ruling has been or will be sought from the Internal Revenue Service on the tax consequences of the merger.

         U.S. FEDERAL INCOME TAX CONSEQUENCES TO WORLD WASTE SHAREHOLDERS WHO PARTICIPATE IN THE MERGER

         Subject to the qualifications and limitations set forth above, the material U.S. federal income tax consequences of the merger, as a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended, to U.S. holders should be as follows:

         o a holder of World Waste preferred or common stock will not recognize any gain or loss upon the exchange in the merger of that shareholder's shares of preferred or common stock for shares of Vertex Nevada preferred or common stock;

         o a holder of World Waste preferred or common stock will have a tax basis in the Vertex Nevada preferred or common stock received in the merger equal to the tax basis of the World Waste stock surrendered in the merger by that holder;

         o the holding period for shares of Vertex Nevada preferred or common stock received in the merger in exchange for shares of World Waste preferred or common stock will include the holding period for the shares of World Waste stock surrendered in the merger; and

         o in the case of a holder of World Waste preferred or common stock who holds shares of World Waste stock with differing tax bases and/or holding periods, the preceding rules will be applied to each identifiable block of World Waste stock.

         U.S. FEDERAL INCOME TAX CONSEQUENCES TO WORLD WASTE SHAREHOLDERS WHO EXERCISE DISSENTERS' RIGHTS

         Subject to the qualifications and limitations set forth above, for U.S. federal income tax purposes, any U.S. holder of World Waste preferred or common stock who exercises dissenters' rights in connection with the merger will generally be required to recognize gain or loss upon the exchange of that shareholder's shares of World Waste preferred or common stock for cash, measured by the difference between the amount of cash received and the tax basis in that holder's shares of World Waste preferred or common stock. This gain or loss will generally be a capital gain or loss and will be a long-term capital gain or loss if the holding period for the shares of World Waste preferred or common stock is more than one year at the date of the exchange.

         Backup withholding of tax may apply to cash payments to which a non-corporate U.S. holder is entitled under the merger agreement upon the exercise of dissenters' rights, unless the U.S. holder or other payee provides World Waste with a signed Substitute Form W-9 containing a taxpayer identification number and a certification that that such number is correct, and otherwise complies with the backup withholding rules.

         Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowable as a refund or a credit against a U.S. holder's U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

         Cash received by U.S. holders in the merger upon the exercise of dissenters' rights will also be subject to information reporting unless an exemption applies.

         THE U.S. FEDERAL INCOME TAX CONSEQUENCES DESCRIBED ABOVE ARE NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE MERGER. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH SHAREHOLDER SHOULD CONSULT THE SHAREHOLDER'S TAX ADVISOR REGARDING THE APPLICABILITY OF THE RULES DISCUSSED ABOVE TO THE SHAREHOLDER IN LIGHT OF THE SHAREHOLDER'S PARTICULAR CIRCUMSTANCES AND REGARDING THE APPLICABILITY OF STATE, LOCAL, AND FOREIGN TAX LAWS.

ACCOUNTING TREATMENT


         The merger will be accounted for as a business acquisition of World Waste pursuant to which Vertex Nevada is considered to be the acquiring entity. In the merger, the shareholders of World Waste will exchange 100% of their shares for approximately 56% of the shares of Vertex Nevada, and World Waste will merge with and into Merger Subsidiary, a wholly owned subsidiary of Vertex Nevada. Vertex Nevada will be the continuing entity for financial reporting purposes. The audited financial statements of Vertex Nevada have been prepared as if Vertex Nevada has always been a reporting company. After the closing of the merger and as a result of the share exchange, Vertex Nevada will account for the merger as an acquisition of World Waste under the purchase method of accounting.



CALIFORNIA HEARING REGARDING THE FAIRNESS OF THE MERGER

         Section 3(a)(10) of the Securities Act of 1933, as amended, provides an exemption from the registration requirements of the Securities Act for "any security which is issued in exchange for one or more bona fide outstanding securities . . . where the terms and conditions of such issuance and exchange are approved, after a hearing upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities in such exchange have the right to appear . . . by any state or territorial banking or insurance commission or other governmental authority expressly authorized by law to grant such approval."

         Section 25142 of the California Corporate Securities Law of 1968 authorizes the California Commissioner of Corporations to (1) hold a hearing upon the fairness of the terms and conditions of the Vertex Nevada preferred and common stock to be issued in the merger in exchange for World Waste preferred and common stock and (2) approve the terms and conditions of such issuance and exchange. Approval by the California Commissioner of the fairness of the terms of the issuance of Vertex preferred and common stock means that the issuance of such shares will be exempt from registration under the Securities Act pursuant to the exemption provided by Section 3(a)(10) of the Securities Act.

         On June 30, 2008, World Waste submitted an application to the California Commissioner for purposes of scheduling a "fairness hearing" for a permit regarding the issuance of Vertex Nevada preferred and common stock in the merger in exchange for World Waste preferred and common stock. We plan to send a notice of the California Commissioner's fairness hearing to our shareholders promptly following the mailing of this proxy statement. The notice will explain how our shareholders will have the opportunity to appear and be heard at the fairness hearing in connection with the merger.

         At the fairness hearing, the California Commissioner will be asked to issue a permit approving the fairness of the terms of the issuance of Vertex preferred and common stock to World Waste's shareholders pursuant to the merger agreement. If issued, the effectiveness of the permit will be conditioned upon approval of the merger agreement at the special meeting by World Waste's preferred and common shareholders.

VERTEX NEVADA TRADING AND STOCK MARKET AFTER THE MERGER

         Although the common stock of Vertex Nevada is not currently publicly traded, we anticipate that the Vertex Nevada common stock will be traded on the OTC Bulletin Board following the completion of the merger and that Vertex Nevada will continue to file reports and other documents with the SEC as the successor to World WASTE.

RESTRICTIONS ON THE RESALE OF VERTEX NEVADA STOCK AFTER THE MERGER

         The shares of Vertex Nevada preferred and common stock that are issued in the merger to our shareholders in exchange for their World Waste preferred and common stock will be freely transferable without registration under the Securities Act, except that any shareholder who is an "affiliate" of Vertex Nevada (as the term "affiliate" is defined in Rule 144 of the Securities Act) may not resell such Vertex Nevada shares unless the transaction is registered under the Securities Act or unless a registration exemption is available, such as that provided by Rule 144. Rule 144(a)(1) defines an affiliate of Vertex Nevada as "a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer." Furthermore, the Vertex Nevada preferred stock will not be traded on any public market and, as described in the section of this proxy statement entitled "Description of Vertex Nevada Capital Stock - Preferred Stock - Vertex Nevada Series A Preferred Stock" beginning on page 135, there are restrictions on the ability of a holder to convert his or her shares of Vertex Nevada preferred stock into shares of Vertex Nevada common stock. The Vertex Nevada shares to be issued to certain insiders, founders and early owners of World Waste will remain subject to a contractual lock-up voluntarily entered into by such holders as a condition to World Waste's receipt of prior rounds of financing.

         Under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who is an affiliate of Vertex Nevada and who has held the shares for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then-outstanding shares of Vertex Nevada common stock or the average weekly trading volume of the Vertex Nevada common stock during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions and notice requirements, require that Vertex Nevada have been subject to the Exchange Act periodic reporting requirements for at least three months before the sale (which requirement will be satisfied if Vertex Nevada is treated as a successor to World Waste for SEC reporting purposes), and require that Vertex Nevada has filed all required reports under the Exchange Act for the twelve months preceding the sale (or for such shorter period as it has been subject to such reporting requirements).

         The shares of Vertex Nevada Series A preferred stock that are issued in the merger to our shareholders in exchange for their World Waste Series A or Series B preferred stock will not be transferable by a Vertex Nevada affiliate unless the transaction is registered under the Securities Act or unless a registration exemption is available. Because the Vertex Nevada Series A preferred stock will not be traded on any public market, the manner of sale requirements of Rule 144 will not be satisfied and the affiliate will be unable to rely upon the resale exemption provided by Rule 144.

         THE DISCUSSION IN THE PRECEDING THREE PARAGRAPHS DOES NOT ADDRESS ANY RESALE RESTRICTIONS THAT MAY BE IMPOSED BY STATE OR FOREIGN SECURITIES LAWS, RULES, AND REGULATIONS, NOR DOES IT ADDRESS ANY U.S. FEDERAL, STATE, OR FOREIGN RESALE RESTRICTIONS THAT MAY APPLY TO (1) SHARES OF VERTEX NEVADA PREFERRED OR COMMON STOCK ACQUIRED UPON THE EXERCISE OF OPTIONS OR WARRANTS OR (2) SHARES OF VERTEX NEVADA COMMON STOCK THAT ARE ACQUIRED UPON THE CONVERSION OF SHARES OF VERTEX NEVADA SERIES A PREFERRED STOCK. YOU SHOULD CONSULT WITH YOUR COUNSEL REGARDING SUCH RESALE RESTRICTIONS. THE SEC HAS NOT APPROVED OR DISAPPROVED OF THE SHARES OF VERTEX NEVADA PREFERRED AND COMMON STOCK TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS PROXY STATEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         Prior to the merger, each holder of Vertex Nevada stock will be required to execute an agreement pursuant to which he or she agrees not to sell any of his or her shares until the one-year anniversary of the closing of the merger, and thereafter until the three-year anniversary of the closing, not to sell, in any given three-month period, more than that number of shares as equals 5% of the total number of shares then beneficially owned by such holder (in each case, subject to early termination in the event that Vertex Nevada's common stock trades at or above $15.00 per share for 20 consecutive trading days on average daily volume of at least 7,500 shares). Although holders of World Waste's common stock who receive shares of Vertex Nevada's common stock in the merger will not be required to enter into such an agreement, we have agreed to attempt to obtain a similar agreement from certain of our directors, officers and other common shareholders. In addition, certain holders of World Waste's common stock are currently parties to a contractual lock-up with World Waste with respect to their shares, which lock-ups may remain in place following the Closing.

MATERIAL DIFFERENCES BETWEEN WORLD WASTE'S SECURITIES AND VERTEX NEVADA'S SECURITIES

         The following is a summary of material differences between the existing World Waste common stock, World Waste Series A preferred stock, and World Waste Series B preferred stock, and the Vertex Nevada common stock and Vertex Nevada Series A preferred stock issuable pursuant to the merger. Please see "Comparison of the Rights of World Waste and Vertex Nevada Shareholders" beginning on page 140 for a further discussion of such differences.

         COMMON STOCK

         Holders of World Waste and Vertex Nevada common stock possess similar rights. Each is entitled to equal dividends and distributions per share with respect to the common stock when, as and if declared by their respective board of directors from funds legally available therefor. No holder of any shares of World Waste or Vertex Nevada common stock has a preemptive right to subscribe for any of their respective securities, nor are any of the respective common shares subject to redemption or convertible into other securities. Upon liquidation, dissolution or winding-up of either corporation, and after payment of creditors and preferred stockholders, if any, the assets of such corporation would be divided pro rata on a share-for-share basis among the common shareholders of each of Vertex Nevada and World Waste, respectively. Each share of World Waste's common stock and Vertex Nevada common stock is entitled to one vote on all matters presented to shareholders, except that, so long as any shares of Vertex Nevada Series A preferred stock and Vertex Nevada Series B preferred stock are outstanding, holders of Vertex Nevada common stock will not have the right to vote for the election of directors.

         The Articles of Incorporation of World Waste provide for cumulative voting whereas the Articles of Incorporation of Vertex Nevada do not contain such a provision.

         PREFERRED STOCK

         The following outlines material differences between the Vertex Nevada Series A preferred stock issuable to existing holders of World Waste preferred stock under the merger, and the currently outstanding shares of World Waste Series A preferred stock and World Waste Series B preferred stock:

  o DIVIDENDS. Holders of World Waste Series A preferred stock and World Waste Series B preferred stock are currently entitled to receive cumulative dividends at the rate of 8% per annum. In addition, each share of World Waste preferred stock is entitled to fully participate in any dividends paid to the holders of World Waste common stock on a common stock equivalent basis. Holders of shares of Vertex Nevada Series A preferred stock will be entitled to receive non-cumulative dividends only if and when declared by Vertex Nevada's board of directors.

  o LIQUIDATION RIGHTS. In the event of a sale, liquidation or dissolution of World Waste, and prior to any liquidation payment on any junior capital stock of World Waste, holders of shares of World Waste Series A preferred stock and Series B preferred stock are entitled to receive a liquidation preference of $2.50 per share and $100 per share, respectively (in each case plus accrued but unpaid dividends), and to participate fully with holders of World Waste's common stock (on an as if converted basis) with respect to the distribution of any remaining assets of World Waste. Each holder of Vertex Nevada Series A preferred stock will be entitled to a liquidation payment of $1.49 per share, prior to any liquidation payment made on any junior shares of Vertex capital stock. After they receive their full liquidation payments, holders of Vertex Nevada Series A preferred stock will not be entitled to any additional distributions.

  o MANDATORY REDEMPTION. Holders of World Waste Series A preferred stock and Series B preferred stock are entitled to demand that World Waste redeem their shares in April 2010 at a price equal to the original purchase price of such shares plus accrued but unpaid dividends. Holders of shares of Vertex Nevada Series A preferred stock will have no such redemption rights.

  o VETO RIGHTS. As long as at least 50% of the World Waste Series A preferred stock remains outstanding (but subject to certain other conditions), World Waste is prohibited from taking certain corporate actions without the approval of the holders of a majority of the outstanding shares of World Waste Series A preferred stock. Holders of Vertex Nevada Series A preferred stock have no such veto rights.

  o BOARD OF DIRECTORS. Holders of World Waste Series A preferred stock have the right to elect two of the members of World Waste's board of directors and, under certain circumstances, to elect a majority of the members of the board of directors. By contrast, as long as at least 50% of the Vertex Nevada Series A preferred stock remains outstanding, holders of Vertex Nevada Series A preferred stock are entitled to elect one of Vertex Nevada's five-member board of directors.

  o OPTIONAL CONVERSION. Subject to certain exceptions, the World Waste Series A preferred stock and World Waste Series B preferred stock will automatically convert into shares of World Waste common stock upon the occurrence of certain conditions, and may be converted into World Waste common stock at any time at the option of the holder. By contrast, the holders of Vertex Nevada Series A preferred stock are restricted in their ability to convert their shares during the first three years following issuance of the Vertex Nevada Series A preferred stock.

               DISSENTERS' RIGHTS FOR SHAREHOLDERS OF WORLD WASTE

         If you do not vote your World Waste preferred or common shares in favor of the merger agreement, then, by making a written demand for payment and complying with the procedures set forth in Chapter 13 of the California General Corporation Law, you will be entitled to exercise dissenters' rights and receive an amount equal to the fair market value of your shares as of May 19, 2008, which was the last trading day before the public announcement of the merger.

         The closing price for World Waste's common stock on May 19, 2008 was $.19 per share. Our preferred stock is not publicly traded. CHAPTER 13 OF THE CALIFORNIA GENERAL CORPORATION LAW PROVIDES THAT FAIR MARKET VALUE FOR PURPOSES OF DISSENTERS' RIGHTS SHALL BE DETERMINED WITHOUT TAKING INTO ACCOUNT ANY APPRECIATION FROM THE PROPOSED MERGER.

         A copy of Chapter 13 of the California General Corporation Law is attached to this proxy statement as Appendix H. You should read it for more complete information concerning dissenting shareholders' rights. The following discussion in this section is qualified in its entirety by reference to Appendix H, and the following discussion does not constitute legal advice or a recommendation that shareholders should exercise their dissenters' rights.

         THE REQUIRED PROCEDURES SET FORTH IN CHAPTER 13 OF THE CALIFORNIA GENERAL CORPORATION LAW MUST BE FOLLOWED EXACTLY OR ANY DISSENTING SHAREHOLDERS' RIGHTS MAY BE LOST. FURTHERMORE, THE FAIR MARKET VALUE OF YOUR SHARES DETERMINED UNDER CHAPTER 13 MAY BE MORE THAN, LESS THAN, OR THE SAME AS THE VALUE OF THE MERGER CONSIDERATION FOR YOUR SHARES.

         In order to be entitled to exercise dissenting shareholders' rights, you may not vote in favor of the merger agreement. Thus, if you wish to dissent and you execute and return a proxy in the accompanying form, you must specify that your shares are to be voted "AGAINST" the merger agreement or you must return the proxy with instructions to vote "ABSTAIN." You will lose your potential dissenting shareholders' rights by voting "FOR" the merger agreement.

         To be effective, an exercise of dissenting shareholder's rights must be made by, or on behalf of, the registered shareholder. Beneficial owners who do not also hold their shares of record may not directly make dissenters' rights demands. The beneficial holder must, in such cases, have the registered owner submit the required demand in respect of those shares. If you hold your shares of preferred or common stock in a brokerage account or in other nominee form and you wish to exercise dissenters' rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand by the nominee.

         Upon shareholder approval of the merger agreement, World Waste will have ten days following the approval to send to those shareholders who did not vote in favor of the merger agreement a written notice of such shareholder approval accompanied by:

         o        a copy of Chapter 13 of the California General Corporation
                  Law;

         o a statement of the price determined by World Waste to represent the fair market value of the dissenting shares as of May 19, 2008; and

         o a brief description of the procedures to be followed if a shareholder desires to exercise dissenting shareholders' rights.

         Within 30 days after the date on which the notice of the approval of the merger agreement is mailed, a shareholder who plans to exercise dissenting shareholders' rights must make written demand upon World Waste for the purchase of dissenting shares and payment to the shareholder of their fair market value. The written demand must specify the number of shares held of record by the shareholder and a statement of what the shareholder claims to be the fair market value of those shares as of May 19, 2008. At the same time, the shareholder must surrender, at World Waste's principal office or the office of its transfer agent, the certificates representing the dissenting shares to be stamped or endorsed with a statement that they are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed. Any shares of

World Waste preferred or common stock that are transferred prior to their submission for endorsement will lose their status as dissenting shares, and a dissenting shareholder may not withdraw his or her dissent or demand for payment unless World Waste's consents to the withdrawal.

         If World Waste and the dissenting shareholder agree that the surrendered shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder will be entitled to the agreed price with interest from the date of such agreement. The applicable interest rate will be the rate then set by law for the accrual of interest on judgments for money. World Waste must pay the fair value of the dissenting shares within thirty days after the amount thereof has been agreed upon or thirty days after any statutory or contractual conditions to the merger have been satisfied, whichever is later. The obligation to pay for the dissenting shares is subject to receipt of the certificates representing them.

         If World Waste denies that the shares surrendered are dissenting shares, or if the dissenting shareholder and World Waste fail to agree upon a fair market value of such shares, then the dissenting shareholder must, within six months after the notice of approval is mailed, file a complaint in the Superior Court of the proper County in California requesting the court to make such determination(s) or intervene in any pending action brought by any other dissenting shareholder. If the complaint is not filed or intervention in a pending action is not made within the specified six-month period, the dissenters' rights will be lost. If the fair market value of the dissenting shares is at issue, the court will determine, or will appoint one or more impartial appraisers to determine, such fair market value.

         If any of the actions or events described above occurs after the effective time of the merger, the foregoing references to "World Waste" shall instead be deemed to refer to "Merger Subsidiary" as the surviving corporation in the merger.

                              THE MERGER AGREEMENT

         THIS SECTION DESCRIBES THE MATERIAL TERMS OF THE MERGER AGREEMENT. THE DESCRIPTION IN THIS SECTION AND ELSEWHERE IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX A AND WHICH, TOGETHER WITH ALL OTHER APPENDICES TO THIS PROXY STATEMENT, WE INCORPORATE BY REFERENCE INTO THIS PROXY STATEMENT. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND MAY NOT CONTAIN ALL OF THE INFORMATION ABOUT THE MERGER AGREEMENT THAT IS IMPORTANT TO YOU. WE ENCOURAGE YOU TO READ CAREFULLY THE MERGER AGREEMENT IN ITS ENTIRETY.

         THE MERGER AGREEMENT HAS BEEN INCLUDED AS AN APPENDIX TO THIS PROXY STATEMENT TO PROVIDE YOU WITH INFORMATION REGARDING ITS TERMS. EXCEPT FOR THE MERGER AGREEMENT'S STATUS AS A CONTRACTUAL DOCUMENT THAT ESTABLISHES AND GOVERNS THE LEGAL RELATIONS AMONG THE PARTIES WITH RESPECT TO THE MERGER, THE MERGER AGREEMENT IS NOT INTENDED TO BE A SOURCE OF FACTUAL, BUSINESS, OR OPERATIONAL INFORMATION ABOUT THE PARTIES TO THE MERGER AGREEMENT, NAMELY, WORLD WASTE, VERTEX LP, VERTEX NEVADA, MERGER SUBSIDIARY, AND MR. COWART.

         THE MERGER AGREEMENT CONTAINS REPRESENTATIONS AND WARRANTIES OF THE PARTIES TO THE MERGER AGREEMENT, WHICH ARE MADE TO AND SOLELY FOR THE BENEFIT OF EACH OTHER. THE ASSERTIONS EMBODIED IN THE REPRESENTATIONS AND WARRANTIES ARE QUALIFIED AND MODIFIED BY INFORMATION CONTAINED IN DISCLOSURE SCHEDULES THAT THE PARTIES EXCHANGED IN CONNECTION WITH THE SIGNING OF THE MERGER AGREEMENT. ACCORDINGLY, YOU SHOULD NOT RELY ON THE REPRESENTATIONS AND WARRANTIES AS CHARACTERIZATIONS OF THE ACTUAL STATE OF FACTS ABOUT WORLD WASTE, VERTEX LP, VERTEX NEVADA, MERGER SUBSIDIARY, OR MR. COWART BECAUSE (1) THEY WERE MADE ONLY AS OF THE DATE OF THE MERGER AGREEMENT OR A PRIOR SPECIFIED DATE, (2) IN SOME CASES THEY ARE SUBJECT TO QUALIFICATIONS WITH RESPECT TO MATERIALITY AND KNOWLEDGE, AND (3) THEY ARE MODIFIED IN IMPORTANT PART BY THE UNDERLYING DISCLOSURE SCHEDULE. WORLD WASTE'S DISCLOSURE SCHEDULE CONTAINS INFORMATION THAT HAS BEEN INCLUDED IN OUR PRIOR FILINGS WITH THE SEC, AS WELL AS NON-PUBLIC INFORMATION. MOREOVER, INFORMATION CONCERNING THE SUBJECT MATTER OF THE REPRESENTATIONS AND WARRANTIES MAY HAVE CHANGED SINCE THE DATE OF THE MERGER AGREEMENT, AND SUCH SUBSEQUENT INFORMATION MAY OR MAY NOT BE FULLY REFLECTED IN OUR PUBLIC DISCLOSURES.

STRUCTURE OF THE MERGER

         World Waste will be merged with and into Merger Subsidiary; the separate corporate existence of World Waste will cease; Merger Subsidiary will continue as the surviving corporation under the name "World Waste Technologies, Inc."; and Merger Subsidiary will succeed to and assume all of the rights, assets, and liabilities of World Waste.

         Prior to the completion of the merger, Vertex LP will transfer the Vertex Nevada Business to Vertex Nevada and, as part of that transfer, Vertex Nevada will assume up to $1.6 million of Vertex LP's indebtedness as well as other specified liabilities of Vertex LP. It is currently contemplated that Vertex Nevada's common stock will be traded on the OTC Bulletin Board following the completion of the merger, and that Vertex Nevada will file reports with the SEC as the successor to World Waste. The Vertex Nevada Series A preferred stock will not be traded on any public market, and there will be restrictions on the ability of a holder to convert his or her shares of Vertex Nevada Series A preferred stock into shares of Vertex Nevada common stock. Prior to the completion of the merger, World Waste will deliver to certain of Vertex Nevada's existing shareholders a total of $4.4 million in cash (unless and to the extent that such condition to closing is waived or modified).

EFFECTIVE TIME OF THE MERGER

         The closing of the transactions contemplated by the merger agreement will occur on the second business day after all of the conditions to the merger set forth in the merger agreement have been satisfied or waived, or on such other date as the parties may agree. The effective time of the merger will occur at the time that the parties to the merger agreement file a short-form agreement of merger (with attached officers' certificates) with the Secretary of State of the State of California on the closing date of the merger or on a later date agreed to by the parties.

MERGER CONSIDERATION


         At the effective time of the merger, except with respect to World Waste shareholders who exercise their dissenters' rights in compliance with California law, (1) each outstanding share of World Waste's Series A preferred stock will be converted into the right to receive 0.4062 shares of Vertex Nevada Series A preferred stock, (2) each outstanding share of World Waste's Series B preferred stock will be converted into the right to receive 11.651 shares of Vertex Nevada's Series A preferred stock, and (3) each outstanding share of World Waste's common stock will be converted into the right to receive 0.10 share of Vertex Nevada common stock. After the merger, Merger Subsidiary will remain a wholly owned subsidiary of Vertex Nevada.

         After the effective time of the merger, each outstanding stock certificate or book-entry share representing shares of World Waste preferred or common stock converted in the merger will represent only the right to receive the merger consideration described above. Any World Waste shares that are held by Vertex Nevada will be cancelled at the effective time of the merger without the payment of any consideration for such shares.

         In lieu of fractional shares, each World Waste shareholder who would otherwise be entitled to a fraction of a share of Vertex Nevada preferred or common stock (after aggregating all shares that otherwise would be received by such shareholder) will receive one additional share of Vertex Nevada preferred or common stock, as applicable.

DISSENTERS' RIGHTS

         If you do not wish to participate in the merger by receiving shares of Vertex Nevada stock in exchange for your shares of World Waste stock, you must not vote in favor of the merger agreement and you must exercise your dissenters' rights in accordance with the requirements of California law. A copy of the applicable California statutory provisions is included as Appendix H to this proxy statement, and a summary of these provisions can be found in the section entitled "Dissenters' Rights for Shareholders of World Waste" beginning on page 63 of this proxy statement.

TREATMENT OF WORLD WASTE OPTIONS AND WARRANTS IN THE MERGER

         Each option and warrant to acquire shares of World Waste common stock outstanding immediately prior to the merger will be assumed by Vertex Nevada in the merger and become an option or warrant to acquire 0.10 shares of Vertex Nevada common stock. As of the date of this proxy statement, these options and warrants were exercisable for a total of up to approximately 13.0 million shares of World Waste's common stock. After the effective time of the merger, holders of options and warrants issued by World Waste will no longer have any rights to purchase World Waste stock.

         Pursuant to the merger, certain of the existing shareholders of Vertex Nevada will be issued options and warrants of Vertex Nevada to acquire up to a total of approximately 800,000 shares of Vertex Nevada's common stock with generally the same terms and conditions as World Waste's options and warrants being assumed by Vertex Nevada in the merger, such that the existing Vertex Nevada shareholders will hold, immediately upon closing of the merger, 40% of the total number of outstanding options and warrants of Vertex Nevada (exclusive of warrants to purchase up to approximately 90,000 shares with a nominal exercise price and exclusive of 600,000 outstanding options which will be held by Vertex Nevada's employees, directors, and consultants at the time of the merger). These options and warrants will be issued to the Vertex Nevada shareholders (excluding shareholders who were issued shares for providing consulting services) in accordance with their ownership interests in Vertex Nevada. Accordingly, Mr. Cowart and his affiliated entities (who collectively own approximately 95% of the stock of Vertex Nevada) will be issued options and warrants to acquire up to approximately 760,000 shares of Vertex Nevada common stock, and the three other Vertex Nevada shareholders (Chris Carlson, Greg Wallace and Albert D'Antoni) will be issued the remaining options and warrants.

EXCHANGE PROCEDURES

         After the effective time of the merger, Vertex Nevada will make available, and each holder of World Waste preferred or common stock will be entitled to receive, upon surrender to Vertex Nevada of any certificates evidencing such preferred or common stock for cancellation and a letter of transmittal or assignment separate from certificate in customary form, the portion of the merger consideration into which such shares of preferred or common stock have been converted pursuant to the merger. Until so surrendered or delivered, each such certificate will be deemed after the effective time of the merger to evidence only the right to receive upon surrender the corresponding pro rata portion of the merger consideration.

         After the effective time of the merger, the stock transfer book of World Waste will be closed and there will be no further registration or transfers of World Waste preferred or common stock.

         If a shareholder has lost a World Waste stock certificate, or if the certificate has been stolen or destroyed, then before the shareholder will be entitled to receive any portion of the merger consideration, he or she will need to make an affidavit of the fact of such loss, theft, or destruction and, if required by Vertex Nevada, post an indemnity or bond in a reasonable amount sufficient to protect Vertex Nevada against any claim that may be made with respect to such certificate.

         PLEASE DO NOT SEND YOUR STOCK CERTIFICATES TO US, TO VERTEX NEVADA, OR TO OUR TRANSFER AGENT UNTIL THE MERGER IS COMPLETED AND YOU HAVE RECEIVED TRANSMITTAL INSTRUCTIONS FROM VERTEX NEVADA.

CHARTER DOCUMENTS OF VERTEX NEVADA; EXECUTIVE OFFICERS AND DIRECTORS

         Copies of the Articles of Incorporation and Bylaws of Vertex Nevada are attached to this proxy statement as Appendices B and C, respectively.

         A copy of the Certificate of Designation that will govern the rights, privileges, restrictions, and preferences of the Vertex Nevada Series A preferred stock is attached to this proxy statement as Appendix D, and a copy of the Certificate of Designation that will govern the rights, privileges, restrictions, and preferences of the Vertex Nevada Series B preferred stock is attached to this proxy statement as Appendix E.

         The persons who are expected to serve as Vertex Nevada's executive officers and directors immediately after the effective time of the merger are identified in the section of this proxy statement entitled "Executive Officers, Directors and Key Employees of Vertex Nevada Following the Merger" beginning on page 114.

CHARTER DOCUMENTS AND MANAGEMENT OF MERGER SUBSIDIARY

         Unless otherwise agreed by Vertex Nevada and World Waste, (1) the articles of organization and operating agreement of Merger Subsidiary in effect immediately prior to the effective time of the merger will continue in effect after the effective time until thereafter amended; (2) the manager of Merger Subsidiary immediately prior to the effective time of the merger will continue in office until his or her successor is appointed or until such manager's earlier death, resignation, or removal; and (3) each officer of Merger Subsidiary immediately prior to the effective time of the merger will continue in office until his or her successor is appointed or until the officer's earlier death, resignation, or removal.

REPRESENTATIONS AND WARRANTIES; SURVIVAL

         World Waste, on the one hand, and Vertex LP, Vertex Nevada, Merger Subsidiary, and Mr. Cowart, as agent of the shareholders of Vertex Nevada, on the other hand, have made representations and warranties in the merger agreement to each other regarding, among other things:

         o due organization, valid existence, good standing, and qualification to do business;

         o the power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement, including approval of the merger agreement by the party's board of directors or other governing body;

         o        the enforceability of the merger agreement against it or them;

         o capitalization, including the number of shares of stock and options and warrants outstanding;

         o the absence of certain specified violations of, or conflicts with, organizational documents, applicable law, and certain agreements as a result of entering into the merger agreement and consummating the merger;

         o the required consents and approvals of governmental authorities in connection with the execution, delivery, and performance of the merger agreement, the merger, and the other transactions contemplated by the merger agreement;

         o        the maintenance of accurate books and records;

         o        the accuracy of financial statements;

         o assets used and owned, including title to the assets, and outstanding liabilities, including the absence of undisclosed liabilities;

         o taxes, including the filing of tax returns and the payment of taxes;

         o        intellectual property;

         o        material contracts, including compliance with such contracts;

         o employment and labor matters, including matters relating to employee benefit plans;

         o        legal proceedings;

         o        compliance with applicable laws, rules, and regulations;

         o        licenses and permits granted by governmental authorities;

         o the absence of a material adverse effect and certain other changes or events since December 31, 2007;

         o        insurance policies;

         o        restrictions on business activities;

         o        related party transactions;

         o        the absence of undisclosed brokers' and finders' fees; and

         o the accuracy of representations and warranties in the merger agreement, including no omission to state any material facts.

         Many of the representations and warranties are qualified by a "material adverse effect" or "material adverse change" standard. For purposes of the merger agreement, a "material adverse effect" or a "material adverse change" with respect to a specified person or entity means a material adverse effect on
(1) the assets, liabilities, condition (financial or otherwise), properties, business or prospectus of that person or entity, (2) the validity, binding effect, or enforceability of the merger agreement or any of several specified related documents against that person or entity, or (3) the ability of the person or entity to perform its obligations under the merger agreement or any of several specified related documents.

         The representations and warranties made by Vertex LP, Vertex Nevada, Merger Subsidiary, and Mr. Cowart in the merger agreement will survive the effective time of the merger.

COVENANTS

         The merger agreement contains covenants among the parties relating to the following matters, among other things, and the majority of these covenants must be performed prior to the completion of the merger:

         o CONDUCT OF BUSINESS PRIOR TO THE MERGER - Each of World Waste, Vertex LP, and Vertex Nevada must conduct its activities in the ordinary course prior to the completion of the merger, which includes an agreement not to sell any of its assets, amend its organizational documents, pay dividends, or repurchase stock;

         o COWART EMPLOYMENT AGREEMENT - Mr. Cowart and Vertex Nevada must enter into an employment agreement (the "COWART EMPLOYMENT AGREEMENT") with material terms summarized in the section of this proxy statement entitled "The Merger - Interests of Vertex Nevada's Directors and Executive Officers in the Merger" beginning on page 56;

         o TERMINATION OF COWART GUARANTEES - The parties must use their commercially reasonable efforts to obtain the termination of all personal guarantees given by Mr. Cowart and his family members regarding $1.6 million of indebtedness owed by Vertex LP to Regents Bank (the "COWART GUARANTEES"), which indebtedness will be assumed by Vertex Nevada upon the transfer to it of the Vertex Nevada Business by Vertex LP;

         o TRANSFER OF THE VERTEX NEVADA BUSINESS - Vertex LP must transfer the Vertex Nevada Business to Vertex Nevada (see the section of this proxy statement entitled "Summary of the Proxy Statement - The Parties to the Merger" beginning on page 5);

         o CALIFORNIA FAIRNESS HEARING - The parties must attempt to obtain approval by the California Commissioner of Corporations of the fairness of the terms of the issuance in the merger of Vertex preferred and common stock (see the section of this proxy statement entitled "The Merger - California Hearing Regarding the Fairness of the Merger" beginning on page 60;

         o SEC REPORTING - As the post-merger successor to World Waste for SEC reporting purposes, Vertex Nevada must comply with the reporting requirements of the Exchange Act and maintain the trading of the Vertex Nevada common stock on the OTC Bulletin Board;

         o DUE DILIGENCE - Each party to the merger agreement must cooperate with the other parties in their pre-merger due diligence investigation;

         o CONSENTS AND APPROVALS - The parties must use commercially reasonable efforts to obtain any necessary consents and approvals required to permit the completion of the merger;

         o NOTIFICATION OF ADVERSE CHANGES - Each party to the merger agreement must notify the others of any material adverse change in its condition, of any breach in its representations or warranties (including an obligation to update its disclosure schedule), or of any fact that is reasonably likely to cause the party to be unable to be able to comply with its covenants in the merger agreement;

         o SPECIAL MEETING - World Waste must hold the special meeting and use commercially reasonable efforts to obtain shareholder approval of the merger agreement;

         o NO SOLICITATION OF ALTERNATIVE ACQUISITION PROPOSALS - Neither Vertex LP nor Vertex Nevada, nor any of their representatives, is permitted, directly or indirectly, to (1) solicit, engage in discussions, or negotiate with any person (regardless of who initiates such discussions or negotiations), or take any other action intended or designed to facilitate the efforts of any person, relating to the possible acquisition of Vertex LP or any significant portion of its interests, capital stock, or assets by any person, (2) provide information to any person with respect to Vertex LP relating to such a possible alternative acquisition, (3) enter into an agreement with any person providing for a possible alternative acquisition, or
                  (4) make or authorize any statement, recommendation, or solicitation in support of any possible alternative acquisition;

         o CONFIDENTIALITY - Each party must maintain the confidentiality of non-public information that it obtains about other parties to the merger agreement;

         o LOCK-UP AGREEMENTS - Each existing Vertex Nevada shareholder must enter into an agreement with Vertex Nevada (the "VERTEX NEVADA LOCK-UP AGREEMENTS") pursuant to which the shareholder agrees that, unless and until Vertex Nevada's common stock trades at a price of at least $15.00 per share for 20 consecutive trading days on volume averaging at least 7,500 shares, it will not sell or otherwise transfer any of its shares of Vertex Nevada common stock during the 12-month period following the merger closing date and that, prior to the three-year anniversary of the closing, it will not, in any given three-month period, sell more than that number of shares of Vertex Nevada common stock as equals 5% of the total number of shares of Vertex Nevada common stock then beneficially owned by the shareholder (in each case except for transfers to recipients who agree to comply with the foregoing restrictions); and World Waste must use commercially reasonable efforts to cause its officers, directors, and certain founders to enter into similar lock-up agreements;

         o VERTEX NEVADA FINANCIAL STATEMENTS - As required by the merger agreement, Vertex LP has prepared audited balance sheets of Vertex Nevada as of December 31, 2007, 2006, and 2005, and audited statements of operations and shareholders' equity for the periods then ended, in each case taking into account the transfer of the Vertex Nevada Business to Vertex Nevada (the "VERTEX NEVADA FINANCIAL STATEMENTS");

         o INDEMNIFICATION AGREEMENTS - At the closing of the merger, Vertex Nevada must assume all of World Waste's obligations under existing indemnification agreements with World Waste's officers and directors (the "WORLD WASTE INDEMNIFICATION AGREEMENTS");

         o CMT AGREEMENTS - The parties must negotiate a ground sub-lease, a purchase and sale agreement, and other necessary documentation relating to Cedar Marine Terminal (the "CMT AGREEMENTS");

         o RELATED PARTY TRANSACTION COMMITTEE - Promptly after the closing, Mr. Cowart must cause the board of directors of Vertex Nevada to create a board committee known as the "Related Party Transaction Committee"; a majority of the members of this committee must be independent directors (as defined in the merger agreement) and the committee must include at least two independent directors; Mr. Cowart may not serve on the committee, which will be responsible for the review and pre-approval of any and all related party transactions, including between Vertex Nevada and Vertex LP and Mr. Cowart or any other company or individual which may be affiliated with Mr. Cowart;

         o RIGHT OF FIRST REFUSAL AND RELATED RIGHTS - Effective as of the merger closing date, Vertex Nevada will have: (1) a right of first refusal to match any third-party offer to purchase any Cowart Party (as defined below) on the terms and conditions set forth in such offer; and (2) the option, which can be exercised in Vertex Nevada's sole discretion, exercisable after the expiration of eighteen months following the closing, to purchase all or any part thereof of the outstanding stock of any Cowart Party owned by Vertex LP or VTX, Inc., at a price based on an independent third-party evaluation and appraisal of the fair market value of such Cowart Party; the option will be exercisable in the sole discretion of the majority vote of the Related Party Transaction Committee; a "COWART PARTY" means one or more of the following: Cross Road Carriers, Vertex Recovery (or its subsidiaries), Cedar Marine Terminal, LP, Vertex Residual Management Group, LP, Vertex Green, LP, VTX, Inc. or any other entity which is majority owned or controlled by Mr. Cowart; the right of first refusal and the option will be exercisable by Vertex Nevada only during such time as Mr. Cowart is employed by Vertex Nevada as the President and Chief Executive Officer of Vertex Nevada;

         o LICENSE - At the closing, Vertex LP must grant to Vertex Nevada a perpetual, royalty-free, transferable, irrevocable license to the name "Vertex";

         o VERTEX NEVADA DIRECTORS - As required by the merger agreement, Mr. Cowart has notified World Waste of the four directors who will be appointed by him to the Vertex Nevada board of directors in his capacity as the holder of the Vertex Nevada Series B preferred stock (see the section of this proxy statement entitled "Executive Officers, Directors and Key Employees of Vertex Nevada Following the Merger" beginning on page 114; and

         o VERTEX NEVADA OPTIONS - Whether prior to or after the merger closing date, Vertex Nevada is not permitted to issue any compensatory options unless the options have an exercise price at or above the fair market value of the Vertex Nevada common stock as of the date of grant and such issuances are approved by the Related Party Transactions Committee; if any such options are issued by Vertex Nevada prior to the closing, the determination of the fair market value of the Vertex Nevada common stock must be made by Vertex Nevada in consultation with World Waste and Livingstone Partners LLC and may not be inconsistent with any valuation of Vertex Nevada utilized by Livingstone Partners LLC in connection with its opinion described in this proxy statement.

CLOSING CONDITIONS

         The obligations of the parties to complete the merger are subject to the satisfaction or waiver (if permitted under applicable law) of the following conditions:

         o SHAREHOLDER APPROVAL - The merger agreement must have been approved by our preferred and common shareholders at the special meeting;

         o CALIFORNIA COMMISSIONER OF CORPORATIONS APPROVAL - The California Commissioner of Corporations must have approved the fairness of the terms of the issuance of Vertex Nevada preferred and common stock to World Waste's shareholders pursuant to the merger agreement following a hearing upon the fairness of such terms conducted by the California Commissioner of Corporations (or, alternatively, a registration statement registering the issuance of the merger consideration must have been filed and declared effective by the SEC);

         o CONSENTS - All consents, approvals, permits, authorizations, and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to, any governmental authority or other person must have been so obtained or filed; and

         o NO LAWSUITS - There must not be any injunction, action, suit, or other proceeding pending or threatened by or before any governmental authority and no law may have been enacted or deemed applicable to any of the transactions contemplated by the merger agreement or any of several specified related documents which would (1) prevent consummation of any of the transactions contemplated by the merger agreement or such other documents, (2) cause any of the transactions contemplated by the merger agreement or such other documents to be rescinded following consummation, or (3) have a material adverse effect on a party to the merger agreement, the merger, the merger agreement, or the other transactions contemplated by the merger agreement.

         The obligation of Vertex LP, Vertex Nevada, Merger Subsidiary, and Mr. Cowart to complete the merger is subject to the satisfaction or waiver (if permitted under applicable law) of the following additional conditions:

         o ACCURACY OF REPRESENTATIONS AND WARRANTIES - All representations and warranties of World Waste contained in the merger agreement and in several specified related documents must be, if specifically qualified by materiality, true in all respects and, if not so qualified, true in all material respects, in each case on and as of the merger closing date with the same effect as if made on and as of the closing date, except for representations and warranties expressly stated to be made as of the date of the merger agreement or as of another date other than the closing date and except for changes contemplated or permitted by the merger agreement, and World Waste must have delivered to Vertex LP and Vertex Nevada a certificate dated the closing date to the foregoing effect;

         o PERFORMANCE OF COVENANTS - World Waste must have performed, in all material respects, each of its covenants contained in the merger agreement and in several specified related documents that are to be performed or complied with by it at or prior to closing date, and World Waste must have delivered to Vertex LP and Vertex Nevada a certificate dated the closing date to the foregoing effect;

         o MINIMUM WORLD WASTE CASH - After taking into account the payment of $4.4 million by World Waste to certain of Vertex Nevada's shareholders, World Waste must have cash and cash equivalents of at least $5.0 million as of the merger closing date, inclusive of the proceeds of up to $2.4 million of permitted indebtedness;

         o COWART GUARANTEES - The Cowart Guarantees must have been terminated;

         o WORLD WASTE'S LIABILITIES - World Waste may have no liabilities as of the merger closing date other than $2.4 million of indebtedness; it is contemplated, however, that some World Waste liabilities may be transferred to Vertex Nevada if agreed to by Vertex Nevada (although we cannot assure you that Vertex Nevada will agree to any such transfer);

         o DISTRIBUTION OF CASH AND WARRANTS - World Waste must have delivered to certain of Vertex Nevada's existing shareholders a total of $4.4 million in cash, and World Waste must have delivered to shareholders of Vertex Nevada immediately prior to the merger options and warrants with generally the same terms and conditions as World Waste's options and warrants being assumed by Vertex Nevada in the merger, in an amount such that such existing Vertex Nevada shareholders will hold, immediately upon closing of the merger, 40% of the total number of outstanding options and warrants of Vertex Nevada (exclusive of warrants to purchase approximately 93,000 shares with a nominal exercise price and exclusive of 600,000 outstanding options which will be held by Vertex Nevada's employees, directors, and consultants at the time of the merger); and

         o RESIGNATIONS - World Waste's officers and directors must have resigned by the merger closing date.

         The obligation of World Waste to complete the merger is subject to the satisfaction or waiver (if permitted under applicable law) of the following additional conditions:

         o ACCURACY OF REPRESENTATIONS AND WARRANTIES - All representations and warranties of Vertex LP, Vertex Nevada, Merger Subsidiary, and Mr. Cowart contained in the merger agreement and in several specified related documents must be, if specifically qualified by materiality, true in all respects and, if not so qualified, true in all material respects, in each case on and as of the merger closing date with the same effect as if made on and as of the closing date, except for representations and warranties expressly stated to be made as of the date of the merger agreement or as of another date other than the closing date and except for changes contemplated or permitted by the merger agreement, and such parties must have delivered to World Waste a certificate dated the closing date to the foregoing effect;

         o PERFORMANCE OF COVENANTS - Vertex LP, Vertex Nevada, Merger Subsidiary, and Mr. Cowart must have performed, in all material respects, each of their covenants contained in the merger agreement and in several specified related documents that are to be performed or complied with at or prior to closing date, and such parties must have delivered to World Waste a certificate dated the closing date to the foregoing effect;

         o VERTEX NEVADA'S FINANCIAL STATEMENTS - As required by the merger agreement, World Waste has received the Vertex Nevada Financial Statements with an unqualified report by an independent accounting firm acceptable to us;

         o DUE DILIGENCE INVESTIGATION - World Waste must be satisfied with the results of its due diligence investigation of Vertex LP, Vertex Nevada, and Merger Subsidiary;

         o NO MATERIAL ADVERSE CHANGE - Since May 19, 2008, no material adverse change in the Vertex Nevada Business shall have occurred;

         o VERTEX NEVADA LOCK-UP AGREEMENTS - Each shareholder of Vertex Nevada immediately prior to the closing date of the merger must have entered into a Vertex Nevada Lock-Up Agreement;

         o TRANSFER OF VERTEX NEVADA BUSINESS - Vertex LP must have transferred the Vertex Nevada Business to Vertex Nevada;

         o INDEMNIFICATION AGREEMENTS - Vertex Nevada must have assumed all of World Waste's obligations under the World Waste Indemnification Agreements;

         o CMT AGREEMENTS - The CMT Agreements must have been executed by all of the parties to such agreements; and

         o PROPRIETARY INVENTIONS AGREEMENTS - Vertex LP, Vertex Nevada, Merger Subsidiary, and Mr. Cowart must have delivered to World Waste proprietary inventions agreements with each of the employees and consultants of Vertex LP.

CERTAIN CLOSING CONDITIONS MAY BE WAIVED IN WHOLE OR IN PART

         Because we may not be able to satisfy all of the conditions to closing the merger, we may seek to have Vertex Nevada waive or modify certain of these conditions prior to closing. For example, we may seek to modify the requirement that we pay certain of the Vertex Nevada shareholders a total of $4.4 million in cash, to provide that a portion of this consideration may be payable in the form of post-closing indebtedness of Vertex Nevada or in additional equity of Vertex Nevada. We may also seek to modify the requirement that we have at least $5.0 million of cash on hand at closing. We may also seek a waiver of the condition that the personal guarantees of Mr. Cowart be removed from the existing indebtedness of Vertex LP being assumed by Vertex Nevada in the merger, by providing some additional form of debt or equity consideration to Mr. Cowart. We may further seek Vertex Nevada's consent to an increase in the amount of indebtedness that World Waste is permitted to have at the closing. Approval of the merger by our shareholders includes automatic approval of any of these modifications to the closing conditions in the discretion of the parties to the merger.

INDEMNIFICATION FOR A BREACH OF THE MERGER AGREEMENT

         World Waste must indemnify, defend, and hold harmless Vertex LP, Vertex Nevada, Merger Subsidiary, and Mr. Cowart, and each of their respective shareholders, members, partners, directors, officers, managers, employees, agents, attorneys, and representatives, from and against any and all claims, liabilities, losses, damages, judgments, settlements, and other costs and expenses (including, without limitation, legal fees) that may be incurred or suffered by any such party and which may arise out of or result from any breach of any of World Waste's material representations, warranties, or covenants contained in the merger agreement.

         Vertex LP, Vertex Nevada, Merger Subsidiary, and Mr. Cowart must, jointly and severally, indemnify, defend and hold harmless World Waste and its shareholders, members, partners, directors, officers, managers, employees, agents, attorneys, and representatives, from and against any and all claims, liabilities, losses, damages, judgments, settlements, and other costs and expenses (including, without limitation, legal fees) that may be incurred or suffered by any such party and which may arise out of or result from any breach of any of such indemnifying party's material representations, warranties, or covenants contained in the merger agreement.

TERMINATION OF THE MERGER AGREEMENT

         The merger agreement may be terminated, and the merger may be abandoned, at any time prior to the effective time of the merger
(notwithstanding any prior approval of the merger agreement by World Waste's shareholders) as follows:

         o by mutual written agreement of the parties to the merger agreement;

         o by any party if the closing of the transactions contemplated by the merger agreement does not occur on or before March 31, 2009;


         o by any party if World Waste's shareholders fail to approve the merger agreement;

         o by any party if any court of competent jurisdiction or other governmental authority issues an order making illegal or otherwise permanently restricting, preventing, or otherwise prohibiting the merger and such order has become final; or

         o by any party upon written notice in the event of a breach of any covenant contained in the merger agreement, or if any representation or warranty made by a party becomes inaccurate; provided, however, that such breach or inaccuracy would cause the related closing condition, if any, not to be satisfied in accordance with the merger agreement and provided further that, prior to any termination by the non-breaching party, such party must provide written notice to the breaching party specifically identifying the breach or inaccurate representation and the breaching party does not cure or correct such breach or inaccuracy within thirty days following receipt of the written notice.

         If the merger agreement is validly terminated, there will be no further liability or obligation of the parties under the merger agreement. However, a party will not be relieved from liability for the willful breach of its representations, warranties, or covenants contained in the merger agreement.

                       ADJOURNMENT OF THE SPECIAL MEETING

         We are asking our preferred and common shareholders to vote on a proposal to approve any adjournment of the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger agreement.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES.

                            BUSINESS OF VERTEX NEVADA

GENERAL

         Upon closing of the merger, the business of Vertex Nevada will be combined with World Waste, with the combined business being known as "Vertex Energy, Inc."

         The Vertex Nevada Business being transferred to Vertex Nevada in the merger is currently a part of Vertex LP. Vertex LP and its subsidiaries provide a range of services designed to aggregate, process, and recycle industrial and commercial waste streams, including the services and assets which will be transferred to Vertex Nevada immediately upon effectiveness of the merger. Not all of Vertex LP's business will be transferred to Vertex Nevada. See "Certain Relationships and Related Party Transactions - Vertex Nevada." Vertex LP currently provides these services in 13 states, with its primary focus in the Gulf Coast Region of the United States.

         Vertex Nevada was incorporated in Nevada in 2008 for the purpose of effecting the merger. Its principal executive office is located at 1331 Gemini St., Houston, Texas 77058, and its telephone number is (281) 538-9802. Unless otherwise indicated, this discussion assumes that the transfer of the Vertex Nevada Business to Vertex Nevada has taken place.

         Please see the "Glossary of Selected Terms" beginning on page 90 of this proxy statement for a list of abbreviations and definitions used throughout this proxy statement.

RELIANCE ON CONTRACTS AND RELATIONSHIPS; LOW CAPITAL INTENSIVE BUSINESS

         There are no assets being transferred to Vertex Nevada because the Vertex Nevada Business currently contracts on a fee-paid basis for the use of all assets it deems to be necessary to conduct its operations, from either independent third-parties or related-parties. These assets are made available to Vertex LP at market rates, and it is expected that these contracted assets will remain available to Vertex Nevada under the same, or substantially similar, terms going forward. Management of the Vertex Nevada Business has chosen to contract for the use of assets rather than purchase or build and own them in order to provide flexibility in its capital equipment requirements in the event there is a need for more or less capacity due to rapid growth or contraction in the future. Vertex Nevada expects that it will continue to rely on contracts for access to assets going forward, to avoid the initial capital expenditures that would be required to build its own facilities. Management believes that contracting for, instead of buying or building, capital infrastructure is a prudent business decision because in addition to allowing Vertex Nevada to avoid large initial capital outlays and ongoing depreciation charges and maintenance expenditures related to such capital outlays, it also enables Vertex Nevada to grow more quickly because it needs only to raise the working capital necessary to accommodate expected future growth rather than having to raise both working capital and investment capital.

         Contracting for assets is expected to grant Vertex Nevada's Refining and Marketing division access to KMTEX, a high-quality, large-capacity, full-service, third-party owned refining facility located in Port Arthur, Texas. It is anticipated that Vertex Nevada will use this refinery on an as-needed and part-time basis through a tolling arrangement where it pays a volume-based fee to KMTEX for each gallon processed through its facility. This is expected to enable Vertex Nevada to schedule and plan processing "campaigns" periodically as incoming inventory dictates demand. Each campaign has different timing and operating conditions for the run and management believes that the KMTEX facility possesses the appropriate storage infrastructure, monitoring systems, and transloading facilities to accommodate Vertex Nevada's large, but irregular volumes. It is anticipated that Vertex Nevada will continue to pay this tolling fee to KMTEX for the use of their refinery, and in so doing gain access to a facility which would otherwise require a substantial capital investment.

         It is anticipated that Vertex Nevada will contract for space and services from the Cedar Marine Terminal through a market-rate, related-party transaction. In this arrangement Vertex Nevada will pay a fee to Cedar Marine Terminal for offloading services, storage capacity, simple de-watering processes, and transfer operations to fill third-party owned barges. Contracting for this terminal capacity is less capital intensive for Vertex Nevada than trying to build and maintain this equipment and providing these services internally. Vertex Nevada believes that this contracting for assets strategy maximizes the efficient use of its capital.

         In January 2009, the Vertex Nevada Business entered into a Feedstock Supply Agreement and Additional Consideration Agreement with a third party. The agreements contemplate the construction, by the third party, of a re-refinery plant, which the Vertex Nevada Business has agreed to supply. The agreements are currently contingent on the third party obtaining financing to complete the construction of the plant, which is required to occur by April 15, 2010.

         Vertex LP is currently in contract negotiations with several other potential customers on behalf of the Vertex Nevada Business to supply feedstock to such customers under long-term arrangements; however, no definitive contracts or understandings have been finalized or agreed to date. Assuming those contracts are finalized prior to the effective date of the merger, it is anticipated that those contracts or agreements will be transferred along with the Vertex Nevada Business to Vertex Nevada in connection with the merger. Vertex Nevada will also include additional disclosure regarding any such agreements entered into after the date of this Proxy Statement in a Form 8-K filing subsequent to the effective date of the merger.

         In the future Vertex Nevada may revisit its contract-based, capital-efficient asset strategy and may determine it is in its best interest to buy or build, own and maintain the assets and infrastructure necessary to operate its current business or to accommodate growth plans.

         The divisions of Vertex Nevada, as operated under Vertex LP, have been using this capital efficient strategy for several years, as reported in Vertex Nevada's historical financial results. The Refining and Marketing division has contracted for the use of and expects to continue to contract for the use of operating assets from KMTEX; and the Black Oil division has contracted for the use of and expects to continue to contract for the use of terminal assets from Cedar Marine Terminal L.P. and trucking assets from Cross Road Carriers, L.P. (both Cedar Marine Terminal and Cross Road Carriers are majority owned by Benjamin P. Cowart, the Chairman and CEO of Vertex Nevada). Please see "Certain Relationships and Related Party Transactions-Vertex Nevada" for further information on the terms of these transactions.

         In the event Vertex Nevada is not able to contract with any of these related or third-party entities for access to these assets and related services at fair-market prices, or at all, then Vertex Nevada would seek to contract with other parties to provide refining, trucking, and terminaling assets or services as needed to operate and grow its business. We cannot assure you that such assets and services could be acquired on a timely basis, at fair-market prices, or at all. Given the relative availability of refining, trucking, and terminaling infrastructure and services in the Gulf Coast region of the United States, however, Vertex Nevada believes it would be able to replace its planned contracted assets and services with third-party providers, if necessary. Nonetheless, based on an assessment of the market options readily available, Vertex Nevada believes that its current relationships and contracts with existing third-parties and related parties are the most beneficial ones currently available to it.

         The following summarizes the third party contracts and relationships we expect will continue following the merger, as well as the risks to the combined company if such contracts or relationships are terminated:

                                                                  THIRD PARTY
                             ---------------------------------------------------------------------------------------
                              OMEGA (FORMERLY CHEVRON)      KMTEX REFINING FACILITY      USED OIL SUPPLY CONTRACTS
                                 REFINING FACILITY
                              RELATIONSHIP CONTRACT
                             ---------------------------  ----------------------------  ----------------------------
SERVICES PERFORMED:          Substantially all of         Vertex LP gathers             Vertex LP purchases used
                             Vertex LP's feedstock        hydrocarbon streams in the    oil (or "black oil") from
                             that is gathered from        form of petroleum             over 50 suppliers.  These
                             collectors and aggregated    distillates, transmix and     suppliers include small
                             by Vertex LP is              other chemical products       collectors who operate
                             transported by truck,        that have become              small fleets to collect
                             rail, or barge to a          off-specification during      used oil from garages and
                             third-party owned            the transportation or         lube shops and larger
                             re-refinery in               refining process. These       collectors and aggregators
                             Louisiana.                   feedstock streams are         who collect larger volumes
                                                          purchased from pipeline       and consider Vertex LP to
                                                          operators, refineries,        be one of their potential
                                                          chemical processing           off-take partners for a
                                                          facilities and third-party    portion of their collected
                                                          providers, processed on       volumes.  Much of this



                                       78





                                                          Vertex LP's behalf by a       business is done at prices
                                                          third-party facility          indexed to the spot market
                                                          pursuant to a toll-based      for #6 oil.
                                                          contractual arrangement
                                                          currently scheduled to
                                                          expire in November 2008
                                                          (unless renewed by the
                                                          parties), and then resold
                                                          by Vertex LP.

OWNERSHIP:                   The re-refining facility     The refinery facility is      Vertex Recovery is one of
                             is owned by an               owned by an independent       the suppliers of used oil
                             independent third-party.     third-party.                  to Vertex LP.  Vertex
                                                                                        Recovery is 92.5%
                                                                                        owned by Vertex LP,
                                                                                        whose general
                                                                                        partner is VTX
                                                                                        (which is
                                                                                        controlled by
                                                                                        Benjamin Cowart).
                                                                                        Approximately
                                                                                        15% of Vertex
                                                                                        LP's incoming
                                                                                        oil is supplied
                                                                                        by Vertex Recovery,
                                                                                        and the remaining
                                                                                        85% is gathered
                                                                                        through various
                                                                                        used oil
                                                                                        supply contracts
                                                                                        with third-party
                                                                                        vendors and
                                                                                        spot market purchases.

EXISTING TERMS:              This re-refinery, which      The contract is in place      Used oil supply contracts
                             until recently was owned     through November 2008 and     with third party vendors
                             by Chevron-Texaco,           management is in the          tend to have one-year term
                             purchases Vertex LP's        process of negotiating an     based on an index to #6
                             feedstock pursuant to a      extension of the contract     oil prices.
                             contract with Vertex LP.     through 2009 under similar
                             The re-refinery then         terms.  Vertex LP leases
                             upgrades and sells the       or rents tank space at the
                             product for its own          KMTEX for raw materials
                             account.  A contract with    and finished goods
                             Chevron-Texaco (which was    storage.  The contract
                             recently assigned by         also includes a tolling
                             Chevron-Texaco to Omega      arrangement on the per
                             Refining LLC ("Omega") in    pound or per gallon
                             connection with the sale     throughput wherein Vertex
                             of the re-refinery by        LP buys time on one of the
                             Chevron-Texaco to Omega),    KMTEX refining towers for
                             sets forth payment and       processing the Vertex
                             other terms such as          LP-owned materials.  The
                             volume and oil               contract includes certain
                             specifications and           minimum volumes.  Either
                             minimum purchase             party may cancel the
                             requirements, and            contract with 90 days
                             includes a minimum fee       written notice.
                             per gallon plus a
                             performance margin.




                                       79





ANTICIPATED TERMS            The contract was             It is anticipated that the    Management expects these
FOLLOWING THE MERGER:        initially entered into       current contract terms        contracts to be renewed
                             for a 12-month term in       will remain in place after    going forward.
                             September 2001 and had       the merger transaction,
                             remained in effect           and that Vertex Nevada
                             pursuant to a series of      will likely increase
                             annual renewals.             volume through the KMTEX
                             Although the contract        facility.
                             expired effective
                             September 30, 2008, the
                             parties are currently
                             negotiating a new
                             contract with terms
                             that are expected
                             to be substantially
                             similar to the terms
                             in the prior contract.
                             It is a condition to
                             the closing of the merger
                             that any such contract
                             be assigned to Vertex
                             LP. Pending execution of
                             this new contract, the
                             parties have been continuing
                             to perform under the terms
                             of the expired contract.

ASSUMPTIONS FOLLOWING        The main assumption is       It is assumed that KMTEX      The key assumption is that
THE MERGER:                  that the Omega managers      will remain in operation      the customers of Vertex
                             remain satisfied with the    and that the current          Nevada continue to be
                             level of service, quality    contract will be extended.    satisfied with the pricing
                             of product and levels of                                   and level of service
                             pricing in the current                                     provided under the current
                             contract.                                                  arrangements.

ANTICIPATED CONSEQUENCES     In each year since Vertex    Vertex Nevada would either    Vertex Nevada would need
IF RELATIONSHIP              LP's inception, sales to     need to find another          to find new suppliers of
TERMINATED:                  this re-refinery have        contract refinery to          used oil streams at
                             made up more than 10% of     provide similar services,     pricing consistent with
                             Vertex LP's consolidated     or Vertex Nevada would        its historical
                             revenues.  If the            need to cease operating       performance.  If Vertex
                             relationship between         its Refining division.  In    Nevada is unable to find
                             Vertex Nevada and Omega      the Southeastern U.S.         such suppliers under such
                             ceases for any reason,       there are many contract       terms, then Vertex
                             Vertex Nevada would need     refinery operations and       Nevada's revenues and
                             to seek to replace this      Vertex Nevada management      earnings would be
                             re-refinery with other       believes other                negatively impacted.
                             potential customers,         contract-based refining
                             including (1) other          capacity in the region
                             re-refineries, (2)           could be identified and
                             Gulfcoast #6 oil blenders    secured.



                                       80


                             that Vertex Nevada
                             believes could use
                             Vertex Nevada's
                             product as a cutter
                             -stock for residual
                             fuel oil blends that
                             are sold worldwide,
                             and (3) inland
                             manufacturers that
                             could use Vertex
                             Nevada's product as
                             a replacement btu
                             fuel for #6 oil, #2
                             oil and natural gas.

The following summarizes the related-party contracts and relationships we expect will continue following the merger, as well as the risks to the combined company if such contracts or relationships are terminated:


                                                              RELATED PARTY
                    -------------------------------------------------------------------------------------------------------
                                                                              VERTEX RESIDUAL
                     CROSS ROAD CARRIERS       VERTEX RECOVERY AND           MANAGEMENT GROUP, LP       CEDAR MARINE TERMINAL
                       ("CRC")                  SUBSIDIARIES ("VR")               ("VRM")                    ("CMT")
                    -----------------------------------------------------------------------------------------------------------

SERVICES PERFORMED: CRC is a transportation    VR is a generator solutions   VRM is environmental      CMT is a marine terminal
                    company engaged in the     company for the proper        consulting services       that is engaged in the
                    transporting of petroleum  recycling and management      company.  VRM provides    storage and terminating of
                    fuels, bio fuels and       of petroleum products, VR     environmental compliance, petroleum fuels.  CMT is
                    chemicals.                 receives used petroleum       residual management and   contracted to store products
                                               products from various third   regulatory oversight      for Vertex LP as well as for
                                               parties and generally works   services (including       third parties.
                                               as a broker for used          permitting) to Vertex LP)
                                               petroleum products.  VR is    and other affiliated      CMT is also working on
                                               a "third party supplier" - a  companies, as well ad to  new "thermal/chemical
                                               company that collects used    third parties.            extraction technology" - a
                                               petroleum products                                      process infrastructure
                                               ("Feedstock") from various                              located at the Cedar Marine
                                               generators and then resells                             Terminal, operated and
                                               such Feedstock.  A                                      managed by CMT,
                                               "generator" is any person                               consisting of multiple tanks,
                                               or entity whose activity or                             associated piping and
                                               process produces used oil                               proprietary design and
                                               or whose activity first                                 engineering for the
                                               causes used oil to be                                   thermal/chemical extraction
                                               subject to regulation (for                              of used motor oil.
                                               example, an automotive
                                               service center that
                                               performs oil changes).
                                               Vertex Nevada is not
                                               currently a generator or a
                                               third party supplier, but
                                               will only be a purchaser of
                                               Feedstock, through VR
                                               and/or through an
                                               alternative third party
                                               supplier.




OWNERSHIP:          95.1% owned by Vertex     92.5% owned by Vertex          69% owned by Vertex       99% owned by Vertex
                    LP and affiliated         LP, whose general              LP and controlled by      LP and controlled by
                    with Benjamin P.          partner is VTX.                Mr. Cowart through        Mr. Cowart through
                    Cowart, Vertex                                           his ownership of VTX.     his ownership of VTX.
                    Nevada's Chairman and
                    Chief Executive
                    Officer, who serves
                    as the general
                    partner of CRC
                    through VTX, Inc., an
                    entity owned by Mr.
                    Cowart.



                                                                           81


EXISTING TERMS:     CRC provides              VR sells products to           Currently Vertex LP       Approximately 40% of
                    transport services        Vertex LP and/or acts          has an arrangement        Vertex LP's feedstock
                    for Vertex LP as well     as a broker in                 with VRM pursuant to      is terminaled and
                    as for various third      connection with                which VRM provides        stored at CMT.
                    parties.                  sales.  VR's                   services to Vertex LP     Approximately 40% of
                                              established business           and all of the other      the feedstock that is
                                              practice is for                Vertex LP-related         terminaled at CMT
                    Historically,             Vertex LP to have the          parties at cost, at       belongs to Vertex LP,
                    approximately 25% of      first option to                the rate of 426 hours     with an additional
                    CRC's revenue has         accept or not to               per month at $50 per      approximately 20%
                    been generated from       accept any feedstock           hour for each entity,     owned by companies
                    Vertex LP, and an         streams which VR               adjustable every six      affiliated with
                    additional 10% from       becomes aware of at            months.                   Vertex LP and
                    companies affiliated      the current market                                       Vertex-affiliated
                    with Vertex LP. In        price.                                                   companies. The
                    addition,                                                No written agreements     remaining
                    approximately 60% of                                     or understandings         approximately 40%
                    the feedstock that        No written agreements          currently exist           belongs to an
                    comes into Vertex LP      or understandings              between VRM and           unrelated third party.
                    is transported by         currently exist                Vertex LP.
                    CRC, and 85-90% of        between VR and Vertex                                    No written agreements
                    Vertex LP's trucking      LP.                                                      or understandings
                    needs are fulfilled                                                                currently exist
                    by CRC.                                                                            between CMT and
                                                                                                       Vertex LP.

                    No written agreements
                    or understandings
                    currently exist
                    between CRC and
                    Vertex LP.

ANTICIPATED TERMS   It is anticipated         It is currently                It is currently           It is anticipated
FOLLOWING THE       that CRC will             anticipated that               anticipated that VRM      that Vertex Nevada
MERGER:             continue to provide       approximately 25-35%           will provide              will enter into an
                    transport services        of Vertex Nevada's             compliance services       addendum to CMT's
                    for Vertex Nevada         total feedstock will           to Vertex Nevada          lease agreement with
                    following the merger.     come from VR                   following the closing     the Terminal.
                    The total costs and       following the merger           of the merger
                    terms associated with     on similar terms as            pursuant to the terms     It is anticipated
                    the transportation        currently exist                of a Services             that CMT will provide
                    fees that CRC is          between VR and Vertex          Agreement which the       terminaling services
                    expected to charge        LP.                            parties will enter        to Vertex Nevada
                    Vertex Nevada have                                       into prior to the         pursuant to a
                    not been determined                                      effective date of the     Services Agreement to
                    yet, but are expected     Vertex Nevada does             Merger.                   be entered into
                    to be substantially       not anticipate                                           between Vertex LP and
                    similar to the terms      entering into a                                          Vertex Nevada prior
                    granted to CRC's          formal agreement with          It is anticipated         to the effective date
                    other clients             VR prior to or                 that subsequent to        of the Merger.
                    (including Vertex         subsequent to the              the merger, Vertex
                    LP), which Vertex         effective date of the          Nevada will be            Additionally, Vertex
                    Nevada believes           Merger.                        responsible for its       Nevada has agreed to
                    approximate current                                      pro-rata share of the     purchase the process
                    market rates.                                            monthly fee payable       assets and
                                                                             to VRM pursuant to        intellectual property
                                                                             the pre-existing          located on the plot
                    Additionally, it is                                      arrangement between       plan of the Terminal
                    anticipated that                                         VRM and Vertex LP.        (as specifically
                    Vertex LP and Vertex                                                               detailed therein) for
                    Nevada will enter                                                                  a total of $1.5
                    into a Services                                                                    million, which will
                    Agreement pursuant to                                                              be payable to CMT
                    which CRC will agree                                                               quarterly in an
                    to continue to                                                                     amount of up to
                    perform services for                                                               $250,000 of the total
                    Vertex Nevada                                                                      net income generated
                    following the merger                                                               by Vertex Nevada in
                    at market rates.                                                                   connection with the
                                                                                                       first Oil Processing
                                                                                                       Unit located at the
                    It is currently                                                                    Terminal, until such
                    anticipated that the                                                               time as the purchase
                    same percentages of                                                                price of the process
                    feedstock                                                                          assets are paid in
                    transportation will                                                                full.
                    apply with respect to
                    Vertex Nevada                                                                      Pursuant to an
                    following the Merger.                                                              agreement to be
                                                                                                       entered into upon
                                                                                                       the closing of
                                                                                                       the merger, CMT
                                                                                                       will license the
                                                                                                       thermal/chemical
                                                                                                       extraction technology
                                                                                                       to Vertex Nevada
                                                                                                       at a price equal
                                                                                                       to the documented
                                                                                                       net development
                                                                                                       costs of such
                                                                                                       technology. It
                                                                                                       is anticipated

                                       82


                                                                                                       that CMT will
                                                                                                       operate the
                                                                                                       actual thermal/chemical
                                                                                                       extraction technology
                                                                                                       and Vertex Nevada
                                                                                                       will pay an
                                                                                                       operations fee
                                                                                                       to CMT. Although
                                                                                                       it is currently
                                                                                                       anticipated that
                                                                                                       Vertex LP and
                                                                                                       Vertex Nevada
                                                                                                       will be the
                                                                                                       only entities
                                                                                                       using the
                                                                                                       thermal/chemical
                                                                                                       extraction
                                                                                                       technology,
                                                                                                       because the
                                                                                                       license will
                                                                                                       be non-exclusive,
                                                                                                       CMT may license
                                                                                                       the technology
                                                                                                       to other parties
                                                                                                       and/or sell the
                                                                                                       technology outright.
                                                                                                       CMT currently
                                                                                                       provides terminaling
                                                                                                       services to Vertex
                                                                                                       Nevada's competitors and
                                                                                                       may increase the
                                                                                                       volume of such services
                                                                                                       in the future.


                                                                                                       Additionally, it
                                                                                                       is anticipated that
                                                                                                       Vertex Nevada will
                                                                                                       need to share in water
                                                                                                       treatment operations from
                                                                                                       CMT, which will be supplied
                                                                                                       at cost plus 10%.

ASSUMPTIONS         That CRC will             That VR will continue          That VRM will             That CMT will
FOLLOWING THE       continue to operate,      to operate and                 continue to operate       continue to operate
MERGER:             that CRC and Vertex       provide services to            and will perform          and Vertex Nevada and
                    Nevada will enter         Vertex Nevada on               services for Vertex       Vertex LP will enter
                    into the Services         similar terms and              Nevada similar to         into and/or operate
                    Agreement and that        conditions as such             those provided by VRM     pursuant to the terms
                    CRC will continue to      services are provided          to Vertex LP in           of a services
                    provide services to       to Vertex LP prior to          connection with the       agreement pursuant to
                    Vertex Nevada on          the Merger.                    Vertex Nevada             which CMT will
                    similar terms and                                        Business.                 provide Terminaling
                    conditions as                                                                      services to Vertex
                    currently provided to                                                              Nevada, that CMT and
                    the Vertex Nevada                                                                  Vertex Nevada will
                    Business.                                                                          enter into an addendum
                                                                                                       to CMT's lease, that
                                                                                                       the parties will enter
                                                                                                       into a purchase agreement
                                                                                                       for the process assets
                                                                                                       and intellectual
                                                                                                       property, and a license
                                                                                                       agreement as described
                                                                                                       above.

ANTICIPATED           Vertex Nevada would     Vertex Nevada would            In the event that VRM     In the event that CMT
CONSEQUENCES IF       need to find another    need to enter into             ceases to provide         does not provide
RELATIONSHIP          transportation and      agreements with other          services to Vertex        terminaling services
TERMINATED:           trucking services       Feedstock suppliers.           Nevada, Vertex Nevada     to Vertex Nevada,
                      company which would     It could be costly             will need to contract     Vertex Nevada will need
                      agree to provide        and time consuming to          with another party        to obtain new terminaling
                      services to Vertex      find additional                to provide similar        services from a third party,
                      Nevada. Vertex Nevada   suppliers and build            services to Vertex        which may charge Vertex
                      does not currently      and maintain any               Nevada.  The terms        Nevada more than CMT
                      believe that it         required infrastructure        and costs associated      and/or which may require
                      would be difficult      which may be required          with services to be       that Vertex Nevada fund
                      to find such a          for such additional            performed by a third      substantial construction of
                      provider; however,      suppliers to supply            party may be              necessary terminaling rails
                      the prices by such      Vertex Nevada with             substantially higher      and related infrastructure to
                      provider may be         Feedstock.  Additionally,      and/or more resource      allow such terminaling
                      substantially higher    assuming that Vertex           intensive for Vertex      services and to allow Vertex
                      than those charged      Nevada is able to              Nevada than those         Nevada to move Feedstock
                      to Vertex Nevada        locate additional Feed-        services provided by      to its currently planned
                      from CRC, which         stock suppliers and/or         VRM, which could          operations at Cedar Marine
                      increase in expenses    create its own network of      cause a significant       Terminal, which could not
                      could cause an          suppliers, the cost of such    increase in Vertex        only be costly to Vertex
                      increase in Vertex      Feedstock would likely         Nevada's cost of
                      Nevada's cost of        be higher than the cost        revenues and in turn,
                      revenues and negatively of such Feedstock              negatively impact
                      impact Vertex Nevada's                                 Vertex Nevada's
                      results of



                                       83




                     operations               as provided                    Additionally, if          Nevada and/or
                                              to Vertex Nevada               Vertex Nevada is          increase its ongoing
                                              from VR.                       unable to find            expenses, but could
                                                                             another company to        cause a temporary
                                                                             perform similar           lapse in its
                                              As a result, the loss          services for Vertex       terminaling services
                                              of the services of VR          Nevada as VRM             and therefore reduce
                                              would likely increase          performed for Vertex      its ability to
                                              Vertex Nevada's cost           LP in connection with     operate.
                                              of revenues and                the Vertex Nevada
                                              negatively impact              Business, Vertex
                                              results of operations.         Nevada could be
                                                                             subject to penalties
                                                                             for failure to comply
                                                                             with environmental
                                                                             and/or state
                                                                             guidelines and
                                                                             compliance.

BUSINESS OPERATIONS

         Vertex Nevada engages primarily in the recycling of used motor oil and other hydrocarbons. This is accomplished (1) through Vertex Nevada's Black Oil division, which aggregates used motor oil from third-party collectors and manages the delivery of this feedstock primarily to a third-party re-refining facility and (2) through Vertex Nevada's Refining and Marketing division, which aggregates hydrocarbon streams from collectors and generators and manages the delivery of the hydrocarbon waste products to a third-party facility for further processing, and then manages the sale of the end products. In addition, Vertex Nevada proposes to implement proprietary thermo-chemical upgrading technology that will process used motor oil and convert it to higher value products such as marine diesel oil and vacuum-gas oil. Vertex Nevada generated revenues of approximately $36.5 million and $42.0 million in 2006 and 2007, respectively. Detailed financial reporting information about these segments for the last three years is included in the accompanying financial statements of Vertex Nevada. This financial information has been derived from the Vertex Nevada Business which has its primary operational focus in the Gulf Coast Region of the United States.

BLACK OIL

         Through its Black Oil division, which has been operational since 2001, Vertex Nevada recycles used motor oil by purchasing it from a network of local and regional collectors with which Vertex Nevada has existing relationships, consolidating it for efficient delivery, and selling it to third-party re-refiners. The collectors obtain motor oil from motor oil change service stations, automotive repair shops, manufacturing facilities, petroleum refineries and petrochemical manufacturing operations, as well as from used motor oil brokers. Historically, substantially all of the feedstock that is gathered from these collectors has been transported by truck, rail, or barge to a third-party re-refinery in Marrero, Louisiana. This re-refinery, which until recently was owned by Chevron-Texaco, purchases Vertex Nevada's feedstock pursuant to a contract with Vertex Nevada. The re-refinery then upgrades and sells the product for its own account. A contract with Chevron-Texaco (which was recently assigned by Chevron-Texaco to Omega Refining LLC ("OMEGA") in connection with the sale of the re-refinery by Chevron-Texaco to Omega), sets forth payment and other terms such as volume and oil specifications and minimum purchase requirements, and includes a minimum fee per gallon plus a performance margin. The contract was initially entered into for a 12-month term in September 2001 and had remained in effect pursuant to a series of annual renewals. Although the contract expired effective September 30, 2008, the parties are currently negotiating a new contract with terms that are expected to be substantially similar to the terms in the prior contract. It is a condition to the closing of the merger that any such contract be assigned to Vertex Nevada. Pending execution of this new contract, the parties have been continuing to perform under the terms of the expired contract. If the relationship between Vertex Nevada and Omega ceases for any reason, Vertex Nevada will seek to replace this re-refinery with other potential customers, including (1) other re-refineries, (2) Gulfcoast #6 oil blenders that Vertex Nevada believes could use Vertex Nevada's product as a cutter-stock for residual fuel oil blends that are sold worldwide, and (3) inland manufacturers that could use Vertex Nevada's product as a replacement btu fuel for #6 oil, #2 oil and natural gas. In each year since Vertex Nevada's inception, sales to this re-refinery have made up more than 10% of Vertex Nevada's consolidated revenues.

         Due to capacity restraints, the Omega re-refinery has been unable, at certain times, to purchase all of the feedstock aggregated by Vertex Nevada. To address this issue, to position itself for growth and to diversify its business, Vertex Nevada recently began diverting a small portion of its feedstock to Vertex Nevada's leased storage facilities in Baytown, Texas. As described in more detail below under "Proposed Re-Refining Division," this feedstock is then re-refined on a research and development basis by an affiliate of Vertex LP utilizing proprietary technologies owned by this affiliate. In May 2008, small amounts of this re-refined oil were successfully sold to third parties. To date, however, substantially all of Vertex Nevada's Black Oil division revenue has been generated through the Chevron-Texaco/Omega contract and relationship.

REFINING AND MARKETING DIVISION

         Through its Refining and Marketing division, which has been operational since 2004, Vertex Nevada recycles hydrocarbon streams by (1) purchasing and aggregating these streams from collectors and generators, (2) managing the delivery of these streams to a third-party facility and determining conditions for re-processing into higher valve refined end-products, and (3) managing the sale of the end-products. Vertex Nevada gathers hydrocarbon streams in the form of petroleum distillates, transmix and other chemical products that have become off-specification during the transportation or refining process. These feedstock streams are purchased from pipeline operators, refineries, chemical processing facilities and third-party providers, processed on Vertex Nevada's behalf by a third-party facility, and then resold by Vertex Nevada. The end products are typically three distillate petroleum streams (gasoline blendstock, fuel oil cutterstock and marine diesel oil), which are sold to major oil companies or to large petroleum trading and blending companies. The end products are delivered by barge and truck to customers. Because the end products that Vertex Nevada sells through this division are commodities, the profitability of this division is driven by the ability of Vertex Nevada to efficiently acquire and aggregate feedstock. In addition, Vertex Nevada seeks to reduce its commodity price risk by maintaining a policy of quick inventory turnover and by seeking to purchase feedstocks at discounts sufficient to provide adequate protection against market volatility in commodity pricing.

PROPOSED RE-REFINING DIVISION

         In an effort to diversify Vertex LP's business operations, in 2005, Cedar Marine Terminal ("CMT"), an affiliate of Vertex LP, acquired a third-party's development stage business formed to employ a proprietary thermo-chemical upgrading technology designed to process used motor oil and convert it to higher value products such as vacuum gas oil, marine diesel oil, and asphalt flux. The pilot plant for this business was completed and successfully commissioned by the original owner in 2002, and a full-scale facility was completed in 2003. This full-scale facility failed, however, due to, among other issues, poor construction on the reactor. CMT recently began re-refining and selling a limited amount of product utilizing a second proprietary technology on a test-basis. In order to enable Vertex Nevada to benefit from these proposed operations, and as described in greater detail under "Certain Relationships and Related Party Transactions-Vertex Nevada-Cedar Marine Terminal ("CMT")", beginning on page 111 of this proxy statement, Vertex Nevada will have the right to license this technology from CMT on a cost -plus -10% basis, and will have the right to purchase CMT (and therefore the equipment and intellectual property used in the process) pursuant to a right of first refusal described elsewhere in this proxy statement. Vertex Nevada currently estimates that the cost to construct a functional full-scale commercial process would be approximately $2.5 to $5.0 million, based on throughput capacity. The facility infrastructure would be an additional expense to these proposed process costs and would depend on the location and site specifics of the facility. Vertex Nevada may also seek to utilize other alternative technologies to take petroleum streams and transform them into useful fuel products designed to bring a higher value. These technologies may be available through internal development, acquisitions or licensing arrangements.

MARKET

         Vertex Nevada competes primarily in the used motor oil collection market, as well as in the markets for the refining and trading of petrochemical products. The used motor oil collection market is highly fragmented with more than an estimated 700 used oil collectors nationwide. Based on a U.S. Department of Energy study dated July 2006, the current estimated volume of used motor oil recycled each year is 945 million gallons, of which it is estimated that 83% is burned and 17% is re-refined. Vertex Nevada believes that there is a significant opportunity to increase the percentage of used motor oil that is re-refined rather than burned. Vertex Nevada collected approximately 30 million gallons of used motor oil in 2007, which accounted for approximately 3% of the entire recycled volume and approximately 19% of the estimated 160 million gallons that are re-refined. This used motor oil is collected from garages, vehicle dealerships, quick lube change installations, and other commercial and industrial businesses. Market participants include used motor oil collectors, transporters/brokers, processors, re-refiners and used motor oil burners. Collected used motor oil is often recycled and subsequently burned by various users such as asphalt companies, paper mills and industrial facilities as an alternative to their base load natural gas or other liquefied fuels, to offset operational costs. The market size of the refining business in the Gulf Coast Region of the US (Vertex Nevada's primary market) is estimated at 2.0 million barrels per year.

COMPETITIVE BUSINESS CONDITIONS

         The industrial waste and brokerage of petroleum products industries are highly competitive. There are numerous small to mid-size firms that are engaged in the collection, transportation, treatment and brokerage of virgin and used petroleum products. Competitors include, but are not limited to: Safety-Kleen, Rio Energy, Inc., and FCC Environmental (formerly Siemens Hydrocarbon Recovery Services). These competitors actively seek to purchase feedstock from local, regional and industrial collectors, refineries, pipelines and other sources. Competition for these feedstocks may result in increasing prices to obtain used motor oil and transmix feedstocks critical to the success of Vertex Nevada's business model. In order to remain competitive, Vertex Nevada must control costs and maintain strong relationships with its feedstock suppliers. Vertex Nevada's network of approximately 50 feedstock suppliers minimizes the reliance on any single supplier. Sales of the aggregated used motor oil product are based on a supply contract which includes a range of prices which changes based on feedstock quality specifications and volumes. This pricing structure helps to insulate Vertex Nevada from inventory risk by ensuring a spread between costs to acquire used motor oil feedstock and the revenues paid for delivery of the feedstock. Vertex Nevada believes that price and service are the main competitive factors in the used motor oil collection industry. Vertex Nevada believes that its ability to accept large volumes of oil year round gives it an advantage over many of its competitors. Vertex Nevada also believes that its storage capacity and ability to process the streams of products that it receives and its ability to transport the end product through barge, rail and truck gives it an advantage over many of its competitors in the refining industry.

         Although Mr. Cowart and other employees of Vertex Nevada will be prohibited from competing with Vertex Nevada while they are employed with Vertex Nevada and for six months thereafter, none of such individuals will be prohibited from competing with Vertex Nevada after such six month period ends. Additionally, none of Mr. Cowart's affiliated companies, including Vertex LP, will be prohibited from competing with Vertex Nevada following the closing of the merger. Accordingly, any of these individuals or entities could be in a position to use industry experience gained while working with Vertex Nevada to compete with Vertex Nevada. Such competition could increase Vertex Nevada's costs to obtain feedstocks, and increase its costs for contracting use of operating assets and services such as third party refining capacity, trucking services or terminal access. Furthermore, such competition could distract or confuse customers, reduce the value of Vertex Nevada's intellectual property and trade secrets, or result in a reduction in the prices Vertex Nevada is able to obtain for its finished products. Any of the foregoing could reduce Vertex Nevada's future revenues, earnings or growth prospects.

SUPPLIERS/CUSTOMERS

         Vertex Nevada conducts business with approximately 50 feedstock suppliers from various business segments, including motor oil change service stations, automotive repair shops, manufacturing facilities, petroleum refineries and petrochemical manufacturing operations, as well as brokers. The Black Oil division aggregates, transports, and sells these feedstocks primarily to one customer, which represents a significant portion of Vertex Nevada's revenues. The parties are currently negotiating the terms of a new contract with this customer. With respect to its Refining and Marketing division, Vertex Nevada does not rely solely on its contracts, but also on a strong spot market to support the sale of its end products, which are commodities. Vertex Nevada has and expects to continue to maintain positive working relationships with its customers.

SEASONALITY

         The industrial waste business is seasonal to the extent that it is dependent on streams from seasonal industries. For example, asphalt plants burn waste oil in their process, placing pricing and supply availability constraints on the industry during the good weather construction and road building seasons. In Vertex Nevada's current markets, road paving typically occurs from late spring to early fall. Therefore, it is somewhat easier to procure certain waste streams during winter months when competition for used motor oil feedstock is not as strong.

REGULATORY ENVIRONMENT

         Vertex Nevada operates in a highly regulated and competitive environment that is subject to change, particularly in the area of environmental compliance. Its operations are regulated by federal, state, county and, in some jurisdictions, city, regulations. Vertex Nevada's compliance challenges arise from various legislative and regulatory bodies influenced by political, environmental, health and safety concerns.

         For example, changes in federal regulations relating to the use of methyl tertiary butyl ether and new sulfur limits for product shipped on domestic pipelines resulted in tightened specifications of gasoline blendstock that Vertex Nevada was refining, causing a corresponding decrease in revenue and gross margin growth during 2006, as compared to prior years. This change in regulation, as well as other emission-related regulations, had a material impact on the entire petroleum industry, and Vertex Nevada adapted and managed its operations to finding materials better suited to comply with these regulations.

         Vertex Nevada must also obtain and maintain a range of federal, state and local permits for its various logistical needs as well as its planned industrial processes.

INFLATION AND COMMODITY PRICE RISK

         To date, Vertex Nevada's business has not been significantly affected by inflation. Vertex Nevada purchases petroleum and petroleum waste products for consolidation and delivery, as well as for its own refining operations. By virtue of constant changes in the market value of petroleum products, Vertex Nevada is exposed to fluctuations in both revenues and expenses. Vertex Nevada does not currently engage in an active hedging program, as the inventory/finished product turnover occurs within approximately four to six weeks, thereby limiting the timeline of potential exposure. The purchase of Vertex Nevada's used motor oil feedstock tends to track with natural gas pricing due to the market's typical practice of substituting used motor oil and natural gas as a fuel source for various industrial processes. On the other hand, the prices of the products that may in the future be generated through the re-refining processes that Vertex Nevada hopes to develop are expected to track with market pricing for marine diesel #2 oil and vacuum-gas oil. The recent rise in oil prices has increased the spread between the price of used motor oil, feedstock and re-refining end-products.

BIOMASS RENEWABLE ENERGY SUBSIDIARY

         Upon consummation of the merger, the business development opportunities related to World Waste's efforts to develop, design, build, own and operate facilities designed to convert municipal solid waste and other waste streams into useable commodities and products will be held in a wholly owned subsidiary of Vertex Nevada. Following the merger, Vertex Nevada will consider all options related to the subsidiary's future plans. Such options may include, but will not be limited to: (1) shutting down the business development effort, (2) endeavoring to sell the business development assets in the subsidiary to generate cash to fund other Vertex Nevada growth initiatives, (3) raising new funds for the division, or (4) finding other joint development opportunities designed to result in some value for the shareholders of Vertex Nevada. If Vertex Nevada pursues these project development efforts, we cannot assure you that the subsidiary will successfully bring any projects to a point of financing or successful construction and operation. For a more detailed discussion, see "Business of World Waste," beginning on page 118 of this proxy statement.

VERTEX NEVADA STRATEGY

         Vertex Nevada's goal is to continue to profitably grow its business of recycling used motor oil and other hydrocarbons. Strategies to achieve this goal include (1) growing revenues in its core businesses, (2) seeking to increase margins through developing additional processing capabilities, and (3) increasing market share through greenfield development or through acquisitions.

                  o Vertex Nevada's primary focus is to continue to supply used motor oil and other hydrocarbons to its existing customers and to cultivate additional feedstock supply volume by expanding relationships with existing suppliers and developing new supplier relationships. Vertex Nevada will seek to maintain good relations with its existing suppliers, customers and vendors and the high levels of customer service necessary to maintain these businesses. Vertex Nevada plans to seek to develop relationships with several other re-refining facilities to serve as such facilities' primary and exclusive feedstock provider.

                  o Vertex Nevada hopes to improve margins by applying new technologies to existing and new feedstock streams. Vertex Nevada plans to build various processes to implement proprietary company-owned, leased, or potentially acquired technologies to upgrade feedstock materials to create marine diesel oil, vacuum gas oil and other value-added recycled energy products. In so doing, Vertex Nevada hopes to substantially improve margins from its historical results operating as a value-added logistics provider, to actually upgrading its used motor oil and transmix inventories and selling the upgraded products rather than simply providing feedstock to other re-refiners.

                  o Vertex Nevada plans to seek to grow market share by consolidating feedstock supply through partnering with or acquiring collection and aggregation assets. For example, Vertex Nevada may seek to use a combination of stock and cash to acquire or joint venture with various local used motor oil collectors and aggregators, technology providers, real estate partners and others. Such acquisitions, if successful, could add to revenues and give Vertex Nevada better control over the quality and quantity of feedstock available to it for resale and/or upgrading. This may include the greenfield development of collection assets, terminals, re-refining facilities and equipment and opportunistic mergers and acquisitions.

EMPLOYEES

         It is anticipated that, effective at the closing of the merger, Vertex Nevada will have 11 full-time employees. Vertex Nevada believes that its relations with its employees are satisfactory.

LEGAL PROCEEDINGS

         Vertex LP is a party to several legal proceedings and certain pending litigation matters in connection with its operations; however, Vertex Nevada does not believe that any of those proceedings will have a material adverse effect on the merger or the Vertex Nevada Business. Additionally, pursuant to the terms of the merger agreement, Vertex LP has agreed to indemnify and hold World Waste harmless against any liability in connection with such legal proceedings.

PROPERTIES

         Upon the closing of the merger, Vertex Nevada will sub-lease office space from Vertex LP at its current principal executive office located at 1331 Gemini St., Houston, Texas 77058. The office rent is approximately $3,700 per month for 1,350 square feet, and the facility lease expires in April 2011. Additionally, Vertex Nevada will lease approximately 20,000 barrels in storage capacity for its Black Oil division at Cedar Marine Terminal, Texas, from an affiliate. See "Certain Relationships and Related Party Transactions - Vertex Nevada." The monthly lease expense is $17,700, and the lease expires in August 2009.

GLOSSARY OF SELECTED TERMS

         The following abbreviations and definitions are terms commonly used in the Vertex Nevada Business and throughout this proxy statement.

#2 OIL - A high sulfur diesel oil, which is used in off-road equipment and in the marine industry such as tug boats and ships. It is also used to blend fuel oil and has multiple applications to fuel furnaces ("boilers"). It is a low viscosity, flammable liquid petroleum product.

#6 OIL - A lesser grade of oil than #2 oil, it is used only in certain applications.

ASPHALT FLUX - Also called asphalt extender or blowdown, asphalt flux is a by-product of re-refining used oil suitable for blending with bitumen or asphalt to form a product of greater fluidity or softer consistency. It is a thick, relatively nonvolatile fraction of petroleum used as flux. It is a derivative, nearly or completely solid at room temperature, of certain crude oils. This black, tarry material usually comes from vacuum residue. It has several industrial applications. Pavers heat it to liquid form and mix it in gravel to make road surface materials called "blacktop," "madcadam," "tarmac," or "asphalt." Builders use it to make and join bricks, to coat roofs, and to form shingles. It glues together various manufactured goods.

BLACK OIL - Any used or unused petroleum or synthetic oil that is dark in color and heavier than diesel. Examples of black oil include used motor oil, #6 fuel oil, marine diesel oil, gasoil, and other residual fuel oil.

BLENDER - An entity that combines various petroleum distillates to make a finished product that meets the applicable customer's specification. In this combining process, each hydrocarbon stream is analyzed through a distillation cure as well as other testing to help ensure the quality of product is met. Through this process, each stream is blended into a specific product, including gasoline, #2 oil, marine diesel and fuel oils.

BLENDSTOCK - A bulk liquid component combined with other materials to produce a finished petroleum product.

CUTTERSTOCK - Fuel oil used as a blending agent for other fuels to, for example, lower viscosity.

DISTILLATE FUEL - A general classification for one of the petroleum fractions or cuts produced in conventional distillation operations; includes marine diesel oil and diesel fuels.

MARINE DIESEL OIL - A blend of petroleum products that is used as a fuel in the marine industry.

PYGAS (pyrolysis gasoline) - An aromatics-rich gasoline stream produced in sizeable quantities by an ethylene plant. These plants are designed to crack a number of feedstocks, including ethane, butane, propane, butane, naphtha, and gasoil. Pygas can serve as a high-octane blendstock for motor gasoline or as a feedstock for an aromatics extraction unit.

RE-REFINING - A process involving extensive physical and chemical treatment of used motor oil to yield a high quality marine diesel oil or lubricant base stock comparable to a virgin lubrication oil product.

REFINING - The process of purification of a substance. The refining of liquids is often accomplished by distillation or fractionation. Gases can be refined in this way as well, by being cooled and/or compressed until they liquefy. Gases and liquids can also be refined by extraction with a selective solvent that dissolves away either the substance of interest, or the unwanted impurities.

TOLL PROCESSING/THIRD PARTY PROCESSING - Refining or petrochemicals production done on a fee basis. A plant owner puts another party's feedstock through his equipment and charges for this service. A portion of the product retained by the processor may constitute payment. This form of compensation occurs frequently in refining because the feedstock supplier often is interested in retaining only one part of the output slate.

TRANSMIX - A mix of transportation fuels, usually gasoline and diesel, created by mixing different specification products during pipeline transportation, stripping fuels from barges and bulk fuel terminals. Transmix processing plants distill the transmix back into specification products, such as unleaded gasoline and diesel fuel.

USED OIL - Any oil that has been refined from crude oil, or any synthetic oil that has been used, and as a result of use or as a consequence of extended storage or spillage has been contaminated with physical or chemical impurities. Examples of used oil include used motor oil, hydraulic oil, transmission fluid, and diesel and transformer oil.

VGO -VACUUM GAS OIL ( also known as cat feed)- a feedstock for a fluid catalytic cracker typically found in a crude oil refinery and used to make gasoline #2 oil and other byproducts.

           SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

         We have presented below selected unaudited pro forma combined financial information that reflects the purchase method of accounting and gives effect to the merger in the case of the income statement information, as though the merger had occurred as of January 1, 2008 (with respect to the nine months ended September 30, 2008) and as of January 1, 2007 (with respect to the year ended December 31, 2007) and, in the case of the balance sheet information, as though the merger had occurred as of September 30, 2008.


         The unaudited pro forma combined financial information gives effect to the merger, which will be accounted for as a business acquisition under the purchase method of accounting. For this purpose, Vertex Nevada will be deemed the accounting acquirer, and World Waste will be deemed the accounting acquiree. The pre-acquisition combined financial statements of Vertex Nevada will be treated as the historical financial statements of the combined company and World Waste's historical stockholders' deficit will not be carried forward to the combined company as of the date of the merger. Vertex Nevada's historical financial statements have been prepared as a carve-out set of financial statements. The following summary unaudited pro forma combined financial information has been derived from, and should be read together with, the unaudited pro forma combined financial statements and accompanying notes.


         The pro forma adjustments and assumptions are based on estimates, evaluations and other data currently available and, in management's opinion, provide a reasonable basis for the fair presentation of the estimated effects attributable directly to the merger. This selected unaudited pro forma combined financial information is being presented for illustrative purposes only, and this information should not be relied upon for purposes of making any investment or other decisions.

         The unaudited pro forma combined financial information may have been different had the companies actually been combined as of January 1, 2007, January 1, 2008 or September 30, 2008. You should not rely on the selected unaudited pro forma combined financial information as being indicative of the historical results that would have occurred had the companies been combined or the future results that may be achieved after completion of the merger.

                                                            FOR THE NINE
                                                            MONTHS ENDED
                                        FOR THE YEAR ENDED  SEPTEMBER 30,
                                         DECEMBER 31, 2007      2008
                                        ------------------  -------------
PRO FORMA STATEMENT OF OPERATIONS:
Total revenue                            $      42,024,499  $  56,862,645
Total gross profit                       $       3,199,908  $   4,528,426
Net loss                                 $     (13,914,514) $  (1,468,714)
Basic and diluted loss per share         $           (1.55) $       (0.16)

                                                           AS OF SEPTEMBER
                                                              30, 2008
                                                            -------------
PRO FORMA BALANCE SHEET:
Total assets                                                $   5,535,394
Long-term debt                                              $   4,000,000


Additional paid-in capital                                  $   1,578,631


Stockholders' equity                                        $   1,535,394

         The capitalization of Vertex Nevada immediately following the merger is expected to be as follows:

Vertex Nevada common stock

Former World Waste common stock                                        2,759,659
Former World Waste nominally priced stock options and warrants           113,884
Attributable to Vertex LP partners                                     6,077,000
                                                                       ---------

Total initial common stock                                             8,950,543

Vertex Nevada Series A preferred stock

World Waste Series A preferred stock                                   1,876,433
World Waste Series B preferred stock                                   2,850,009
                                                                       ---------

Total initial Series A preferred stock                                 4,726,442

         This results in an implied conversion ratio of 0.10 times, which is utilized for equivalent pro forma calculation purposes.

         The following tables set forth the historical per share data of World Waste, pro forma historical information of the carve-out of Vertex LP, combined equivalent pro forma information, and combined pro forma information:

                                                                  COMBINED
                                                                (EQUIVALENT
                                             WORLD WASTE         PRO FORMA)
                                            --------------     --------------

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008
Book value                                   ($22,824,640)     $         --
Shares used in calculation                     27,593,514                --
Book value per share                                (0.83)             0.02
Earnings (loss) per share                           (0.43)            (0.02)
Dividends                                              --                --
Dividends per share                                    --                --

FOR THE YEAR ENDED DECEMBER 31, 2007

Earnings (loss) per share                           (1.06)            (0.16)
Dividends                                              --                --
Dividends per share                                    --                --


                                             CARVE-OUT OF        COMBINED
                                              VERTEX LP          PRO FORMA*
                                            --------------     --------------

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008
Book value                                     $3,568,579        $1,535,394 *
Shares used in calculation                      6,077,000**       8,950,543
Book value per share                                 0.59**            0.17 *
Earnings (loss) per share                            0.53**           (0.16)
Dividends                                         936,498                --
Dividends per share                                  0.15**              -- *

FOR THE YEAR ENDED DECEMBER 31, 2007

Earnings (loss) per share                            0.37**           (1.55)
Dividends                                         823,645                --
Dividends per share                                  0.14**              -- *

* Pursuant to the transaction, Vertex LP will retain approximately $5.2 million of net assets, or $0.58 net assets per share of the carve-out. In addition, the partners of Vertex LP will receive a $4.4 million distribution.

** As Vertex LP is a private company, there is no historical shares amount available. However, this pro forma information assumes the number of shares that will be allocated to the carve-out of Vertex LP pursuant to the transaction.

            SELECTED HISTORICAL FINANCIAL DATA OF VERTEX ENERGY, L.P.

 (CERTAIN ASSETS, LIABILITIES AND OPERATIONS RELATED TO ITS BLACK OIL DIVISION,
    AND CERTAIN ASSETS, LIABILITIES AND OPERATIONS OF THE REFINING
                             AND MARKETING DIVISION)

         The following statement of operations data for the fiscal years ended December 31, 2007, 2006 and 2005 and balance sheet data as of December 31, 2007 and 2006 have been derived from Vertex LP's audited financial statements, which are contained in this proxy statement.

         The statement of operations data for the nine months ended September 30, 2008 and 2007 and the balance sheet data at September 30, 2008 have been derived from Vertex LP's unaudited interim financial statements, which are contained in this proxy statement.

         You should read this selected historical financial data together with the financial statements and the related notes thereto, and management's discussion and analysis of operations and financial condition of Vertex Nevada, all of which are included in this proxy statement. All references throughout this proxy statement to Vertex Nevada's financial statements mean the financial statements of certain assets, liabilities and operations related to a significant customer of Vertex LP, and certain assets, liabilities and operations of the refining division of Vertex LP.

                                                                                     (UNAUDITED)
                                                             AUDITED             FOR THE NINE MONTHS
                                                        FOR THE YEAR ENDED              ENDED
                                                           DECEMBER 31,             SEPTEMBER 30,
                                                    ---------------------------   -----------------
                                                     2005      2006      2007      2007      2008
                                                    -------   -------   -------   -------   -------
                                                                    (IN THOUSANDS)
SELECTED STATEMENT OF OPERATIONS DATA:
Total revenue ...................................   $26,892   $36,513   $42,025   $28,527   $56,862
Cost of revenue .................................    25,610    35,102    38,825    25,766    52,334
Gross profit ....................................     1,281     1,410     3,200     2,761     4,528
Selling, general, and administrative expenses ...     1,166       843       969       691     1,303
Income from operations ..........................       115       567     2,231     2,070     3,225
Net income ......................................        58       499     2,231     2,070     3,225



                                                                        (UNAUDITED)
                                                   DECEMBER 31,        SEPTEMBER 30,
                                              ---------------------      -------
                                               2006          2007         2008
                                              -------       -------      -------
                                                         (IN THOUSANDS)
SELECTED BALANCE SHEET DATA:
Total assets ...........................      $ 3,606       $ 5,290      $ 8,558
Total liabilities ......................        3,734         4,010        4,990
Partners' capital (deficit) ............         (128)        1,280        3,568

      SELECTED HISTORICAL FINANCIAL DATA OF WORLD WASTE TECHNOLOGIES, INC.

         The following statement of operations data for the fiscal years ended December 31, 2007, 2006 and 2005 and balance sheet data at December 31, 2006 and 2007 have been derived from World Waste's audited financial statements which are contained in this proxy statement. The statement of operations data for the fiscal years ended December 31, 2004 and 2003, and balance sheet data at December 31, 2004 and 2003, have been derived from World Waste's audited financial statements that are not contained in this proxy statement.

         The statement of operations data for the nine months September June 30, 2008 and 2007 and balance sheet data at September 30, 2008 have been derived from World Waste's unaudited interim financial statements, which are contained in this proxy statement.

         You should read this selected historical financial data together with the financial statements and the related notes thereto, and management's discussion and analysis of operations and financial condition of World Waste, all of which are included in this proxy statement.


                                                                                                                 (Unaudited)
                                                           For the Year Ending                           For the Nine Months Ended
                                                               December 31,                                     September 30,
                             --------------------------------------------------------------------------  --------------------------
Selected Statement of
Operations Data:                 2007             2006             2005          2004          2003          2008          2007
                             ------------     ------------     ------------  ------------  ------------  ------------  ------------

 Gross Revenue                         --     $     93,784     $         --            --  $         --  $         --  $         --

 LOSS FROM OPERATIONS         (16,086,937)**   (18,701,625)**    (3,851,814)   (2,430,994)     (741,279)   (4,083,141)  (14,426,841)
 INTEREST INCOME (EXPENSE)        579,268          107,810           63,485       (65,194)      (63,326)      190,946       424,580
 FINANCING TRANSACTION
   (EXPENSE)                           --       (7,442,426)              --            --            --            --            --

 NET LOSS                     (15,352,669)    $(24,956,520)    $ (3,078,917) $ (2,496,188) $   (804,605) $ (4,285,490) $(14,002,261)

 Preferred Stock Dividend
   and amortization of
   preferred stock
   warrants, offering
   costs and the
   beneficial conversion
   feature                    (13,011,750)      (8,638,271)      (1,234,473)           --            --    (7,663,775)   (9,968,229)
 Net Loss available to
   common shareholders        (28,364,419)***  (33,594,791)***   (4,313,390)   (2,496,188)           --   (11,949,265)  (23,970,490)

 Basic and diluted Net
   Loss available to
   common shareholders
   per share                 $      (1.06)    $      (1.34)    $      (0.18) $      (0.15) $      (0.09) $      (0.43) $      (0.90)

* Approximately $67,526 in consulting and travel expenses incurred prior to inception of the business on June 18, 2002 are not included.

** Includes charges for impairment of assets of $8,454,000 and $9,737,000 in 2007 and 2006 respectively.

*** Cash used in operating activities was $4,214,000 and $5,370,000 in 2007 and 2006, respectively; and $3,190,736 and $ 3,586,823 for the nine months ended September 30, 2008 and 2007, respectively. See the Cash
         Flow Statement.


                                                                                            (Unaudited)
                                                      As of December 31,                   September 30,
                                   ------------------------------------------------------    --------
                                     2007        2006       2005       2004        2003        2008
                                   --------    --------   --------   --------    --------    --------
Consolidated Balance Sheet Data:
  (in thousands)

   Cash                            $  2,711    $ 14,331   $  2,864   $  1,129    $    167    $  7,754
   Short-term investments             7,093          --         --         --          --          --
   Working capital                   10,416      13,586      1,170       (533)     (1,390)      7,629
   Total fixed assets                    35       9,268     17,021      4,999          29          --
   Total assets                      11,296      25,088     21,182      6,892         578       8,084
   Long-term liabilities                 31          80      3,810         17          22          --
   Redeemable preferred stock        22,813      14,507      7,097         --          --      30,459
   Total stockholders' equity       (12,356)      9,569      7,945      5,120      (1,033)    (22,825)




                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
               CONDITION AND RESULTS OF OPERATIONS - VERTEX NEVADA

FORWARD-LOOKING INFORMATION

         THIS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND RELATED NOTES OF VERTEX LP BEGINNING ON PAGE F-1 OF THIS PROXY STATEMENT YOU ARE ALSO URGED TO REVIEW THE CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS ON PAGE 12 AND THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 13 OF THIS PROXY STATEMENT FOR A DESCRIPTION OF IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM EXPECTED RESULTS.

OVERVIEW

         The Vertex Nevada Business being transferred to Vertex Nevada in the merger is currently a part of Vertex LP. Vertex LP and its subsidiaries provide a range of services designed to aggregate, process, and recycle industrial and commercial waste streams, including the services and assets which will be transferred to Vertex Nevada immediately upon effectiveness of the merger. Not all of Vertex LP's business will be transferred to Vertex Nevada. See "Certain Relationships and Related Party Transactions - Vertex Nevada." Vertex LP currently provides these services in 13 states, with its primary focus in the Gulf Coast Region of the United States.

         Vertex Nevada engages primarily in the recycling of used motor oil and other hydrocarbons. This is accomplished (1) through Vertex Nevada's Black Oil division, which aggregates used motor oil from third-party collectors and manages the delivery of this feedstock primarily to a third-party refining facility, and (2) through Vertex Nevada's Refining and Marketing division, which aggregates hydrocarbon streams from collectors and generators and manages the delivery of the hydrocarbon waste products to a third-party facility for further processing, and then manages the sale of the end products. In addition, Vertex Nevada proposes to implement proprietary thermo-chemical upgrading technology that will process used motor oil and convert it to higher value products such as marine diesel oil and vacuum-gas oil.

         The following discussion assumes that the transfer of the Vertex Nevada Business to Vertex Nevada has occurred, retroactively reflects this transfer, and assumes that Vertex Nevada (and the Vertex Nevada Business) has, for the periods presented, operated as a stand-alone entity.

COMMERCIAL OPERATIONS WITHOUT LONG-TERM ASSETS

         There are no assets being transferred to Vertex Nevada because the Vertex Nevada Business currently contracts on a fee-paid basis for the use of all assets it deems to be necessary to conduct its operations, from either independent third-parties or related-parties. These assets are made available to Vertex LP at market rates, and it is expected that these contracted assets will remain available to Vertex Nevada under the same, or substantially similar, terms going forward. Management of the Vertex Nevada Business has chosen to contract for the use of assets rather than purchase or build and own them in order to provide flexibility in its capital equipment requirements in the event there is a need for more or less capacity due to rapid growth or contraction in the future. Vertex Nevada expects that it will continue to rely on contracts for access to assets going forward, to avoid the initial capital expenditures that would be required to build its own facilities. Management believes that contracting for, instead of buying or building, capital infrastructure is a prudent business decision because in addition to allowing Vertex Nevada to avoid large initial capital outlays and ongoing depreciation charges and maintenance expenditures related to such capital outlays, it also enables Vertex Nevada to grow more quickly because it needs only to raise the working capital necessary to accommodate expected future growth rather than having to raise both working capital and investment capital.

         Contracting for assets will allow Vertex Nevada's Refining business unit to access a high-quality, large-capacity, full-service, third-party owned refining facility named KMTEX located in Port Arthur, Texas. Vertex Nevada will use this refinery on an as-needed and part-time basis through a tolling arrangement where it pays a volume-based fee to KMTEX for each gallon processed through its facility. This enables Vertex Nevada to schedule and plan processing "campaigns" periodically as incoming inventory dictates demand. Each campaign has different timing and operating conditions for the run and the KMTEX facility possesses the appropriate storage infrastructure, monitoring systems, and transloading facilities to accommodate Vertex Nevada's large, but irregular volumes. Vertex Nevada will continue to pay this tolling fee to KMTEX for the use of their refinery, and in so doing gains access to a facility, which would otherwise require a substantial capital investment if Vertex Nevada were to build the facility itself.

         Vertex Nevada will contract for space and services from the Cedar Marine Terminal through a market-rate, related-party transaction. In this arrangement Vertex Nevada will pay a fee to Cedar Marine Terminal for offloading services, storage capacity, simple de-watering processes, and transfer operations to fill third-party owned barges. Again, contracting for this terminal capacity is less capital intensive for Vertex Nevada than trying to build and maintain this equipment and providing these services internally. In both of these examples, Vertex Nevada believes that the strategy of contracting for assets maximizes the efficient use of its capital.

         Additionally, in the future Vertex Nevada may revisit its contract-based, capital-efficient asset strategy and may determine it is in the best interest of the shareholders and Vertex Nevada to buy or build, own and maintain the assets and infrastructure necessary to operate its current business or to accommodate growth plans.

         The divisions of Vertex Nevada, when operating under Vertex LP, have been using this capital efficient strategy for several years, and this same basis is reflected in the performance reported in Vertex Nevada's historical financials. Essentially, the Refining and Marketing division has contracted for the use of and will continue to contract for the use of operating assets from KMTEX; and the Black Oil division has contracted for the use of and will continue to contract for the use of terminal assets from Cedar Marine Terminal L.P. and trucking assets from Cross Road Carriers, L.P. (both Cedar Marine Terminal and Cross Road Carriers are majority owned by Benjamin P. Cowart, the Chairman and CEO of Vertex Nevada). Please see "Certain Relationships and Related Party Transactions - Vertex Nevada" for further information on the terms of these transactions.

         In the event Vertex Nevada is not able to contract with these entities for access to these assets and related services at fair-market prices, or at all, then Vertex Nevada would seek to contract with other third-party entities to provide refining, trucking, and terminaling assets or services as needed to operate and grow the business of Vertex Nevada. The management of Vertex Nevada can provide no specific assurances that such assets and services could be acquired at fair-market prices, or at all, however, given the relative availability of refining, trucking, and terminaling infrastructure and services in the Gulf Coast region of the United States, Vertex Nevada believes it is reasonable to assert that it could replace its planned contracted assets and services with other third-party providers, if necessary. Nonetheless, based on an assessment of the market options readily available, Vertex Nevada believes that its current relationships and contracts with existing third-party and related party providers are the most beneficial ones that can be arranged for the shareholders of Vertex Nevada at this time.

         POTENTIAL COMPETITION FROM EXISTING PRINCIPALS OF VERTEX LP

         Although Mr. Cowart and other employees of Vertex Nevada will be prohibited from competing with Vertex Nevada while they are employed with Vertex Nevada, none of such individuals will be prohibited from competing after their employment with Vertex Nevada ends. Additionally, none of Mr. Cowart's affiliated companies, including Vertex LP, will be prohibited from competing with Vertex Nevada following the closing of the merger. Accordingly, any of these individuals or entities could be in a position to use industry experience gained while working with Vertex Nevada to compete with Vertex Nevada. Such competition could increase Vertex Nevada's costs to obtain feedstocks, and increase its costs for contracting use of operating assets and services such as third party refining capacity, trucking services or terminal access. Furthermore, such competition could distract or confuse customers, reduce the value of Vertex Nevada's intellectual property and trade secrets, or result in a reduction in the prices Vertex Nevada is able to obtain for its finished products. Any of the foregoing could reduce Vertex Nevada's future revenues, earnings or growth prospects.

COMPONENTS OF REVENUES AND EXPENSES

REVENUES

         Vertex Nevada generates revenues from its two existing operating divisions as follows:

         BLACK OIL. Through its Black Oil division, which has been operational since 2001, Vertex Nevada recycles used motor oil by purchasing it from a network of local and regional collectors with which Vertex Nevada has existing relationships, consolidating it for efficient delivery, and selling it to third-party re-refiners. Historically, substantially all of the feedstock that is gathered from these collectors has been transported by truck, rail, or barge to a third-party re-refinery in Marrero, Louisiana. This re-refinery, which until recently was owned by Chevron-Texaco, purchases Vertex Nevada's feedstock pursuant to a relationship with Vertex Nevada. The re-refinery then upgrades and sells the product for its own account. A contract with Chevron-Texaco (which was recently assigned by Chevron-Texaco to Omega Refining LLC ("OMEGA") in connection with the sale of the re-refinery by Chevron-Texaco to Omega), sets forth payment and other terms such as volume and oil specifications and minimum purchase requirements, and includes a minimum fee per gallon plus a performance margin. The contract was initially entered into for a 12-month term in September 2001 and had remained in effect pursuant to a series of annual renewals. Although the contract expired effective September 30, 2008, the parties are currently negotiating a new contract with terms that are expected to be substantially similar to the terms in the prior contract. Pending execution of this new contract, the parties have been continuing to perform under the terms of the expired contract. Revenues are recognized from this division at the point of sale of the aggregated feedstock to the re-refiner and include all amounts attributable to the relationship with Omega.

         REFINING. Through its Refining and Marketing division, which has been operational since 2004, Vertex Nevada recycles hydrocarbon streams by (1) purchasing and aggregating these streams from collectors and generators, (2) managing the delivery of these streams to a third-party facility for processing into end-products, and (3) managing the sale of the end-products. Vertex Nevada gathers hydrocarbon streams in the form of petroleum distillates, transmix and other chemical products that have become off-specification during the transportation or refining process. These feedstock streams are purchased from pipeline operators, refineries, chemical processing facilities and third-party providers, processed on Vertex Nevada's behalf by a third-party facility pursuant to a contractual arrangement currently scheduled to expire in November 2008 (unless renewed by the parties), and then resold by Vertex Nevada. The end products are typically three distillate petroleum streams (gasoline blendstock, fuel oil cutterstock and marine diesel oil), which are sold to major oil companies or to large petroleum trading and blending companies. The end products are delivered by barge and truck to customers. Because the end products that Vertex Nevada sells through this division are commodities, the profitability of this division is driven by the ability of Vertex Nevada to efficiently acquire and aggregate feedstock. In addition, Vertex Nevada seeks to reduce its commodity price risk by maintaining a policy of quick inventory turnover and by seeking to purchase feedstocks, at discounts sufficient to provide adequate protection against market volatility in commodity pricing. Vertex Nevada recognizes revenue from this division upon sale of product. Revenue includes revenue from all operations of the Refining and Marketing division.

         Vertex Nevada's revenues are affected by changes in various commodity indices, including crude, natural gas quoted on the New York Mercantile Exchange, or NYMEX, and the 6-oil index. During periods in which the market for crude oil is increasing, the Refining and Marketing division tends to experience accelerated gross margins. Similarly, during times of sharp market declines, the Refining and Marketing division is susceptible to large decreases in its gross margins.

COST OF REVENUES

         Cost of revenues for Vertex Nevada's Black Oil division are comprised primarily of feedstock purchases from its network of providers. Other cost of revenues include transportation costs incurred by third parties, purchasing and receiving costs, analytical, commissions, surveying and storage costs. These costs are all included in cost of revenue. Feedstock, surveying, and brokerage fees were based on the actual costs incurred and offsite storage (warehousing), service and transportation costs were allocated based on the volume attributable to the Chevron-Texaco (now Omega) relationship divided by the total volume sold.

         Vertex Nevada's Refining and Marketing division incurs cost of revenues relating to the purchase of feedstock, purchasing and receiving costs, and inspection and processing of the feedstock into gasoline blendstock and marine diesel oil by a third party. Cost of revenues also includes brokers fees, inspection and transportation costs. All of the cost of revenues of the Refining and Marketing division are included in the carved-out financial statements as cost of revenues.

         Vertex Nevada's cost of revenues are affected by changes in various commodity indices, including crude, natural gas quoted on the New York Mercantile Exchange, or NYMEX, and the 6-oil index. For example, if the price for crude increases, the cost of solvent additives used in the production of blended oil products, and fuel cost for transportation cost from third party providers will generally increase. Similarly, if the price of crude falls, these costs may also decline.

GENERAL AND ADMINISTRATIVE EXPENSES

         Vertex Nevada's general and administrative expenses consist primarily of salaries and other employee-related benefits for its executive, administrative, legal, financial and information technology personnel, as well as outsourced and professional services, rent, utilities, and related expenses at its headquarters, as well as certain taxes. Various general and administrative expenses such as communication, insurance, wages and salaries, rent, telephone and utilities were allocated from the Black Oil division for the servicing of the Chevron-Texaco (now Omega) relationship based on the carved-out operations share of the total expenses by head count.

         Vertex Nevada will incur higher general and administrative expenses as a result of the merger. These expenses are expected to include additional accounting and finance expenses, audit fees, legal fees and corporate governance expenses, exchange listing fees, transfer agent and stockholder-related fees, and increased premiums for director and officer liability insurance coverage. Vertex Nevada expects that it will incur additional expenses in the range of approximately $400,000 to $800,000 annually.

GAIN (LOSS) FROM HEDGING ACTIVITIES

         During 2005 and, to a lesser extent, 2006, Vertex Nevada entered into contracts intended to partially hedge its exposure to price fluctuating inventories. These contracts covered Vertex Nevada's inventories of feedstock at amounts significantly less than its actual usage, and are not considered an integral part of the cost of acquiring feedstock when purchased. In 2007, Vertex Nevada discontinued such hedging activities. These losses are reflected in selling, general and administrative expense. The entire amount of the hedging contracts is attributable to the carve-out.

INTEREST EXPENSE

         Vertex Nevada's interest expense represents interest incurred by Vertex LP from its line of credit. The initial draw-down of the related party note was made in 2006, and the note was fully repaid in 2007. The line of credit was used to finance operating expenses. The amount of the line of credit was allocated to the carved-out operations based on the carved-out operations' share of the advances.

ALLOCATION OF EXPENSES

         Allocation of indirect overhead to Vertex Nevada from Vertex LP, and between the divisions of Vertex Nevada, is based on headcount. After taking into consideration specific costs that relate or could be allocated to Vertex Nevada, approximately two-thirds of such costs were allocated to the Black Oil division, with the remaining one-third allocated to the refining and Marketing division. Direct overhead is allocated as follows:


o Profit sharing, medical insurance and other expenses are allocated based on the number of employees performing services for the Chevron (Omega) contract and the refining division. There was no profit sharing plan expense funded in 2007. The number of employees performing services for the Chevron (Omega) contract were 7, 6 and 8 for the years ended December 31, 2007, 2006 and 2005 at an average salary of $63,987, $64,279, and $45,628, respectively. There was one employee performing services in the refining division for each of the years ended December 31, 2007, 2006 and 2005 at an average salary of $100,000, $60,264 and
         $31,000, respectively. The payroll expenses associated with employees of the divisions were allocated to the carve-out entity based on the approximate time each employee devoted to the operations of the carved out entity.

  o Insurance expense is allocated to the carved-out entity based on the coverage to the divisions;

  o Interest expense was allocated primarily based on calculations of its share of advances on Vertex Energy LP's line of credit;

  o Hedging activities were allocated to the carve-out based on the positions aimed at offsetting fair value fluctuations of its share of inventories;

  o There were no significant legal fees for the divisions, thus legal activities were for other entities and were not allocated to the operations carved out; and

  o There were no research and development expenses associated with the carved-out operations.

         Management of Vertex Nevada believes that the above allocation methodology is reasonable and represents its best available estimate of actual costs incurred by Vertex Nevada as a whole and by each of its divisions. Such allocations, however, may not necessarily be representative of the actual costs that would have been incurred by Vertex Nevada as a stand-alone company or by its divisions.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2008 COMPARED TO THE THREE MONTHS ENDED SEPTEMBER 30, 2007

         Set forth below are the results of operations for the three months ended September 30, 2008, as compared to the same period in 2007; in the comparative tables below, increases in revenue/income or decreases in expense (favorable variances) are shown without parentheses while decreases in revenue/income or increases in expense (unfavorable variances) are shown with parentheses in the "$ Change" and "% Change" columns.


                               THREE MONTHS ENDED
                                  SEPTEMBER 30,
                            --------------------------
                                  2008           2007         $ CHANGE     % CHANGE
                              ------------   ------------   ------------   --------
Revenues                      $ 24,395,113   $ 11,373,803   $ 13,021,310     114%

Cost of revenues                22,451,862     10,484,661     11,967,201     114%
                              ------------   ------------   ------------

Gross profit                     1,943,251        889,142      1,054,109     118%

Selling, general and
     administrative expenses       480,687        225,959       (254,728)   (112)%
                              ------------   ------------   ------------

Income from operations           1,462,564        663,183        799,381     121%

Net income                    $  1,462,564        663,183   $    799,381     121%
                              ------------   ------------   ------------

Vertex Nevada's segments' gross profit during these periods was as follows:

                           THREE MONTHS ENDED
                              SEPTEMBER 30,
                        -------------------------
                           2008           2007        $ CHANGE      % CHANGE
                        -----------   -----------   -----------    ----------
BLACK OIL SEGMENT
Total revenue           $14,203,117     8,672,329   $ 5,530,788       64%
Total cost of revenue    13,855,521     8,278,720     5,576,801       67%
                        -----------   -----------   -----------
Gross profit            $   347,596       393,609   $   (46,013)     (12)%

REFINING SEGMENT
Total revenue           $10,191,996     2,701,474   $ 7,490,522      277%
Total cost of revenue     8,596,341     2,205,941     6,390,400      289%
                        -----------   -----------   -----------
Gross profit            $ 1,595,655       495,533   $ 1,100,122      222%

         During the third quarter of 2008, revenues increased 114% over the same period in 2007. This increase was due to higher commodity prices in the 2008 period driven by increases in crude oil prices, as well as increased volume and production. Vertex Nevada experienced revenue growth in the 2008 period in both its Refining and Marketing and Black Oil divisions. The growth in revenue in the Black Oil division of 64% was driven in part by increased commodity prices of approximately 72%. Vertex Nevada sells its products at a discount to various energy product indexes, which indexes increased approximately 50-75% for the three months ended September 30, 2008 as compared to the comparable period in the prior year. Delivered volumes decreased 18% from 198,119 bbls during the three months ended September 30, 2007 to 163,280 bbls during the same period in 2008.

         The three principal products of Vertex Nevada's Refining division are gasoline blendstock, pyrolysis gas ("PYGAS") and marine diesel oil ("MDO"). During the third quarter of 2008, Refining and Marketing division revenues increased 277% compared to the same period in 2007, due to an average price increase of approximately 50% as well as overall increased production during the three months ended September 30, 2008, compared to the comparable period in the prior year. Production of PyGas increased approximately 120% from 17,639 bbls for the three months ended September 30, 2007 to approximately 38,810 bbls during the same period in 2008, and MDO volumes increased approximately 435% from 8,760 bbls in 2007 to 46,900 bbls during the same period in 2008. This increase was related to a new product stream Vertex Nevada began receiving during the second and third quarters of 2008. It is uncertain whether this new product stream will continue in future periods due to a short term supply opportunity. Vertex Nevada is continuing to pursue similar opportunities, although there can be no assurance that it will be able to achieve this revenue on a consistent basis in the future. Vertex Nevada's gasoline blendstock stream volume decreased 2%, from 15,823 bbls during the three months ended September 30, 2007, to 15,533 bbls during the three months ended September 30, 2008. This decrease was related to the timing of inventory builds as well as process timing related to Vertex Nevada's third-party process facility.

         The overall margin increases for the Refining and Marketing division were primarily due to rising prices during the time lag between acquisition of products and disposition. Vertex Nevada acquires and sells product based on a variation of spot market prices. Generally, there is a four to six week product build and processing time from when products are purchased and processed to when they are sold. In times of rising spot market prices, products are purchased at lower spot market prices and sold at a later date at higher spot market prices. In addition, Vertex Nevada seeks to reduce its commodity price risk (during the 4-6 week cycle) by maintaining a policy of purchasing feedstocks at discounts sufficient to provide adequate protection against market volatility. During times of falling spot market prices, margins are going to decrease due to the fact that feedstock may be purchased at a higher spot market price and sold based on a lower market price. In these times, Vertex Nevada seeks to process and sell the product as quickly as possible, to avoid the further fall in the market price.

         Vertex Nevada's selling, general, and administrative expenses increased 112% during the 2008 period, primarily as a result of legal and accounting fees associated with the pending merger with World Waste.

RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 2007

         Set forth below are the results of operations for the nine months ended September 30, 2008, as compared to the same period in 2007; in the comparative tables below, increases in revenue/income or decreases in expense (favorable variances) are shown without parentheses while decreases in revenue/income or increases in expense (unfavorable variances) are shown with parentheses in the "$ Change" and "% Change" columns.

                               NINE MONTHS ENDED
                          ---------------------------
                          SEPTEMBER 30,  SEPTEMBER 30,
                             2008            2007         $ CHANGE     % CHANGE
                          ------------   ------------   ------------   --------
Revenues                  $ 56,862,645   $ 28,527,542   $ 28,335,103      99%

Cost of revenues            52,334,219     27,766,158     26,568,061     103%
                          ------------   ------------   ------------

Gross profit                 4,528,426      2,761,384      1,767,042      64%

Selling, general and
    administrative exp.      1,303,463        691,311       (612,152)    (89%)
                          ------------   ------------   ------------

Income from operations       3,224,963      2,070,073      1,154,890      56%

Net income                $  3,224,963      2,070,073   $  1,154,890      56%
                          ------------   ------------   ------------

         Vertex Nevada's segments gross profit during these periods consisted of the following:

                              NINE MONTHS ENDED
                         -------------------------
                         SEPTEMBER 30,  SEPTEMBER 30,
                             2008           2007        $ CHANGE      % CHANGE
                         ------------   ------------   -----------   -----------
BLACK OIL SEGMENT
Total revenue            $ 38,876,998     22,101,980   $16,775,018       76%
Total cost of revenue      37,365,754     21,020,247    16,345,507       78%
                         ------------   ------------   -----------
Gross profit             $  1,511,244      1,081,733   $   429,511       40%

REFINING SEGMENT
Total revenue            $ 17,985,647      6,425,562   $11,560,085      180%
Total cost of revenue      14,968,465      4,745,911    10,222,554      215%
                         ------------   ------------   -----------
Gross profit             $  3,017,182      1,679,651   $ 1,337,531       81%


         During the first nine months of 2008, Vertex Nevada's gross profit increased 64% when compared with the corresponding periods of 2007. Revenues increased 99% during the first nine months of 2008 compared to the same period in 2007, primarily due to higher commodity prices driven by increases in crude oil prices. Vertex Nevada experienced revenue growth in both its Refining and Black Oil divisions. The growth in the Black Oil division revenues was driven by an increase in commodity prices of 73% between the two periods. Vertex Nevada sells its products at a discount to various energy product indexes, which increased approximately 50-75% during the nine months ended September 30, 2008 as compared to the comparable period in the prior year.

         During the nine months ended September of 2008, Vertex Nevada's Refining division saw substantial increases in its production as well as increases in commodity prices. Vertex Nevada produced approximately 20,260 bbls of gasoline blendstock during the nine months ended September 30, 2008, as compared to 15,823 bbls produced during the same period in 2007, a 22% increase. Production volumes for MDO increased more than 70% from 16,244 bbls during the nine months ended September 30, 2007 to 53,419 bbls during the same period in 2008. This increase was primarily related to a new product stream Vertex Nevada began receiving during the second and third quarter of 2008. It is uncertain whether this new product stream will continue in future periods. Vertex Nevada is continuing to pursue similar opportunities, although there can be no assurance that it will be able to achieve this revenue on a consistent basis in the future. Vertex Nevada's PyGas streams increased from 26,937 bbls during the nine months ended September 30, 2007, compared to 48,457 bbls during the same period in 2008, which represented a 44% increase. In addition to these volume increases, Vertex Nevada experienced substantial commodity pricing increases as well. These commodity price increases on average were greater than 50% and caused Vertex Nevada's inventory to become more valuable by the end of its 4-6 week production process. Gross Margins were substantially higher during the period due to the upward trend in commodity prices that continued during the nine months ended September 30, 2008. Because the end products sold by the Refining and Marketing division are commodities, the profitability of this division is driven by Vertex Nevada's ability to efficiently acquire and aggregate feedstock when the prices are lower. In addition, Vertex Nevada seeks to reduce its commodity price risk (during the 4-6 week cycle) by maintaining a policy of purchasing feedstocks at discounts sufficient to provide adequate protection against market volatility. Other cost of revenues not tied to commodity pricing, such as transportation, analytical costs and processing costs, remained relatively stable between the nine months ended September 30, 2008, and the nine months ended September 30, 2007, further augmenting the increase in gross margin (when viewed as a percentage).

         The overall margin increases for the Refining and Marketing division were primarily due to rising prices during the time lag between acquisition of products and disposition. Vertex Nevada acquires and sells product based on a variation of spot market prices. Generally, there is a four to six week product build and processing time from when products are purchased and processed to when they are sold. In times of rising spot market prices, products are purchased at lower spot market prices and sold at a later date at higher spot market prices. In addition, Vertex Nevada seeks to reduce its commodity price risk (during the 4-6 week cycle) by maintaining a policy of purchasing feedstocks at discounts sufficient to provide adequate protection against market volatility. During times of falling spot market prices, margins are going to decrease due to the fact that feedstock may be purchased at a higher spot market price and sold based on a lower market price. In these times, Vertex Nevada seeks to process and sell the product as quickly as possible, to avoid the further fall in the market price.

         Vertex Nevada's selling, general, and administrative expenses increased during the first nine months of 2008 as compared to the same period in 2007 due to the hiring of two new executives, along with substantial added costs related to legal and accounting fees incurred in connection with its pending transaction with World Waste.

RESULTS OF OPERATIONS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007 COMPARED TO THE FISCAL YEAR ENDED DECEMBER 31, 2006

         Set forth below are the results of operations for the year ended December 31, 2007, as compared to the same period in 2006; in the comparative tables below, increases in revenue/income or decreases in expense (favorable variances) are shown without parentheses while decreases in revenue/income or increases in expense (unfavorable variances) are shown with parentheses in the "$ Change" and "% Change" columns.

                                                                                          $               %
                                                       2007              2006            CHANGE          CHANGE
                                                  ---------------- ----------------- --------------- ---------------
Revenues                                             $42,024,499      $36,512,618       $ 5,511,881       15%
Cost of revenue                                      $38,824,591      $35,102,408       $(3,722,183)     (11)%
Gross profit                                           3,199,908        1,410,210         1,789,698       127%
Selling, general, and administrative expenses            968,563          842,889          (125,674)     (15)%
                                                  ---------------- ----------------- ---------------
Income from operations                                 2,231,345          567,321           664,024       293%
Other income and (expense)
   Interest income (expense)                                   -          (68,767)          (68,767)     (100)%
                                                  ---------------- ----------------- ---------------
     Net other income (expense)                                -          (68,767)          (68,767)     (100)%
                                                  ---------------- ----------------- ---------------
Net income                                           $ 2,231,345      $   498,554        $1,732,791       348%
                                                  ---------------- ----------------- ---------------

Vertex Nevada's segments' gross profit during these periods was as follows:

BLACK OIL SEGMENT            2007          2006        $ CHANGE       % CHANGE
----------------------   ------------   ------------   ------------   ---------
Total revenue           $ 34,026,749     31,321,714   $  2,705,035           9%
Total cost of revenues    32,449,300     30,346,748     (2,102,551)         (7%)
                        ------------   ------------   ------------
Gross profit            $  1,577,449        974,966   $    602,483          62%


REFINING SEGMENT
----------------------
Total revenue           $  7,997,750      5,190,904   $  2,806,845          54%
Total cost of revenues     6,375,291      4,755,660     (1,619,632)        (34%)
                        ------------   ------------   ------------
Gross profit            $  1,622,459        435,244   $  1,187,214         273%


         Total revenues increased 15% in 2007 compared to 2006, due to revenue growth in both the Refining and Marketing and Black Oil divisions. The Black Oil division revenue growth of 9% was driven primarily by increased commodity prices. Although Vertex Nevada's volumes with respect to the Black Oil division decreased slightly from 751,652 bbls (barrels) in 2006 to 725,000 bbls in 2007, this production decrease was more than offset by an 18% increase in average commodity pricing between 2007 and 2006. Vertex Nevada's revenues and cost of revenues are significantly impacted by fluctuations in commodity prices; increases in commodity prices typically result in increased revenue and cost of revenues. Vertex Nevada's gross profit is to a large extent a function of commodity prices and the discount to such prices Vertex Nevada is able to obtain in purchasing its feedstock, as well as how efficiently management conducts operations. As further described below, Vertex Nevada's gross margin greatly increased in 2007 over 2006 due to the significant improvement in the Refining and Marketing division. Gross margins were substantially greater during 2007 due to the upward trend in commodity prices that continued throughout the year. Because the end products sold by the Refining and Marketing division are commodities, the profitability of this division is driven by Vertex Nevada's ability to efficiently acquire and aggregate feedstock when the prices are lower. In addition, Vertex Nevada seeks to reduce its commodity price risk (during the 4-6 week cycle) by maintaining a policy of purchasing feedstocks at discounts sufficient to provide adequate protection against market volatility. Other cost of revenues not tied to commodity pricing, such as transportation, analytical costs and processing costs, remained relatively stable between the year ended December 31, 2006 and 2007, further augmenting the increase in gross margin percentage.

         Total cost of revenues increased 11% in 2007 compared to 2006, largely due to the increase in commodity prices. In 2007, purchase of feedstock accounted for 98% of cost of revenues for the Black Oil division. Purchase of feedstock for the Refining and Marketing division accounted for 76% of gross revenues. In 2006, purchase of feedstock accounted for 98% of cost of revenues for the Black Oil division. Purchase of feedstock for the Refining and Marketing division accounted for 79% of gross revenues. In 2007, other items included in cost of revenues for the Refining and Marketing division included transportation, analytical costs, and inspection and processing of the feedstock into gasoline blendstock and marine diesel oil by a third party. These costs accounted for 24% of total cost of revenues. In 2006, these same costs accounted for 21% of cost of revenues.

         Trends and uncertainties within the commodity markets relating to petroleum products are expected to continue to have an impact on Vertex Nevada's business. With the recent trend from January 2008 through September of 2008 of escalating crude oil, gasoline, heating oil and diesel prices, Vertex Nevada has experienced higher than normal revenues, gross profit and net income. However, we expect the sharp decline in these commodity prices during the latter part of September 2008 and October 2008 to continue until the global economy, and more specifically the US economy, stabilizes. Whenever a sharp decline occurs like this, Vertex Nevada anticipates a corresponding decrease in its revenues and gross profits, as well as potentially sharp declines in its net income over the short term. As such, overall results of operations for the current fiscal year are not expected to be as strong as originally anticipated due to recent lower oil prices and demand. Recently, as a result of a number of factors, including Hurricane Ike, which caused damage to Vertex LP's infrastructure and prevented the sale of product for a significant period of time, and the simultaneous sharp decline in the price of oil, the Vertex Nevada Business was unable to sell its inventory. There has been very little change in commodity pricing or improvement in the credit markets during the fourth quarter of 2008. It is anticipated that Vertex LP will experience substantial losses related to the sale of its inventories on hand, which were purchased prior to the sharp decreases in commodity prices experienced in September and October 2008. In addition the most recent sales that were made from the Refining and Marketing division were at a loss compared to what was paid for the inventory, due to the decline in commodity pricing as well as the reluctance of Vertex Nevada Business' traditional buyers to purchase products in an uncertain market. While the Vertex Nevada Business anticipates experiencing short term losses due to the sale of currently over-priced inventory, once such inventory has been liquidated, Vertex Nevada believes it will be back on track and in line with projections. Additionally, Vertex LP is currently behind in making payments to its suppliers, mainly due to its inability to liquidate its inventory and the fact that the Vertex Nevada Business was adversely affected by Hurricane Ike, as the Cedar Marine Terminal facility was damaged and rendered un-operational after Hurricane Ike. This caused increased costs associated with the shipping of feedstock through third party contractors, which raised the overall cost of the feedstock and lowered the margins related to the Vertex Nevada Business operations. Additionally, Vertex LP was forced to expend a substantial amount of funds to repair the Cedar Marine Terminal facility, the majority of which has not been reimbursed by insurance or FEMA to date. Vertex LP is currently seeking additional capital, which may include a loan from WWT. If Vertex LP is unable to raise additional capital, it may be unable to pay its suppliers, which could cause Vertex LP's reputation to be harmed and could cause such suppliers to cease doing business with Vertex LP, raising its costs of finding additional suppliers and potentially raising its costs of revenues, and causing its operating results to be adversely affected.

         Refining margins are a function of the difference between what Vertex Nevada is able to pay for raw materials and the market prices for the range of products it produces. The various petroleum products it produces are typically a function of Crude Oil indices and are quoted on multiple exchanges such as the New York Mercantile Exchange ("NYMEX"). These prices are determined by a global market and can be influenced by many factors, including but not limited to supply/demand, weather, politics, and global/regional inventory levels. As such, Vertex Nevada can not give any assurances regarding results of operations for any future periods, as numerous factors outside of its control affect the prices paid for raw materials and the prices (for the most part keyed to the NYMEX) that can be charged for such products. Additionally, for the near term, results of operations will be subject to further uncertainty, as the global markets and exchanges, including the NYMEX, have recently experienced extreme volatility due to a tightening of the credit markets and an overall malaise in the financial investment market in general.

         The three principal end-products of Vertex Nevada's Refining and Marketing division are gasoline blendstock, pyrolysis gas and marine diesel oil. Whereas overall revenues from this division increased from 2006 to 2007, new state regulations issued in mid-2006 governing the use of Methyl Tertiary Butyl Ether ("MTBE") and lowering allowable sulphur levels resulted in a significant curtailment of the gasoline blendstock market. During 2005 (as described below), Vertex Nevada produced 84,735 bbls of gasoline blendstock, as compared to less than 43,900 bbls in 2007. Vertex Nevada responded to this significant market shift by focusing on the production of pyrolysis gas, producing 55,639 bbls in 2007 compared to 27,794 bbls in 2006. Vertex Nevada also almost doubled its production of marine diesel oil, by producing 31,517 bbls in 2007. These production increases and commodity price increases resulted in the favorable revenues and gross profit in 2007 as compared to 2006. Specifically, the Refining and Marketing division increased its gross margin from $435,244 or 8.38% for the year ended December 31, 2006 to $1,622,458 or 20.29% for the year ended December 31, 2007. Vertex Nevada also experienced lower cost of revenues as a percentage of revenues due to the dragging effect of making these changes in 2006, as compared to its ramped-up operations in 2007. The Black Oil division increased its gross margin from $974,966 or 3.11% for the year ended December 31, 2006 to $1,577,450 or 4.64% for the year ended December 31, 2007.

         Selling, general, and administrative expenses increased 15% in 2007 compared to 2006, primarily due to Vertex Nevada's hiring of two new executives and other administrative costs to support its growing organizations, offset in part by the discontinued use of futures contracts.

         During 2006, Vertex Nevada utilized commodity-based derivatives to partially hedge its exposure to the price fluctuations of its inventories. This practice resulted in a $132,674 loss, due to steadily increasing commodity prices. Vertex Nevada discontinued the use of such hedges at the end of 2006.

RESULTS OF OPERATIONS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006 COMPARED TO THE FISCAL YEAR ENDED DECEMBER 31, 2005

         Set forth below are the results of operations for the year ended December 31, 2006, as compared to the same period in 2005; in the comparative tables below, increases in revenue/income or decreases in expense (favorable variances) are shown without parentheses while decreases in revenue/income or increases in expense (unfavorable variances) are shown with parentheses in the "$ Change" and "% Change" columns.



                                                       2006              2005              $               %
                                                                                         CHANGE          CHANGE
                                                  ---------------- ----------------- --------------- ---------------
Revenues                                             $36,512,618      $26,891,720        $9,620,898       36%
Cost of revenue                                      $35,102,408      $25,610,392        (9,492,016)     (37)%
Gross profit                                           1,410,210        1,281,328           128,882       10%
Selling, general, and administrative expenses            842,889        1,166,234           323,345       28%
                                                  ---------------- ----------------- ---------------
Income from operations                                   567,321          115,094           452,227       393%
Other income and (expense)
   Interest income (expense)                             (68,767)         (56,381)          (12,386)     (22)%
                                                  ---------------- ----------------- ---------------
     Net other income (expense)                          (68,767)         (56,381)          (12,386)     (22)%
                                                  ---------------- ----------------- ---------------
Net income                                          $    498,554    $      58,713     $     439,841       749%
                                                  ---------------- ----------------- ---------------



Vertex Nevada's segments' gross profit during these periods was as follows:

BLACK OIL SEGMENT            2006          2005        $ CHANGE       % CHANGE
---------------------   ------------   ------------   ------------   -----------
Total revenue           $ 31,321,714     19,492,146   $ 11,829,568          61%
Total cost of revenue     30,346,748     19,064,358    (11,282,390)        (59%)
                        ------------   ------------   ------------
Gross profit            $    974,966        427,788   $    547,178         128%


REFINING SEGMENT
---------------------
Total revenue           $  5,190,904      7,399,574   $ (2,208,670)        (30%)
Total cost of revenue      4,755,660      6,546,034      1,790,375          27%
                        ------------   ------------   ------------
Gross profit            $    435,244        853,540   $   (418,295)        (49%)

         Revenues increased 36% from 2005 to 2006, primarily due to favorable production and pricing of Vertex Nevada's Black Oil division. Total volumes of Vertex Nevada's Black Oil division increased from 549,350 bbls to 751,652 bbls, and average prices increased slightly, resulting in an $11.8 million increase in revenue in 2006. Vertex Nevada's Refining and Marketing division, however, experienced significant declines in production (from 53,520 bbls to 15,165 bbls) for its marine diesel oil product for 2006, compared to 2005. This was due to the impact of the MTBE and sulphur level regulations that were issued in 2006. Vertex Nevada's gasoline blendstock product also experienced significantly lower volumes (from 84,735 bbls to 43,900 bbls) during 2006, compared to 2005. This decrease in production was also caused by the MTBE and sulphur level issue. As discussed above, Vertex Nevada responded to this challenge by diversifying its product offering with the production of pyrolysis gas, which it processed for the first time in 2006. Although average commodity pricing increased in 2006 as compared to 2005, it could not offset the aforementioned volume decreases, which led to the decrease in gross profit associated with the Refining and Marketing segment. This realignment and scaling of Vertex Nevada's product lines resulted in higher operating costs in absolute terms and as a percentage of revenues, in 2006 as compared to 2005. Vertex Nevada's revenues and cost of revenues are significantly impacted by fluctuations in commodity prices; increases in commodity prices typically result in increased revenue and cost of revenues. Vertex Nevada's gross profit is to a large extent a function of commodity prices and the discount to such prices Vertex Nevada is able to obtain in purchasing its feedstock, as well as how efficient management conducts operations.

         Selling, general and administrative expenses decreased 28% in 2006 compared to 2005. This was primarily due to the inclusion of start-up costs for the Refining and Marketing division in 2005.

         Selling, general and administrative expenses also includes the loss on hedging activities relates to derivatives that Vertex Nevada utilized to hedge its inventories. Vertex Nevada incurred the losses as commodity prices increased during 2005 and 2006, although the offset to these losses is included in revenues. During 2006, Vertex Nevada decreased the use of these instruments.

LIQUIDITY AND CAPITAL RESOURCES

         The success of Vertex Nevada's current business operations is not dependent on extensive capital expenditures, but rather on relationships with its feedstock suppliers and end-product customers. Through these relationships, Vertex Nevada is able to achieve volume discounts in the procurement of its feedstock, thereby increasing the margins of its segments' operations. The resulting operating cash flow is crucial to the continued growth of its existing business lines.

         Vertex LP currently has a $3.5 million revolving line of credit, of which it had drawn approximately $1.9 million as of September 30, 2008. As of September 30, 2008, none of the amount drawn on this line was attributable to the Vertex Nevada Business. However, pursuant to the terms of the merger, Vertex Nevada will assume $1.6 million of Vertex LP's outstanding indebtedness. Pursuant to the terms of the merger, no working capital will be transferred from Vertex LP to Vertex Nevada. Although Vertex Nevada is in the process of seeking to secure a line of credit, Vertex Nevada's initial working capital will initially come from the minimum $5.0 million of cash to be transferred to it by World Waste. At September 30, 2008, approximately $1.6 million was available to Vertex LP under its line of credit.

         Vertex Nevada's development stage re-refining business will require significant capital to design and construct the related facilities. Vertex LP currently has one such facility under development in Baytown, Texas. Vertex Nevada currently estimates that the cost to construct the functional full-scale commercial process would be approximately $2.5 to $5.0 million, based on throughput capacity. The facility infrastructure would be an additional expense to these proposed process costs and would depend on the location and site specifics of the facility.

         Vertex Nevada believes that the cash to be transferred to it at closing, cash from operations and cash from any borrowings that it may need to secure (as described below) will be sufficient to satisfy its existing cash requirements. In order to implement its growth strategy, however, Vertex Nevada may need to secure additional borrowings.

         Prior to the closing of the merger, World Waste will loan Vertex LP up to $1.0 million for general working capital. The proceeds of the loan will reduce the amount of cash required to be transferred by World Waste to the Vertex LP partners at the closing. As a condition to making this loan, and unless the loan is repaid in full prior to the closing of the merger, the closing condition requiring World Waste to have $5.0 million of cash on hand will be reduced to $2.4 million and Vertex Nevada will seek additional financing following the merger. If such financing is not secured in a timely manner or on terms satisfactory to Vertex Nevada, Vertex Nevada may not be able to satisfy its cash requirements.

         CASH FLOW ACTIVITIES -- The following table summarizes Vertex Nevada's cash flow activities for the periods indicated:

                                         Nine Months Ended September 30,           Years ended December 31,
                                            --------------------------   ------------------------------------------
                                               2008           2007            2007          2006            2005
                                            -----------    -----------    -----------    -----------    -----------

Beginning cash and cash equivalents         $    52,650    $   102,063    $   102,063    $     8,063    $   177,674
                                            -----------    -----------    -----------    -----------    -----------
Net cash provided by (used in):
Operating activities                          3,075,303      1,815,080      1,919,654       (609,113)       194,794
Investing activities                             (7,251)            --             --         61,891        (61,891)
Financing activities                         (1,321,459)    (1,783,732)    (1,969,067)       641,222       (302,514)
                                            -----------    -----------    -----------    -----------    -----------
Net increase in cash and cash equivalents     1,746,593         31,438        (49,413)        94,000       (169,611)
                                            -----------    -----------    -----------    -----------    -----------
Ending cash and cash equivalents            $ 1,799,243    $   133,411    $    52,650    $   102,063    $     8,063
                                            ===========    ===========    ===========    ===========    ===========

CASH FLOW FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 2007

         Cash provided by operating activities was $3,075,303 for the nine months ended September 30, 2008 as compared to $1,815,080 during the corresponding period in 2007. The primary reason for this increase was the increase in the sales of inventory. These increases in sales resulted in an increase in net income in the 2008 period. The net income increase in the 2008 period was largely due to the impact of receipts, increased commodity pricing, as well as increased volume for the nine months ended September 30, 2008, compared to the comparable period in 2007.

         Investing activities of $7,251 for the nine months ended September 30, 2008, represented cash used in the Refining and Marketing division to purchase fixed assets.

         Financing activities used $1.7 million during the nine months ended September 30, 2007 as a result of repayments under Vertex LP's line of credit. For the first nine months of 2008, cash used by financing activities totaled $1.3 million, which decrease compared to the 2007 period was primarily due to the fact that Vertex Nevada did not need to borrow under the line of credit during the nine months ended September 30, 2008. However, additional cash used in financing activities was caused by distributions made to partners of Vertex LP.

CASH FLOW FOR THE YEAR ENDED DECEMBER 31, 2007 COMPARED TO THE YEAR ENDED DECEMBER 31, 2006

         Operating activities provided $1.9 million of cash in 2007 as compared to using $0.6 million of cash in 2006. This $2.5 million increase was partially as a result of the $1.7 million increase in net income in 2007 as compared to 2006. Increased inventory levels in 2006 accounted for another $1.0 million of this difference between 2007 and 2006. The remaining difference was comprised of changes in operating assets and liabilities. Accounts receivable and accounts payable balances grew in both years, as the number and size of transactions increased with the growth of Vertex Nevada's business.

         Investing activities provided cash of $61,891 in 2006 compared to zero in 2007, due to the fact that the derivative contracts based on the heating oil and unleaded gasoline commodity markets were sold in 2006. There were no new purchases or sales of short-term investments, due to hedging activities being discontinued in late 2006.

         Financing activities used $2.0 million of cash in 2007 as compared to having provided $0.6 million of cash in 2006. The principal cause of this variance was the borrowing of $1.1 million under Vertex Nevada's line of credit in 2006 and its subsequent repayment of this amount in 2007. Distributions to limited partners also increased $0.3 million from 2006 to 2007, as there was more income allocable to the partners.

CASH FLOW FOR THE YEAR ENDED DECEMBER 31, 2006 COMPARED TO THE YEAR ENDED DECEMBER 31, 2005

         Operating activities used approximately $0.6 million of cash in 2006 as compared to having provided $0.2 million of cash in 2005. The primary reason for this variance was the increase of inventory in 2006, which used approximately $0.7 million more cash than in 2005. The remaining $0.1 million variance of operating cash flow was caused by changes in working capital. As stated above, as Vertex Nevada has grown, its accounts receivable, prepaid expenses, and accounts payable have increased. This activity, especially the growth in accounts receivable, used $0.3 million more cash in 2006 than 2005.

         Investing activities used cash of $61,891 during 2005 compared to providing cash of $61,891 in 2006, due to the purchase of derivative contracts based on the heating oil and unleaded gasoline commodity market in 2005 and the sales of these contracts in 2006 when the use of such contracts was discontinued.

         Financing activities provided $0.6 million of cash in 2006 as compared to having used $0.3 million of cash in 2005. The $0.9 million variance was caused by $1.1 million of proceeds from Vertex Nevada's line of credit in 2006, partially offset by a $0.2 million increase in distributions made to limited partners as compared to 2005. Vertex Nevada's distributions to its partners increased as a result of the growth in its income between years.

CONTRACTUAL AND OTHER OBLIGATIONS

         As of December 31, 2008, Vertex Nevada had a total of five contracts with third parties for the procurement of used oil and pygas. These contracts are for materials that are subsequently processed and sold within a short time-frame, and linked to indexes to maintain a spread to the purchase price. Generally, each contract's term is for one year with an option for renewal on either an annual or monthly basis. The pricing for these contracts are index based. These contracts cover up to approximately 690,000 gallons per month of used oil and up to 400,000 gallons per month of pyrolysis gas.

         The following table summarizes Vertex Nevada's contractual and other obligations at December 31, 2007, and the effect such obligations are expected to have on liquidity and cash flow in future periods:


                                                  PAYMENTS DUE BY PERIOD
                              -------------------------------------------------------------------
                                             LESS THAN                                 MORE THAN
CONTRACTUAL OBLIGATIONS          TOTAL         1 YEAR      1-3 YEARS     3-5 YEARS      5 YEARS
                              -----------   -----------   -----------   -----------   -----------
Long-Term Debt Obligations    $        --            --            --            --            --
Operating Lease Obligations   $        --            --            --            --            --
Purchase Obligations          $28,859,671    18,483,661    10,376,010            --            --
Other Long-Term Liabilities   $        --            --            --            --            --
                              -----------   -----------   -----------   -----------   -----------
   Total                      $28,859,671   $18,483,661   $10,376,010            --            --
                              ===========   ===========   ===========   ===========   ===========

OFF-BALANCE SHEET ARRANGEMENTS

         Except as noted in the table above under "Contractual and Other Obligations", as of September 30, 2008, Vertex Nevada had no material off-balance sheet obligations.

CRITICAL ACCOUNTING POLICIES AND USE OF ESTIMATES

         Vertex Nevada's financial statements are prepared in accordance with GAAP. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. Management regularly evaluates its estimates and judgments, including those related to revenue recognition, goodwill, intangible assets, long-lived assets valuation, and legal matters. Actual results may differ from these estimates. Vertex Nevada believes that of its significant accounting policies, the following may involve a higher degree of judgment and complexity. (See Note 2 to the Vertex Nevada financial statements.)

         REVENUE RECOGNITION. Vertex Nevada recognizes revenue upon delivery of feedstock to its re-refining customer and upon delivery of refined feedstock in the form of gasoline blendstock, marine diesel oil, and pyrolysis gas to its customers.

         LEGAL MATTERS. Accruals are established for legal matters when, in Vertex Nevada's opinion, it is probable that a liability exists and the liability can be reasonably estimated. Actual expenses incurred in future periods can differ materially from accruals established.

RECENT ACCOUNTING PRONOUNCEMENTS

SFAS NO. 157

         In September 2006, the FASB issued SFAS No. 157, FAIR VALUE MEASUREMENTS, or SFAS No. 157. SFAS No. 157 clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. Under this statement, fair value measurements are required to be separately disclosed, by level, within the fair value hierarchy. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. In February 2008, the FASB issued FSP 157-2, which amends SFAS No. 157 to delay the effective date of SFAS No. 157 for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis, to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. In February 2008, the FASB also issued FSP 157-1, that would exclude leasing transactions accounted for under SFAS No. 13, ACCOUNTING FOR LEASES, and its related interpretive accounting pronouncements. Vertex Nevada is currently evaluating the impact of SFAS No. 157, but does not expect its adoption to have a material impact on its financial statements.

SFAS NO. 158

         In September 2006, the FASB issued SFAS No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans--an amendment of FASB Statements No. 87, 88, 106 and 132R, or SFAS No. 158. SFAS No. 158 requires that the funded status of defined benefit postretirement plans be recognized on a company's balance sheet, and changes in the funded status be reflected in comprehensive income. For companies without publicly traded equity securities, SFAS No. 158 is effective for fiscal years ending after June 15, 2007. This provision of SFAS No. 158 had no impact on us. SFAS No. 158 also requires companies to measure the funded status of the plan as of the date of its fiscal year-end, effective for fiscal years ending after December 15, 2008. Vertex Nevada is currently evaluating the impact of the remaining provisions of SFAS No. 158, but does not expect its adoption to have a material impact on its financial statements.

SFAS NO. 159

         In February 2007, the FASB issued Statement No. 159, THE FAIR VALUE OPTION FOR FINANCIAL ASSETS AND FINANCIAL LIABILITIES, INCLUDING AN AMENDMENT OF FASB STATEMENT NO. 115, or SFAS No. 159. SFAS No. 159 permits companies to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. Vertex Nevada is currently evaluating the impact of SFAS No. 159, but does not expect its adoption to have a material impact on its financial statements.

SFAS NO. 141R

         In December 2007, the FASB issued SFAS No. 141 (revised 2007), BUSINESS COMBINATIONS, or SFAS No. 141R. SFAS No. 141R requires the acquiring entity in a business combination to recognize the full fair value of assets acquired and liabilities assumed in the transaction whether full or partial acquisition, establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed, requires expensing of most transaction and restructuring costs, and requires the acquirer to disclose all information needed to evaluate and understand the nature and financial effect of the business combination. SFAS No. 141R applies to all transactions or other events in which an entity obtains control of one or more businesses. SFAS No. 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first fiscal year beginning after December 15, 2008. Vertex Nevada is currently evaluating the impact SFAS No. 141R may have on its financial statements.

SFAS NO. 160

         In December 2007, the FASB issued SFAS No. 160, NONCONTROLLING INTERESTS IN CONSOLIDATED FINANCIAL STATEMENTS--AN AMENDMENT OF ARB NO. 51, or SFAS No. 160. SFAS No. 160 requires reporting entities to present noncontrolling (minority) interests as equity as opposed to a liability or mezzanine equity and provides guidance on the accounting for transactions between an entity and noncontrolling interests. SFAS No. 160 is effective the first fiscal year beginning after December 15, 2008, and interim periods within that fiscal year. SFAS No. 160 applies prospectively as of the beginning of the fiscal year it is initially applied, except for the presentation and disclosure requirements which are applied retrospectively for all periods presented. Vertex Nevada is currently evaluating the impact of SFAS No. 160, but does not expect its adoption to have an impact on its consolidated financial statements.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

         By virtue of constant changes in the market value of petroleum products, Vertex Nevada is exposed to fluctuations in both revenues and expenses. However, Vertex Nevada believes that it is substantially insulated from the net impact of volatility in such commodity-based markets. The revenue derived from its Black Oil division is based on Vertex Nevada's ability to obtain feedstock from a number of suppliers and then arrange for its delivery to third parties. Therefore, Vertex Nevada's ability to aggregate and deliver drives its margins, as opposed to commodity-pricing fluctuations which are effectively passed through. Similarly, its Refining and Marketing division derives its margins based on its ability to refine and sell its petroleum end-products. Any increase or decrease in the underlying commodity cost of feedstock passes to the eventual sales price.

         While Vertex Nevada expects the pricing of raw materials and finished goods of each division to track in a related manner, it does not currently engage in an active hedging program of its inventory. Therefore, there is potential exposure as a result of the four-to-six week period of inventory turnover. Vertex Nevada seeks to reduce its commodity price risk by maintaining a policy of quick inventory turnaround and by seeking to purchase feedstock at discounts sufficient to provide adequate protection against market volatility in commodity pricing.


         Vertex Nevada did not have debt outstanding as of September 30, 2008 and there is currently no financial market risk associated with any debt.

      CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS - VERTEX NEVADA

         THE FOLLOWING INFORMATION DESCRIBES VARIOUS RELATED PARTIES AND AFFILIATES OF VERTEX NEVADA. VTX, INC, WHICH IS WHOLLY OWNED BY MR. COWART, IS THE GENERAL PARTNER OF ALL OF THE ENTITIES DESCRIBED BELOW.

CROSS ROAD CARRIERS ("CRC")

         CRC is a transportation company engaged in the transporting of petroleum fuels, bio fuels, and chemicals, and is 95.1% owned by Vertex LP and affiliated with Benjamin P. Cowart, Vertex Nevada's Chairman and Chief Executive Officer, who serves as the general partner of CRC through VTX, Inc., an entity owned by Mr. Cowart. CRC provides transport services for Vertex LP as well as for various third parties. It is anticipated that CRC will continue to provide such transport service for Vertex Nevada following the merger. The total costs and terms associated with the transportation fees that CRC is expected to charge Vertex Nevada have not been determined yet, but are expected to be substantially similar to the terms granted to CRC's other clients (including Vertex LP), which Vertex Nevada believes approximate current market rates.

         Historically, approximately 25% of CRC's revenue has been generated from Vertex LP, and an additional 10% from companies affiliated with Vertex LP. In addition, approximately 60% of feedstock that comes into Vertex LP is transported by CRC, and 85-90% of Vertex LP's trucking needs are fulfilled by CRC. It is currently anticipated that the same percentages will apply with respect to Vertex Nevada following the merger.

VERTEX RECOVERY ("VR")

         VR is a generator solutions company for the proper recycling and management of petroleum products, 92.5% owned by Vertex LP, whose general partner is VTX. VR receives used petroleum products from various third parties and generally works as a broker for used petroleum products. VR sells products to Vertex LP and/or acts as a broker in connection with sales. It is currently anticipated that approximately 25-35% (including H&H and H&H Baytown (described below)) of Vertex Nevada's total feedstock will come from VR following the merger.

         VR's established business practice (which is anticipated to remain the same for Vertex Nevada) is for Vertex LP to have the first option to accept or not to accept any feedstock streams which VR becomes aware of at the current market price.

         VR is a "third party supplier" - a company that collects used petroleum products ("Feedstock") from various Generators and then resells such Feedstock. A "Generator" is any person or entity whose activity or process produces used oil or whose activity first causes used oil to be subject to regulation (for example, an automotive service center that performs oil changes). Vertex Nevada is not currently a Generator or a Third Party Supplier, but will only be a purchaser of Feedstock, through VR and/or through an alternative third party supplier.

H&H OIL (AUSTIN, TEXAS) ("H&H")

         H&H is a wholly-owned business unit of VR and is a used oil collection company. H&H sells product to Vertex LP and third parties. It is anticipated that H&H will continue to sell product to Vertex Nevada. Historically, approximately 10-15% of Vertex LP's feedstock has come from H&H, and approximately 90% of H&H's feedstock has been sold to Vertex LP.

H&H OIL (BAYTOWN, TEXAS) ("H&H-BAYTOWN")

         H&H Baytown is a wholly-owned business unit of VR and is a used oil collection company. H&H Baytown sells product to Vertex LP. It is anticipated that H&H-Baytown will continue to sell product to Vertex Nevada following the merger. Historically, approximately 10-15% of Vertex LP's feedstock has come from H&H Baytown, and approximately 90% of H&H-Baytown's, feedstock has been sold to Vertex LP.

CEDAR MARINE TERMINAL ("CMT")

         CMT is a marine terminal 99% owned by Vertex LP that is engaged in the storage and terminalling of petroleum fuels. CMT is contracted to store products for Vertex LP as well as third parties. CMT's general partner is VTX. It is anticipated that Vertex Nevada will need to share in water treatment operations from CMT, which will be supplied at cost plus 10%.

         Approximately 40% of Vertex LP's feedstock is terminaled and stored at CMT. Approximately 40% of the feedstock that is terminaled at CMT belongs to Vertex LP, with an additional approximately 20% owned by companies affiliated with Vertex LP and Vertex-affiliated companies. The remaining approximately 40% belongs to an unrelated third party.


         CMT is also working on new "thermal/chemical extraction technology" - a process infrastructure located at the Cedar Marine Terminal, operated and managed by CMT, consisting of multiple tanks, associated piping and proprietary design and engineering for the thermal/chemical extraction of used motor oil. It is currently anticipated that CMT will license the thermal/chemical extraction technology to Vertex Nevada at a price equal to the documented development costs of such technology. It is anticipated that CMT will operate the actual thermal/chemical extraction technology and Vertex Nevada will pay an operations fee to CMT. Although it is currently anticipated that Vertex LP and Vertex Nevada will be the only entities using the thermal/chemical extraction technology, because the license will be non-exclusive, CMT may license the technology to other parties and/or sell the technology outright. CMT currently provides terminalling services to Vertex Nevada's competitors and may increase the volume of such services in the future.

         It is anticipated that Vertex Nevada will enter into an addendum to CMT's lease agreement with the Terminal. Vertex Nevada has agreed to purchase the process assets located on the plot plan of the Terminal (as specifically detailed therein) for a total of $1.5 million, which will be payable to CMT quarterly in an amount of up to $250,000 of the total net income generated by Vertex Nevada in connection with the first Oil Processing Unit located at the Terminal, until such time as the purchase price of the process assets are paid in full.

VERTEX RESIDUAL MANAGEMENT ("VRM")

         VRM is an environmental consulting services company which is 69% owned by Vertex LP and controlled by Mr. Cowart through his ownership of VTX. VRM provides environmental compliance, residual management and regulatory oversight services (including permitting) to Vertex LP and other affiliated companies, as well as third parties. It is currently anticipated that VRM will provide compliance services to Vertex Nevada following the closing of the merger.

         Currently Vertex LP has an arrangement with VRM pursuant to which VRM provides services to Vertex LP and all of the other Vertex LP-related parties at cost, at the rate of 426 hours per month at $50 per hour for each entity, adjustable every six months. It is anticipated that subsequent to the merger, Vertex Nevada will be responsible for its pro-rata share of the monthly fee payable to VRM pursuant to the pre-existing arrangement between VRM and Vertex LP.

B&S COWART, FLP (BENJAMIN P. COWART)

         Vertex LP rents a condominium owned by Mr. Cowart at a rate of approximately $700 per month, for the use of an employee of Vertex LP, who will become an employee of Vertex Nevada following the merger. It is currently anticipated that following the merger, Vertex Nevada will assume Vertex LP's obligations under this lease.

         It is also anticipated that Vertex Nevada will enter into a lease with Vertex LP, pursuant to which Vertex Nevada will sublease office space, office equipment and support services from Vertex LP at the rate of approximately $3,710 per month.

         The following table shows the payments made by Vertex Nevada to each related party and the payments made by each related party to Vertex Nevada, in each case for each of the last two completed fiscal years:


RELATED PARTY                 PAYMENTS TO VERTEX NEVADA               PAYMENTS FROM VERTEX NEVADA
--------------------  ---------------------------------------  ----------------------------------------
                              2007                 2006                2007                 2006
                      ---------------------------------------  ----------------------------------------

CRC                    $         945,000    $          12,763   $         553,484    $         424,937
VR                             2,012,263              177,334           1,692,376              315,512
CMT                              461,398              347,440           1,062,090              527,857
H&H                                   --                   --           1,480,088                   --
VRM                              121,862                   --             106,945                   --
Benjamin P. Cowart                    --                   --                 700                    -

AFFILIATED EMPLOYEES

         It is anticipated that certain employees of Vertex Nevada will be spending a portion of their time working on behalf of companies that are affiliates of Mr. Cowart. These employees will not be compensated by Vertex Nevada for any time dedicated to those companies.

        EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES OF VERTEX NEVADA
                              FOLLOWING THE MERGER

         It is anticipated that, following the merger, the directors of Vertex Nevada will be as follows:

         DAN BORGEN (47): Mr. Borgen was appointed a director of Vertex Nevada in June 2008. Mr. Borgen currently serves as Chairman, Chief Executive Officer and President of U.S. Development Group LLC ("USD"), where he has worked since May 1995. In his current role, Mr. Borgen guides all senior aspects of USD's corporate activities. USD is comprised of wholly owned subsidiaries that focus on industrial development, logistics, products terminaling, power corridors, financial services and gasification. In addition to his work with USD, Mr. Borgen has served as President of U.S. Right-of-Way Corporation since June 1993. Prior to this, Mr. Borgen worked for eleven years as an investment banker serving as Merger & Acquisition Director, Portfolio Manager and as a member of the Executive Committee for strategic planning and development. His activities were focused on manufacturing, food service, oil and gas exploration/production, telecommunications, banking and Western European finance. In his capacity as an investment banker, Mr. Borgen served as Vice President of The Oxford Group from July 1990 to June 1993, Vice President/Principal of The Paramount Companies from July 1985 to April 1990 and Manager - Investor Relations of Invoil Inc. from April 1982 to June 1985.

         BENJAMIN P. COWART (39): Mr. Cowart, the president of the General Partner for Vertex LP, has been involved in the petroleum recycling industry for over 20 years. Mr. Cowart is the founder of the Vertex group of companies and has served such companies since 2001. Mr. Cowart is the founder, Chief Executive Officer, President and Chairman of the Board of Vertex Nevada. As a leader in the recycling field, Mr. Cowart helped pioneer the reclamation industry by developing recycling options for many residual materials once managed as a hazardous waste. Mr. Cowart co-authored the industry's first e-commerce operating system for the digital management of petroleum waste and residual materials. Mr. Cowart was awarded the 2003 Business Man of the Year from The National Republican Congressional Committee, and serves on NORA's Board of Directors and President for 2008. Mr. Cowart has taken an active role in the petroleum industry with his involvement in speaking, consulting, chairing, and serving on various committees and industry associations. Prior to the formation of Vertex LP, Mr. Cowart served as the Vice President of Aaron Oil Company, a regional recycler in Alabama.

         INGRAM LEE (48): Mr. Lee has been a director and treasurer of Vertex Nevada since its inception in May 2008. Since May 1993, he has worked at PTI, Incorporated ("PTI") where he currently serves as the President. In his current role with PTI, Mr. Lee is responsible for overseeing trading, purchasing, blending, training and sales of both residual and distillate petroleum products. Prior to joining PTI, Mr. Lee was a Trading Manager at Coastal Corporation (currently El Paso Corporation) from 1988 to 1993, responsible for the trading of over 20 million barrels per year of heavy oil and distillate products in and out of South America, Mexico and the Caribbean. From 1985 to 1988, Mr. Lee was an Operations/Blending Manager for Challenger Petroleum USA, Inc. Prior to this, he worked as a field manager for Torco Oil Company from 1982 to 1985 and a petroleum dispatcher and laboratory coordinator for E.W. Saybolt Petroleum Inspection Company from 1979 to 1982. Mr. Lee has been involved in aspects of the petroleum products trading industry for 28 years, from purchasing and sales to operations and transportation.

         DAVID L. PHILLIPS (51): Mr. Phillips was appointed a director of Vertex Nevada in June 2008. Mr. Phillips is currently the Managing Partner of Bilateral Initiatives LLP, an international business-to-business consulting firm specializing in providing key strategic expansion and corporate growth advice to the chairman and chief executive level members of various firms. Mr. Phillips is also Managing Partner of Phillips International Law Group PLLC, a worldwide recognized international law firm specializing in mergers, acquisitions, project development and EPC construction work with a focus on the international energy landscape in the oil, gas, chemical and power downstream sector and the alternative energy industry. Mr. Phillips' clients include worldwide energy companies, including several Middle East National Oil Companies. Prior to his founding of Bilateral Initiatives LLP and the Phillips International Law Group, Mr. Phillips was a Partner at the law firm of Jackson Walker LLP from May 2002 until May 2008 and chaired several of the firm's practice areas over that period. Prior to working at Jackson Walker LLP, from May 1995 to May 2002 Mr. Phillips served as a chief executive officer of KeySpan Energy Corporation, a $14 billion public energy conglomerate based in New York City, and as a member of the board of directors of certain KeySpan subsidiaries. From June 1991 to May 1995, Mr. Phillips served as a chief executive officer in Equitable Resources, Inc. a $6 billion public gas utility holding company based in Pittsburgh, Pennsylvania, and as a member of the board of directors of certain Equitable subsidiaries. Mr. Phillips also served as the General Counsel to Eastex Energy Inc., a public midstream energy company, from June 1985 to May 1991, which was later acquired by El Paso Energy and ultimately Enterprise Products LP.

         In addition to his current roles at Bilateral Initiatives LLP and Phillips International Law Group PLLC, Mr. Phillips is the Chairman of the Board of Directors and the Executive Board of Advisors, Ambassadors, Ministers & Former US Cabinet Secretaries of the Bilateral US Arab Chamber of Commerce (BUSACC).

         Mr. Phillips received his bachelor's degree from the University of Texas in August 1984 and his Juris Doctor from the South Texas College of Law in August 1988. Mr. Phillips is a member of State Bar of Texas, International Bar Association, American Bar Association, and the Houston Bar Association; he is also a member of the Oil, Gas & Energy Law Section, the Business Law Section, and the Corporate Counsel Section of the State Bar of Texas and Houston Bar Association. Additionally, he is a member of the Natural Resources, Energy and Environmental Law Section of the American Bar Association & International Bar Association.

         JOHN PIMENTEL (42): Senior Vice President of Corporate Development. Mr. Pimentel has served as the Chief Executive Officer of World Waste since the fourth quarter of 2005 and as a member of the World Waste board of directors since early 2004. Previously, he worked with Cagan McAfee Capital Partners, responsible for portfolio company management, strategy and investment structuring in industries including energy and technology. Mr. Pimentel was one of the co-founders of Pacific Ethanol (NASDAQ: PEIX) where he served as a director from 2003 to 2005. He has also served on the boards of Particle Drilling (NASDAQ: PDRT) and Evolution Petroleum (Amex: EVO). Mr. Pimentel has also worked for Bain & Company in their Private Equity Group, as well as the firm's general consulting practice. Mr. Pimentel has extensive operating experience including service as Deputy Secretary for Transportation for the State of California where he oversaw a $4.5 billion budget and 28,000 employees. Mr. Pimentel has an MBA from Harvard Business School and a BA from the University of California, Berkeley.

         In addition to Mr. Cowart and Mr. Pimentel, it is anticipated that, following the merger, the officers and other key employees of Vertex Nevada will be as follows:

         CHRIS CARLSON, SECRETARY (36): Mr. Carlson has served as Secretary of Vertex Nevada since inception. Mr. Carlson brings a range of experience to his role as the Vice President for Vertex LP. Mr. Carlson oversees all risk management, investments, e-commerce applications, and day-to-day financial accounting of Vertex LP and its subsidiaries. Mr. Carlson worked for FuelQuest, Inc. before joining Vertex LP in 2001. There he worked as a Project Lead managing implementations of e-commerce services for new customers. In addition, he also planned and developed testing requirements for e-commerce applications. Mr. Carlson was with Pagenet, a wireless communications company prior to FuelQuest, Inc. where he worked as a Strategic Account Supervisor. Mr. Carlson earned his BS degree in Business Finance from the University of Houston.

         MATTHEW LIEB, (36): It is anticipated that, upon closing of the merger, Mr. Lieb will serve as Vertex Nevada's Chief Operating Officer. Mr. Lieb has served as World Waste's Chief Operating Officer since May 2007. Since 1999, Mr. Lieb has served as Chairman of the Board and Chief Executive Officer of Kingsley Management LLC, a company he founded that acquires and operates car wash facilities. From January 2007 to May 15, 2007, Mr. Lieb provided us with consulting services at a fee of $3,500 per month plus an expense reimbursement. Mr. Lieb holds a BS in Finance from Georgetown University and an MBA from Harvard Business School.

SIGNIFICANT EMPLOYEES:

GREG WALLACE - OPERATIONS

         Mr. Wallace provides Vertex Nevada with over 17 years of experience in the petroleum and chemicals trading industry. Mr. Wallace manages several departments for Vertex LP, including processing, used oil recovery technology, purchasing and selling of various petrochemical products, and transportation of lube oils and solvents. Prior to joining Vertex LP in 2005, Mr. Wallace was President of TRW Trading, a company that he co-founded in 2001. Mr. Wallace has served in various management roles ranging from marketing a variety of gasoline blendstocks, various solvents, waste recycling, hazardous/non-hazardous handling, and then later becoming qualified to perform oil spill prevention and response. Mr. Wallace began his petrochemical career with Valley Solvents & Chemicals, where he served as project General Manager responsible for sourcing used feedstocks and selling products into favorable markets.

JOHN STRICKLAND - MANAGER OF SUPPLY

         Mr. Strickland joined Vertex LP in late 2007 where he currently serves as the Manager of Supply for Vertex Energy. Mr. Strickland has over 21 years experience in management roles of developing companies in the recycling of used oils and the fuel blending business. In his various positions, he has developed used oil collection fleets, environment services (non-hazardous),Terminal business of #6-oil from water ports and helped develop software for used oil collection fleets. Mr. Strickland was the General Manager of Texpar Energy inc. from 1999 to 2003 and Special Project Manager for Texpar Energy, L.L.C. from 2004 to 2007.From 1986 to 1999, he was the General Manager and Vice- President of Sellers Oil Inc., then one of the largest recycling and fuel marketers of used oil and #6-fuel oil in the southeast.

DAVID BRAYKOVICH - BUSINESS DEVELOPMENT

         Mr. Braykovich joined Vertex LP in July 2007. Mr. Braykovich brings over 16 years experience in the Water/Wastewater and Environmental Services industry. From August 1991 to 2007, he worked at Siemens Water Technologies Corp., most recently as Business Unit Manager. While at Siemens, Mr. Braykovich had P&L responsibilities for seven operating profit centers within Florida, Georgia, and Louisiana. He also completed the due diligence, acquisition, and integration of Earth Liquids Corporation.

RELATED PARTY TRANSACTION COMMITTEE

         Vertex Nevada anticipates forming a committee (THE "RELATED PARTY TRANSACTION COMMITTEE") on or about the date of the closing of the merger. The Related Party Transaction Committee will include at least two "independent directors" (defined to mean any individual who does not beneficially own more than 5% of the outstanding voting shares of Vertex Nevada, is not employed by, or an officer of, Vertex Nevada or any entity related to Benjamin P. Cowart, is not a director or manager of any such company, is not a family member of Mr. Cowart, and would qualify as an "Independent Director" as defined in the rules and regulations of the New York Stock Exchange). This Related Party Transaction Committee will be charged with the review and pre-approval of any and all related party transactions, including between Vertex Nevada and Vertex LP, Mr. Cowart, or any other company or individual which may be affiliated with Mr. Cowart. It is anticipated that at the closing of the merger, the Related Party Transaction Committee will consist of Mr. Phillips, Mr. Borgen and Mr. Pimentel.

COMPENSATION OF OFFICERS AND DIRECTORS

         In consideration for agreeing to serve as a director of Vertex Nevada, on May 16, 2008 each of Messrs. Borgen, Lee and Phillips was issued an option to acquire up to 20,000 shares of Vertex Nevada's common stock at an exercise price of $1.20 per share. The options expire if unexercised on the earlier of
(a) the tenth anniversary of the grant date or (b) three months after the termination of the director's service to Vertex Nevada. The options vest at the rate of 25% of the total options per year on each annual anniversary of the grant date, assuming that the director is continuing to provide services to Vertex Nevada on such date. The options also contain a cashless exercise provision.

         In connection with the merger, Vertex Nevada will enter into an employment agreement with Benjamin P. Cowart pursuant to which Vertex Nevada will hire Mr. Cowart to serve as its Chief Executive Officer for a term of five years at a base salary of $190,000, and a bonus payment (to be determined in the sole discretion of Vertex Nevada's compensation committee). Please see the section of this proxy statement entitled "The Merger-Interests of Vertex Nevada's Directors and Executive Officers in the Merger" beginning on page 56 for a more detailed description of the terms of this agreement.

         Upon consummation of the merger, Mr. Pimentel will serve as a member of Vertex Nevada's board of directors as the designee of the holders of Vertex Nevada's Series A preferred stock. In addition, Vertex Nevada has entered into an executive employment agreement with John Pimentel, pursuant to which, effective as of the closing of the merger, Mr. Pimentel will serve as Vertex Nevada's Senior Vice President of Corporate Development, and with Matthew Lieb (World Waste's Chief Operating Officer), pursuant to which, effective as of the closing of the merger, Mr. Lieb will serve as Vertex Nevada's Chief Operating Officer. Mr. Pimentel's agreement provides for an initial two year term and Mr. Lieb's provides for an initial four year term, with automatic annual renewals unless either party elects not to renew. Mr. Pimentel and Mr. Lieb will receive an annual salary of $156,000 and $150,000, respectively, and each receive a grant to acquire up to 200,000 shares of Vertex Nevada common stock at a price equal to Vertex Nevada's closing price on the tenth day following the closing of the merger. Certain other members of World Waste's management (including Adam Shore, our interim Chief Financial Officer) may also be asked by Vertex Nevada to provide Vertex Nevada with consulting or other management services following the merger, for which they will receive compensation.

                             BUSINESS OF WORLD WASTE

         World Waste management is currently focused on completing the merger with Vertex Nevada while maintaining the viability of its renewable energy business plan. Following the merger, it is anticipated that renewable energy business plan will continue to be pursued by Vertex Nevada through a subsidiary. Expenditures related to the renewable energy business are being minimized as World Waste seeks to maintain relationships, contract negotiations and other relevant activities related to the potential development of renewable energy projects without encumbering its ability to meet the closing conditions of the merger in a timely manner. The following is an overview of World Waste and its business operations prior to consummation of the merger and other transactions contemplated by the merger agreement.

COMPANY OVERVIEW

         World Waste is a development stage company formed to develop, design, build, own and operate facilities which employ systems and technologies designed to profitably convert municipal solid waste ("MSW") and other waste streams, such as wood waste and construction and demolition debris, into usable commodities and products. These products are expected to include renewable energy, recyclable commodities, and potentially bio-fuels. World Waste plans to continue to concentrate its efforts on producing renewable energy from waste materials through the use of gasification and pyrolysis technologies in order to meet the rapidly growing demand for renewable power. World Waste believes that this increased demand is being driven, to a large extent, by the adoption of Renewable Portfolio Standards in a number of states, which require or encourage utilities to have a specific percentage of their electricity sales come from renewable sources.

         To implement its renewable energy platform, World Waste may pursue the development of facilities in targeted markets where it believes World Waste will be able to earn a "tipping" fee for accepting wastes and a premium for the sale of renewable energy products or receive a very low cost biomass feedstock. World Waste also plans to develop or obtain the rights to use gasification or other biomass conversion technologies in demonstration application to gain operating experience with the unique aspects of gasifying biomass derived from municipal solid waste and other waste streams such as construction and demolition debris, and to develop detailed design criteria for larger-scale systems.

         World Waste anticipates that the development of projects using these technologies could position it to generate three distinct revenue streams: (a) "tipping" fees charged to the entities that supply it with MSW or other waste materials, (b) recycling revenue from the sale of commodity recyclables (such as beverage containers, aluminum, steel, plastics, and glass) that its process recovers and which otherwise would be interred in landfills, and (c) revenue from the sale of its end products, anticipated to be primarily renewable electricity, and potentially bio-fuels. World Waste believes that its receipt of fees from waste generators or handlers could provide it with a low cost fuel source, which is an important and beneficial characteristic of its business model.

RENEWABLE ELECTRICITY OPPORTUNITIES

         World Waste plans to continue to focus its efforts on the utilization of one or more gasification and/or pyrolysis technologies that may be used to generate various renewable energy products from MSW and other waste streams. It plans to seek to continue to enter into strategic relationships with companies that have developed gasification technologies, and to further investigate the commercialization of its own technology. A process, which it believes, has significant potential for successful commercialization involves using a gasification technology to produce a synthesis gas (or "syngas") from the cellulose biomass fraction of MSW and construction and demolition debris derived from a materials' separation and classification process. Wood waste, sewage sludge and other commercial waste streams are also potential feedstocks. The resulting syngas or bio-oil would be used to fire a boiler driving a steam turbine. World Waste also believes that after a gas clean-up process, it may be possible to put the syngas directly into a gas-fired turbine. In either case, World Waste believes the process has the potential to produce a significant amount of renewable electricity for sale to utilities.

STRATEGY

         World Waste's goal is to develop and/or acquire full-scale commercial facilities which profitably transform residual MSW, wood waste and other waste streams into usable renewable energy or products, including electricity, synthetic gas and bio-oil and/or bio-fuels.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                       RESULTS OF OPERATIONS - WORLD WASTE

COMPANY OVERVIEW

         World Waste management is currently focused on completing the merger with Vertex Nevada while maintaining the viability of its renewable energy business plan. Following the merger, it is anticipated that the renewable energy business plan may continue to be pursued by Vertex Nevada through a subsidiary. Expenditures related to the renewable energy business are being minimized as World Waste seeks to maintain relationships, contract negotiations and other relevant activities related to the potential development of renewable energy projects without encumbering its ability to meet the closing conditions of the merger in a timely manner. However, the primary focus of the combined company post merger will be Vertex's hydrocarbon recycling business and the pursuit of growth opportunities related to this business segment. The following is an overview of World Waste and its business operations prior to consummation of the merger and other transactions contemplated by the merger agreement.

         World Waste is a development stage company formed to develop, design, build, own and operate facilities which employ systems and technologies designed to profitably convert municipal solid waste ("MSW") and other waste streams, such as wood waste and construction and demolition debris, into usable commodities and products. These products are expected to include renewable energy, recyclable commodities, and potentially bio-fuels. World Waste plans to continue to concentrate its efforts on producing renewable energy from waste materials through the use of gasification and pyrolysis technologies in order to meet the rapidly growing demand for renewable power. World Waste believes that this increased demand is being driven, to a large extent, by the adoption of Renewable Portfolio Standards in a number of states, which require or encourage utilities to have a specific percentage of their electricity sales come from renewable sources.

         To implement its renewable energy platform, World Waste may pursue the development of facilities in targeted markets where it believes World Waste will be able to earn a "tipping" fee for accepting wastes and a premium for the sale of renewable energy products or receive a very low cost biomass feedstock. World Waste also may plan to develop or obtain the rights to use gasification technologies in demonstration application to gain operating experience with the unique aspects of gasifying biomass derived from municipal solid waste and other waste streams such as construction and demolition debris, and to develop detailed design criteria for larger-scale systems.

         World Waste anticipates that the development of projects using these technologies could position it to generate three distinct revenue streams: (a) "tipping" fees charged to the entities that supply it with MSW or other waste materials, (b) recycling revenue from the sale of commodity recyclables (such as beverage containers, aluminum, steel, plastics, and glass) that its process recovers and which otherwise would be interred in landfills, and (c) revenue from the sale of its end products, anticipated to be primarily renewable electricity, and potentially bio-fuels. World Waste believes that its receipt of fees from waste generators or handlers could provide it with a low cost fuel source, which is an important and beneficial characteristic of its business model.

RENEWABLE ELECTRICITY OPPORTUNITIES

         World Waste may plan to continue to focus its efforts on the utilization of one or more gasification and/or pyrolysis technologies that may be used to generate various renewable energy products from MSW and other waste streams. It may plan to seek to continue to enter into strategic relationships with companies that have developed gasification technologies, and to further investigate the commercialization of its own technology. A process, which it believes has significant potential for successful commercialization, involves using a gasification technology to produce a synthetic gas (or "syngas") from the cellulose biomass fraction of MSW and construction and demolition debris derived from a materials' separation and classification process. Wood waste, sewage sludge and other commercial waste streams are also potential feedstocks. The resulting syngas or bio-oil would be used to fire a boiler driving a steam turbine. World Waste also believes that after a gas clean-up process, it may be possible to put the syngas directly into a gas-fired turbine. In either case, World Waste believes the process has the potential to produce a significant amount of renewable electricity for sale to utilities.

STRATEGY

         World Waste's goal is to develop and/or acquire full-scale commercial facilities which profitably transform residual MSW, wood waste and other waste streams into usable renewable energy or products, including electricity, synthetic gas and bio-oil and/or bio-fuels.

AGREEMENT WITH CES

         In March 2008, we entered into an agreement with Clean Earth Solutions, Inc. ("CES"), pursuant to which we agreed (i) to sell to CES specified assets relating to the "front end" process of our Anaheim Facility for a cash payment to us of $500,000 (the "First Closing"), (ii) to settle a dispute arising from design issues related to the steam classification vessels that we had intended to use in our operations, in exchange for a payment to us of $640,000 (the "Second Closing") and (iii) to sell to CES all of our intellectual property rights in our pressurized steam classification process in exchange for a payment to us of $800,000 (of which $236,000 was previously paid by CES to us) (the "Third Closing"). On March 7, 2008, CES paid $500,000 to us, and the First Closing was consummated. In June 2008, CES paid the Company $640,000 for the Second Closing. Pursuant to this agreement, the Third Closing was to occur on such a date as determined by CES, provided that the Third Closing could not occur later than July 31, 2008. As of October 15, 2008, the Third Closing had not occurred, CES has been unable to comply with its commitments as set forth in this agreement, and we plan to continue to pursue our rights with respect to this matter.

         As a result of the foregoing default by CES, on October 22, 2008, we sold the patent and related intellectual property rights in our pressurized steam classification process to CleanTech Biofuels, Inc. ("CTB") in exchange for $150,000 in cash, a $450,000 secured promissory note and warrants to purchase up to 900,000 shares of CTB's common stock. The promissory note matures on July 22, 2009, bears interest at 6.0% per annum and is secured by the patent. The warrants are exercisable at any time for five years from the date of issuance at a price of $0.45 per share. In addition, CTB issued us a contingent warrant to purchase up to an additional 900,000 shares of its common stock on the same terms, except that this warrant is exercisable only if CTB defaults on its obligations under the note.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

         Management's discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, management evaluates its estimates, including those related to impairment of long-lived assets, including finite lived intangible assets, accrued liabilities and certain expenses. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ materially from these estimates under different assumptions or conditions.

         Our significant accounting policies are summarized in Note 1 to our audited financial statements for the year ended December 31, 2007 and our unaudited financial statements for the period ended September 30, 2008. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements:

BASIS OF PRESENTATION

         The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The Company is a new enterprise in the development stage as defined by Statement No. 7 of the Financial Accounting Standards Board, since it has not derived substantial revenues from its activities to date.

INTERIM FINANCIAL STATEMENTS

         The accompanying consolidated financial statements include all adjustments (consisting of only normal recurring accruals), which are, in the opinion of management, necessary for a fair presentation. Operating results for the nine months ended September 30, 2008 are not necessarily indicative of the results to be expected for a full year. The consolidated financial statements should be read in conjunction with the Company's consolidated financial statements for the year ended December 31, 2007.

USE OF ESTIMATES

         The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. We used estimates to perform the undiscounted cash flow projections used in the impairment analysis of the Anaheim plant assets (see Fixed Assets below). We also used estimates to determine the employee stock-based compensation expense.

SHORT TERM INVESTMENTS

         We determine the appropriate classification of its investments at the time of acquisition and reevaluate such determination at each balance sheet date. During the quarter ended September 30, 2008, all short term investments held for sale, which included auction rate securities at June 30, 2008, were sold, and the proceeds are included in cash and cash equivalents. We recognized a loss of $389,000 during the quarter ended September 30, 2008, recorded in Other Income and (Expense), upon such sale.

ASSETS HELD FOR SALE

         Intangible assets are recorded at cost and are classified as held for sale at September 30, 2008. At September 30, 2008, the remaining intangible asset value was associated with the patent purchased from the University of Alabama in Huntsville on May 1, 2006.

FIXED ASSETS

         Machinery and equipment is stated at cost. Depreciation is computed on the straight-line method over the estimated useful asset lives or for leasehold improvements or equipment installed in our Anaheim plant (no longer being used), over the remaining life of the lease, whichever is shorter.

         Our policy regarding fixed assets is to review such fixed assets for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. If the review indicates that fixed assets are not recoverable (i.e. the carrying amounts are more than the future projected undiscounted cash flows), their carrying amounts would be reduced to fair value.

         During the third quarter of 2007, we determined that our ongoing research and development work, if necessary, would more efficiently be carried out at a facility other than our Anaheim Facility. As of September 30, 2008, the Anaheim Facility lease had been terminated and all assets had been sold or scrapped.

         We capitalize leases in accordance with FASB 13.

INTANGIBLES

         Intangible assets are recorded at cost and are classified as held for sale. At September 30, 2008, the remaining intangible asset value is associated with the patent purchased from the University of Alabama in Huntsville on May 1, 2006. In February of 2008, we entered into an agreement to, among other things, sell the patent and all of its associated rights. The sale was scheduled to be completed by July 31, 2008. The sale had not been completed to the contracted party. We sold the patent to another party in October 2008.

INCOME TAXES

         The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." In accordance with SFAS No. 109, the Company records a valuation allowance against net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income and when temporary differences become deductible. The Company considers, among other available information, uncertainties surrounding the recoverability of deferred tax assets, scheduled reversals of deferred tax liabilities, projected future taxable income, and other matters in making this assessment.

         The Company adopted FIN 48 on January 1, 2007. There was no material impact on the Company's financial statements as a result of this adoption.

REDEEMABLE CONVERTIBLE PREFERRED STOCK

         Convertible preferred stock which may be redeemable for cash at the determination of the holder is classified as mezzanine equity, in accordance with FAS 150, EITF Topic D 98 and ASR 268, and is shown net of discounts for offering costs, warrant values and beneficial conversion features.

STOCK-BASED COMPENSATION

         During the fourth quarter of 2004, we adopted SFAS No. 123 entitled, "Accounting for Stock-Based Compensation" retroactively to our inception. Accordingly, we have expensed the compensation cost for the options and warrants issued based on their fair value at their grant dates. During the quarter ended March 31, 2006, we adopted SFAS No. 123R, "Share Based Payments."

NEW ACCOUNTING PRONOUNCEMENTS

SFAS NO. 162, THE HIERARCHY OF GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

         The FASB has issued FASB Statement No. 162, The Hierarchy of Generally Accepted Accounting Principles. Statement 162 is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles for nongovernmental entities. Statement 162 is effective 60 days following the SEC's approval of the PCAOB amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. Management does not believe the adoption of SFAS No. 162 will have a material impact on the Company's financial statements.

ISSUE NO. 08-4, "TRANSITION GUIDANCE FOR CONFORMING CHANGES TO ISSUE NO. 98-5"

         At the November 2007 EITF meeting, the FASB staff and EITF discussed a document highlighting revisions that should be made to Issue 98-5 as a result of the guidance in: (a) EITF Issue No. 00-27, "Application of EITF Issue No. 98-5, 'Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios,' to Certain Convertible Instruments," and (b) FASB Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. At the FASB meeting of June 12, 2008, the FASB ratified the final consensus reached in this issue. Management does not believe the adoption of Issue No. 08-4 will have a material impact on the Company's financial statements.

ISSUE NO. 08-3, "ACCOUNTING BY LESSEES FOR MAINTENANCE DEPOSITS UNDER LEASE AGREEMENTS"

         Equipment lease agreements often call for the lessee to repair and maintain a leased asset over the term of the lease. In some cases, the lease agreement requires the lessee to pay a maintenance deposit to the lessor. The purpose of this deposit is to protect the lessor in the event the lessee does not fulfill its repair and maintenance responsibilities related to the leased asset. Requiring such a deposit from the lessee does not excuse the lessee from its obligation to repair and maintain the leased asset. In addition, the lessor's acceptance of such a deposit does not transfer the responsibility for repairing and maintaining the leased asset to the lessor, nor does it transfer to the lessor the cost or quality risk associated with the repair and maintenance activities. As the lessee incurs costs to repair and maintain the leased asset, the lessor may be required to reimburse the lessee for these costs using the maintenance deposit, to the extent the maintenance deposit includes sufficient funds. If there are funds left in the maintenance deposit at the end of the lease term, the lease agreement may call for either: (a) the lessor making a payment to the lessee for that remaining amount or (b) the lessor retaining that remaining amount. The former is often referred to as a refundable maintenance deposit. The latter is often referred to as a nonrefundable maintenance deposit. At the FASB meeting of June 12, 2008, the FASB ratified the final consensus reached in this issue. Management does not believe the adoption of Issue No. 08-4 will have a material impact on the Company's financial statements.

FASB STAFF POSITION NO. EITF 03-6-1 DETERMINING WHETHER INSTRUMENTS GRANTED IN SHARE-BASED PAYMENT TRANSACTIONS ARE PARTICIPATING SECURITIES

         This FASB Staff Position (FSP) addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in the earnings allocation in computing earnings per share (EPS) under the two-class method described in paragraphs 60 and 61 of FASB Statement No. 128, Earnings per Share. Management does not believe the adoption of this staff position will have a material impact on the Company's financial statements.

FASB STAFF POSITION NO. APB 14-1 ACCOUNTING FOR CONVERTIBLE DEBT INSTRUMENTS THAT MAY BE SETTLED IN CASH UPON CONVERSION (INCLUDING PARTIAL CASH SETTLEMENT)

         This FSP applies to convertible debt instruments that, by their stated terms, may be settled in cash (or other assets) upon conversion, including partial cash settlement, unless the embedded conversion option is required to be separately accounted for as a derivative under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. Management does not believe that the adoption of this staff position will have a material impact on the Company's financial statements.

FASB STAFF POSITION NO. FAS 142-3 DETERMINATION OF THE USEFUL LIFE OF INTANGIBLE ASSETS

         This FASB Staff Position (FSP) amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, Goodwill and Other Intangible Assets. The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under Statement 142 and the period of expected cash flows used to measure the fair value of the asset under FASB Statement No. 141 (revised 2007), Business Combinations, and other U.S. generally accepted accounting principles (GAAP). Management does not believe that the adoption of the staff position will have a material impact on the Company's financial statements.

RESULTS OF OPERATIONS

COMPARISON OF QUARTERS ENDED SEPTEMBER 30, 2008 AND 2007

REVENUES AND COST OF GOODS SOLD

         During the plant start-up phase of our Anaheim plant, we confronted several issues, including an unexpected high level of biological oxygen demand from organic waste in the wastewater from the pulp screening and cleaning process. In January 2007, we decided not to make the capital improvements necessary to the Anaheim plant's wetlap process which the Company considered necessary to operate the plant with the expectation of being profitable. Therefore, beginning in January 2007, we began to operate the plant only as part of research and development projects including but not limited to the development of alternative back-end processes such as gasification and acid hydrolysis for the production of ethanol. Consequently, we have not recognized any revenue since. We essentially ceased utilizing the plant for any purpose in the third quarter of 2007 and vacated the plant completely in May 2008. World Waste's management is currently focused on completing the merger with Vertex Nevada while attempting to maintain the viability of its renewable energy business plan.

EXPENSES

          There was no research and development expense during the quarter ended September 30, 2008. We are currently focusing on completing the merger with Vertex Nevada.

         During the third quarter of 2007, we determined that our ongoing research and development work would more efficiently be carried out at an outside, third party-owned research location. Consequently, in order to reduce costs and focus management attention and cash resources on our renewable energy process, we initiated conversations with Taormina regarding termination of the lease of the Anaheim Facility and the cancellation of the associated recycling agreement. On October 29, 2007, Taormina terminated the lease and the recycling agreement, effective as of October 31, 2007. Consequently, we recorded a charge of $8,454,106 in the third quarter of 2007 which represented the net carrying value of the assets at the Anaheim plant, net of estimated fair value of the equipment and estimated costs of the equipment removal and scrap.

         General and administrative expense decreased to approximately $917,000 during the quarter ended September 30, 2008 from $1,395,000 for the comparable period in 2007. This $478,000 decrease was primarily the result of a decrease in payroll expenses of $190,000 due to a reduction in headcount, a decrease of option expense of $135,000, a decrease of consulting expense of $120,000 and a decrease of other expenses due to the reduction in activity while we focus on completing the Vertex merger. General and administrative expense for the quarter ended September 30, 2008 of $917,000 was comprised primarily of employee option expense of approximately $395,000, compensation expense, including Board of Director's fees, of approximately $198,000, consulting fees of approximately $100,000, legal and professional fees of approximately $121,000, and other expenses of $103,000.

         Interest income during the third quarter of 2008 of approximately $43,000 was a decreased of $145,000 from $189,000 for the comparable period is due to a decrease in cash and short-term investments as well as a decrease in yields as the Company liquidated its short term investments and invested its cash in government securities. Other expense of approximately $389,000 represents the loss realized upon the sale of the Company's short term investments (auction rate securities) during the third quarter.

         Preferred stock dividend and amortization of beneficial conversion feature, warrant discount and offering costs decreased to approximately $2,573,000 during the quarter ended September 30, 2008 from $2,917,000 during the comparable period in 2007 due to the conversion of some preferred stock to common stock.

COMPARISON OF NINE MONTHS ENDED SEPTEMBER 30, 2008 TO THE NINE MONTHS ENDED SEPTEMBER 30, 2007

REVENUES AND COST OF GOODS SOLD

         During the plant start up phase of our Anaheim plant, we confronted several issues, including an unexpected high level of biological oxygen demand from organic waste in the wastewater from the pulp screening and cleaning process. In January 2007, we decided not to make the capital improvements necessary to the Anaheim plant's wetlap process which we consider necessary to operate the plant with the expectation of being profitable. Therefore, beginning in January 2007, we began to operate the plant only as part of research and development projects including but not limited to the development of alternative back end processes such as gasification and acid hydrolysis for the production of ethanol. Consequently, we did not recognize any revenue since. We essentially ceased utilizing the plant for any purpose in the third quarter of 2007 and vacated the plant completely in May 2008. World Waste's management is currently focused on completing the merger with Vertex Nevada while maintaining the viability of its renewable energy business plan.

EXPENSES

         Research and development expense decreased from approximately $2,169,000 for the nine months ended September 30, 2007 to approximately $16,000 for the nine months ended September 30, 2008. The decrease was primarily due to the closure of the Anaheim plant in 2008 and our focus on the transaction with Vertex Nevada.

         General and administrative expense increased from approximately $3,804,000 for the nine months ended September 30, 2007 to approximately $4,067,000 for the comparable period in 2008. This $263,000 increase was primarily the result of an increase in employee stock option expense of $135,000 and an increase in consulting and legal fees of $342,000 primarily due to the Vertex Nevada merger, offset partially by a reduction in investor relations expense of $197,000. General and administrative expense for the nine months ended September 30, 2008 of $4,067,000 was comprised primarily of stock option amortization of $1,297,000, compensation expense, including Board compensation, of $1,049,000, consulting fees of $554,000, accounting fees of $195,000, legal fees of $485,000 and other expenses of $487,000.

         During the third quarter of 2007, we determined that our ongoing research and development work would more efficiently be carried out at the location of Applied Power Concepts, our research and development partner. Consequently, in order to reduce costs and focus management attention and cash resources on our renewable energy process, we initiated conversations with Taormina regarding termination of the lease of the Anaheim Facility and the cancellation of the associated recycling agreement. On October 29, 2007, Taormina terminated the lease and the recycling agreement, effective as of October 31, 2007. Consequently, we recorded a charge of $8,454,106 in the third quarter of 2007 which represents the net carrying value of the assets at the Anaheim plant, net of estimated fair value of the equipment and estimated costs of the equipment removal and scrap.

         Interest income decreased from approximately $425,000 for the nine months ended September 30, 2007 to approximately $191,000 for the nine months ended September 30, 2008 due primarily to the decrease in cash and short term investments in the 2008 period. Other expense of $389,000 represents the loss realized upon the sale of the Company's short term investments, auction rate securities, during the third quarter of 2008.

         Preferred stock dividend and amortization of beneficial conversion feature, warrant discount and offering costs decreased to approximately $7,664,000 for the nine months ended September 30, 2008 from $9,968,000 for the comparable period in 2007 due to the conversion of some of the preferred stock to common.

COMPARISON OF FISCAL YEARS ENDED DECEMBER 31, 2007 AND 2006

REVENUES

         During the plant start up phase of our Anaheim plant, we confronted several issues, including an unexpected high level of biological oxygen demand from organic waste in the wastewater from the pulp screening and cleaning process. In January 2007, we decided not to make the capital improvements necessary to the Anaheim plant's wetlap process which we considered necessary to operate the plant with the expectation of being profitable. Therefore, beginning in January 2007, we began to operate the plant only as part of research and development projects. Consequently, we did not recognize any revenue during 2007. All cash received for tip fees and the sale of recyclables was netted against research and development costs.

EXPENSES

         Operating expense of $16.1 million during the year ended December 31, 2007 decreased approximately $2.6 million compared to the year ended December 31, 2006, primarily due to an increase of general and administrative expenses and research and development expenses, offset by a decrease in asset impairment expenses.

         Research and development expenses of $2,380,944 for the year ended December 31, 2007 increased $2,107,050 compared to the year ended December 31, 2006. This was primarily due to the cost of research and development activities related to gasification of approximately $307,000, Anaheim plant costs of approximately $1,134,000, and plant depreciation of $940,000 in 2007 being classified as research and development expense due to the then nature and intent of the plant operations.

         General and administrative expenses of $5,251,888 for the year ended December 31, 2007 increased by approximately $1,097,780 compared to the year ended December 31, 2006. The increase was primarily the result of an increase in employee stock option expense of $649,000 and consulting fees of approximately $504,000 primarily related to technologies and new sites and the costs of the annual shareholders meeting. General and administrative expense for the year ended December 31, 2007 was comprised primarily of employee option expense of approximately $1.6 million, compensation expense of approximately $1.0 million, business development expenses of approximately $0.9 million, professional fees of approximately $0.9 million, and other expenses of approximately $0.8 million.

         During the third quarter of 2007, we determined that our ongoing research and development work would more efficiently be carried out at the location of Applied Power Concepts, our research and development partner. Consequently, in order to reduce costs and focus management attention and cash resources on our renewable energy process, we initiated conversations with Taormina regarding termination of the lease of the Anaheim Facility and the cancellation of the associated recycling agreement. On October 29, 2007, Taormina terminated the lease and the recycling agreement, effective as of October 31, 2007. Consequently, we recorded a charge of $8,454,106 in the third quarter of 2007 which represented the net carrying value of the assets at the Anaheim plant, net of estimated fair value of the equipment and estimated costs of the equipment removal and scrap.

         Interest income for the year ended December 31, 2007 of $579,268 increased $471,458, primarily due to the interest earned on the cash received for the issuance of the Series B Preferred Stock in May of 2006.

         We did not have any financing expense in 2007 as compared to 2006.

COMPARISON OF FISCAL YEAR ENDED DECEMBER 31, 2006 AND 2005

         We completed construction of our first facility in the second quarter of 2006. During the second, third and fourth quarters of 2006, we commissioned the equipment and performed plant start-up procedures.

REVENUES

         During the year ended December 31, 2006, we recorded revenue of approximately $94,000, from the sale of unbleached fiber, metals and aluminum separated from the processed MSW during the start-up phase of our first facility in Anaheim, California. Prior to the second quarter of 2006, we did not generate any revenue.

EXPENSES

         Operating expense during the year ended December 31, 2006 consisted of disposal of rejects of $65,526, plant operating expenses of $2,720,922 and depreciation of $1,843,615, which were related to costs incurred during the start-up phase of our first facility in Anaheim, California. Prior to the second quarter of 2006, we had no operations and consequently no cost of plant operating expense.

         General and administrative expenses of $4,154,108 for the year ended December 31, 2006 increased by approximately $550,000 compared to the year end December 31, 2005, primarily due to increases in employee option expense due to grants made to employees and directors in the fourth quarter of 2005 and legal and accounting fees related to additional SEC filings during 2005.

         During the fourth quarter of 2006, we decided not to make the capital improvements necessary to the Anaheim plant's wetlap process which we considered necessary in order to recover the carrying amount of the plant assets through projected future undiscounted cash flow for its operation. Consequently, we recorded a charge of $9,737,344 during 2006 for impairment of assets which represented the net carrying value of the wetlap process equipment.

         Interest income for the year ended December 31, 2006 of $107,810 was comprised of interest income of approximately $482,000 due to the cash from the issuance of our Series B Preferred Stock in May of 2006, partially offset by interest expense of $374,000, primarily from our senior debt that was issued in November 2005 and February 2006 and extinguished in May 2006.

         Financing expense for the year ended December 31, 2006 was comprised of: a) $1,647,250 attributable to the value of warrants issued to the holders of our Series A Preferred Stock for their consent to issue additional senior secured debt and their agreement to waive certain of their veto rights and contractual rights to facilitate our round of financing which occurred in the first quarter of 2006; b) the unamortized warrant value and offering costs of $1,593,758 related to our senior secured debt expensed upon the early extinguishment of such debt which occurred in the second quarter of 2006; and c) the change in the fair value of $4,201,418 of the conversion feature of our Series A Preferred Stock due to the modification of its conversion price as a result of the application of an anti-dilution adjustment and the change in fair value of the associated warrants which occurred in the second quarter of 2006.

         Change in fair value of warrant liability of a benefit of $1,079,721 relates to the change in the fair value of warrants to purchase common stock issued with registration rights as part of our Series A Preferred Stock offering in 2005. The quarterly effect was as follows: first quarter charge of $120,154, second quarter charge of $135,642, third quarter benefit of $831,297 and fourth quarter benefit of $504,220. In accordance with SFAS 133 and EITF 00-19, the fair value of the warrants was required to be recorded as a liability until we satisfied specified registration requirements. The warrant liability was required to be marked to market at the end of each reporting period. The registration statement was declared effective on December 5, 2006, and therefore, after December 5, 2006 the warrants are no longer recorded as a liability.

CONTRACTUAL COMMITMENTS

         As of December 31, 2007, the scheduled maturities of our long-term contractual obligations were as follows:

                                                                      Payments Due by Period
                                            ---------------------------------------------------------------------------
                                             Less than                                        After
                                              1 year         1-3 Years       4-5 Years        5 Years          Total
                                            -----------     -----------     -----------     -----------     -----------
Operating leases (for San Diego office)     $    39,088     $        --     $        --     $        --     $    39,088
Capital leases (plant equipment,
  terminated in March 2008)                      49,524          30,826              --              --          80,350
Redeemable Convertible Preferred Stock               --      47,189,502              --                      47,189,502
                                            -----------     -----------     -----------     -----------     -----------

Total                                       $    88,612     $47,220,328     $        --     $        --     $47,308,940
                                            ===========     ===========     ===========     ===========     ===========

         Our Anaheim facility lease was terminated in October 2007. The capital lease was terminated in March 2008. We are not a party to any off-balance sheet arrangements, and we do not engage in trading activities involving non-exchange traded contracts. In addition, we have no financial guarantees, debt or lease agreements or other arrangements that could trigger a requirement for an early payment or that could change the value of our assets.


         We do not believe that inflation has had a material impact on our business or operations.

LIQUIDITY AND CAPITAL RESOURCES


         At September 30, 2008, we had cash and cash equivalents on hand of approximately $7.75 million, representing a decrease of $2.05 million from our December 31, 2007 cash, cash equivalents and short-term investments totaling approximately $9.8 million.

         During the first nine months of 2008, net cash used for operating activities was approximately $3.2 million, offset by cash received from assets held for sale of $1.1 million. The use of cash was primarily for general and administrative expenses.

         In March 2008 and June 2008, we received payments from CES of $676,000 and $640,000, respectively, upon the sale of assets relating to the front-end process of our facility. These payments were accounted for as a reduction of our assets held for sale. CES is obligated to make additional payments to us aggregating $564,000 in 2008 pursuant to our sale of certain intellectual property rights. As of October 15, 2008, CES had not made the final payment. In October 2008, we sold the patent and related rights to CTB for $150,000 in cash, a $450,000 promissory note and warrants to acquire shares of CTB's common stock.

         In order to close the proposed merger with Vertex Nevada, we will need to have a minimum of $9.4 million on hand, after satisfying all of its liabilities (other than up to $2.4 million of permitted indebtedness). Due to a number of factors, including (1) that the transaction has taken longer than originally anticipated to close, (2) the possibility that we will be unable to secure the necessary borrowing, and (3) the possibility that the transaction costs exceed our estimates, we might not have sufficient cash on hand to satisfy this condition to the closing of the proposed merger. In this case, absent a waiver of this closing condition by the other party to the transaction, the proposed merger may not be consummated.

         As of September 30, 2008, we had no long-term debt obligations, capital lease obligations, operating lease obligations, purchase obligations, or other similar long-term liabilities. The capital lease outstanding at December 31, 2007 was paid off in March 2008.

         The holders of our preferred stock have the right to require our company to redeem their shares on April 10, 2010, at a price equal to the original issuance price (with accrued but unpaid dividends being treated as outstanding for purposes of calculating the total redemption price), for a total of approximately $46 million (assuming none of such shares of preferred stock are converted to common stock prior to any such redemption). In the event that the proposed merger with Vertex Nevada does not close, we will need to raise significant additional capital or restructure the terms of our preferred stock in order to meet this redemption obligation if and when it become due. If we are unable to do so, and if the holders of World Waste's preferred stock exercise their redemption right, World Waste would likely be rendered insolvent. In addition, if the merger does not close, the holders of World Waste's Series A Preferred Stock could exercise their right to elect a majority of World Waste's Board of Directors, which would give such holders effective control over World Waste.

            BENEFICIAL OWNERSHIP OF SECURITIES BY CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

WORLD WASTE

         The following table sets forth certain information regarding the beneficial ownership of World Waste's common stock as of June 30, 2008 by (i) each person who is known by World Waste to own beneficially more than five percent of World Waste's outstanding common stock; (ii) each of World Waste's directors; (iii) each of World Waste's executive officers; and (iv) all of World Waste's current executive officers and directors as a group. As of June 30, 2008, 27,542,170 shares of World Waste's common stock were issued and outstanding.

         Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investing power with respect to securities. World Waste believes that, except as otherwise noted and subject to applicable community property laws, each person named in the following table has sole investment and voting power with respect to the shares of common stock shown as beneficially owned by such person.

                                                           NUMBER OF SHARES
                                                          BENEFICIALLY OWNED          PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER (1)                          (1)                  CLASS (1)
------------------------------------------------------    --------------------    --------------------

John Pimentel (2)                                              2,140,625                 7.57%

David A. Rane (3)                                                791,667                 2.81%

Matthew Lieb (4)                                                 166,667                 *

James L. Ferris (5)                                              685,300                 2.43%

Ross M. Patten (6)                                               915,000                 3.22%

Sam Pina Cortez (7)                                              699,167                 2.48%

David Gutacker (8)                                               466,667                 1.67%

Steven Racoosin (9)                                            2,361,910                 8.58%

One World Zero Waste, LLC (9)                                  2,361,910                 8.58%

Laird Q. Cagan (10)                                            2,446,275                 8.88%

All directors and executive officers as a group (7
persons)                                                       5,898,425                18.50%

* Indicates beneficial ownership of less than 1% of the total outstanding common stock.

(1) Shares of common stock subject to options, warrants or other convertible securities (including approximately 17 million shares of common stock issuable upon conversion of World Waste's preferred stock) that are currently exercisable or convertible, or exercisable or convertible within 60 days of June 30, (2008), are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. Unless otherwise indicated, the address for each of the individuals listed in the table is care of World Waste Technologies, Inc., 20400 Stevens Creek Road, 7th Floor, Cupertino, California 95014.
(2) Includes (i) 350,000 shares formerly owned by Mr. Pimentel's spouse, (ii) 12,500 shares issuable upon conversion of preferred stock and upon exercise of warrants and (iii) 728,125 shares issuable upon exercise of options currently exercisable or exercisable within 60 days of June 30, 2008. Does not include options to acquire 521,875 shares of common stock not exercisable within 60 days of June 30, 2008.

(3) Includes 350,000 shares issuable upon exercise of a stock option which is immediately exercisable but subject to repurchase by World Waste in the event that optionee's service to World Waste terminates. World Waste's repurchase right lapses as to 1/48th of the shares upon the passing of each month of continuance service to World Waste after April 18, 2005. The repurchase right also fully lapses in the event that World Waste is subject to a change in control. Also includes 291,667 shares issuable upon exercise of stock options currently exercisable or exercisable within 60 days of June 30, 2008. Does not include options to acquire 241,667 shares of common stock not exercisable within 60 days of June 30, 2008.
(4) Represents shares of common stock issuable upon exercise of options currently exercisable or exercisable within 60 days of June 30, 2008. Does not include options to acquire 233,333 shares of common stock not exercisable within 60 days of June 30, 2008.
(5) Includes (i) 10,800 shares of common stock issuable upon the conversion of preferred stock and the exercise of warrants and (ii) 674,500 shares of common stock issuable upon exercise of options currently exercisable or exercisable within 60 days of June 30, 2008. Does not include options to acquire 62,500 shares of common stock not exercisable within 60 days of June 30, 2008.
(6) Includes 915,000 shares of common stock issuable upon exercise of options currently exercisable or exercisable within 60 days of June 30, 2008. Does not include options to acquire 75,000 shares of common stock not exercisable within 60 days of June 30, 2008.
(7) Includes (i) 12,500 shares of common stock issuable upon conversion of preferred stock and exercise of warrants and (ii) 686,667 shares issuable upon exercise of options currently exercisable or exercisable within 60 days of June 30, 2008. Does not include options to acquire 33,333 shares of common stock not exercisable within 60 days of June 30, 2008.
(8) Includes 200,000 shares issuable upon exercise of a stock option which is immediately exercisable but subject to repurchase by World Waste in the event that optionee's service to World Waste terminates. The repurchase right lapses with respect to 1/24th of the shares upon the passing of each month of continuing service to World Waste after December 31, 2006. The repurchase right also fully lapses in the event that World Waste is subject to a change in control.
(9) Address: 3849 Pala Mesa Drive, Fallbrook, CA 92028. Mr. Racoosin has voting and dispositive power over the shares that are owned of record by One World Zero Waste, LLC, and such shares are also included in the table opposite Mr. Racoosin's name. Includes 51,563 shares issuable upon exercise of a warrant. Does not include 23,437 shares issuable upon exercise of a warrant that are not currently exercisable or exercisable within 60 days of June 30, 2008.
(10) Includes (i) 1,585,000 shares formerly owned of record by Laird Q. Cagan,
     (ii) 200,000 shares owned of record by the KQC Trust, of which Mr. Cagan is the sole trustee, (iii) 426,122 shares that Mr. Cagan currently has the right to acquire pursuant to warrants, (iv) 95,000 shares out of a total of 190,000 shares that Cagan McAfee Capital Partners, LLC, an entity in which Mr. Cagan holds a 50% interest and shares voting and dispositive power, currently has the right to acquire pursuant to warrants, and (v) 126,400 shares of common stock issuable upon the conversion of preferred stock and the exercise of warrants held by Cagan Capital Private Equity Fund II, LLC, an entity that Mr. Cagan controls. Excludes the remaining 95,000 shares that Cagan McAfee Capital Partners, LLC has the right to acquire pursuant to warrants and as to which Mr. Cagan disclaims beneficial ownership. Mr. Cagan also disclaims beneficial ownership over the shares held by Cagan Capital Private Equity Fund. Address is c/o Cagan McAfee Capital Partners, LLC, 20400 Stevens Creek Rd, 7th Floor, Cupertino, California 95014.

VERTEX NEVADA

         The following table sets forth certain information regarding the beneficial ownership of Vertex Nevada common stock immediately prior to the consummation of the merger by (i) each person who owns beneficially more than five percent of Vertex Nevada's outstanding common stock; (ii) each director and director nominee of Vertex Nevada, (iii) each executive officer of Vertex Nevada, and (iv) all of Vertex Nevada's executive officers, directors and director nominees as a group:

                                                               NUMBER OF SHARES              PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER (1)                    BENEFICIALLY OWNED (1)            CLASS (2)
------------------------------------------------------    ---------------------------    --------------------

Benjamin P. Cowart, President, Chief Executive
Officer and Chairman (3)                                           4,734,799(4)                   77.91%

Ingram Lee, Treasurer and Director (3)                                     0(6)                    -

Chris Carlson, Secretary (3)                                         293,244(7)                    4.83%

David Phillips, Director (3)                                               0(8)                    -

Dan Borgen, Director (3)                                                   0(8)                    -

John Pimentel, Director Nominee (5)                                        0(9)                    -

All directors, director nominees and executive
officers as a group (6 persons)                                    5,028,043                      82.74%

(1) Shares of common stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of December 31, 2008, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.
(2)  Based on 6,077,000 shares of common stock issued and outstanding.
(3)  Address is 1331 Gemini, Suite 103, Houston, Texas 77058.
(4) Includes 55,311 shares of Vertex Nevada common stock owned by VTX, Inc., a company owned 100% by Mr. Cowart.
(5)  Address is 20400 Stevens Creek Road, 7th Floor, Cupertino, California.
(6) Does not include options to acquire 20,000 shares of Vertex Nevada's common stock not exercisable within 60 days of June 30, 2008. The options have an exercise price of $1.20 per share, a grant date of May 16, 2008 and expire if unexercised on the earlier of (a) the tenth anniversary of the grant date or (b) three months after the termination of the individual's service to Vertex Nevada. The options vest at the rate of 25% of the total options per year on each annual anniversary of the grant date, assuming that the individual is continuing to provide services to Vertex Nevada on such date. The options also contain a cashless exercise provision.
(7) Does not include options to acquire 140,000 shares of Vertex Nevada's common stock not exercisable within 60 days of December 31, 2008. The options have an exercise price of $1.20 per share, a grant date of May 16, 2008 and expire if unexercised on the earlier of (a) the tenth anniversary of the grant date or (b) three months after the termination of the individual's employment with Vertex Nevada. The options vest at the rate of 25% of the total options per year on each annual anniversary of the grant date, assuming that the individual is employed by Vertex Nevada on such date. The options also contain a cashless exercise provision.
(8) Does not include options to acquire 20,000 shares of Vertex Nevada's common stock not exercisable within 60 days of December 31, 2008. The options have an exercise price of $1.20 per share, a grant date of June 2, 2008 and expire if unexercised on the earlier of (a) the tenth anniversary of the grant date or (b) three months after the termination of the individual's service to Vertex Nevada. The options vest at the rate of 25% of the total options per year on each annual anniversary of the grant date, assuming that the individual is continuing to provide services to Vertex Nevada on such date. The options also contain a cashless exercise provision.
(9) Does not include any shares of Vertex Nevada common stock or options or warrants to acquire such shares issuable to Mr. Pimentel upon closing of the merger in exchange for his shares of World Waste common stock and options and warrants to acquire such shares. In addition, does not include options to acquire up to 200,000 shares of Vertex Nevada common stock currently anticipated to be granted to Mr. Pimentel for agreeing to serve as Vertex Nevada' Senior Vice President of Corporate Development.

                                MARKET FOR STOCK

         Our common stock has been traded on the OTC Bulletin Board over-the-counter market since August 24, 2004 under the symbol "WDWT." Prior to the merger in which World Waste Technologies, Inc. became our wholly owned subsidiary on August 24, 2004, our common stock was listed on the OTC Bulletin Board over-the-counter market under the symbol "VPTI."

         There was little trading in our common stock prior to the merger on August 24, 2004 and there has only been limited trading since then. Prior to the merger, trading in our common stock was not necessarily based on our company's operations or prospects, and trading since the merger also may not be fully reflective of those factors. On March 25, 2004, the controlling stockholder of VPTI approved a one-for-60 reverse split of our common stock to be effectuated upon the closing of the merger between VPTI and the predecessor to World Waste. The reverse stock split became effective at the close of business on August 24, 2004. The following table sets forth, for the periods indicated, the high and low closing bid prices for our Common Stock on the OTC Bulletin Board, for the quarters presented. The bid prices have been adjusted to reflect the reverse stock split. Bid prices represent inter-dealer quotations without adjustments for markups, markdowns, and commissions, and may not represent actual transactions:

              QUARTER ENDING                 HIGH           LOW
              -------------------------   -----------   ----------

                                   FISCAL 2004
              March 31, 2004                 $9.00         $0.60
              June 30, 2004                 $11.40         $4.20
              September 30, 2004             $7.00         $2.50
              December 31, 2004              $4.85         $3.20

                                   FISCAL 2005
              March 31, 2005                 $4.90         $2.80
              June 30, 2005                  $5.50         $2.80
              September 30, 2005             $4.55         $2.10
              December 31, 2005              $3.50         $2.15

                                   FISCAL 2006
              March 31, 2006                 $4.07         $2.50
              June 30, 2006                  $6.20         $2.90
              September 30, 2006             $4.16         $2.18
              December 31, 2006              $2.70         $1.41

                                   FISCAL 2007
              March 31, 2007                 $1.90         $1.05
              June 30, 2007                  $1.70         $0.80
              September 30, 2007             $0.94         $0.25
              December 31, 2007              $0.29         $0.10

                                   FISCAL 2008
              March 31, 2008                 $0.20         $0.14
              June 30, 2008                  $0.25         $0.16
              September 30, 2008             $0.17         $0.10


HOLDERS

         As of December 31, 2008 there were approximately 444 holders of record of our common stock, not including holders who hold their shares in street name.

DIVIDENDS

         We have not paid any dividends on our common stock to date and do not anticipate that we will be paying dividends in the foreseeable future. Any payment of cash dividends on our common stock in the future will be dependent upon the amount of funds legally available, our earnings, if any, our financial condition, our anticipated capital requirements and other factors that our Board of Directors may think are relevant. However, we currently intend for the foreseeable future to follow a policy of retaining all of our earnings, if any, to finance the development and expansion of our business and, therefore, do not expect to pay any dividends on our common stock in the foreseeable future. Additionally, the terms of our preferred stock impose restrictions on our ability to pay dividends.

                   DESCRIPTION OF VERTEX NEVADA CAPITAL STOCK

COMMON STOCK

         The total number of authorized shares of Vertex Nevada common stock is 750,000,000 shares, $0.001 par value per share.

         Each share of Vertex Nevada common stock is entitled to equal dividends and distributions per share with respect to the common stock when, as and if declared by Vertex Nevada's board of directors. No holder of any shares of Vertex Nevada common stock has a preemptive right to subscribe for any Vertex Nevada security, nor are any shares of Vertex Nevada common stock subject to redemption or convertible into other securities. Upon liquidation, dissolution or winding-up of Vertex Nevada, and after payment of creditors and preferred shareholders of Vertex Nevada, if any, the assets of Vertex Nevada will be divided pro rata on a share-for-share basis among the holders of Vertex Nevada common stock. Each share of Vertex Nevada common stock is entitled to one vote, except with respect to the election of directors. Shares of Vertex Nevada common stock do not possess any rights in respect of cumulative voting. The Vertex Nevada shares to be issued to certain insiders, founders and early owners of World Waste will remain subject to a contractual lock-up voluntarily entered into by such holders as a condition to World Waste's receipt of prior rounds of financing.

PREFERRED STOCK

         The total number of authorized shares of Vertex Nevada preferred stock is 50,000,000 shares, $0.001 par value per share. The total number of authorized shares of Vertex Nevada's Series A Convertible Preferred Stock ("VERTEX NEVADA SERIES A PREFERRED") is 5,000,000. The total number of authorized shares of Vertex Nevada's Series B Preferred Stock ("VERTEX NEVADA SERIES B PREFERRED") is 100.

         VERTEX NEVADA SERIES A PREFERRED

         Outstanding shares of Vertex Nevada Series A Preferred are entitled to receive dividends, when, as, and if declared by Vertex Nevada's board of directors. No dividends or similar distributions may be made to shares of capital stock or securities junior to the Vertex Nevada Series A Preferred until dividends in the same amount per share on the Vertex Nevada Series A preferred have been declared and paid. In connection with a liquidation, winding-up, dissolution or sale of Vertex Nevada, each share of Vertex Nevada Series A Preferred is entitled to receive $1.49 prior to similar liquidation payments due on shares of Vertex Nevada common stock or any other class of securities junior to the Vertex Nevada Series A Preferred. Shares of Vertex Nevada Series A Preferred are not entitled to participate with the holders of Vertex Nevada common stock with respect to the distribution of any remaining assets of Vertex Nevada.

         Each share of Vertex Nevada Series A Preferred is entitled to that number of votes equal to the number of whole shares of Vertex Nevada common stock into which it is convertible. Generally, holders of Vertex Nevada common stock and Vertex Nevada Series A Preferred vote together as a single class.

         Shares of Vertex Nevada Series A Preferred automatically convert into shares of Vertex Nevada common stock on the earliest to occur of the following:

         o The affirmative vote or written consent of the holders of a majority of the then-outstanding shares of Vertex Nevada Series A Preferred;

         o If the closing market price of Vertex Nevada common stock averages at least $15.00 per share over a period of 20 consecutive trading days and the daily trading volume averages at least 7,500 shares over such period;

         o If Vertex Nevada consummates an underwritten public offering of its securities at a price per share not less than $10.00 and for a total gross offering amount of at least $10 million; or

         o If a sale of Vertex Nevada occurs resulting in proceeds to the holders of Vertex Nevada Series A Preferred of a per share amount of at least $10.00.

         Holders of Vertex Nevada Series A Preferred may not voluntarily convert their shares into Vertex Nevada common stock for at least one year following the issuance of the Vertex Nevada Series A Preferred. Thereafter, holders may convert their shares of Vertex Nevada Series A Preferred subject to the following conditions:

         o At any time following the one-year anniversary of the issuance of Vertex Nevada Series A Preferred, holders may convert only up to that number of shares such that, upon conversion, the aggregate beneficial ownership of Vertex Nevada common stock of any such holder does not exceed 4.99% of Vertex Nevada's common stock then outstanding; and

         o Prior to the three-year anniversary of the issuance of Vertex Nevada Series A Preferred, no holder may, in any given three-month period, convert more than that number of shares of Vertex Nevada Series A Preferred that equals 5% of the total number of shares of Vertex Nevada Series A Preferred then beneficially owned by such holder.

         Each share of Vertex Nevada Series A Preferred converts into one share of Vertex Nevada common stock, subject to adjustment.

         VERTEX NEVADA SERIES B PREFERRED STOCK

         Shares of Vertex Nevada Series B Preferred Stock are not entitled to receive dividends, possess no liquidation rights or preferences in connection with a liquidation, winding-up, dissolution or sale of Vertex Nevada, and are not convertible into shares of Vertex Nevada common stock. The shares of Vertex Nevada Series B Preferred will be automatically redeemed upon the first to occur of the following:

         o The termination or expiration of the employment agreement between Vertex Nevada and Mr. Cowart, or if Mr. Cowart is no longer employed by Vertex;

         o Shares of Vertex Nevada common stock have been approved for listing on a national securities exchange;

         o Shares of Vertex Nevada Series B Preferred are owned by anyone other than Mr. Cowart; and

         o        The five-year anniversary of the closing of the merger.

SPECIAL VOTING RIGHTS

         The holder of each share of Vertex Nevada Series A Preferred is entitled to that number of votes equal to the number of whole shares of Vertex Nevada common stock into which such holder's shares are convertible. In general, holders of Vertex Nevada common stock and Vertex Nevada Series A Preferred vote together as a single class. However, so long as at least 50% of the shares of the Vertex Nevada Series A Preferred originally issued in the merger remain outstanding, holders of Vertex Nevada Series A Preferred are entitled to elect one member of Vertex Nevada's five-person board of directors. Any director elected by holders of shares of Vertex Nevada Series A Preferred may be removed during such director's term of office, either with or without cause, only by the affirmative vote of at least 66-2/3% of the then outstanding shares of Vertex Nevada Series A Preferred.

         The holder of shares of Vertex Nevada Series B Preferred (i.e., Mr. Cowart) is entitled to elect four members of Vertex Nevada's five-person board of directors. Any director elected by such holder may be removed during such director's term of office, either with or without cause, only upon Mr. Cowart's approval. Similarly, so long as any shares of Vertex Nevada Series B Preferred are outstanding, Vertex Nevada may not amend its bylaws, articles of incorporation or Statement of Designations in respect of the Vertex Nevada Series B Preferred Stock, without Mr. Cowart's approval.

LIMITATIONS OF LIABILITY AND INDEMNIFICATION OF DIRECTORS

         Section 78.037 of the Nevada Revised Statutes, or NRS, allows a corporation, through its articles of incorporation, to limit or eliminate the personal liability of directors and officers to the corporation and its shareholders for damages for breach of fiduciary duty. However, this provision excludes any limitation on liability for:

         o acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

         o the payment of distributions in violation of Section 78.300 of the NRS.

         Vertex Nevada's articles of incorporation and bylaws provide that directors and officers are not personally liable to the corporation or its shareholders for damages for breach of fiduciary duty. Consistent with Nevada law, this provision, however, does not eliminate or limit the liability of a director for acts or omissions not in good faith or which involve intentional misconduct, fraud, or a knowing violation of law, the payment of dividends in violation of NRS Section 78.300 or for any receipt of an improper personal benefit.

         Section 78.7502 of the NRS permits a corporation to indemnify any agent of the corporation who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation), against expenses, judgments, fines, settlements, and other amounts incurred in connection with the proceeding. Further, Section 78.7502 of the NRS provides that a corporation must indemnify directors, officers, employees and agents against expenses actually and reasonably incurred to the extent the person was successful on the merits in defending the proceeding. In addition, Section
78.7502 of the NRS permits indemnification against expenses actually and reasonably incurred in connection with the defense or settlement of the action by or in the right of the corporation to obtain a judgment in its favor. A corporation may not provide indemnification for any:

         o claim, issue or matter for which the person has been found liable to the corporation; or

         o amounts paid in settlement to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnity for the expenses.

         Section 78.751 of the NRS provides that indemnification, unless ordered by a court, may not be made to or on behalf of any director, officer, employee or agent if a court establishes that the person's acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the proceeding. In the case of a criminal proceeding, the person must have had no reasonable cause to believe his or her conduct was unlawful.
Section 78.752 of the NRS permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation for any liability and expenses whether or not the corporation has the authority to indemnify the person for the liability and expenses. Vertex Nevada's by-laws permit the foregoing indemnification. This indemnification is allowed only if the person acted in good faith and in a manner the person believed to be in the best interests of the corporation. The decision of whether indemnification will be provided must be made by the shareholders, by the board by a majority vote of a quorum consisting of directors who are not parties to the proceeding (or a committee thereof), or by independent legal counsel in a written opinion if ordered by a majority vote of a quorum of disinterested directors or if a quorum of disinterested directors cannot be obtained.

OPTIONS AND WARRANTS

         Immediately subsequent to the merger, Vertex Nevada will have issued and outstanding warrants to purchase 93,392 shares of its common stock, each at a nominal exercise price.

         It is anticipated that Vertex Nevada will also have issued and outstanding an aggregate of 600,000 options, all of which will be held by Vertex Nevada's employees, directors, and consultants at the time of the merger. In addition, in connection with the merger, certain shareholders of Vertex Nevada immediately prior to the merger will be issued options and warrants of Vertex Nevada with generally the same terms and conditions as the World Waste options and warrants being assumed by Vertex Nevada in the merger, in an amount such that such existing Vertex Nevada shareholders will hold, immediately upon closing of the merger, 40% of the total number of outstanding options and warrants of Vertex Nevada (exclusive of warrants to purchase shares with a nominal exercise price and exclusive of 600,000 options referred to above).

REGISTRATION RIGHTS

         No shareholder of Vertex Nevada currently has any registration rights with respect to the shares of Vertex Nevada common stock or preferred stock held by him or her.

ANTI-TAKEOVER PROVISIONS

         BUSINESS COMBINATIONS

         Sections 78.411 to 78.444 of the NRS prohibit a Nevada corporation from engaging in a "combination" with an "interested stockholder" for three years following the date that such person becomes an interested shareholder and place certain restrictions on such combinations even after the expiration of the three-year period. With certain exceptions, an interested stockholder is a person or group that owns 10% or more of the corporation's outstanding voting power (including stock with respect to which the person has voting rights and any rights to acquire stock pursuant to an option, warrant, agreement, arrangement, or understanding or upon the exercise of conversion or exchange rights) or is an affiliate or associate of the corporation and was the owner of 10% or more of such voting stock at any time within the previous three years.

         A Nevada corporation may elect not to be governed by Sections 78.411 to
78.444 by a provision in its articles of incorporation. Vertex Nevada has such a provision in its articles of incorporation, as amended, pursuant to which it has elected to opt out of Sections 78.411 to 78.444; therefore, these sections will not apply to Vertex Nevada.

         CONTROL SHARES

         Nevada law also seeks to impede "unfriendly" corporate takeovers by providing in Sections 78.378 to 78.3793 of the NRS that an "acquiring person" shall only obtain voting rights in the "control shares" purchased by such person to the extent approved by the other shareholders at a meeting. With certain exceptions, an acquiring person is one who acquires or offers to acquire a "controlling interest" in the corporation, defined as one-fifth or more of the voting power. Control shares include not only shares acquired or offered to be acquired in connection with the acquisition of a controlling interest, but also all shares acquired by the acquiring person within the preceding 90 days. The statute covers not only the acquiring person but also any persons acting in association with the acquiring person.

         A Nevada corporation may elect to opt out of the provisions of Sections
78.378 to 78.3793 of the NRS. Vertex Nevada has no provision in its articles of incorporation pursuant to which it has elected to opt out of Sections 78.378 to 78.3793; therefore, these sections will apply to Vertex Nevada.

STOCK MARKET

         Promptly following consummation of the merger, Vertex Nevada intends to apply to have shares of its common stock quoted on the OTC Bulletin Board trading platform. There is currently no public market for shares of Vertex Nevada common stock or preferred stock.

TRANSFER AGENT AND REGISTRAR

         Vertex Nevada intends to utilize World Waste's transfer agent following consummation of the merger. World Waste's transfer agent is Continental Stock Transfer & Trust.

                   COMPARISON OF THE RIGHTS OF WORLD WASTE AND
                           VERTEX NEVADA SHAREHOLDERS

         The rights of Vertex Nevada's shareholders are currently governed by the General Corporation Law of the State of Nevada ("NRS"), Vertex Nevada's articles of incorporation, and Vertex Nevada's by-laws. The rights of World Waste's shareholders are governed by the California General Corporation Law ("CALIFORNIA LAW"), World Waste's articles of incorporation, and World Waste's by-laws. Upon consummation of the merger, existing shareholders of World Waste will become shareholders of Vertex Nevada. As a result, the rights and obligations of the former World Waste shareholders will be governed by the NRS, Vertex Nevada's articles of incorporation, and Vertex Nevada's by-laws.


         There are differences between the NRS, Vertex Nevada's articles of incorporation, and Vertex Nevada's by-laws, on the one hand, and California Law, World Waste's articles of incorporation, and World Waste's by-laws, on the other hand. We have summarized certain of these differences below. However, the following is only a summary of certain provisions, and is qualified in its entirety by reference to the NRS, Vertex Nevada's articles of incorporation, and Vertex Nevada's by-laws, California Law, World Waste's articles of incorporation, and World Waste's by-laws.

COMMON STOCK

         WORLD WASTE. The total number of authorized shares of capital stock of World Waste is comprised of 100,000,000 shares of common stock, $0.001 par value per share, and up to 10,000,000 shares of $0.001 par value preferred stock, of which 9.1 million have been designated as World Waste Series A preferred stock, and 500,000 have been designated as World Waste Series B preferred stock.

         VERTEX NEVADA. The total number of authorized shares of capital stock of Vertex Nevada is comprised of 750,000,000 shares of common stock, $0.001 par value per share, and up to 50,000,000 shares of preferred stock, $0.001 par value per share of which 5,000,000 shares have been designated as Vertex Nevada Series A preferred stock.

         VOTING RIGHTS

         WORLD WASTE. Sections 700 and 708 of California Law permit a corporation to create series of shares that are entitled to cast more or less than one vote per share. Each share of World Waste's common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote.

         VERTEX NEVADA. Similarly, Section 78.350 of the NRS allows the shareholders of a corporation to cast more or less than one vote per share for any class or series of shares if provided for in the articles of incorporation. Vertex Nevada's bylaws provide that Vertex Nevada's common stock is entitled to one vote per share at all meetings of shareholders (although as described below under "Voting Rights; Board of Directors," so long as any shares of Vertex Nevada Series B preferred stock are outstanding, the holders of Vertex Nevada common stock do not have the right to appoint any members of the Vertex Nevada board of directors).

         AMENDMENT TO ARTICLES OF INCORPORATION AND BY-LAWS

         WORLD WASTE. Section 902 of California Law provides that, unless otherwise stated in a corporation's articles of incorporation, an amendment to the articles of incorporation requires the approval of the corporation's board of directors and the affirmative vote of a majority of the outstanding shares entitled to vote on those shares. Amendments to allow for stock splits, unless the corporation has more than one class of shares outstanding (including a proportionate increase in the authorized number of shares), do not require shareholder approval. Unless otherwise provided in the articles of incorporation, any provision in the articles of incorporation which requires a greater vote than required by law cannot be amended or repealed except by such greater vote. Section 903 of California Law provides that when the rights of a class of shares will be affected by an amendment, the holders of those shares may vote as a class even if the shares are non-voting shares. In addition, when only one or more series in a class of shares, and not the entire class, will be adversely affected by an amendment, only the affected shares may vote as a class. Section 211 of California Law provides that, unless the board of directors is prohibited by the articles of incorporation, the by-laws, or
Section 212 of California Law, the board or a majority of the outstanding shares entitled to vote may amend the by-laws. World Waste's by-laws allow the shareholders, by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote, or the board of directors, to amend or repeal the by-laws.

         VERTEX NEVADA. Sections 78.385 and 78.390 of the NRS permit a corporation to amend its articles of incorporation as long as the amendment contains only provisions that would be lawful in the original articles of incorporation filed at the time of amendment. To amend the articles of incorporation, the board must adopt a resolution presenting the proposed amendment. In addition, a majority of the shares entitled to vote, as well as a majority of shares by class of each class entitled to vote, must approve the amendment. When the substantial rights of a class of shares will be affected by an amendment, the holders of those shares may vote as a class regardless of any limitations or restrictions on the voting power of those shares. When only one or more series in a class of shares, and not the entire class, will be adversely affected by an amendment, only the affected series may vote as a class. Any provision in the articles of incorporation which requires a greater vote than required by law cannot be amended or repealed except by the greater vote.
Section 78.120 of the NRS provides that, subject to the by-laws, the directors may amend the by-laws of the corporation. Generally, Vertex Nevada's by-laws allow the board of directors or the shareholders to amend or repeal the by-laws.

         BOARD OF DIRECTORS; QUORUM; CUMULATIVE VOTING

         WORLD WASTE. Section 212 of California Law allows a corporation's articles of incorporation or by-laws to determine the number of directors as long as there will be at least three directors, with certain exceptions. In addition, a corporation's articles of incorporation or by-laws may provide that the number of directors may not be less than a stated minimum or more than a stated maximum with the exact number of directors to be fixed by approval of the board or the shareholders. The minimum number of directors also may not be less than three, with certain exceptions. Approval by a majority of the outstanding shares is needed to change the number of directors or the manner in which the number of directors may be increased or decreased. World Waste's by-laws provide that the board will consist of a minimum of four and a maximum of seven members. The exact number of directors is currently fixed at five members until changed by an amendment to the by-laws approved by the board or by the shareholders, or by a board action. The indefinite number of directors may be changed, or a definite number may be fixed without provision for an indefinite number, by an amendment of the World Waste articles of incorporation or by-laws adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. However, an amendment reducing the fixed number or the minimum number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a shareholders meeting (or the shares not consenting in the case of shareholder action by written consent) are equal to more than 16-2/3% of the shares entitled to vote. In addition, holders of World Waste's Series A preferred stock currently have the right to elect a majority of the members of World Waste's board of directors; provided, however, that this right will terminate upon the first to occur of the Operational Date (generally defined as the first day of the month immediately following the end of the first three-month period during which World Waste has generated aggregate earnings of at least $672,000 for such three-month period) or the date on which less than 50% of the shares of World Waste Series A preferred stock remain outstanding.

         Section 301 of California Law allows qualifying corporations to have a classified board of directors. Section 307 of California Law provides that a majority of the authorized directors constitutes a quorum unless a different number is required by the articles of incorporation or the by-laws and provided that the number not be less than one-third of the authorized number of directors or less than two, whichever is larger, unless the number of authorized directors is one, in which case one constitutes a quorum. World Waste's by-laws provide that a majority of the authorized number of directors constitutes a quorum.

         Section 301.5 of California Law allows a corporation in its articles of incorporation or its by-laws to eliminate cumulative voting. World Waste's articles of incorporation provide for cumulative voting.

         VERTEX NEVADA. Section 78.115 of the NRS provides that a corporation must have at least one director. In addition, a corporation may provide in its articles of incorporation or its by-laws for a fixed or a variable number of directors within a fixed maximum and minimum number. A corporation may also provide in its articles of incorporation or its by-laws for the manner in which the number of directors may be increased or decreased. Vertex Nevada's articles of incorporation and by-laws provide that the board will consist of a minimum of one and a maximum of ten members, the exact number as may be determined by the board or majority of shareholders from time to time. Section 78.330 of the NRS provides that the articles of incorporation or the by-laws may provide for a classified board of directors, but at least one-fourth of the directors must be elected annually.

         Section 78.315 of the NRS, as does Vertex Nevada's bylaws, provides that a majority of the board of directors then in office is necessary to constitute a quorum, unless otherwise provided in the articles of incorporation or the by-laws. Further, Section 78.360 of the NRS allows a corporation to provide for cumulative voting in the articles of incorporation. Vertex Nevada's articles of incorporation do not provide for cumulative voting.

         REMOVAL OF DIRECTORS

         WORLD WASTE. Section 303 of California Law provides that any or all of the directors may be removed without cause if the removal is approved by a majority of the shares entitled to vote. However, under California Law, unless the entire board of directors is removed, no single director may be removed if the votes cast against the removal of the single director would be sufficient to elect that director if voted cumulatively at an election with the same total number of votes cast and number of directors authorized at the time of the single director's most recent election. Section 304 of California Law permits shareholders holding at least 10% of the outstanding shares in any class to sue in superior county court to remove any director from office for fraud or dishonest acts or gross abuse of authority or discretion. Section 302 of California Law permits the board of directors to declare vacant the office of a director who has been declared of unsound mind by any order of court or convicted of a felony.

         VERTEX NEVADA. Section 78.335 of the NRS permits directors to be removed from office by a two-thirds shareholder vote, or by the vote of a larger percentage of shares if provided in the articles of incorporation. However, if the corporation's articles provide for cumulative voting to elect directors, those directors may not be removed other than by a vote of a sufficient number of shares that would have prevented their election at the time of removal. Vertex Nevada's bylaws provide that shareholders holding two-thirds of the outstanding shares entitled to vote at an election of directors may remove any director or the entire board at any time with or without cause.

         NEWLY CREATED DIRECTORSHIPS AND VACANCIES

         WORLD WASTE. Section 305 of California Law provides that any vacancy on the board of directors other than one created by removal of a director may be filled by the board of directors, unless otherwise provided in the articles of incorporation or by-laws. If the number of directors is less than a quorum, a vacancy may be filled by the unanimous written consent of the directors, by the affirmative vote of a majority of the directors or by a sole remaining director. A vacancy created by removal of a director can only be filled by the shareholders unless the board is authorized by the articles of incorporation or by-laws to fill the vacancy. World Waste's by-laws permit vacancies in the board to be filled by a majority of the remaining directors or by the shareholders. However, any vacancy in the board created by the removal of a director by the shareholders may be filled only by election by the shareholders.

         VERTEX NEVADA. Section 78.335 of the NRS provides that, unless the articles of incorporation provide otherwise, all vacancies may be filled by a majority of the remaining directors, even if less than a quorum. In addition, if a director gives notice of his or her resignation to the board of directors, to become effective at a future date, the board may fill the vacancy to take effect when the resignation becomes effective. The appointed director will hold office during the remainder of the term of office of the resigning director. Vertex Nevada's bylaws permit vacancies in the board to be filled by a majority of the remaining directors or by a majority of the shareholders.

         SPECIAL MEETINGS OF SHAREHOLDERS

         WORLD WASTE. Section 600 of California Law permits a special meeting of the shareholders to be called by the board of directors, the chairman of the board, the president, the holders of shares entitled to cast at least 10% of the votes at the meeting, or any additional persons who are listed in the corporation's articles of incorporation or by-laws. World Waste's by-laws provide that special meetings of the shareholders for any purposes listed in the notice of the meeting may be called by the board of directors, the chairman of the board, the president of the company, or by one or more shareholders holding shares in the aggregate entitled to cast not less than ten percent of the votes at the meeting.

         VERTEX NEVADA. Section 78.310 of the NRS provides that meetings may be held in the manner provided by the by-laws of the corporation. Vertex Nevada's by-laws provide that special meetings of the shareholders may be called by the board of directors, the chairman of the board, the president of the company, or by one or more shareholders holding at least 30% of the votes entitled to be cast at such special meeting.

         SHAREHOLDER ACTION BY WRITTEN CONSENT

         WORLD WASTE. Section 603 of California Law permits, unless otherwise provided in the articles of incorporation, any action required to be taken or which may be taken at an annual or special meeting to be taken without a meeting and without prior notice if a written consent is signed by the holders of outstanding stock having at least the minimum number of votes required to authorize the action. If consent is sought from less than all shareholders entitled to vote, the corporation must give notice. World Waste's bylaws provide that any action required to be taken or which may be taken at an annual or special meeting to be taken without a meeting and without prior notice if a written consent is signed by the holders of outstanding stock having at least the minimum number of votes required to authorize the action.

         VERTEX NEVADA. In contrast, Section 78.320 of the NRS allows, unless otherwise provided in a corporation's articles of incorporation or by-laws, any action required or permitted to be taken at a meeting of shareholders to be taken without a meeting if a written consent is signed by shareholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for the action at a meeting, then that proportion of written consents is required. Vertex Nevada's by-laws permit any action required to be taken or which may be taken at a shareholder meeting to be taken without a meeting if a written consent is signed by the holders of outstanding stock having at least the minimum number of votes required to authorize the action.

         TAKEOVERS: STATUTORY PROTECTION

         WORLD WASTE. Section 1101 of California Law generally requires that, with certain exceptions including a merger of a corporation with its subsidiaries of which the corporation owns at least 90% of the outstanding shares of each class, the holders of non-redeemable common stock or non-redeemable equity securities receive non-redeemable common stock in a merger of the corporation where one of the merging corporations or its parent owns more than 50% of the voting power of the other merging corporation, unless all of the holders of the class consent to the merger. Section 1203 of California Law also provides that, except in some circumstances, when a tender offer or a proposal for a reorganization or a sale of assets that would require shareholder approval is made by an interested party, an affirmative opinion in writing as to the fairness of the consideration to be paid to the shareholders must be delivered to shareholders, unless the target corporation does not have shares held of record by at least 100 persons or unless the transaction has been qualified under California state securities laws. In addition, if a tender of shares or vote is sought concerning an interested party's proposal and a later proposal that would require shareholder approval is made by another party at least 10 days prior to the date of acceptance of the interested party proposal, then shareholders must be informed of the later offer and be given a reasonable opportunity to withdraw any vote, consent, or proxy, or to withdraw any tendered shares. Section 1203 of California Law defines an interested party, generally, as a person who:

         o        controls more than 50% of the votes of the target corporation;

         o is an officer or director of the corporation or is controlled by an officer or director of the corporation; or

         o is an entity in which a material financial interest is held by a director or executive officer of the corporation.

         VERTEX NEVADA. Section 78.378 of the NRS provides that the directors of a corporation may adopt or execute plans, arrangements or instruments that deny rights, privileges, power or authority to a holder of a specified number of shares or percentage of share ownership or voting power to protect the interests of the corporation and its shareholders. Section 78.3792 of the NRS provides that, under certain circumstances and if provided for in the articles of incorporation or the by-laws in effect on the tenth day following the acquisition of at least 20% of the voting power, the corporation may call for redemption of all the shares that were acquired during the ninety day period immediately before the date when the acquiring person became an owner of 20% of the shares. A corporation's call for redemption must be made within 30 days after the occurrence of certain specified events, and the shares must be redeemed within 60 days after the call.

         Further, Section 78.438 of the NRS prohibits, with certain exceptions, a corporation from engaging in any combination with any interested shareholder for three years after the date the interested shareholder acquired the shares unless the combination or the purchase of shares is approved by the board of directors before the date when the interested shareholder acquired the shares. Sections 78.439 through 78.444 of the NRS contain provisions restricting the ability of a corporation to enter into business combinations with an interested shareholder after the expiration of three years after the date the interested shareholder acquired the shares. Section 78.423 of the NRS defines an interested shareholder, generally, as a person who owns 10% or more of the outstanding shares of the corporation's voting stock.

         LIMITATIONS ON DIRECTORS' LIABILITY

         WORLD WASTE. Section 309 of California Law provides that a director is not liable to a corporation or its shareholders if the director acted in good faith, in a manner that the director believed to be in the best interests of the corporation and its shareholders, and with a proper duty of care in carrying out his or her duties as a director. In the carrying out of any duty or power, the director is entitled to rely on information, opinions, reports or statements prepared or presented by officers or employees of the corporation, professional or expert advisors or a board committee on which the director does not serve.

         Sections 204 and 309 of California Law provide that a corporation's articles of incorporation may eliminate or limit the liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of a director's duties to the corporation and its shareholders. The articles may not eliminate director liability for:

         o intentional misconduct or knowing and culpable violation of law;

         o acts or omissions that a director believes are contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director;

         o        the receipt of an improper personal benefit;

         o acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders where the director in the ordinary course of performing a director's duties is or should be aware of a risk of serious injury to the corporation or its shareholders;

         o acts or omissions that constitute an unexcused pattern of inattention that amounts to an abandonment of the director's duty to the corporation and its shareholders;

         o transactions between the corporation and a director in which a director has a material financial interest; and

         o        some types of improper distributions.

         Section 204 of California Law provides that a director's liability cannot be eliminated or limited by any provision in the articles of incorporation for any act or omission occurring prior to the date when the provision became effective, or eliminate or limit the liability of an officer for any act or omission as an officer, even if that officer is also a director, and even if his or her actions, if negligent or improper, have been ratified by the board of directors. World Waste's articles of incorporation eliminate the liability of directors for monetary damages to the fullest extent permissible under law.

         VERTEX NEVADA. Section 78.037 of the NRS allows a corporation, through its articles of incorporation, to limit or eliminate the personal liability of directors and officers to the corporation and its shareholders for damages for breach of fiduciary duty. However, this provision excludes any limitation on liability for:

         o acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

         o the payment of distributions in violation of Section 78.300 of the NRS.

         In addition, Section 78.138 of the NRS allows directors and officers of a corporation to consider a variety of non-shareholder interests in carrying out their duties to the corporation. Vertex Nevada's articles of incorporation and bylaws provide that directors and officers are not personally liable to the corporation or its shareholders for damages for breach of fiduciary duty. This provision, however, does not eliminate or limit the liability of a director for acts or omissions not in good faith or which involve intentional misconduct, fraud, or a knowing violation of law, the payment of dividends in violation of NRS 78.300 or for any receipt of an improper personal benefit.

         INDEMNIFICATION

         WORLD WASTE. Section 317 of California Law allows a corporation to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to obtain a judgment in its favor) because the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding. A corporation must indemnify an agent against expenses actually and reasonably incurred to the extent the agent was successful on the merits in defending the proceeding. A corporation may also indemnify the person against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action by or in the right of the corporation to obtain a judgment in its favor. This indemnification is allowed only if the person acted in good faith and in a manner the person believed to be in the best interests of the corporation and its shareholders. A corporation may advance expenses incurred in defending any proceeding prior to the final disposition of the proceeding if the corporation receives an undertaking by or on behalf of the agent to repay that amount if it is ultimately determined that the agent is not entitled to be indemnified.

         Under California Law, however, a corporation may not provide indemnification for:

         o any claim, issue or matter for which the person has been found liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless the court determines that the person is fairly and reasonably entitled to indemnification; or

         o any amounts paid in settling or expense incurred in defending a pending action that was concluded without court approval.

         Under California Law and World Waste's bylaws, World Waste may obtain and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation for any liability asserted against him or her, whether or not the corporation has the power to indemnify him or her against liability under California Law. World Waste's articles of incorporation permit the corporation through its bylaws, agreements with agents, vote of shareholders or disinterested directors, or otherwise to provide for indemnification in excess of the indemnification provided by law. They also provide that the indemnification provisions in the bylaws are not exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise. In addition, indemnification is not allowed under World Waste's bylaws if it would be inconsistent with:

         o        a resolution of the shareholders;

         o        the company's articles of incorporation or bylaws;

         o        an agreement in effect at the time of the cause of action; or

         o any condition expressly imposed by a court in approving a settlement.

         VERTEX NEVADA. Section 78.7502 of the NRS permits a corporation to indemnify any agent of the corporation who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation), against expenses, judgments, fines, settlements, and other amounts incurred in connection with the proceeding.

         Section 78.7502 of the NRS provides that a corporation must indemnify directors, officers, employees and agents against expenses actually and reasonably incurred to the extent the person was successful on the merits in defending the proceeding. Section 75.751 of the NRS permits a corporation to pay expenses in advance of the final disposition of the action, suit, or proceeding if the corporation receives an undertaking by or on behalf of the director, officer, employee or agent to repay the amount if it is ultimately determined that such individual is not entitled to be indemnified. In addition, Section
78.7502 of the NRS permits indemnification against expenses actually and reasonably incurred in connection with the defense or settlement of the action by or in the right of the corporation to obtain a judgment in its favor. A corporation may not provide indemnification for any:

         o claim, issue or matter for which the person has been found liable to the corporation; or

         o amounts paid in settlement to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnity for the expenses.

         Section 78.751 of the NRS provides that indemnification, unless ordered by a court, may not be made to or on behalf of any director, officer, employee or agent if a court establishes that the person's acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the proceeding. In the case of a criminal proceeding, the person must have had no reasonable cause to believe his or her conduct was unlawful. Section
78.752 of the NRS permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation for any liability and expenses whether or not the corporation has the authority to indemnify the person for the liability and expenses. Vertex Nevada's by-laws permit the foregoing indemnification. This indemnification is allowed only if the person acted in good faith and in a manner the person believed to be in the best interests of the corporation. The decision of whether indemnification will be provided must be made by the shareholders, by the board by a majority vote of a quorum consisting of directors who are not parties to the proceeding (or a committee thereof), or by independent legal counsel in a written opinion if ordered by a majority vote of a quorum of disinterested directors or if a quorum of disinterested directors cannot be obtained.

         OTHER MATTERS

         Holders of World Waste and Vertex Nevada common stock are each entitled to equal dividends and distributions per share with respect to the common stock when, as and if declared by their respective board of directors from funds legally available therefore. No holder of any shares of World Waste or Vertex Nevada common stock has a preemptive right to subscribe for any of their respective securities, nor are any of the respective common shares subject to redemption or convertible into other securities. Upon liquidation, dissolution or winding-up of either corporation, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro rata on a share-for-share basis among their respective common stockholders.

PREFERRED STOCK

         WORLD WASTE. The total number of authorized shares of World Waste's 8% Series A Cumulative Redeemable Convertible Participating Preferred Stock is 9.1 million (the "WORLD WASTE SERIES A PREFERRED"). The total number of authorized shares of World Waste's 8% Series B Cumulative Redeemable Convertible Participating Preferred Stock is 500,000 (the "WORLD WASTE SERIES B PREFERRED").

         VERTEX NEVADA. The total number of authorized shares of Vertex Nevada's Series A Convertible Preferred Stock is 5,000,000 (the "VERTEX NEVADA SERIES A PREFERRED"). The total number of authorized shares of Vertex Nevada's Series B Preferred Stock is 100 (the "VERTEX NEVADA SERIES B PREFERRED").

         DIVIDENDS

         WORLD WASTE. Holders of the World Waste Series A Preferred are currently entitled to receive cumulative dividends, payable quarterly in additional shares of World Waste Series A Preferred, at the rate of 8% per annum. Holders of the World Waste Series B Preferred are entitled to receive cumulative dividends, payable quarterly in additional shares of World Waste Series B Preferred, at the rate of 8% per annum. Shares of both the World Waste Series A Preferred and World Waste Series B Preferred are entitled to fully participate in any dividends paid to the holders of World Waste common stock on a common stock equivalent basis.

         VERTEX NEVADA. Holders of shares of Vertex Nevada Series A Preferred are entitled to receive dividends, when, as, and if declared by Vertex Nevada's board of directors. Further, no dividends or similar distributions are permitted to be made with respect to any shares of capital stock or securities junior to the Vertex Nevada Series A Preferred until dividends in the same amount per share on the Vertex Nevada Series A Preferred have been declared and paid.

         Holders of Vertex Nevada Series B Preferred are not entitled to receive dividends.

         LIQUIDATION RIGHTS

         WORLD WASTE. Upon the sale, liquidation, dissolution or winding-up of World Waste, the holder of each share of World Waste Series A Preferred and World Waste Series B Preferred is entitled to receive $2.50 per share and $100 per share, respectively (in each case plus accrued but unpaid dividends), prior to any liquidation payment on World Waste's common stock or any other class of preferred stock junior to the World Waste Series A or Series B Preferred. In addition to the foregoing liquidation preference, holders of World Waste Series A and Series B Preferred are entitled to participate fully with the holders of World Waste common stock on a common stock equivalent basis with respect to the distribution of any remaining assets.

         VERTEX NEVADA. Upon the sale, liquidation, winding-up, or dissolution of Vertex Nevada, the holder of each share of Vertex Nevada Series A Preferred is entitled to receive $1.49 per share prior to any liquidation payment due on shares of Vertex Nevada common stock or any other class of securities junior to the Vertex Nevada Series A Preferred. Shares of Vertex Nevada Series A Preferred are not entitled to participate with the holders of Vertex Nevada common stock with respect to the distribution of any remaining assets of Vertex Nevada.

         Holders of shares of Vertex Nevada Series B Preferred do not have preferences or rights upon a liquidation, winding-up, dissolution or sale of Vertex Nevada.

         VOTING RIGHTS; BOARD OF DIRECTORS

         WORLD WASTE. Holders of shares of World Waste Series A Preferred are entitled to that number of votes equal to the number of whole shares of World Waste common stock into which their shares of World Waste Series A Preferred are convertible. In addition, so long as at least 50% of the shares of the World Waste Series A Preferred remain outstanding (but prior to the Operational Date, as defined below), World Waste is prohibited from taking certain actions without the approval of the holders of a majority of the outstanding shares of World Waste Series A Preferred, including, among other things, a sale of all or substantially all of its assets, the making of certain restricted payments, the incurrence of indebtedness (subject to certain exceptions), or a change in its principal business.

         Holders of shares of World Waste Series B Preferred are entitled to that number of votes equal to the number of whole shares of World Waste common stock into which their shares are convertible. Except as provided by law, or as described below with respect to the election of directors, holders of World Waste common stock, World Waste Series A Preferred and World Waste Series B Preferred otherwise vote together as a single class.

         Holders of World Waste Series A Preferred currently have the right to elect a majority of the members of World Waste's board of directors. This right will terminate, however, on the earlier to occur of the Operational Date or the date on which less than 50% of the shares of World Waste Series A Preferred remain outstanding.

         VERTEX NEVADA. The holder of each share of Vertex Nevada Series A Preferred is entitled to that number of votes equal to the number of whole shares of Vertex Nevada common stock into which its shares are convertible. Except as otherwise noted, holders of Vertex Nevada common stock and Vertex Nevada Series A Preferred vote together as a single class.

         In addition, so long as at least 50% of the shares of the Vertex Nevada Series A Preferred originally issued remain outstanding, holders of Vertex Nevada Series A Preferred are entitled to elect one of Vertex Nevada's five-person board of directors. Any director elected by the holders of shares of Vertex Nevada Series A Preferred may be removed during such director's term of office, either with or without cause, only by an affirmative vote of at least 66-2/3% of the then outstanding shares of Vertex Nevada Series A Preferred.

         So long as shares of Vertex Nevada Series B Preferred remain outstanding, holders of Vertex Nevada Series B Preferred, voting as a separate class, are entitled to elect four of Vertex Nevada's five-person board of directors. Any director elected by the holders of shares of Vertex Nevada Series B Preferred may be removed during such director's term of office, either with or without cause, only by an affirmative vote of at least 66-2/3% of the then outstanding shares of Vertex Nevada Series B Preferred. Similarly, so long as any shares of Vertex Nevada Series B Preferred are outstanding, Vertex Nevada may not amend its bylaws, articles of incorporation or amend the Statement of Designations in respect of the Vertex Nevada Series B Preferred Stock, without the affirmative vote of at least 66-2/3% of the then outstanding shares of Vertex Nevada Series B Preferred.

         REDEMPTION

         WORLD WASTE. Holders of a majority of shares of World Waste Series A Preferred have the option to require World Waste to redeem all such outstanding shares on the five-year anniversary of issuance (the "REDEMPTION DATE") at a price of $2.50 per share (plus accrued and unpaid dividends). If the holders do not exercise this redemption right, all shares of World Waste Series A Preferred will automatically convert into shares of World Waste common stock on the redemption date.

         Holders of a majority of shares of World Waste Series B Preferred have the option to require World Waste to redeem all such outstanding shares, on the redemption date at a redemption price equal to $100.00 per share, (plus accrued and unpaid dividends). If the holders do not exercise this redemption right, all shares of World Waste Series B Preferred will automatically convert into shares of World Waste common stock on the redemption date.

         VERTEX NEVADA. Holders of shares of Vertex Nevada Series A Preferred do not have the right to require Vertex Nevada to redeem such shares. Vertex Nevada is obligated to redeem all outstanding shares of Vertex Nevada Series B Preferred at a redemption price of $0.001 per share upon the first to occur of the following:

         o The termination or expiration of the employment agreement between Vertex Nevada and Benjamin P. Cowart, or if Mr. Cowart is no longer employed by Vertex Nevada;

         o Shares of Vertex Nevada common stock have been approved for listing on a national securities exchange;

         o Shares of Vertex Nevada Series B Preferred are owned by anyone other than Mr. Cowart; and

         o        the five year anniversary of the closing of the merger.

         MANDATORY CONVERSION

         WORLD WASTE. Each share of World Waste Series A Preferred will automatically convert into shares of World Waste common stock if:

         o World Waste consummates an underwritten public offering of its securities at a price per share not less than $5.00 and for a total gross offering amount of at least $10 million;

         o a sale of World Waste occurs resulting in proceeds to the holders of World Waste Series A Preferred of a per share amount of at least $5.00;

         o the closing market price of World Waste common stock averages at least $7.50 per share over a period of 20 consecutive trading days and the daily trading volume averages at least 75,000 shares over such period;

         o a majority of the then-outstanding shares of World Waste Series A Preferred approve such conversion; or

         o the holders of a majority of shares of World Waste Series A Preferred do not require that World Waste redeem such shares on the redemption date.

         Each share of World Waste Series B Preferred will automatically convert into shares of World Waste common stock if:

         o World Waste consummates an underwritten public offering of its securities at a price per share not less than $5.00 and for a total gross offering amount of at least $10 million;

         o a sale of World Waste occurs resulting in proceeds to the holders of World Waste Series B Preferred of a per share amount of at least $200.00;

         o the closing market price of World Waste common stock averages at least $7.50 per share over a period of 20 consecutive trading days and the daily trading volume averages at least 75,000 shares over such period;

         o a majority of the then-outstanding shares of World Waste Series B Preferred approve such conversion; or

         o the holders of a majority of shares of World Waste Series B Preferred do not require that World Waste redeem such shares on the redemption date.

         VERTEX NEVADA. Each share of Vertex Nevada Series A Preferred will automatically convert into shares of Vertex Nevada common stock if:

         o A majority of the then-outstanding shares of Vertex Nevada Series A Preferred approve such conversion;

         o The closing market price of Vertex Nevada common stock averages at least $15.00 per share over a period of 20 consecutive trading days and the daily trading volume averages at least 7,500 shares over such period;

         o Vertex Nevada consummates an underwritten public offering of its securities at a price per share not less than $10.00 and for a total gross offering amount of at least $10 million; or

         o A sale of Vertex Nevada occurs resulting in proceeds to the holders of Vertex Nevada Series A Preferred of a per share amount of at least $10.00.

         Shares of Vertex Nevada Series B Preferred do not have conversion rights.

         OPTIONAL CONVERSION

         WORLD WASTE. Holders of World Waste Series A and B Preferred have the right to convert their shares into shares of World Waste common stock at any time, provided, however, that a holder may convert only up to that number of shares such that, upon conversion, the aggregate beneficial ownership of World Waste common stock of such holder does not exceed 4.99% of World Waste common stock then outstanding.

         VERTEX NEVADA. Commencing on the one-year anniversary of the issuance of Vertex Nevada Series A Preferred, and at any time thereafter, each holder of Vertex Nevada Series A Preferred may convert such shares into shares of Vertex Nevada common stock, subject to the foregoing:

         o At any time following the one-year anniversary of the issuance of Vertex Nevada Series A Preferred, convert only up to that number of shares such that, upon conversion, the aggregate beneficial ownership of Vertex Nevada common stock by such holder does not exceed 4.99% of Vertex Nevada's common stock then outstanding; and

         o Prior to the three-year anniversary of the issuance of Vertex Nevada Series A Preferred, no holder may, in any given three-month period, convert more than that number of shares of Vertex Nevada Series A Preferred that equals 5% of the total number of shares of Vertex Nevada Series A Preferred then beneficially owned by such holder.

         CONVERSION RATE

         WORLD WASTE. Each share of World Waste Series A Preferred currently converts into approximately 1.18 shares of World Waste common stock. Each share of World Waste Series B Preferred currently converts into 40 shares of World Waste common stock.

         VERTEX NEVADA. Each share of Vertex Nevada Series A Preferred converts into one share of Vertex Nevada common stock.

                       SUBMISSION OF SHAREHOLDER PROPOSALS

         The 2009 annual meeting of shareholders of World Waste will be held only if the merger is not completed. If the 2009 annual meeting is held, shareholders interested in submitting a proposal for inclusion in World Waste's proxy statement for the 2009 annual meeting of shareholders may do so by following the procedures prescribed in SEC Rule 14a-8. In accordance with the SEC's rules, World Waste must receive proposals of shareholders intended to be presented at the 2009 meeting of shareholders at its principal executive offices not later than July 1, 2009 for inclusion in its proxy statement and form of proxy relating to the annual meeting, and the proposals must otherwise comply with the requirements of Rule 14a-8. Notice of shareholder proposals submitted outside of SEC Rule 14a-8 will be considered untimely if received by World Waste after July 1, 2009.

         All notices of proposals by shareholders, whether or not to be included in World Waste's proxy materials, should be sent to World Waste Technologies, Inc., 20400 Stevens Creek Road, 7th Floor, Cupertino, California 95014,
Attention: Chief Executive Officer.

                                  OTHER MATTERS

OTHER BUSINESS AT THE SPECIAL MEETING

         Management of World Waste is not aware of any matters to be presented for action at the special meeting other than those set forth in this proxy statement. However, should any other business properly come before the special meeting, or any adjournment of the meeting, the enclosed proxy confers upon the persons entitled to vote the shares represented by such proxy discretionary authority to vote the same in respect of any such other business in accordance with their best judgment in the interest of World Waste.

MULTIPLE SHAREHOLDERS WITH ONE ADDRESS

         To minimize our expenses, one proxy statement will be delivered to two or more shareholders who share an address unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly upon written or oral request a separate copy of the proxy statement to a shareholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate documents be sent to shareholders who share an address, should be directed by writing to World Waste Technologies, Inc., 20400 Stevens Creek Road, 7th Floor, Cupertino, California 95014, Attention: Chief Executive Officer, or by calling John Pimentel, our Chief Executive Officer, at (408) 517-3306. In addition, shareholders who share a single address but receive multiple copies of the proxy statement may request that in the future they receive a single copy by contacting us at the address and phone number set forth in the prior sentence.

                       WHERE YOU CAN FIND MORE INFORMATION

         World Waste files annual, quarterly, and current reports, proxy statements, and other information with the SEC. You may read and copy any reports, proxy statements, or other information that we file with the SEC at the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available at the Internet website maintained by the SEC at http://www.sec.gov.

         Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of our SEC filings, without charge, by writing to World Waste Technologies, Inc., 20400 Stevens Creek Road, 7th Floor, Cupertino, California 95014, Attention: Chief Executive Officer, or by calling John Pimentel, our Chief Executive Officer, at (408) 517-3306. If you would like to request documents, please do so by February 20, 2009, in order to receive them before the special meeting.

         WE HAVE NOT AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION, OR TO MAKE ANY REPRESENTATION, REGARDING THE MERGER AGREEMENT, THE SPECIAL MEETING, OR RELATED MATTERS, THAT IS DIFFERENT FROM THAT CONTAINED IN THIS PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON BY YOU AS HAVING BEEN AUTHORIZED BY US. THE INFORMATION IN THIS PROXY STATEMENT SPEAKS ONLY AS OF THE DATE OF THIS PROXY STATEMENT UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

         THIS PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES. WORLD WASTE HAS SUPPLIED ALL INFORMATION IN THIS PROXY STATEMENT RELATING TO WORLD WASTE. VERTEX LP AND VERTEX NEVADA HAVE SUPPLIED ALL INFORMATION IN THIS PROXY STATEMENT RELATING TO THOSE TWO ENTITIES.

                          INDEX TO FINANCIAL STATEMENTS

Vertex Energy, L.P.
(certain assets, liabilities and operations related to its black oil division and certain assets, liabilities and operations of the refining and marketing division)

Report of Independent Registered Public Accounting Firm..................................................       F-3
Balance Sheets - December 31, 2007 and December 31, 2006.................................................       F-4
Statements of Operations and Partners' Capital for the years ended December 31, 2007, 2006 and 2005......       F-5
Statements of Cash Flows for the years ended December 31, 2007, 2006 and 2005............................       F-6
Notes to Financial Statements as of December 31, 2007 and 2006 and for the years ended December 31, 2007,
     2006 and 2005.......................................................................................       F-7-F-20
Balance Sheets - September 30, 2008 (unaudited) and December 31, 2007....................................       F-21
Statements of Operations and Partners' Capital for the three and nine months ended September 30, 2008 and
     2007 (unaudited)....................................................................................       F-22
Statements of Cash Flows for the nine months ended September 30, 2008 and 2007 (unaudited)...............       F-23
Notes to Interim Financial Statements for the nine months ended September 30, 2008 and September 30, 2007
     (unaudited).........................................................................................       F-24-F-37
VERTEX ENERGY, INC.
Report of Independent Registered Public Accounting Firm..................................................       F-38
Balance Sheet - June 30, 2008............................................................................       F-39
Statement of Operations for the period from inception (May 14, 2008) through June 30, 2008 ..............       F-40
Statement of Stockholder's Equity for the period from inception (May 14, 2008) through June 30, 2008.....       F-41
Statement of Cash Flows for the period from inception (May 14, 2008) through June 30, 2008...............       F-42
Notes to Interim Financial Statements as of June 30, 2008 and for the period from inception (May 14, 2008)
     through June 30, 2008...............................................................................       F-43-F-46
Balance Sheets - September 30, 2008 (unaudited) and June 30, 2008........................................       F-47
Statements of Operations for the three months ended September 30, 2008 and for the period from inception
     (May 14, 2008) through September 30, 2008 (unaudited) ..............................................       F-48
Statement of Cash Flows for the period from inception (May 14, 2008) through September 30, 2008 (unaudited)     F-49
Notes to Unaudited Interim Financial Statements as of September 30, 2008 and for the period from inception
     (May 14, 2008) through September 30, 2008...........................................................       F-50-F-53


                                      F-1



WORLD WASTE TECHNOLOGIES, INC.
Report of Independent Registered Public Accounting Firm..................................................       F-54
Consolidated Balance Sheets - December 31, 2007 and December 31, 2006....................................       F-55
Consolidated Statements of Income (Loss) for the years ended December 31, 2007, 2006 and 2005 and for the
     period from inception (June 18, 2002) to December 31, 2007 (unaudited)..............................       F-56
Consolidated Statements of Stockholders' Equity (Deficit) and Other Comprehensive Loss for the period from
     inception (June 18, 2002) to December 31, 2007......................................................       F-57-F-58
Consolidated Statements of Cash Flows for the years ended December 31, 2007, 2006 and 2005 and for the
     period from inception (June 18, 2002) to December 31, 2007..........................................       F-59-F-60
Notes to Audited Consolidated Financial Statements as of December 31, 2007 and 2006 and for the years
     ended December 31, 2007, 2006 and 2005..............................................................       F-61-F-80
Condensed Consolidated Balance Sheets - September 30, 2008 (unaudited) and December 31, 2007.............       F-81
Condensed Consolidated Statements of Operations and Comprehensive Income for the three months ended
     September 30, 2008 and September 30, 2007 (unaudited)...............................................       F-82
Condensed Consolidated Statements of Operation and Comprehensive Income for the nine months ended
     September 30, 2008 and September 30, 2007 (unaudited) and the period from inception (September 18,
     2002) to September 30, 2008 (unaudited).............................................................       F-83
Condensed Consolidated Statements of Stockholders' Equity (Deficit) for the period from inception
     (June 18, 2002) to September 30, 2008 (unaudited)...................................................       F-84-F-85
Condensed Consolidated Statements of Cash Flow for the nine months ended September 30, 2008 and 2007
     (unaudited) and the period from inception (September 18, 2002) to September 30, 2008 (unaudited)....       F-86-F-87
Notes to Unaudited Condensed Consolidated Interim Financial Statements for the nine months ended
     September 30, 2008 and 2007.........................................................................       F-88-F-94
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
Introduction to Unaudited Pro Forma Combined Financial Information.......................................       F-95-F-96
Unaudited Pro Forma Combined Balance Sheet at September 30, 2008.........................................       F-97
Unaudited Pro Forma Combined Statement of Operations for the nine months ended September 30, 2008........       F-98
Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 2007................       F-99
Notes to Unaudited Pro Forma Combined Financial Statements...............................................       F-100-F-110

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Partners of
Vertex Energy, L.P.
Houston, Texas


         We have audited the accompanying balance sheets of Vertex Energy, L.P. (certain assets, liabilities and operations related to its black oil division and certain assets, liabilities and operations of the refining and marketing division) as of December 31, 2007 and 2006, and the related statements of operations and partners' capital, and cash flows for each of the years in the three-year period ended December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vertex Energy, L.P. (certain assets, liabilities and operations related to a its black oil division and certain assets, liabilities and operations of the refining and marketing division) as of December 31, 2007 and 2006, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.





/S/ LBB & Associates Ltd., LLP

Houston, Texas
July 28, 2008 (except for Notes 1 and 5, which are as of November 4, 2008)

                               VERTEX ENERGY, L.P.
  (certain assets, liabilities and operations related to its black oil division and certain assets, liabilities and operations of the refining division)
                                 BALANCE SHEETS
                           DECEMBER 31, 2007 AND 2006

                                                        2007            2006
                                                    -----------     -----------


ASSETS

Current assets
Cash and cash equivalents                           $    52,650     $   102,063
Accounts receivable, net                              1,641,267       2,051,116
Accounts receivable - related parties                   768,993         409,925
Inventory                                             2,181,376         893,644
Prepaid expenses                                        645,775         149,290
                                                    -----------     -----------
Total current assets                                  5,290,061       3,606,038
                                                    -----------     -----------

Total assets                                        $ 5,290,061     $ 3,606,038
                                                    ===========     ===========



LIABILITIES AND PARTNERS' CAPITAL

Current liabilities
Accounts payable                                    $ 2,920,045     $ 2,001,864
Accounts payable - related parties                    1,089,902         424,404
Other current liabilities                                    --         161,934
                                                    -----------     -----------
Total current liabilities                             4,009,947       2,588,202

Line of credit                                               --       1,145,422
                                                    -----------     -----------
Total liabilities                                     4,009,947       3,733,624
                                                    -----------     -----------

Commitments

Partners' capital                                     1,280,114        (127,586)
                                                    -----------     -----------

Total liabilities and partners' capital             $ 5,290,061     $ 3,606,038
                                                    ===========     ===========


               See accompanying notes to the financial statements.


                               VERTEX ENERGY, L.P.
  (certain assets, liabilities and operations related to its black oil division and certain assets, liabilities and operations of the refining division)
                 STATEMENTS OF OPERATIONS AND PARTNERS' CAPITAL
                  YEARS ENDED DECEMBER 31, 2007, 2006, AND 2005


                                                    2007            2006           2005
                                                ------------    ------------    ------------


Revenues                                        $ 39,842,940    $ 33,595,396    $ 20,122,621
Revenues - related parties                         2,181,559       2,917,222       6,769,099
                                                ------------    ------------    ------------
  Total revenues                                  42,024,499      36,512,618      26,891,720

Cost of revenues                                  38,824,591      35,102,408      25,610,392
                                                ------------    ------------    ------------

Gross profit                                       3,199,908       1,410,210       1,281,328

Selling, general, and administrative expenses        968,563         842,889       1,166,234
                                                ------------    ------------    ------------

Income from operations                             2,231,345         567,321         115,094
                                                ------------    ------------    ------------

Other income (expense)
Interest income (expense)                                 --         (68,767)        (56,381)
                                                ------------    ------------    ------------
Net other income (expense)                                --         (68,767)        (56,381)
                                                ------------    ------------    ------------

Net income                                         2,231,345         498,554          58,713
Beginning partners' capital                         (127,586)       (121,940)        121,861
Current year distributions                          (823,645)       (504,200)       (302,514)
                                                ------------    ------------    ------------
Ending partners' capital                        $  1,280,114    $   (127,586)   $   (121,940)
                                                ============    ============    ============


               See accompanying notes to the financial statements.

                                      F-5



                               VERTEX ENERGY, L.P.
  (certain assets, liabilities and operations related to its black oil division and certain assets, liabilities and operations of the refining division)
                            STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 2007, 2006, AND 2005



                                                            2007             2006             2005
                                                         -----------      -----------      -----------

Cash flows from operating activities
 Net income                                              $ 2,231,345      $   498,554      $    58,713
 Adjustments to reconcile net income to cash
  provided by operating activities
  Changes in assets and liabilities
    Accounts receivable                                      409,849         (906,046)        (322,449)
    Accounts receivable - related parties                   (359,068)        (300,546)         (48,091)
    Inventory                                             (1,287,732)        (785,608)         117,241
    Prepaid expenses                                        (496,485)        (140,943)          34,750
    Accounts payable                                         918,181          652,530          234,093
    Accounts payable - related parties                       665,498          211,012          120,537
    Other current liabilities                               (161,934)         161,934               --
                                                         -----------      -----------      -----------
Net cash provided (used) by operating activities           1,919,654         (609,113)         194,794
                                                         -----------      -----------      -----------

Cash flows from investing activities
  Net (purchases) sales of short-term investments                 --           61,891          (61,891)
                                                         -----------      -----------      -----------
  Net cash provided (used) by investing activities                --           61,891          (61,891)
                                                         -----------      -----------      -----------

Cash flows from financing activities
  Net proceeds (payments) from line of credit             (1,145,422)       1,145,422               --
  Distributions to limited partners                         (823,645)        (504,200)        (302,514)
                                                         -----------      -----------      -----------
Net cash provided (used) by financing activities          (1,969,067)         641,222         (302,514)
                                                         -----------      -----------      -----------

Net increase (decrease) in cash and cash equivalents         (49,413)          94,000         (169,611)

Cash and cash equivalents at beginning of year               102,063            8,063          177,674
                                                         -----------      -----------      -----------

Cash and cash equivalents at end of year                 $    52,650      $   102,063      $     8,063
                                                         ===========      ===========      ===========




SUPPLEMENTAL INFORMATION
Interest paid during year                                $    65,052      $    31,291      $    56,381
                                                         ===========      ===========      ===========

              See accompanying notes to the financial statements.

                               VERTEX ENERGY, L.P.
            (CERTAIN ASSETS, LIABILITIES AND OPERATIONS RELATED TO ITS
             BLACK OIL DIVISION AND CERTAIN ASSETS, LIABILITIES AND
               OPERATIONS OF THE REFINING AND MARKETING DIVISION)
                          NOTES TO FINANCIAL STATEMENTS

1.       BASIS OF PRESENTATION AND NATURE OF OPERATIONS

         Vertex Energy, L.P. (certain assets, liabilities and operations related to its black oil division and certain assets, liabilities of the refining and marketing division) or "Vertex LP" or the "Company," provides a range of services designed to aggregate, process and recycle industrial and commercial waste streams. Vertex LP currently provides these services in 13 states, with its primary focus in the Gulf Coast region. As described in more detail in Note 8 "Subsequent Events," in May 2008, Vertex LP, Vertex Energy, Inc., Vertex Merger Sub, LLC and Benjamin P. Cowart, an individual (collectively "the Partnership"), entered into an agreement and plan of merger with World Waste Technologies, Inc. ("World Waste"). Pursuant to this agreement, the Partnership agreed to transfer (the "Transfer") a specifically defined portion of its operations (referred to as the "Vertex Nevada Business") to Vertex Energy, Inc. ("Vertex Nevada"). Vertex Nevada was formed to engage in the transactions contemplated by the merger agreement, and has not engaged in any business activities other than activities incidental to its formation and the transactions contemplated by the merger agreement.

         These financial statements have been prepared to reflect:

         (a) the carve-out of certain assets, liabilities and operations of Vertex LP's blackoil division, and

         (b) certain assets, liabilities and operations of Vertex LP's refining and marketing division.

         The financial statements have been "carved-out" from the consolidated financial statements of Vertex LP using the historical results of operations and historical bases of the assets and liabilities of Vertex LP. The financial statements of the Company give effect to accounting and allocation policies established by Vertex LP management for the purposes of these carve-out financial statements and are in accordance with the guidelines provided by Staff Accounting Bulletin No. 103, Update of Codification of Staff Accounting Bulletins ("SAB 103"), section 1B, which effectively superseded Staff Accounting Bulletin 55 ("SAB 55"), Allocation of Expenses and Related Disclosures in Financial Statements of Subsidiaries, Divisions, and Lesser Business Components of Another Entity. The carve-out financial statements have been prepared on a basis that management believes to be reasonable to reflect the financial position, results of operations and cash flows of Vertex LP's operations, including portions of Vertex LP's corporate costs and administrative shared services. The results of operations, financial position and cash flows from operations, investing and financing activities of the Vertex Nevada Business may be materially different if it is operated as a stand-alone entity.

         The Company has disclosed a list of the arrangements and relationships that it anticipates will remain in place at Vertex Nevada after the Transfer described above, all of which will be necessary for Vertex Nevada to conduct its business operations. All of these arrangements and relationships are reflected in the Company's historical financial statements. The third-party contracts that were in place in prior periods presented are agreements with Omega Refining and KMTEX. Although these agreements have expired and the Company has no firm commitment that they will be renewed, the Company is in the process of re-negotiating their terms, and believes that definitive agreements will be entered into. Any such agreements will be assigned to Vertex Nevada. To ensure that Vertex Nevada continues to have access to all other arrangements necessary for it to conduct its operations, it is anticipated that, prior to the Merger, Vertex Nevada will enter into a services agreement with various Vertex LP affiliates that currently provide services to the Company.

         Although the statement of operations line item does not disclose related party cost of revenue, Vertex Nevada did in fact generate related party cost of revenues for the periods presented. Related party cost of revenues consisted of various cost items such as terminal storage costs, transportation costs, product inventory costs, and analytical costs. None of these costs, however were related to the revenue set forth under revenues-related parties. A detailed description of related party cost of revenues is instead disclosed in
Note 5.

COMPANY OPERATIONS

         Vertex LP's operations are primarily focused on recycle/reuse options for petroleum products, crudes, used lubricants and distillate petroleum products. This focus includes the aggregation, processing and refining of these used petroleum materials into viable commodity products. Vertex LP's two principal divisions are comprised of Black Oil and Refining and Marketing.

Black Oil

         Through its Black Oil division, which has been operational since 2001, Vertex LP recycles used motor oil by purchasing it from a network of local and regional collectors with which Vertex LP has existing relationships, consolidating it for efficient delivery, and selling it to third-party re-refiners. Historically, substantially all of the feedstock that is gathered from these collectors has been transported by truck, rail, or barge to a third-party re-refinery in Marrero, Louisiana. This re-refinery purchases Vertex LP's feedstock pursuant to an arrangement with Vertex LP. The re-refinery then upgrades and sells the product for its own account.

Refining and Marketing

         Through its Refining and Marketing division, which has been operational since 2004, Vertex LP recycles hydrocarbon streams by (1) purchasing and aggregating these streams from collectors and generators, (2) managing the delivery of these streams to a third-party facility for processing into end-products and (3) managing the sale of the end-products. Vertex LP gathers hydrocarbon streams in the form of petroleum distillates, transmix and other chemical products that have become off-specification during the transportation or refining process. These feedstock streams are purchased from pipeline operators, refineries, chemical processing facilities and third-party providers, processed on Vertex LP's behalf by a third-party facility, and then resold by Vertex LP. The end products are typically three distillate petroleum streams (gasoline blendstock, fuel oil cutterstock and marine diesel oil), which are sold to major oil companies or to large petroleum trading and blending companies.

         Benjamin P. Cowart, Vertex Nevada's Chief Executive Officer and Chairman of the Board, also serves as the General Partner of, and controls several other entities through, VTX, Inc. (collectively, the "Vertex Entities"). The Vertex Entities have entered into transactions with, supplied feedstock for, and performed various business services for, the Vertex Nevada Business. Vertex Nevada will not acquire any long-term assets at the closing of the merger. It is anticipated, however, that Vertex Nevada will enter into a services agreement with the Vertex Entities in order to facilitate Vertex Nevada's ability to conduct its operations following the merger.

         As a condition to the closing of the merger, Mr. Cowart will be required to enter into an employment agreement that provides that he will not compete with Vertex Nevada for a period commencing on the closing of the merger and ending six months following the termination of his employment.

         There are no assets being transferred to Vertex Nevada because the Vertex Nevada Business currently contracts on a fee-paid basis for the use of all assets it deems to be necessary to conduct its operations, from either independent third-parties or related-parties. These assets are made available to Vertex LP at market rates, and it is expected that these contracted assets will remain available to Vertex Nevada under the same, or substantially similar, terms going forward. Management of the Vertex Nevada Business has chosen to contract for the use of assets rather than purchase or build and own them in order to provide flexibility in its capital equipment requirements in the event there is a need for more or less capacity due to rapid growth or contraction in the future. Vertex Nevada expects that it will continue to rely on contracts for access to assets going forward, to avoid the initial capital expenditures that would be required to build its own facilities. Management believes that contracting for, instead of buying or building, capital infrastructure is a prudent business decision because in addition to allowing Vertex Nevada to avoid large initial capital outlays and ongoing depreciation charges and maintenance expenditures related to such capital outlays, it also enables the Company to grow more quickly because it needs only to raise the working capital necessary to accommodate expected future growth rather than having to raise both working capital and investment capital.

         The following summarizes the third party contracts and relationships we expect will continue following the merger, as well as the risks to the Company if such contracts or relationships are terminated:

                                                                  THIRD PARTY
                             ---------------------------------------------------------------------------------------
                              OMEGA (FORMERLY CHEVRON)
                                 REFINING FACILITY          KMTEX REFINING FACILITY
                                    RELATIONSHIP                   CONTRACT              USED OIL SUPPLY CONTRACTS
                             ---------------------------  ----------------------------  ----------------------------
SERVICES PERFORMED:          Substantially all of         Vertex LP gathers             Vertex LP purchases used
                             Vertex LP's feedstock        hydrocarbon streams in the    oil (or "black oil") from
                             that is gathered from        form of petroleum             over 50 suppliers.  These
                             collectors and aggregated    distillates, transmix and     suppliers include small
                             by Vertex LP is              other chemical products       collectors who operate
                             transported by truck,        that have become              small fleets to collect
                             rail, or barge to a          off-specification during      used oil from garages and
                             third-party owned            the transportation or         lube shops and larger
                             re-refinery in               refining process. These       collectors and aggregators
                             Louisiana.                   feedstock streams are         who collect larger volumes
                                                          purchased from pipeline       and consider Vertex LP to
                                                          operators, refineries,        be one of their potential
                                                          chemical processing           off-take partners for a
                                                          facilities and third-party    portion of their collected
                                                          providers, processed on       volumes.  Much of this
                                                          Vertex LP's behalf by a       business is done at prices
                                                          third-party facility          indexed to the spot market
                                                          pursuant to a toll-based      for #6 oil.
                                                          contractual arrangement
                                                          currently scheduled to
                                                          expire in November 2008
                                                          (unless renewed by the
                                                          parties), and then resold
                                                          by Vertex LP.

OWNERSHIP:                   The re-refining facility     The refinery facility is      Vertex Recovery is one of
                             is owned by an               owned by an independent       the suppliers of used oil
                             independent third-party.     third-party.                  to Vertex LP.  Vertex Recovery
                                                                                        is 92.5% owned by Vertex LP,
                                                                                        whose general partner is VTX
                                                                                        (which is controlled by Benjamin
                                                                                        Cowart). Approximately 15% of
                                                                                        Vertex LP's incoming oil is supplied
                                                                                        by Vertex Recovery, and the remaining
                                                                                        85% is gathered through various used
                                                                                        oil supply contracts with third-party
                                                                                        vendors and spot market purchases.

EXISTING TERMS:              This re-refinery, which      The contract is in place      Used oil supply contracts
                             until recently was owned     through November 2008 and     with third party vendors
                             by Chevron-Texaco,           management is in the          tend to have one-year term
                             purchases Vertex LP's        process of negotiating an     based on an index to #6
                             feedstock pursuant to a      extension of the contract     oil prices.
                             contract with Vertex LP.     through 2009 under similar
                             The re-refinery then         terms.  Vertex LP leases
                             upgrades and sells the       or rents tank space at the
                             product for its own          KMTEX for raw materials
                             account.  A contract with    and finished goods
                             Chevron-Texaco (which was    storage.  The contract
                             recently assigned by         also includes a tolling
                             Chevron-Texaco to Omega      arrangement on the per
                             Refining LLC ("Omega") in    pound or per gallon
                             connection with the sale     throughput wherein Vertex
                             of the re-refinery by        LP buys time on one of the
                             Chevron-Texaco to Omega),    KMTEX refining towers for
                             sets forth payment and       processing the Vertex
                             other terms such as          LP-owned materials.  The
                             volume and oil               contract includes certain
                             specifications and           minimum volumes.  Either
                             minimum purchase             party may cancel the
                             requirements, and            contract with 90 days
                             includes a minimum fee       written notice.
                             per gallon plus a
                             performance margin.

Failure to maintain any of these relationships or to identify suitable replacements in a timely manner could have a negative impact on Vertex Nevada's operations.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents

         For purposes of the statements of cash flows, the Company considers all short-term investments purchased with original maturities of three months or less to be cash equivalents.

Accounts receivable

         Accounts receivable represents amounts due from customers. Accounts receivable are recorded at invoiced amounts, net of reserves and allowances, and do not bear interest. The Company uses its best estimate to determine the required allowance for doubtful accounts based on a variety of factors, including the length of time receivables are past due, economic trends and conditions affecting its customer base, significant one-time events and historical write-off experience. Specific provisions are recorded for individual receivables when the Company becomes aware of a customer's inability to meet its financial obligations. The Company reviews the adequacy of the reserves and allowances quarterly.

         Receivable balances greater than 30 days past due are individually reviewed for collectibility, and if deemed uncollectible, are charged off against the allowance accounts after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any significant off balance sheet credit exposure related to its customers. The allowance was $0 at December 31, 2007 and 2006.

Inventory

         Inventories of products consist of feedstocks and refined petroleum products and are reported at the lower of cost or market.

         Income taxes

         The historical operations of the Company were conducted under a partnership structure and the associated income or loss passed directly through to the partners. Pro forma income taxes of the Company for the years ended December 31, 2007, 2006, and 2005 would have been approximately $750,000, $170,000, and $20,000 if not passed through to the partners and if the separate return method had been used.

Comprehensive income

         Statement of Financial Accounting Standards No. 130, "Accounting for Comprehensive Income," requires that enterprises report comprehensive income. For the years ended December 31, 2007 and 2006, there were no differences between net income and comprehensive income.

Revenue recognition

         Revenue for each of the Company's divisions is recognized when persuasive evidence of an arrangement exists, goods are delivered, sales price is determinable, and collection is reasonably assured.

Leases

         The Company recognizes lease expense on a straight-line basis over the minimum lease terms which expire at various dates through 2011. These leases are for office and storage tank facilities and are classified as operating leases. For leases that contain predetermined, fixed escalations of the minimum rentals, the Company recognizes the rent expense on a straight-line basis and records the difference between the rent expense and the rental amount payable in liabilities.

         Leasehold improvements made at the inception of the lease are amortized over the shorter of the asset life or the initial lease term as described above. Leasehold improvements made during the lease term are also amortized over the shorter of the asset life or the remaining lease term.

Fair value of financial instruments

         The Company's financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable, and debt. The carrying amount of cash and cash equivalents, accounts receivable, and accounts payable approximate their fair value due to the short-term nature of such instruments. The carrying value of debt approximates fair value, since the interest rates are market based and are adjusted periodically.

Use of estimates

         These financial statements were prepared in accordance with accounting principles generally accepted in the United States. Certain amounts included in or affecting the financial statements and related disclosures must be estimated by management, requiring certain assumptions with respect to values or conditions which cannot be known with certainty at the time the financial statements are prepared. These estimates and assumptions affect the amounts reported for assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. Any effects on the business, financial position or results of operations from revisions to these estimates are recorded in the period in which the facts that give rise to the revision become known.

Short-term Investments

         The Company's products are bought and sold at discounts to spot prices of heating oil and unleaded gas. Therefore, we use derivative contracts based on such commodities to manage our risk to price fluctuations. The commodity contracts we use are heating oil and unleaded gasoline options and futures contracts that have original maturities of less than three months and are generally three to six weeks. To date, such contracts have not been significant to the Company's financial condition or results of operations. The fair value of the Company's commodity contracts were obtained from dealer quotes. These values represent the estimated amount between the contract value of the heating oil and unleaded gasoline volumes and values currently quoted for contracts of similar terms and maturities. The fair value of the contracts represented assets of approximately $0, $0, and $62,000 at December 31, 2007, 2006 and 2005,
respectively. The Company recognized losses of $0, $132,674 and $347,081 for the years ended December 31, 2007, 2006 and 2005 respectively. These losses are included in selling, general and administrative expenses. The Company discontinued the use of these instruments in 2006.

Reclassifications

         Certain amounts in the Company's financial statements for prior periods have been reclassified to conform to the current period presentation. The commodity contracts outstanding at December 31, 2005 have been reclassified to short-term investments and other expenses related to losses on commodity contracts have been reclassified to selling, general and administrative expenses for the years ended December 31, 2006 and 2005.

Recently issued accounting pronouncements

SFAS NO. 157

         In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, or SFAS No. 157. SFAS No. 157 clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. Under this statement, fair value measurements are required to be separately disclosed, by level, within the fair value hierarchy. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. In February 2008, the FASB issued FSP 157-2, which amends SFAS No. 157 to delay the effective date of SFAS No. 157 for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis, to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. In February 2008, the FASB also issued FSP 157-1, that would exclude leasing transactions accounted for under SFAS No. 13, Accounting for Leases, and its related interpretive accounting pronouncements. The Company is currently evaluating the impact of SFAS No. 157, but does not expect its adoption to have a material impact on its financial statements.

SFAS NO. 158

         In September 2006, the FASB issued SFAS No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans--an amendment of FASB Statements No. 87, 88, 106 and 132R, or SFAS No. 158. SFAS No. 158 requires that the funded status of defined benefit postretirement plans be recognized on a company's balance sheet, and changes in the funded status be reflected in comprehensive income. For companies without publicly traded equity securities, SFAS No. 158 is effective for fiscal years ending after June 15, 2007. This provision of SFAS No. 158 had no impact on us. SFAS No. 158 also requires companies to measure the funded status of the plan as of the date of its fiscal year-end, effective for fiscal years ending after December 15, 2008. The Company is currently evaluating the impact of the remaining provisions of SFAS No. 158, but does not expect its adoption to have a material impact on its financial statements.

SFAS NO. 159

         In February 2007, the FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115, or SFAS No. 159. SFAS No. 159 permits companies to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. The Company is currently evaluating the impact of SFAS No. 159, but does not expect its adoption to have a material impact on its financial statements.

SFAS NO. 141R

         In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations, or SFAS No. 141R. SFAS No. 141R requires the acquiring entity in a business combination to recognize the full fair value of assets acquired and liabilities assumed in the transaction whether full or partial acquisition, establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed, requires expensing of most transaction and restructuring costs, and requires the acquirer to disclose all information needed to evaluate and understand the nature and financial effect of the business combination. SFAS No. 141R applies to all transactions or other events in which an entity obtains control of one or more businesses. SFAS No. 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first fiscal year beginning after December 15, 2008. The Company is currently evaluating the impact SFAS No. 141R may have on its financial statements.

SFAS NO. 160

         In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements--An Amendment of ARB No. 51, or SFAS No. 160. SFAS No. 160 requires reporting entities to present noncontrolling (minority) interests as equity as opposed to a liability or mezzanine equity and provides guidance on the accounting for transactions between an entity and noncontrolling interests. SFAS No. 160 is effective the first fiscal year beginning after December 15, 2008, and interim periods within that fiscal year. SFAS No. 160 applies prospectively as of the beginning of the fiscal year it is initially applied, except for the presentation and disclosure requirements which are applied retrospectively for all periods presented. The Company is currently evaluating the impact of SFAS No. 160, but does not expect its adoption to have an impact on its financial statements.

3.       REVOLVING CREDIT FACILITY

         On June 18, 2006, Regions Bank provided a $3,500,000 revolving line of credit to Vertex Energy, L.P. The line accrues interest on any outstanding balance according to a quarterly adjusted rate based on LIBOR plus 2.75% (7.03% as of December 31, 2007). The line matures on June 30, 2009. Advances under the line are limited to eighty percent of eligible accounts receivable and fifty percent of eligible inventory, as defined in the line of credit. The line is secured by accounts receivable and inventory, assignment of life insurance policies, and a personal guaranty of the managing partner. The total balance outstanding on the line of credit was approximately $2,150,000 and $3,177,000 at December 31, 2007 and 2006, respectively. The Company's portion of the outstanding balance was $0 and $1,145,422 as of December 31, 2007 and 2006, respectively. It is currently anticipated that the Company will negotiate its own credit facility for use following the merger.

4.       COMMITMENTS

         The Company leases office facilities under an operating lease expiring in April, 2011. Thereafter, the lease continues on a month-to-month basis. Lease payments under this agreement totaled $42,908 and $20,190 for the years ended December 31, 2007 and 2006, respectively.

         The Company also has entered into an agreement to lease storage tanks at a Cedar Bayou, Texas storage and transfer facility with a related party. The agreement required a six-month term beginning January 1, 2007 at a minimum monthly fee of $17,700. The agreement is renewable month-to-month upon expiration of the original term and the Company may terminate the original agreement with 90-days notice. Rental expense under this operating lease was approximately $35,000 per month during the year ended December 31, 2007.

         Future minimum non-cancelable rental payments required in 2008, 2009, 2010, 2011 and 2012 under these operating leases totaled $33,987, $34,996, $36,006, $12,114 and $0, respectively. Rental expense under all operating leases was approximately $463,000, $440,000 and $453,000 for the years ended December 31, 2007, 2006 and 2005, respectively.

5.       RELATED PARTIES

         The statements of operations include the Company's direct expenses for cost of products sold and general administrative expenses as well as allocations of expenses arising from shared services and infrastructure provided by Vertex LP to the Company. See below for a discussion of the allocated expenses. These expenses are allocated to the Company using estimates that management considers to be a reasonable reflection of the utilization of services provided to or benefits received by the Company relative to Vertex LP's total costs. The allocation methods include headcount, actual consumption and usage of services, and others. After taking into consideration specific costs that relate or could be allocated to Vertex Nevada, approximately two-thirds of such costs were allocated to the Black Oil division, with the remaining one-third allocated to the Refining and Marketing division. Direct overhead is allocated as follows:

     o Profit sharing, medical insurance and other expenses are allocated based on the number of employees performing services on behalf of the Chevron (Omega) relationship and the Refining and Marketing division. There was no profit sharing plan expense funded in 2007. The number of employees performing services on behalf of the Chevron (Omega) relationship was 7, 6 and 8 for the years ended December 31, 2007, 2006 and 2005, respectively, at an average salary of $63,987, $64,279, and $45,628, respectively. The number of employees performing services for the Refining and Marketing division was one for each year ended December 31, 2007, 2006 and 2005, at an average salary of $100,000, $60,264 and $31,000, respectively. The payroll expenses associated with employees of the divisions were allocated to the carve-out entity based on the approximate time each employee devoted to the operations of the carved out entity;

     o Insurance expense is allocated to the carved-out entity based on the coverage to the divisions;

     o Interest expense is allocated primarily based on calculations of the Company's share of advances on Vertex LP's line of credit;

     o Hedging activities are allocated to the carve-out based on the positions aimed at offsetting fair value fluctuations of its share of inventories;

     o There were no significant legal fees for the divisions, thus no legal expenses were allocated to the carved-out operations; and

     o There were no research and development expenses associated with the carved-out operations.

         The Company has numerous transactions with the Partnership, including the lease of the partnership's storage facility, transportation of feedstock to re-refiners and the Company's storage facility, and delivery from the Company's re-refinery to end customers. The pricing under these contracts is with certain wholly-owned subsidiaries of the Partnership is priced at market. The financial statements include revenues from related parties of $2,181,559, $2,917,222 and $6,769,099 and inventory purchases from related parties of $5,406,602, $2,252,182 and $3,854,256 for the three years ended December 31, 2007, 2006 and 2005, respectively.

         There are no assets being transferred to Vertex Nevada because the Vertex Nevada Business currently contracts on a fee-paid basis for the use of all assets it deems to be necessary to conduct its operations, from either independent third-parties or related-parties. These assets are made available to Vertex LP at market rates, and it is expected that these contracted assets will remain available to Vertex Nevada under the same, or substantially similar, terms going forward. Management of the Vertex Nevada Business has chosen to contract for the use of assets rather than purchase or build and own them in order to provide flexibility in its capital equipment requirements in the event there is a need for more or less capacity due to rapid growth or contraction in the future. Vertex Nevada expects that it will continue to rely on contracts for access to assets going forward, to avoid the initial capital expenditures that would be required to build its own facilities. Management believes that contracting for, instead of buying or building, capital infrastructure is a prudent business decision because in addition to allowing Vertex Nevada to avoid large initial capital outlays and ongoing depreciation charges and maintenance expenditures related to such capital outlays, it also enables the Company to grow more quickly because it needs only to raise the working capital necessary to accommodate expected future growth rather than having to raise both working capital and investment capital.

         The following summarizes the related-party contracts and relationships we expect will continue following the merger, as well as the risks to the Company if such contracts or relationships are terminated:

                                                              RELATED PARTY
                       ------------------------------------------------------------------------------------------------------------
                                                                                 VERTEX RESIDUAL
                        CROSS ROAD CARRIERS     VERTEX RECOVERY AND             MANAGEMENT GROUP, LP          CEDAR MARINE TERMINAL
                             ("CRC")             SUBSIDIARIES ("VR")                 ("VRM")                       ("CMT")
                       ------------------------------------------------------------------------------------------------------------

SERVICES PERFORMED:    CRC is a               VR is a generator solutions       VRM is an environmental    CMT is a marine terminal
                       transportation         company for the proper            consulting services        that is engaged in the
                       company engaged in     recycling and management of       company. VRM provides      storage and terminating
                       the transporting of    petroleum products. VR            environmental compliance,  of petroleum fuels. CMT
                       petroleum fuels, bio   receives used petroleum           residual management and    is contracted to store
                       fuels, and             products from various third       regulatory oversight       products for Vertex LP
                       chemicals.             parties and generally works       services (including        as well as for third
                                              as a broker for used petroleum    permitting) to Vertex LP   parties.
                                              LP and other products. VR is a    and other affiliated
                                              "third party supplier" - a        companies, as well as to   CMT is also working on
                                              company that collects used        third parties.             new "thermal/chemical
                                              petroleum products ("Feedstock")                             extraction technology" -
                                              from various generators and                                  a process infrastructure
                                              then resells Feedstock. A                                    located at the Cedar
                                              "generator"  is any person or                                Marine Terminal, operated
                                              entity whose activity or process                             and managed by CMT,
                                              produces used oil or whose                                   consisting of multiple
                                              activity first causes used oil                               tanks, associated piping
                                              to be subject to regulation                                  and proprietary design
                                              (for example, an automotive                                  and engineering for the
                                              service center that performs                                 thermal/chemical
                                              oil changes). Vertex Nevada is                               extraction of used motor
                                              not currently a generator or                                 oil.
                                              a third party supplier, but
                                              will only be a purchaser of
                                              Feedstock, through VR and/or
                                              through an alternative third
                                              party supplier.


OWNERSHIP:             95.1% owned by Vertex  92.5% owned by Vertex LP,         69% owned by Vertex        99% owned by Vertex
                       LP and affiliated      whose general partner is          LP and controlled by       LP and controlled by
                       with Benjamin P.       VTX.                              Mr. Cowart through         Mr. Cowart through
                       Cowart, Vertex                                           his ownership of VTX.      his ownership of VTX.
                       Nevada's Chairman and
                       Chief Executive
                       Officer, who serves
                       as the general
                       partner of CRC
                       through VTX, Inc., an
                       entity owned by Mr.
                       Cowart.



                                      F-15




EXISTING TERMS:        CRC provides           Approximately 40% of              Currently Vertex LP        Approximately 40% of
                       transport services     Vertex LP's feedstock             has an arrangement         Vertex LP's feedstock
                       for Vertex LP as well  is terminaled and                 with VRM pursuant to       is terminaled and
                       as for various third   stored at CMT.                    which VRM provides         stored at CMT.
                       parties.               Approximately 40% of              services to Vertex LP      Approximately 40% of
                                              the feedstock that is             and all of the other       the feedstock that is
                                              terminaled at CMT                 Vertex LP-related          terminaled at CMT
                       Historically,          belongs to Vertex LP,             parties at cost, at        belongs to Vertex LP,
                       approximately 25% of   with an additional                the rate of 426 hours      with an additional
                       CRC's revenue has      approximately 20%                 per month at $50 per       approximately 20%
                       been generated from    owned by companies                hour for each entity,      owned by companies
                       Vertex LP, and an      affiliated with                   adjustable every six       affiliated with
                       additional 10% from    Vertex LP and                     months.                    Vertex LP and
                       companies affiliated   Vertex-affiliated                                            Vertex-affiliated
                       with Vertex LP. In     companies. The                                               companies. The
                       addition,              remaining                         No written agreements      remaining
                       approximately 60% of   approximately 40%                 or understandings          approximately 40%
                       the feedstock that     belongs to an                     currently exist            belongs to an
                       comes into Vertex LP   unrelated third party.            between VRM and            unrelated third party.
                       is transported by                                        Vertex LP.
                       CRC, and 85-90% of                                                                  No written agreements
                       Vertex LP's trucking   No written agreements                                        or understandings
                       needs are fulfilled    or understandings                                            currently exist
                       by CRC.                currently exist                                              between CMT and
                                              between CMT and                                              Vertex LP.
                                              Vertex LP.

                       No written agreements
                       or understandings
                       currently exist
                       between CRC and
                       Vertex LP.

Failure to maintain any of these relationships or to identify suitable replacements in a timely manner could have a negative impact on Vertex Nevada's operations.

6.       CONCENTRATIONS AND SIGNIFICANT CUSTOMERS

         The Company has concentrated credit risk for cash by maintaining deposits in one bank. These balances are insured by the Federal Deposit Insurance Corporation, subject to limitations. From time to time during the years ended December 31, 2007, 2006 and 2005, the Company's cash balances exceeded the federally insured limits of $100,000 (which limits were recently increased to $250,000).

         Financial instruments that potentially subject the Company to credit risk consist primarily of trade receivables. A large publicly-held company with various independent divisions represented 77% of the Company's gross sales and 98% of outstanding trade receivables for the year ended December 31, 2007, 83% of gross sales and 64% of outstanding trade receivables for the year ended December 31, 2006 and 63% of gross sales for the year ended December 31, 2005. Failure of the Company to renew the contract with this customer could have a material adverse effect on the Company's operations, unless other customers can be identified and secured in a timely manner.

         The Company's revenue, profitability and future rate of growth are substantially dependent on prevailing prices for petroleum-based products. Historically, the energy markets have been very volatile, and there can be no assurance that these prices will not be subject to wide fluctuations in the future. A substantial or extended decline in such prices could have a material adverse effect on the Company's financial position, results of operations, cash flows and access to capital and on the quantities of petroleum-based product inventories that the Company can economically produce.

7.       SEGMENT REPORTING

         The Company's segments include the Black Oil and Refining and Marketing divisions. Segment information for each of the last three years ending December 31, 2007, is as follows:


                                                    YEAR ENDED DECEMBER 31, 2007
                                              ----------------------------------------
                                                BLACK OIL      REFINING       TOTAL
                                               -----------   -----------   -----------
Revenues                                       $34,026,749   $ 7,997,750   $42,024,499

Cost of revenues                                32,449,300     6,375,291    38,824,591
                                               -----------   -----------   -----------

Gross profit                                     1,577,449     1,622,459     3,199,908

Selling, general and administrative expenses       646,031       322,532       968,563
                                               -----------   -----------   -----------

Income from operations                             931,418     1,299,927     2,231,345

Interest income, net of interest expense                --            --            --
                                               -----------   -----------   -----------

Net income                                         931,418     1,299,927     2,231,345

Total Assets                                     3,064,117     2,225,944     5,290,061


                                                     YEAR ENDED DECEMBER 31, 2006
                                               -------------------------------------------
                                                 BLACK OIL      REFINING          TOTAL
                                               ------------   ------------    ------------
Revenues                                       $ 31,321,714   $  5,190,904    $ 36,512,618

Cost of revenues                                 30,346,748      4,755,660      35,102,408
                                               ------------   ------------    ------------

Gross profit                                        974,966        435,244       1,410,210

Selling, general and administrative expenses        473,713        369,176         842,889
                                               ------------   ------------    ------------

Income from operations                              501,253         66,068         567,321

Interest income, net of interest income                  --        (68,767)        (68,767)
                                               ------------   ------------    ------------

Net income (loss)                                   501,253         (2,699)        498,554

Total Assets                                      1,922,558      1,683,480       3,606,038


                                      F-17




                                                        YEAR ENDED DECEMBER 31, 2005
                                               --------------------------------------------
                                                BLACK OIL        REFINING          TOTAL
                                               ------------    ------------    ------------
Revenues                                       $ 19,492,146    $  7,399,574    $ 26,891,720

Cost of revenues                                 19,064,358       6,546,034      25,610,392
                                               ------------    ------------    ------------

Gross profit                                        427,788         853,540       1,281,328

Selling, general and administrative expenses        546,375         619,859       1,166,234
                                               ------------    ------------    ------------
Income (loss) from operations                      (118,587)        233,681         115,094

Interest expense, net of interest income                 --         (56,381)        (56,381)
                                               ------------    ------------    ------------

Net income (loss)                                  (118,587)        177,300          58,713

Total Assets                                      1,119,225         321,560       1,440,785


8.  SUBSEQUENT EVENTS

         In May 2008, Vertex Energy, L.P., Vertex Energy, Inc., a Nevada corporation ("Vertex Nevada"), Vertex Merger Sub, LLC and Benjamin P. Cowart, an individual, executed an agreement and plan of merger with World Waste Technologies, Inc., a publicly traded California corporation. Pursuant to the terms of the agreement, the Partnership will transfer certain business operations to a merger corporation.

         Under terms specified by the merger, the merger corporation will assume up to $1.6 million of indebtedness and certain other specified liabilities of the Partnership and the partners and various consultants will hold approximately 44% of the outstanding shares of the merger corporation. In connection with the merger agreement, Vertex Energy, Inc. will assume the Partnership's operations in connection with the fulfillment of a certain relationship with a major customer and assume the operations of the Partnership's refining and marketing division. The presented historical assets of Vertex LP will remain the property of the Partnership following the merger. Accordingly, no assets of the Partnership will be transferred to the merger corporation. Although subsidiaries controlled by the Partnership will not be transferred, the new merger corporation will have the right to acquire these subsidiaries under certain circumstances specified in the merger agreement. Certain shareholders of Vertex Nevada will receive cash proceeds of $4.4 million as part of the merger. The merger corporation will receive $5 million in cash and assume liabilities of up to $2.4 million from World Waste Technologies, Inc.

         Benjamin P. Cowart, Vertex Nevada's Chief Executive Officer and Chairman of the Board, also serves as the General Partner of, and controls several other entities through, VTX, Inc. (collectively, the "Vertex Entities"). The Vertex Entities have entered into transactions with, supplied feedstock for, and performed various business services for, the Vertex Nevada Business. Vertex Nevada will not acquire any long-term assets at the closing of the merger. It is anticipated, however, that Vertex Nevada will enter into a services agreement with the Vertex Entities in order to facilitate Vertex Nevada's ability to conduct its operations following the merger.

         It is anticipated that the following transactions and relationships will continue following the merger:

         o Crossroad Carriers will transport Vertex Nevada's feedstock and refined and re-refined petroleum products;

         o Vertex Nevada will sublease terminal space from Cedar Marine Terminal LP and may purchase certain re-refining assets, and perform certain other services for, Cedar Marine Terminal pursuant to agreements described elsewhere in this proxy statement; and

         o Vertex Residual Management Group LP will perform environmental compliance and regulatory oversight for Vertex Nevada.

         Pursuant to the merger agreement, at the closing, Vertex Nevada will have (1) a right of first refusal to match any third-party offer to purchase any of the Vertex Entities on the terms and conditions set forth in such offer; and
(2) the option, exercisable in Vertex Nevada's sole discretion any time after the 18-month anniversary of the closing of the merger and so long as Mr. Cowart is employed by Vertex Nevada, to purchase all or any part of the outstanding stock of any of the Vertex Entities owned by Vertex LP or VTX, Inc., at a price based on an independent third-party evaluation and appraisal of the fair market value of such Vertex Entity (the "Right of First Refusal"). Pursuant to the merger agreement, Vertex Nevada is required to form a committee of its board of directors (the "Related Party Transaction Committee") that includes at least two "independent directors" (defined as any individuals who do not beneficially own more than 5% of the outstanding voting shares of Vertex Nevada, are not employed by, or officers of, Vertex Nevada or any entity related to Mr. Cowart, are not directors or managers of any such company, are not family members of Mr. Cowart, and would qualify as "Independent Directors" as defined in the rules and regulations of the New York Stock Exchange). The Related Party Transaction Committee will be charged with the review and pre-approval of any and all related party transactions, including between Vertex Nevada and Vertex LP, Mr. Cowart, or any other company or individual which may be affiliated with Mr. Cowart.

         A contract with Chevron-Texaco (which was recently assigned by Chevron-Texaco to Omega Refining LLC ("OMEGA") in connection with the sale of the re-refinery by Chevron-Texaco to Omega), sets forth payment and other terms such as volume and oil specifications and minimum purchase requirements, and includes a minimum fee per gallon plus a performance margin. The contract was initially entered into for a 12-month term in September 2001 and had remained in effect pursuant to a series of annual renewals. Although the contract expired effective September 30, 2008, the parties are currently negotiating a new contract with terms that are expected to be substantially similar to the terms in the prior contract. It is a condition to the closing of the merger that any such contract be assigned to Vertex Nevada. Pending execution of this new contract, the parties have been continuing to perform under the terms of the expired contract. If the relationship between Vertex Nevada and Omega ceases for any reason, Vertex Nevada will seek to replace this re-refinery with other potential customers, including (1) other re-refineries, (2) Gulfcoast #6 oil blenders that Vertex Nevada believes could use Vertex Nevada's product as a cutter-stock for residual fuel oil blends that are sold worldwide, and (3) inland manufacturers that could use Vertex Nevada's product as a replacement btu fuel for #6 oil, #2 oil and natural gas. In each year since Vertex LP's inception, sales to this re-refinery have made up more than 10% of Vertex LP's consolidated revenues.

         On May 16, 2008, the merger corporation granted options to acquire a total of up to 4,265,000 shares of common stock to its executive officers, directors and consultants. The options have an exercise price of $0.12 and a term of 10 years from the date of grant. Generally, 25% of the options vest per year beginning on the first anniversary of the grant date.

         On June 2, 2008, the Board of Directors of the merger corporation appointed two new members to its board of directors, and granted options to acquire up to 200,000 shares of its common stock to each director. The options have the same terms as the options discussed above.

                               VERTEX ENERGY, L.P.
            (CERTAIN ASSETS, LIABILITIES AND OPERATIONS RELATED TO ITS
             BLACK OIL DIVISION AND CERTAIN ASSETS, LIABILITIES AND
               OPERATIONS OF THE REFINING AND MARKETING DIVISION)

                                 BALANCE SHEETS
                    SEPTEMBER 30, 2008 AND DECEMBER 31, 2007

                                        SEPTEMBER 30,  DECEMBER 31,
                                            2008         2007
                                          ----------   ----------
ASSETS                                   (unaudited)


Current assets
  Cash and cash equivalents               $1,799,243   $   52,650
  Accounts receivable, net                 1,416,259    1,641,267
  Accounts receivable - related parties    1,975,326      768,993
  Due from partnership                       384,961           --
  Inventory                                2,601,606    2,181,376
  Prepaid expenses                           373,803      645,775
                                          ----------   ----------
      Total current assets                 8,551,198    5,290,061

Fixed assets, net                              7,251           --
                                          ----------   ----------

Total Assets                              $8,558,449   $5,290,061
                                          ==========   ==========


LIABILITIES AND PARTNERS' CAPITAL

Current Liabilities
  Accounts payable                        $2,533,923   $2,920,045
  Accounts payable - related parties       2,455,947    1,089,902
                                          ----------   ----------
      Total current liabilities            4,989,870    4,009,947

PARTNERS' CAPITAL
  Partners' Capital                        3,568,579    1,280,114
                                          ----------   ----------

Total Liabilities and Partners' Capital   $8,558,449   $5,290,061
                                          ==========   ==========

See accompanying notes to financial statements.


                               VERTEX ENERGY, L.P.
            (CERTAIN ASSETS, LIABILITIES AND OPERATIONS RELATED TO ITS
             BLACK OIL DIVISION AND CERTAIN ASSETS, LIABILITIES AND
               OPERATIONS OF THE REFINING AND MARKETING DIVISION)

                 STATEMENTS OF OPERATIONS AND PARTNERS' CAPITAL
             THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007

                                    THREE MONTHS ENDED               NINE MONTHS ENDED
                                      SEPTEMBER 30,                    SEPTEMBER 30,
                               -----------------------------    ----------------------------
                                   2008            2007             2008            2007
                                ------------    ------------    ------------    ------------
                                 (unaudited)    (unaudited)       (unaudited)   (unaudited)
 Revenues                       $ 22,146,619    $ 10,983,056    $ 54,436,913    $ 27,104,025
 Revenues - related parties        2,248,494         390,747       2,425,732       1,423,517
                                ------------    ------------    ------------    ------------
                                  24,395,113      11,373,803      56,862,645      28,527,542

 Cost of revenues                 22,451,862      10,484,661      52,334,219      25,766,158
                                ------------    ------------    ------------    ------------

 Gross profit                      1,943,251         889,142       4,528,426       2,761,384

 Selling, general and
    administrative expenses          480,687         225,959       1,303,463         691,311
                                ------------    ------------    ------------    ------------

 Income from operations            1,462,564         663,183       3,224,963       2,070,073
                                ------------    ------------    ------------    ------------

 Net income                     $  1,462,564    $    663,183    $  3,224,963    $  2,070,073
 Beginning partners' capital       2,206,015       1,227,429       1,280,114        (127,586)
 Current period distributions       (100,000)        (77,422)       (936,498)       (129,297)
                                ------------    ------------    ------------    ------------
 Ending partners' capital       $  3,568,579    $  1,813,190    $  3,568,579    $  1,813,190
                                ============    ============    ============    ============


See accompanying notes to financial statements.

                                      F-21



                               VERTEX ENERGY, L.P.
            (CERTAIN ASSETS, LIABILITIES AND OPERATIONS RELATED TO ITS
             BLACK OIL DIVISION AND CERTAIN ASSETS, LIABILITIES AND
               OPERATIONS OF THE REFINING AND MARKETING DIVISION)

                             STATEMENTS OF CASH FLOW
                  NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007


                                                            NINE MONTHS ENDED
                                                       ----------------------------
                                                       SEPTEMBER 30,  SEPTEMBER 30,
                                                          2008           2007
                                                       -----------    -----------
                                                        (unaudited)    (unaudited)
                                                       -----------    -----------


Cash flows operating activities
  Net income                                           $ 3,224,963    $ 2,070,073
  Adjustments to reconcile net income to cash
   provided by operating activities
     Changes in assets and liabilities
         Accounts receivable                               225,008         78,246
         Accounts receivable - related parties          (1,206,333)      (214,576)
         Inventory                                        (420,230)        (9,146)
         Prepaid expenses                                  271,972       (327,485)
         Accounts payable                                 (386,122)       326,672
         Accounts payable - related parties              1,366,045         53,230
         Other current liabilities                              --       (161,934)
                                                       -----------    -----------
  Net cash provided (used) by operating activities       3,075,303      1,815,080
                                                       -----------    -----------

Cash flows from investing activities
  Purchase of fixed assets                                  (7,251)            --
                                                       -----------    -----------
  Net cash used by investing activities                     (7,251)            --
                                                       -----------    -----------

Cash flows from financing activities
  Net proceeds (payments) from line of credit                   --     (1,145,422)
  Net payments to partnership                             (384,961)      (509,013)
  Distributions to limited partners                       (936,498)      (129,297)
                                                       -----------    -----------
  Net cash provided (used) by financing activities      (1,321,459)    (1,783,732)
                                                       -----------    -----------

Net increase (decrease) in cash and cash equivalents     1,746,593         31,348

Cash and cash equivalents at beginning of the year          52,650        102,063
                                                       -----------    -----------

Cash and cash equivalents at end of year               $ 1,799,243    $   133,411
                                                       ===========    ===========

SUPPLEMENTAL INFORMATION
  Interest paid during year                            $        --    $    65,052
                                                       ===========    ===========

See accompanying notes to financial statements.

                               VERTEX ENERGY, L.P.
            (CERTAIN ASSETS, LIABILITIES AND OPERATIONS RELATED TO ITS
             BLACK OIL DIVISION AND CERTAIN ASSETS, LIABILITIES AND
               OPERATIONS OF THE REFINING AND MARKETING DIVISION)
                          NOTES TO FINANCIAL STATEMENTS

1.       BASIS OF PRESENTATION AND NATURE OF OPERATIONS

         Vertex Energy, L.P. (certain assets, liabilities and operations related to its black oil division and certain assets, liabilities and operations of the refining and marketing division) or "Vertex LP" or the "Company" provides a range of services designed to aggregate, process and recycle industrial and commercial waste streams. Vertex LP currently provides these services in 13 states, with its primary focus in the Gulf Coast region. As described in more detail in Note 8 "Subsequent Events," in May 2008, Vertex LP, Vertex Energy, Inc., Vertex Merger Sub, LLC and Benjamin P. Cowart, an individual (collectively the "Partnership"), entered into an agreement and plan of merger with World Waste Technologies, Inc. ("World Waste"). Pursuant to this agreement, the Partnership agreed to transfer (the "Transfer") a specifically defined portion of its operations (referred to as the "Vertex Nevada Business") to Vertex Energy, Inc. ("Vertex Nevada"). Vertex Nevada was formed to engage in the transactions contemplated by the merger agreement, and has not engaged in any business activities other than activities incidental to its formation and the transactions contemplated by the merger agreement.

         These financial statements have been prepared to reflect:

         (a) the carve-out of a certain assets, liabilities and operations of Vertex LP's blackoil division, and

         (b) certain assets, liabilities and operations of Vertex LP's refining and marketing division.

         The financial statements have been "carved-out" from the consolidated financial statements of Vertex LP using the historical results of operations and historical bases of the assets and liabilities of Vertex LP. The financial statements of the Company give effect to accounting and allocation policies established by Vertex LP management for the purposes of these carve-out financial statements and are in accordance with the guidelines provided by Staff Accounting Bulletin No. 103, Update of Codification of Staff Accounting Bulletins ("SAB 103"), section 1B, which effectively superseded Staff Accounting Bulletin 55 ("SAB 55"), Allocation of Expenses and Related Disclosures in Financial Statements of Subsidiaries, Divisions, and Lesser Business Components of Another Entity. The carve-out financial statements have been prepared on a basis that management believes to be reasonable to reflect the financial position, results of operations and cash flows of Vertex LP's operations, including portions of Vertex LP's corporate costs and administrative shared services. The results of operations, financial position and cash flows from operations, investing and financing activities of the Vertex Nevada Business may be materially different if it is operated as a stand-alone entity.

         The accompanying unaudited interim financial statements of Vertex LP have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the September 30 interim periods presented have been reflected herein. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for fiscal 2007 have been omitted.

         The Company has disclosed a list of the arrangements and relationships that it anticipates will remain in place at Vertex Nevada after the Transfer described above, all of which will be necessary for Vertex Nevada to conduct its business operations. All of these arrangements and relationships are reflected in the Company's historical financial statements. The third-party contracts that were in place in prior periods presented are agreements with Omega Refining and KMTEX. Although these agreements have expired, the Company is in the process of re-negotiating their terms, and believes that definitive agreements will be entered into. Any such agreements will be assigned to Vertex Nevada. To ensure that Vertex Nevada continues to have access to all other arrangements necessary for it to conduct its operations, it is anticipated that, prior to the Merger, Vertex Nevada will enter into a services agreement with various Vertex LP affiliates that currently provide services to the Company.

         Although the statement of operations line item does not disclose related party cost of revenue, Vertex Nevada did, in fact, incur related party cost of revenues for the periods presented. Related party cost of revenues consisted of various cost items such as terminal storage costs, transportation costs, product inventory costs, and analytical costs. None of these costs, however, were related to the revenue set forth under revenues-related parties. A detailed description of related party cost of revenues is instead disclosed in
Note 6.

COMPANY OPERATIONS

         Vertex LP's operations are primarily focused on recycle/reuse options for petroleum products, crudes, used lubricants and distillate petroleum products. This focus includes the aggregation, processing and refining of these used petroleum materials into viable commodity products. Vertex LP's two principal divisions are comprised of Black Oil and Refining and Marketing.

Black Oil

         Through its Black Oil division, which has been operational since 2001, Vertex LP recycles used motor oil by purchasing it from a network of local and regional collectors with which Vertex LP has existing relationships, consolidating it for efficient delivery, and selling it to third-party re-refiners. Historically, substantially all of the feedstock that is gathered from these collectors has been transported by truck, rail, or barge to a third-party re-refinery in Marrero, Louisiana. This re-refinery purchases Vertex LP's feedstock pursuant to an arrangement with Vertex LP. The re-refinery then upgrades and sells the product for its own account.

Refining and Marketing

         Through its Refining and Marketing division, which has been operational since 2004, Vertex LP recycles hydrocarbon streams by (1) purchasing and aggregating these streams from collectors and generators, (2) managing the delivery of these streams to a third-party facility for processing into end-products and (3) managing the sale of the end-products. Vertex LP gathers hydrocarbon streams in the form of petroleum distillates, transmix and other chemical products that have become off-specification during the transportation or refining process. These feedstock streams are purchased from pipeline operators, refineries, chemical processing facilities and third-party providers, processed on Vertex LP's behalf by a third-party facility, and then resold by Vertex LP. The end products are typically three distillate petroleum streams (gasoline blendstock, fuel oil cutterstock and marine diesel oil), which are sold to major oil companies or to large petroleum trading and blending companies.

         Benjamin P. Cowart, Vertex Nevada's Chief Executive Officer and Chairman of the Board, also serves as the General Partner of, and controls several other entities through, VTX, Inc. (collectively, the "Vertex Entities"). The Vertex Entities have entered into transactions with, supplied feedstock for, and performed various business services for, the Vertex Nevada Business. Vertex Nevada will not acquire any long-term assets at the closing of the merger. It is anticipated, however, that Vertex Nevada will enter into a services agreement with the Vertex Entities in order to facilitate Vertex Nevada's ability to conduct its operations following the merger.

         It is anticipated that the following transactions and relationships will continue following the merger:

         o Crossroad Carriers will transport Vertex Nevada's feedstock and refined and re-refined petroleum products;

         o Vertex Nevada will sublease terminal space from Cedar Marine Terminal LP and may purchase certain re-refining assets, and perform certain other services for, Cedar Marine Terminal pursuant to agreements described elsewhere in this proxy statement; and

         o Vertex Residual Management Group LP will perform environmental compliance and regulatory oversight for Vertex Nevada.

         There are no assets being transferred to Vertex Nevada because the Vertex Nevada Business currently contracts on a fee-paid basis for the use of all assets it deems to be necessary to conduct its operations, from either independent third-parties or related-parties. These assets are made available to Vertex LP at market rates, and it is expected that these contracted assets will remain available to Vertex Nevada under the same, or substantially similar, terms going forward. Management of the Vertex Nevada Business has chosen to contract for the use of assets rather than purchase or build and own them in order to provide flexibility in its capital equipment requirements in the event there is a need for more or less capacity due to rapid growth or contraction in the future. Vertex Nevada expects that it will continue to rely on contracts for access to assets going forward, to avoid the initial capital expenditures that would be required to build its own facilities. Management believes that contracting for, instead of buying or building, capital infrastructure is a prudent business decision because in addition to allowing Vertex Nevada to avoid large initial capital outlays and ongoing depreciation charges and maintenance expenditures related to such capital outlays, it also enables the Company to grow more quickly because it needs only to raise the working capital necessary to accommodate expected future growth rather than having to raise both working capital and investment capital.

         The following summarizes the third party contracts and relationships we expect will continue following the merger, as well as the risks to the Company if such contracts or relationships are terminated:

                                                                  THIRD PARTY
                             ---------------------------------------------------------------------------------------
                              OMEGA (FORMERLY CHEVRON)
                                 REFINING FACILITY             KMTEX REFINING               USED OIL SUPPLY
                                    RELATIONSHIP              FACILITY CONTRACT                CONTRACTS
                             ---------------------------  ----------------------------  ----------------------------
SERVICES PERFORMED:          Substantially all of         Vertex LP gathers             Vertex LP purchases used
                             Vertex LP's feedstock        hydrocarbon streams in the    oil (or "black oil") from
                             that is gathered from        form of petroleum             over 50 suppliers.  These
                             collectors and aggregated    distillates, transmix and     suppliers include small
                             by Vertex LP is              other chemical products       collectors who operate
                             transported by truck,        that have become              small fleets to collect
                             rail, or barge to a          off-specification during      used oil from garages and
                             third-party owned            the transportation or         lube shops and larger
                             re-refinery in               refining process. These       collectors and aggregators
                             Louisiana.                   feedstock streams are         who collect larger volumes
                                                          purchased from pipeline       and consider Vertex LP to
                                                          operators, refineries,        be one of their potential
                                                          chemical processing           off-take partners for a
                                                          facilities and third-party    portion of their collected
                                                          providers, processed on       volumes.  Much of this
                                                          Vertex LP's behalf by a       business is done at prices
                                                          third-party facility          indexed to the spot market
                                                          pursuant to a toll-based      for #6 oil.
                                                          contractual arrangement
                                                          currently scheduled to
                                                          expire in November 2008
                                                          (unless renewed by the
                                                          parties), and then resold
                                                          by Vertex LP.

OWNERSHIP:                   The re-refining facility     The refinery facility is      Vertex Recovery is one of
                             is owned by an               owned by an independent       the suppliers of used oil
                             independent third-party.     third-party.                  to Vertex LP.  Vertex
                                                                                        Recovery is 92.5% owned by
                                                                                        Vertex LP, whose general
                                                                                        partner is VTX (which is
                                                                                        controlled by Benjamin Cowart).
                                                                                        Approximately 15% of Vertex
                                                                                        LP's incoming oil is supplied
                                                                                        by Vertex Recovery, and the
                                                                                        remaining 85% is gathered
                                                                                        through various used oil supply
                                                                                        contracts with third-party
                                                                                        vendors and spot market
                                                                                        purchases.

                                      F-25




EXISTING TERMS:              This re-refinery, which      The contract is in place      Used oil supply contracts
                             until recently was owned     through November 2008 and     with third party vendors
                             by Chevron-Texaco,           management is in the          tend to have one-year term
                             purchases Vertex LP's        process of negotiating an     based on an index to #6
                             feedstock pursuant to a      extension of the contract     oil prices.
                             contract with Vertex LP.     through 2009 under similar
                             The re-refinery then         terms.  Vertex LP leases
                             upgrades and sells the       or rents tank space at the
                             product for its own          KMTEX for raw materials
                             account.  A contract with    and finished goods
                             Chevron-Texaco (which was    storage.  The contract
                             recently assigned by         also includes a tolling
                             Chevron-Texaco to Omega      arrangement on the per
                             Refining LLC ("Omega") in    pound or per gallon
                             connection with the sale     throughput wherein Vertex
                             of the re-refinery by        LP buys time on one of the
                             Chevron-Texaco to Omega),    KMTEX refining towers for
                             sets forth payment and       processing the Vertex
                             other terms such as          LP-owned materials.  The
                             volume and oil               contract includes certain
                             specifications and           minimum volumes.  Either
                             minimum purchase             party may cancel the
                             requirements, and            contract with 90 days
                             includes a minimum fee       written notice.
                             per gallon plus a
                             performance margin.

ANTICIPATED TERMS            The contract was             It is anticipated that the    Management expects these
FOLLOWING THE MERGER         initially entered into       current contract terms        contracts to be renewed
                             for a 12-month term in       will remain in place after    going forward.
                             September 2001 and had       the merger transaction,
                             remained in effect           and that Vertex Nevada
                             pursuant to a series of      will likely increase
                             annual renewals.             volume through the KMTEX
                             Although the contract        facility.
                             expired effective
                             September 30, 2008, the
                             parties are currently
                             negotiating a new
                             contract with terms
                             that are expected to be
                             substantially similar to
                             the terms in the prior
                             contract. It is a
                             condition to the closing
                             of the merger that any
                             such contract be
                             assigned to Vertex LP.
                             Pending execution of this
                             new contract, the parties
                             have been continuing to
                             perform under the terms
                             of the expired contract.


                                      F-26




ASSUMPTIONS FOLLOWING        The main assumption is       It is assumed that KMTEX      The key assumption is that
THE MERGER:                  that the Omega managers      will remain in operation      the customers of Vertex
                             remain satisfied with the    and that the current          Nevada continue to be
                             level of service, quality    contract will be extended.    satisfied with the pricing
                             of product and levels of                                   and level of service
                             pricing in the current                                     provided under the current
                             contract.                                                  arrangements.

ANTICIPATED CONSEQUENCES     In each year since Vertex    Vertex Nevada would either    Vertex Nevada would need
IF RELATIONSHIP              LP's inception, sales to     need to find another          to find new suppliers of
TERMINATED:                  this re-refinery have        contract refinery to          used oil streams at
                             made up more than 10% of     provide similar services,     pricing consistent with
                             Vertex LP's consolidated     or Vertex Nevada would        its historical
                             revenues.  If the            need to cease operating       performance.  If Vertex
                             relationship between         its Refining division.  In    Nevada is unable to find
                             Vertex Nevada and Omega      the Southeastern U.S.         such suppliers under such
                             ceases for any reason,       there are many contract       terms, then Vertex
                             Vertex Nevada would need     refinery operations and       Nevada's revenues and
                             to seek to replace this      Vertex Nevada management      earnings would be
                             re-refinery with other       believes other                negatively impacted.
                             potential customers,         contract-based refining
                             including (1) other          capacity in the region
                             re-refineries, (2)           could be identified and
                             Gulfcoast #6 oil blenders    secured.
                             that Vertex Nevada
                             believes could use Vertex
                             Nevada's product as a
                             cutter-stock for residual
                             fuel oil blends that are
                             sold worldwide, and (3)
                             inland manufacturers that
                             could use Vertex Nevada's
                             product as a replacement
                             btu fuel for #6 oil, #2
                             oil and natural gas.



2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents

         For purposes of the statements of cash flows, the Company considers all short-term investments purchased with original maturities of three months or less to be cash equivalents.

Accounts receivable

         Accounts receivable represents amounts due from customers. Accounts receivable are recorded at invoiced amounts, net of reserves and allowances, and do not bear interest. The Company uses its best estimate to determine the required allowance for doubtful accounts based on a variety of factors, including the length of time receivables are past due, economic trends and conditions affecting its customer base, significant one-time events and historical write-off experience. Specific provisions are recorded for individual receivables when we become aware of a customer's inability to meet its financial obligations. The Company reviews the adequacy of our reserves and allowances quarterly.

         Receivable balances greater than 30 days past due are individually reviewed for collectibility, and if deemed uncollectible, are charged off against the allowance accounts after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any significant off balance sheet credit exposure related to its customers. The allowance was $0 at September 30, 2008 and December 31, 2007.

Inventory

         Inventories of products consist of feedstocks and refined petroleum products and are reported at the lower of cost or market.

Fixed Assets

         Fixed assets are stated at historical costs. Depreciation of fixed assets placed in operations is provided using the straight-line method over the estimated useful lives of the assets. The policy of the Company is to charge amounts for maintenance and repairs to expenses, and to capitalize expenditures for major replacements and betterments.

Revenue recognition

         Revenue for each of the Company's divisions is recognized when persuasive evidence of an arrangement exists, goods are delivered, sales price is determinable, and collection is reasonably assured.

Leases

         The Company recognizes lease expense on a straight-line basis over the minimum lease terms which expire at various dates through 2011. These leases are for office and storage tank facilities and are classified as operating leases. For leases that contain predetermined, fixed escalations of the minimum rentals, the Company recognizes the rent expense on a straight-line basis and records the difference between the rent expense and the rental amount payable in liabilities.

         Leasehold improvements made at the inception of the lease are amortized over the shorter of the asset life or the initial lease term as described above. Leasehold improvements made during the lease term are also amortized over the shorter of the asset life or the remaining lease term.

Fair value of financial instruments

         The Company's financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable, and debt. The carrying amount of cash and cash equivalents, accounts receivable, and accounts payable approximate their fair value due to the short-term nature of such instruments. The carrying value of debt approximates fair value, since the interest rates are market based and are adjusted periodically.

Use of estimates

         These financial statements were prepared in accordance with accounting principles generally accepted in the United States. Certain amounts included in or affecting the financial statements and related disclosures must be estimated by management, requiring certain assumptions with respect to values or conditions which cannot be known with certainty at the time the financial statements are prepared. These estimates and assumptions affect the amounts reported for assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. Any effects on the business, financial position or results of operations from revisions to these estimates are recorded in the period in which the facts that give rise to the revision become known.

Recently issued accounting pronouncements

         The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

3.       REVOLVING CREDIT FACILITY

         On June 18, 2006, Regions Bank provided a $3,500,000 revolving line of credit to the Partnership. The line accrues interest on any outstanding balance according to a quarterly adjusted rate based on LIBOR plus 2.75% (5.5% as of September 30, 2008). The line matures on June 30, 2009. Advances under the line are limited to eighty percent of eligible accounts receivable and fifty percent of eligible inventory, as defined in the line of credit. The line is secured by accounts receivable and inventory, assignment of life insurance policies, and a personal guaranty of the managing partner. The total balance outstanding on the line of credit was approximately $1,933,000 and $2,150,000 at September 30, 2008 and December 31, 2007, respectively. The Company's portion of the outstanding balance was $0 as of September 30, 2008 and December 31, 2007. It is currently anticipated that the Company will negotiate its own credit facility for use following the merger.

4.       DUE FROM PARTNERSHIP

         From time to time, the Company provides cash advances to the Partnership to fund current operations. These advances are non-interest bearing to both the Partnership and the Company. No interest income has been allocated to the Company due to the Company not incurring or charging interest on the amounts outstanding. The balance was $384,961 and $0 at September 30, 2008 and December 31, 2007, respectively.

5.       COMMITMENTS

         The Company leases office facilities under an operating lease expiring in April, 2011. Thereafter, the lease continues on a month-to-month basis. Lease payments under this agreement totaled $54,718 and $30,895 for the nine months ended September 30, 2008 and 2007, respectively.

         The Company also has entered into an agreement to lease storage tanks at a Cedar Bayou, Texas storage and transfer facility with a related party. The agreement required a six-month term beginning January 1, 2007 at a minimum monthly fee of $17,700. The agreement is renewable month-to-month upon expiration of the original term and the Company may terminate the original agreement with 90 days notice. Rental expense under this operating lease was approximately $35,000 per month during the nine months ended September 30, 2008 and 2007.

         Future minimum non-cancelable rental payments required in 2008, 2009, 2010, 2011 and 2012 under these operating leases totaled $33,987, $34,996, $36,006, $12,114 and $0, respectively. Rental expense under all operating leases was approximately $370,000 and $346,000 for the nine months ended September 30, 2008 and 2007, respectively.

6.       RELATED PARTIES

         The Company has numerous transactions with the Partnership, including the lease of the Partnership's storage facility, transportation of feedstock to re-refiners and the Company's storage facility, and delivery from the Company's re-refinery to end customers. The pricing under these contracts with certain wholly-owned subsidiaries of the Partnership are priced at market. The financial statements included revenues from related parties of $2,425,732 and $1,423,517 and inventory purchases from related parties of $10,453,171 and $3,105,029 for the nine months ending September 30, 2008 and 2007, respectively.

         There are no assets being transferred to Vertex Nevada because the Vertex Nevada Business currently contracts on a fee-paid basis for the use of all assets it deems to be necessary to conduct its operations, from either independent third-parties or related-parties. These assets are made available to Vertex LP at market rates, and it is expected that these contracted assets will remain available to Vertex Nevada under the same, or substantially similar, terms going forward. Management of the Vertex Nevada Business has chosen to contract for the use of assets rather than purchase or build and own them in order to provide flexibility in its capital equipment requirements in the event there is a need for more or less capacity due to rapid growth or contraction in the future. Vertex Nevada expects that it will continue to rely on contracts for access to assets going forward, to avoid the initial capital expenditures that would be required to build its own facilities. Management believes that contracting for, instead of buying or building, capital infrastructure is a prudent business decision because in addition to allowing Vertex Nevada to avoid large initial capital outlays and ongoing depreciation charges and maintenance expenditures related to such capital outlays, it also enables the Company to grow more quickly because it needs only to raise the working capital necessary to accommodate expected future growth rather than having to raise both working capital and investment capital.

         The following summarizes the related-party contracts and relationships we expect will continue following the merger, as well as the risks to the Company if such contracts or relationships are terminated:

                                                              RELATED PARTY
                       ------------------------------------------------------------------------------------------------------------
                                                                                 VERTEX RESIDUAL
                        CROSSROAD CARRIERS      VERTEX RECOVERY AND             MANAGEMENT GROUP, LP          CEDAR MARINE TERMINAL
                             ("CRC")             SUBSIDIARIES ("VR")                 ("VRM")                       ("CMT")
                       ------------------------------------------------------------------------------------------------------------

SERVICES PERFORMED:    CRC is a               VR is a generator solutions       VRM is an environmental    CMT is a marine terminal
                       transportation         company for the proper            consulting services        that is engaged in the
                       company engaged in     recycling and management of       company. VRM provides      storage and terminating
                       the transporting of    petroleum products. VR            environmental compliance,  of petroleum fuels. CMT
                       petroleum fuels, bio   receives used petroleum           residual management and    is contracted to store
                       fuels, and             products from various third       regulatory oversight       products for Vertex LP
                       chemicals.             parties and generally works       services (including        as well as for third
                                              as a broker for used petroleum    permitting) to Vertex LP   parties.
                                              and other products. VR is a       and other affiliated
                                              "third party supplier" - a        companies, as well as to   CMT is also working on
                                              company that collects used        third parties.             new "thermal/chemical
                                              petroleum products ("Feedstock")                             extraction technology" -
                                              from various generators and                                  a process infrastructure
                                              then resells Feedstock. A                                    located at the Cedar
                                              "generator"  is any person or                                Marine Terminal, operated
                                              entity whose activity or process                             and managed by CMT,
                                              produces used oil or whose                                   consisting of multiple
                                              activity first causes used oil                               tanks, associated piping
                                              to be subject to regulation                                  and proprietary design
                                              (for example, an automotive                                  and engineering for the
                                              service center that performs                                 thermal/chemical
                                              oil changes). Vertex Nevada is                               extraction of used motor
                                              not currently a generator or                                 oil.
                                              a third party supplier, but
                                              will only be a purchaser of
                                              Feedstock, through VR and/or
                                              through an alternative third
                                              party supplier.


                                      F-30




OWNERSHIP:             95.1% owned by Vertex  92.5% owned by Vertex LP,         69% owned by Vertex        99% owned by Vertex
                       LP and affiliated      whose general partner is          LP and controlled by       LP and controlled by
                       with Benjamin P.       VTX.                              Mr. Cowart through         Mr. Cowart through
                       Cowart, Vertex                                           his ownership of VTX.      his ownership of VTX.
                       Nevada's Chairman and
                       Chief Executive
                       Officer, who serves
                       as the general
                       partner of CRC
                       through VTX, Inc., an
                       entity owned by Mr.
                       Cowart.

EXISTING TERMS:        CRC provides           Approximately 40% of              Currently Vertex LP        Approximately 40% of
                       transport services     Vertex LP's feedstock             has an arrangement         Vertex LP's feedstock
                       for Vertex LP as well  is terminaled and                 with VRM pursuant to       is terminaled and
                       as for various third   stored at CMT.                    which VRM provides         stored at CMT.
                       parties.               Approximately 40% of              services to Vertex LP      Approximately 40% of
                                              the feedstock that is             and all of the other       the feedstock that is
                                              terminaled at CMT                 Vertex LP-related          terminaled at CMT
                       Historically,          belongs to Vertex LP,             parties at cost, at        belongs to Vertex LP,
                       approximately 25% of   with an additional                the rate of 426 hours      with an additional
                       CRC's revenue has      approximately 20%                 per month at $50 per       approximately 20%
                       been generated from    owned by companies                hour for each entity,      owned by companies
                       Vertex LP, and an      affiliated with                   adjustable every six       affiliated with
                       additional 10% from    Vertex LP and                     months.                    Vertex LP and
                       companies affiliated   Vertex-affiliated                                            Vertex-affiliated
                       with Vertex LP. In     companies. The                                               companies. The
                       addition,              remaining                         No written agreements      remaining
                       approximately 60% of   approximately 40%                 or understandings          approximately 40%
                       the feedstock that     belongs to an                     currently exist            belongs to an
                       comes into Vertex LP   unrelated third party.            between VRM and            unrelated third party.
                       is transported by                                        Vertex LP.
                       CRC, and 85-90% of                                                                  No written agreements
                       Vertex LP's trucking   No written agreements                                        or understandings
                       needs are fulfilled    or understandings                                            currently exist
                       by CRC.                currently exist                                              between CMT and
                                              between CMT and                                              Vertex LP.
                                              Vertex LP.

                       No written agreements
                       or understandings
                       currently exist
                       between CRC and
                       Vertex LP.


ANTICIPATED TERMS -    It is anticipated      It is currently                   It is currently            It is anticipated
FOLLOWING THE MERGER:  that CRC will          anticipated that                  anticipated that VRM       that Vertex Nevada
                       continue to provide    approximately 25-35%              will provide               will enter into an
                       transport services     of Vertex Nevada's                compliance services        addendum to CMT's
                       for Vertex Nevada      total feedstock will              to Vertex Nevada           lease agreement with
                       following the merger.  come from VR                      following the closing      the Terminal.
                       The total costs and    following the merger              of the merger
                       terms associated with  on similar terms as               pursuant to the terms      It is anticipated
                       the transportation     currently exist                   of a Services              that CMT will provide
                       fees that CRC is       between VR and Vertex             Agreement which the        terminaling services
                       expected to charge     LP.                               parties will enter         to Vertex Nevada
                       Vertex Nevada have                                       into prior to the          pursuant to a
                       not been determined                                      effective date of the      Services Agreement to
                       yet, but are expected  Vertex Nevada does                Merger.                    be entered into
                       to be substantially    not anticipate                                               between Vertex LP and
                       similar to the terms   entering into a                                              Vertex Nevada prior
                       granted to CRC's       formal agreement with             It is anticipated          to the effective date
                       other clients          VR prior to or                    that subsequent to         of the Merger.
                       (including Vertex      subsequent to the                 the merger, Vertex
                       LP), which Vertex      effective date of the             Nevada will be             Additionally, Vertex
                       Nevada believes        Merger.                           responsible for its        Nevada has agreed to
                       approximate current                                      pro-rata share of the      purchase the process
                       market rates.                                            monthly fee payable        assets and
                                                                                to VRM pursuant to         intellectual property
                                                                                the pre-existing           located on the plot
                       Additionally, it is                                      arrangement between        plan of the Terminal
                       anticipated that                                         VRM and Vertex LP.         (as specifically
                       Vertex LP and Vertex                                                                detailed therein) for
                       Nevada will enter                                                                   a total of $1.5
                       into a Services                                                                     million, which will
                       Agreement pursuant to                                                               be payable to CMT



                                      F-31




                       which CRC will agree                                                 quarterly in an
                       to continue to                                                       amount of up to
                       perform services for                                                 $250,000 of the total
                       Vertex Nevada                                                        net income generated
                       following the merger                                                 by Vertex Nevada in
                       at market rates.                                                     connection with the
                                                                                            first Oil Processing
                                                                                            Unit located at the
                       It is currently                                                      Terminal, until such
                       anticipated that the                                                 time as the purchase
                       same percentages of                                                  price of the process
                       feedstock                                                            assets are paid in
                       transportation will                                                  full.
                       apply with respect to
                       Vertex Nevada                                                        Pursuant to an
                       following the Merger.                                                agreement to be
                                                                                            entered into upon the
                                                                                            closing of the merger,
                                                                                            CMT will license the
                                                                                            thermal/chemical extraction
                                                                                            technology to Vertex Nevada
                                                                                            at a price equal to the
                                                                                            documented net development
                                                                                            costs of such technology.
                                                                                            It is anticipated that CMT
                                                                                            will operate the actual
                                                                                            thermal/chemical extraction
                                                                                            technology and Vertex Nevada
                                                                                            will pay an operations fee
                                                                                            to CMT. Although it is
                                                                                            currently anticipated that
                                                                                            Vertex LP and Vertex
                                                                                            Nevada will be the only
                                                                                            entities using the
                                                                                            thermal/chemical extraction
                                                                                            technology, because the
                                                                                            license will be non-exclusive,
                                                                                            CMT may license the
                                                                                            technology to other parties
                                                                                            and/or sell the technology
                                                                                            outright. CMT currently
                                                                                            provides terminaling
                                                                                            services to Vertex Nevada's
                                                                                            competitors and may increase
                                                                                            the volume of such services
                                                                                            in the future.

                                                                                            Additionally, it is
                                                                                            anticipated that Vertex Nevada
                                                                                            will need to share in water
                                                                                            treatment operations from CMT,
                                                                                            which will be supplied at
                                                                                            cost plus 10%.

ASSUMPTIONS FOLLOWING  That CRC will          That VR will continue  That VRM will          That CMT will
THE MERGER:            continue to operate,   to operate and         continue to operate    continue to operate
                       that CRC and Vertex    provide services to    and will perform       and Vertex Nevada and
                       Nevada will enter      Vertex Nevada on       services for Vertex    Vertex LP will enter
                       into the Services      similar terms and      Nevada similar to      into and/or operate
                       Agreement and that     conditions as such     those provided by VRM  pursuant to the terms
                       CRC will continue to   services are provided  to Vertex LP in        of a services
                       provide services to    to Vertex LP prior to  connection with the    agreement pursuant to
                       Vertex Nevada on       the Merger.            Vertex Nevada          which CMT will
                       similar terms and                             Business.              provide Terminaling
                       conditions as                                                        services to Vertex
                       currently provided to                                                Nevada, that CMT and
                       the Vertex Nevada                                                    Vertex Nevada will
                       Business.                                                            enter into an
                                                                                            addendum to CMT's lease,
                                                                                            that the parties will
                                                                                            enter into a Purchase
                                                                                            Agreement for the process
                                                                                            assets and intellectual
                                                                                            property, and a license
                                                                                            agreement as
                                                                                            described previously.


                                      F-32





ANTICIPATED            Vertex Nevada would    Vertex Nevada would    In the event that VRM  In the event that CMT
CONSEQUENCES IF        need to find another   need to enter into     ceases to provide      does not provide
RELATIONSHIP           transportation and     agreements with other  services to Vertex     terminaling services
TERMINATED:            trucking services      Feedstock suppliers.   Nevada, Vertex Nevada  to Vertex Nevada,
                       company which would    It could be costly     will need to contract  Vertex Nevada will
                       agree to provide       and time consuming to  with another party to  need to obtain new
                       services to Vertex     find additional        provide similar        terminaling services
                       Nevada. Vertex         suppliers and build    services to Vertex     from a third party,
                       Nevada does not        and maintain any       Nevada. The terms      which may charge
                       currently believe      required               and costs associated   Vertex Nevada more
                       that it would be       infrastructure which   with services to be    than CMT and/or which
                       difficult to find      may be required for    performed by a third   may require that
                       such a provider;       such additional        party may be           Vertex Nevada fund
                       however, the prices    suppliers to supply    substantially higher   substantial
                       charged by such        Vertex Nevada with     and/or more resource   construction of
                       provider may be        Feedstock.             intensive for Vertex   necessary terminaling
                       substantially higher   Additionally,          Nevada than those      rails and related
                       than those charged to  assuming that Vertex   services provided by   infrastructure to
                       Vertex Nevada from     Nevada is able to      VRM, which could       allow such
                       CRC, which increase    locate additional      cause a significant    terminaling services
                       in expenses could      Feedstock suppliers    increase in Vertex     and to allow Vertex
                       cause an increase in   and/or create its own  Nevada's cost of       Nevada to move
                       Vertex Nevada's cost   network of suppliers,  revenues and in turn,  Feedstock to its
                       of revenues and        the cost of such       negatively impact      currently planned
                       negatively impact      Feedstock would        Vertex Nevada's        operations at Cedar
                       Vertex Nevada's        likely be higher than  results of             Marine Terminal,
                       results of operations. the cost of such       operations.            which could not only
                                              Feedstock as provided                         be costly to Vertex
                                              to Vertex Nevada from                         Nevada and/or
                                              VR.                    Additionally, if       increase its ongoing
                                                                     Vertex Nevada is       expenses, but could
                                                                     unable to find         cause a temporary
                                              As a result, the loss  another company to     lapse in its
                                              of the services of VR  perform similar        terminaling services
                                              would likely increase  services for Vertex    and therefore reduce
                                              Vertex Nevada's cost   Nevada as VRM          its ability to
                                              of revenues and        performed for Vertex   operate.
                                              negatively impact      LP in connection with
                                              results of operations. the Vertex Nevada
                                                                     Business, Vertex
                                                                     Nevada could be
                                                                     subject to penalties
                                                                     for failure to comply
                                                                     with environmental
                                                                     and/or state
                                                                     guidelines and
                                                                     compliance.


7.       CONCENTRATIONS AND SIGNIFICANT CUSTOMERS

         The Company has concentrated credit risk for cash by maintaining deposits in one bank. These balances are insured by the Federal Deposit Insurance Corporation, subject to limitations. From time to time during the nine months ended September 30, 2008 and 2007, the Company's cash balances exceeded the federally insured limits of $100,000 (which limit was recently increased to $250,000).

         Financial instruments that potentially subject the Company to credit risk consist primarily of trade receivables. Four large publicly-held companies with various independent divisions represented 84% of the Company's gross sales and 93% of outstanding trade receivables for the nine months ended September 30, 2008, and two such companies represented 85% of gross sales for the nine months ended September 30, 2007.

         The Company's revenue, profitability and future rate of growth are substantially dependent on prevailing prices for petroleum-based products. Historically, the energy markets have been very volatile, and there can be no assurance that these prices will not be subject to wide fluctuations in the future. A substantial or extended decline in such prices could have a material adverse effect on the Company's financial position, results of operations, cash flows and access to capital and on the quantities of petroleum-based product inventories that the Company can economically produce.

8.       SEGMENT REPORTING

         The Company's reportable segments include the Black Oil and Refining and Marketing divisions. Segment information for the nine months ending September 30, 2008 and 2007, is as follows:


                NINE MONTHS ENDED SEPTEMBER 30, 2008 (UNAUDITED)
--------------------------------------------------------------------------------------

                                                Black Oil     Refining       Total
                                               -----------   -----------   -----------

Revenues                                       $38,876,998   $17,985,647   $56,862,645

Cost of revenues                                37,365,754    14,968,465    52,334,219
                                               -----------   -----------   -----------

Gross profit                                     1,511,244     3,017,182     4,528,426

Selling, general and administrative expenses       869,410       434,053     1,303,463
                                               -----------   -----------   -----------

Income from operations                             641,834     2,583,129     3,224,963
                                               -----------   -----------   -----------

Net income                                         641,834     2,583,129     3,224,963

Total Assets                                     3,569,938     4,988,511     8,558,449

                NINE MONTHS ENDED SEPTEMBER 30, 2007 (UNAUDITED)
--------------------------------------------------------------------------------------
                                                Black Oil     Refining        Total
                                               -----------   -----------   -----------
Revenues                                       $22,101,980   $ 6,425,562   $28,527,542
Cost of revenues                                21,020,247     4,745,911    25,766,158
                                               -----------   -----------   -----------
Gross profit                                     1,081,733     1,679,651     2,761,384
Selling, general and administrative expenses       461,104       230,207       691,311
                                               -----------   -----------   -----------
Income from operations                             620,629     1,449,444     2,070,073
                                               -----------   -----------   -----------
Net income                                         620,679     1,449,444     2,070,073
Total Assets                                     2,464,256     2,155,104     4,619,360

9.       PLAN OF MERGER

         In May 2008, Vertex Energy, L.P., Vertex Energy, Inc., a Nevada corporation ("Vertex Nevada"), Vertex Merger Sub, LLC and Benjamin P. Cowart, an individual, executed an agreement and plan of merger with World Waste Technologies, Inc., a publicly traded California corporation. Pursuant to the terms of the agreement, the Partnership will transfer certain business operations to a merger corporation.

         Under terms specified by the merger, the merger corporation will assume up to $1.6 million of indebtedness and certain other specified liabilities of the Partnership and the partners and various consultants will hold approximately 44% of the outstanding shares of the merger corporation (treating as outstanding shares that are issuable upon the exercise of warrants to acquire shares of common stock at a nominal exercise price). In connection with the merger agreement, Vertex Energy, Inc. will assume the Partnership's operations in connection with the fulfillment of a certain relationship with a major customer and assume the operations of the Partnership's refining and marketing division. The presented historical assets of Vertex LP will remain the property of the

Partnership following the merger. Accordingly, no assets of the Partnership will be transferred to the merger corporation. Although subsidiaries controlled by the Partnership will not be transferred, the new merger corporation will have the right to acquire these subsidiaries under certain circumstances specified in the merger agreement. Certain shareholders of Vertex Nevada will receive cash proceeds of $4.4 million as part of the merger. The merger corporation will receive $5.0 million in cash and assume liabilities of up to $2.4 million from World Waste Technologies, Inc. As of November 25, 2008, the merger had not closed.

         Benjamin P. Cowart, Vertex Nevada's Chief Executive Officer and Chairman of the Board, also serves as the General Partner of, and controls several other entities through, VTX, Inc. (collectively, the "Vertex Entities"). The Vertex Entities have entered into transactions with, supplied feedstock for, and performed various business services for, the Vertex Nevada Business. Vertex Nevada will not acquire any long-term assets at the closing of the merger. It is anticipated, however, that Vertex Nevada will enter into a services agreement with the Vertex Entities in order to facilitate Vertex Nevada's ability to conduct its operations following the merger.

         It is anticipated that the following transactions and relationships will continue following the merger:

         o Crossroad Carriers will transport Vertex Nevada's feedstock and refined and re-refined petroleum products;

         o Vertex Nevada will sublease terminal space from Cedar Marine Terminal LP and may purchase certain re-refining assets, and perform certain other services for, Cedar Marine Terminal pursuant to agreements described elsewhere in this proxy statement; and

         o Vertex Residual Management Group LP will perform environmental compliance and regulatory oversight for Vertex Nevada.

         A contract with Chevron-Texaco (which was recently assigned by Chevron-Texaco to Omega Refining LLC ("OMEGA") in connection with the sale of the re-refinery by Chevron-Texaco to Omega), sets forth payment and other terms such as volume and oil specifications and minimum purchase requirements, and includes a minimum fee per gallon plus a performance margin. The contract was initially entered into for a 12-month term in September 2001 and had remained in effect pursuant to a series of annual renewals. Although the contract expired effective September 30, 2008, the parties are currently negotiating a new contract with terms that are expected to be substantially similar to the terms in the prior contract. It is a condition to the closing of the merger that any such contract be assigned to Vertex Nevada. Pending execution of this new contract, the parties have been continuing to perform under the terms of the expired contract. If the relationship between Vertex Nevada and Omega ceases for any reason, Vertex Nevada will seek to replace this re-refinery with other potential customers, including (1) other re-refineries, (2) Gulfcoast #6 oil blenders that Vertex Nevada believes could use Vertex Nevada's product as a cutter-stock for residual fuel oil blends that are sold worldwide, and (3) inland manufacturers that could use Vertex LP's product as a replacement btu fuel for #6 oil, #2 oil and natural gas. In each year since Vertex LP's inception, sales to this re-refinery have made up more than 10% of Vertex LP's consolidated revenues.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors of
Vertex Energy, Inc.
Houston, Texas


We have audited the accompanying balance sheet of Vertex Energy, Inc. as of June 30, 2008 and the related statements of operations, stockholder's equity, and cash flows for the period from May 14, 2008 (inception) through June 30, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vertex Energy, Inc. as of June 30, 2008, and the results of its operations and its cash flows for the period from May 14, 2008 (inception) through June 30, 2008, in conformity with accounting principles generally accepted in the United States of America.




/s/ LBB & Associates Ltd., LLP


Houston, Texas
September 30, 2008 (except for Note 7, which is as of December 4, 2008)


                               VERTEX ENERGY, INC.
                                  BALANCE SHEET
                                  JUNE 30, 2008


ASSETS

Total assets                                                                      $     --
                                                                                  ========


LIABILITIES AND STOCKHOLDER'S EQUITY

Total liabilities                                                                 $     --
                                                                                  --------

STOCKHOLDER'S EQUITY
   Preferred stock - blank check, $0.001 par value per share; 50,000,000 shares authorized; none issued
     or outstanding                                                                     --
   Common stock, $0.001 par value per share;
     750,000,000 shares authorized; none issued
     or outstanding                                                                     --
   Additional paid-in capital                                                       22,422
   Accumulate deficit                                                              (22,422)
                                                                                  --------
      Total stockholder's equity                                                        --
                                                                                  --------

      Total liabilities and stockholder's equity                                  $     --
                                                                                  ========
                 See accompanying notes to financial statements


                                      F-37




                               VERTEX ENERGY, INC.
                             STATEMENT OF OPERATIONS
                  FOR THE PERIOD FROM INCEPTION (MAY 14, 2008)
                              THROUGH JUNE 30, 2008



                                                          INCEPTION
                                                           (MAY 14,
                                                            2008)
                                                           THROUGH
                                                        JUNE 30, 2008
                                                       ---------------

Revenue                                                    $     --
                                                           --------

Expenses
   General and administrative                                22,422
                                                           --------
      Total expenses                                         22,422
                                                           --------

Net Loss                                                   $(22,422)
                                                           ========


Basic and diluted net loss per share                       $  (0.00)
                                                           ========

Weighted average shares outstanding                              --
                                                           ========

                 See accompanying notes to financial statements


                                      F-38





                                                   VERTEX ENERGY, INC.
                                            STATEMENT OF STOCKHOLDER'S EQUITY
                                       FOR THE PERIOD FROM INCEPTION (MAY 14, 2008)
                                                  THROUGH JUNE 30, 2008





                                PREFERRED STOCK           COMMON STOCK           ADDITIONAL
                            ------------------------  ----------------------       PAID-IN       ACCUMULATED
                           SHARES          AMOUNT     SHARES         AMOUNT       CAPITAL         DEFICIT         TOTAL
                           -------        --------     ------       ------        --------        --------       -------

BALANCE - INCEPTION (MAY        --        $     --        --        $   --        $     --        $     --      $     --
  14, 2008)
Stock based compensation        --              --        --            --          22,422         (22,422)           --
                           -------        --------     ------       ------        --------        --------       -------
BALANCE - JUNE 30, 2008         --        $     --        --        $   --        $ 22,422        $(22,422)     $     --
                           =======        ========     ======       ======        ========        =========      =======


                                     See accompanying notes to financial statements.

                                      F-39





                               VERTEX ENERGY, INC.
                             STATEMENT OF CASH FLOWS
                  FOR THE PERIOD FROM INCEPTION (MAY 14, 2008)
                              THROUGH JUNE 30, 2008


                                                                             INCEPTION
                                                                           (MAY 14, 2008)
                                                                              THROUGH
                                                                           JUNE 30, 2008
                                                                           ---------------
CASH FLOWS USED IN OPERATING ACTIVITIES
Net loss                                                                     $(22,422)
Adjustment to reconcile net loss to net cash used in operating activities:
   Stock based compensation expense                                            22,422
                                                                             --------
NET CASH FLOWS USED IN OPERATING ACTIVITIES                                        --
                                                                             --------


                                                                             --------
CASH FLOWS USED IN INVESTING ACTIVITIES                                            --
                                                                             --------


                                                                             --------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES                                        --
                                                                             --------

INCREASE IN CASH AND CASH EQUIVALENTS                                              --

CASH AND CASH EQUIVALENTS - beginning of period                                    --
                                                                             --------

CASH AND CASH EQUIVALENTS - end of period                                    $     --
                                                                             ========
SUPPLEMENTAL CASH FLOW INFORMATION
   Cash paid for interest                                                    $     --
   Cash paid for taxes                                                       $     --


                 See accompanying notes to financial statements.

                               VERTEX ENERGY, INC.
                          NOTES TO FINANCIAL STATEMENTS

1.       BASIS OF PRESENTATION AND NATURE OF OPERATIONS


         Vertex Energy, Inc. (the "Company" or "Vertex Nevada") was incorporated under the laws of the State of Nevada in May 2008, and has had no operating and minimal financial activity to date. The Company was formed for the purpose of receiving the transfer of certain operations related to its black oil division and certain assets, liabilities and operations of the refining and marketing division of Vertex Energy, L.P.

         Vertex Energy, L.P. (the "Partnership" or "Vertex LP") provides a range of services designed to aggregate, process and recycle industrial and commercial waste streams. Vertex LP currently provides these services in 13 states, with its primary focus in the Gulf Coast region of the United States.

         In May 2008, Vertex LP, the Company, Vertex Merger Sub, LLC and Benjamin P. Cowart, an individual, executed an agreement and plan of merger with World Waste Technologies, Inc., a publicly traded California corporation. Under terms specified by the merger, the merger corporation will assume up to $1.6 million of indebtedness and certain other specified liabilities of the Partnership and the partners and various consultants will hold approximately 44% of the outstanding shares of the merger corporation (treating as outstanding shares that are issuable upon the exercise of warrants to acquire shares of common stock at a nominal exercise price). In connection with the merger agreement, Vertex Energy, Inc. will assume the Partnership's operations in connection with the fulfillment of a certain arrangement with a major customer and assume the operations of the Partnership's refining and marketing division. The assets of Vertex LP will remain the property of Vertex LP following the merger. Accordingly, no assets of Vertex LP will be transferred to the merger corporation. Although subsidiaries controlled by Vertex LP will not be transferred, the new merger corporation will have the right to acquire these subsidiaries under certain circumstances specified in the merger agreement. Pursuant to the merger agreement, certain shareholders of the Company will receive cash proceeds of $4.4 million. The merger corporation will also receive $5.0 million in cash and will assume liabilities of up to $2.4 million from World Waste Technologies, Inc.

         As the merger has not yet been consummated, no transfer of business activities has yet occurred and the Company currently has no operations. The Company's fiscal year end is December 31.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

         These financial statements were prepared in accordance with accounting principles generally accepted in the United States. Certain amounts included in or affecting the financial statements and related disclosures must be estimated by management, requiring certain assumptions with respect to values or conditions which cannot be known with certainty at the time the financial statements are prepared. These estimates and assumptions affect the amounts reported for assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. Any effects on the business, financial position or results of operations from revisions to these estimates are recorded in the period in which the facts that give rise to the revision become known.

Stock based compensation

         The Company accounts for share-based expense and activity in accordance with FAS No. 123(R), "Share-Based Payment," ("FAS123(R)") which establishes accounting for equity instruments exchanged for services. Under the provisions of FAS123(R), share-based compensation costs are measured at the grant date, based on the calculated fair value of the award, and are recognized as an expense over the employee's requisite service period, generally the vesting period of the equity grant.

         Share-based payments to non-employees are measured at the grant date, based on the calculated fair value of the award, and are recognized as an expense over the service period, generally the vesting period of the equity grant. The Company estimates the fair value of stock options using the Black-Scholes valuation model. Key input assumptions used to estimate the fair value of stock options include the exercise price of the award, expected option term, expected volatility of the stock over the option's expected term, risk-free interest rate over the option's expected term, and the expected annual dividend yield. The Company believes that the valuation technique and approach utilized to develop the underlying assumptions are appropriate in calculating the fair values of the stock options granted.

Basic and Diluted Loss per Share

         Basic and diluted loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Income Taxes

         The Company has adopted SFAS No. 109 "Accounting for Income Taxes" as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. The asset and liability approach is used to account for income taxes by recognizing deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. The Company records a valuation allowance to reduce the deferred tax assets to the amount that is more likely than not to be realized.

Recently issued accounting pronouncements

         The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

3.       COMMON STOCK

         The total number of authorized shares of the Company's common stock is 750,000,000 shares, $0.001 par value per share.

         Each share of the Company's common stock is entitled to equal dividends and distributions per share with respect to the common stock when, as and if declared by the Company's board of directors. No holder of any shares of the Company's common stock has a preemptive right to subscribe for any Company security, nor are any shares of the Company's common stock subject to redemption or convertible into other securities. Upon liquidation, dissolution or winding-up of the Company, and after payment of creditors and preferred shareholders, if any, the assets of the Company will be divided pro rata on a share-for-share basis among the holders of the Company's common stock. Each share of the Company's common stock is entitled to one vote, except with respect to the election of directors. Shares of the Company's common stock do not possess any rights in respect of cumulative voting.

         No shares of common stock had been issued as of June 30, 2008.

4.       PREFERRED STOCK

         The total number of authorized shares of the Company's preferred stock is 50,000,000 blank check shares, $0.001 par value per share. The blank check preferred stock can be designated at the discretion of the Board of Directors. As of June 30, 2008, there were no shares of preferred stock outstanding.

5.       STOCK COMPENSATION

         On May 16, 2008, the Company granted options to acquire a total of up to 426,500 shares of its common stock to executive officers, a director, and consultants. The options have an exercise price of $1.20 per share and a term of

10 years from the date of grant. The fair value of the stock at the date of grant was $0.12 per share and was valued contemporaneous with the grants. Generally, 25% of the options vest per year beginning on the first anniversary of the grant date. The fair value of these options is $241,156 using the Black Scholes valuation model. A risk free rate of 3.12% and a volatility calculation of 30.63% were used to value these options. The Company recorded stock compensation expense of $20,934 in connection with these grants in the accompanying statement of operations. None of these options were exercisable as of June 30, 2008.

         On June 2, 2008, the Board of Directors of Vertex Energy, Inc. appointed two new members to its board of directors, and granted 20,000 options to each of the two directors. The options have the same terms as the options discussed above. The fair value of the stock at the date of grant was $0.12 per share and was valued contemporaneous with the grants. A risk free rate of 3.28% and a volatility calculation of 30.63% were used to value these options. The fair value of these options is $22,862 using the Black Scholes valuation model. The Company recorded stock compensation expense of $1,488 in connection with these grants in the accompanying statement of operations. None of these options were exercisable as of June 30, 2008.

         The weighted average exercise price of outstanding options as of June 30, 2008 was $1.20. The weighted average exercise price of exercisable options as of June 30, 2008 was $0.00. The weighted average remaining life of outstanding and exercisable options as of June 30, 2008 was approximately 10 years.

6.       INCOME TAXES

         The Company has no net operating loss carryforward as of June 30, 2008 due to the Company's only expense being non-deductible stock compensation. Consequently, there is no deferred tax asset or valuation allowance attributable to the Company as of June 30, 2008.

7.       SUBSEQUENT EVENTS

         Subsequent to June 30, 2008, the Company issued one share of common stock at par value to Vertex Energy, LP as consideration for the formation of the Company.

         In May 2008, Vertex Energy, L.P., Vertex Energy, Inc., Vertex Merger Sub, LLC and Benjamin P. Cowart, an individual, executed an agreement and plan of merger with World Waste Technologies, Inc., a publicly traded California corporation. Pursuant to the terms of the agreement, the Partnership will transfer certain business operations to a merger corporation.

         Under terms specified by the merger, the merger corporation will assume up to $1.6 million of indebtedness and certain other specified liabilities of the Partnership and the partners and various consultants will hold approximately 44% of the outstanding shares of the merger corporation. In connection with the merger agreement, Vertex Energy, Inc. will assume the Partnership's operations in connection with the fulfillment of a certain relationship with a major customer and assume the operations of the Partnership's refining and marketing division. The presented historical assets of Vertex LP will remain the property of the Partnership following the merger. Accordingly, no assets of the Partnership will be transferred to the merger corporation. Although subsidiaries controlled by the Partnership will not be transferred, the new merger corporation will have the right to acquire these subsidiaries under certain circumstances specified in the merger agreement. Certain shareholders of Vertex Nevada will receive cash proceeds of $4.4 million as part of the merger. The merger corporation will receive $5.0 million in cash and assume liabilities of up to $2.4 million from World Waste Technologies, Inc. As of September 30, 2008, the merger had not closed.

         Benjamin P. Cowart, Vertex Nevada's Chief Executive Officer and Chairman of the Board, also serves as the General Partner of, and controls several other entities through, VTX, Inc. (collectively, the "Vertex Entities"). The Vertex Entities have entered into transactions with, supplied feedstock for, and performed various business services for, the Vertex Nevada Business. Vertex Nevada will not acquire any long-term assets at the closing of the merger. It is anticipated, however, that Vertex Nevada will enter into a services agreement with the Vertex Entities in order to facilitate Vertex Nevada's ability to conduct its operations following the merger.

         It is anticipated that the following transactions and relationships will continue following the merger:

         o Crossroad Carriers will transport Vertex Nevada's feedstock and refined and re-refined petroleum products;

         o Vertex Recovery and its subsidiaries will resell feedstock to Vertex Nevada;

         o Vertex Nevada will sublease terminal space from Cedar Marine Terminal LP and may purchase certain re-refining assets, and perform certain other services for, Cedar Marine Terminal pursuant to agreements described elsewhere in this proxy statement; and

o Vertex Residual Management Group LP will perform environmental compliance and regulatory oversight for Vertex Nevada.

         A contract with Chevron-Texaco (which was recently assigned by Chevron-Texaco to Omega Refining LLC ("OMEGA") in connection with the sale of the re-refinery by Chevron-Texaco to Omega), sets forth payment and other terms such as volume and oil specifications and minimum purchase requirements, and includes a minimum fee per gallon plus a performance margin. The contract was initially entered into for a 12-month term in September 2001 and had remained in effect pursuant to a series of annual renewals. Although the contract expired effective September 30, 2008, the parties are currently negotiating a new contract with terms that are expected to be substantially similar to the terms in the prior contract. It is a condition to the closing of the merger that any such contract be assigned to Vertex Nevada. Pending execution of this new contract, the parties have been continuing to perform under the terms of the expired contract. If the relationship between Vertex Nevada and Omega ceases for any reason, Vertex Nevada will seek to replace this re-refinery with other potential customers, including (1) other re-refineries, (2) Gulfcoast #6 oil blenders that Vertex Nevada believes could use Vertex Nevada's product as a cutter-stock for residual fuel oil blends that are sold worldwide, and (3) inland manufacturers that could use Vertex LP's product as a replacement btu fuel for #6 oil, #2 oil and natural gas. In each year since Vertex LP's inception, sales to this re-refinery have made up more than 10% of Vertex LP's consolidated revenues.

         On December 4, 2008, Vertex Energy, Inc. effected a one-for-ten reverse stock split. This reverse split has been presented retroactively within these financial statements. Any partial shares have been rounded up to the nearest whole share.


                               VERTEX ENERGY, INC.
                                 BALANCE SHEETS
                      SEPTEMBER 30, 2008 AND JUNE 30, 2008


                                                                               SEPTEMBER 30,    JUNE 30,
                                                                                    2008        2008
                                                                                  --------    --------
                                                                                 (unaudited)  (audited)
ASSETS

Total assets                                                                      $     --    $     --
                                                                                  ========    ========


LIABILITIES AND STOCKHOLDER'S EQUITY

Total liabilities                                                                 $     --    $     --
                                                                                  --------    --------

STOCKHOLDER'S EQUITY
   Preferred stock - blank check, $0.001 par value per share; 50,000,000 shares authorized; none issued
     or outstanding                                                                     --          --
   Common stock, $0.001 par value per share;
     750,000,000 shares authorized; 1 and 0 shares issued
     and outstanding, respectively                                                      --          --
   Additional paid-in capital                                                       56,800      22,422
   Accumulate deficit                                                              (56,800)    (22,422)
                                                                                  --------    --------
      Total stockholder's equity                                                        --          --
                                                                                  --------    --------

      Total liabilities and stockholder's equity                                  $     --    $     --
                                                                                  ========    ========

                 See accompanying notes to financial statements



                                      F-45





                               VERTEX ENERGY, INC.
                            STATEMENTS OF OPERATIONS
                FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2008 AND
                  FOR THE PERIOD FROM INCEPTION (MAY 14, 2008)
                           THROUGH SEPTEMBER 30, 2008
                                   (UNAUDITED)


                                                                  INCEPTION
                                                                 (MAY 14, 2008)
                                    THREE MONTHS ENDED              THROUGH
                                    SEPTEMBER 30, 2008         SEPTEMBER 30, 2008
                                    ------------------         ------------------

Revenue                                  $     --                   $     --
                                         --------                   --------

Expenses
   General and administrative              34,378                     56,800
                                         --------                   --------
      Total expenses                       34,378                     56,800
                                         --------                   --------

Net Loss                                 $(34,378)                  $(56,800)
                                         ========                   ========

Basic and diluted net loss per share     $  (0.00)
                                         ========

Weighted average shares outstanding            --
                                         ========

                See accompanying notes to financial statements


                                      F-46





                               VERTEX ENERGY, INC.
                             STATEMENT OF CASH FLOWS
                  FOR THE PERIOD FROM INCEPTION (MAY 14, 2008)
                           THROUGH SEPTEMBER 30, 2008
                                   (UNAUDITED)

                                                            INCEPTION
                                                           (MAY 14, 2008)
                                                              THROUGH
                                                         SEPTEMBER 30, 2008
                                                          ----------------
CASH FLOWS USED IN OPERATING ACTIVITIES
Net loss                                                      $(56,800)
Adjustment to reconcile net loss to net cash used in
  operating activities:
   Stock based compensation expense                             56,800
                                                              --------
NET CASH FLOWS USED IN OPERATING ACTIVITIES                         --
                                                              --------


                                                              --------
CASH FLOWS USED IN INVESTING ACTIVITIES                             --
                                                              --------


                                                              --------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES                         --
                                                              --------

INCREASE IN CASH AND CASH EQUIVALENTS                               --

CASH AND CASH EQUIVALENTS - beginning of period                     --
                                                              --------

CASH AND CASH EQUIVALENTS - end of period                     $     --
                                                              ========

SUPPLEMENTAL CASH FLOW INFORMATION
   Cash paid for interest                                     $     --
   Cash paid for taxes                                        $     --

                See accompanying notes to financial statements

                               VERTEX ENERGY, INC.
                 NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS

1.       BASIS OF PRESENTATION AND NATURE OF OPERATIONS


         Vertex Energy, Inc. (the "Company" or "Vertex Nevada") was incorporated under the laws of the State of Nevada in May 2008, and has had no operating and minimal financial activity to date. The Company was formed for the purpose of receiving the transfer of certain operations related to the black oil division and certain assets, liabilities and operations of the refining and marketing division of Vertex Energy, L.P.

         As the merger has not yet been consummated, no transfer of business activities has yet occurred and the Company currently has no operations. The Company's fiscal year end is December 31.

         The accompanying unaudited interim financial statements of Vertex Energy, Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the September 30 interim periods presented have been reflected herein. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements, which would substantially duplicate the disclosure contained in the audited financial statements, have been omitted.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

         These financial statements were prepared in accordance with accounting principles generally accepted in the United States. Certain amounts included in or affecting the financial statements and related disclosures must be estimated by management, requiring certain assumptions with respect to values or conditions which cannot be known with certainty at the time the financial statements are prepared. These estimates and assumptions affect the amounts reported for assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. Any effects on the business, financial position or results of operations from revisions to these estimates are recorded in the period in which the facts that give rise to the revision become known.

Stock based compensation

         The Company accounts for share-based expense and activity in accordance with FAS No. 123(R), "Share-Based Payment," ("FAS123(R)") which establishes accounting for equity instruments exchanged for services. Under the provisions of FAS123(R), share-based compensation costs are measured at the grant date, based on the calculated fair value of the award, and are recognized as an expense over the employee's requisite service period, generally the vesting period of the equity grant.

         Share-based payments to non-employees are measured at the grant date, based on the calculated fair value of the award, and are recognized as an expense over the service period, generally the vesting period of the equity grant.

         The Company estimates the fair value of stock options using the Black-Scholes valuation model. Key input assumptions used to estimate the fair value of stock options include the exercise price of the award, expected option term, expected volatility of the stock over the option's expected term, risk-free interest rate over the option's expected term, and the expected annual dividend yield. The Company believes that the valuation technique and approach utilized to develop the underlying assumptions are appropriate in calculating the fair values of the stock options granted.

Basic and Diluted Loss per Share

         Basic and diluted loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Income Taxes

         The Company has adopted SFAS No. 109 "Accounting for Income Taxes" as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. The asset and liability approach is used to account for income taxes by recognizing deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. The Company records a valuation allowance to reduce the deferred tax assets to the amount that is more likely than not to be realized.

Recently issued accounting pronouncements

         The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

3.       COMMON STOCK

         The total number of authorized shares of the Company's common stock is 750,000,000 shares, $0.001 par value per share.

         Each share of the Company's common stock is entitled to equal dividends and distributions per share with respect to the common stock when, as and if declared by the Company's board of directors. No holder of any shares of the Company's common stock has a preemptive right to subscribe for any Company security, nor are any shares of the Company's common stock subject to redemption or convertible into other securities. Upon liquidation, dissolution or winding-up of the Company, and after payment of creditors and preferred shareholders, if any, the assets of the Company will be divided pro rata on a share-for-share basis among the holders of the Company's common stock. Each share of the Company's common stock is entitled to one vote, except with respect to the election of directors. Shares of the Company's common stock do not possess any rights in respect of cumulative voting.

         During the three months ended September 30, 2008, the Company issued one share of stock at fair value to Vertex Energy, L.P. for services rendered in the formation of the Company.

4.       PREFERRED STOCK

         The total number of authorized shares of the Company's preferred stock is 50,000,000 blank check shares, $0.001 par value per share. The blank check preferred stock can be designated at the discretion of the Board of Directors. As of September 30, 2008, there were no shares of preferred stock outstanding.

5.       STOCK COMPENSATION


         On May 16, 2008, the Company granted options to acquire a total of up to 426,500 shares of its common stock to executive officers, a director, and consultants. The options have an exercise price of $1.20 per share and a term of 10 years from the date of grant. The fair value of the stock at the date of grant was $0.12 per share and was valued contemporaneous with the grants. Generally, 25% of the options vest per year beginning on the first anniversary of the grant date. The fair value of these options is $241,156 using the Black Scholes valuation model. A risk free rate of 3.12% and a volatility calculation of 30.63% were used to value these options. The Company recorded stock compensation expense of $52,334 in connection with these grants in the accompanying statement of operations. None of these options were exercisable as of September 30, 2008.

         On June 2, 2008, the Board of Directors of Vertex Energy, Inc. appointed two new members to its board of directors, and granted 20,000 options to each of the two directors. The options have the same terms as the options discussed above. The fair value of the stock at the date of grant was $0.12 per share and was valued contemporaneous with the grants. A risk free rate of 3.28% and a volatility calculation of 30.63% were used to value these options. The fair value of these options is $22,862 using the Black Scholes valuation model. The Company recorded stock compensation expense of $4,465 in connection with these grants in the accompanying statement of operations. None of these options were exercisable as of September 30, 2008.

         The weighted average exercise price of outstanding options as of September 30, 2008 was $1.20. The weighted average exercise price of exercisable options as of September 30, 2008 was $0.00. The weighted average remaining life of outstanding and exercisable options as of September 30, 2008 was approximately 9.6 years.


6.       INCOME TAXES

         The Company has no net operating loss carryforward as of September 30, 2008 due to the Company's only expense being non-deductible stock compensation. Consequently, there is no deferred tax asset or valuation allowance attributable to the Company as of September 30, 2008.

7.       PLAN OF MERGER

         In May 2008, Vertex Energy, L.P. (the "Partnership"), Vertex Energy, Inc., Vertex Merger Sub, LLC and Benjamin P. Cowart, an individual, executed an agreement and plan of merger with World Waste Technologies, Inc., a publicly traded California corporation. Pursuant to the terms of the agreement, the Partnership will transfer certain business operations to Vertex Energy, Inc. Vertex Energy, L.P. is a partnership that is majority owned by Benjamin P. Cowart and which owns a majority interest in a group of entities.

         Under terms specified by the merger, the Company will assume up to $1.6 million of indebtedness and certain other specified liabilities of the Partnership and the partners and various consultants will hold approximately 44% of the outstanding shares of the merger corporation. In connection with the merger agreement, Vertex Energy, Inc. will assume the Partnership's operations in connection with the fulfillment of a certain relationship with a major customer and assume the operations of the Partnership's refining and marketing division. The historical assets of Vertex Energy, L.P. will remain the property of the Partnership following the merger. Accordingly, no assets of the Partnership will be transferred to the Company. Although subsidiaries controlled by the Partnership will not be transferred, the Company will have the right to acquire these subsidiaries under certain circumstances specified in the merger agreement. Certain partners of Vertex Energy, L.P. will receive cash proceeds of $4.4 million as part of the merger. The merger corporation will receive $5.0 million in cash and assume liabilities of up to $2.4 million from World Waste Technologies, Inc. As of November 25, 2008, the merger had not closed.



8.       SUBSEQUENT EVENT


         On December 4, 2008, the Company effected a one-for-ten reverse stock split. This has been presented retroactively within these financial statements. Any partial shares have been rounded up to the nearest whole share.

             Report of Independent Registered Public Accounting Firm

To: The Board of Directors and Stockholders of World Waste Technologies, Inc.
    San Diego, California

We have audited the accompanying consolidated balance sheets of World Waste Technologies, Inc. and subsidiaries (a developmental stage enterprise) as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of World Waste Technologies, Inc. and subsidiaries as of December 31, 2007 and 2006, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the company as a going concern. As discussed in Note 2, the Company has incurred significant net losses since its inception and has an accumulated deficit of $70,000,282 and expects to incur substantial additional losses and costs. The foregoing matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 2 of the accompanying financial statements. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.



/s/ Stonefield Josephson, Inc.
Los Angeles, California
March 31, 2008



                         WORLD WASTE TECHNOLOGIES, INC. AND SUBSIDIARIES
                             (FORMERLY WORLD WASTE OF AMERICA, INC.)
                                  (A DEVELOPMENT STAGE COMPANY)

                                   CONSOLIDATED BALANCE SHEETS

                                                                    December 31,    December 31,
                                                                        2007            2006
                                                                    ------------    ------------

ASSETS:
Current Assets:
   Cash and cash equivalents                                        $  2,711,200    $ 14,330,840
   Short-term investments                                              7,093,418              --
   Accounts Receivable                                                        --          12,517
   Prepaid Expenses                                                      336,726         174,589
   Assets held for sale (See Notes 4 and 5)                            1,083,223              --
                                                                    ------------    ------------
Total Current Assets                                                  11,224,567      14,517,946
                                                                    ------------    ------------

Fixed Assets:
   Machinery and Equipment, net of accumulated depreciation of
   $23,358 at December 31, 2007 and $673,201 at December 31, 2006         35,302       6,460,326
   Construction in Progress                                                   --         114,238
   Leasehold improvements, net of accumulated depreciation
   of $271,164 at December 31, 2007                                           --       2,693,163
                                                                    ------------    ------------

   Total Fixed Assets (See Note 5)                                        35,302       9,267,727
                                                                    ------------    ------------

Other Assets:
   Deposits, long term                                                    36,519          36,519
   Patents and licenses, net of accumulated Amortization of
   $202,923 at December 31, 2006 (See Notes 4 and 5)
                                                                                       1,266,014
                                                                    ------------    ------------
     TOTAL ASSETS                                                   $ 11,296,388    $ 25,088,206
                                                                    ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current Liabilities:
   Accounts Payable                                                 $    359,988    $    503,752
   Accrued Salaries Payable                                              108,992         136,635
   Capital Lease, short term                                              49,524          45,615
   Other Liabilities                                                     290,181         245,986
                                                                    ------------    ------------
Total Current Liabilities                                                808,685         931,988
                                                                    ------------    ------------

   Capital Lease, long term                                               30,826          80,351
                                                                    ------------    ------------
Total Long Term Liabilities                                               30,826          80,351

     TOTAL LIABILITIES                                                   839,511       1,012,339
                                                                    ------------    ------------

Redeemable Convertible Preferred Stock (See Note 7)                   22,812,640      14,506,849

Commitments and Contingencies (Note 10)

STOCKHOLDERS' EQUITY

   Common Stock - $.001 par value:
      100,000,000 shares authorized, 27,576,046  and
      25,412,662 shares issued and outstanding at
      December 31, 2007 and December 31, 2006, respectively               27,575          25,412

   Additional paid-in Capital                                         57,782,888      51,179,469
   Deficit accumulated during development stage                      (70,000,282)    (41,635,863)
   Accumulated comprehensive income                                     (165,944)
                                                                    ------------    ------------
   TOTAL STOCKHOLDERS' EQUITY                                        (12,355,763)      9,569,018
                                                                    ------------    ------------

   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                       $ 11,296,388    $ 25,088,206
                                                                    ============    ============

The accompanying notes form an integral part of these consolidated financial statements.



                                      F-52







                 WORLD WASTE TECHNOLOGIES, INC. AND SUBSIDIARIES
                     (FORMERLY WORLD WASTE OF AMERICA, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                    CONSOLIDATED STATEMENTS OF INCOME (LOSS)

                                                     Year             Year            Year        June 18, 2002
                                                     Ended            Ended           Ended       Inception to
                                                   12/31/2007      12/31/2006      12/31/2005      12/31/2007
                                                  ------------    ------------    ------------    ------------
GROSS REVENUE:                                    $         --     $    93,784    $         --    $     93,784

      Disposal of Rejects                                   --         (65,526)             --         (65,526)
      Plant Operation Cost                                  --     ( 2,720,922)             --      (2,720,922)
      Depreciation                                          --      (1,843,615)             --      (1,843,615)
                                                  ------------    ------------    ------------    ------------
Total Cost of Goods Sold                                    --      (4,630,063)             --      (4,630,063)
                                                  ------------    ------------    ------------    ------------
Gross Margin                                                --      (4,536,279)             --      (4,536,279)
                                                  ------------    ------------    ------------    ------------
General and Administrative Expense
      Research and Development                      (2,380,943)       (273,894)       (250,060)     (3,422,223)
      General and Administrative                    (5,251,888)     (4,154,108)     (3,601,754)    (16,009,288)
      Impairment of  Assets                         (8,454,106)     (9,737,344)                    (18,191,450)
                                                  ------------    ------------    ------------    ------------
      Loss from Operations                         (16,086,937)    (18,701,625)     (3,851,814)    (42,159,240)
                                                  ------------    ------------    ------------    ------------
      Interest Income (Expense)                        579,268         107,810          63,485         609,270
      Financing Transaction Expense                                 (7,442,426)                     (7,442,426)
      Change in Warrant Liability                                    1,079,721         709,412       1,944,133
      Other Income                                     155,000
                                                  ------------    ------------    ------------    ------------
      Net Loss before Provision for Income Tax     (15,352,669)    (24,956,520)     (3,078,917)    (47,048,263)
                                                  ------------    ------------    ------------    ------------
      Income Taxes                                          --              --              --              --
                                                  ------------    ------------    ------------    ------------
      Net Loss                                    $(15,352,669)   $(24,956,520)   $ (3,078,917)   $(47,048,263)
                                                  ------------    ------------    ------------    ------------
      Preferred Stock Dividend and Amortization
      Of Beneficial Conversion Feature, Warrants
      And Offering Costs (Note 7)                  (13,011,750)     (8,638,271)     (1,234,473)    (22,884,494)
                                                  ------------    ------------    ------------    ------------
      Net Loss attributable to Common
      Shareholders                                $(28,364,419)   $(33,594,791)   $ (4,313,390)   $(69,932,757)
                                                  ============    ============    ============    ============
      BASIC AND DILUTED NET LOSS PER SHARE
      ATTRIBUTABLE TO COMMON SHAREHOLDERS         $      (1.06)   $      (1.34)   $      (0.18)   $      (3.60)
                                                  ============    ============    ============    ============
      WEIGHTED AVERAGE NUMBER OF SHARES
      OUTSTANDING USED IN CALCULATION               26,783,456      25,021,530      24,277,661      19,424,946
                                                  ============    ============    ============    ============

   *  APPROXIMATELY $67,526 IN CONSULTING AND TRAVEL EXPENSES INCURRED PRIOR TO
      INCEPTION OF THE BUSINESS ON JUNE 18, 2002 ARE NOT INCLUDED.

The accompanying notes form an integral part of these consolidated financial statements.



                                      F-53




                                          WORLD WASTE TECHNOLOGIES, INC. AND SUBSIDIARIES
                                               (FORMERLY WORLD WASTE OF AMERICA, INC.)
                                                    (A DEVELOPMENT STAGE COMPANY)

                                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) AND OTHER
                                                         COMPREHENSIVE LOSS

                                                             Additional       Common                     Accumulated
                                                               Paid in        Stock       Accumulated   Comprehensive
                                    Shares       Dollars       Capital     Subscription     Deficit *    Income(Loss)      Total
                                 ------------  ------------  ------------  -------------  ------------   -----------   ------------
Preformation Expenses                      --  $         --  $         --  $          --  $    (67,526)  $        --   $    (67,526)
Formation - June 18, 2002           9,100,000           100        73,036             --            --            --         73,136
Net Loss - 2002                            --            --            --             --      (359,363)           --       (359,363)
                                 ------------  ------------  ------------  -------------  ------------   -----------   ------------
December 31, 2002                   9,100,000  $        100  $     73,036  $          --  $   (426,889)  $        --   $   (353,753)
                                 ============  ============  ============  =============  ============   ===========   ============
Additional Paid in Capital                 --            --           100             --            --            --            100
Common Stock Subscribed                    --            --            --        125,000            --            --        125,000
Net Loss - 2003                            --            --            --             --      (804,605)           --       (804,605)
                                 ------------  ------------  ------------  -------------  ------------   -----------   ------------
December 31, 2003                   9,100,000  $        100  $     73,136  $     125,000  $ (1,231,494)  $        --   $ (1,033,258)
                                 ============  ============  ============  =============  ============   ===========   ============
Merger with Waste
  Solutions, Inc.                   7,100,000            63         2,137             --            --            --          2,200
Common Stock Subscriptions            125,000             1       124,999       (125,000)           --            --             --
Common Stock and warrants net
  of offering cost prior to
  VPTI merger                       3,045,206            31     3,952,321             --            --            --      3,952,352
Shares cancelled                     (500,000)           (5)            5             --            --            --             --
Warrants Issued                            --            --       281,171             --            --            --        281,171
Merger with VPTI                    1,200,817        21,062       (21,062)            --            --            --             --
Conversion of Promissory Notes      1,193,500            12     1,193,488             --            --            --      1,193,500
Accrued Interest on Notes
  Forgiven                                 --            --       135,327             --            --            --        135,327
Common Stock and warrants
  net of offering cost              1,460,667         1,461     2,865,462             --            --            --      2,866,923
Amortization of stock options
  and warrants to employees
  and consultants                          --            --       217,827             --            --            --        217,827
Net Loss - 2004                            --            --            --             --    (2,496,188)           --     (2,496,188)
                                 ------------  ------------  ------------  -------------  ------------   -----------   ------------
December 31, 2004                  22,725,190  $     22,725  $  8,824,811  $          --  $ (3,727,682)  $        --   $  5,119,854
                                 ============  ============  ============  =============  ============   ===========   ============
Common Stock and warrants net
  of offering cost                  1,961,040         1,961     3,072,116             --            --            --      3,074,077
Amortization of stock options
  and warrants to employees
  and consultants                          --            --       654,220             --            --            --        654,220
Dividend Redeemable (Preferred
  Stock)                                   --            --       106,645             --      (671,769)           --       (565,124)
Warrants Issued                            --            --       861,853             --            --            --        861,853
Bridge Financing Warrants                  --            --     1,114,105             --            --            --      1,114,105
Beneficial Conversion Feature
  on Redeemable Preferred Stock            --            --     1,328,066             --            --            --      1,328,066
Amortization of Beneficial
  Conversion Feature, Warrants,
  and Offering Costs on
  Redeemable Preferred Stock               --            --            --             --      (562,704)           --       (562,704)
Net Loss - December 2005                   --            --            --             --    (3,078,917)           --     (3,078,917)
                                 ------------  ------------  ------------  -------------  ------------   -----------   ------------
December 31, 2005                  24,686,230  $     24,686  $ 15,961,816  $          --  $ (8,041,072)  $        --   $  7,945,430
                                 ============  ============  ============  =============  ============   ===========   ============

           The accompanying notes form an integral part of these consolidated financial statements.




                                      F-54






                                          WORLD WASTE TECHNOLOGIES, INC. AND SUBSIDIARIES
                                               (FORMERLY WORLD WASTE OF AMERICA, INC.)
                                                    (A DEVELOPMENT STAGE COMPANY)

                                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) AND OTHER
                                                         COMPREHENSIVE LOSS
                                                             (continued)

                                                             Additional       Common                     Accumulated
                                                               Paid in        Stock       Accumulated   Comprehensive
                                    Shares       Dollars       Capital     Subscription     Deficit *    Income(Loss)      Total
                                 ------------  ------------  ------------  -------------  ------------   -----------   ------------
Common Stock and warrants net
  of offering cost                    262,851           263         9,561             --            --            --          9,824
Amortization of stock options
  and warrants to employees
  and consultants                          --            --       989,252             --            --            --        989,252
Dividend (Preferred Stock)                 --            --       386,954             --    (2,920,893)           --     (2,533,939)
Warrants Issued Preferred
  Stock (See Note 9)                       --            --     1,647,250             --            --            --      1,647,250
Senior Secured Debt Warrants
  (See Note 8)                             --            --       787,500             --            --            --        787,500
Beneficial conversion feature
  - Series B                               --            --    18,207,102             --            --            --     18,207,102
Conversion of Series B
  Preferred Stock                     296,581           296       840,716             --            --            --        841,012
Series B Investor & Placement
  warrants                                 --            --     7,922,663             --            --            --      7,922,663
Series A Investor warrants                 --            --     3,065,931             --            --            --      3,065,931
Elimination of Warrant
  Liabilities                              --            --       674,420             --            --            --        674,420
UAH Stock for Purchase of
  Patent                              167,000           167       697,833             --            --            --        698,000
Registration Filing Fees                   --            --       (11,529)            --            --            --        (11,529)
Amortization of Beneficial
  Conversion Feature, Warrants,
  and Offering Costs on
  Redeemable Preferred Stock               --            --            --             --    (5,717,378)           --     (5,717,378)
Net Loss - 2006                            --            --            --             --   (24,956,520)           --    (24,956,520)
                                 ------------  ------------  ------------  -------------  ------------   -----------   ------------
December 31, 2006                  25,412,662  $     25,412  $ 51,179,469  $          --  $(41,635,863)  $        --   $  9,569,018
                                 ============  ============  ============  =============  ============   ===========   ============
Common Stock and warrants net
  of offering cost                    302,660           302       261,192             --            --            --        261,494
Amortization of stock options
  and warrants to employees
  and consultants                          --            --     1,638,128             --            --            --      1,638,128
Dividend (Preferred Stock)                 --            --            --             --    (3,173,396)           --     (3,173,396)
Conversion of Series B
  Preferred Stock                   1,860,724         1,861     4,704,099             --            --            --      4,705,960
Amortization of Beneficial
  Conversion Feature, Warrants,
  and Offering Costs on
  Redeemable Preferred Stock               --            --            --             --    (9,838,354)           --     (9,838,354)
Unrealized loss on short term
  investments held for sale                --            --            --             --            --      (165,944)      (165,944)
Net Loss - 2007                            --            --            --             --   (15,352,669)           --    (15,352,669)
                                                                                                                       ------------
   Total comprehensive loss                                                                                             (15,518,613)
                                 ------------  ------------  ------------  -------------  ------------   -----------   ------------
December 31, 2007                  27,576,046  $     27,575    57,782,888  $          --  $(70,000,282)  $  (165,944)  $(12,355,763)
                                 ============  ============  ============  =============  ============   ===========   ============

           The accompanying notes form an integral part of these consolidated financial statements.



                                      F-55







                                         WORLD WASTE TECHNOLOGIES, INC. AND SUBSIDIARIES
                                             (FORMERLY WORLD WASTE OF AMERICA, INC.)
                                                  (A DEVELOPMENT STAGE COMPANY)

                                              CONSOLIDATED STATEMENTS OF CASH FLOW

                                                                                                 June 18, 2002
                                                   Year End       Year End         Year End     (Inception) to
                                                Dec. 31, 2007    Dec 31. 2006    Dec 31. 2005    Dec. 31, 2007
                                                 ------------    ------------    ------------    ------------
Cash Flow from Operating Activities:
     Net Loss                                    $(15,352,669)   $(24,956,520)   $ (3,078,917)   $(47,048,263)
Adjustments to reconcile net loss to net cash
  used in operating activities:
     Impairment of Assets                           8,454,106       9,737,344              --      18,191,540
     Depreciation and amortization                  1,063,932       1,937,242          14,450       3,016,795
     Interest Forgiveness                                  --              --              --         135,327
     Warrant and Common Stock Issued for
     Consulting                                            --              --          10,000          84,566
     Amortization of warrants & Options to
     Employees                                      1,638,128         989,252         654,220       3,022,788
     Fair Value adjustment warrant liability               --      (1,079,722)       (709,412)     (1,789,134)
     Financial transaction Expense                         --       7,442,426              --       7,442,426
     Amortization of offering cost                         --         252,277              --         252,277
Changes in operating assets and liabilities:
     Accounts Receivable                               12,517         (12,517)             --              --
     Prepaid Expenses                                (162,137)          7,323         (87,709)       (336,726)
     Accounts Payable                                (143,764)        324,261          64,761         359,988
     Accrued Salaries                                 (27,643)        (81,049)         84,981         108,992
     Accrued Litigation Settlement                         --              --        (122,500)             --
     Accrued Other Liabilities                        303,696          69,847          61,898         549,681
                                                 ------------    ------------    ------------    ------------
     Net Cash used in Operating Activities         (4,213,835)     (5,369,836)     (3,108,228)    (16,009,743)
                                                 ------------    ------------    ------------    ------------
Cash Flows from Investing Activities:
     Construction in Progress                              --        (114,238)     (3,387,621)     (4,043,205)
     Leasehold Improvements                            (8,617)             --              --              --
     Deposits on Equipment                                 --              --      (3,688,179)     (5,231,636)
     Purchase Machinery & Equipment                  (128,062)     (4,767,696)     (4,561,605)    (11,155,498)
     Patent License                                      --           (90,890)            --         (412,307)
     Purchase of Short-term investments            (7,259,362)            --              --       (7,259,362)
     Deposits                                            --            68,320           9,439         (36,519)
                                                 ------------    ------------    ------------    ------------
     Net Cash used in Investing Activities         (7,396,041)     (4,904,503)    (11,627,966)    (28,138,527)
                                                 ------------    ------------    ------------    ------------
Cash Flows from Financing Activities:
     Notes Receivable                                      --              --              --              --
     Note Payable                                          --              --         (22,368)             --
     Deposit on Senior Secured Debt                        --              --         250,000              --
     Redeemable Convertible Preferred Stock                --      22,585,015       9,486,703      30,346,461
     Senior Secured Debt                                   --       2,000,000       4,008,353       6,265,000
     Senior Secured Debt Offering Cost                     --        (122,424)       (298,098)       (420,523)
     Payment of Senior Secured Debt                        --      (2,785,000)             --      (2,785,000)
     Warrants, Common Stock and
       Additional Paid in Capital                      (9,764)         63,211       3,047,479      13,463,622
                                                 ------------    ------------    ------------    ------------
     Net Cash provided by Financing Activities         (9,764)     21,740,802      16,472,069      46,869,560
                                                 ------------    ------------    ------------    ------------
Net Increase (Decrease) in Cash                   (11,619,640)     11,466,463       1,735,875       2,711,200
Cash and Cash Equivalents at beginning of year     14,330,840       2,864,377       1,128,502              --
                                                 ------------    ------------    ------------    ------------
Cash and Cash Equivalents at end of year            2,711,200      14,330,840       2,864,377       2,711,200
                                                 ============    ============    ============    ============
     Interest (Paid) Received                    $    579,268    $    107,810    $     63,485    $     30,002
     Income Taxes Paid                                     --              --              --              --


          The accompanying notes form an integral part of these consolidated financial statements.

Non-Cash Investing and Financing Activities:

* During 2002, the Company issued $67,526 of Convertible Promissory Notes payable for preformation funds received and expended prior to inception.

* The Company issued warrants to purchase 315,354 shares of common stock to the placement agent for services rendered in connection with the fund raising effort during 2004 and 2005.

* The Company issued warrants to purchase 50,000 shares of common stock for consulting services in 2004 and 100,000 shares of common stock upon the exercise of a warrant in exchange for services rendered in 2005.

* The Company issued 1,193,500 shares of common stock upon conversion of the Convertible Promissory notes payable and accrued interest of $135,327 during 2004.

* The Company issued warrants to purchase 250,000 shares of its common stock for a modification to the technology license agreement during 2004.

* Accounts Payable of $1,266,060 and other liabilities of $ 114,242 at December 31, 2005 related to asset acquisitions. The impact has been adjusted in the year ended December 31, 2006 statement of cash flow.

* During the year ended December 31, 2006, non-cash interest expense of $340,343 was capitalized in fixed assets.

* During the year ended December 31, 2006, $3,488,000 of Senior Secured Debt was exchanged for Series B Preferred Stock.

* During the year ended December 31, 2006, the Company issued 167,000 shares of common stock for the purchase of a patent from the University of Alabama in Huntsville at a fair value on the date of issuance of approximately $698,000.

*During the year ended December 31, 2006, the Company transferred all of its construction in progress to Leasehold Improvements and Machinery and Equipment.

*During the year ended December 31, 2007, the Company issued 103,340 shares in exchange for services rendered in 2006.

*During the year ended December 31, 2007, the Company issued 1,860,724 shares of common stock in exchange for conversion of $4,705,960 of Preferred Series B stock.

*Short-term investments have been adjusted for unrealized losses of $165,944


The accompanying notes form an integral part of these consolidated financial statements.

                 WORLD WASTE TECHNOLOGIES, INC. AND SUBSIDIARIES
                     (FORMERLY WORLD WASTE OF AMERICA, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

               NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2007

NOTE 1.  DESCRIPTION OF BUSINESS

The accompanying consolidated financial statements include the accounts of World Waste Technologies, Inc. (Formerly World Waste of America, Inc.) and its wholly owned subsidiaries World Waste of Anaheim, Inc., and World Waste of California, Inc. (collectively the "Company"). All significant inter-company accounts and transactions have been eliminated upon consolidation. World Waste Technologies, Inc. (WWTI), a California corporation, was formed on June 18, 2002 as World Waste of America, Inc. WWTI held the United States license from Bio-Products International, Inc. with respect to patented technology developed at the University of Alabama in Huntsville, and other related intellectual property, which technology was designed to convert a significant percent of municipal solid waste into a cellulose biomass containing material. It is anticipated that additional value will be realized through the capture of inorganic, recyclable materials such as aluminum, steel, tin, and other products. The Company intends to generate revenue from receiving the waste (tipping fees) and from generating electricity.

In March 2004, World Waste of America, Inc. (WWA), merged with a wholly owned subsidiary of Waste Solutions, Inc. (WSI), a California corporation, and changed its name to World Waste Technologies, Inc. (Old WWTI). Cagan McAfee Capital Partners and its affiliates were the controlling shareholders of WSI. Prior to the merger WSI had 7,100,000 shares of common stock outstanding and WWA had 9,100,000 shares of common stock outstanding. The merger was transacted by WSI issuing one of its shares for each share of WWA. After the merger there were 16,200,000 shares outstanding. The transaction was accounted for as a reverse merger of WWA, similar to a recapitalization, because the shareholders of WWA became the controlling shareholders of the entity after the exchange. Accordingly, for accounting purposes, the historical financial statements presented are those of WWA.

In March 2004, Old WWTI entered into an Agreement and Plan of Reorganization with Voice Powered Technologies International, Inc., a California corporation ("VPTI"), to merge with and into VPTI. VPTI was a publicly traded company trading under the stock symbol VPTI.OB. VPTI had no material assets, liabilities or operations. The merger with VPTI was completed on August 24, 2004. Pursuant to the merger, Old WWTI shareholders received 20,063,706 VPTI shares or approximately 95% of the outstanding shares of VPTI in exchange for 20,063,706 Old WWTI shares, or a one for one exchange. Upon completion of the merger, VPTI changed its name to World Waste Technologies, Inc. Because the shareholders of Old WWTI became the controlling shareholders of VPTI after the exchange, Old WWTI was treated as the acquirer for accounting purposes, and therefore the transaction was accounted for as a reverse merger. Accordingly, for accounting purposes, the historical financial statements presented are those of Old WWTI.

NOTE 2.  GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company had a net loss for the year ended December 31, 2007 of $15,352,669 compared to net losses of $24,956,520 and $3,078,917 for the years ended December 31, 2006 and 2005,respectively, and the Company had an accumulated deficit attributable to common shareholders of $70,000,282 at December 31, 2007. The Company expects to incur substantial additional losses and costs and capital expenditures before it can operate profitably. These issues raise substantial doubt about the Company's ability to continue as a going concern. The ability to operate profitably is subject to, among other things, developing products. The Company's ability to accomplish this is dependent on successful research and development, engineering and the obtaining additional funding. If the Company is unsuccessful, it may be unable to continue as a going concern for a reasonable period of time.

There can be no assurance that the Company's research and development and engineering activities or any future efforts to raise additional debt and/or equity financing will be successful. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. In addition to looking for traditional capital, the Company is looking for a joint venture partner to assist in the development of its gasification strategy and is also evaluating strategic alternatives, such as a merger or acquisition to help generate additional financing. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing, and ultimately to attain successful operations.

NOTE 3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The Company is a new enterprise in the development stage as defined by Statement No. 7 of the Financial Accounting Standards Board, since it has not derived substantial revenues from its activities to date.

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

During 2006, revenue for receiving Municipal Solid Waste (MSW) were recognized when the MSW was delivered. Revenue for products sold, such as unbleached fiber, metals and aluminum, are recognized when the product was delivered to the customer.

All shipping and handling costs were included in gross revenue and accounted for as cost of goods sold.

RESEARCH AND DEVELOPMENT

Research and development costs are charged to operations when incurred.

INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." In accordance with SFAS No. 109, the Company records a valuation allowance against net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income and when temporary differences become deductible. The Company considers, among other available information, uncertainties surrounding the recoverability of deferred tax assets, scheduled reversals of deferred tax liabilities, projected future taxable income, and other matters in making this assessment.

The Company adopted FIN 48, Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109, on January 1, 2007. There was no material impact on the Company's financial statements as a result of the adoption.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased, which are not securing any corporate obligations, to be cash equivalents.

SHORT TERM INVESTMENTS

The Company determines the appropriate classification of its investments at the time of acquisition and reevaluates such determination at each balance sheet date. All investments held at December 31, 2007 are short-term available for sale securities. They are carried at quoted fair value, with unrealized gains and losses reported in shareholders' equity as a component of accumulated comprehensive income. However, due to uncertainty in the financial markets, $4.9 million in auction rate securities have experienced uncertainty in liquidity and interest rates. The net unrealized loss of $165,944 recorded in shareholders' equity during the year ended December 31, 2007 was comprised of unrealized gains of $15,638 and unrealized losses of $181,582. Maturity dates of investments classified as available for sale securities range from January 2008 to August 2008. There were no short-term available for sales securities in 2006.

At December 31, 2007, the Company had $4.9 million invested in auction rate securities. Due to the uncertainty in the financial markets, auction rate securities have experienced liquidity and interest rate uncertainty. As of March 31, 2008, the Company had not been required to liquidate any of these investments. The Company is working with its investment advisor and closely monitoring the market in an effort to reduce its risk and minimize any losses.

CONCENTRATION OF CREDIT RISK

The Company maintains its cash balances at financial institutions. Cash balances at the institution are insured by the Federal Deposit Insurance Corporation up to $100,000.

FIXED ASSETS

Machinery and Equipment is stated at cost. Depreciation is computed on the straight-line method over the estimated useful asset lives or for leasehold improvements or equipment that was installed in the Anaheim plant, over the remaining life of the lease, whichever is\was shorter. Due to the fact that at the time the assets were placed into service the lease had 8 years and two months remaining, all assets and leasehold improvements at the Anaheim facility were being depreciated over a maximum of 8 years and two months on a straight line basis. Maintenance and repairs are expensed as incurred.

The Company completed the construction of its initial plant in Anaheim, California early in the second quarter of 2006. The Company placed into service and began depreciating the assets related to this facility in the second quarter of 2006.

The assets at the Anaheim plant were comprised of two basic technologies; the front half of the plant consisted of assets related to the Company's patented technology related to "steam classification" and material separation and the back half of the plant consist of assets related to screening and cleaning of the cellulose biomass material to prepare it for sale to paper mills. During the plant start up phase, we confronted several issues, including an unexpected high level of biological oxygen demand from organic waste in the wastewater from the pulp screening and cleaning process. The Company decided not to make the capital improvements necessary to the Anaheim plant's wetlap process, or "back half" which the Company considered necessary in order to recover the carrying amount of the wetlap plant assets through projected future undiscounted cash flow from its operation. Consequently, the Company recorded a charge of $9,737,344 in 2006 which represented the net carrying value of the wetlap process (or "back half") equipment.

The Company did not record an impairment charge for the steam classification equipment (or "front half") of the plant at that time because the Company intended to use that equipment in research and development activities as part of its development of alternative back end processes such as, but not limited to, gasification and acid hydrolysis.

During the third quarter of 2007, the Company determined that the ongoing research and development work would more efficiently be carried out at the location of Applied Power Concepts, the Company's research and development partner. Consequently, in order to reduce costs and focus management attention and cash resources on the Company's renewable energy process, the Company initiated conversations with Taormina regarding termination of the lease of the Anaheim Facility and the cancellation of the associated recycling agreement. On October 29, 2007, Taormina terminated the lease and the recycling agreement, effective as of October 31, 2007. Consequently, the Company recorded a charge of $8,454,106 in the third quarter of 2007 which represents the net carrying value of the assets at the Anaheim plant, net of estimated fair value of the equipment and estimated costs of the equipment removal and scrap. The estimated net carrying value was reevaluated at December 31, 2007. As of March 31, 2008, the Company has sold the majority of the equipment and is removing and scraping the remainder of the equipment. It expects to be completed with the process by June 30, 2008.

The Company capitalizes leases in accordance with FASB 13, "Accounting for Leases."

INTANGIBLES

Intangible assets are recorded at cost.

The Company's policy regarding intangible assets is to review such intangible assets for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. If the review indicates that intangible assets are not recoverable (i.e. the carrying amounts are more than the future projected undiscounted cash flows), their carrying amounts would be reduced to fair value. (see Note 4.)

REDEEMABLE CONVERTIBLE PREFERRED STOCK

Convertible Preferred Stock which may be redeemable for cash at the determination of the holder is classified as mezzanine equity, in accordance with FAS 150 "Accounting for Certain Financial Instruments with Characteristics of Both Debt and Equity," EITF Topic D 98 and ASR 268, and is shown net of discounts for offering costs, warrant values and beneficial conversion features.

STOCK-BASED COMPENSATION

As of December 31, 2007, the Company had two share-based compensation plans, which are described below. The compensation cost that has been charged against income for the plans was $1,638,128 and $931,792 for the years ended, December 31, 2007 and December 31, 2006, respectively. Because the Company is in a net loss position, no income tax benefit has been recognized in the income statement for share-based compensation arrangements. As of December 31, 2007 and 2006, no share-based compensation cost had been capitalized as part of inventory or fixed assets.

The Company's 2004 Incentive Stock Option Plan (the 2004 Plan), which is shareholder-approved, provides for the issuance by the Company of a total of up to 2.0 million shares of common stock and options to acquire common stock to the Company's employees, directors and consultants. The Company granted options to acquire 475,000 shares under this Plan during the year ended December 31, 2007 to employees, members of the board of directors and consultants. At December 31,

2007, there were 1,812,000 options outstanding under the Plan.

In May of 2007 the board of directors approved the Company's 2007 Incentive Stock Plan (the 2007 Plan), which is not shareholder-approved. The 2007 plan provides for the issuance by the Company of a total of up to 6.0 million shares of common stock and options to acquire common stock to the Company's employees, directors and consultants. The Company granted options to acquire 2,856,000 shares during the year ended December 31, 2007 to employees, members of the board of directors and consultants. At December 31, 2007 all such options remained outstanding.

In November of 2007 the board of directors approved the extension of the period of time in which an optionee has to exercise vested options after termination of employment from three months to three years. The Company's calculation of the incremental expense resulting from this change in accordance with SFAS 123R paragraph 51 was approximately $70,000.

The Company believes that such awards better align the interests of its employees with those of its shareholders. Option awards are generally granted with an exercise price equal to the market price of the Company's stock at the date of grant; those option awards generally vest based on 2 to 4 years of continuous service and have 10-year contractual terms. Certain option awards provide for accelerated vesting if there is a change in control (as defined in each Plan).

The fair value of each option award is estimated on the date of grant using the Black-Scholes option valuation model that uses the assumptions noted in the table below. Expected volatilities are based on the historical volatility of the Company's common stock from August 24, 2004 through the date of the respective grant. The Company uses historical data to estimate option exercise and employee terminations within the valuation model. The expected term of options granted was estimated using the simple method which the Company believes provides a reasonable estimation of the period of time that options granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the LIBOR rate at the time of grant.


                                            YEAR ENDED           YEAR ENDED
                                         DECEMBER 31, 2007    DECEMBER 31, 2006
                                        -------------------  -------------------

Expected volatility                            81.2 %                 70 %
Expected dividends                                0 %                  0 %
Expected term (in years)                    5.52 - 9.38                4
Risk-free rate                              3.52 - 3.97%             4.64 %

A summary of option activity under the Plan as of December 31, 2007, and changes during the year then ended is presented below:

                                                                       Weighted-
                                               Weighted-    Average    Aggregate
                                               Average     Remaining   Intrinsic
                                               Exercise   Contractual    Value
Employee Options                     Shares      Price        Term       ($000)
- --------------------------------  -----------  ---------  -----------  -------
Outstanding at January 1, 2007     1,587,000   $   2.36       7.8       $(1,089)
Granted                            3,331,000       1.40       9.43           --
Exercised
Forfeited or expired                  75,000   $   1.50       7.3            --
Outstanding at December 31, 2007   4,843,000   $   1.73       8.78           --
Exercisable at December 31, 2007   2,203,000   $    .67       8.62           --

The weighted-average grant-date fair value of options granted during 2007, 2006 and 2004, was $.92, $2.38 and $2.57, respectively. There have been no options exercised since inception. When options are exercised, the Company will issue new shares to the recipient.

As of December 31, 2007, there was $2.39 million of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Plan. That cost is expected to be recognized over a weighted-average period of 2.09 years.

Non employee stock warrants outstanding:

                                                   Weighted         Weighted
                                                    Average       Average Grant
                                       Number    Exercise Price  Date Fair Value
-----------------------------------------------  --------------  ---------------

Outstanding at December 31, 2006      7,029,147  $         2.19  $         2.30
Exercisable at December 31, 2006      7,029,147  $         2.19  $         2.30
Granted during the period                    --  $           --  $           --
Vested during the period                     --  $           --  $           --
Exercised during the period             199,320  $         0.01  $         2.24
Cancelled                                    --  $           --  $           --
Outstanding at December 31, 2007      6,829,827  $         2.26  $         2.31
Exercisable at December 31, 2007      6,829,827  $         2.26  $         2.31

EARNINGS PER SHARE

The Company has adopted Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS No. 128). SFAS No. 128 provides for the calculation of basic and diluted earnings per share.

Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity, such as stock options, warrants or convertible securities. Due to their anti-dilutive effect, common stock equivalents of 28,337,007, consisting of employee options of 4,843,000, non employment warrants of 6,829,827, Preferred Series A of 6,010,516 and Preferred Series B of 10,653,664, were not included in the calculation of diluted earnings per share at December 31, 2007. Common stock equivalents of 25,793,629, consisting of employee options of 1,587,000, non employment warrants of 6,999,147, Preferred Series A of 5,554,278 and Preferred Series B of 11,653,204, were not included in the calculation of diluted earnings per share at December 31, 2006.

NEW ACCOUNTING PRONOUNCEMENTS

FIN No. 48, Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109 Summary - On July 13, 2006, FASB Interpretation (FIN) No. 48, was issued. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 also prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The new FASB standard also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The company adopted this pronouncement on January 1, 2007. As the Company provides for a 100% reserve against its deferred tax asset, it did not have a material effect on the financial statements.

FASB issued Statement of Financial Accounting Standards ("SFAS") No. 157, "Fair Value Measurements". This new standard provides guidance for using fair value to measure assets and liabilities and information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. This framework is intended to provide increased consistency in how fair value determinations are made under various existing accounting standards which permit, or in some cases require, estimates of fair market value. SFAS 157 also expands financial statement disclosure requirements about a company's use of fair value measurements, including the effect of such measures on earnings. The provisions of SFAS No. 157 are effective for fiscal years beginning after November 15, 2007. While the Company is currently evaluating the provisions of SFAS 157, the adoption is not expected to have a material impact on its consolidated financial statements.

The FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities-Including an Amendment of FASB Statement No. 115(SFAS No.
159). This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. The accounting provisions of SFAS No. 159 are effective for financial statements issued for fiscal years beginning after November 15, 2007. While the Company is currently evaluating the provisions of SFAS 159, the adoption is not expected to have a material impact on its consolidated financial statements.

SFAS No. 141 (Revised 2007), Business Combinations. On December 4, 2007, the FASB issued FASB Statement No. 141 (Revised 2007). Under Statement 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. Statement 141R will change the accounting treatment for certain specific items, including: acquisition costs will be generally expensed as incurred; noncontrolling interests (formerly known as "minority interests" -- see Statement 160 discussion below) will be valued at fair value at the acquisition date; acquired contingent liabilities will be recorded at fair value at the acquisition date and subsequently measured at either the higher of such amount or the amount determined under existing guidance for non-acquired contingencies; in-process research and development will be recorded at fair value as an indefinite-lived intangible asset at the acquisition date; restructuring costs associated with a business combination will be generally expensed subsequent to the acquisition date; and changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally will affect income tax expense. Statement 141R also includes a substantial number of new disclosure requirements. Statement 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. While the Company has had no such business combinations in the past, as the Company pursues its gasification strategy, it may pursue business combinations which would be effected by SFAS No. 141R.

SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51. On December 4, 2007, the FASB issued FASB Statement No.
160. Statement 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Specifically, this statement requires the recognition of a noncontrolling interest (minority interest) as equity in the consolidated financial statements and separate from the parent's equity. The amount of net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement. Statement 160 clarifies that changes in a parent's ownership interest in a subsidiary that do not result in deconsolidation are equity transactions if the parent retains its controlling financial interest. In addition, this statement requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. Such gain or loss will be measured using the fair value of the noncontrolling equity investment on the deconsolidation date. Statement 160 also includes expanded disclosure requirements regarding the interests of the parent and its noncontrolling interest. Statement 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Because the Company has no such arrangements currently, the adoption of this principle will not have a material impact on the Company's financial statements. However, as the Company pursues its gasification strategy, it may have such arrangements in the future.

EITF Issue No. 07-1, Accounting for Collaborative Arrangements Related to the Development and Commercialization of Intellectual Property. Issue No. 07-1 discusses how costs incurred and revenue generated on sales to third parties are reported in the income statements of the partners to a collaborative arrangement, how sharing payments made to, or received by, a partner in a collaborative arrangement are presented in the recipient's and payor's income statements, and what disclosures the partners to a collaborative arrangement should provide in the notes to their financial statements. While the Company currently has no such arrangements, as it pursues the development of its gasification strategy it may in the future.

NOTE 4.  PATENT AND LICENSE AGREEMENT

On June 21, 2002, the Company entered into a U.S. technology sub-license agreement with Bio-Products International, Inc. (BPI), an Alabama corporation with respect to certain intellectual property and patented methods and processes. This agreement was amended on June 21, 2004 and again on August 19, 2006. The technology was designed to provide for the processing and separation of material contained in Municipal Solid Waste (MSW).Through April 30, 2006, the University of Alabama in Huntsville ("UAH") owned the patent for this technology. On May 1, 2006, the Company acquired the patent from UAH for $100,000 and 167,000 shares of the Company's unregistered common stock valued at its fair value on the date of issuance of approximately $698,000. The patent reverts to UAH in the event of bankruptcy of the Company. This patent is licensed to BPI. The license to the patent in the United States was assigned to the Company.

For the sub-license, the Company agreed to pay a one-time fee of $350,000, payable in several installments. The Company recorded an intangible asset of $350,000 at December 31, 2003 and recorded a payable for the outstanding balance of $167,500 at December 31, 2003. The final installment of $167,500 was paid in August 2004, two years after the signing of the agreement. The license was being amortized over the remaining life of the license beginning when the Company's plant first became operational.

During June 2004, the Company issued warrants to purchase 250,000 shares of its common stock at $1.50 per share to the owners of BPI in consideration for their assistance in obtaining certain modifications and amendments to the license agreement. The fair value of the warrants of $206,605 was estimated at the date of grant using the option valuation model. The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 3.6%; dividend yield of 0%; average volatility factor of the expected market price of the Company's common stock of 70%; and a term of 4 years. The Company recorded the fair value of the warrants as an increase to the capitalized license.

In April 2007, the Company filed a lawsuit against BPI alleging, among other things, breach of contract and negligence with respect to the construction of the vessels.

During the fourth quarter of 2007, the Company determined it would not use the technologies related to the intangible assets in its future plants. Consequently, it reclassified the unamortized intangible assets to Assets Held for Sale and accounted for at the lower of fair value less cost to sell (net fair value) or carrying value. In March of 2008, the Company entered into a definitive agreement to sell the intangible Assets, settle the lawsuit with BPI and sell a significant amount of the assets which were used in the Anaheim plant to exploit the patent for a total of approximately $1.9 million. Because the carrying value is less than the net fair value no adjustment was recorded.

NOTE 5.  TERMINATION OF SIGNIFICANT CONTRACT

In June 2003 the Company entered into a multi-year recycle agreement with Taormina Industries, Inc. pursuant to which, among other things, Taormina agreed to deliver residual municipal solid waste (MSW) to the Company for processing and the Company agreed to lease a building for the related recycling facility on Taormina's campus in Anaheim, California (the "Anaheim Facility"). The lease for the Anaheim Facility was entered into in July 2004. The recycling agreement, as amended, provided that the recycling agreement would terminate automatically upon termination of the lease.

As previously disclosed, during early 2007 the Company began using the Anaheim Facility to conduct research and development activities related to the production of renewable energy from MSW. Recently the Company determined that the ongoing research and development work would more efficiently be carried out at the location of Applied Power Concepts, the Company's research and development partner. Consequently, in order to reduce costs and focus management attention and cash resources on the Company's renewable energy process, the Company initiated conversations with Taormina regarding termination of the lease of the Anaheim Facility and the cancellation of the associated recycling agreement. On October 29, 2007, Taormina terminated the lease and the recycling agreement, effective as of October 31, 2007. On November 7, 2007, Taormina filed an unlawful detainer action in the Superior Court of the State of California, County of Orange (the "Action") against the Company as to the Anaheim Facility. On March 5, 2008, Taormina and the Company entered into a stipulation for entry of judgment in the Action (the "Stipulation"). The Stipulation provides for: (a) the cancellation and forfeiture of the lease; (b) the Company to make a payment of $192,217.57 (the "Payment") to Taormina; and (c) the Company to remain in possession of the Anaheim Facility until June 30, 2008. The Company has made the

Payment to Taormina and is planning an orderly exit from the facility, to be completed on or before June 30, 2008.

The non-competition and right of first refusal provisions of the recycle agreement will survive termination of such agreement through July 25, 2014 (the date that the lease would have expired had it not been terminated).

NOTE 6.  INCOME TAXES

INCOME TAXES

The components of the income tax (expense) benefit for the fiscal years ended December 31, 2007, 2006 and 2005, and for the period from June 18, 2002 (Inception) to December 31, 2007, are as follows:


                                                                                                            June 18, 2002
                                                         December 31,     December 31,     December 31,    to December 31,
                                                             2007             2006             2005            2007
                                                        ---------------- ---------------- ---------------- ----------------
Federal (expense) benefit:
Current                                                               0                0                0                0
Deferred                                                      4,801,702        6,368,019        1,025,022       13,322,404
Valuation allowance                                          (4,801,702)      (6,368,019)      (1,025,022)     (13,322,404)
State (expense) benefit:
Current                                                               0                0                0                0
Deferred                                                      1,370,838        1,817,123          279,770        3,788,889
Valuation allowance                                          (1,370,838)      (1,817,123)        (279,770)      (3,788,889)
                                                        ---------------- ---------------- ---------------- ----------------
Total income tax (expense) benefit                                    0                0                0                0
                                                        ================ ================ ================ ================

The income tax (expense) benefit differs from the federal statutory rate because of the effects of the following items for the fiscal years ended December 31, 2007, 2006, and 2005, and for the period from June 18, 2002 (Inception) to December 31, 2007:

                                                                                                            June 18, 2002
                                                         December 31,     December 31,     December 31,     to December 31,
                                                             2007             2006             2005             2007
                                                        ---------------- ---------------- ---------------- ----------------
Statutory rate                                                    34.0%            34.0%            34.0%            34.0%
State income taxes, net of federal benefit                         5.9%             4.8%             5.7%             5.4%
Start-up costs                                                     0.0%             0.0%             0.0%             0.0%
Non-deductible items                                               0.0%             0.5%             1.6%             0.4%
Warrant liability adjustments                                      0.3%             1.5%             0.0%             0.7%
Financing transaction costs                                        0.0%            -8.0%             0.0%            -4.2%
Change in valuation allowance                                    -40.2%           -32.8%           -41.3%           -36.4%
                                                        ---------------- ---------------- ---------------- ----------------
Effective tax (expense) benefit rate                               0.0%             0.0%             0.0%            -0.1%
                                                        ================ ================ ================ ================


Deferred income taxes are provided to reflect temporary differences in the basis of net assets for income tax and financial reporting purposes, as well as available tax credits.

The tax effected temporary differences and credit carryforwards comprising the Company's deferred income taxes as of December 31, 2007 and 2006 are as follows:

                                  December 31,     December 31,
                                      2007             2006
                                 ---------------- ----------------
State taxes                          (1,288,222)      (822,137)
Difference in basis of property       4,660,607      3,671,118
Mark-to-Market Adjustment                     0              0
Capitalized Start-up costs              224,872        374,787
Reserves not currently deductible        15,265         78,886
Deferred compensation                 1,596,332        894,558
Net operating losses                 11,902,439      6,741,541
Valuation Allowance                 (17,111,293)   (10,938,753)
                                    -----------    -----------
Net deferred income tax asset                 0              0
                                    ===========    ===========

The Company has recorded a valuation allowance in the amount set forth above for certain deferred tax assets where it is more likely than not the Company will not realize future tax benefits related to these items. The net changes in the valuation allowance for the fiscal years ended December 31, 2007, 2006, and 2005, and for the period from June 18, 2002 (Inception) through December 31, 2007 were $6,172,540, $8,185,142, $1,304,792 and $17,111,293, respectively.

As of December 31, 2007, the Company has federal and state net operating loss carryforwards available to offset future taxable income of approximately $27,806,518 and $27,694,833, respectively. These federal and state net operating loss carryforwards expire through 2027 and 2017, respectively.

The Tax Reform Act of 1986 imposed substantial restrictions on the utilization of NOLs in the event of an "ownership change" (as defined in the Internal Revenue Code) of a corporation. The NOLs attributable to Voice Powered Technology International before its merger with World Waste of America, Inc. are almost completely limited according to these provisions. As such, the Company has excluded a significant portion of them in this analysis.

On January 1, 2007 the Company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109 ("FIN 48"). FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 requires that a Company determine whether the benefits of tax positions are more likely than not of being sustained upon audit based on the technical merits of the tax position. For tax positions that are more likely than not of being sustained upon audit, the Company recognizes the largest amount of the benefit that are more likely than not of being sustained in the financial statements. For tax positions that are not more likely than not of being sustained upon audit, the Company does not recognize any portion of the benefit in the financial statements.

The adoption of FIN 48 did not have a material effect on the financial statements and therefore no portion of the Company's net deferred tax asset (before being fully reserved) has been adjusted by the application of FIN 48. The Company has historically classified interest and penalties on income tax liabilities as additional income tax expense and expects to continue to do so after the adoption of FIN 48. As of January 1, 2007, the Company's statement of financial position did not include any accrued interest or penalties.

The Company and its subsidiaries file income tax returns in the U.S. and the state of California. As of December 31, 2007, the Company was not under examination by any major tax Jurisdiction. The tax years that remain subject to examination by significant jurisdiction are as follows:

U.S. federal 2004 through the current period California 2003 through the current period

NOTE 7.  REDEEMABLE CONVERTIBLE PREFERRED STOCK

8% SERIES A CUMULATIVE REDEEMABLE CONVERTIBLE PARTICIPATING PREFERRED STOCK

On April 28, 2005, the Company issued and sold 4,000,000 shares of its newly created 8% Series A Cumulative Redeemable Convertible Participating Preferred Stock (the "Series A") and warrants (the "Warrants," and, together with the Series A Preferred, the "Securities") to purchase up to 400,000 shares of common stock of the Company. On May 9, 2005, the Company entered into a Securities Purchase Agreement whereby the Company issued and sold an additional 75,600 shares of Series A Preferred and Warrants to purchase up to 7,560 shares of common stock of the Company. The gross aggregate proceeds to the Company from the sale of the Securities was $10,189,000.

The certificate of determination governing the terms of the Series A provides for the Series A to convert into shares of common stock at a conversion rate of one-for-one. In February 2006, however, the Company contractually agreed with the holders of the Series A to provide for an increase in this conversion rate upon subsequent issuances of shares of common stock (subject to specified exceptions) at a price less than 115% of the conversion rate in effect at the time of issuance. As a result of this agreement, on May 25, 2006 (the date the Company first issued shares of its Series B Preferred, as described below), the conversion rate was adjusted to approximately 1.18 shares of common stock for each one share of Series A.

The Company was required to apply the proceeds of the sale of the Securities primarily to the construction and operation of the Company's initial plant in Anaheim, California. The holders of the Series A currently have the right to elect a majority of the members of the Company's Board of Directors. This right will terminate, however, upon the first to occur of the Operational Date (generally defined as if and when the Company generates total operating cash flow of at least $672,000 for any consecutive three month period or the date on which less than 50% of the shares of Series A remain outstanding).

Holders of Series A are entitled to receive cumulative dividends, payable quarterly in additional shares of Series A, at the rate of 8% per annum. This dividend rate was increased to 9% as of January 28, 2006 pursuant to the terms of the Series A as a result of the Company's failure to comply with certain registration rights provisions. As of December 5, 2006, the registration statement was declared effective and the dividend rate reverted to 8%.

Each share of Series A is entitled to that number of votes equal to the number of whole shares of Common Stock into which it is convertible. In addition, so long as at least 50% of the shares of Series A remain outstanding, the Company is prohibited from taking certain actions without the approval of the holders of a majority of the outstanding shares of Series A.

The holders of a majority of the shares of Series A have the option to require the Company to redeem all outstanding shares of Series A on April 28, 2010 at a redemption price equal to $2.50 per share, plus accrued and unpaid dividends to that date. Assuming no conversion of shares of Series A, this amount will be equal to approximately $15 million. In the event the holders do not exercise this redemption right, all shares of Series A will automatically convert into shares of Common Stock on such date, as described below.

Because the Series A is redeemable at the end of five years, at the option of the holder, it has been classified as "mezzanine equity" on the balance sheet, in accordance with FAS 150, EITF Topic D 98 and ASR 268.

Each share of Series A will automatically convert into shares of Common Stock at the stated conversion rate (i) in the event the Company consummates an underwritten public offering of its securities at a price per share not less than $5.00 and for a total gross offering amount of at least $10 million, (ii) in the event of a sale of the Company resulting in proceeds to the holders of Series A of a per share amount of at least $5.00, (iii) in the event that the closing market price of the Common Stock averages at least $7.50 per share over a period of 20 consecutive trading days and the daily trading volume averages at least 75,000 shares over such period, (iv) upon the approval of a majority of the then-outstanding shares of Series A, or (v) unless the Company is otherwise obligated to redeem the shares as described above, on April 28, 2010.

Each holder has the right to convert its shares of Series A into shares of Common Stock at the stated conversion rate at any time (subject to certain contractual restrictions in the event such conversion would result in the holder being the beneficial holder of more than 4.99% of the Company's outstanding shares of common stock).

The Warrants are exercisable for a period of five years commencing as of their issuance date, initially at an exercise price of $4.00 per share (which exercise price was subsequently revised as described in subheading SERIES A CONSENTS). The fair value of the Warrants was $1,328,066 on the issuance date. The value of the Warrants was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 6.75%; dividend yield of 0%; average volatility factor of the expected market price of the Company's common stock of 70%; and a term of 5 years. The value of the Warrants was deducted from the face amount of the Series A Preferred and is being amortized as dividends. In accordance with EITF 00-19, the value of the Warrants has been recorded as a liability until such time as the Company meets the registration obligation of the underlying shares. In accordance with SFAS 133, the warrant liability is adjusted at the end of each reporting period to its fair value, and the adjustment is classified as other income (expense). The Company recognized $1,079,721 and $709,412 of other income for the years ended December 31, 2006 and 2005, respectively. The Company met the registration obligation on December 4, 2006 and the warrant liability was eliminated through additional paid in capital. The Company has determined no liability is necessary to be recognized in accordance with SFAS 5.

In accordance with EITF 98-5 and 00-27 it was determined that the Series A's effective conversion price was issued at a discount to fair value. The value of this discount, called a beneficial conversion feature, was determined to be $1,328,066. The beneficial conversion feature was deducted from the carrying value of the Series A and is being amortized over five years. The amortization amount is treated consistent with the treatment of preferred stock dividends.

In connection with the issuance of the Securities, on April 28, 2005, the Company entered into a registration rights agreement granting the holders certain demand and piggyback registration rights with respect of the common stock issuable upon conversion of the Series A and exercise of the Warrants. The Company filed a registration statement with the SEC on August 4, 2005 to register these shares for resale. This registration statement was withdrawn on December 19, 2005. In May of 2006, the Company entered into an amended and restated registration rights agreement granting the Series A holders all the same rights received by the Series B holders. A new registration statement covering the resale of these shares has been filed. The registration statement was declared effective December 4, 2006. The registration rights agreement stipulated that if the registration statement was not declared effective by November 21, 2006, the Company had to pay 1 percent per month for a maximum of 6 months or 6 percent maximum. Between November 21, 2006 and December 4, 2006, the Company became obligated to pay the Series A Preferred Shareholders $50,000 in liquidated damages in the form of additional shares of Series A Preferred Stock. In connection with this transaction, certain of the Company's officers and significant shareholders (the "Locked Up Holders"), beneficially owning approximately 13 million shares of Common Stock, agreed that, subject to certain exceptions, they would not offer, sell, contract to sell, lend, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock with respect to which the holder has beneficial ownership until the earlier of 90 days following the conversion into Common Stock of at least 50% of the shares of Series A, or 90 days following the closing of a Qualified Public Offering (as defined in the registration rights agreement). The Company believes that the foregoing provisions will survive any sale, merger or other business combination involving the Company.

The fair value of the placement warrants was $861,852. The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 6.75%; dividend yield of 0%; average volatility factor of the expected market price of the Company's common stock of 70%; and a term of four years. The value of the warrants was deducted along with the cash placement fees paid, $321,200, from the face value of the Series A.

The accounting for the Series A is as follows:

                                                      2007             2006
                                                  ------------     ------------
Gross proceeds                                    $ 10,189,000     $ 10,189,000
Less: beneficial conversion feature                 (1,328,066)      (1,328,066)
Less: offering costs                                (1,564,152)      (1,564,152)
Less: warrant value at issuance date                (1,328,066)      (1,328,066)
                                                  ------------     ------------
Subtotal                                             5,968,716        5,968,716

Cumulative amortization of the
  beneficial conversion feature                        614,748          442,687
Cumulative amortization of offering costs              724,030          521,380
Cumulative amortization of warrant costs               614,748          442,687
Cumulative in kind dividend                          2,583,346        1,613,841
                                                  ------------     ------------
Balance at December 31, 2007                      $ 10,505,588     $  8,989,311
                                                  ============     ============

SERIES A CONSENTS

The consent of the holders of the Series A was required in order to consummate the issuance of the Senior Secured Debt. On February 6, 2006, the holders of the Series A gave such consent pursuant to a letter agreement with the Company (the "Series A Agreement"). Pursuant to the Series A Agreement, among other things,
(i) the Company agreed to call a shareholders meeting to approve an amendment of certain provisions of the certificate of determination governing the terms of the Series A (including the change to the conversion rate described above), and
(ii) the holders of Series A agreed to waive certain of their veto rights and contractual rights, in order to facilitate the Company's next round of financing. In consideration of the foregoing, the Company agreed to deliver to the holders of Series A additional warrants ("Additional Warrants")to purchase up to a total of 407,560 shares of the Company's Common Stock at an exercise price of $0.01 per share. The Additional Warrants are exercisable for a period of five years commencing as of their issuance date. The fair value of the warrants, $1,647,250, was expensed during the quarter ended March 31, 2006 as financing expense. The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 4.82%; dividend yield of 0%; average volatility factor of the expected market price of the Company's common stock of 70%; and a term of five years.

On April 12, 2006, in connection with obtaining the consent of the holders of the Series A to the issuance of shares of the Company's Series B Preferred Stock described below, the Company agreed to increase the number of shares issuable upon exercise of the original Warrants from 407,560 shares to 1,018,900 shares ("New Warrants"), and to decrease the exercise price from $4.00 per share to $2.75 per share. The change in the estimated value calculated using the Black-Scholes option pricing model between the original Warrants and the New Warrants of $1,135,487 was charged to other expense during the second quarter of 2006. The value of the warrants was calculated with the following assumptions: average risk-free interest of 5.42%; dividend yield of 0%; average volatility factor of the expected market price of the Company's common stock of 70%; and a term of 3 years.

In addition, the conversion price of the Series A was decreased. Following the guidance of FAS 123R, paragraph 35 for modification to equity instruments, the incremental value of the modification, computed as the difference between the fair value of the conversion feature at the new conversion price and conversion feature at the old conversion price on the modification date was deducted from earnings available to common stockholders as an effective dividend to preferred shareholders, following the presentation guidance in EITF Topic D-42. The change in the estimated value of the conversion feature using the Black-Scholes option pricing model between the original conversion price to the new conversion price was $3,065,931. The values of the conversion features were calculated with the following assumptions: average risk-free interest of 4.97%; dividend yield of 0%; average volatility factor of the expected market price of the Company's common stock of 70% and a term of 3 years.

8% SERIES B CUMULATIVE REDEEMABLE CONVERTIBLE PARTICIPATING PREFERRED STOCK

On May 25 and May 30, 2006, the Company issued and sold a total of 284,888 shares of its newly created 8% Series B Cumulative Redeemable Convertible Participating Preferred Stock (the "Series B") and common stock purchase warrants. A portion of these securities were sold for $25,000,000 in cash and a portion were issued in exchange for the cancellation of $3,488,800 aggregate principal amount of Senior Debt (including accrued interest). Each share of Series B converts into 40 shares of common stock (subject to anti-dilution adjustments). The shares of Series B are convertible into a total of 11,395,520 shares of Common Stock and the warrants provide the holders with the right to purchase up to a total of 2,848,880 additional shares of common stock of the Company.

Each share of Series B is entitled to that number of votes equal to the number of whole shares of the Common Stock into which it is convertible. In addition, so long as at least 50% of the shares of Series B remain outstanding, the Company is prohibited from taking certain actions without the approval of the holders of a majority of the outstanding shares of Series B.

The holders of a majority of the shares of Series B have the option to require the Company to redeem all outstanding shares of Series B on April 28, 2010 at a redemption price equal to $100 per share, plus accrued and unpaid dividends to that date. Assuming no further shares of Series B are converted, this amount will be approximately $32 million. In the event the holders do not exercise this redemption right, all shares of Series B will automatically convert into shares of Common Stock on such date, as described below.

Because the Series B is redeemable at the end of four years, at the option of the holder, it has been classified as "mezzanine equity" on the balance sheet, in accordance with FAS 150, EITF Topic D 98 and ASR 268.

Each share of Series B will automatically convert into shares of Common Stock at the stated conversion rate (i) in the event the Company consummates an underwritten public offering of its securities at a price per share not less than $5.00 and for a total gross offering amount of at least $20 million, (ii) in the event of a sale of the Company resulting in proceeds to the holders of Series B Preferred of a per share amount of at least $200.00, (iii) in the event that the closing market price of the Common Stock averages at least $7.50 per share over a period of 20 consecutive trading days and the daily trading volume averages at least 75,000 shares over such period, (iv) upon the approval of a majority of the then-outstanding shares of Series B, or (v) unless the Company is otherwise obligated to redeem the shares as described above, on April 28, 2010.

Each holder has the right to convert its shares of Series B into shares of Common Stock at the stated conversion rate at any time (subject to certain restrictions in the event such conversion would result in the holder being the beneficial holder of more than 4.99% of the Company's outstanding shares of common stock).

The Warrants are exercisable for a period of five years commencing as of their issuance date, at an exercise price of $2.75 per share. The fair value of the warrants was $7,225,630. The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 5.42%; dividend yield of 0%; average volatility factor of the expected market price of the Company's common stock of 70%; and a term of 3 years. In accordance with APB Opinion 14, the fair value of the warrants issued to the investors is shown as a discount to the face value of the Series B at its relative fair value of $5,697,760. The warrant value was deducted from the carrying value of the Series B and is being amortized over 47 months. The amortization amount is treated consistent with the treatment of preferred stock dividends.

In accordance with EITF 98-5 and 00-27 it was determined that the Series B effective conversion price was issued at a discount to fair value. The value of this discount, called a beneficial conversion feature, was determined to be $18,207,102. The beneficial conversion feature was deducted from the carrying value of the Series B and is being amortized over 47 months. The amortization amount is treated consistent with the treatment of preferred stock dividends.

In connection with the issuance of the Series B and related warrants, the Company entered into registration rights agreements granting the holders of the Series B certain demand and piggyback registration rights with respect to the common stock issuable upon conversion of the Series B and exercise of the warrants. The Company filed a registration statement with the SEC to register these shares for resale. The registration statement was declared effective December 5, 2006. The registration rights agreement stipulated that if the registration statement was not declared effective by November 21, 2006, the Company had to pay 1 percent per month for a maximum of 6 months or 6 percent maximum. Per paragraph 16 of EITF 00-19, this was determined to be an economic settlement alternative. Therefore, the warrants have been classified as equity. Between November 21, 2006 and December 4, 2006, the Company became obligated to pay the Series B Preferred Shareholders approximately $134,000 in liquidated damages paid in the form of additional shares of Series B Preferred.

In connection with this transaction, certain of the Locked-Up Holders agreed that, subject to certain exceptions, they would not offer, sell, contract to sell, lend, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock with respect to which the holder has beneficial ownership until the earlier of 90 days following the conversion into Common Stock of at least 50% of the shares of Series B, or 90 days following the closing of a Qualified Public Offering (as defined in the applicable registration rights agreement).

The Company used three placement agents in connection with the offerings of the Series B. The placement agents received cash fees from the Company of $2,275,043, and were issued warrants to acquire up to 869,180 shares of Common Stock at an exercise price of $2.75 per share and otherwise on the same terms as the warrants sold to the investors.

Chadbourn Securities, Inc. served as one of three of the Company's placement agents in connection with the offering , and for serving as such, received a cash fee from the Company of $446,050, and was issued warrants to acquire up to 210,980 shares of Common Stock at an exercise price of $2.75 per share and otherwise on the same terms as the warrants sold to the investors. These placement fees are included in the fees discussed in the paragraph above. Laird Cagan, a Managing Director of CMCP, acted as a registered representative of Chadbourn in connection with this offering. Our chief executive officer also works with CMCP.

The fair value of the placement warrants was $2,224,903. The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 5.42%; dividend yield of 0%; average volatility factor of the expected market price of the Company's common stock of 70%; and a term of 4 years. The value of the warrants was deducted along with the cash placement fees paid and expenses, $2,359,035, from the face value of the Series B, and is being amortized over 47 months. The amortization amount is treated consistent with the treatment of preferred stock dividends.

The accounting for the Series B is as follows:

                                                      2007              2006
                                                  ------------     ------------
Gross proceeds                                    $ 28,488,800     $ 28,488,800
Less: beneficial conversion feature                (18,207,102)     (18,207,102)
Less: offering costs                                (4,583,938)      (4,583,938)
Less: warrant value at issuance date                (5,697,760)      (5,697,760)
                                                  ------------     ------------
   Subtotal
Cumulative amortization of the
   beneficial conversion feature                     8,368,616        3,126,303
Cumulative amortization of offering costs            2,683,183          787,098
Cumulative amortization of warrant costs             3,603,493          959,927
Cumulative in kind dividend                          3,692,331        1,485,222
Converted to common stock                           (6,040,571)        (841,012)
                                                  ------------     ------------
Balance at December 31, 2007                      $ 12,307,052     $  5,517,538
                                                  ============     ============


NOTE 8.  SHAREHOLDERS' EQUITY

Prior to the merger with Waste Solutions, Inc (WSI), WSI received $750,000 for the issuance of a promissory note and obtained a commitment for an additional $250,000 from an investor. The investor also received a warrant for the purchase of 133,333 shares of common stock for $0.01 per share in connection with these additional funds. These warrants were exercised in March of 2004. After the merger, the promissory note was exchanged for 500,000 shares of common stock in World Waste Technologies, Inc. In April 2004, the Company received the additional $250,000 for the purchase of an additional 166,667 shares of common stock. The relative fair value allocated to the warrant was $170,844 using the Black-Scholes calculation. The value of the warrant was estimated using the Black Scholes option pricing model with the following assumptions:

         average risk free interest of 3.6%; dividend yield of 0%; average volatility factor of the expected market price of the Company's common stock of 70%; and a term of 4 years.

Prior to the merger of the Company with Voice Powered Technologies, Inc (VPTI), 500,000 shares of common stock were contributed to the Company by the founder of VPTI in connection with an agreement in which the founder sold approximately 1,000,000 other shares of common stock to accredited investors in a private sale.

During the second and third quarters ended June 30, 2004 and September 30, 2004 respectively, the Company obtained through a private placement an additional $3,093,910 from the sale of 2,311,872 shares of common stock, net of fees paid of $273,890 (2,245,206 of these shares were issued prior to the merger with VPTI on August 24, 2004). Under a Registration Rights Agreement, the Company agreed to use commercially reasonable efforts to prepare and file a registration statement to register the resale of such shares within ninety days of completion of the Merger, August 23, 2004, and use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC as soon as practicable. The registration statement was declared effective December 5, 2007.

During July 2004, the Company issued a warrant to a consultant for the purchase of 50,000 shares of common stock at an exercise price of $0.01 per share in consideration for investment banking, financial structuring and advisory services provided. The fair value of the warrant was $74,567. The value of the warrant was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 3.6%; dividend yield of 0%; average volatility factor of the expected market price of the Company's common stock of 26.4%; and a term of 4 years. The fair value of the warrant was expensed during the year ended December 31, 2004. The warrant was exercised in full in September 2004.

Effective August 24, 2004, World Waste Technologies, Inc. was merged into VPTI. Prior to the merger with VPTI, the holders of the convertible promissory notes converted these notes into 1,193,500 shares of common stock of World Waste Technologies, Inc.

Subsequent to the merger with VPTI, during the third and fourth quarters of the year ended December 31, 2004, in connection with a private placement of securities, the Company sold 1,192,000 units; each unit comprised of one (1) share of common stock in the Company and warrants exercisable for 0.25 shares (298,000 shares) of common stock of the Company at an exercise price of $0.01 per share for 5 years. The fair value of the warrants was $742,222. The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 3.6%; dividend yield of 0%; average volatility factor of the expected market price of the Company's common stock of 70%; and a term of 1 to 4 years. The consideration paid for the units was $2.50 per unit, for aggregate net proceeds to the Company of $1,879,770. As of December 31, 2004, 152,000 of these warrants had been exercised for net proceeds to the Company of $1,520. Under the Registration Rights Agreement, the Company agreed to use commercially reasonable efforts to prepare and file a registration statement within ninety days of completion of the private placement and use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC as soon as practicable registering the resale of the shares and shares underlying the warrants. The registration statement was declared effective December 5, 2007.

During the quarter ended June 30, 2006, in connection with private placements of unregistered securities, the Company raised gross proceeds of $3,387,000 by issuing 1,354,800 units (each unit comprised of one (1) share of common stock in the Company (1,354,800 shares of common stock) and warrants exercisable for 0.25 shares (338,700 warrants)) at a purchase price of $2.50 per unit. The warrants expire five years after the date of the sale of the shares and are exercisable at $0.01 per share, subject to adjustment. All of the warrants were exercised during the quarter ended March 31, 2006. The fair value of the warrants was $843,487. The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 3.75%; dividend yield of 0%; average volatility factor of the expected market price of the Company's common stock of 70%; and a term of one year. Under the Registration Rights Agreement, the Company agreed to use commercially reasonable efforts to prepare and file a registration statement within ninety days of completion of the private placement and use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC as soon as practicable registering the resale of shares and the shares underlying the warrants. The registration statement was declared effective December 5, 2007.

NOTE 9.  CAPITAL LEASE OBLIGATION

Capital Lease obligation is comprised as follows:

                                                     December 31,   December 31,
                                                         2007           2006
                                                     -----------    -----------

Capital Lease for Front End Loader, 34 monthly installments of $4,526, 22 payments were remaining
at December 31, 2007, interest was imputed at 8.25%  $    80,350    $  125,966

Less: Current portion                                     49,524        45,615
                                                     -----------    -----------

                                                     $    30,826    $   80,351
                                                     ===========    ===========

The capital lease was terminated in March of 2008.

NOTE 10. COMMITMENT AND CONTINGENCIES

On October 29, the lease for the Company's Anaheim plant was terminated (see
Note 5). Consequently, the Company has not included the future rent obligations in the schedule below. In February 2008 the Company agreed to pay $192,218 related to the Anaheim plant lease termination. The Company has an operating lease obligation for its San Diego office space through September 2008 of approximately $39,088:

          Less than 1 year                       $231,306
          more than 1 less than 3                $    --
          more than 3 less than 5                $    --
          after 5 years                          $231,306

As of December 31, 2007, the Company had in place one employment agreement, pursuant to which the total annual salary was $224,000. The officer is entitled to receive 12 months salary and continuation of benefits in the event the Company terminates his agreement for other than "good cause" or the officer resigns from the Company for "good reason" (as such terms are defined in the agreements). On February 1, 2008, the officer terminated his employment for "good reason." (See Note 13.)

The Company's CEO is not under an employment contract.

NOTE 11. RELATED PARTY TRANSACTIONS

In December 2003, the Company entered into an agreement, amended in March 2004, with CMCP. The agreement provides for CMCP to provide advisory and consulting services and for NASD broker dealer, Chadbourn Securities Inc. ("Chadbourn"), to provide investment banking services to the Company.

The agreement calls for, among other things, the Company to pay to CMCP a monthly advisory fee of $15,000, increased to $20,000 beginning in September 2004. The total professional fees paid to CMCP for the year ended December 31, 2004 for advisory services was $200,000. In May 2006, the agreement was amended to provide for the payment to CMCP of a monthly advisory fee of $5,000 and the Company entered into a separate agreement with John Pimentel to pay him a monthly advisory fee of $15,000. In September 2006, John Pimentel was hired to serve as the Company's Chief Executive Officer, at which time his advisory agreement was terminated. We are no longer paying CMCP an advisory fee. CMCP's total monthly advisory fees for the year ended December 31, 2006 was $120,000. Prior to May 2006, John Pimentel was paid by CMCP to provide services to the Company. Subsequent to May 2006 and prior to his hiring as CEO, Mr. Pimentel was paid $60,000 for consulting services by the Company.

During 2006, the Placement Agent acted as the placement agent for the Company in connection with the private placement of 1,354,800 shares of the Company's common stock and warrants to purchase 338,700 shares of the Company's common stock, the private placement of 4,075,600 shares of the Company's Series A Preferred Stock and warrants to purchase 407,560 shares of the Company's common stock, and $4,015,000 aggregate principal amount of the Company's senior secured promissory notes and warrants to purchase up to a total of 529,980 shares of Common Stock. In connection with those private placements, the Company paid the Placement Agent a commission of approximately $961,550. In addition, the Company paid the Placement Agent a non-accountable expense allowance of $267,740 and issued the Placement Agent, or its affiliates, warrants to purchase 548,486 of the Company's common shares, at exercise price of $2.50. The values of the warrants, $756,247, were estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest rate 3.6% to 6.75%; dividend yield of 0%; average volatility factor of the expected market price of the Company's common stock of 70%; and a term of 4 years.

During the quarter ended March 31, 2007, the Placement Agent acted as the placement agent for the Company in connection with the private placement of the Company's senior secured promissory notes and warrants to purchase up to a total of 297,000 shares of Common Stock. In connection with this private placement, the Company paid the Placement Agent a commission of $27,500.

Chadbourn served as one of three of the Company's placement agents in connection with the offering of the Company's Series B Preferred Stock, and for serving as such, received a cash fee from the Company of $446,050, and was issued warrants to acquire up to 210,980 shares of Common Stock at an exercise price of $2.75 per share and otherwise on the same terms as the Warrants sold to the investors.

NOTE 12. UNAUDITED QUARTERLY FINANCIAL INFORMATION

                                                    QUARTER ENDED                           TOTAL
                           -----------------------------------------------------------    ---------
                              MARCH 31,     JUNE 30,     SEPTEMBER 30,   DECEMBER 31,
                                2007          2007           2007            2007
                             ----------    ----------    ------------    -------------
                              (unaudited)  (unaudited)   (unaudited)     (unaudited)
                                           (in thousands of dollars)
Revenue                              --    $       --    $         --    $          --    $      --
Gross Margin                         --    $       --    $         --    $          --    $      --
Loss from operations         $   (1,930)   $   (2,229)   $    (10,268)   $      (1,660)   $ (16,087)
Net loss                     $   (1,799)   $   (2,123)   $    (10,080)   $      (1,351)   $ (15,353)
Net loss attributable to
  common shareholders        $   (5,503)   $   (5,471)   $    (12,997)   $      (4,393)   $ (28,364)
Basic and diluted net loss
  per share attributable
  to common shareholders     $    (0.21)   $    (0.20)   $      (0.48)   $       (0.16)   $   (1.06)


                                                    QUARTER ENDED                           TOTAL
                           -----------------------------------------------------------    ---------
                              MARCH 31,     JUNE 30,     SEPTEMBER 30,   DECEMBER 31,
                                2006          2006           2006            2006
                             ----------    ----------    ------------    -------------
                             (unaudited)   (unaudited)    (unaudited)      (unaudited)
Revenue                              --    $       14    $         44    $          36    $      94
Gross Margin                         --    $   (1,260)   $     (1,683)   $      (1,593)   $  (4,536)
Loss from operations         $   (1,028)   $   (2,358)   $     (2,688)   $     (12,628)   $ (18,702)
Net loss                     $   (2,780)   $   (8,579)   $     (1,638)   $     (11,960)   $ (24,957)
Net loss attributable to
  common shareholders        $   (3,321)   $  (10,086)   $     (4,869)   $     (15,319)   $ (33,595)
Basic and diluted net loss
  per share attributable
  to common shareholders     $    (0.14)   $    (0.41)   $      (0.19)   $       (0.60)   $   (1.34)

See management's discussion and analysis for explanations of signification quarterly items effecting the quarterly fluctuations.

NOTE 13. SUBSEQUENT EVENTS

On February 1, 2008, David Rane, the then-Chief Financial Officer and Secretary the Company, resigned from all positions held by him with the Company, effective as of such date. The Company and Mr. Rane entered into a Separation Agreement and General Release (the "Separation Agreement") pursuant to which the Company and Mr. Rane agreed to release each other from any and all claims. Consistent with the terms of his employment agreement, Mr. Rane will continue to serve the company in a consulting capacity through February 1, 2009, and will be paid $18,666.66 per month during the period and will be reimbursed for the cost of his medical, dental and vision insurance premiums (approximately $2,000 per month). Mr. Rane will retain the options he holds to acquire up to 750,000 shares of WWT's common stock, which options will continue to vest throughout the consulting period and thereafter remain in effect in accordance with their terms.

As previously disclosed, in June 2003 the Company entered into a multi-year recycle agreement with Taormina Industries, Inc. pursuant to which, among other things, Taormina agreed to deliver MSW to the Company for processing and the Company agreed to lease a building for the related recycling facility on Taormina's campus in Anaheim, California (the "Anaheim Facility"). The lease for the Anaheim Facility was entered into in July 2004. The recycling agreement, as amended, provided for automatic termination upon termination of the lease. On October 29, 2007, Taormina terminated the lease and the recycling agreement, effective as of October 31, 2007. The recycling agreement does not provide for penalties due to early termination.

On November 7, 2007, Taormina filed an unlawful detainer action in the Superior Court of the State of California, County of Orange (the "Action") against the Company as to the Anaheim Facility. On March 5, 2008, Taormina and the Company entered into a stipulation for entry of judgment in the Action (the "Stipulation"). The Stipulation provides for: (a) the cancellation and forfeiture of the lease; (b) the Company to make a payment of $192,217.57 (the "Payment") to Taormina; and (c) the Company to remain in possession of the Anaheim Facility until June 30, 2008. WWT has made the Payment to Taormina and is planning an orderly exit from the facility, to be completed on or before June 30, 2008.

The non-competition and right of first refusal provisions of the recycle agreement survive termination of such agreement through July 25, 2014 (the date that the lease would have expired had it not been terminated).

In an effort to provide certain employees and consultants with an incentive to remain committed to the Company's business while it is evaluating its strategic alternatives, on February 27, 2008, the Company's Board of Directors granted an option to acquire up to 300,000 shares of its common stock to John Pimentel, the Company's Chief Executive Officer, and an option to acquire up to 75,000 shares of its common stock to David Rane, the Company's former Chief Financial Officer (currently serving in a consulting capacity), in each case pursuant to the Company's 2007 Stock Plan. Each option has an exercise price equal to $0.155 per share (the closing price of Company's common stock on the date of grant) and vests in 12 equal monthly installments commencing as of March 27, 2008.

On February 27, 2008, the Company also announced that it has formed a Special Committee of its Board of Directors to evaluate the Company's strategic alternatives, and that the Special Committee plans to retain a financial advisor to assist in this process. These alternatives may include, but are not limited to, a sale or merger of the Company and/or a restructuring.

As compensation for serving on the Special Committee, each of the members thereof was granted an option to acquire up to 300,000 shares of common stock pursuant to the Company's 2007 Stock Plan. Each option has an exercise price equal to $0.155 per share (the closing price of WWT's common stock on the date of grant) and vests in six equal monthly installments commencing as of March 27, 2008. As additional compensation for serving on the Committee, each member is entitled to a cash fee of $5,000 per month (for up to a maximum of six months).

On March 7, 2008, the Company entered into an Asset Purchase Agreement (the "Agreement"), with Clean Earth Solutions, Inc. ("CES"), pursuant to which CES agreed to acquire specified assets of the Company and the parties agreed to settle an arbitration proceeding.

Pursuant to the Agreement, (i) the Company agreed to sell to CES specified assets relating to the "front end" process of the Company's plant located in Anaheim, California for a cash payment to the Company of $500,000 (the "First Closing"), (ii) the Company and CES agreed to settle the BPI Matter as described below) in exchange for a payment (the "Settlement Payment") to the Company of $640,000 (the "Second Closing") and (iii) the Company agreed to sell to CES all of the Company's intellectual property rights in the pressurized steam classification process (the "PSC Process") (including all of the Company's rights in the Patent Assignment Agreement between the Company and the University of Alabama-Huntsville and in the underlying patent) in exchange for a payment to the Company of $800,000 (of which $236,000 was previously paid by CES to the Company) (the "Third Closing"). The Company also agreed to terminate all of its research and development on the PSC Process or any generally similar municipal solid waste autoclaving process. The Agreement does not prohibit the Company from licensing or otherwise acquiring other technology in the future which may be similar to the PSC Process, or from engaging in any other research and development activities.

On March 7, 2008, CES paid $500,000 to the Company and the First Closing was consummated. Pursuant to the Agreement, the Second and Third Closings are to occur on such dates as are determined by CES, provided that the Second Closing occurs by May 1, 2008 and the Third Closing occurs by June 15, 2008.

As previously disclosed by the Company, during the start-up phase of the Company's initial plant in Anaheim, California, it became aware of design issues related to the steam classification vessels that it had intended to use in its operations. The steam vessels were designed and fabricated on the Company's behalf by Bio-Products International, Inc. ("BPI") pursuant to the sub-license agreement entered into between the parties. In April, 2007, the Company filed a lawsuit against BPI in the Superior Court of the State of California alleging, among other things, breach of contract and negligence with respect to the construction of the vessels. Subsequently, the court ordered that the matter be resolved by binding arbitration (the "BPI Matter"). Pursuant to the Asset Purchase Agreement, at the Second Closing, the Company, CES and its affiliates, and BPI and its affiliates, entered into a Settlement Agreement and Mutual Release (the "Settlement Agreement"), pursuant to which all claims amongst the parties relating to the BPI matter will be released, the agreements between the Company and BPI will be terminated, and CES will make the Settlement Payment to the Company.



                                   WORLD WASTE TECHNOLOGIES, INC. AND SUBSIDIARIES
                                            (A DEVELOPMENT STAGE COMPANY)

                                        CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                                    September 30,      December 31,
                                                                                        2008               2007
                                                                                  ----------------------------------
ASSETS:                                                                              (UNAUDITED)
Current Assets:
      Cash and cash equivalents                                                    $    7,753,969    $    2,711,200
      Short-term investments                                                                    -         7,093,418
      Prepaid expenses                                                                    236,035           336,726
      Assets held for sale, less equipment sold to date                                    89,476         1,083,223
                                                                                  ----------------------------------
Total Current Assets                                                                    8,079,480        11,224,567
                                                                                  ----------------------------------
Fixed Assets:
      Machinery, equipment net of accumulated depreciation of $25,991
      As of 9/30/08 and $23,358 as of 12/31/07.                                                 -            35,302
                                                                                  ----------------------------------
Total Fixed Assets                                                                              -            35,302
Other Assets:
      Deposit L/T                                                                           4,720            36,519
                                                                                  ----------------------------------
      TOTAL ASSETS                                                                 $    8,084,200    $   11,296,388
                                                                                  ==================================

LIABILITIES AND STOCKHOLDERS' EQUITY(DEFICIT):
LIABILITIES:
Current Liabilities:
      Accounts payable                                                             $      115,384    $      359,988
      Accrued salaries payable                                                            120,526           108,992
      Capital lease S/T                                                                        -             49,524
      Accrued liabilities                                                                 214,030                -
      Other liabilities                                                                       120           290,181
                                                                                  ----------------------------------
Total Current Liabilities                                                                 450,061           808,685
                                                                                  ----------------------------------
Long Term Liabilities:
      Capital lease L/T                                                                         -            30,826
                                                                                  ----------------------------------
Total Long Term Liabilities                                                                     -            30,826
                                                                                  ----------------------------------
      TOTAL LIABILITIES                                                                   450,061           839,511
                                                                                  ----------------------------------

      Convertible Redeemable Preferred Stock (See Note 5)                              30,458,780        22,812,640
                                                                                  ----------------------------------
      Commitments and Contingencies (See Note 7)

STOCKHOLDERS' EQUITY(DEFICIT):
      Common Stock - $.001 par value: 100,000,000 shares authorized, 27,596,491 and 27,576,046 shares issued and outstanding at September 30, 2008 and
        December 31, 2007,
        respectively.                                                                      27,595            27,575

      Additional paid-in-capital                                                       59,097,312        57,782,888
      Deficit accumulated during development stage                                    (81,949,547)      (70,000,282)
      Accumulated comprehensive income (loss)                                                   -          (165,944)

                                                                                  ----------------------------------
      TOTAL STOCKHOLDERS' EQUITY(DEFICIT)                                             (22,824,640)      (12,355,763)
                                                                                  ----------------------------------

      TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK
       AND STOCKHOLDERS' EQUITY(DEFICIT)                                           $    8,084,200     $  11,296,388
                                                                                  ==================================


                  SEE ACCOMPANYING NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                                                         F-78


                                     WORLD WASTE TECHNOLOGIES, INC. AND SUBSIDIARIES
                                              (A DEVELOPMENT STAGE COMPANY)

                                UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                AND COMPREHENSIVE INCOME


                                                           Three Months           Three Months
                                                              Ended                  Ended
                                                        September 30, 2008      September 30, 2007
                                                       ---------------------------------------------
GROSS REVENUE:

       Disposal of rejects                               $             -       $              -
       Plant operation cost                                            -                      -
       Depreciation                                                    -                      -
                                                       ----------------------------------------------
Total cost of goods sold                                               -                      -

                                                       ---------------------------------------------

Gross Margin                                                           -                      -

G&A Expense
   Research and development                                            -               (418,707)
   General and administrative                                   (917,133)            (1,395,486)
   Impairment of assets                                                -             (8,454,106)
                                                       ----------------------------------------------
   Loss from operations                                         (917,133)           (10,268,299)
                                                       ----------------------------------------------

   Interest income                                                43,075                188,726

   Other (expense)                                              (389,139)                     -
                                                       ----------------------------------------------
   Net loss before provision for income tax                   (1,263,197)           (10,079,573)
                                                       ----------------------------------------------
   Income taxes                                                        -                      -
                                                       ----------------------------------------------
   Net loss                                               $   (1,263,197)      $    (10,079,573)
                                                       ----------------------------------------------
   Preferred stock dividend and amortization
   of beneficial conversion feature, warrant discount
   and offering costs                                         (2,573,350)            (2,917,201)
                                                       ----------------------------------------------
   Net loss attributable to common shareholders           $   (3,836,547)      $    (12,996,774)
                                                       ==============================================

   BASIC AND DILUTED NET LOSS PER SHARE                   $        (0.14)      $          (0.48)
                                                       ==============================================
   WEIGHTED AVERAGE NUMBER OF SHARES
   OUTSTANDING USED IN CALCULATION                            27,596,491             27,115,117
                                                       ==============================================
COMPREHENSIVE INCOME

   Net loss                                               $   (1,263,197)       $    (10,079,873)
   Unrealized gain (loss) on short term
     Investments held for sale                                   588,690                  11,721
                                                       ----------------------------------------------
   Total comprehensive income                             $     (674,507)       $    (10,068,152)
                                                       ==============================================



                    SEE ACCOMPANYING NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                                                            F-79


                                     WORLD WASTE TECHNOLOGIES, INC. AND SUBSIDIARIES
                                              (A DEVELOPMENT STAGE COMPANY)

                                UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                 AND COMPREHENSIVE INCOME


                                                           Nine Months            Nine Months            June 18, 2002
                                                              Ended                  Ended                Inception to
                                                       September 30, 2008       September 30, 2007     September 30, 2008 *
                                                       -----------------------------------------------------------------
GROSS REVENUE:                                                                                       $         93,784

       Disposal of rejects                               $             -       $              -               (65,526)
       Plant operation cost                                            -                      -            (2,720,922)
       Depreciation                                                    -                      -            (1,843,615)
                                                       -----------------------------------------------------------------
Total cost of goods sold                                               -                      -            (4,630,063)

                                                       -----------------------------------------------------------------
Gross Margin                                                           -                      -            (4,536,279)

G&A Expense
   Research and development                                      (16,359)            (2,168,582)           (3,438,582)
   General and administrative                                 (4,066,782)            (3,804,153)          (20,105,166)
   Impairment of assets                                                -             (8,454,106)          (18,191,450)
                                                       -----------------------------------------------------------------
   Loss from operations                                       (4,083,141)           (14,426,841)          (46,271,477)
                                                       -----------------------------------------------------------------

   Interest income                                               190,946                424,580               800,216
   Financing transaction expense                                      -                      -             (7,442,426)

   Other income (expense)                                       (393,295)                    -              1,579,934
                                                       -----------------------------------------------------------------
   Net loss before provision for income tax                   (4,285,490)           (14,002,261)          (51,333,753)
                                                       -----------------------------------------------------------------
   Income taxes                                                        -                      -                     -
                                                       -----------------------------------------------------------------
   Net loss                                               $   (4,285,490)      $    (14,002,261)     $    (51,333,753)
                                                       -----------------------------------------------------------------
   Preferred stock dividend and amortization
   of beneficial conversion feature, warrant discount
   and offering costs                                         (7,663,775)            (9,968,229)          (30,548,268)
                                                       -----------------------------------------------------------------
   Net loss attributable to common shareholders           $  (11,949,265)      $    (23,970,490)     $    (81,882,021)
                                                       =================================================================

   BASIC AND DILUTED NET LOSS PER SHARE                   $        (0.43)      $          (0.90)     $          (4.01)
                                                       =================================================================
   WEIGHTED AVERAGE NUMBER OF SHARES
   OUTSTANDING USED IN CALCULATION                            27,593,514             26,561,235            20,405,174
                                                       =================================================================

   COMPREHENSIVE INCOME

   Net loss                                               $   (4,285,490)       $    (14,002,261)     $   (51,333,753)
   Unrealized gain (loss) on short term
     Investments held for sale                                   165,944                   9,418                    -
                                                       ----------------------------------------------------------------
   Total comprehensive income                             $   (4,119,546)       $    (13,992,843)     $   (51,333,753)
                                                       =================================================================


  *  APPROXIMATELY $67,526 IN CONSULTING AND TRAVEL EXPENSES INCURRED PRIOR TO INCEPTION OF THE BUSINESS ON
     JUNE 18, 2002 ARE NOT INCLUDED.

                    SEE ACCOMPANYING NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                                                            F-80



                                           WORLD WASTE TECHNOLOGIES, INC. AND SUBSIDIARIES
                                                    (A DEVELOPMENT STAGE COMPANY)
                                 CONSOLIDATED CONDENSED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)


                                                                      Additional                             Accumulated
                                                                      Paid in     Common Stock  Accumulated  Comprehensive
                                                  Shares    Dollars   Capital     Subscription   Deficit *   Income (Loss)   Total
                                               -------------------------------------------------------------------------------------
                                                           $          $           $             $             $            $
Preformation expenses                                                                               (67,526)                (67,526)
Formation - June 18, 2002                        9,100,000      100       73,036                                             73,136
Net Loss - 2002                                                                                    (359,363)               (359,363)
                                               ------------------------------------------------------------------------------------
December 31, 2002                                9,100,000      100       73,036                   (426,889)               (353,753)
                                               ====================================================================================

Additional paid in capital                                                   100                                                100
Common stock subscribed                                                                 125,000                             125,000
Net Loss - 2003                                                                                    (804,605)               (804,605)
                                               ------------------------------------------------------------------------------------
December 31, 2003                                9,100,000      100       73,136        125,000  (1,231,494)             (1,033,258)
                                               ====================================================================================

Merger with Waste Solutions, Inc.                7,100,000       63        2,137                                              2,200
Common stock subscriptions                         125,000        1      124,999       (125,000)
Common stock and warrants net of offering
 cost prior to VPTI merger                       3,045,206       31    3,952,321                                          3,952,352
Shares cancelled                                 (500,000)       (5)          5
Warrants issued                                                          281,171                                            281,171
Merger with VPTI                                 1,200,817   21,062      (21,062)
Conversion of promissory notes                   1,193,500       12    1,193,488                                          1,193,500
Accrued Interest on notes forgiven                                       135,327                                            135,327
Common stock and warrants net of offering cost   1,460,667    1,461    2,865,462                                          2,866,923
Amortization of stock options and warrants to
 employees and consultants                                               217,827                                            217,827
Net loss - 2004                                                                                  (2,496,188)             (2,496,188)
                                               ------------------------------------------------------------------------------------
December 31, 2004                               22,725,190   22,725    8,824,811                 (3,727,682)              5,119,854
                                               ====================================================================================

Common stock and warrants net of offering cost   1,961,040    1,961    3,072,116                                          3,074,077
Amortization of stock options and warrants to
 employees and consultants                                               654,220                                            654,220
Dividend redeemable (Preferred Stock)                                    106,645                   (671,769)               (565,124)
Warrants issued                                                          861,853                                            861,853
Bridge financing warrants                                              1,114,105                                          1,114,105
Beneficial conversion feature on redeemable
 preferred stock                                                       1,328,066                                          1,328,066
Amortization of beneficial conversion
 feature, warrant discount and offering costs
 on redeemable preferred stock                                                                     (562,704)               (562,704)
Net loss - December 2005                                                                         (3,078,917)             (3,078,917)
                                               ------------------------------------------------------------------------------------
December 31, 2005                               24,686,230   24,686   15,961,816                 (8,041,072)              7,945,430
                                               ====================================================================================


                                                                 F-81




                                                                      Additional                             Accumulated
                                                                      Paid in     Common Stock  Accumulated  Comprehensive
                                                  Shares    Dollars   Capital     Subscription   Deficit *   Income (Loss)   Total
                                               ------------------------------------------------------------------------------------
Common stock and warrants net of offering
 cost                                              262,851      263        9,561                                              9,824
Amortization of stock options and warrants to
 employees and consultants                                               989,252                                            989,252
Dividend (Preferred Stock)                                               386,954                 (2,920,893)             (2,533,939)
Warrants issued preferred stock                                        1,647,250                                          1,647,250
Bridge financing warrants                                                787,500                                            787,500
Beneficial conversion feature - Series B                              18,207,102                                         18,207,102
Conversion of Series B preferred stock             296,581      296      840,716                                            841,012
Series B Investor & placement warrants                                 7,922,663                                          7,922,663
Series A Investor warrants                                             3,065,931                                          3,065,931
Elimination of warrant liabilities                                       674,420                                            674,420
UAH stock for purchase of patent                   167,000      167      697,833                                            698,000
Registration filing fees                                                 (11,529)                                           (11,529)
Amortization of beneficial conversion
 feature, warrant discount and offering costs
 on redeemable preferred stock                                                                   (5,717,378)             (5,717,378)
Net loss -  2006                                                                                (24,956,520)            (24,956,520)
                                               ------------------------------------------------------------------------------------
December 31, 2006                               25,412,662   25,412   51,179,469                (41,635,863)              9,569,018
                                               ====================================================================================

Common stock for services                          302,660      302      261,192                                            261,494
Warrant exercises
Amortization of stock options and warrants to
 employees and consultants                                             1,638,128                                          1,638,128
Dividend (Preferred Stock)                                                                       (3,173,396)             (3,173,396)
Conversion of Series B preferred stock           1,860,724    1,861    4,704,099                                          4,705,960
Amortization of beneficial conversion
 feature, warrant discount and offering costs
 on redeemable preferred stock                                                                   (9,838,354)             (9,838,354)
Net loss - 2007                                                                                 (15,352,669)            (15,352,669)
Unrealized gain (loss) on short term
 investments held for sale                                                                                    (165,944)    (165,944)
                                               ------------------------------------------------------------------------------------
December 31, 2007                               27,576,046   27,575   57,782,888    $       0   (70,000,282)  (165,944) (12,355,763)
                                               ====================================================================================

Amortization of stock options and warrants to
 employees and consultants                                             1,296,809                                          1,296,809
Dividend (Preferred Stock)                                                                       (2,417,127)             (2,417,127)
Conversion of Series B preferred stock              20,445       20      17,615                                              17,635
Amortization of beneficial conversion
 feature, warrant discount and offering costs
 on redeemable preferred stock                                                                   (5,246,648)             (5,246,648)
Net loss - September 30, 2008 (Unaudited)                                                        (4,285,490)             (4,285,490)
Unrealized gain (loss) on short term
  Investment held for sale                                                                                     165,944      165,944
                                               ------------------------------------------------------------------------------------
September 30, 2008  (Unaudited)                 27,596,491  $27,595  $59,097,312    $       0  $(81,949,547) $       0 $(22,824,640)
                                               ====================================================================================

* During 2002, the Company issued $67,526 of Convertible Promissory Notes payable for preformation funds received and expended prior to Inception.

                          SEE ACCOMPANYING NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                                                                  F-82




                                         WORLD WASTE TECHNOLOGIES, INC. AND SUBSIDIARIES
                                                  (A DEVELOPMENT STAGE COMPANY)

                                    UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW



                                                                       Nine Months           Nine Months        June 18, 2002
                                                                         Ended                 Ended            (Inception) to
                                                                   September 30, 2008    September 30, 2007   September 30, 2008
                                                                  --------------------------------------------------------------
Cash Flow from operating activities:                                $                   $                     $
    Net loss                                                              (4,285,490)        (14,002,261)         (51,333,753)
Adjustments to reconcile net loss to net cash used in operating activities:
    Impairment of assets                                                                       8,454,106           17,899,006
    Depreciation and amortization                                              6,356           1,048,595            3,023,151
    Interest forgiveness                                                                                              135,327
    Warrant and common stock issued for consulting                                                                     84,566
    Amortization of warrants & options to employees                        1,296,809           1,161,490            4,319,597
    Fair value adjustment warrant liability                                                                        (1,789,134)
    Financial transaction expense                                                                                   7,442,426
    Amortization of offering cost                                                                                     252,277

Changes in operating assets and liabilities:
    Accounts receivable                                                                           12,517
    Prepaid expenses/emp. receivable                                         100,691            (138,242)            (236,035)
    Accounts payable                                                        (244,604)           (256,868)             115,384
    Accrued salaries                                                          11,535             (52,213)             120,527
    Accrued other liabilities                                                (76,033)            186,053              473,648
                                                                  --------------------------------------------------------------
    Net Cash used in operating activities                                 (3,190,736)         (3,586,823)         (19,493,013)
                                                                  --------------------------------------------------------------
Cash flows from investing activities:
    Construction of plant                                                                                          (4,043,205)
    Leasehold improvements                                                                        (6,211)          (2,970,548)
    Deposits on equipment                                                                                          (5,231,636)
    Purchase machinery & equipment                                                              (198,917)          (8,304,813)
    Sale of machinery & equipment                                            942,343                                  942,343
    Deposits                                                                  31,800                                   (4,719)
   (Purchase) sale of short-term investments                               7,259,362          (8,966,122)
                                                                  --------------------------------------------------------------
    Net Cash provided by(used in)investing activities                      8,233,505          (9,171,250)         (19,612,578)
                                                                  --------------------------------------------------------------
Cash flows from financing activities:

    Redeemable preferred stock                                                                                     30,346,460
    Senior secured debt                                                                                             6,265,000
    Senior secured debt offering cost                                                                                (420,523)
    Payment of senior secured debt                                                                                 (2,785,000)
    Warrants, common stock and
      Additional paid in capital                                                                   1,993           13,453,623
                                                                  --------------------------------------------------------------
    Net Cash provided by financing activities                                      -               1,993           46,859,560
                                                                  --------------------------------------------------------------


                                                          F-83



Net increase (decrease)in cash and cash equivalents                        5,042,769         (12,756,080)           7,753,969
Beginning cash and cash equivalents                                        2,711,200          14,330,840
                                                                  --------------------------------------------------------------
Ending cash and cash equivalents                                    $      7,753,969  $        1,574,760     $      7,753,969
                                                                  ==============================================================
Non-cash investing and financing activities:
    Interest (Paid) Received                                        $        200,346  $          424,580     $        881,772
    Income Taxes Paid                                                             --                  --                   --

*     During 2002, the Company issued $67,526 of Convertible Promissory Notes payable for preformation funds received and expended prior to Inception.

*     The Company issued warrants to purchase 315,354 shares of common stock to the placement agent for services rendered in connection with the fund raising effort.

*     The Company issued warrants to purchase 50,000 shares of common stock for consulting services in 2004 and 100,000 shares of common stock upon the exercise of a warrant in exchange for services rendered.

*     The Company issued 1,193,500 shares of common stock upon conversion of the Convertible
      Promissory notes payable and accrued interest of $135,327.

*     The Company issued warrants to purchase 250,000 shares of its common stock for a modification to the technology license agreement.

*     During the 2007, the Company issued 103,340 shares in exchange for services rendered in 2006.

*     During the nine month periods ended September 30, 2007 and 2008, the Company issued 1,209,646 shares and 20,445, respectively, of common stock in exchange for conversion of Preferred
      Series B stock.


                        SEE ACCOMPANYING NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                                                          F-84

                 WORLD WASTE TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

          NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                           SEPTEMBER 30, 2008 AND 2007

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The Company is a new enterprise in the development stage as defined by Statement No. 7 of the Financial Accounting Standards Board, since it has not derived substantial revenues from its activities to date.

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INTERIM FINANCIAL STATEMENTS

The accompanying consolidated financial statements include all adjustments (consisting of only normal recurring accruals), which are, in the opinion of management, necessary for a fair presentation. Operating results for the nine months ended September 30, 2008 are not necessarily indicative of the results to be expected for a full year. December 31, 2007 balances were derived from audited financial statements. The consolidated financial statements should be read in conjunction with the Company's consolidated financial statements for the year ended December 31, 2007.

RESEARCH AND DEVELOPMENT

Research and development costs are charged to operations when incurred.

INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." In accordance with SFAS No. 109, the Company records a valuation allowance against net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income and when temporary differences become deductible and may be limited due to future changes in control. The Company considers, among other available information, uncertainties surrounding the recoverability of deferred tax assets, scheduled reversals of deferred tax liabilities, projected future taxable income, and other matters in making this assessment.

The Company adopted FIN 48, Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109, on January 1, 2007. There was no material impact on the Company's financial statements as a result of the adoption.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased, which are not securing any corporate obligations, to be cash equivalents.

SHORT TERM INVESTMENTS

The Company determines the appropriate classification of its investments at the time of acquisition and reevaluates such determination at each balance sheet date. During the quarter ended September 30, 2008, all short term investments held for sale, which included auction rate securities, at June 30, 2008 were sold and the proceeds are included in cash and cash equivalents. The Company recognized a loss of $389,000 during the quarter, recorded in Other Income and (Expense), upon the sale.

CONCENTRATION OF CREDIT RISK

The Company maintains its cash balances at financial institutions. Cash balances at the institutions are insured by the Federal Deposit Insurance Corporation up to $250,000. All cash equivalents are invested in government securities.

FIXED ASSETS

During the quarter ended September 30, 2008, all remaining fixed assets were liquidated. Machinery and equipment was stated at cost. Depreciation was computed on the straight-line method over the estimated useful asset lives or for leasehold improvements or equipment installed in our Anaheim plant (no longer leased or otherwise being used by us), over the remaining life of the lease, whichever was shorter.

Our policy regarding fixed assets is to review such fixed assets for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. If the review indicates that fixed assets are not recoverable (i.e. the carrying amounts are more than the future projected undiscounted cash flows), their carrying amounts would be reduced to fair value.

We capitalize leases in accordance with FASB 13.

ASSETS HELD FOR SALE

Intangible assets are recorded at cost and are classified as held for sale at September 30, 2008. At September 30, 2008, the remaining intangible asset value was associated with the patent purchased from the University of Alabama in Huntsville on May 1, 2006.

REDEEMABLE CONVERTIBLE PREFERRED STOCK

Convertible Preferred Stock which may be redeemable for cash at the determination of the holder is classified as mezzanine equity, in accordance with FAS 150 "Accounting for Certain Financial Instruments with Characteristics of Both Debt and Equity," EITF Topic D 98 and ASR 268, and is shown net of discounts for offering costs, warrant values and beneficial conversion features.

STOCK-BASED COMPENSATION

As of September 30, 2008, the Company had two share-based compensation plans, which are described below. The compensation cost that has been charged against income for the plans was $395,772 and $530,292 for the three months ended September 30, 2008 and 2007, respectively, and $1,296,809, $1,161,490 and
$4,319,597 for the nine months ended September 30, 2008 and 2007 and for the period from inception to September 30, 2008, respectively. Because the Company is in a net loss position, no income tax benefit has been recognized in the income statement for share-based compensation arrangements. As of September 30, 2008 and 2007, no share-based compensation cost had been capitalized as part of inventory or fixed assets.

The Company's 2004 Incentive Stock Option Plan (the "2004 Plan"), which is shareholder-approved, provides for the issuance by the Company of a total of up to 2.0 million shares of common stock and options to acquire common stock to the Company's employees, directors and consultants. At December 31, 2007, there were 1,812,000 options to acquire up to 1,812,000 shares of common stock outstanding under the 2004 Plan.

In May of 2007, the board of directors approved the Company's 2007 Incentive Stock Plan (the "2007 Plan"), which is not shareholder-approved. The 2007 plan provides for the issuance by the Company of a total of up to 6.0 million shares of common stock and options to acquire common stock to the Company's employees, directors and consultants. The Company granted options to acquire up to 2,856,000 shares during the year ended December 31, 2007 to employees, members of the board of directors and consultants. During the nine months ended September 30, 2008, the Company granted options to acquire up to 1,575,000 shares to employees and members of the board of directors.

The Company believes that such awards better align the interests of its employees with those of its shareholders. Option awards are generally granted with an exercise price equal to the market price of the Company's stock at the date of grant; those option awards generally vest based on 2 to 4 years of continuous service and have 10-year contractual terms. Certain option awards provide for accelerated vesting if there is a change in control (as defined in each Plan).

The fair value of each option award is estimated on the date of grant using the Black-Scholes option valuation model that uses the assumptions noted in the table below. Expected volatilities are based on the historical volatility of the Company's common stock from August 24, 2004 through the date of the respective grant. The Company uses historical data to estimate option exercise and employee terminations within the valuation model. The expected term of options granted was estimated using the simple method which the Company believes provides a reasonable estimation of the period of time that options granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the LIBOR rate at the time of grant.

                                         NINE MONTHS ENDED     NINE MONTHS ENDED
                                         SEPTEMBER 30, 2008   SEPTEMBER 30, 2007
                                        -------------------   ------------------

Expected volatility                       81.20 - 94.46 %             78.2%
Expected dividends                              0 %                    0 %
Expected term (in years)                   5.15 - 9.45              5.5 - 9.9
Risk-free rate                             1.55 - 4.19%            3.30 - 4.58%

In an effort to provide certain employees and consultants with an incentive to remain committed to the Company's business while it is evaluating its strategic alternatives (as described below), on February 27, 2008, the Company's Board of Directors granted an option to acquire up to 300,000 shares of its common stock to John Pimentel, the Company's Chief Executive Officer, and an option to acquire up to 75,000 shares of its common stock to David Rane, the Company's former Chief Financial Officer (currently serving in a consulting capacity), in each case pursuant to the Company's 2007 Plan. Each option has an exercise price equal to $0.155 per share (the closing price of the Company's common stock on the date of grant) and vests in 12 equal monthly installments commencing as of March 27, 2008.

On February 27, 2008, the Company also announced that it has formed a Special Committee of its Board of Directors, comprised of four directors, to evaluate the Company's strategic alternatives, and that the Special Committee would retain a financial advisor to assist in this process. These alternatives may include, but are not limited to, a sale or merger of the Company and/or a restructuring.

As compensation for serving on the Special Committee, each of the members thereof is entitled to receive a monthly payment of $5,000 for the period the Special Committee continues to function, and was granted an option to acquire up to 300,000, or a total of 1,200,000, shares of common stock pursuant to the Company's 2007 Plan. Each option has an exercise price equal to $0.155 per share (the closing price of the Company's common stock on the date of grant) and vested in six equal monthly installments commencing as of March 27, 2008. The Board recently agreed to continue the monthly payments of $5,000 until the transaction with Vertex Energy, Inc. (as described above) closes or is terminated.

EARNINGS PER SHARE

The Company has adopted Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS No. 128). SFAS No. 128 provides for the calculation of basic and diluted earnings per share.

Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity, such as stock options, warrants or convertible securities. Due to their anti-dilutive effect, common stock equivalents of 30,672,273, consisting of employee options of 6,163,286, non-employment warrants of 6,829,827, Preferred Series A of 6,378,409 and Preferred Series B of 11,300,751, were not included in the calculation of diluted earnings per share at September 30, 2008. Due to their anti-dilutive effect, common stock equivalents of 28,526,234, consisting of employee options of 4,843,000, investor warrants of 6,803,827, Preferred Series A of 5,777,119 and Preferred Series B of 11,102,288, were not included in the calculation of diluted earnings per share at September 30, 2007.

NEW ACCOUNTING PRONOUNCEMENTS

There were no new pronouncements issued during the quarter ended September 30, 2008 that would impact the Company.

NOTE 2.     GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company had a net loss for the nine months ended September 30, 2008 of $11,949,265 and an accumulated deficit attributable to common shareholders at September 30, 2008 of $81,949,547. The Company expects it will incur substantial additional losses, costs and capital expenditures before it can operate profitably. These issues raise substantial doubt about the Company's ability to continue as a going concern. The Company is party to a merger agreement with Vertex Energy, Inc. If this transaction fails to close as contemplated, the Company may be unable to continue as a going concern for a reasonable period of time.

The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. On May 15, 2008, the Company entered into a definitive agreement to merge with Vertex Energy, Inc., which agreement was amended and restated on May 19, 2008. (See Management's Discussion and Analysis for a detailed description of the Merger Agreement.) There can be no assurance that the transaction will be completed. If not closed as contemplated, the Company's continuation as a going concern remains dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing, and ultimately to attain successful operations.


NOTE 3.   LICENSE AGREEMENT

On June 21, 2002, the Company entered into a U.S. technology sub-license agreement with Bio-Products International, Inc. (BPI), an Alabama corporation, with respect to certain intellectual property and patented methods and processes. This agreement was amended on June 21, 2004 and again on August 19, 2006. The technology was designed to provide for the processing and separation of material contained in Municipal Solid Waste (MSW). Through April 30, 2006, the University of Alabama in Huntsville ("UAH") owned the patent for this technology. On May 1, 2006, the Company acquired the patent from UAH for $100,000 and 167,000 shares of the Company's restricted common stock valued at its fair value on the date of issuance of approximately $698,000. The patent was to revert to UAH in the event of bankruptcy of the Company. This patent had been licensed to BPI. The license to the patent in the United States was assigned by BPI to the Company.

In April 2007, the Company filed a lawsuit against BPI alleging, among other things, breach of contract and negligence with respect to the construction of the vessels.

During the fourth quarter of 2007, the Company determined it would not use the technologies related to the intangible assets in its future plants. Consequently, it reclassified the unamortized intangible assets to Assets Held for Sale and accounted for these assets at the lower of fair value less cost to sell (net fair value) or carrying value.

In March 2008, the Company entered into an agreement with Clean Earth Solutions, Inc. ("CES"), pursuant to which it agreed (i) to sell to CES specified assets relating to the "front end" process of World Waste's Anaheim Facility for a cash payment to the Company of $500,000 (the "First Closing"), (ii) to settle a dispute arising from design issues related to the steam classification vessels that the Company had intended to use in its operations, in exchange for a payment to us of $640,000 (the "Second Closing") and (iii) to sell to CES all of the Company's intellectual property rights in its pressurized steam classification process in exchange for a payment of $800,000 (of which $236,000 was previously paid by CES) (the "Third Closing"). On March 7, 2008, CES paid $500,000, and the First Closing was consummated. In June 2008, CES paid the Company $640,000 for the Second Closing. Pursuant to this agreement, the Third Closing was to occur on such a date as determined by CES, provided that the Third Closing could not occur later than July 31, 2008.

As a result of the default by CES, the Third Closing never occurred. On October 22, 2008, the Company sold the patent and related intellectual property rights in its pressurized steam classification process to CleanTech Biofuels, Inc. ("CTB") in exchange for $150,000 in cash, a $450,000 secured promissory note and warrants to purchase up to 900,000 shares of CTB's common stock. The promissory note matures on July 22, 2009, bears interest at 6.0% per annum and is secured by the patent. The warrants are exercisable at any time for five years from the date of issuance at a price of $0.45 per share. In addition, CTB issued the Company a contingent warrant to purchase up to an additional 900,000 shares of its common stock on the same terms, except that this warrant is exercisable only if CTB defaults on its obligations under the note.

NOTE 4.   TERMINATION OF SIGNIFICANT CONTRACT

In June 2003, the Company entered into a multi-year recycle agreement with Taormina Industries, Inc. pursuant to which, among other things, Taormina agreed to deliver residual municipal solid waste (MSW) to the Company for processing and the Company agreed to lease a building for the related recycling facility on Taormina's campus in Anaheim, California (the "Anaheim Facility"). The lease for the Anaheim Facility was entered into in July 2004. The recycling agreement, as amended, provided that the recycling agreement would terminate automatically upon termination of the lease.

As previously disclosed, during early 2007 the Company began using the Anaheim Facility to conduct research and development activities related to the production of renewable energy from MSW. The Company subsequently determined that the ongoing research and development work, if necessary, would more efficiently be carried out at another location. Consequently, in order to reduce costs and focus management attention and cash resources on the Company's renewable energy process, the Company initiated conversations with Taormina regarding termination of the lease of the Anaheim Facility and the cancellation of the associated recycling agreement. On October 29, 2007, Taormina terminated the lease and the recycling agreement, effective as of October 31, 2007. On November 7, 2007, Taormina filed an unlawful detainer action in the Superior Court of the State of California, County of Orange (the "Action") against the Company as to the Anaheim Facility. On March 5, 2008, Taormina and the Company entered into a stipulation for entry of judgment in the Action (the "Stipulation"). The Stipulation provided for: (a) the cancellation and forfeiture of the lease; (b) the Company to make a payment of $192,218 (the "Payment") to Taormina; and (c) the Company to remain in possession of the Anaheim Facility until June 30, 2008. The Company made the Payment to
Taormina and, on May 8, 2008, vacated the premises.

The non-competition and right of first refusal provisions of the recycle agreement survive termination of such agreement through July 25, 2014 (the date that the lease would have expired had it not been terminated).

NOTE 5.   REDEEMABLE CONVERTIBLE PREFERRED STOCK

The Company has outstanding two classes of Preferred Stock, Series A and Series
B. Holders of both series of preferred stock are entitled to receive cumulative dividends, payable quarterly in additional shares of preferred stock, at the rate of 8% per annum as and if declared by the Board of Directors. The holders of a majority of each class of preferred shares have the option to require the Company to redeem all outstanding shares on April 28, 2010. If all of the shares that were outstanding at September 30, 2008 remain outstanding and the holders of such shares seek their redemption on April 28, 2010, the Company would be required to make payments to these holders totaling approximately $46 million. In the event the holders do not exercise this redemption right, all shares of Series A and Series B will automatically convert into shares of common stock on such date.

The warrant values, offering costs and beneficial conversion features of both classes of preferred stock have been treated as discounts to the carrying value of the preferred stock, and are being accreted through their redemption date under an acceptable method in accordance with EITF Topic D-98. For the Series B Preferred Stock the Company deemed the straight-line method to be a preferable method, giving rise to a more appropriate distribution of the dividend recognition over the accretion period. The amortization costs are treated consistent with the treatment of preferred stock dividends.

      THE SUMMARY FOR THE SERIES A AND B IS AS FOLLOWS:

                                                                  SERIES A          SERIES B           TOTAL
                                                              ----------------  ----------------  ----------------
Gross proceeds                                                 $   10,189,000    $   28,488,800    $   38,677,800
Cumulative in kind dividends                                        3,365,119         5,327,686         8,692,805
Converted to common stock                                                  --        (5,564,608)       (5,564,608)
                                                              ----------------  ----------------  ----------------
Total outstanding                                                  13,554,119        28,251,878        41,805,997

Unamortized beneficial conversion feature                            (513,172)       (6,196,611)       (6,709,783)
Unamortized offering costs                                           (604,410)       (1,560,100)       (2,164,510)
Unamortized warrant value                                            (513,173)       (1,959,751)       (2,472,924)
                                                              ----------------  ----------------  ----------------
Balance at September 30, 2008                                  $   11,923,364    $   18,535,416    $   30,458,780
                                                              ================  ================  ================


NOTE 6.   CAPITAL LEASE OBLIGATION

      Capital Lease obligation is comprised as follows:

                                                                 SEPTEMBER 30, 2008     DECEMBER 31, 2007
                                                                --------------------  -------------------
Capital Lease for Front End Loader, 0 monthly                                               $ 80,350
     installments were remaining at September 30, 2008
     interest was imputed at 8.25%

Less: Current portion                                                                         49,524
                                                                --------------------  -------------------
                                                                        $0                  $ 30,826
                                                                ====================  ===================

The capital lease was terminated in March 2008.

NOTE 7.   COMMITMENTS AND CONTINGENCIES

As of September 30, 2008, the Company had no lease obligations.

NOTE 8.   SUBSEQUENT EVENTS

In March 2008, the Company entered into an agreement with Clean Earth Solutions, Inc. ("CES"), pursuant to which it agreed (i) to sell to CES specified assets relating to the "front end" process of World Waste's Anaheim Facility for a cash payment to the Company of $500,000 (the "First Closing"), (ii) to settle a dispute arising from design issues related to the steam classification vessels that the Company had intended to use in its operations, in exchange for a payment to us of $640,000 (the "Second Closing") and (iii) to sell to CES all of the Company's intellectual property rights in its pressurized steam classification process in exchange for a payment of $800,000 (of which $236,000 was previously paid by CES) (the "Third Closing"). On March 7, 2008, CES paid $500,000, and the First Closing was consummated. In June 2008, CES paid the Company $640,000 for the Second Closing. Pursuant to this agreement, the Third Closing was to occur on such a date as determined by CES, provided that the Third Closing could not occur later than July 31, 2008.

As a result of the default by CES, the Third Closing never occurred. On October 22, 2008, the Company sold the patent and related intellectual property rights in its pressurized steam classification process to CleanTech Biofuels, Inc. ("CTB") in exchange for $150,000 in cash, a $450,000 secured promissory note and warrants to purchase up to 900,000 shares of CTB's common stock. The promissory note matures on July 22, 2009, bears interest at 6.0% per annum and is secured by the patent. The warrants are exercisable at any time for five years from the date of issuance at a price of $0.45 per share. In addition, CTB issued the Company a contingent warrant to purchase up to an additional 900,000 shares of its common stock on the same terms, except that this warrant is exercisable only if CTB defaults on its obligations under the note.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

         In May 2008, Vertex Energy, L.P. ("VERTEX LP"), Vertex Energy, Inc., a Nevada corporation ("VERTEX Nevada"), Vertex Merger Sub, LLC ("MERGER SUB"), a California limited liability company, and Benjamin P. Cowart, as agent for the shareholders of Vertex Nevada, on the one hand, and World Waste Technologies, Inc., a publicly traded California corporation ("WORLD WASTE"), on the other hand, entered into an amended and restated agreement and plan of merger (the "MERGER AGREEMENT").

         Pursuant to the terms of the merger agreement, Vertex LP will transfer certain business operations to Vertex Nevada, following which World Waste will merge with and into Merger Sub. As part of the merger, Vertex Nevada will assume up to $1.6 million of Vertex LP's indebtedness and certain other specified obligations of Vertex LP, World Waste will make a $4.4 million payment to certain shareholders of Vertex Nevada, and World Waste will transfer at least $5.0 million of cash to Vertex Nevada. It is a condition to closing the merger that immediately prior to the merger, World Waste satisfy in full all of its liabilities, other than up to $2.4 million of permitted indebtedness, which indebtedness will be assumed by Vertex Nevada.

         Immediately following the merger and assuming that no shareholders exercise dissenters' rights: (1) the existing partners of Vertex LP will own approximately 40% of the outstanding shares of Vertex Nevada's capital stock;
(2) approximately 4% of the outstanding shares of Vertex Nevada's capital stock will be held by advisors and consultants to Vertex LP; (3) the existing holders of World Waste's common stock will own approximately 20.5% of the outstanding shares of Vertex Nevada's capital stock; (4) the existing holders of World Waste's Series A preferred stock will own approximately 14% of the outstanding shares of Vertex Nevada's capital stock; and (5) the existing holders of World Waste's Series B preferred stock will own approximately 21.5% of the outstanding shares of Vertex Nevada's capital stock (in each case, treating as outstanding, shares that are issuable upon the exercise of warrants to acquire shares of common stock at a nominal exercise price).

         The merger will be accounted for as a business acquisition of World Waste pursuant to which Vertex Nevada is considered to be the acquiring entity. As described above, in the merger, the shareholders of World Waste will exchange 100% of their shares for approximately 56% of the shares of Vertex Nevada, and World Waste will merge with and into Merger Sub, a wholly owned subsidiary of Vertex Nevada. The share exchange will be treated as a recapitalization of Vertex Nevada. The audited financial statements of Vertex Nevada included elsewhere in this proxy statement have been prepared as if Vertex Nevada has always been a reporting company. After the closing of the merger and as a result of the share exchange, Vertex Nevada will account for the merger as an acquisition of World Waste under the purchase method of accounting.

         The following unaudited pro forma combined balance sheet has been derived from the unaudited balance sheet of World Waste, an unaudited balance sheet reflecting certain assets and liabilities of Vertex LP, and an audited balance sheet of Vertex Energy, Inc., in each case at September 30, 2008, and adjusts such information to give effect to the merger as if it had occurred on September 30, 2008.

         The following unaudited pro forma combined statement of operations for the nine months ended September 30, 2008 has been derived from the unaudited statement of operations for World Waste and Vertex LP and the audited statement of operations for Vertex Energy, Inc., in each case giving effect to the merger as though it had occurred on January 1, 2008. The unaudited pro forma combined statement of operations for the year ended December 31, 2007 has been derived from the audited statements of operations for Vertex LP and World Waste giving effect to the merger as though it has occurred on January 1, 2007.

         The pro forma adjustments and assumptions are based on estimates, evaluations and other data currently available and, in management's opinion, provide a reasonable basis for the fair presentation of the estimated effects attributable directly to the merger. The pro forma combined financial information is being presented for illustrative purposes only, and this information should not be relied upon for purposes of making any investment or other decisions.

         The unaudited pro forma combined financial information may have been different had the companies actually been combined as of January 1, 2007, January 1, 2008 or June 30, 2008. All information contained herein should be read in conjunction with the financial statements and notes thereto of Vertex Nevada and World Waste included elsewhere in this proxy statement, and the notes to the unaudited pro forma combined financial information included herein.


                                        UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                                    SEPTEMBER 30, 2008

                              Certain assets                             Transferred
                             and liabilities  Vertex    Pro forma          to new      World Waste     Pro forma
                               of Vertex      Energy   Adjustments        combined    Technologies,   Adjustments        Pro forma
                               Energy, LP      Inc.     (Note 1)           entity          Inc.         (Note 1)         Adjusted
                              ------------  ---------  ------------      ------------  ------------   ------------      -----------

ASSETS

Current assets
  Cash                        $  1,799,243  $      --  $ (1,799,243) b  $         --  $  7,753,969   $ (2,450,060) a   $ 5,303,909
  Accounts receivable, net       1,416,259         --    (1,416,259) b            --            --             --               --
  Accounts receivable-related
   parties                       1,975,326         --    (1,975,326) b            --            --             --               --
  Due from partnership             384,961         --      (384,961) b            --            --             --               --
  Inventory                      2,601,606         --    (2,601,606) b            --            --             --               --
  Prepaid expenses                 373,803         --      (373,803) b            --       236,035        (94,026) h       142,009
  Assets held for sale                  --         --            --               --        89,476 k           --           89,476
                              ------------  ---------  ------------     ------------  ------------   ------------      -----------
    Total Current Assets         8,551,198         --    (8,551,198) b            --     8,079,480     (2,544,086)       5,535,394
                              ------------  ---------  ------------     ------------  ------------   ------------      -----------

Noncurrent assets
  Machinery and equipment, net       7,251         --        (7,251) c            --            --             --               --
  Deposits                              --         --            --               --         4,720         (4,720) c            --
                              ------------  ---------  ------------     ------------  ------------   ------------      -----------
    Total Noncurrent Assets          7,251         --        (7,251)              --         4,720         (4,720)              --
                              ------------  ---------  ------------     ------------  ------------   ------------      -----------
Total assets                  $  8,558,449  $      --  $ (8,558,449)    $         --  $  8,084,200   $ (2,548,806)     $ 5,535,394
                              ============  =========  ============     ============  ============   ============      ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Accounts payable            $  2,533,923  $      --  $ (2,533,923) b  $         --  $    115,384   $   (115,384) a,h $        --
  Accounts payable-related
    parties                      2,455,947         --    (2,455,947) b            --            --             --               --
  Other current liabilities             --         --            --               --       334,676       (334,676) a,h          --
                              ------------  ---------  ------------     ------------  ------------   ------------      -----------
    Total Current Liabilities    4,989,870         --    (4,989,870)              --       450,060       (450,060)              --

Long term debt                          --         --     1,600,000  d     1,600,000            --      2,400,000  d     4,000,000
                              ------------  ---------  ------------     ------------  ------------   ------------      -----------
    Total liabilities            4,989,870         --    (3,389,870)       1,600,000       450,060      1,949,940        4,000,000
                              ------------  ---------  ------------     ------------  ------------   ------------      -----------

Convertible redeemable
   preferred stock, par
   value $0.001 per share
  (World Waste)                         --         --            --              --    30,458,780    (30,458,780) e            --

Commitments and contingencies
 (g)

Common stock (World Waste)              --         --            --               --        27,595        (27,595) e            --
Common stock, par value $0.01
  per share (Vertex Energy,
  Inc.) - 750,000,000 shares
  authorized; 8,836,649 issued
  and outstanding                       --         --            --               --            --          8,837  e         8,837
Preferred Stock Series A, par
   value $0.001 per share
   (Vertex Energy, Inc.) -
   5,000,000 shares
   authorized; 4,726,442
   issued and
   outstanding                          --         --            --               --            --          4,726  e          4,726
Preferred Stock Series B
  (Vertex Nevada)                       --         --            --               --            --             --               -- i
Additional paid-in capital              --     56,800    (1,600,000) j    (1,543,200)   59,097,312    (55,975,481) j     1,578,631
Accumulated deficit                     --    (56,800)           --          (56,800)  (81,949,547)    81,949,547  f       (56,800)
Accumulated comprehensive loss          --         --            --               --            --             --               --
Partners' capital                3,568,579         --    (3,568,579)              --            --             --               --
                              ------------  ---------  ------------     ------------  ------------   ------------      -----------
Stockholders' equity             3,568,579         --    (5,168,579)      (1,600,000)  (22,824,640)    25,960,034        1,535,394
                              ------------  ---------  ------------     ------------  ------------   ------------      -----------

Total liabilities and
  stockholders' equity        $  8,558,449  $      --  $ (8,558,449)    $         --  $  8,084,200   $ (2,548,806)     $ 5,535,394
                              ============  =========  ============     ============  ============   ============      ===========


                       See accompanying notes to unaudited pro forma combined financial statements

                                                          F-92




                                     UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                         FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008

                              Certain assets                          Transferred
                             and liabilities  Vertex    Pro forma       to new       World Waste     Pro forma
                               of Vertex      Energy   Adjustments      combined    Technologies,    Adjustments       Pro forma
                               Energy, LP      Inc.     (Note 1)         entity           Inc.         (Note 1)         Adjusted
                              ------------  ---------  ------------   ------------   ------------   ------------      -----------

Revenues                      $ 54,436,913  $      --  $         --   $ 54,436,913   $         --   $         --      $54,436,913
Revenues - related parties       2,425,732         --            --      2,425,732             --             --        2,425,732
                              ------------  ---------  ------------   ------------   ------------   ------------      -----------
     Total revenues             56,862,645         --            --     56,862,645             --             --       56,862,645

Cost of revenues                52,334,219         --            --     52,334,219             --             --       52,334,219
                              ------------  ---------  ------------   ------------   ------------   ------------      -----------

Gross profit                    4,528,426          --            --      4,528,426             --             --        4,528,426

Research and development
  expense                              --          --            --             --         16,359             --           16,359
Selling, general, and
  administrative expenses        1,303,463     56,800            --      1,360,263      4,066,782             --        5,427,045
                              ------------  ---------  ------------   ------------   ------------   ------------      -----------

Income (loss) from operations    3,224,963    (56,800)           --      3,168,163     (4,083,141)            --         (914,978)
                              ------------  ---------  ------------   ------------   ------------   ------------      -----------

Interest income (expense)               --         --       (96,000)l      (96,000)       190,946       (255,387)l       (160,441)
Other (income) expense                  --         --            --             --       (393,295)            --         (393,295)
                              ------------  ---------  ------------   ------------   ------------   ------------      -----------
Net income (loss)             $  3,224,963  $ (56,800) $    (96,000)  $  3,072,163   $ (4,285,490)  $   (255,387)     $(1,468,714)
                              ============  =========  ============   ============   ============   ============      ===========

Preferred stock dividend and
   amortization of beneficial
   conversion feature, warrant
   discount and offering costs          --         --            --             --     (7,663,775)     7,663,775  f            --
                              ------------  ---------  ------------   ------------   ------------   ------------      -----------
Net income (loss) attributable
  to common shareholders      $         --  $      --  $         --   $         --   $(11,949,265)  $ 11,949,265      $        --
                              ============  =========  ============   ============   ============   ============      ===========

Basic and diluted earnings
 (loss) per share                                                                    $      (0.43)                    $     (0.16)

Weighted average number of
  shares used in calculation                                                           27,593,514                       8,950,543 e



                         See accompanying notes to unaudited pro forma combined financial statements


                                                            F-93



                                  UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                          FOR THE YEAR ENDED DECEMBER 31, 2007


                              Certain assets                          Transferred
                             and liabilities  Vertex    Pro forma       to new       World Waste     Pro forma
                               of Vertex      Energy   Adjustments     combined     Technologies,    Adjustments        Pro forma
                               Energy, LP      Inc.      (Note 1)       entity           Inc.         (Note 1)           Adjusted
                              ------------  ---------  ------------   ------------   ------------   ------------        -----------

Revenues                      $ 39,842,940  $      --  $         --   $ 39,842,940   $         --   $         --        $39,842,940
Revenues - related parties       2,181,559         --            --      2,181,559             --             --          2,181,559
                              ------------  ---------  ------------   ------------   ------------   ------------        -----------
     Total revenues             42,024,499         --            --     42,024,499             --             --         42,024,499

Cost of revenues                38,824,591         --            --     38,824,591             --             --         38,824,591
                              ------------  ---------  ------------   ------------   ------------   ------------        -----------

Gross profit                     3,199,908         --            --      3,199,908             --             --          3,199,908

Research and development
  expense                               --         --            --             --      2,380,943             --          2,380,943
Selling, general, and
  administrative expenses          968,563         --            --        968,563      5,251,888             --          6,220,451
Impairment of assets                    --         --            --             --      8,454,106             --          8,454,106
                              ------------  ---------  ------------   ------------   ------------   ------------        -----------

Income (loss) from operations    2,231,345         --            --      2,231,345    (16,086,937)            --        (13,855,592)
                              ------------  ---------  ------------   ------------   ------------   ------------        -----------

Interest income (expense)               --         --      (128,000)l     (128,000)       579,268       (665,190)l         (213,922)
Other (income) expense                  --         --            --             --        155,000             --            155,000
                              ------------  ---------  ------------   ------------   ------------   ------------        -----------
Net income (loss)             $  2,231,345  $      --  $   (128,000)  $  2,103,345   $(15,352,669)  $   (665,190)      $(13,914,514)
                              ============  =========  ============   ============   ============   ============       ============

Preferred stock dividend and
  amortization of beneficial
  conversion feature, warrant
  discount and offering costs           --         --            --             --    (13,011,750)    13,011,750 f               --
                              ------------  ---------  ------------   ------------   ------------   ------------        -----------
Net income (loss) attributable
  to common shareholders      $         --  $      --  $         --   $         --   $(28,364,419)  $ 28,364,419        $         --
                              ============  =========  ============   ============   ============   ============        ===========

Basic and diluted earnings
  (loss) per share                                                                   $      (1.06)                      $     (1.55)

Weighted average number of
  shares used in calculation                                                           26,783,456                         8,950,543e



                      See accompanying notes to unaudited pro forma combined financial statements


                                                         F-94

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


NOTE 1.  PRO FORMA ASSUMPTIONS AND ADJUSTMENTS:

         Immediately prior to the merger, World Waste will be required to satisfy all of its liabilities, except for up to $2.4 million of indebtedness in the form of a credit facility that will be assumed by Vertex Nevada (Vertex Energy, Inc.). It is expected that immediately prior to the merger, World Waste's assets will consist solely of cash and certain other assets with little value. As part of the merger, World Waste will make a $4.4 million cash payment to certain shareholders of Vertex Nevada and transfer its remaining cash (which must equal at least $5.0 million), to Vertex Nevada. The pro forma financial statements do not include the effect of the loan of up to $1 million that World Waste may provide to Vertex LP prior to the close of the transaction. If such loan were to be made and was outstanding at the close, then it would result in a reduction in the $4.4 million payment to Vertex LP by the loan amount. In addition, if such loan is made it is anticipated that the $5.0 million required cash balance will be reduced to $2.4 million.

         Pursuant to the terms of the merger, no assets or liabilities of Vertex Nevada that are reflected on its historical balance sheet (other than up to $1.6 million of indebtedness) will be transferred to the combined entity. Accordingly, all such assets and liabilities will remain with Vertex LP and will not be part of the combined company.

         EITF 98-3 "Determining Whether a Nonmonetary Transaction Involves Receipt of Productive Assets or of a Business" outlines the criterion necessary to exist in order to determine that a transfer constitutes a business for accounting purposes. Paragraph 6 details the specific determination process and factors, which, as applied to the merger, are summarized below:

         With respect to the inclusion of long-lived assets, including intangible assets, or rights to the use of long-lived assets, under the terms of the merger agreement, there are no assets being transferred to Vertex Nevada because the Vertex Nevada Business currently contracts on a fee-paid basis for the use of all assets it deems to be necessary to conduct its operations, from either independent third-parties or related-parties. These assets are made available to Vertex Energy, LP at market rates, and it is expected that these contracted assets will remain available to Vertex Nevada under the same, or substantially similar, terms going forward. Management of the Vertex Nevada Business has chosen to contract for the use of assets rather than purchase or build and own them in order to provide flexibility in its capital equipment requirements in the event there is a need for more or less capacity due to rapid growth or contraction in the future. Vertex Nevada expects that it will continue to rely on contracts for access to assets going forward, to avoid the initial capital expenditures that would be required to build its own facilities. Management believes that contracting for, instead of buying or building, capital infrastructure is a prudent business decision because in addition to allowing Vertex Nevada to avoid large initial capital outlays and ongoing depreciation charges and maintenance expenditures related to such capital outlays, it also enables the combined entity to grow more quickly because it needs only to raise the working capital necessary to accommodate expected future growth rather than having to raise both working capital and investment capital.

         With respect to the transfer of intellectual property, the Vertex Nevada Business does not include any patented products or processes. The Vertex name and its related associations will be licensed to the combined entity, Vertex Energy, Inc.

         With respect to the ability to obtain access to necessary materials or rights, vendor listings and relationships will transfer to the combined entity. All of the business activities relating to the Vertex Nevada business segments will transfer to the combined entity. Similarly, supplies and raw material contracts will transfer to the combined entity.

         With respect to employees, all employees of Vertex LP that were engaged in the Vertex Nevada Business will transfer to the combined entity, including the chief executive officer.

         With respect to the business processes that are necessary for normal, self-sustaining operations, the strategic management processes, operational processes, and resource management processes will all be transferred from Vertex LP and will continue specifically within and for the benefit of the combined company.

         Finally, the customers of the transferred business are expected to remain the same following the merger. Any contracts with customers will be assigned to the combined entity and the petroleum products sold will be the same as those sold by the transferred segments of Vertex LP.

         Because all criterion of EITF 98-3 are met under the terms of the merger, and all of the inputs and processes necessary to continue to conduct normal operations and sustain a revenue stream are being transferred in the merger, the combined company will account for the transfer of the segments to the combined entity as the transfer of a business.

         The operating results of World Waste have been included in the pro forma statement of operations. World Waste operating results reflect its biomass gasification development and costs of being a publicly traded company. Because Vertex Energy, Inc. expects to focus on its core business primarily within the recycled petroleum products industry, the historical pro forma information is not necessarily indicative of future results.

         The pro forma financial statements make certain assumptions with respect to the continuity of certain contracts and agreements with suppliers and customers. The following summarizes the third party contracts and relationships we expect will continue following the merger, as well as the risks to the combined company if such contracts or relationships are terminated:.

                                                                  THIRD PARTY
                             ---------------------------------------------------------------------------------------
                              OMEGA (FORMERLY CHEVRON)
                                 REFINING FACILITY          KMTEX REFINING FACILITY
                                    RELATIONSHIP                   CONTRACT              USED OIL SUPPLY CONTRACTS
                             ---------------------------  ----------------------------  ----------------------------
SERVICES PERFORMED:          Substantially all of         Vertex LP gathers             Vertex LP purchases used
                             Vertex LP's feedstock        hydrocarbon streams in the    oil (or "black oil") from
                             that is gathered from        form of petroleum             over 50 suppliers.  These
                             collectors and aggregated    distillates, transmix and     suppliers include small
                             by Vertex LP is              other chemical products       collectors who operate
                             transported by truck,        that have become              small fleets to collect
                             rail, or barge to a          off-specification during      used oil from garages and
                             third-party owned            the transportation or         lube shops and larger
                             re-refinery in               refining process. These       collectors and aggregators
                             Louisiana.                   feedstock streams are         who collect larger volumes
                                                          purchased from pipeline       and consider Vertex LP to
                                                          operators, refineries,        be one of their potential
                                                          chemical processing           off-take partners for a
                                                          facilities and third-party    portion of their collected
                                                          providers, processed on       volumes.  Much of this
                                                          Vertex LP's behalf by a       business is done at prices
                                                          third-party facility          indexed to the spot market
                                                          pursuant to a toll-based      for #6 oil.
                                                          contractual arrangement
                                                          currently scheduled to
                                                          expire in November 2008
                                                          (unless renewed by the
                                                          parties), and then resold
                                                          by Vertex LP.

                                      F-96




OWNERSHIP:                   The re-refining facility     The refinery facility is      Vertex Recovery is one of
                             is owned by an               owned by an independent       the suppliers of used oil
                             independent third-party.     third-party.                  to Vertex LP.  Vertex Recovery
                                                                                        is 92.5% owned by Vertex LP,
                                                                                        whose general partner is VTX
                                                                                        (which is controlled by Benjamin
                                                                                        Cowart). Approximately 15% of
                                                                                        Vertex LP's incoming oil is supplied
                                                                                        by Vertex Recovery, and the remaining
                                                                                        85% is gathered through various used
                                                                                        oil supply contracts with third-party
                                                                                        vendors and spot market purchases.

EXISTING TERMS:              This re-refinery, which      The contract is in place      Used oil supply contracts
                             until recently was owned     through November 2008 and     with third party vendors
                             by Chevron-Texaco,           management is in the          tend to have one-year term
                             purchases Vertex LP's        process of negotiating an     based on an index to #6
                             feedstock pursuant to a      extension of the contract     oil prices.
                             contract with Vertex LP.     through 2009 under similar
                             The re-refinery then         terms.  Vertex LP leases
                             upgrades and sells the       or rents tank space at the
                             product for its own          KMTEX for raw materials
                             account.  A contract with    and finished goods
                             Chevron-Texaco (which was    storage.  The contract
                             recently assigned by         also includes a tolling
                             Chevron-Texaco to Omega      arrangement on the per
                             Refining LLC ("Omega") in    pound or per gallon
                             connection with the sale     throughput wherein Vertex
                             of the re-refinery by        LP buys time on one of the
                             Chevron-Texaco to Omega),    KMTEX refining towers for
                             sets forth payment and       processing the Vertex
                             other terms such as          LP-owned materials.  The
                             volume and oil               contract includes certain
                             specifications and           minimum volumes.  Either
                             minimum purchase             party may cancel the
                             requirements, and            contract with 90 days
                             includes a minimum fee       written notice.
                             per gallon plus a
                             performance margin.

ANTICIPATED TERMS            The contract was             It is anticipated that the    Management expects these
FOLLOWING THE MERGER:        initially entered into       current contract terms        contracts to be renewed
                             for a 12-month term in       will remain in place after    going forward.
                             September 2001 and had       the merger transaction,
                             remained in effect           and that Vertex Nevada
                             pursuant to a series of      will likely increase
                             annual renewals.             volume through the KMTEX
                             Although the contract        facility.



                                      F-97




                             expired effective
                             September 30, 2008,
                             the parties are
                             currently negotiating
                             a new contract with terms
                             that are expected to be
                             substantially similar
                             to the terms in the
                             prior contract. It is
                             a condition to the
                             closing of the merger
                             that any such contract
                             be assigned to Vertex
                             LP. Pending execution
                             of this new contract,
                             the parties have been
                             continuing to perform
                             under the terms of
                             the expired contract.

ASSUMPTIONS FOLLOWING        The main assumption is       It is assumed that KMTEX      The key assumption is that
THE MERGER:                  that the Omega managers      will remain in operation      the customers of Vertex
                             remain satisfied with the    and that the current          Nevada continue to be
                             level of service, quality    contract will be extended.    satisfied with the pricing
                             of product and levels of                                   and level of service
                             pricing in the current                                     provided under the current
                             contract.                                                  arrangements.

ANTICIPATED CONSEQUENCES     In each year since Vertex    Vertex Nevada would either    Vertex Nevada would need
IF RELATIONSHIP              LP's inception, sales to     need to find another          to find new suppliers of
TERMINATED:                  this re-refinery have        contract refinery to          used oil streams at
                             made up more than 10% of     provide similar services,     pricing consistent with
                             Vertex LP's consolidated     or Vertex Nevada would        its historical
                             revenues.  If the            need to cease operating       performance.  If Vertex
                             relationship between         its Refining division.  In    Nevada is unable to find
                             Vertex Nevada and Omega      the Southeastern U.S.         such suppliers under such
                             ceases for any reason,       there are many contract       terms, then Vertex
                             Vertex Nevada would need     refinery operations and       Nevada's revenues and
                             to seek to replace this      Vertex Nevada management      earnings would be
                             re-refinery with other       believes other                negatively impacted.
                             potential customers,         contract-based refining
                             including (1) other          capacity in the region
                             re-refineries, (2)           could be identified and
                             Gulfcoast #6 oil blenders    secured.
                             that Vertex Nevada
                             believes could use Vertex
                             Nevada's product as a
                             cutter-stock for
                             residual fuel oil blends
                             that are sold worldwide,
                             and (3) inland
                             manufacturers that
                             could use Vertex Nevada's
                             product as a replacement
                             btu fuel for #6 oil,
                             #2 oil and natural gas.


The following summarizes the related-party contracts and relationships we expect will continue following the merger, as well as the risks to the combined company if such contracts or relationships are terminated:

                                                              RELATED PARTY
                       ------------------------------------------------------------------------------------------------------------
                                                                                 VERTEX RESIDUAL
                        CROSS ROAD CARRIERS     VERTEX RECOVERY AND             MANAGEMENT GROUP, LP          CEDAR MARINE TERMINAL
                             ("CRC")             SUBSIDIARIES ("VR")                 ("VRM")                       ("CMT")
                       ------------------------------------------------------------------------------------------------------------

SERVICES PERFORMED:    CRC is a               VR is a generator solutions       VRM is an environmental    CMT is a marine terminal
                       transportation         company for the proper            consulting services        that is engaged in the
                       company engaged in     recycling and management of       company. VRM provides      storage and terminating
                       the transporting of    petroleum products. VR            environmental compliance,  of petroleum fuels. CMT
                       petroleum fuels, bio   receives used petroleum           residual management and    is contracted to store
                       fuels, and             products from various third       regulatory oversight       products for Vertex LP
                       chemicals.             parties and generally works       services (including        as well as for third
                                              as a broker for used petroleum    permitting) to Vertex LP   parties.
                                              and other products. VR is a       and other affiliated
                                              "third party supplier" - a        companies, as well as to   CMT is also working on
                                              company that collects used        third parties.             new "thermal/chemical
                                              petroleum products ("Feedstock")                             extraction technology" -
                                              from various generators and                                  a process infrastructure
                                              then resells Feedstock. A                                    located at the Cedar
                                              "generator"  is any person or                                Marine Terminal, operated
                                              entity whose activity or process                             and managed by CMT,
                                              produces used oil or whose                                   consisting of multiple
                                              activity first causes used oil                               tanks, associated piping
                                              to be subject to regulation                                  and proprietary design
                                              (for example, an automotive                                  and engineering for the
                                              service center that performs                                 thermal/chemical
                                              oil changes). Vertex Nevada is                               extraction of used motor
                                              not currently a generator or                                 oil.
                                              a third party supplier, but
                                              will only be a purchaser of
                                              Feedstock, through VR and/or
                                              through an alternative third
                                              party supplier.


OWNERSHIP:             95.1% owned by Vertex  92.5% owned by Vertex LP,         69% owned by Vertex        99% owned by Vertex
                       LP and affiliated      whose general partner is          LP and controlled by       LP and controlled by
                       with Benjamin P.       VTX.                              Mr. Cowart through         Mr. Cowart through
                       Cowart, Vertex                                           his ownership of VTX.      his ownership of VTX.
                       Nevada's Chairman and
                       Chief Executive
                       Officer, who serves
                       as the general
                       partner of CRC
                       through VTX, Inc., an
                       entity owned by Mr.
                       Cowart.

EXISTING TERMS:        CRC provides           Approximately 40% of              Currently Vertex LP        Approximately 40% of
                       transport services     Vertex LP's feedstock             has an arrangement         Vertex LP's feedstock
                       for Vertex LP as well  is terminaled and                 with VRM pursuant to       is terminaled and
                       as for various third   stored at CMT.                    which VRM provides         stored at CMT.
                       parties.               Approximately 40% of              services to Vertex LP      Approximately 40% of
                                              the feedstock that is             and all of the other       the feedstock that is
                                              terminaled at CMT                 Vertex LP-related          terminaled at CMT
                       Historically,          belongs to Vertex LP,             parties at cost, at        belongs to Vertex LP,
                       approximately 25% of   with an additional                the rate of 426 hours      with an additional
                       CRC's revenue has      approximately 20%                 per month at $50 per       approximately 20%
                       been generated from    owned by companies                hour for each entity,      owned by companies
                       Vertex LP, and an      affiliated with                   adjustable every six       affiliated with
                       additional 10% from    Vertex LP and                     months.                    Vertex LP and
                       companies affiliated   Vertex-affiliated                                            Vertex-affiliated
                       with Vertex LP. In     companies. The                                               companies. The
                       addition,              remaining              No written agreements  remaining
                       approximately 60% of   approximately 40%      or understandings      approximately 40%
                       the feedstock that     belongs to an          currently exist        belongs to an
                       comes into Vertex LP   unrelated third        between VRM and        unrelated third party.
                       is transported by      party.                 Vertex LP.



                                                                    F-99




                       CRC, and 85-90% of                                                   No written agreements
                       Vertex LP's trucking   No written agreements                         or understandings
                       needs are fulfilled    or understandings                             currently exist
                       by CRC.                currently exist                               between CMT and
                                              between CMT and                               Vertex LP.
                                              Vertex LP.

                       No written agreements
                       or understandings
                       currently exist
                       between CRC and
                       Vertex LP.

ANTICIPATED TERMS      It is anticipated      It is currently        It is currently        It is anticipated
FOLLOWING THE MERGER:  that CRC will          anticipated that       anticipated that VRM   that Vertex Nevada
                       continue to provide    approximately 25-35%   will provide           will enter into an
                       transport services     of Vertex Nevada's     compliance services    addendum to CMT's
                       for Vertex Nevada      total feedstock will   to Vertex Nevada       lease agreement with
                       following the merger.  come from VR           following the closing  the Terminal.
                       The total costs and    following the merger   of the merger
                       terms associated with  on similar terms as    pursuant to the terms  It is anticipated
                       the transportation     currently exist        of a Services          that CMT will provide
                       fees that CRC is       between VR and Vertex  Agreement which the    terminaling services
                       expected to charge     LP.                    parties will enter     to Vertex Nevada
                       Vertex Nevada have                            into prior to the      pursuant to a
                       not been determined                           effective date of the  Services Agreement to
                       yet, but are expected  Vertex Nevada does     Merger.                be entered into
                       to be substantially    not anticipate                                between Vertex LP and
                       similar to the terms   entering into a                               Vertex Nevada prior
                       granted to CRC's       formal agreement with  It is anticipated      to the effective date
                       other clients          VR prior to or         that subsequent to     of the Merger.
                       (including Vertex      subsequent to the      the merger, Vertex
                       LP), which Vertex      effective date of the  Nevada will be         Additionally, Vertex
                       Nevada believes        Merger.                responsible for its    Nevada has agreed to
                       approximate current                           pro-rata share of the  purchase the process
                       market rates.                                 monthly fee payable    assets and
                                                                     to VRM pursuant to     intellectual property
                                                                     the pre-existing       located on the plot
                       Additionally, it is                           arrangement between    plan of the Terminal
                       anticipated that                              VRM and Vertex LP.     (as specifically
                       Vertex LP and Vertex                                                 detailed therein) for
                       Nevada will enter                                                    a total of $1.5
                       into a Services                                                      million, which will
                       Agreement pursuant to                                                be payable to CMT
                       which CRC will agree                                                 quarterly in an
                       to continue to                                                       amount of up to
                       perform services for                                                 $250,000 of the total
                       Vertex Nevada                                                        net income generated
                       following the merger                                                 by Vertex Nevada in
                       at market rates.                                                     connection with the
                                                                                            first Oil Processing
                                                                                            Unit located at the
                       It is currently                                                      Terminal, until such
                       anticipated that the                                                 time as the purchase
                       same percentages of                                                  price of the process
                       feedstock                                                            assets are paid in
                       transportation will                                                  full.
                       apply with respect to
                       Vertex Nevada                                                        Pursuant to an
                       following the Merger.                                                agreement to be
                                                                                            entered into upon
                                                                                            the closing of the
                                                                                            merger, CMT will
                                                                                            license the
                                                                                            thermal/chemical
                                                                                            extraction technology
                                                                                            to Vertex Nevada at
                                                                                            a price equal to the
                                                                                            documented net
                                                                                            development costs of
                                                                                            such technology. It is
                                                                                            anticipated that CMT
                                                                                            will operate the actual
                                                                                            thermal/chemical
                                                                                            extraction technology
                                                                                            and Vertex Nevada will
                                                                                            pay an operations fee
                                                                                            to CMT. Although it is


                                                          F-100




                                                                                            currently anticipated
                                                                                            that Vertex LP and Vertex
                                                                                            Nevada will be the
                                                                                            only entities using the
                                                                                            thermal/chemical extraction
                                                                                            technology, because the
                                                                                            license will be
                                                                                            non-exclusive, CMT may
                                                                                            license the technology
                                                                                            to other parties and/or
                                                                                            sell the technology
                                                                                            outright. CMT currently
                                                                                            provides terminaling
                                                                                            services to Vertex
                                                                                            Nevada's competitors
                                                                                            and may increase
                                                                                            the volume of such
                                                                                            services in the future.

                                                                                            Additionally, it is
                                                                                            anticipated that Vertex
                                                                                            Nevada will need to
                                                                                            share in water
                                                                                            treatment operations
                                                                                            from CMT, which will
                                                                                            be supplied at cost
                                                                                            plus 10%.

ASSUMPTIONS FOLLOWING  That CRC will          That VR will continue  That VRM will          That CMT will
THE MERGER:            continue to operate,   to operate and         continue to operate    continue to operate
                       that CRC and Vertex    provide services to    and will perform       and Vertex Nevada and
                       Nevada will enter      Vertex Nevada on       services for Vertex    Vertex LP will enter
                       into the Services      similar terms and      Nevada similar to      into and/or operate
                       Agreement and that     conditions as such     those provided by VRM  pursuant to the terms
                       CRC will continue to   services are provided  to Vertex LP in        of a services
                       provide services to    to Vertex LP prior to  connection with the    agreement pursuant to
                       Vertex Nevada on       the Merger.            Vertex Nevada          which CMT will
                       similar terms and                             Business.              provide Terminaling
                       conditions as                                                        services to Vertex
                       currently provided to                                                Nevada, that CMT and
                       the Vertex Nevada                                                    Vertex Nevada will
                       Business.                                                            enter into an
                                                                                            addendum to CMT's
                                                                                            lease, that the
                                                                                            parties will enter
                                                                                            into a purchase
                                                                                            agreement for the
                                                                                            process assets and
                                                                                            intellectual property,
                                                                                            and a license
                                                                                            agreement as
                                                                                            described above.

ANTICIPATED            Vertex Nevada would    Vertex Nevada would    In the event that VRM  In the event that CMT
CONSEQUENCES IF        need to find another   need to enter into     ceases to provide      does not provide
RELATIONSHIP           transportation and     agreements with other  services to Vertex     terminaling services
TERMINATED:            trucking services      Feedstock suppliers.   Nevada, Vertex Nevada  to Vertex Nevada,
                       company which would    It could be costly     will need to contract  Vertex Nevada will
                       agree to provide       and time consuming to  with another party to  need to obtain new
                       services to Vertex     find additional        provide similar        terminaling services
                       Nevada. Vertex         suppliers and build    services to Vertex     from a third party,
                       Nevada does not        and maintain any       Nevada. The terms      which may charge
                       currently believe      required               and costs associated   Vertex Nevada more
                       that it would be       infrastructure which   with services to be    than CMT and/or which
                       difficult to find      may be required for    performed by a third   may require that
                       such a provider;       such additional        party may be           Vertex Nevada fund
                       however, the prices    suppliers to supply    substantially higher   substantial
                       charged by such        Vertex Nevada with     and/or more resource   construction of
                       provider may be        Feedstock.             intensive for Vertex   necessary terminaling
                       substantially higher   Additionally,          Nevada than those      rails and related
                       than those charged to  assuming that Vertex   services provided by   infrastructure to
                       Vertex Nevada from     Nevada is able to      VRM, which could       allow such
                       CRC, which increase    locate additional      cause a significant    terminaling services
                       in expenses could      Feedstock suppliers    increase in Vertex     and to allow Vertex
                       cause an increase in   and/or create its own  Nevada's cost of       Nevada to move
                       Vertex Nevada's cost   network of suppliers,  revenues and in turn,  Feedstock to its
                       of revenues and        the cost of such       negatively impact      currently planned
                       negatively impact      Feedstock would        Vertex Nevada's        operations at Cedar
                       Vertex Nevada's        likely be higher than  results of             Marine Terminal,
                       results of operations. the cost of such       operations.            which could not only
                                              Feedstock as provided                         be costly to Vertex
                                              to Vertex Nevada from                         Nevada and/or
                                              VR.                    Additionally, if       increase its ongoing
                                                                     Vertex Nevada is       expenses, but could
                                                                     unable to find         cause a temporary
                                              As a result, the loss  another company to     lapse in its
                                              of the services of VR  perform similar        terminaling services
                                              would likely increase  services for Vertex    and therefore reduce
                                              Vertex Nevada's cost   Nevada as VRM          its ability to
                                              of revenues and        performed for Vertex   operate.
                                              negatively impact      LP in connection with
                                              results of operations. the Vertex Nevada
                                                                     Business, Vertex
                                                                     Nevada could be
                                                                     subject to penalties
                                                                     for failure to comply
                                                                     with environmental
                                                                     and/or state
                                                                     guidelines and
                                                                     compliance.

         a. Reflects the following adjustments:

Removal of Vertex Energy, LP cash balance (see note b)            $   1,799,243

Settlement of outstanding World Waste obligations (see note h)         (450,060)
Payment to existing Vertex Energy, LP shareholders                   (4,400,000)
Proceeds from a new credit facility (see note d)                      2,400,000
                                                                  -------------
Other adjustments to pro forma cash                               $  (2,450,060)


         Assumes that any remaining cash held by World Waste will be used by World Waste to satisfy any liabilities that exist as of the closing of the merger and that accrued subsequent to September 30, 2008. As described elsewhere in this proxy statement, we can not assure you that World Waste will have sufficient cash as of the closing to satisfy its obligations under the merger. The unaudited pro forma balance sheet assumes that World Waste has sufficient cash to satisfy such liabilities and to meet its obligations under the merger agreement. In the event there is not sufficient cash, then the terms of the merger will either be revised by the parties or the merger will not be consummated.

         b. To reflect that pursuant to the merger, all of Vertex Nevada's assets and liabilities reflected on its historical balance sheet will remain with Vertex LP and will not transfer to the combined entity.

         c. Assumes that these assets have no (or de minimis) value as of the closing of the merger.

         d. To reflect the assumption by Vertex Nevada of $1.6 million of Vertex LP's indebtedness (which indebtedness is not included in the historical financial statements of Vertex Nevada because it was incurred in connection with activities unrelated to the Vertex Nevada Business) and $2.4 million of indebtedness of World Waste in the form of a credit facility (which is assumed to be incurred by World Waste immediately prior to the merger and is a closing condition for the merger transaction). As of the date of this filing, the credit facility has not been obtained. We can not assure you that World Waste will be able to secure this indebtedness on terms favorable to World Waste, or at all.

         e. The capitalization of Vertex Nevada immediately following the merger is expected to be as follows:


Vertex Nevada common stock

Former World Waste common stock*                                      2,759,659
Former World Waste nominally priced stock options and warrants*         113,884
Attributable to Vertex LP partners                                    6,077,000
                                                                    -----------

Total initial common stock                                            8,950,543

Vertex Nevada Series A preferred stock

World Waste Series A preferred stock**                                1,876,433
World Waste Series B preferred stock***                               2,850,009
                                                                    -----------


Total initial Series A preferred stock                                4,726,442

* Based on an exchange ratio of 10 shares of World Waste common stock for each share of Vertex Nevada common stock.

** Based on an exchange ratio of approximately 2.46 shares of World Waste Series A preferred stock for each share of Vertex Nevada Series A preferred stock.

*** Based on an exchange ratio of approximately 0.086 shares of World Waste Series B preferred stock for each share of Vertex Nevada Series A preferred stock.

         f. To eliminate World Waste's accumulated deficit, accumulated comprehensive loss, and income statement account balances upon closing of the merger, which will be accounted for as an acquisition whereby Vertex Nevada is the accounting acquirer.

         g. In lieu of obtaining shares of Vertex Nevada stock in the merger, a shareholder of World Waste who exercises his or her dissenters' rights in accordance with California law will be entitled to receive a cash payment equal to the fair market value of the shareholder's stock as of May 19, 2008. There is no minimum or maximum number of shareholders that must exercise these rights in order for the merger to take effect, and accordingly, there is currently no basis upon which to estimate this contingency.

         h. As a condition for closing of the merger transaction, World Waste is required to settle all outstanding obligations, therefore, all liabilities are reflected as having been settled for cash in the pro forma balance sheet - see note a. Certain prepaid expenses are expected to be have value after the closing of the merger and are carried over to the successor entity, as reflected in the pro forma balance sheet. These prepaid expenses are comprised primarily of a $184,000 deposit with Pacific Gas and Electric Co. in connection with a biomass gasification project proposal, and director and officer insurance, which will be utilized by the combined entity.

         i. Mr. Cowart is the sole holder of shares of Vertex Energy, Inc.'s Series B preferred stock. The shares of Series B preferred stock are redeemable at par, $0.001 per share, and entitle the holder to elect four of the five members of Vertex Energy, Inc.'s board of directors. Redemption of these shares does not entitle the holder to any cash or equity compensation. There are no future monetary obligations attached to this security beyond its redemption value; therefore, the cumulative redemption value of $0.1 has been ascribed to it.

         j. Reconciliation of adjustments to additional paid-in capital:

          Vertex debt assumed under merger                      $ (1,600,000)
                                                                -------------

          Elimination of World Waste balance at 9/30/08         $(59,097,312)
          World Waste cash                                         7,753,969
          World Waste prepaid expenses transferred                   142,009
          World Waste assets held for sale transferred                89,476
          World Waste settlement of obligations                     (450,060)
          Payment to Vertex LP Partners                           (4,400,000)
          To reflect World Waste portion of common stock              (2,760)
          To reflect Vertex Nevada portion of common stock            (6,077)
          To reflect Vertex Nevada Series A preferred stock           (4,726)
                                                                ------------

          Other adjustments to additional paid-in capital       $(55,975,481)

         k. This balance relates to a patent and certain intellectual property rights subject to a sale by World Waste as of September 30, 2008, that were sold to another party during the third quarter of 2008. In March 2008, World Waste entered into an agreement with Clean Earth Solutions, Inc. ("CES"), pursuant to which it agreed (i) to sell to CES specified assets relating to the "front-end" process of World Waste's Anaheim Facility for a cash payment to World Waste of $500,000 (the "First Closing"), (ii) to settle a dispute arising from design issues related to the steam classification vessels that World Waste had intended to use in its operations in exchange for a payment to World Waste of $640,000 (the "Second Closing"), and (iii) to sell to CES all of World Waste's intellectual property rights in our pressurized steam classification process in exchange for a payment of $800,000 (of which $236,000 was previously paid by CES) (the "Third Closing"). On March 7, 2008, CES paid World Waste $500,000, and the First Closing was consummated. In June 2008, CES paid World Waste $640,000 for the Second Closing. Pursuant to this agreement, the Third Closing was to occur on such a date as determined by CES, provided that the Third Closing could not occur later than July 31, 2008. The Third Closing did not occur because CES was unable to comply with its commitments as set forth in this agreement, and World Waste plans to continue to pursue its rights with respect to this matter.

         As a result of the foregoing default by CES, on October 22, 2008, World Waste sold the patent and related intellectual property rights in its pressurized steam classification process to CleanTech Biofuels, Inc. ("CTB") in exchange for $150,000 in cash, a $450,000 secured promissory note and warrants to purchase up to 900,000 shares of CTB's common stock. The promissory note matures on July 22, 2009, bears interest at 6.0% per annum and is secured by the patent. The warrants are exercisable at any time for five years from the date of issuance at a price of $0.45 per share. In addition, CTB issued World Waste a contingent warrant to purchase up to an additional 900,000 shares of its common stock on the same terms, except that this warrant is exercisable only if CTB defaults on its obligations under the note.

         l. Adjustments to interest income and interest expense reflect the following for the nine months ended September 30, 2008:

Interest expense on $1.6 million of additional debt (see note d)      $ (96,000)

Interest expense on $2.4 million of additional debt (see note d)      $(144,000)
Removal of historical interest income due to change in cash balances   (190,000)
Addition of pro forma interest income based on pro forma cash
  balance                                                                79,559
                                                                      ---------
Total World Waste interest income (expense) adjustments               $(255,387)


Adjustments for twelve months ended December 31, 2007:

Interest expense on $1.6 million of additional debt (see note d)      $ 128,000

Interest expense on $2.4 million of additional debt (see note d)      $(192,000)
Removal of historical interest income due to change in cash balances   (579,268)
Addition of pro forma interest income based on pro forma cash
  balance                                                               106,078
                                                                      ---------
Total World Waste interest income (expense) adjustments               $(665,190)


Amounts above reflect estimated interest rates of 8% on debt and 2% on cash balances.


NOTE 2.  TAX MATTERS

         The historical pro forma results contain no tax provision, as they reflect the combination of World Waste's substantial net operating losses, for which a tax benefit was not deemed realizable, and a partnership structure, where the associated income or loss passed directly through to the partners. Pro forma income taxes for Vertex Nevada for the year ended December 31, 2007 and for the nine months ended September 30, 2008 would have been approximately $750,000 and $1,100,000, if not passed through to the partners, assuming a 34% effective rate and the separate return method.

         At September 30, 2008, World Waste had significant net operating loss carryforwards. The extent to which Vertex Nevada will be able to utilize these carryforwards in future periods will be subject to limitations based on a number of factors, including the number of shares issued within a three-year look-back period, whether the merger is deemed to be a change in control, whether there is deemed to be a continuity of World Waste's historical business, and the extent of Vertex Nevada's subsequent income. Vertex Nevada has not yet determined the extent to which it may be able to utilize these carryforwards. Accordingly, no deferred tax asset attributable to World Waste's net operating loss carryforward has been reflected on the pro forma balance sheet.

NOTE 3.  STOCK AND OTHER COMPENSATION

         Upon consummation of the merger, all outstanding unvested options granted to employees and non-employees will automatically vest and become exercisable. As of September 30, 2008, approximately 6,229,517 (which, upon consummation of the merger, will convert into options to acquire 622,952 shares of Vertex Nevada common stock) World Waste options were outstanding. Vertex Energy, Inc. will account for all options, including those exchanged for World Waste options, in accordance with SFAS 123R. The option exchange will be accounted for in accordance with paragraph 84 of FASB Interpretation No. 44 "Accounting for Certain Transactions Involving Stock Compensation." Exchanged options will be valued at the merger date and the related compensation cost will be recognized immediately. The pro forma financial statements do not include the potential impact of this modification, which is not expected to be material, due to the uncertainties associated with assessing valuations in advance of the actual measurement date.

         Upon consummation of the merger, Mr. Pimentel will serve as a member of Vertex Nevada's board of directors as the designee of the holders of Vertex Nevada's Series A preferred stock. In addition, Vertex Nevada has entered into an executive employment agreement with John Pimentel, pursuant to which, effective as of the closing of the merger, Mr. Pimentel will serve as Vertex Nevada's Senior Vice President of Corporate Development, and with Matthew Lieb (World Waste's Chief Operating Officer), pursuant to which, effective as of the closing of the merger, Mr. Lieb will serve as Vertex Nevada's Chief Operating Officer. Mr. Pimentel's agreement provides for an initial two year term and Mr. Lieb's provides for an initial four year term, with automatic annual renewals unless either party elects not to renew. Each of Messrs. Pimentel and Lieb will receive an annual salary of $156,000 and a grant to acquire up to 200,000 shares of Vertex Nevada common stock at a price of $1.20 per share.

NOTE 4.  EARNINGS (LOSS) PER SHARE

         Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity, such as stock options, warrants or convertible securities.

         The share numbers set forth below have been adjusted to reflect the merger exchange ratio:

         For the year ending December 31, 2007, due to their anti-dilutive effect, World Waste common stock equivalents of 1,053,399, consisting of employee options of 484,300 and non-employee warrants of 569,099, were not included in the calculation of diluted earnings per share at December 31, 2007.

         For the nine months ended September 30, 2008, due to their anti-dilutive effect, World Waste common stock equivalents of 1,651,927, consisting of World Waste employee options of 616,327, World Waste non-employee warrants of 569,099, and 466,500 Vertex Nevada options were not included in the calculation of diluted earnings per share.

         As of September 30, 2008 and December 31, 2007, there were approximately 113,884 warrants outstanding with a nominal exercise price. These warrants, which were fully vested upon issuance, were granted in 2005 and 2006 and were valued at the date of grant. The associated values were amortized over the lives of the debt with which their issuance was related. All such debt was converted or redeemed in 2006 upon the issuance of World Waste's Series B Preferred Stock, at which time the unamortized balance was expensed. For earnings per share purposes, the warrants are included from basic and diluted earnings per share.

                                                                      APPENDIX A


                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER

                             AND AMENDMENTS THERETO

                                 BY AND BETWEEN

                         WORLD WASTE TECHNOLOGIES, INC.,
                            A CALIFORNIA CORPORATION,

                                ON THE ONE HAND,

                                       AND

                               VERTEX ENERGY, LP,
                          A TEXAS LIMITED PARTNERSHIP,

                              VERTEX ENERGY, INC.,
                              A NEVADA CORPORATION,

                             VERTEX MERGER SUB, LLC,
                     A CALIFORNIA LIMITED LIABILITY COMPANY,

                                       AND

                                   BEN COWART,
                 AS AGENT FOR ALL OF THE SHAREHOLDERS OF VERTEX,

                                ON THE OTHER HAND



                                  MAY 19, 2008

                AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

      This AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, is made and entered into as of May 19, 2008 (this "AGREEMENT"), by and between World Waste Technologies, Inc., a California corporation ("WWT"), on the one hand, and Vertex Energy, LP, a Texas limited partnership ("VERTEX LP"), Vertex Energy, Inc., a Nevada corporation ("VERTEX NEVADA"), Vertex Merger Sub, LLC, a California limited liability company and wholly owned subsidiary of Vertex Nevada ("MERGER SUB"), and Ben Cowart, as agent ("AGENT") of all of the shareholders of Vertex Nevada (the "VERTEX SHAREHOLDERS"), on the other hand. WWT, Vertex LP, Vertex Nevada, Merger Sub and the Agent are collectively referred to herein as the "PARTIES". Vertex Nevada, Vertex LP, Merger Sub and the Agent are sometimes referred to herein as the "VERTEX PARTIES." Capitalized terms used and not otherwise defined herein have the meanings set forth in
Article 1.

      The Parties hereto have previously entered into an Agreement and Plan of Merger dated as of May 15, 2008 (the "Original Agreement"). The Parties now desire to amend and restate the Original Agreement in its entirety to reflect various mutually acceptable modifications to the agreement as originally executed.

                                    RECITALS

      WHEREAS, the respective Boards of Directors of WWT, Vertex Nevada and Merger Sub, and the partners of Vertex LP (the "PARTNERS"), have deemed it in the best interests of their respective corporations, shareholders and partners that (i) Vertex LP transfer the Vertex Business to Vertex Nevada (the "TRANSFER"), and (ii) immediately following the Transfer, that WWT, Vertex Nevada and Merger Sub enter into a business combination transaction;

      WHEREAS, in furtherance thereof, the Partners have approved the Transfer and the respective Boards of Directors of WWT, Vertex Nevada and Merger Sub each have approved this Agreement and the merger of WWT with and into Merger Sub(the "MERGER"), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the provisions of the California Corporations Code (the "CCC");

      WHEREAS, in connection with the Merger, the Parties desire to make certain representations, warranties, covenants and agreements and also to prescribe various conditions to the Merger, upon the terms and subject to the conditions contained herein.

      NOW, THEREFORE, in consideration of the covenants, promises, representations and warranties set forth herein, and for other good and valuable consideration, intending to be legally bound hereby, the Parties agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

      1.1 CERTAIN DEFINITIONS. The following terms shall, when used in this Agreement, have the following meanings:

      "AFFILIATE" means, with respect to any Person: (i) any Person directly or indirectly owning, controlling or holding with power to vote ten percent (10%) or more of the outstanding voting securities of such other Person (other than passive or institutional investors); (ii) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; and (iv) any officer, director or partner of such other Person. "Control" for the foregoing purposes shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

      "AGENT" shall have the meaning set forth in the preamble to this Agreement.

      "AGREEMENT" shall have the meaning set forth in the preamble to this Agreement.

      "ALTERNATIVE ACQUISITION" shall have the meaning set forth in Section 5.14 of this Agreement.

      "BENEFIT ARRANGEMENT" means any employment, consulting, severance or other similar contract, plan, arrangement or policy, and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits or for deferred compensation, profit-sharing bonuses, stock options, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which is not a Welfare Plan, Pension Plan or Multiemployer Plan.

      "BUSINESS DAY" means any day other than Saturday, Sunday or a day on which banking institutions in California or Nevada are required or authorized to be closed.

      "CCC" shall have the meaning set forth in the recitals of this Agreement.

      "CERTIFICATE OF MERGER" shall have the meaning set forth in Section 2.3 of this Agreement.

      "CLAIM" shall have the meaning set forth in Section 7.3 of this Agreement.

      "CLAIM NOTICE" shall have the meaning set forth in Section 7.3 of this Agreement.

      "CLOSING" shall have the meaning set forth in Section 2.2 of this Agreement.

      "CLOSING DATE" shall have the meaning set forth in Section 2.2 of this Agreement.

      "CMT AGREEMENTS" shall have the meaning set forth in Section 5.23 of this Agreement

      "CODE" means the United States Internal Revenue Code of 1986, as amended.

      "COLLATERAL DOCUMENTS" mean the Cowart Employment Agreement, the Vertex Disclosure Schedules, the WWT Disclosure Schedules, all of the Exhibits to this Agreement, and any other documents, instruments and certificates to be executed and delivered by the Parties hereunder or thereunder.

      "CONTRACT" means any agreement, contract, note, loan, evidence of indebtedness, purchase order, letter of credit, indenture, security or pledge agreement, covenant not to compete, license, instrument, commitment, obligation, promise or undertaking (whether written or oral and whether express or implied).

      "COWART EMPLOYMENT AGREEMENT" shall have the meaning set forth in Section
5.1 of this Agreement.

      "COWART GUARANTEES" shall have the meaning set forth in Section 5.2 of this Agreement.

      "DISSENTING SHARES" shall have the meaning set forth in Section 2.14 of this Agreement.

      "EFFECTIVE DATE" shall have the meaning set forth in Section 2.3 of this Agreement.

      "EFFECTIVE TIME" shall have the meaning set forth in Section 2.3 of this Agreement.

      "EMPLOYEE PLANS" means all Benefit Arrangements, Pension Plans and Welfare Plans.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA AFFILIATE" means any trade or business, whether or not incorporated, that together with Vertex LP or WWT, as applicable, would be deemed a single employer for purposes of Section 4001 of ERISA or Sections 414(b), (c), (m), (n) or (o) of the Code.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations there under.

      "FAMILY MEMBER" means, with respect to any individual (i) the individual,
(ii) the individual's spouse, (iii) any other natural Person who is related to the individual or the individual's spouse within the second degree (including adopted children) and (iv) any other natural Person who resides with such individual.

      "GAAP" means U.S. generally accepted accounting principles consistently applied, as in effect from time to time.

      "INDEMNIFICATION AGREEMENTS" means those certain director and officer indemnification agreements by and between WWT and its officers and directors.

      "INDEPENDENT DIRECTOR" means any individual who does not beneficially own more than 5% of the outstanding voting shares of Vertex Nevada, is not employed by, or an officer of, Vertex Nevada or any Cowart Party, is not a director or manager of any Cowart Party, is not a family member of Ben Cowart, and would qualify as an "Independent Director" as defined in the rules and regulations of the New York Stock Exchange.

      "INTELLECTUAL PROPERTY" means all trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, patents and patent rights, utility models and utility model rights, copyrights, mask work rights, brand names, trade dress, product designs, product packaging, business and product names, logos, slogans, rights of publicity, trade secrets, inventions (whether patentable or not), invention disclosures, improvements, processes, formulae, industrial models, processes, designs, specifications, technology, methodologies, computer software (including all source code and object code), firmware, development tools, flow charts, annotations, all Web addresses, sites and domain names, all data bases and data collections and all rights therein, any other confidential and proprietary right or information, whether or not subject to statutory registration, and all related technical information, the information set forth in manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, utility models, trademarks, service marks and copyrights, and the right to sue for past infringement, if any, in connection with any of the foregoing.

      "LAWS" means any statute, ordinance, law, rule, regulation, code, injunction, judgment, order, decree, ruling, or other requirement enacted, adopted or applied by any Regulatory Authority, including judicial decisions applying common law or interpreting any other Law.

      "LEGAL PROCEEDING" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Regulatory Authority or arbitrator.

      "LIABILITIES" means any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any Person of any type, whether known or unknown, accrued, absolute, contingent, matured, unmatured, liquidated or unliquidated or otherwise.

      "LIEN" means any mortgage, pledge, lien, encumbrance, charge, security interest, security agreement, conditional sale or other title retention agreement, limitation, option, assessment, restrictive agreement, restriction, adverse interest, restriction on transfer or exception to or material defect in title or other ownership interest (including but not limited to restrictive covenants, leases and licenses).

      "LOSSES" means any claim, liability, obligation, loss, damage, assessment, penalty, judgment, settlement, cost and expense, including costs attributable to the loss of the use of funds to the date on which a payment is made with respect to a matter of indemnification under Article 7 hereof, and including reasonable attorneys' and accountants' fees and disbursements incurred in investigating, preparing, defending against or prosecuting any claim.

      "MAKE-WHOLE WARRANTS" shall have the same meaning set forth in Section 6.1(i) of this Agreement.

      "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" with respect to a Person means a material adverse effect on (i) the assets, liabilities, condition (financial or otherwise), properties, business or prospectus of such Person,
(ii) the validity, binding effect or enforceability of this Agreement or any of the Collateral Documents against such Person or (iii) the ability of such Person to perform its obligations under this Agreement or any of the Collateral Documents.

      "MERGER" shall have the meaning set forth in the recitals of this Agreement.

      "MERGER CONSIDERATION" shall have the meaning set forth in Section 2.6 of this Agreement.

      "MERGER SUB" shall have the meaning set forth in the preamble to this Agreement.

      "MULTIEMPLOYER PLAN" means any "multiemployer plan" as defined in Section 3(37) of ERISA.

      "ORDER" means any writ, judgment, decree, ruling, injunction or similar order of any Regulatory Authority (in each such case whether preliminary or final).

      "ORDINARY COURSE OF BUSINESS" or "ORDINARY COURSE" or any similar phrase means the usual and ordinary course of business of a Party, consistent with its past custom and practice.

      "ORGANIZATIONAL DOCUMENTS" shall mean (a) the articles or certificate of incorporation, all certificates of determination and designation, and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate or articles of limited partnership of a limited partnership; (d) the operating agreement, limited liability company agreement and the certificate or articles of organization or formation of a limited liability company; (e) any charter or similar document adopted or filed in connection with the creation, formation or organization of any other Person; and (f) any amendment to any of the foregoing.

      "PARTNERS" shall have the meaning set forth in the recitals of this Agreement.

      "PARTY" or "PARTIES" shall have the meaning set forth in the preamble to this Agreement.

      "PENSION PLAN" means any "employee pension benefit plan" as defined in
Section 3(2) of ERISA (other than a Multiemployer Plan) which a Person or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or has maintained, administered, contributed to or was required to contribute to, or under which such Person or any ERISA Affiliate may incur any liability.

      "PERMIT" means any license, franchise, certificate, declaration, waiver, exemption, variance, permit, consent, approval, registration, authorization, qualification or similar right granted by a Regulatory Authority.

      "PERSON" means any natural person, individual, firm, corporation, including a non-profit corporation, partnership, trust, unincorporated organization, association, limited liability company, labor union, Regulatory Authority or other entity.

      "PROXY STATEMENT" shall have the meaning set forth in Section 5.5 of this Agreement.

      "QUALIFIED FINANCING" means an equity financing generating gross proceeds to WWT Sub of at least $500,000, at a pre-money valuation in an amount equal to no less than the total amount of cash on hand of WWT Sub as of the Closing.

      "REGULATORY AUTHORITY" means: any (i) federal, state, local, municipal or foreign government; (ii) governmental or quasi-governmental authority of any nature (including without limitation any governmental agency, branch, department, official, instrumentality or entity and any court or other tribunal); (iii) multi-national organization or body; or (iv) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulation or taxing authority or power of any nature.

      "REPRESENTATIVES" shall have the meaning set forth in Section 5.14 of this Agreement.

      "SEC" means the Securities and Exchange Commission or any Regulatory Authority that succeeds to its functions.

      "SEC REPORTS" has the meaning set forth in the preamble to Article 4.

      "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

      "SUBSIDIARY" has the meaning set forth in Section 3.1.

      "SURVIVING CORPORATION" shall have the meaning set forth in Section 2.1 of this Agreement.

      "TAX RETURNS" means all federal, state, local, provincial and foreign tax returns, declarations, reports, claims, schedules and forms for refund or credit or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

      "TAXES" means any U.S. or non U.S. federal, state, provincial, local or foreign (i) income, corporation gross income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, intangible property, recording, occupancy, sales, use, transfer, registration, value added minimum, ad valorem or excise tax, estimated or other tax of any kind whatsoever, including any interest, additions to tax, penalties, fees, deficiencies, assessments, additions or other charges of any nature with respect thereto, whether disputed or not; and (ii) any liability for the payment of any amount of the type described in (i) above.

      "TRANSACTIONS" has the meaning set forth in Section 3.2.

      "TRANSFER" shall have the meaning set forth in the recitals of this Agreement.

      "TRANSMITTAL LETTER" has the meaning set forth in Section 2.7 of this Agreement.

      "TREASURY REGULATIONS" means regulations promulgated by the U.S. Treasury Department under the Code.

      "VERTEX LP" has the meaning set forth in the preamble to this Agreement.

      "VERTEX NEVADA" has the meaning set forth in the preamble to this Agreement.

      "VERTEX BUSINESS" means each of the following businesses owned by Vertex
LP: (i) the business of aggregating waste oil from third-party collectors and managing the transportation logistics of delivering the waste oil to a Chevron-Texaco refining facility in Louisiana; revenue from this business is generated from payments made by Chevron-Texaco to Vertex LP under an existing contract and is based on the volume, quality and price of the used oil feedstock delivered to the Louisiana facility; (ii) the business of aggregating petroleum waste streams from third-party collectors and managing the transportation logistics of delivering the waste petroleum products to a Kmtex-owned facility in Texas; in addition to the petroleum waste stream feedstock, this business sources a second feedstock stream directly from a major chemical company. Revenue is generated by selling end products such as pygas, gasoline blendstock and marine diesel oil made at the Kmtex facility under a contract refining agreement with Vertex LP utilizing the two streams of feedstock; and (iii) the business of implementing proprietary re-refining technology owned by Vertex LP.; the re-refining technology allows this business to take aggregated waste oil (similar to what is currently delivered to the Chevron-Texaco facility) and convert it to higher value products such as marine diesel oil and vacuum gas oil; revenue for this business area will be generated from the sale of the re-refined marine diesel oil and vacuum gas oil.

      For the sake of clarification, the Vertex Business does not include the businesses conducted by any of the Subsidiaries of Vertex LP.

      "VERTEX CAPITAL STOCK" means, collectively, the Vertex Common Stock and Vertex Preferred Stock.

      "VERTEX COMMON STOCK" means shares of Vertex Nevada's common stock, par value $0.001 per share.

      "VERTEX CONTRACT" has the meaning set forth in Section 3.11 of this Agreement.

      "VERTEX FINANCIAL STATEMENTS" means the audited Consolidated Balance Sheets of Vertex Nevada as of December 31, 2007, 2006 and 2005, and the audited Consolidated Statements of Operations and Statements of Stockholders' Equity for the periods then ended, in each case after taking into account the Transfer.

      "VERTEX LP" has the meaning set forth in the preamble to this Agreement.

      "VERTEX LOCK-UP" has the meaning set forth in Section 5.19 of this Agreement.

      "VERTEX NEVADA" has the meaning set forth in the preamble to this Agreement.

      "VERTEX PARTIES" shall have the meaning set forth in the preamble to this Agreement.

      "VERTEX PREFERRED STOCK" means, collectively, the Vertex Series A Preferred Stock and the Vertex Series B Preferred Stock.

      "VERTEX SERIES A PREFERRED STOCK" means the newly created Series A Preferred Stock, par value $0.001 per share, of Vertex Nevada, established and issued in connection with the transactions contemplated by this Agreement.

      "VERTEX SERIES B PREFERRED STOCK" means the Series B Preferred Stock, par value $0.001 per share, of Vertex Nevada, with the terms and conditions as are set forth on EXHIBIT A-2 hereto.

      "VERTEX SHAREHOLDERS" has the meaning set forth in the preamble to this Agreement.

      "WELFARE PLAN" means any "employee welfare benefit plan" as defined in
Section 3(1) of ERISA which a Person or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which such Person or any ERISA Affiliate may incur any Liability.

      "WWT" has the meaning set forth in the preamble to this Agreement.

      "WWT CAPITAL STOCK" means, collectively, the WWT Common Stock and WWT Preferred Stock.

      "WWT CERTIFICATE(S)" has the meaning set forth in Section 2.7 of this Agreement.

      "WWT COMMON STOCK" means shares of WWT's common stock, par value 0.001 per share.

      "WWT CONTRACT" has the meaning set forth in Section 4.10 of this Agreement.

      "WWT FINANCIAL STATEMENTS" means the audited Consolidated Balance Sheets of WWT as of December 31, 2007 and 2006, and the audited Consolidated Statements of Operations and Statement of Stockholders' Equity for each of the three years in the period ended December 31, 2007.

      "WWT OPTIONS" has the meaning set forth in SECTION 2.6(C) of this Agreement.

      "WWT PREFERRED STOCK" means, collectively, the WWT Series A Preferred Stock and WWT Series B Preferred Stock.

      "WWT SERIES A PREFERRED STOCK" means shares of WWT's 8% Series A Cumulative Redeemable Convertible Participating Preferred Stock, par value 0.001 per share.

      "WWT SERIES B PREFERRED STOCK" means shares of WWT's 8% Series B Cumulative Redeemable Convertible Participating Preferred Stock, par value 0.001 per share.

      "WWT MANAGEMENT AGREEMENT" shall have the meaning set forth in Section 5.6 of this Agreement.

      "WWT MANAGEMENT" shall have the meaning set forth in Section 5.6 of this Agreement.

                                   ARTICLE II
                                   THE MERGER

      2.1 MERGER. Upon the terms and conditions set forth in this Agreement, and in accordance with the provisions of the CCC, at the Effective Time, (i) WWT shall be merged with and into Merger Sub, (ii) the separate corporate existence of WWT shall cease, (iii) Merger Sub, as the surviving company in the Merger, shall continue its existence under the laws of the State of California as a limited liability company, and (iv) Merger Sub shall succeed to and assume the rights, obligations, properties, rights, privileges, powers and franchises of WWT. Merger Sub, as the surviving limited liability company after the Merger, is sometimes referred to herein as the "SURVIVING CORPORATION."

      2.2 CLOSING. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at the offices of TroyGould Professional Corporation located at 1801 Century Park East, 16th Floor, Los Angeles, California 90067, or at such other place as the Parties mutually agree, at 10:00 a.m. local time on the second Business Day after the day on which the last of the closing conditions set forth in Article 6 below has been satisfied or waived, or such other date as the Parties mutually agree upon in writing (the "CLOSING DATE").

      2.3 EFFECTIVE TIME. Upon the terms of and subject to the conditions of this Agreement, as soon as practicable on the Closing Date: (a) the Parties will cause the Merger to be consummated by filing with the Secretary of State of the State of California a certificate of merger (the "CERTIFICATE OF MERGER"), together with any required related certificates, and shall make any other filings or recordings required under the CCC. The Merger shall become effective upon such filing, or at such later date and time as is agreed to by the Parties and set forth in the Certificate of Merger (the date and time of such filing being the "EFFECTIVE TIME" and the date upon which the Effective Time occurs, being the "EFFECTIVE DATE"). As soon as practicable on the Closing Date, Vertex Nevada will deliver the Merger Consideration to the holders of WWT Common Stock and WWT Preferred Stock in accordance with Section 2.6 hereof.

      2.4 EFFECT OF THE MERGER. At the Effective Time, in accordance with the CCC, the separate existence of WWT will cease and the Surviving Corporation shall succeed, without further action, to all the property, assets, rights, privileges, powers and franchises of every kind of the nature and description of Merger Sub and WWT. All debts, liabilities and duties of Merger Sub and WWT will become the debts, liabilities and duties of the Surviving Corporation. The Parties acknowledge that as a condition to the closing of the transactions contemplated hereby and in accordance with Section 5.6, all Liabilities of WWT (other than up to $2.4 million of indebtedness) shall, immediately prior to the Effective Time, be satisfied in full. As of the Effective Time, the Surviving Corporation will be a single member limited liability company wholly owned by Vertex Nevada.

      2.5 EFFECT OF MERGER ON OWNERSHIP INTERESTS OF MERGER SUB. At the Effective Time, the ownership interests of Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become ownership interests of the Surviving Corporation.

      2.6   EFFECT OF MERGER ON CAPITAL STOCK OF WWT.

            (a) WWT COMMON STOCK. At the Effective Time, each issued and outstanding share of the WWT Common Stock shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into the right to receive one share of Vertex Common Stock.

            (b) WWT SERIES A PREFERRED STOCK AND WWT SERIES B PREFERRED STOCK. At the Effective Time, (i) each issued and outstanding share of WWT Series A Preferred Stock shall by virtue of the Merger and without any action on the part of the holders thereof, be converted into the right to receive 4.062 shares of Vertex Series A Preferred Stock; and (ii) each issued and outstanding share of WWT Series B Preferred Stock shall by virtue of the Merger and without any action on the part of the holders thereof, be converted into the right to receive 116.51 shares of Vertex Series A Preferred Stock, in each case subject to the terms and conditions of this Agreement. The shares of Vertex Common Stock and Vertex Series A Preferred Stock issuable pursuant to Section 2.6(a) and this
Section 2.6(b) are collectively referred to herein as the "MERGER CONSIDERATION." The terms of the Vertex Series A Preferred Stock issuable hereunder shall have substantially the terms and conditions as are set forth on EXHIBIT A-1 hereto.

            (c) OUTSTANDING WWT OPTIONS AND WARRANTS. At the Effective Time, each outstanding option and warrant to acquire shares of WWT Common Stock (the "WWT OPTIONS") shall automatically become an option or warrant to acquire an equivalent number of shares of Vertex Common Stock.

            (d) WWT CAPITAL STOCK. As a result of the Merger and without any action on the part of the holders thereof, at the Effective Time, all shares of WWT Capital Stock shall be cancelled and retired and shall cease to be outstanding. Each holder of shares of the WWT Capital Stock shall thereafter cease to have any rights with respect to such shares, except that the issued and outstanding shares of WWT Capital Stock immediately prior to the Effective Time, and the respective holders thereof, shall have the right to receive the Merger Consideration in accordance with this Section 2.6 upon the surrender of the certificate or certificates representing such shares.

            (e) TREASURY STOCK. Each share of WWT Common Stock held in Vertex Nevada's treasury at the Effective Time, if any, shall, by virtue of the Merger and without any action on the part of WWT, cease to be outstanding and shall be cancelled and retired without payment of any Merger Consideration or any other consideration therefor.

      2.7 DELIVERY OF WWT CERTIFICATES AND EXCHANGE PROCEDURES. At and after the Effective Time, Vertex Nevada will make available, and each holder of an issued and outstanding share of WWT Common Stock and WWT Preferred Stock will be entitled to receive, upon surrender to Vertex Nevada or the Agent of any certificates evidencing such WWT Capital Stock (the "WWT CERTIFICATES") for cancellation and a letter of transmittal or assignment separate from certificate in customary form (the "TRANSMITTAL LETTER"), the portion of the Merger Consideration into which such shares of WWT Capital Stock have been converted into pursuant to the Merger, and upon such surrender of each such WWT Certificate, and delivery by Vertex Nevada of the aggregate Merger Consideration in exchange therefor, the WWT Common Stock and WWT Preferred Stock evidenced by the WWT Certificates so surrendered in accordance herewith shall forthwith be cancelled. Until surrendered or delivered as contemplated by this Section 2.7, each WWT Certificate will be deemed at any time after the Effective Time for all purposes to evidence only the right to receive upon such surrender the corresponding pro rata portion of the Merger Consideration; PROVIDED, HOWEVER, that Vertex Nevada shall be under no obligation to deliver the Merger Consideration, and no holder of an issued and outstanding share of WWT Common Stock or WWT Preferred Stock shall be obligated to surrender a WWT Certificate, as contemplated herein, until and unless of the conditions and covenants set forth in Article 6 hereof shall have been performed, complied with, or otherwise waived in accordance with the provisions of Article 6.

      2.8 STOCK TRANSFER BOOKS. From and after the Effective Time, the stock transfer books of WWT will be closed, and there will be no further registration or transfers of WWT Common Stock or WWT Preferred Stock thereafter on the records of WWT.

      2.9 NO FURTHER OWNERSHIP RIGHTS. The Merger Consideration delivered upon the surrender for exchange of the WWT Certificates in accordance with the terms hereof will be deemed to have been issued in full satisfaction of all rights pertaining to the WWT Common Stock and WWT Preferred Stock evidenced by such WWT Certificates, and there will be no further registration of transfers of such shares which were outstanding immediately prior to the Effective Time on the records of the Surviving Corporation. If, after the Effective Time, WWT Certificates are presented to the Surviving Corporation, they will be cancelled as contemplated herein.

      2.10 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any WWT Certificates are lost, stolen or destroyed, Vertex Nevada will issue in exchange for such lost, stolen or destroyed WWT Certificates, upon the making of an affidavit of that fact by the holder thereof and the other deliveries required above, the applicable Merger Consideration; PROVIDED, HOWEVER, that the Surviving Corporation may, in its sole discretion and as a condition precedent to the issuance thereof, require the holder of such lost, stolen or destroyed WWT Certificates to deliver an indemnity or bond in such sum as it may reasonably direct as indemnity against any claim that may be made against it with respect to the WWT Certificates alleged to have been lost, stolen or destroyed.

      2.11 CHARTER DOCUMENTS; DIRECTORS AND OFFICERS. Unless otherwise agreed by Vertex Nevada and WWT prior to the Closing, at and as of the Effective Time, without any further action on the part of the Parties: (i) the Organizational Documents of Merger Sub as in effect immediately prior to the Effective Time will be the Organizational Documents of the Surviving Corporation at and after the Effective Time until thereafter amended as provided by applicable law and such Organizational Documents; (ii) the manager of Merger Sub immediately prior to the Effective Time will be the initial manager of the Surviving Corporation from and after the Effective Time, until its successor is appointed and qualified or until its resignation or removal; (iii) the officers of Merger Sub immediately prior to the Effective Time shall serve in their respective offices of the Surviving Corporation from and after the Effective Time, until their successors are elected or appointed and qualified or until their resignation or removal.

      2.12 NO FRACTIONAL SHARES. No certificate or scrip representing fractional shares of Vertex Capital Stock shall be issued upon the surrender of WWT Certificates. In lieu thereof, each holder of WWT Capital Stock who would otherwise be entitled to a fraction of a share of Vertex Capital Stock (after aggregating all shares of WWT Capital Stock that otherwise would be received by such holder), shall receive one additional share of Vertex Common Stock or Vertex Preferred Stock, as applicable.

      2.13 TAKING OF NECESSARY ACTION; FURTHER ACTION. Each of the Parties will take all such reasonable lawful action as may be necessary or appropriate in order to effect the Merger in accordance with this Agreement as promptly as practicable. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all the property, rights, privileges, power and franchises of WWT and Merger Sub, the officers, directors and managers of WWT and Merger Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

      2.14 WWT DISSENTING SHARES. Shares of WWT Common Stock and WWT Preferred Stock which are issued and outstanding immediately prior to the Effective Time and which are held by persons who are entitled to and have properly exercised, and not withdrawn or waived, appraisal rights with respect thereto in accordance with the CCC (the "DISSENTING SHARES"), will not be converted into the right to receive the Merger Consideration, and holders of such shares of WWT Common Stock and WWT Preferred Stock will be entitled, in lieu thereof, to receive payment of the appraised value of such shares in accordance with the provisions of the CCC unless and until such holders fail to perfect or effectively withdraw or lose their rights to appraisal and payment under the CCC. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such shares of WWT Common Stock and WWT Preferred Stock will thereupon be treated as if they had been converted at the Effective Time into the right to receive the Merger Consideration, without any interest thereon.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                                OF VERTEX PARTIES

      Each Vertex Party, jointly and severally, represents and warrants to WWT that the statements contained in this Article 3 are true, complete and correct as of the date of this Agreement and will be correct and complete as of the Closing Date (and as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 3, except in the case of representations and warranties stated to be made as of the date of this Agreement or as of another date and except for changes contemplated or permitted by this Agreement); except as the same may be qualified or limited by the Vertex Disclosure Schedules attached hereto:

      3.1   ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

            (a) Each of Vertex LP, Vertex Nevada and Merger Sub is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and has the requisite power and authority to carry on the Vertex Business, which such jurisdictions are set forth on
SCHEDULE 3.1(A) of the Vertex Disclosure Schedules.

            (b) Each of Vertex LP, Vertex Nevada and Merger Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of the Vertex Business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) has not had and would not reasonably be expected to have a Material Adverse Effect on Vertex Nevada or, with respect to the Vertex Business, on Vertex LP.

            (c) Vertex Nevada has delivered to WWT complete and correct copies of its Organizational Documents and the same for Merger Sub, in each case as amended to the date hereof. The Organizational Documents of Vertex Nevada are attached hereto as EXHIBIT B. All of the outstanding shares of capital stock or other ownership interests of Vertex Nevada have been validly issued and are fully paid and nonassessable and are owned of record and beneficially by the Persons set forth on SCHEDULE 3.1(C)-1 of the Vertex Disclosure Schedules, in each case free and clear of all Liens, and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests, except for restrictions imposed by applicable securities Laws and except for restrictions on sale contained in the certificate of incorporation of Vertex Nevada. Immediately prior to the Closing, the outstanding shares of capital stock of Vertex Nevada will be owned of record and beneficially by the Persons set forth on SECTION 3.1(C)-2 of the Vertex Disclosure Schedules.

            (d) Vertex Nevada does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity, other than Merger Sub. One hundred percent (100%) of the ownership interests of Merger Sub is owned by Vertex Nevada.

            (e) Vertex Nevada has no Subsidiaries, other than Merger Sub. Vertex LP has no Subsidiaries, other than as set forth on SCHEDULE 3.1(E) of the Vertex Disclosure Schedules. As used in this Agreement, the term "Subsidiary", with respect to any Person, means any corporation or other legal entity of which such Person controls (either alone or through or together with any other Subsidiary), directly or indirectly, more than 50% of the capital stock or other ownership interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity.

      3.2 AUTHORIZATION; ENFORCEABILITY. Each Vertex Party has the requisite power and authority, and has taken all action necessary, to execute, deliver and perform its or his obligations under this Agreement and any Collateral Documents to which it or he is or will be a party and each other agreement, document, instrument or certificate contemplated by this Agreement and/or any Collateral Documents or to be executed by such Vertex Party in connection with the consummation of the transactions contemplated by this Agreement (including but not limited to the Transfer) (the "TRANSACTIONS"), and to consummate the Transactions. The execution and delivery by each Vertex Party of this Agreement and any applicable Collateral Documents to which it or he is a party, and the consummation by such Vertex Party of the Transactions contemplated hereby and thereby, and the performance by such Vertex Party of its or his respective obligations hereunder and thereunder, have been duly and validly authorized by all necessary corporate or other action on the part of such Vertex Party, and no other action on the part of such Vertex Party is required to authorize the execution, delivery and performance of this Agreement and the consummation by such Vertex Party of the Transactions. This Agreement has been duly and validly executed and delivered by each Vertex Party and constitutes a legal, valid and binding obligation of each such Vertex Party enforceable against such Vertex Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and the general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

      3.3   CAPITALIZATION.

            (a) The authorized capital stock of Vertex Nevada as of the date of this Agreement consists of 750 million shares of Vertex Common Stock, and 50 million shares of Vertex Preferred Stock. Immediately prior to the Effective Time (but prior to the issuance of the Merger Consideration), there will be (i) 61,770,000 shares of Vertex Common Stock, 100 shares of Vertex Series B Preferred Stock and 0 shares of Vertex Series A Preferred Stock, issued and outstanding, all of which shares shall be owned in the amounts and by the holders set forth on SECTION 3.1(C)-2 of the Vertex Disclosure Schedule; (ii) no shares of Vertex Common Stock held in the treasury of Vertex; (iii) 6,000,000 shares of Vertex Common Stock reserved for future issuance pursuant to the exercise of outstanding options; and (iv) a sufficient number of shares of Vertex Common Stock reserved for future issuance pursuant to the exercise of the Make-Whole Warrants and the WWT Options. Except as described above, as of the Effective Time, there will be no shares of voting or non-voting capital stock, equity interests or other securities of Vertex Nevada authorized, issued, reserved for issuance or otherwise outstanding.

            (b) As of the Effective Time, all outstanding shares of Vertex Capital Stock will be duly authorized, validly issued, fully paid and non-assessable, and will not be subject to, or issued in violation of, any preemptive, subscription or any kind of similar rights. Vertex Nevada has no outstanding shares of Vertex Capital Stock subject to a right of repurchase that will survive the Merger.

            (c) There are no bonds, debentures, notes or other indebtedness of either Vertex LP or Vertex Nevada having the right to vote (or convertible into securities having the right to vote) on any matters on which partners of Vertex LP or stockholders of Vertex Nevada may vote. Except as set forth on SCHEDULE 3.3(C) of the Vertex Disclosure Schedules, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind (contingent or otherwise) to which any Vertex Party is a party or bound obligating any such Vertex Party to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of any Vertex Party or obligating any Vertex Party to issue, grant, extend or enter into any agreement to issue, grant or extend any security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. No Vertex Party is subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan or capital contribution) in any Person.

            (d) All of the issued and outstanding partnership interests of Vertex LP have been issued in compliance in all material respects with all applicable federal and state securities Laws. As of the Effective Time, all of the issued and outstanding shares of Vertex Capital Stock will have been issued in compliance in all material respects with all applicable federal and state securities Laws.

            (e) Except as set forth on SCHEDULE 3.3(E) of the Vertex Disclosure Schedules, there are no outstanding contractual obligations of any Vertex Party to repurchase, redeem or otherwise acquire any shares of capital stock (or options or warrants to acquire any such shares) or other security or equity interests of any Vertex Party. Except as set forth on SCHEDULE 3.3(E) of the Vertex Disclosure Schedules, there are no stock-appreciation rights, security-based performance units, phantom stock or other security rights or other agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment or other value based on the revenues, earnings or financial performance, stock price performance or other attribute of any Vertex Party or to cause any Vertex Party to file a registration statement under the Securities Act, or which otherwise relate to the registration of any securities of any Vertex Party.

            (f) Except as set forth on SCHEDULE 3.3(F) of the Vertex Disclosure Schedules, there are no voting trusts, proxies or other agreements, commitments or understandings to which any Vertex Party or, to the knowledge of any Vertex Party , any of the stockholders or partners of any Vertex Party, is a party or by which any of them is bound with respect to the issuance, holding, acquisition, voting or disposition of any shares of capital stock or other security or equity interest of any Vertex Party.

      3.4 NON-CONTRAVENTION. Except as set forth on SCHEDULE 3.4 of the Vertex Disclosure Schedules, the execution, delivery and performance by the Vertex Parties of this Agreement or any applicable Collateral Document or the consummation by the Vertex Parties of the Transactions does not, and the consummation of the Transactions will not, (a) contravene, conflict with, or result in any violation or breach of any provision of the Organizational Documents of any of the Vertex Parties, (b) contravene, conflict with, or result in a violation or breach of any provision of any Law applicable to the Vertex Business, (c) require any consent or other action by any Person under, constitute a breach of or default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which any Vertex Party is entitled under any provision of any agreement or other instrument binding upon any Vertex Party or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the Vertex Business or (d) result in the creation or imposition of any Lien on any asset of any Vertex Party, which in the case of clauses (b) or (d) above would have a Material Adverse Effect on Vertex Nevada or, with respect to the Vertex Business, on Vertex LP.

      3.5 CONSENTS AND APPROVALS. Except as set forth on SCHEDULE 3.5 of the Vertex Disclosure Schedules, no consent, approval, authorization or order of, registration or filing with, or notice to, any Regulatory Authority or any other Person is necessary to be obtained, made or given by any of the Vertex Parties in connection with the execution, delivery and performance by the Vertex Parties of this Agreement or any applicable Collateral Document or for the consummation by the Vertex Parties of the Transactions, except to the extent the failure to obtain any such consent, approval, authorization or order or to make any such registration or filing would not have a Material Adverse Effect on Vertex Nevada or, with respect to the Vertex Business, on Vertex LP.

      3.6 BOOKS AND RECORDS. Each of Vertex LP and Vertex Nevada has made and kept books and records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of such Person. Neither Vertex LP nor Vertex Nevada has, in any manner that pertains to, or could affect, the Vertex Business, engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds that have been and are reflected in the normally maintained books and records of such Person.

      3.7 FINANCIAL STATEMENTS. The Vertex Financial Statements to be delivered to WWT prior to the Closing will be prepared from the books and records and fairly and accurately present the financial condition and the results of operations, income, expenses, assets, Liabilities (including all reserves), changes in shareholders' equity and cash flow of Vertex Nevada as of the respective dates of, and for the periods referred to in, such Vertex Financial Statements, in accordance with GAAP applied on a consistent basis throughout the periods indicated.

      3.8 TRANSFER. Upon consummation of the Transfer, the only assets and Liabilities of Vertex Nevada shall be the assets, Liabilities and Contracts as set forth on EXHIBIT C hereto. As of the Closing, the assets set forth on EXHIBIT C will, except as set forth on SCHEDULE 3.8, be owned by Vertex Nevada free and clear of any Liens and will be sufficient to operate the Vertex Business in the manner in which it is operating as of the date hereof. As of the Closing, there will be no Liabilities associated with the Vertex Business that are not set forth on EXHIBIT C. The assets and Contracts on EXHIBIT C include all properties, assets, privileges, powers, rights, interests and claims of every type and description that are owned, leased, held, used or useful in the Vertex Business in which Vertex LP has any right, title or interest.

      3.9   TAXES.

            (a) FILING OF TAX RETURNS. Except as set forth on SCHEDULE 3.9(A) of the Vertex Disclosure Schedules, Vertex LP will duly and timely file (or caused to be filed) with the appropriate taxing authorities all Tax Returns required to be filed through the Closing Date. All such Tax Returns filed will, when filed, be complete and accurate in all respects. Except as set forth on
SCHEDULE 3.9(A) of the Vertex Disclosure Schedules, Vertex LP is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made against Vertex LP or its assets by an authority in a jurisdiction where Vertex LP does not file Tax Returns such that Vertex LP is or may be subject to taxation by that jurisdiction.

            (b) PAYMENT OF TAXES. Except as set forth on SCHEDULE 3.9(B) of the Vertex Disclosure Schedules, all Taxes owed and due by Vertex LP (whether or not shown on any Tax Return) have been paid. The unpaid Taxes of Vertex LP, if any, (i) will not, as of December 31, 2007, exceed the reserve for Tax Liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) to be set forth on the face of the Vertex Financial Statements (rather than in any notes thereto), and (ii) will not exceed that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of Vertex LP in filing its Tax Returns. Since December 31, 2007, Vertex LP has not (i) incurred any Liability for Taxes other than in the Ordinary Course of Business or (ii) paid Taxes other than Taxes paid on a timely basis and in a manner consistent with past custom and practice.

            (c) AUDITS, INVESTIGATIONS, DISPUTES OR CLAIMS. Except as set forth on SCHEDULE 3.9(C) of the Vertex Disclosure Schedules, no deficiencies for Taxes are claimed, proposed or assessed by any taxing or other governmental authority against Vertex LP, and there are no pending or, to the knowledge of Vertex LP, threatened audits, investigations, disputes or claims or other actions for or relating to any Liability for Taxes with respect to Vertex LP, and there are no matters under discussion by or on behalf of Vertex LP with any Regulatory Authority, or known to Vertex LP, with respect to Taxes that are likely to result in an additional Liability for Taxes with respect to Vertex LP. Audits of federal, state and local Tax Returns by the relevant taxing authorities have been completed for the periods set forth on SCHEDULE 3.9(C) of the Vertex Disclosure Schedules, and, except as set forth thereon, none of Vertex LP or any predecessor thereof has been notified that any taxing authority intends to audit a Tax Return for any other period. Vertex LP has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. No power of attorney granted by Vertex LP with respect to any Taxes is currently in force.

            (d) LIEN. There are no Liens for Taxes (other than for current Taxes not yet due and payable) on any assets or capital stock of Vertex LP.

            (e) TAX ELECTIONS. All material elections with respect to Taxes affecting Vertex or any of its assets as of the Closing Date are set forth on
SCHEDULE 3.9(E) of the Vertex Disclosure Schedules. Vertex LP has not: (i) consented at any time under Section 341(f)(1) of the Code to have the provisions of Section 341(f)(2) of the Code apply to any disposition of any of its assets;
(ii) agreed, and is not required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (iii) made an election, and is not required, to treat any of its assets as owned by another Person pursuant to the provisions of Section 168(f) of the Code or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code; (iv) acquired, and does not own, any assets that directly or indirectly secure any debt the interest on which is tax exempt under Section 103(a) of the Code; (v) made a consent dividend election under Section 565 of the Code; or (vi) made any of the foregoing elections and is not required to apply any of the foregoing rules under any comparable state or local Tax provision.

            (f) PRIOR AFFILIATED GROUPS. Vertex LP is not and has never been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code. Vertex LP does not have any Liability for the Taxes of any Person
(i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by Contract, or (iv) otherwise.

            (g) TAX SHARING AGREEMENTS. There are no agreements for the sharing of Tax liabilities or similar arrangements (including indemnity arrangements) with respect to or involving Vertex LP or any of its assets or the Vertex Business, and, after the Closing Date, neither Vertex Nevada nor any of its assets or the Vertex Business shall be bound by any such Tax-sharing agreements or similar arrangements or have any Liability thereunder for amounts due in respect of periods prior to the Closing Date.

            (h)   PARTNERSHIPS AND SINGLE MEMBER LLCS. Except as set forth on
SCHEDULE 3.9(H) of the Vertex Disclosure Schedules, Vertex LP (i) is not subject to any joint venture, partnership, or other arrangement or contract which is treated as a partnership for Tax purposes, (ii) does not own a single member limited liability company which is treated as a disregarded entity, (iii) is not a shareholder of a "controlled foreign corporation" as defined in Section 957 of the Code (or any similar provision of state, local or foreign law) and (iv) is not a "personal holding company" as defined in Section 542 of the Code (or any similar provision of state, local or foreign law).

            (i) NO WITHHOLDING. Vertex LP has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897 of the Code. Vertex LP has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party. The transactions contemplated herein are not subject to the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law.

            (j) INTERNATIONAL BOYCOTT. Vertex LP has not participated in and is not participating in an international boycott within the meaning of Section 999 of the Code.

            (k) PERMANENT ESTABLISHMENT. Except as set forth on SCHEDULE 3.9(K) of the Vertex Disclosure Schedules, Vertex LP does not have and has never had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country.

            (l) PARACHUTE PAYMENTS. Except as set forth on SCHEDULE 3.9(L) of the Vertex Disclosure Schedules, Vertex LP is not a party to any existing Contract, arrangement or plan that has resulted or would result (upon the Closing or otherwise), separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280(G) of the Code.

            (m) TAX SHELTERS. Vertex LP has not participated in and Vertex LP is not now participating in, any transaction described in Section 6111(c) or (d) of the Code or Section 6112(b) of the Code or the Treasury Regulations thereunder, or in any reportable transaction described in such regulations.

      3.10  INTELLECTUAL PROPERTY.

            (a) Except as set forth on SCHEDULE 3.10 hereto, Vertex LP owns, or is licensed or otherwise possesses legally enforceable rights to use, all Intellectual Property that is necessary for the conduct of the Vertex Business

            (b) The Vertex Business, including the use of all owned and licensed Intellectual Property, does not infringe or misappropriate or otherwise materially violate the Intellectual Property rights of any third party, and no claim is pending or, to the knowledge of the Vertex Parties, threatened against Vertex LP alleging any of the foregoing.

            (c) To the knowledge of the Vertex Parties, (i) no third party is engaging in any activity that infringes or misappropriates the Intellectual Property owned or licensed by Vertex LP, and (ii) Vertex LP has not granted any material license or other right to any third party with respect to such Intellectual Property.

            (d) Vertex LP has made available to WWT all material correspondence and all written opinions in its possession relating to potential infringement or misappropriation (i) by Vertex LP of any Intellectual Property rights of any third party or (ii) by any third party of any of the Intellectual Property rights, owned or licensed, used in the Vertex Business.

            (e) Vertex LP has a license to use all software development tools, library functions, compilers and other third-party software that are used in the operation of the Vertex Business and are material to the Vertex Business, taken as a whole.

      3.11  CONTRACTS; NO DEFAULTS.

            (a) SCHEDULE 3.11(A) hereto sets forth a true and complete list of all contracts, agreements, leases, commitments or other understandings or arrangements, written or oral, express or implied, to which Vertex LP is a party, or affecting the Vertex Business, or by which Vertex LP or any of its property is bound or affected requiring payments to or from, or incurring of liabilities by, Vertex LP in excess of $50,000 (the "VERTEX CONTRACTS").

            (b) Except as set forth on SCHEDULE 3.11(B) hereto, Vertex LP has complied with and performed, in all material respects, all of its obligations required to be performed under and is not in default with respect to any of the Vertex Contracts, as of the date hereof, nor has any event occurred which has not been cured which, with or without the giving of notice, lapse of time, or both, would constitute a default in any respect thereunder. To the knowledge of the Vertex Parties, no other party has failed to comply with or perform, in all material respects, any of its obligations required to be performed under or is in material default with respect to any such Vertex Contracts, as of the date hereof, nor has any event occurred which, with or without the giving of notice, lapse of time or both, would constitute a material default in any respect by such party thereunder.

            (c) Except as set forth on SCHEDULE 3.11(C) hereto, to the knowledge of the Vertex Parties, there exists no facts or circumstances that would make a material default by any party to any contract or obligation likely to occur subsequent to the date hereof.

      3.12  EMPLOYEE BENEFITS.

            (a) SCHEDULE 3.12(A) of the Vertex Disclosure Schedules sets forth a complete list of all Employee Plans covering employees, directors or consultants or former employees, directors or consultants in, or related to, the Vertex Business. Vertex LP has delivered or made available to WWT true and complete copies of all Employee Plans, including written interpretations thereof and written descriptions thereof which have been distributed to Vertex LP's employees and for which Vertex LP has copies, all annuity contracts or other funding instruments relating thereto, and a complete description of all Employee Plans which are not in writing.

            (b) Neither Vertex LP nor any ERISA Affiliate sponsors, maintains, contributes to or has an obligation to contribute to, or has sponsored, maintained, contributed to or had an obligation to contribute to, any Pension Plan subject to Title IV of ERISA, or any Multiemployer Plan.

            (c) Each Welfare Plan which covers or has covered employees or former employees of Vertex LP or of its Affiliates in the Vertex Business and which is a "group health plan," as defined in Section 607(1) of ERISA, has been operated in compliance with provisions of Part 6 of Title I, Subtitle B of ERISA and Section 4980B of the Code at all times.

            (d) There is no Legal Proceeding or Order outstanding, relating to or seeking benefits under any Employee Plan set forth on SCHEDULE 3.12(A) of the Vertex Disclosure Schedules, which is pending, threatened or anticipated against Vertex LP, any ERISA Affiliate or any Employee Plan.

            (e) Neither Vertex LP nor any ERISA Affiliate has any liability for unpaid contributions under Section 515 of ERISA with respect to any Welfare Plan covering employees, directors or consultants or former employees, directors or consultants in, or related to, the Vertex Business.

            (f) There are no Liens arising under the Code or ERISA with respect to the operation, termination, restoration or funding of any Employee Plan set forth on SCHEDULE 3.12(A) of the Vertex Disclosure Schedules, or arising in connection with any excise tax or penalty tax with respect to such Employee Plan.

            (g) Each Employee Plan set forth on SCHEDULE 3.12(A) of the Vertex Disclosure Schedules has at all times been maintained in all material respects, by its terms and in operation, in accordance with all applicable laws, including, without limitation, ERISA and the Code.

            (h) Vertex LP and its ERISA Affiliates have made full and timely payment of all amounts required to be contributed under the terms of each Employee Plan and applicable Law or required to be paid as expenses or as Taxes under applicable Laws, under such Employee Plan, and Vertex LP and its ERISA Affiliates shall continue to do so through the Closing Date.

            (i)   Vertex LP has no Employee Plan intended to qualify under
Section 401 of the Code.

            (j) Neither the execution and delivery of this Agreement or other related agreements by the Vertex Parties nor the consummation of the Transactions will result in the acceleration or creation of any rights of any person to benefits under any Employee Plan (including, without limitation, the acceleration of the vesting or exercisability of any stock options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any Pension Plan or the acceleration or creation of any rights under any severance, parachute or change in control agreement).

            (k) Neither Vertex LP nor any ERISA Affiliate has incurred any liability with respect to any Employee Plan, which may create, or result in any liability to Vertex Nevada.

      3.13 LABOR MATTERS; EMPLOYEES. Except as set forth on SCHEDULE 3.13 of the Vertex Disclosure Schedules, Vertex LP is not a party to any collective bargaining or other labor contract. There has not been, there is not presently pending or existing, and, to the knowledge of any of the Vertex Parties, there is not threatened (i) any strike, slowdown, picketing, work stoppage or employee grievance process against Vertex LP or the Vertex Business; (ii) any Legal Proceeding against or affecting Vertex LP or the Vertex Business relating to the alleged violation of any Law or Order pertaining to labor relations or employment matters; or (iii) union organizing campaign or any application for certification of a collective bargaining agent. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by Vertex LP, and no such action is contemplated by Vertex LP. Vertex LP has complied with all material Laws relating to employment, equal employment opportunity, nondiscrimination, harassment, retaliation, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar Taxes, occupational health and safety, and plant closing. Vertex LP is not liable for the payment of any compensation, damages, Taxes, fines, penalties or other amounts (including, without limitation, amounts related to workplace safety and insurance), however designated, for failure to comply with any of the foregoing Laws.

      3.14  LEGAL PROCEEDINGS. There is no material Legal Proceeding or Order
(a) pending or, to the knowledge of any of the Vertex Parties, threatened or anticipated against or affecting the Vertex Business (or to the knowledge of any of the Vertex Parties, pending or threatened, against any of the officers, directors or employees of Vertex LP with respect to their business activities related to or affecting the Vertex Business); (b) that challenges or that may have the effect of preventing, making illegal, delaying or otherwise interfering with any of the Transactions; or (c) related to the Vertex Business. To the knowledge of the Vertex Parties, there is no reasonable basis for any such Legal Proceeding or Order. To the knowledge of the Vertex Parties, no officer, director, partner, agent or employee of Vertex LP is subject to any Order that prohibits such officer, director, partner, agent or employee from engaging in or continuing any conduct, activity, or practice relating to the Vertex Business. The Vertex Business is not subject to any Order of any Regulatory Authority and Vertex LP is not engaged in any Legal Proceeding relating to the Vertex Business to recover monies due it or for damages sustained by it. Vertex LP is not and has not been in default with respect to any Order relating to the Vertex Business, and there are no unsatisfied judgments against Vertex LP relating to the Vertex Business. There are no Orders or agreements with, or Liens by, any Regulatory Authority or quasi-governmental entity relating to any environmental Law, which regulate, obligate, bind or in any way affect Vertex LP or any property on which Vertex LP operates the Vertex Business. SCHEDULE 3.14 sets forth all litigation that the Vertex Parties are subject to, none of which litigation challenges or may have the effect of preventing, making illegal, delaying or otherwise interfering with any of the Transactions or is related in any way to the Vertex Business.

      3.15  COMPLIANCE WITH LAW.

            (a) To the knowledge of Vertex LP, the conduct of the Vertex Business is and at all times has been in compliance with all Laws or Orders applicable to the conduct and operations of the Vertex Business. Vertex LP has not received any notice to the effect that, or otherwise been advised of (i) any actual, alleged, possible or potential violation of, or failure to comply with, any such Laws or Orders or (ii) any actual, alleged, possible or potential obligation on the part of Vertex LP to undertake, or to bear all or any portion of the cost of, any remedial action of any nature with respect to the Vertex Business. No event has occurred or circumstance exists that (with or without notice or lapse of time) (i) may constitute or result in a violation by Vertex LP of, or a failure on the part of Vertex LP, any such Laws or Orders or (ii) may give rise to any obligation on the part of Vertex LP to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, except, in either case separately or the cases together, where such violation or failure to comply could not reasonably be expected to have a Material Adverse Effect on, the Vertex Business.

            (b) None of Vertex LP, or any of its directors, officers or Representatives or to the knowledge of Vertex LP, any employee or other Person affiliated with or acting for or on behalf of Vertex LP, has, directly or indirectly, (i) made any contribution, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services (A) to obtain favorable treatment in securing business, (B) to pay for favorable treatment for business secured, (C) to obtain special concessions or for special concessions already obtained, for or in respect of Vertex or any of its Affiliates or (D) in violation of any Laws of the United States (including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. Sections 78dd-1 et seq.)) or any laws of any other country having jurisdiction; or (ii) established or maintained any fund or asset that has not been recorded in the books and records of Vertex LP.

      3.16 PERMITS. SCHEDULE 3.16(A) of the Vertex Disclosure Schedules sets forth a complete list of all Permits held by Vertex LP and used in the conduct of the Vertex Business, and such Permits collectively constitute all of the Permits necessary for Vertex LP to lawfully conduct and operate the Vertex Business, as it is presently conducted and to permit Vertex LP to own and use its assets in the manner in which they are presently owned and used in connection with the Vertex Business. All of such Permits will be transferred to Vertex Nevada on or prior to the Closing, and no third-party consent is required in connection therewith. Except as set forth on SCHEDULE 3.16(B) of the Vertex Disclosure Schedules, Vertex LP is and at all times has been in compliance with all material Permits applicable to it or to the conduct and operations of the Vertex Business. Vertex LP has not received any notice to the effect that, or otherwise been advised of (i) any actual, alleged, possible or potential violation of, or failure to comply with, any such Permits or (ii) any actual, alleged, possible or potential revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Permit set forth on or required to be set forth on SCHEDULE 3.16(A) of the Vertex Disclosure Schedules. No event has occurred, and to Vertex LP's knowledge no circumstance exists, that (with or without notice or lapse of time) (i) may constitute or result directly or indirectly in a violation by Vertex LP of, or a failure on the part of Vertex LP to comply with, any such Permits or (ii) result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Permit set forth on or required to be set forth on SCHEDULE

3.16(A) of the Vertex Disclosure Schedules. All applications for or renewals of all Permits have been timely filed and made and no Permit will expire or be terminated as a result of the consummation of the transactions contemplated by this Agreement. No present or former shareholder, partner, director, officer or employee of Vertex LP or any Affiliate thereof, or any other Person, owns or has any proprietary, financial or other interest (direct or indirect) in any Permit that Vertex LP owns, possesses or uses.

      3.17 ABSENCE OF CERTAIN CHANGES. Except as set forth on SCHEDULE 3.17 of the Vertex Disclosure Schedules, since December 31, 2007, there has not been any: (a) Material Adverse Effect with respect to the Vertex Business, and no event has occurred and no circumstance exists that may result in such a Material Adverse Effect other than Material Adverse Effects resulting from historical seasonality of the Vertex Business; (b) purchase, redemption, retirement or other acquisition by Vertex LP of any Vertex partnership interests or other equity interest of Vertex LP; (c) amendments to the Organizational Documents of Vertex LP; (d) payment or increase by Vertex LP of any bonuses, salaries or other compensation (including management or other similar fees) or entry into any employment, severance or similar Contract with any employee engaged in the Vertex Business, other than increases in salary to employees made in the Ordinary Course of Business; (e) adverse change in employee relations which has or is reasonably likely to have a Material Adverse Effect on Vertex LP as relates to the Vertex Business; (f) damage to or destruction or loss of any of the assets or property of Vertex LP relating to the Vertex Business, whether or not covered by insurance, that could reasonably be expected to constitute a Material Adverse Effect on Vertex LP as relates to the Vertex Business; (g) entry into, termination or acceleration of, or receipt of notice of termination by Vertex LP of (1) any material license, distributorship, dealer, sales representative, joint venture, credit or similar agreement relating to the Vertex Business, or (2) any Contract or transaction involving a Liability by or to Vertex LP (other than the Liabilities relating to the Vertex Business incurred in the Ordinary Course of Business since December 31, 2007); (h) sale (other than sales of inventory in the Ordinary Course of Business, if any), lease or other disposition of any of the assets or property of Vertex LP relating to the Vertex Business; (i) mortgage, pledge or imposition of any Lien on any assets or property of Vertex LP relating to the Vertex Business, including the sale, lease or other disposition of any of its Intellectual Property relating to the Vertex Business; (j) (1) delay or failure to repay when due any obligation of Vertex LP, which delay or failure could have a Material Adverse Effect on Vertex LP as relates to the Vertex Business, or (2) delay or failure to repay when due any obligation of Vertex LP which delay or failure could have a Material Adverse Effect on Vertex LP as relates to the Vertex Business; (k) cancellation or waiver by Vertex LP of any claims or rights with a value to Vertex LP relating to the Vertex Business in excess of Fifty Thousand Dollars ($50,000) individually or in the aggregate; (l) failure by Vertex LP to use reasonable efforts to preserve intact the current business organization of Vertex LP relating to the Vertex Business, and maintain the relations and goodwill with its suppliers, customers, landlords, creditors, employees, licensors, resellers, distributors, agents and others having business relationships with them relating to the Vertex Business where such failure could reasonably be expected to have a Material Adverse Effect on Vertex LP as relates to the Vertex Business; (m) licensing out on an exclusive basis or other than in the Ordinary Course of Business, disposition or lapsing of any Intellectual Property or any disclosure to any Person of any trade secret or other confidential information without appropriate protections in place; (n) change in the accounting methods, principles or practices used by Vertex LP; (o) capital expenditures by Vertex LP relating to the Vertex Business in excess of $20,000 individually or $50,000 in the aggregate; or (p) agreement, whether oral or written, by Vertex LP with respect to or to do any of the foregoing other than as expressly provided for herein. Vertex LP is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3.17, "INSOLVENT" means (i) the present fair saleable value of Vertex LP's assets is less than the amount required to pay Vertex LP's total indebtedness, contingent or otherwise, (ii) Vertex LP is unable to pay its debts and Liabilities, subordinated, contingent or otherwise, as such debts and Liabilities become absolute and matured, (iii) Vertex LP intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) Vertex LP has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

      3.18 INSURANCE. SCHEDULE 3.18 of the Vertex Disclosure Schedules sets forth a complete and accurate list (showing as to each policy or binder the carrier, policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums and a general description of the type of coverage provided) of all policies or binders of insurance of any kind or nature covering the Vertex Business, or any employees, properties or assets of Vertex LP relating to the Vertex Business, including, without limitation, policies of life, disability, fire, theft, workers compensation, employee fidelity and other casualty and liability insurance. All such policies are in full force an effect. Vertex LP is not in default under any of such policies or binders, and Vertex LP has not failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion.

      3.19 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, judgment, injunction, order or decree binding upon Vertex LP which has the effect of prohibiting or materially impairing (a) any current or future business practice of Vertex LP or (b) any acquisition of any Person or property by Vertex LP, except in each of clauses (a) and (b) for any such prohibitions or impairments that would not reasonably be expected to have a Material Adverse Effect on Vertex LP as relates to the Vertex Business.

      3.20 RELATED PARTY TRANSACTIONS. Except as set forth on SCHEDULE 3.20 of the Vertex Disclosure Schedules, none of Vertex LP, any Affiliate thereof, holders of the ownership interest of Vertex LP or any Affiliate or Family Member thereof is presently or has, since December 31, 2007, borrowed any moneys from or has any outstanding debt or other obligations to Vertex LP or is presently a party to any transaction with Vertex LP relating to the Vertex Business. Except as set forth on SCHEDULE 3.20 of the Vertex Disclosure Schedules, none of Vertex LP any Affiliate thereof, or any director, officer, partner or key employee of any such Persons (a) owns any direct or indirect interest of any kind in (except for ownership of less than 1% of any public company, provided, that such owner's role is that solely of a passive investor), or controls or is a director, officer, employee or partner of, consultant to, lender to or borrower from, or has the right to participate in the profits of, any Person which is (i) a competitor, supplier, customer, landlord, tenant, creditor or debtor of Vertex LP, (ii) engaged in a business related to the Vertex Business or (iii) a participant in any transaction to which Vertex LP is a party, or (b) is a party to any Contract with Vertex LP. Except as set forth on SCHEDULE 3.20 of the Vertex Disclosure Schedules, Vertex LP has no Contract or understanding with any officer, director or key employee of Vertex LP or any of Vertex LP's partners or any Affiliate or Family Member thereof with respect to the subject matter of this Agreement, the consideration payable hereunder or any other matter.
SCHEDULE 3.20 sets forth each transaction that Vertex Nevada and Vertex LP would be required to disclose for the past three years pursuant to Item 404 of Regulation S-K of the Securities Act, as if such Person were subject to such disclosure requirements.

      3.21 BROKERS OR FINDERS. Except as set forth on SCHEDULE 3.21 of the Vertex Disclosure Schedules, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Vertex LP or its Affiliates in connection with the transactions contemplated by this Agreement, and neither Vertex LP nor any of its Affiliates has incurred any obligation to pay any brokerage or finder's fee or other commission in connection with the transactions contemplated by this Agreement.

      3.22 NO OTHER AGREEMENTS. Except as set forth on SCHEDULE 3.22 of the Vertex Disclosure Schedules, and other than this Agreement or any agreement contemplated hereby, neither Vertex LP, nor any of its partners, officers, directors or Affiliates has any legal obligation, absolute or contingent, to any other Person to sell, assign or transfer any partnership or other equity interest in Vertex LP or to effect any merger, consolidation or other reorganization of Vertex LP or to enter into any agreement with respect thereto.

      3.23 DISCLOSURE. No representation or warranty of the Vertex Parties in this Agreement or in any Collateral Document and no statement in any certificate furnished or to be furnished by any of the Vertex Parties pursuant to this Agreement contained, contains or will contain on the date such agreement or certificate was or is delivered, or on the Closing Date, any untrue statement of a material fact, or omitted, omits or will omit on such date to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

      3.24  REAL PROPERTY; TITLE TO PROPERTY.

            (a) Vertex LP does not own any real property or any interest, other than a leasehold interest, in any real property. SCHEDULE 3.24(A) of the Vertex Disclosure Schedules lists and describes all real property leased by Vertex LP and all subleases thereto, in each case that relates to the Vertex Business. Except for leases and subleases listed on SCHEDULE 3.24(A) of the Vertex Disclosure Schedules, there are no leases, subleases, licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, written or oral, granting to any Person the right to purchase, use or occupy any real property used in connection with the Vertex Business or any portion thereof or interest in any such real property.

            (b) Vertex LP has good and marketable title to all of its properties, interests in properties and assets, real and personal, used in connection with the Vertex Business or with respect to leased properties and assets, valid leasehold interests in, free and clear of all mortgages, Liens, pledges, charges or encumbrances of any kind or character, except (i) Liens for current Taxes not yet due and payable or which are being contested by Vertex LP in good faith, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties, and (iii) any Liens set forth on SCHEDULE
3.24 of the Vertex Disclosure Schedules. The properties and equipment of Vertex LP that are used in the operation of the Vertex Business are in good operating condition subject to normal wear and tear. All material properties used in the Vertex Business are set forth on EXHIBIT C hereto.

      3.25 STATUS OF VERTEX NEVADA. Since its inception, Vertex Nevada has been, and until immediately prior to the Transfer (which will occur immediately prior to the Effective Time), Vertex Nevada shall remain, a shell company with no assets, Liabilities, Contracts (other than this Agreement) or operations.

      3.26 CONDUCT OF BUSINESS. Prior to the Closing Date, Vertex LP shall conduct the Vertex Business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of WWT, except in the regular course of business. Except as otherwise provided herein, neither Vertex LP nor Vertex Nevada shall amend its respective Organizational Documents, declare dividends, redeem or sell stock, partnership or other securities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any material balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount or enter into any other transaction other than in the regular course of business.

                                   ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF WWT

      WWT represents and warrants to the Vertex Parties that the statements contained in this Article 4 are true, complete and correct as of the date of this Agreement and will be correct and complete as of the Closing Date (and as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 4, except in the case of representations and warranties stated to be made as of the date of this Agreement or as of another date and except for changes contemplated or permitted by this Agreement); except as the same may be qualified or limited by the WWT Disclosure Schedules and except as may be disclosed in documents filed by WWT from time to time with the SEC (the "SEC REPORTS"):

      4.1   ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

            (a) WWT is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and has the requisite power and authority to carry on its business as now being conducted, which such jurisdictions are set forth on SCHEDULE 4.1(A) hereto of the WWT Disclosure Schedules.

            (b) WWT is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) has not had and would not reasonably be expected to have a Material Adverse Effect on WWT.

            (c) WWT has delivered or made available to the Vertex Parties complete and correct copies of its Organizational Documents, in each case as amended to the date hereof. All of the outstanding shares of capital stock or other ownership interests of each Subsidiary of WWT have been validly issued and are fully paid and nonassessable and owned by WWT, free and clear of all Liens, and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests, except for restrictions imposed by applicable securities Laws.

            (d) There are no outstanding (i) securities of WWT or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other ownership interests in any Subsidiary of WWT, or (ii) options or other rights to acquire from WWT or any of its Subsidiaries, or other obligation of WWT or any of its Subsidiaries to issue, any capital stock or other ownership interests in, or any securities convertible into or exchangeable for any capital stock or other ownership interests in, any Subsidiary of WWT.

            (e) Except for ownership of less than 1% in any publicly traded company and the capital stock or other ownership interests of its Subsidiaries, WWT does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity. No Subsidiary of WWT owns any shares of WWT Capital Stock.

            (f) SCHEDULE 3.1 of the WWT Disclosure Schedules sets forth each Subsidiary of WWT as of the date of this Agreement.

      4.2 AUTHORIZATION; ENFORCEABILITY. WWT has the requisite power and authority, and has taken all action necessary, to execute, deliver and perform its obligations under this Agreement and any Collateral Documents to which it is a party and each other agreement, document, instrument or certificate contemplated by this Agreement and/or any Collateral Documents or to be executed by WWT in connection with the consummation of the Transactions, and, subject to approval of the stockholders of WWT, to consummate the Transactions. The execution and delivery by WWT of this Agreement and any applicable Collateral Documents, and the consummation by WWT of the Transactions contemplated hereby, and the performance by WWT of its obligations hereunder, have been duly and validly authorized by all necessary corporate or other action on the part of WWT, subject to adoption of this Agreement by the stockholders of WWT, and no other action on the part of WWT is required to authorize the execution, delivery and performance of this Agreement and the consummation by WWT of the Transactions. This Agreement has been duly and validly executed and delivered by WWT and constitutes a legal, valid and binding obligation of WWT enforceable against WWT in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and the general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

      4.3   CAPITALIZATION.

            (a) The authorized capital stock of WWT as of the date of this Agreement consists of 100,000,000 shares of WWT Common Stock and 10,000,000 shares of Preferred Stock (of which 9,100,000 shares have been designated as WWT Series A Preferred Stock and 500,000 shares have been designated as WWT Series B Preferred Stock). As of the date of this Agreement, (i) there are 27,596,591 shares of WWT Common Stock, 4,619,481 shares of WWT Series A Preferred Stock, and 244,615 shares of WWT Series B Preferred Stock issued and outstanding; and
(ii) no shares of WWT Common Stock are held in the treasury of WWT. SCHEDULE 4.3(A) of the WWT Disclosure Schedules set forth the options and warrants to acquire WWT Capital Stock outstanding as of the date hereof. Except as described above, as of the close of business on the day prior to the date hereof, there were no shares of voting or non-voting capital stock, equity interests or other securities of WWT authorized, issued, reserved for issuance or otherwise outstanding.

            (b) All outstanding shares of WWT Capital Stock are duly authorized, validly issued, fully paid and non-assessable, and not subject to, or issued in violation of, any preemptive, subscription or any kind of similar rights. WWT has no outstanding shares of WWT Capital Stock subject to a right of repurchase that will survive the Merger.

            (c) There are no bonds, debentures, notes or other indebtedness of WWT having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders of WWT may vote. Except as set forth in the SEC Reports, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind (contingent or otherwise) to which WWT is a party or bound obligating WWT to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of WWT or obligating WWT to issue, grant, extend or enter into any agreement to issue, grant or extend any security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Neither WWT nor its Subsidiaries is subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan or capital contribution) in any Person.

            (d) All of the issued and outstanding shares of WWT Capital Stock were issued in compliance in all material respects with all applicable federal and state securities Laws.

            (e) Except as set forth in the SEC Reports, there are no outstanding contractual obligations of WWT to repurchase, redeem or otherwise acquire any shares of capital stock (or options or warrants to acquire any such shares) or other security or equity interests of WWT. Except as set forth in the SEC Reports, there are no stock-appreciation rights, security-based performance units, phantom stock or other security rights or other agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment or other value based on the revenues, earnings or financial performance, stock price performance or other attribute of WWT or any of its Subsidiaries or to cause WWT or any of its Subsidiaries to file a registration statement under the Securities Act, or which otherwise relate to the registration of any securities of WWT or any of its Subsidiaries.

            (f) Except as set forth in the SEC Reports, there are no voting trusts, proxies or other agreements, commitments or understandings to which WWT or any of its Subsidiaries or, to the knowledge of WWT, any of the stockholders of WWT, is a party or by which any of them is bound with respect to the issuance, holding, acquisition, voting or disposition of any shares of capital stock or other security or equity interest of WWT or any of its Subsidiaries.

      4.4   NON-CONTRAVENTION. Except as set forth in the SEC Reports and
SCHEDULE 4.4 to the WWT Disclosure Schedules, the execution, delivery and performance of this Agreement by WWT does not and, subject to obtaining shareholder adoption of this Agreement, the consummation of the Transactions will not (a) contravene, conflict with, or result in any violation or breach of any provision of the Organizational Documents of WWT, (b) contravene, conflict with, or result in a violation or breach of any provision of any Law applicable to WWT, (c) require any consent or other action by any Person under, constitute a breach of or default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which WWT or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon WWT or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of WWT and its Subsidiaries or (d) result in the creation or imposition of any Lien on any asset of WWT or any of its Subsidiaries, which in the case of clauses (b) or (d) above would have a Material Adverse Effect on WWT.

      4.5 CONSENTS AND APPROVALS. Except as set forth in the SEC Reports, no consent, approval, authorization or order of, registration or filing with, or notice to, any Regulatory Authority or any other Person is necessary to be obtained, made or given by WWT in connection with the execution, delivery and performance by WWT of this Agreement or any applicable Collateral Document or for the consummation by WWT of the Transactions, except to the extent the failure to obtain any such consent, approval, authorization or order or to make any such registration or filing would not have a Material Adverse Effect on WWT.

      4.6 BOOKS AND RECORDS. WWT has made and kept books and records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of WWT pertaining to its business. WWT has not, in any manner that pertains to, or could affect, its business, engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds that have been and are reflected in the normally maintained books and records of WWT.

      4.7 FINANCIAL STATEMENTS. Included in the SEC Reports are the WWT Financial Statements. The WWT Financial Statements have been prepared from the books and records and fairly and accurately present the financial condition and the results of operations, income, expenses, assets, Liabilities (including all reserves), changes in shareholders' equity and cash flow of WWT as of the respective dates of, and for the periods referred to in, such WWT Financial Statements, in accordance with GAAP applied on a consistent basis throughout the periods indicated. WWT maintains a standard system of accounting established and administered in accordance with GAAP.

      4.8 NO UNDISCLOSED LIABILITIES. Except as set forth in the SEC Reports or on SCHEDULE 4.8 of the WWT Disclosure Schedules, WWT has no Liabilities due or to become due except (a) Liabilities that are reflected in the WWT Financial Statements which have not been paid or discharged since the date of the WWT Financial Statements, (b) Liabilities incurred in the Ordinary Course of Business since the date of the WWT Financial Statements (none of which relates to any default under any Contract, breach of warranty, tort, infringement or violation of any Law or arose out of any Legal Proceeding) and none of which would have a Material Adverse Effect on WWT, and (c) Liabilities which are satisfied by WWT prior to the Closing.

      4.9   TAXES.

            (a) FILING OF TAX RETURNS. WWT has duly and timely filed (or caused to be filed) with the appropriate taxing authorities all Tax Returns required to be filed through the date hereof. All such Tax Returns filed are complete and accurate in all respects. WWT is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made against WWT or its assets by an authority in a jurisdiction where WWT does not file Tax Returns such that WWT is or may be subject to taxation by that jurisdiction.

            (b) PAYMENT OF TAXES. All Taxes owed and due by WWT (whether or not shown on any Tax Return) have been paid. The unpaid Taxes of WWT, if any,
(i) did not, as of the date of WWT Financial Statements, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the WWT Financial Statements (rather than in any notes thereto), and (ii) have not exceeded that reserve as adjusted for operations and transactions through the date hereof in accordance with the past custom and practice of WWT in filing its Tax Returns. Since the WWT Financial Statements Date, WWT has not (i) incurred any Liability for Taxes other than in the Ordinary Course of Business or (ii) paid Taxes other than Taxes paid on a timely basis and in a manner consistent with past custom and practice.

            (c) AUDITS, INVESTIGATIONS, DISPUTES OR CLAIMS. No deficiencies for Taxes are claimed, proposed or assessed by any taxing or other governmental authority against WWT, and there are no pending or, to the knowledge of WWT, threatened audits, investigations, disputes or claims or other actions for or relating to any Liability for Taxes with respect to WWT, and there are no matters under discussion by or on behalf of WWT with any Regulatory Authority, or known to WWT, with respect to Taxes that are likely to result in an additional Liability for Taxes with respect to WWT. Audits of federal, state and local Tax Returns by the relevant taxing authorities have been completed for the periods set forth on SCHEDULE 4.9(C) of the WWT Disclosure Schedules, and, except as set forth thereon, none of WWT, any Subsidiary thereof, or any predecessor thereof has been notified that any taxing authority intends to audit a Tax Return for any other period. WWT has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. No power of attorney granted by WWT with respect to any Taxes is currently in force.

            (d) LIEN. There are no Liens for Taxes (other than for current Taxes not yet due and payable) on any assets or capital stock of WWT.

            (e) TAX ELECTIONS. All material elections with respect to Taxes affecting WWT or any of its respective assets as of the date hereof are set forth on SCHEDULE 4.9(E) of the WWT Disclosure Schedules. WWT has not: (i) consented at any time under Section 341(f)(1) of the Code to have the provisions of Section 341(f)(2) of the Code apply to any disposition of any of its assets;
(ii) agreed, and is not required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (iii) made an election, and is not required, to treat any of its assets as owned by another Person pursuant to the provisions of Section 168(f) of the Code or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code; (iv) acquired, and does not own, any assets that directly or indirectly secure any debt the interest on which is tax exempt under Section 103(a) of the Code; (v) made a consent dividend election under Section 565 of the Code; or (vi) made any of the foregoing elections and is not required to apply any of the foregoing rules under any comparable state or local Tax provision.

            (f) PRIOR AFFILIATED GROUPS. WWT is not and has never been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code. WWT does not have any Liability for the Taxes of any Person (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by Contract, or
(iv) otherwise.

            (g) TAX SHARING AGREEMENTS. There are no agreements for the sharing of Tax liabilities or similar arrangements (including indemnity arrangements) with respect to or involving WWT (or any of its Subsidiaries) or any of its assets or business, and, after the Closing Date, neither WWT nor any of its assets shall be bound by any such Tax-sharing agreements or similar arrangements or have any Liability thereunder for amounts due in respect of periods prior to the Closing Date.

            (h) PARTNERSHIPS AND SINGLE MEMBER LLCS. WWT (i) is not subject to any joint venture, partnership, or other arrangement or contract which is treated as a partnership for Tax purposes, (ii) does not own a single member limited liability company which is treated as a disregarded entity, (iii) is not a shareholder of a "controlled foreign corporation" as defined in Section 957 of the Code (or any similar provision of state, local or foreign law) and (iv) is not a "personal holding company" as defined in Section 542 of the Code (or any similar provision of state, local or foreign law).

            (i) NO WITHHOLDING. WWT has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897 of the Code. WWT has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party. The transactions contemplated herein are not subject to the tax withholding provisions of Section 3406 of the Code, or of any other provision of law.

            (j) INTERNATIONAL BOYCOTT. WWT has not participated in and is not participating in an international boycott within the meaning of Section 999 of the Code.

            (k) PERMANENT ESTABLISHMENT. WWT does not have and has never had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country.

            (l) PARACHUTE PAYMENTS. WWT is not a party to any existing Contract, arrangement or plan that has resulted or would result (upon the Closing or otherwise), separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280(G) of the Code.

            (m) TAX SHELTERS. Neither WWT nor any Subsidiary has participated in and WWT is not now participating in, any transaction described in Section 6111(c) or (d) of the Code or Section 6112(b) of the Code or the Treasury Regulations thereunder, or in any reportable transaction described in such regulations.

      4.10  CONTRACTS; NO DEFAULTS.

            (a) The Exhibit Index to WWT's Annual Report on Form 10-K for the year ended December 31, 2007 sets forth a true and complete list of all contracts, agreements, leases, commitments or other understandings or arrangements, written or oral, express or implied, to which WWT is a party, or affecting its business or by which WWT or any of its property is bound or affected requiring payments to or from, or incurring of liabilities by, WWT in excess of $50,000 (the "WWT CONTRACTS").

            (b) Except as set forth in the SEC Reports, WWT has complied with and performed, in all material respects, all of its obligations required to be performed under and is not in default with respect to any of the WWT Contracts, as of the date hereof, nor has any event occurred which has not been cured which, with or without the giving of notice, lapse of time, or both, would constitute a default in any respect thereunder. To the knowledge of WWT, no other party has failed to comply with or perform, in all material respects, any of its obligations required to be performed under or is in material default with respect to any such WWT Contracts, as of the date hereof, nor has any event occurred which, with or without the giving of notice, lapse of time or both, would constitute a material default in any respect by such party thereunder.

            (c) Except as set forth in the SEC Reports, to the knowledge of WWT, there exists no facts or circumstances that would make a material default by any party to any contract or obligation likely to occur subsequent to the date hereof.

      4.11  EMPLOYEE BENEFITS.

            (a)   The SEC Reports include a complete list of all Employee Plans
(i) covering employees, directors or consultants or former employees, directors or consultants in, or related to, WWT and/or (ii) with respect to which Surviving Corporation may incur any Liability. WWT has delivered or made available to Vertex true and complete copies of all Employee Plans, including written interpretations thereof and written descriptions thereof which have been distributed to WWT's employees and for which WWT has copies, all annuity contracts or other funding instruments relating thereto, and a complete description of all Employee Plans which are not in writing.

            (b) Neither WWT nor any ERISA Affiliate sponsors, maintains, contributes to or has an obligation to contribute to, or has sponsored, maintained, contributed to or had an obligation to contribute to, any Pension Plan subject to Title IV of ERISA, or any Multiemployer Plan.

            (c) Each Welfare Plan which covers or has covered employees or former employees of WWT or of its Affiliates in the Business and which is a "group health plan," as defined in Section 607(1) of ERISA, has been operated in compliance with provisions of Part 6 of Title I, Subtitle B of ERISA and Section 4980B of the Code at all times.

            (d) There is no Legal Proceeding or Order outstanding, relating to or seeking benefits under any Employee Plan set forth in the SEC Reports, which is pending, threatened or anticipated against WWT, any ERISA Affiliate or any Employee Plan.

            (e) Neither WWT nor any ERISA Affiliate has any liability for unpaid contributions under Section 515 of ERISA with respect to any Welfare Plan
(i) covering employees, directors or consultants or former employees, directors or consultants in, or related to, WWT and (ii) with respect to which Surviving Corporation may incur any Liability.

            (f) There are no Liens arising under the Code or ERISA with respect to the operation, termination, restoration or funding of any Employee Plan set forth in the SEC Reports, or arising in connection with any excise tax or penalty tax with respect to such Employee Plan.

            (g) Each Employee Plan set forth in the SEC Reports has at all times been maintained in all material respects, by its terms and in operation, in accordance with all applicable laws, including, without limitation, ERISA and the Code.

            (h) WWT and its ERISA Affiliates have made full and timely payment of all amounts required to be contributed under the terms of each Employee Plan and applicable Law or required to be paid as expenses or as Taxes under applicable Laws, under such Employee Plan, and WWT and its ERISA Affiliates shall continue to do so through the Closing Date.

            (i) WWT has no Employee Plan intended to qualify under Section 401 of the Code.

            (j) Except as set forth on SCHEDULE 4.11(J) of the WWT Disclosure Schedules, neither the execution and delivery of this Agreement or other related agreements by WWT nor the consummation of the Transactions will result in the acceleration or creation of any rights of any person to benefits under any Employee Plan (including, without limitation, the acceleration of the vesting or exercisability of any stock options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any Pension Plan or the acceleration or creation of any rights under any severance, parachute or change in control agreement).

            (k) Neither WWT nor any ERISA Affiliate has incurred any liability with respect to any Employee Plan, which may create, or result in any liability to Surviving Corporation.

      4.12 LABOR MATTERS; EMPLOYEES. WWT is not a party to any collective bargaining or other labor contract. There has not been, there is not presently pending or existing, and, to the knowledge of WWT, there is not threatened (i) any strike, slowdown, picketing, work stoppage or employee grievance process against WWT or its business; (ii) any Legal Proceeding against or affecting WWT or its business relating to the alleged violation of any Law or Order pertaining to labor relations or employment matters; or (iii) union organizing campaign or any application for certification of a collective bargaining agent. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by WWT, and no such action is contemplated by WWT. WWT has complied with all material Laws relating to employment, equal employment opportunity, nondiscrimination, harassment, retaliation, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar Taxes, occupational health and safety, and plant closing. WWT is not liable for the payment of any compensation, damages, Taxes, fines, penalties or other amounts (including, without limitation, amounts related to workplace safety and insurance), however designated, for failure to comply with any of the foregoing Laws.

      4.13 LEGAL PROCEEDINGS. There is no Legal Proceeding or Order (a) pending or, to the knowledge of WWT, threatened or anticipated against or affecting WWT, its assets or its business (or to the knowledge of WWT, pending or threatened, against any of the officers, directors or employees of WWT with respect to their business activities related to or affecting WWT's business); (b) that challenges or that may have the effect of preventing, making illegal, delaying or otherwise interfering with any of the Transactions; or (c) related to WWT's business or WWT's assets to which WWT is otherwise a party. To the knowledge of WWT, there is no reasonable basis for any such Legal Proceeding or Order. To the knowledge of WWT, no officer, director, agent or employee of WWT is subject to any Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity, or practice relating to WWT's business. Except as set forth in the SEC Reports, neither WWT, its assets or its business is subject to any Order of any Regulatory Authority and WWT is not engaged in any Legal Proceeding to recover monies due it or for damages sustained by it. WWT is not and has not been in default with respect to any Order, and there are no unsatisfied judgments against WWT, its assets or its business. There is not a reasonable likelihood of an adverse determination of any pending Legal Proceedings. There are no Orders or agreements with, or Liens by, any Regulatory Authority or quasi-governmental entity relating to any environmental Law, which regulate, obligate, bind or in any way affect WWT or any property on which WWT operates its business.

      4.14  COMPLIANCE WITH LAW.

            (a) WWT, to its knowledge, and the conduct of WWT's business are and at all times have been in compliance with all Laws or Orders applicable to them or to the conduct and operations of WWT's business. WWT has not received any notice to the effect that, or otherwise been advised of (i) any actual, alleged, possible or potential violation of, or failure to comply with, any such Laws or Orders or (ii) any actual, alleged, possible or potential obligation on the part of WWT to undertake, or to bear all or any portion of the cost of, any remedial action of any nature. No event has occurred or circumstance exists that (with or without notice or lapse of time) (i) may constitute or result in a violation by WWT of, or a failure on the part of WWT, any such Laws or Orders or
(ii) may give rise to any obligation on the part of WWT to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, except, in either case separately or the cases together, where such violation or failure to comply could not reasonably be expected to have a Material Adverse Effect on WWT.

            (b) None of WWT, or any of its directors, officers or Representatives or to the knowledge of WWT, any employee or other Person affiliated with or acting for or on behalf of WWT, has, directly or indirectly,
(i) made any contribution, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services (A) to obtain favorable treatment in securing business, (B) to pay for favorable treatment for business secured, (C) to obtain special concessions or for special concessions already obtained, for or in respect of WWT or any of its Affiliates or (D) in violation of any Laws of the United States (including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. Sections 78dd-1 et seq.)) or any laws of any other country having jurisdiction; or (ii) established or maintained any fund or asset that has not been recorded in the books and records of WWT.

      4.15 PERMITS. SCHEDULE 4.15(A) of the WWT Disclosure Schedules sets forth a complete list of all Permits held by WWT or used in the conduct of its business, and such Permits collectively constitute all of the Permits necessary for WWT to lawfully conduct and operate its business, as it is presently conducted and to permit WWT to own and use its assets in the manner in which they are presently owned and used. WWT is and at all times has been in compliance with all material Permits applicable to it or to the conduct and operations of WWT's business. WWT has not received any notice to the effect that, or otherwise been advised of (i) any actual, alleged, possible or potential violation of, or failure to comply with, any such Permits or (ii) any actual, alleged, possible or potential revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Permit set forth on or required to be set forth on SCHEDULE 4.15(A) of the WWT Disclosure Schedules. No event has occurred, and to WWT's knowledge no circumstance exists, that (with or without notice or lapse of time) (i) may constitute or result directly or indirectly in a violation by WWT of, or a failure on the part of WWT to comply with, any such Permits or (ii) result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Permit set forth on or required to be set forth on SCHEDULE 4.15(A) of the WWT Disclosure Schedules. All applications for or renewals of all Permits have been timely filed and made and no Permit will expire or be terminated as a result of the consummation of the transactions contemplated by this Agreement. No present or former shareholder, director, officer or employee of WWT or any Affiliate thereof, or any other Person, owns or has any proprietary, financial or other interest (direct or indirect) in any Permit that WWT owns, possesses or uses.

      4.16 ABSENCE OF CERTAIN CHANGES. Except as set forth in the SEC Reports, since the date of the WWT Financial Statements, there has not been any: (a) purchase, redemption, retirement or other acquisition by WWT of any WWT Capital Stock or other equity interest of WWT; (b) amendments to the Organizational Documents of WWT; (c) payment or increase by WWT of any bonuses, salaries or other compensation (including management or other similar fees) or entry into any employment, severance or similar Contract with any employee engaged in WWT's business and which the Surviving Corporation is required to hire after Closing, other than increases in salary to employees made in the Ordinary Course of Business; (d) adverse change in employee relations which has or is reasonably likely to have a Material Adverse Effect on WWT's business; (e) entry into, termination or acceleration of, or receipt of notice of termination by WWT of
(1) any material license, distributorship, dealer, sales representative, joint venture, credit or similar agreement relating to WWT's business, or (2) any Contract or transaction involving a Liability by or to WWT for which the Surviving Corporation may be liable after the Closing (other than the Liabilities set forth in the SEC Reports, Liabilities reflected on the WWT Financial Statements which have not been paid or discharged since the date of the WWT Financial Statements, and Liabilities relating to WWT's business incurred in the Ordinary Course of Business since the date of the WWT Financial Statements); (f) mortgage, pledge or imposition of any Lien on any assets or property of WWT relating to WWT's business, including the sale, lease or other disposition of any of its Intellectual Property relating to WWT's business; (j)
(1) delay or failure to repay when due any obligation of WWT, which delay or failure could have a Material Adverse Effect on WWT, other than such items as have been specifically documented to WWT in writing or (2) delay or failure to repay when due any obligation of WWT which delay or failure could have a Material Adverse Effect on WWT, WWT's business or on any assets or property of WWT relating to WWT's business; (g) cancellation or waiver by WWT of any claims or rights with a value to WWT relating to its business in excess of Fifty Thousand Dollars ($50,000) individually or in the aggregate; (h) licensing out on an exclusive basis or other than in the Ordinary Course of Business, disposition or lapsing of any Intellectual Property or any disclosure to any Person of any trade secret or other confidential information without appropriate protections in place; (n) change in the accounting methods, principles or practices used by WWT; or (i) agreement, whether oral or written, by WWT with respect to or to do any of the foregoing other than as expressly provided for herein.

      4.17 INSURANCE. SCHEDULE 4.17 of the WWT Disclosure Schedules sets forth a complete and accurate list (showing as to each policy or binder the carrier, policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums and a general description of the type of coverage provided) of all policies or binders of insurance of any kind or nature covering WWT, its business, or any employees, properties or assets of WWT relating to its business, including, without limitation, policies of life, disability, fire, theft, workers compensation, employee fidelity and other casualty and liability insurance. All such policies are in full force an effect. WWT is not in default under any of such policies or binders, and WWT has not failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion.

      4.18 RESTRICTIONS ON BUSINESS ACTIVITIES. Except as set forth in the SEC Reports, there is no agreement, judgment, injunction, order or decree binding upon WWT or any of its Subsidiaries which has the effect of prohibiting or materially impairing (a) any current or future business practice of WWT or any of its Subsidiaries or (b) any acquisition of any Person or property by WWT or any of its Subsidiaries, except in each of clauses (a) and (b) for any such prohibitions or impairments that would not reasonably be expected to have a Material Adverse Effect on WWT.

      4.19 RELATED PARTY TRANSACTIONS. Except as set forth in the SEC Reports, none of WWT, any Affiliate thereof, holders of the capital stock or other ownership interest of WWT or any Affiliate or Family Member thereof is presently or has, since the date of the WWT Financial Statements, borrowed any moneys from or has any outstanding debt or other obligations to WWT or is presently a party to any transaction with WWT relating to WWT's business. Except as set forth in the SEC Reports, none of WWT, any Affiliate thereof, or any director, officer or key employee of any such Persons (a) owns any direct or indirect interest of any kind in (except for ownership of less than 1% of any public company, provided, that such owner's role is that solely of a passive investor), or controls or is a director, officer, employee or partner of, consultant to, lender to or borrower from, or has the right to participate in the profits of, any Person which is (i) a competitor, supplier, customer, landlord, tenant, creditor or debtor of WWT, (ii) engaged in a business related to WWT's business or (iii) a participant in any transaction to which WWT is a party, or (b) is a party to any Contract with WWT. Except as set forth on SCHEDULE 4.19 of the WWT Disclosure Schedules, WWT has no Contract or understanding with any officer, director or key employee of WWT or any of WWT's shareholders or any Affiliate or Family Member thereof with respect to the subject matter of this Agreement, the consideration payable hereunder or any other matter.

      4.20 BROKERS OR FINDERS. Except as set forth on SCHEDULE 4.20 of the WWT Disclosure Schedules, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by WWT or its Affiliates in connection with the transactions contemplated by this Agreement, and neither WWT, or Affiliates has incurred any obligation to pay any brokerage or finder's fee or other commission in connection with the transaction contemplated by this Agreement.

      4.21 NO OTHER AGREEMENTS. Except as set forth in the SEC Reports, and other than this Agreement or any agreement contemplated hereby, neither WWT, nor any of its stockholders, officers, directors or Affiliates has any legal obligation, absolute or contingent, to any other Person to sell, assign or transfer any capital stock of or other equity interest (other than warrants or options in favor of WWT's officers, directors or employees, if any) in WWT or to effect any merger, consolidation or other reorganization of WWT or to enter into any agreement with respect thereto.

      4.22 DISCLOSURE. No representation or warranty of WWT in this Agreement or in any Collateral Document and no statement in any certificate furnished or to be furnished by WWT pursuant to this Agreement contained, contains or will contain on the date such agreement or certificate was or is delivered, or on the Closing Date, any untrue statement of a material fact, or omitted, omits or will omit on such date to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

      4.23  REAL PROPERTY; TITLE TO PROPERTY.

            (a) WWT does not own any real property or any interest, other than a leasehold interest, in any real property. A description of all real property leased by WWT and its Subsidiaries and all subleases thereto is included in the SEC Reports. Except for leases and subleases set forth in the SEC Reports, there are no leases, subleases, licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, written or oral, granting to any Person the right to purchase, use or occupy any real property used in connection with WWT's business or any portion thereof or interest in any such real property.

            (b) WWT and its Subsidiaries have good and marketable title to all of its properties, interests in properties and assets, real and personal, reflected in WWT Financial Statements or acquired after date of the WWT Financial Statements, or with respect to leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) Liens for current Taxes not yet due and payable or which are being contested by WWT in good faith, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties, (iii) Liens securing debt which is reflected on WWT Financial Statements, and (iv) any Liens described in the SEC Reports.

      4.24 CONDUCT OF BUSINESS. Except as otherwise provided herein, WWT shall not amend its Organizational Documents, declare dividends, redeem or sell stock or other securities, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any material balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount or enter into any other transaction other than in the regular course of business.

                                   ARTICLE V
                            COVENANTS OF THE PARTIES

      The Parties hereby agree as follows:

      5.1 COWART EMPLOYMENT AGREEMENT. As soon as practicable following the execution of this Agreement, but in any event prior to the Closing Date, Agent shall execute and enter into an employment agreement with Vertex Nevada, in substantially the form attached hereto as EXHIBIT D (the "COWART EMPLOYMENT AGREEMENT").

      5.2 TERMINATION OF COWART GUARANTEES. As soon as practicable following the execution of this Agreement, the Parties shall use commercially reasonable efforts to cause the release and termination of all personal guarantees (the "COWART GUARANTEES") provided by Agent and his Family Members in respect of an aggregate of $1.6 million of Indebtedness owed by Vertex LP to Regents Bank.

      5.3 TRANSFER. The Agent shall cause the Transfer to occur prior to the Closing.

      5.4 FAIRNESS HEARING. As soon as practicable following the execution of this Agreement, and in order to qualify for an exemption pursuant to Section 3(a)(10) of the Securities Act, the Parties shall work together to prepare an application for submission to the California Department of Corporations seeking a fairness hearing regarding the issuance of the Merger Consideration. The Parties shall cooperate with each other in connection with any hearing so held pursuant to the application. In the event that the Parties are unable to obtain the necessary ruling from the California Department of Corporations (or if WWT believes, based on advice of its counsel, that such approval is not likely to be obtained without making material changes to the terms of the Merger), the Parties will work together to prepare and file with the SEC a Registration Statement of Vertex Nevada on Form S-4 (which shall be filed jointly with the Proxy Statement referred to below) to register the issuance of the Merger Consideration.

      5.5 PROXY STATEMENT. As soon as practicable following the execution of this Agreement, the Parties shall work together to prepare and file with the SEC a proxy statement in respect of the Merger and the transactions contemplated hereby (the "PROXY STATEMENT"), which Proxy Statement shall be used in respect of soliciting approval of the Merger and this Agreement by WWT's shareholders. Without limiting the generality of the foregoing, Vertex LP shall work diligently to prepare those sections of the Proxy Statement that relate to the Vertex Business.

      5.6 WWT OPERATIONS. As of the Effective Time, all of WWT's assets, Intellectual Property and Contracts shall be vested in the Surviving Corporation. Immediately following the Effective Time, a total of $5.0 million in cash shall be distributed by the Surviving Corporation to Vertex Nevada. As of the Closing, management of the Surviving Corporation shall own options to acquire up to a total of 30% of the ownership interests of the Surviving Corporation. In addition, effective as of the Closing, Vertex Nevada shall enter into a management agreement with such members of management of the Surviving Corporation as shall be designated by WWT prior to the Closing (the "WWT MANAGEMENT"), pursuant to which Vertex Nevada will in good faith endeavor to execute an agreed-upon business plan (the "WWT MANAGEMENT AGREEMENT"). The WWT Management Agreement will provide that, in the event that the Surviving Corporation is unable to consummate a Qualified Financing within 180 days of the Closing Date, any cash on hand at the Surviving Corporation (less an amount necessary to satisfy any of the Surviving Corporation's Liabilities) shall be distributed to Vertex Nevada.

      5.7 REPORTING COMPANY AND SEC COMPLIANCE. The Parties hereto acknowledge that as of the Effective Time, the Vertex Common Stock shall be deemed to be registered under Section 12(g) of the Exchange Act pursuant to the provisions of Rule 12g-3 thereunder. The Vertex Parties hereby covenant that Vertex Nevada shall thereafter take all action, and do all things, necessary to maintain compliance with any and all rules and regulations of the Exchange Act applicable to a Person subject to the reporting requirements thereunder, and to maintain the trading of the Vertex Common Stock on the OTC Bulletin Board or on any nationally recognized securities exchange.

      5.8 DUE DILIGENCE. Each Party shall provide to the other and their respective Representatives such financial, operating and other documents, data and information relating to such Party, and their respective businesses, properties, assets and liabilities, as each Party, or its representatives may reasonably request. In addition, each Party hereby agrees to take all action necessary to enable their respective Representatives to review, inspect and audit each Party's business, properties, assets and liabilities in connection with such Party's due diligence investigation of the other Parties, and discuss them with such Party's Representatives. Notwithstanding any investigation that any Party may conduct of the other Parties, or their respective businesses, properties, assets and liabilities, each Party may fully rely on the other Party's warranties, covenants and indemnities set forth in this Agreement.

      5.9 CONSENTS AND APPROVALS. As soon as practicable after execution of this Agreement, the Parties shall use commercially reasonable efforts to obtain any necessary consents, approvals, authorizations or orders of, make any registrations or filings with or give any notices to, any Regulatory Authority or Person as is required to be obtained, made or given by any Party to consummate the transactions contemplated by this Agreement and the Collateral Documents.

      5.10 NOTIFICATION OF ADVERSE CHANGE AND CERTAIN MATTERS. Each Party shall promptly notify the other Parties of any material adverse change in the condition (financial or otherwise) of such Party. Each Party shall promptly notify the other Parties of any fact, event, circumstance or action known to it that is reasonably likely to cause such Party to be unable to perform any of its covenants contained herein or any condition precedent in Article 6 not to be satisfied, or that, if known on the date of this Agreement, would have been required to be disclosed to another Party pursuant to this Agreement or the existence or occurrence of which would cause any of such Party's representations or warranties under this Agreement not to be correct and/or complete. Each Party shall give prompt written notice to the other Parties of any adverse development causing a breach of any of the representations and warranties in Articles 3 and 4 as of the date made.

      5.11 MEETING OF THE SHAREHOLDERS. Promptly after the date hereof, and subject to SEC review of the Proxy Statement, WWT will take all action necessary in accordance with its Organizational Documents to convene a meeting of its shareholders, or seek the written consent of its shareholders to consider the adoption and approval of this Agreement and approval of the Merger to be held as promptly as practicable (including, without limitation, approval by each class of WWT Capital Stock issued and outstanding as of the date hereof). WWT will use its commercially reasonable efforts to solicit from its shareholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger.

      5.12 DISCLOSURE SCHEDULES. Each Party shall, from time to time prior to Closing, supplement its Disclosure Schedules attached hereto with additional information that, if existing or known to it on the date of delivery to the other Party, would have been required to be included therein. For purposes of determining the satisfaction of any of the conditions to the obligations of any Party in Article 6 hereof, the Disclosure Schedules of such Party shall be deemed to include only (a) the information contained therein on the date of this Agreement and (b) information added to such Party's Disclosure Schedule by written supplements delivered prior to Closing by such Party that (i) are accepted in writing by the receiving Party, or (ii) reflect actions taken or events occurring after the date hereof prior to Closing.

      5.13 STATE STATUTES. The Parties and their respective Boards of Directors shall, if any state takeover statute or similar law is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use all reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement and the transactions contemplated hereby.

      5.14 NO SOLICITATION. Until the earlier of the Closing or the date of termination of this Agreement pursuant to the provisions of Article 8 hereof, no Vertex Party nor any of their respective officers, directors, agents, investment bankers or other representatives of any of them (collectively, the "REPRESENTATIVES") will, directly or indirectly, (i) solicit, engage in discussions or negotiate with any Person (regardless of who initiates such discussions or negotiations), or take any other action intended or designed to facilitate the efforts of any Person, other than the parties hereto, relating to the possible acquisition of Vertex LP (whether by way of purchase of partnership interest, capital stock, purchase of assets or otherwise) or any significant portion of its interests, capital stock or assets by any Person other than the parties hereto (an "ALTERNATIVE Acquisition"), (ii) provide information with respect to Vertex LP or any Person relating to a possible Alternative Acquisition by any Person, (iii) enter into an agreement with any Person providing for a possible Alternative Acquisition, or (iv) make or authorize any statement, recommendation or solicitation in support of any possible Alternative Acquisition by any Person. Each Vertex Party shall cause its Representatives to immediately cease and cause to be terminated all existing discussions or negotiations with any Person heretofore conducted with respect to any possible Alternative Acquisition.

      5.15 CONDUCT OF BUSINESS. The Vertex Parties agree that during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to the provisions of Article 8 hereof or the Closing, Vertex LP shall (unless otherwise required by this Agreement or WWT has given its prior written consent to the Vertex Parties) carry on its business in the ordinary course consistent with past practice, pay its Taxes and other obligations consistent with its past practices, pay or perform other obligations when due consistent with its past practices, subject to any good faith disputes over such Taxes and other obligations and, to the extent consistent with such business, use reasonable efforts and institute all policies to preserve intact its present business organization, keep available the services of its present officers and key employees, preserve its relationships with customers, suppliers, distributors, licensors, licensees, independent contractors and other Persons having business dealings with it, all with the express purpose and intent of preserving unimpaired its goodwill and ongoing businesses at the Closing.

      5.16 CONFIDENTIALITY. WWT and the Vertex Parties acknowledge and agree that the terms and conditions described in this Agreement, including its existence, as well as the non-public information and data furnished to them or their respective Representatives from the first introduction of the Parties and throughout the negotiation and drafting of this Agreement is confidential and will not be disclosed to any third party, or used for any purpose not specifically contemplated herein, without prior written consent of the other Party, unless otherwise required by Law (including as required by the rules and regulations of the SEC) or unless it ceases to be confidential through no breach of the receiving party.

      5.17 INSIDER LOCK-UPS. Prior to the Closing, WWT shall use commercially reasonable efforts to cause its officers, directors, and certain founders to agree to enter into a lock-up agreement on the same terms as the Vertex Lock-Up.

      5.18 VERTEX FINANCIAL STATEMENTS. Promptly following execution of this Agreement, the Vertex Parties shall prepare the Vertex Financial Statements and shall retain a PCAOB-certified auditing firm to audit the Vertex Financial Statements. The foregoing audit shall include an audit of the operations of the Vertex Business as a separate division of Vertex LP as of and for the three years ended December 31, 2007.

      5.19 LOCK-UP. Each shareholder of Vertex Nevada immediately prior to the Closing will enter into an agreement with Vertex Nevada pursuant to which each such shareholder agrees that it will not sell or otherwise transfer any of its shares of Vertex Common Stock during the 12-month period following the Closing and that, prior to the three-year anniversary of the Closing, it will not, in any given three-month period, sell more than that number of shares of Vertex Common Stock as equals 5% of the total number of shares of Vertex Common Stock then beneficially owned by such shareholder (in each case except for transfers to recipients that agree to comply with the foregoing restrictions) (a "VERTEX LOCK-UP").

      5.20 INSURANCE. Prior to the Closing, Vertex Nevada shall procure insurance policies in such amounts and covering such matters as are customary with respect to the Vertex Business.

      5.21 FOREIGN QUALIFICATIONS. Prior to the Closing, Vertex Nevada shall be qualified as a foreign corporation to do business in Texas.

      5.22 INDEMNIFICATION AGREEMENTS. At the Closing, Vertex Nevada shall assume all of WWT's obligations under the Indemnification Agreements.

      5.23 CMT AGREEMENTS. The Parties shall negotiate, in good faith, a ground sub-lease, a purchase and sale agreement and such other necessary documentation (collectively, the "CMT AGREEMENTS"), which agreements shall include the terms and conditions set forth on EXHIBIT E.

      5.24 RELATED PARTY TRANSACTION COMMITTEE. Promptly following the Closing, the Agent shall cause the Board of Directors of Vertex Nevada to create a committee of its Board to be known as the "Related Party Transaction Committee". A majority of the members of this committee shall be Independent Directors, which shall include at least two Independent Directors. The Agent shall not serve on this Committee. This committee shall be charged with the review and pre-approval of any and all related party transactions, including between Vertex Nevada and Vertex LP, Ben Cowart, or any other company or individual which may be affiliated with Ben Cowart.

      5.25 RIGHT OF FIRST REFUSAL AND RELATED RIGHTS. Effective as of the Closing, Vertex Nevada shall have: (a) a right of first refusal to match any third party offer to purchase any Cowart Party (as defined below) on the terms and conditions set forth in such offer (the "RIGHT OF FIRST REFUSAL"); and (b) the option (the "OPTION"), which can be exercised in Vertex Nevada's sole discretion, exercisable after the expiration of eighteen (18) months following the Closing (the "OPTION DATE"), to purchase all or any part thereof of the outstanding stock of any Cowart Party (as defined below) owned by Vertex LP or VTX, Inc., at a price based on an independent third-party evaluation and appraisal of the fair market value of such Cowart Party. The Option shall be exercisable at any time following the Option Date in the sole discretion of the majority vote of the Related Party Transaction Committee. For the purposes of this paragraph, a "COWART PARTY" shall be defined as one or more of the following: Cross Road Carriers, Vertex Recovery (or its subsidiaries), Cedar Marine Terminals, LP, Vertex Residual Management Group, LP, Vertex Green, LP, VTX, Inc. or any other entity which is majority owned or controlled by Ben Cowart. The Right of First Refusal and the Option shall only be exercisable by Vertex Nevada during such time as Ben Cowart is employed by Vertex Nevada as the President and Chief Executive Officer of Vertex Nevada pursuant to the terms of an Employment Agreement substantially similar to the Employment Agreement Mr. Cowart will enter into with Vertex Nevada at Closing. Nothing in this paragraph shall prevent Vertex Nevada from purchasing any or all of the interests in any Cowart Party prior to the Option Date on terms mutually agreeable to Vertex Nevada and such Cowart Party, provided however that any such transaction includes a fairness opinion passing as to the fairness of the transaction to Vertex Nevada.

      5.26 LICENSE. At the Closing, Vertex LP will grant to Vertex Nevada a perpetual, royalty-free, transferable, irrevocable license to the name "Vertex."

      5.27 VERTEX NEVADA DIRECTORS. Promptly following the date hereof, the Agent shall notify WWT of the four individuals who will serve on the Board of Directors of Vertex Nevada as of the Closing as the appointees of the holder of the Vertex Series B Preferred Stock, and will provide WWT with background information regarding each such individual. The Agent covenants that at least one of these individuals will be an Independent Director.

      5.28 VERTEX OPTION GRANTS. After the date hereof, and whether prior to or after the Closing, Vertex Nevada shall not issue any compensatory options unless such options have an exercise price at or above the fair market value of the Vertex Common Stock as of the date of grant, and such issuances are approved by the Related Party Transactions Committee. The Parties further agree and acknowledge that, in the event that any such options are issued by Vertex Nevada prior to the Closing, the determination of the fair market value of the Vertex Common Stock shall be made by Vertex Nevada in consultation with WWT and the issuer of the WWT fairness opinion (as described in Section 6.2(g)) and shall not be inconsistent with any valuation of Vertex Nevada utilized by the issuer of such opinion.

                                   ARTICLE VI
                               CLOSING CONDITIONS

      6.1 CONDITIONS TO VERTEX PARTIES' OBLIGATION TO CLOSE. The obligations of the Vertex Parties to consummate the transactions provided for hereby are subject to the satisfaction, before or on the Closing Date, of each of the conditions set forth below in this Section 6.1, any of which may be waived by the Vertex Parties:

            (a) ACCURACY OF REPRESENTATIONS. All representations and warranties of WWT contained in this Agreement, the Collateral Documents and any certificate delivered by WWT at or prior to Closing shall be, if specifically qualified by materiality, true in all respects and, if not so qualified, shall be true in all material respects, in each case on and as of the Closing Date with the same effect as if made on and as of the Closing Date, except for representations and warranties expressly stated to be made as of the date of this Agreement or as of another date other than the Closing Date and except for changes contemplated or permitted by this Agreement. WWT shall have delivered to the Vertex Parties a certificate dated the Closing Date to the foregoing effect.

            (b) COVENANTS. WWT shall, in all material respects, have performed and complied with each of the covenants, obligations and agreements contained in this Agreement and the Collateral Documents that are to be performed or complied with by it at or prior to Closing. WWT shall have delivered to the Vertex Parties a certificate dated the Closing Date to the foregoing effect.

            (c) CONSENTS AND APPROVALS. All consents, approvals, permits, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to any Regulatory Authority or Person as provided herein, if any, shall have been so obtained or filed with such Regulatory Authority or Person.

            (d) SHAREHOLDER APPROVAL. All WWT shareholder approval, as required under any applicable Law, shall have been obtained to approve the transactions contemplated hereunder including the approval of the Merger, this Agreement and the transactions contemplated hereby.

            (e) ISSUANCE EXEMPTION. Either (i) the issuance of the Merger Consideration shall be exempt from registration pursuant to Section 3(a)(10) of the Securities Act, or (ii) a Registration Statement on Form S-4 registering the issuance of the Merger Consideration shall have been filed and declared effective by the SEC.

            (f) CASH. WWT shall have cash and cash equivalents totaling at least $5.0 million.

            (g) TERMINATION OF COWART GUARANTEES. The Cowart Guarantees shall have been terminated.

            (h) NO LIABILITIES. WWT shall have no Liabilities other than up to $2.4 million of indebtedness.

            (i)   DISTRIBUTION OF CASH AND WARRANTS. WWT shall have delivered
(i) $4.4 million in cash and (ii) the Make-Whole Warrants, in each case to the Agent on behalf of the Vertex Shareholders. The Make-Whole Warrants are described on EXHIBIT F to this Agreement. The Parties acknowledge that the Make-Whole Warrants are being issued to the Vertex Shareholders so that immediately following the Merger, the Vertex Shareholders hold 40% of all outstanding options and warrants of Vertex Nevada (exclusive of warrants to purchase 933,920 shares with a nominal exercise price and exclusive of the 6,000,000 options reserved by Vertex Nevada for issuance to employees, directors and consultants). Accordingly, the Parties agree that in the event that between the date hereof and the Closing, any WWT Options expire or are cancelled without being exercised, the number of Make-Whole Warrants shall be reduced to take such expiration or cancellation into effect.

            (j) NO LEGAL PROCEEDINGS. No injunction, action, suit or proceeding shall be pending or threatened by or before any Regulatory Authority and no Law shall have been enacted, promulgated or issued or deemed applicable to any of the transactions contemplated by this Agreement or the Collateral Documents, which would: (i) prevent consummation of any of the transactions contemplated by this Agreement or the Collateral Documents; (ii) cause any of the transactions contemplated by this Agreement or the Collateral Documents to be rescinded following consummation; or (iii) have a Material Adverse Effect on a Party, the Merger, this Agreement or the transactions contemplated hereby.

            (k) RESIGNATION LETTERS. WWT shall have delivered to the Vertex Parties letters of resignation from WWT's current officers and directors.

      6.2 CONDITIONS TO WWT'S OBLIGATION TO CLOSE. The obligations of WWT to consummate the transactions provided for hereby are subject to the satisfaction, before or on the Closing Date, of each of the conditions set forth below in this
Section 6.2, any of which may be waived by WWT:

            (a) ACCURACY OF REPRESENTATIONS. All representations and warranties of each of the Vertex Parties contained in this Agreement, the Collateral Documents and any certificate delivered by the Vertex Parties at or prior to Closing shall be, if specifically qualified by materiality, true in all respects and, if not so qualified, shall be true in all material respects, in each case on and as of the Closing Date with the same effect as if made on and as of the Closing Date, except for representations and warranties expressly stated to be made as of the date of this Agreement or as of another date other than the Closing Date and except for changes contemplated or permitted by this Agreement. The Vertex Parties shall have delivered to WWT a certificate dated the Closing Date to the foregoing effect.

            (b) COVENANTS. The Vertex Parties shall, in all material respects, have performed and complied with each of the covenants, obligations and agreements contained in this Agreement and the Collateral Documents that are to be performed or complied with by any of them at or prior to Closing. The Vertex Parties shall have delivered to WWT a certificate dated the Closing Date to the foregoing effect.

            (c) CONSENTS AND APPROVALS. All consents, approvals, permits, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to any Regulatory Authority or Person as provided herein, if any, shall have been so obtained or filed with such Regulatory Authority or Person.

            (d) SHAREHOLDER APPROVAL. All shareholder approval, as required under any applicable Law, shall have been obtained to approve the transactions contemplated hereunder including the approval of the Merger, this Agreement and the transactions contemplated hereby.

            (e) ISSUANCE EXEMPTION. Either (i) the issuance of the Merger Consideration shall be exempt from registration pursuant to Section 3(a)(10) of the Securities Act, or (ii) a Registration Statement on Form S-4 registering the issuance of the Merger Consideration shall have been filed and declared effective by the SEC.

            (f) VERTEX FINANCIAL STATEMENTS. The Vertex Parties shall have delivered, or caused to be delivered, to WWT the Vertex Financial Statements with an unqualified report thereon by an independent accounting firm acceptable to WWT.

            (g) FAIRNESS OPINION. WWT shall have received a fairness opinion in form and substance satisfactory to it passing on the fairness of the transactions contemplated herein to each class of the shareholders of WWT from a financial perspective.

            (h) DUE DILIGENCE. WWT shall be satisfied with the results of its due diligence investigation of Vertex.

            (i) NO MATERIAL ADVERSE CHANGE. Since the date hereof, there shall have been no material adverse change in the Vertex Business.

            (j) NO LEGAL PROCEEDINGS. No injunction, action, suit or proceeding shall be pending or threatened by or before any Regulatory Authority and no Law shall have been enacted, promulgated or issued or deemed applicable to any of the transactions contemplated by this Agreement or the Collateral Documents, which would: (i) prevent consummation of any of the transactions contemplated by this Agreement or the Collateral Documents; (ii) cause any of the transactions contemplated by this Agreement or the Collateral Documents to be rescinded following consummation; or (iii) have a Material Adverse Effect on a Party, the Merger, this Agreement or the transactions contemplated hereby.

            (k) WWT MANAGEMENT AGREEMENT. Vertex Nevada and the WWT Management shall have entered into the WWT Management Agreement.

            (l) VERTEX LOCKUP. Each shareholder of Vertex Nevada immediately prior to the Closing shall have entered into a Vertex Lock-Up.

            (m)   TRANSFER. The Transfer shall have occurred.

            (n) INDEMNIFICATION AGREEMENTS. Vertex Nevada shall have assumed all of WWT's obligations under the Indemnification Agreements.

            (o) CMT AGREEMENTS. The CMT Agreements shall have been executed by all of the parties thereto.

            (p) PROPRIETARY INVENTIONS AGREEMENTS. The Vertex Parties shall have delivered to WWT propriety inventions agreements with each of the employees and consultants of Vertex LP.

                                  ARTICLE VII
                                 INDEMNIFICATION

      7.1 INDEMNIFICATION BY WWT. WWT shall indemnify, defend and hold harmless the Vertex Parties, and each of their respective shareholders, members, partners, directors, officers, managers, employees, agents, attorneys and representatives, from and against any and all Losses which may be incurred or suffered by any such party and which may arise out of or result from any breach of any material representation, warranty, covenant or agreement of WWT contained in this Agreement.

      7.2 INDEMNIFICATION BY THE VERTEX PARTIES. The Vertex Parties shall, jointly and severally, indemnify, defend and hold harmless WWT and its shareholders, members, partners, directors, officers, managers, employees, agents, attorneys and representatives from and against any and all Losses which may be incurred or suffered by any such party hereto and which may arise out of or result from any breach of any material representation, warranty, covenant or agreement of any of the Vertex Parties contained in this Agreement.

      7.3   INDEMNIFICATION PROCEDURES.

            (a) In the event that any Legal Proceeding shall be instituted or any claim or demand shall be asserted (individually and collectively, a "CLAIM") by any Person in respect of which payment may be sought under this Article 7, the indemnified party shall reasonably and promptly cause written notice (a "CLAIM NOTICE") of the assertion of any Claim of which it has knowledge which is covered by this indemnity to be delivered to the indemnifying party; PROVIDED, HOWEVER, that the failure of the indemnified party to give the Claim Notice shall not release, waive or otherwise affect the indemnifying party's obligations with respect thereto, except to the extent that the indemnifying party can demonstrate actual loss and material prejudice as a result of such failure. If the indemnifying party shall notify the indemnified party in writing within five (5) Business Days (or sooner, if the nature of the Claim so requires) that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying party shall be entitled, if it so elects at its own cost, risk and expense, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of its own choice, but, in any event, reasonably acceptable to the indemnified party, to handle and defend the same unless the named parties to such action or proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel that there may be one or more material legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, in which event the indemnified party shall be entitled, at the indemnifying party's cost, risk and expense, to a single firm of separate counsel (plus any necessary local counsel), all at reasonable cost, of its own choosing, reasonably acceptable to the indemnifying party and (iii) to compromise or settle such lawsuit or action, which compromise or settlement shall be made only with the prior written consent of the indemnified party, such consent not to be unreasonably withheld or delayed.

            (b) If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, fails to notify the indemnified party of its election as provided in this Article 7 or contests its obligation to indemnify the indemnified party for such Losses under this Agreement, the indemnified party may defend against, negotiate, settle or otherwise deal with such Claim. If the indemnified party defends any Claim, then the indemnifying party shall reimburse the indemnified party for the Losses incurred in defending such Claim upon submission of periodic bills. If the indemnifying party shall assume the defense of any Claim, the indemnified party may participate, at its own expense, in the defense of such Claim; PROVIDED, HOWEVER, that such indemnified party shall be entitled to participate in any such defense with separate counsel at the expense of the indemnifying party if (i) so requested by the indemnifying party to participate or (ii) in the reasonable opinion of counsel to the indemnified party, a material conflict or potential material conflict exists between the indemnified party and the indemnifying party that would make such separate representation required; and PROVIDED, FURTHER, that the indemnifying party shall not be required to pay for more than one such counsel for all indemnified parties in connection with any Claim. If the indemnifying party shall assume the defense of any Claim, the indemnifying party shall obtain the prior written consent of the indemnified party before entering into any settlement of such Claim or ceasing to defend such Claim if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief shall be imposed against the indemnified party or if such settlement or cessation does not expressly and unconditionally release the indemnified party from all Liabilities or obligations with respect to such Claim, with prejudice. The Parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any Claim.

                                  ARTICLE VIII
                                   TERMINATION

      8.1 TERMINATION. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Time.

            (a)   By mutual written agreement of the Parties;

            (b) By either of the Vertex Parties or WWT if the Closing does not occur on or before December 31, 2008;

            (c) By either of Vertex LP or WWT if the shareholders of WWT fail to approve the Merger, this Agreement and the transactions contemplated hereby;

            (d) By either of the Vertex Parties or WWT if any court of competent jurisdiction or other competent Regulatory Authority shall have issued an order making illegal or otherwise permanently restricting, preventing or otherwise prohibiting the Merger and such order shall have become final; or

            (e) By either of the Vertex Parties or WWT upon written notice to the other Party in the event of a breach of any provision or covenant of this Agreement, or any representation or warranty made by such Party hereunder becomes inaccurate; PROVIDED, HOWEVER, that such breach or inaccuracy would cause the related closing condition, if any, not be satisfied in accordance with
Article 6 hereof; PROVIDED, FURTHER, that prior to any termination by the non-breaching party, such Party shall provide written notice to the breaching Party specifically identifying the breach or inaccurate representation, and the breaching Party does not cure or correct such breach or inaccuracy within 30 days following receipt of the written notice.

      8.2 EFFECT OF TERMINATION. If this Agreement is validly terminated by either the Vertex Parties or WWT pursuant to Section 8.1, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of the Parties hereto, except that nothing contained herein shall relieve any party hereto from liability for willful breach of its representations, warranties, covenants or agreements contained in this Agreement.

                                   ARTICLE IX
                                  MISCELLANEOUS

      9.1 PARTIES OBLIGATED AND BENEFITED. This Agreement shall be binding upon the Parties and their respective successors by operation of law and shall inure solely to the benefit of the Parties and their respective successors by operation of law, and no other Person shall be entitled to any of the benefits conferred by this Agreement. Without the prior written consent of the other Party, no Party may assign this Agreement or the Collateral Documents or any of its rights or interests or delegate any of its duties under this Agreement or the Collateral Documents.

      9.2 PUBLICITY. Vertex LP and WWT each shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Regulatory Authorities (including any national securities inter dealer quotation service) with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of any national securities inter dealer quotation service.

      9.3 NOTICES. Any notices and other communications required or permitted hereunder shall be in writing and shall be effective upon delivery by hand or upon receipt if sent by certified or registered mail (postage prepaid and return receipt requested) or by a nationally recognized overnight courier service (appropriately marked for overnight delivery) or upon transmission if sent by telex or facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such respective type and with physical delivery of the communication being made by one or the other means specified in this Section as promptly as practicable thereafter). Notices shall be addressed as follows:

           If to WWT:

                              World Waste Technologies, Inc.
                              10600 North De Anza Boulevard, Suite 250
                              Cupertino, California 95014
                              Attention:     John Pimentel
                              Facsimile No:  (650) 873-0550

                              With a copy to:

                              TroyGould PC
                              1801 Century Park East, Suite 1600
                              Los Angeles, California 90067-4746
                              Attention:     Lawrence P. Schnapp, Esq.
                              Facsimile No:  (310) 789-1255

           If to Vertex LP, Vertex Nevada, Merger Sub and/or the Agent to:

                              Vertex Companies
                              1331 Gemini, Suite 103
                              Houston, Texas 77058
                              Attention:     Ben Cowart
                              Facsimile No.: (281) 486-0217

                              With a copy to:

                              The Loev Law Firm, PC
                              6300 West Loop South, Suite 280
                              Bellaire, Texas 77401
                              Attention:     David M. Loev
                              Facsimile No.: (713) 524-4122

      Any Party may change the address to which notices are required to be sent by giving notice of such change in the manner provided in this Section.

      9.4 ATTORNEYS' FEES. In the event of any action or suit based upon or arising out of any alleged breach by any Party of any representation, warranty, covenant or agreement contained in this Agreement or the Collateral Documents, the prevailing Party shall be entitled to recover reasonable attorneys' fees and other costs of such action or suit from the other Party.

      9.5 HEADINGS. The Article and Section headings of this Agreement are for convenience only and shall not constitute a part of this Agreement or in any way affect the meaning or interpretation thereof.

      9.6 CHOICE OF LAW. This Agreement and the rights of the Parties under it shall be governed by and construed in all respects in accordance with the laws of the State of Texas without giving effect to any choice of law provision or rule (whether of the State of Texas or any other jurisdiction that would cause the application of the laws of any jurisdiction other than the State of Texas). Notwithstanding the foregoing, the internal laws of the State of California shall apply with respect to the Merger.

      9.7 JURISDICTION AND SERVICE OF PROCESS. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement, may be brought against any of the Parties solely and exclusively in the courts of the State of Texas (with respect to any actions brought by any of the WWT Parties) and in the courts of the State of California (with respect to any actions brought by any of the Vertex Parties), and each of the Parties consents to the sole and exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any Party anywhere in the world.

      9.8 RIGHTS CUMULATIVE. All rights and remedies of each of the Parties under this Agreement shall be cumulative, and the exercise of one or more rights or remedies shall not preclude the exercise of any other right or remedy available under this Agreement or applicable law.

      9.9 FURTHER ACTIONS. The Parties shall execute and deliver to each other, from time to time at or after Closing, for no additional consideration and at no additional cost to the requesting party, such further assignments, certificates, instruments, records, or other documents, assurances or things as may be reasonably necessary to give full effect to this Agreement and to allow each party fully to enjoy and exercise the rights accorded and acquired by it under this Agreement.

      9.10 TIME OF THE ESSENCE. Time is of the essence under this Agreement. If the last day permitted for the giving of any notice or the performance of any act required or permitted under this Agreement falls on a day which is not a Business Day, the time for the giving of such notice or the performance of such act shall be extended to the next succeeding Business Day.

      9.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      9.12 ENTIRE AGREEMENT. This Agreement (including the Exhibits, the Vertex Disclosure Schedules, the WWT Disclosure Schedules and any other documents, instruments and certificates referred to herein, which are incorporated in and constitute a part of this Agreement) contains the entire agreement of the Parties.

      9.13 SURVIVAL OF REPRESENTATIONS AND COVENANTS. Notwithstanding any right of WWT to fully investigate the affairs of Vertex LP and notwithstanding any knowledge of facts determined or determinable by WWT pursuant to such investigation or right of investigation, WWT shall have the right to rely fully upon the representations, warranties, covenants and agreements of the Vertex Parties contained in this Agreement. Each representation, warranty, covenant and agreement of the Vertex Parties contained herein shall survive the execution and delivery of this Agreement and the Closing and shall thereafter terminate and expire on the first anniversary of the Closing Date unless, prior to such date, WWT has delivered to Agent a written notice of a claim with respect to such representation, warranty, covenant or agreement.

      IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

Dated:   May 19, 2008                       World Waste Technologies, Inc.,
                                            a California Corporation


                                            By: /s/ John Pimentel
                                               ---------------------------------
                                               Name: John Pimentel
                                               Title: CEO


Dated:   May 19, 2008                       Vertex Merger Sub, LLC,
                                            a California Limited Liability
                                            Company


                                            By: /s/ Ben Cowart
                                               ---------------------------------
                                               Name: Ben Cowart
                                               Title: CEO


Dated:   May 19, 2008                       Vertex Energy, Inc.,
                                               a Nevada corporation


                                            By: /s/ Ben Cowart
                                               ---------------------------------
                                               Name: Ben Cowart
                                               Title: CEO


Dated:   May 19, 2008                        /s/ Ben Cowart
                                            ------------------------------------
                                            Ben Cowart, individually

Dated:   May 19, 2008                       Vertex Energy LP,
                                            a Texas limited partnership


                                            By: /s/ Ben Cowart
                                               ---------------------------------
                                               Name: Ben Cowart
                                               Title: CEO

                            WWT DISCLOSURE SCHEDULES

SCHEDULE 4.1(A) - JURISDICTION

California

SCHEDULE 3.1 - SUBSIDIARIES

World Waste of America, Inc.
World Waste of Anaheim, Inc.
World Waste of California, Inc.
World Waste Operations, Inc.

SCHEDULE 4.3(A) WWT OPTIONS

See attached

SCHEDULE 4.4 NON-CONTRAVENTION

Approval of each class of WWT Capital Stock is required to approve the Transactions

SCHEDULE 4.8 - UNDISCLOSED LIABILITIES

Fee payable to Livingston Partners LLC

SCHEDULE 4.9(C) - TAX AUDITS

None

SCHEDULE 4.11(J) - ACCELERATION OF RIGHTS

Consummation of this transaction will accelerate the vesting of options to acquire WWT Common Stock held by certain individuals.

SCHEDULE 4.15(A) - PERMITS

None

SCHEDULE 4.17 - INSURANCE

Attached

SCHEDULE 4.18- RELATED PARTY TRANSACTIONS

As disclosed in the SEC Reports, CMCP has certain relationships with WWT.

SCHEDULE 4.20 - BROKERS OR FINDERS

Livingston Capital LLC

                                 AMENDMENT NO. 1
                                       TO
                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

         This Amendment No. 1 (this "AMENDMENT") is made as of this __ day of December 2008, to that certain Amended and Restated Agreement and Plan of Merger, dated as of May 19, 2008 (the "MERGER AGREEMENT"), by and between World Waste Technologies, Inc., a California corporation ("WWT"), on the one hand, and Vertex Energy, LP, a Texas limited partnership ("VERTEX LP"), Vertex Energy, Inc., a Nevada corporation ("VERTEX NEVADA"), Vertex Merger Sub, LLC, a California limited liability company and wholly owned subsidiary of Vertex Nevada ("MERGER SUB"), and Benjamin Cowart, as agent ("AGENT") of the shareholders of Vertex Nevada, on the other hand. WWT, Vertex LP, Vertex Nevada, Merger Sub and the Agent are collectively referred to herein as the "PARTIES". Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.

         WHEREAS, the Parties desire to make certain changes to the Merger Agreement.

         NOW, THEREFORE, in consideration of the mutual promises exchanged herein, the Parties agree as follows:

         1. Section 8.1(b) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

                  "(b) By either of the Vertex Parties or WWT if the Closing does not occur on or before January 31, 2009."

         2. NO FURTHER CHANGES. All other provisions of the Merger Agreement shall remain in full force and effect after the execution of this Amendment.

         3. TEXAS LAW GOVERNS. This Amendment shall be governed by and construed under the internal laws of the State of Texas.

         IN WITNESS WHEREOF, the Parties hereto have duly executed this Amendment as of the day and year first above written.

                                          World Waste Technologies, Inc.,
                                          a California Corporation


                                          By:  /s/ John Pimentel
                                             ----------------------------------
                                               Name: John Pimentel
                                               Title: CEO


                                          Vertex Merger Sub, LLC,
                                          a California Limited Liability Company


                                          By:  /s/ Benjamin P. Cowart
                                             -----------------------------------
                                               Name:  Benjamin P. Cowart
                                               Title:  CEO


                                          Vertex Energy, Inc.,
                                          a Nevada corporation


                                          By:  /s/ Benjamin P. Cowart
                                             -----------------------------------
                                               Name:  Benjamin P. Cowart
                                               Title:  CEO


                                          /s/ Benjamin P. Cowart
                                          --------------------------------------
                                          Benjamin P. Cowart, individually
                                          Vertex Energy LP,
                                          a Texas limited partnership

                                          By:  /s/ Benjamin P. Cowart
                                             -----------------------------------
                                               Name:  Benjamin P. Cowart
                                               Title:  CEO

                                 AMENDMENT NO. 2
                                       TO
                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

         This Amendment No. 2 (this "AMENDMENT") is made as of this __ day of December 2008, to that certain Amended and Restated Agreement and Plan of Merger, dated as of May 19, 2008, as amended (as so amended, the "MERGER AGREEMENT"), by and between World Waste Technologies, Inc., a California corporation ("WWT"), on the one hand, and Vertex Energy, LP, a Texas limited partnership ("VERTEX LP"), Vertex Energy, Inc., a Nevada corporation ("VERTEX NEVADA"), Vertex Merger Sub, LLC, a California limited liability company and wholly owned subsidiary of Vertex Nevada ("MERGER SUB"), and Benjamin P. Cowart, as agent ("AGENT") of the shareholders of Vertex Nevada, on the other hand. WWT, Vertex LP, Vertex Nevada, Merger Sub and the Agent are collectively referred to herein as the "PARTIES". Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.

         WHEREAS, the Parties desire to make certain changes to the Merger Agreement.

         NOW, THEREFORE, in consideration of the mutual promises exchanged herein, the Parties agree as follows:

         1. Section 2.6 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

                  "2.6     EFFECT OF MERGER ON CAPITAL STOCK OF WWT.

                           (a) WWT COMMON STOCK. At the Effective Time, each
                  issued and outstanding share of the WWT Common Stock shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into the right to receive 0.10 shares of Vertex Common Stock.

                           (b) WWT SERIES A PREFERRED STOCK AND WWT SERIES B
                  PREFERRED STOCK. At the Effective Time, (i) each issued and outstanding share of WWT Series A Preferred Stock shall by virtue of the Merger and without any action on the part of the holders thereof, be converted into the right to receive 0.4062 shares of Vertex Series A Preferred Stock; and (ii) each issued and outstanding share of WWT Series B Preferred Stock shall by virtue of the Merger and without any action on the part of the holders thereof, be converted into the right to receive 11.651 shares of Vertex Series A Preferred Stock, in each case subject to the terms and conditions of this Agreement. The shares of Vertex Common Stock and Vertex Series A Preferred Stock issuable pursuant to Section 2.6(a) and this
                  Section 2.6(b) are collectively referred to herein as the "MERGER CONSIDERATION." The terms of the Vertex Series A Preferred Stock issuable hereunder shall have substantially the terms and conditions as are set forth on EXHIBIT A-1 hereto.

                           (c) OUTSTANDING WWT OPTIONS AND WARRANTS. At the
                  Effective Time, each outstanding option and warrant to acquire a share of WWT Common Stock (the "WWT OPTIONS") shall automatically become an option or warrant to acquire 0.10 shares of Vertex Common Stock.

                           (d) WWT CAPITAL STOCK. As a result of the Merger and
                  without any action on the part of the holders thereof, at the Effective Time, all shares of WWT Capital Stock shall be cancelled and retired and shall cease to be outstanding. Each holder of shares of the WWT Capital Stock shall thereafter cease to have any rights with respect to such shares, except that the issued and outstanding shares of WWT Capital Stock immediately prior to the Effective Time, and the respective holders thereof, shall have the right to receive the Merger Consideration in accordance with this Section 2.6 upon the surrender of the certificate or certificates representing such shares.

                           (e) TREASURY STOCK. Each share of WWT Common Stock
                  held in Vertex Nevada's treasury at the Effective Time, if any, shall, by virtue of the Merger and without any action on the part of WWT, cease to be outstanding and shall be cancelled and retired without payment of any Merger Consideration or any other consideration therefor."

         2. Section 3.3(a) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

                  "3.3     CAPITALIZATION

                           (a) The authorized capital stock of Vertex Nevada as
                  of the date of this Agreement consists of 750 million shares of Vertex Common Stock, and 50 million shares of Vertex Preferred Stock. Immediately prior to the Effective Time (but prior to the issuance of the Merger Consideration), there will be (i) 6,177,000 shares of Vertex Common Stock, 100 shares of Vertex Series B Preferred Stock and 0 shares of Vertex Series A Preferred Stock, issued and outstanding, all of which shares shall be owned in the amounts and by the holders set forth on
                  SECTION 3.1(c)-2 of the Vertex Disclosure Schedule; (ii) no shares of Vertex Common Stock held in the treasury of Vertex;
                  (iii) 600,000 shares of Vertex Common Stock reserved for future issuance pursuant to the exercise of outstanding options; and (iv) a sufficient number of shares of Vertex Common Stock reserved for future issuance pursuant to the exercise of the Make-Whole Warrants and the WWT Options. Except as described above, as of the Effective Time, there will be no shares of voting or non-voting capital stock, equity interests or other securities of Vertex Nevada authorized, issued, reserved for issuance or otherwise outstanding, provided, however that Vertex Nevada may issue additional options ("ADDITIONAL OPTIONS") to its future (but not existing) employees, consultants and directors (including current employees of World Waste)."

         3. The first sentence of Section 5.6 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

                  "5.6 WWT OPERATIONS. As of the Effective Time, all of WWT's assets, Intellectual Property and Contracts shall be vested in the Surviving Corporation. Immediately following the Effective Time, a total of $5.0 million in cash (less the Advanced Amount) shall be distributed by the Surviving Corporation to Vertex Nevada."

         4. Section 6.1(f) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

                           "(f) CASH. WWT shall have cash and cash equivalents
                  totaling at least $5.0 million (less the Advanced Amount)."

         5. Section 6.1(i) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

                           "(i) DISTRIBUTION OF CASH AND WARRANTS. WWT shall
                  have delivered (i) $4.4 million in cash and (ii) the Make-Whole Warrants, in each case to the Agent on behalf of the Vertex Shareholders. The Make-Whole Warrants are described on EXHIBIT F to this Agreement. The Parties acknowledge that the Make-Whole Warrants are being issued to the Vertex Shareholders so that immediately following the Merger, the Vertex Shareholders hold 40% of all outstanding options and warrants of Vertex Nevada (exclusive of (i) warrants to purchase 93,392 shares with a nominal exercise price, (ii) the 600,000 options reserved by Vertex Nevada for issuance to employees, directors and consultants and (iii) any Additional Options). Accordingly, the Parties agree that in the event that between the date hereof and the Closing, any WWT Options expire or are cancelled without being exercised, the number of Make-Whole Warrants shall be reduced to take such expiration or cancellation into effect."

         6. Section 1.1 of the Merger Agreement is hereby amended by adding the definition of "Advanced Amount" to read in its entirety as follows:

                  "ADVANCED AMOUNT" means up to the first $100,000 of documented expenses incurred by WWT after the date hereof and through the Closing Date in furtherance of the business of Vertex LP, including, by way of example and not limitation, travel expenses and an allocated portion of WWT employee salaries."

         7. SECTION 3.1(c)-2 of the Vertex Disclosure Schedule is hereby amended and restated to read in its entirety as set forth on the revised SECTION 3.1(c)-2 of the Vertex Disclosure Schedule attached hereto.

         8. EXHIBIT F to the Merger Agreement is hereby amended and restated to read in its entirety as set forth on the revised EXHIBIT F attached hereto.

         9. NO FURTHER CHANGES. All other provisions of the Merger Agreement shall remain in full force and effect after the execution of this Amendment.

         10. TEXAS LAW GOVERNS. This Amendment shall be governed by and construed under the internal laws of the State of Texas.

         IN WITNESS WHEREOF, the Parties hereto have duly executed this Amendment as of the day and year first above written.

                                          World Waste Technologies, Inc.,
                                          a California Corporation


                                          By:  /s/ John Pimentel
                                             ----------------------------------
                                               Name: John Pimentel
                                               Title: CEO


                                          Vertex Merger Sub, LLC,
                                          a California Limited Liability Company


                                          By:  /s/ Benjamin P. Cowart
                                             -----------------------------------
                                               Name:  Benjamin P. Cowart
                                               Title:  CEO


                                          Vertex Energy, Inc.,
                                          a Nevada corporation


                                          By:  /s/ Benjamin P. Cowart
                                             -----------------------------------
                                               Name:  Benjamin P. Cowart
                                               Title:  CEO


                                          /s/ Benjamin P. Cowart
                                          --------------------------------------
                                          Benjamin P. Cowart, individually
                                          Vertex Energy LP,
                                          a Texas limited partnership

                                          By:  /s/ Benjamin P. Cowart
                                             -----------------------------------
                                               Name:  Benjamin P. Cowart
                                               Title:  CEO

                                REVISED EXHIBIT F

                               MAKE-WHOLE WARRANTS



Number of Shares of Common
Stock into which the Option
      is Exercisable           Exercise Price       Vesting      Expiration Date
---------------------------    --------------    ------------    ---------------

               467                 $37.00           3 years           2017

            59,333                 $27.00           3 years           2017

            22,667                 $22.50           3 years           2017

             6,667                 $20.50           3 years           2017

            13,333                 $15.50           3 years           2017

            11,667                 $15.00           3 years           2017

           177,067                 $14.20           3 years           2017

            18,333                 $11.10           3 years           2017

           105,000                  $1.50           3 years           2018

               833                 $10.00        Fully Vested         2011

             5,333                 $12.50        Fully Vested         2011

            27,279                 $15.00        Fully Vested         2011

            43,417                 $25.00        Fully Vested         2011

           316,197                 $27.50        Fully Vested         2011
          --------

   Total   807,593
          ========

                                 AMENDMENT NO. 3
                                       TO
                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

         This Amendment No. 3 (this "AMENDMENT") is made as of this 28th day of January, 2009, to that certain Amended and Restated Agreement and Plan of Merger, dated as of May 19, 2008, as amended (as so amended, the "MERGER AGREEMENT"), by and between World Waste Technologies, Inc., a California corporation ("WWT"), on the one hand, and Vertex Energy, LP, a Texas limited partnership ("VERTEX LP"), Vertex Energy, Inc., a Nevada corporation ("VERTEX NEVADA"), Vertex Merger Sub, LLC, a California limited liability company and wholly owned subsidiary of Vertex Nevada ("MERGER SUB"), and Benjamin P. Cowart, as agent ("AGENT") of the shareholders of Vertex Nevada, on the other hand. WWT, Vertex LP, Vertex Nevada, Merger Sub and the Agent are collectively referred to herein as the "PARTIES". Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.

         WHEREAS, the Parties desire to make a further change to the Merger Agreement.

         NOW, THEREFORE, in consideration of the mutual promises exchanged herein, the Parties agree as follows:

         1. Section 8.1(b) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

                  "By either of the Vertex Parties or WWT if the Closing does not occur on or before March 31, 2009."

         2. NO FURTHER CHANGES. All other provisions of the Merger Agreement shall remain in full force and effect after the execution of this Amendment.

         3. TEXAS LAW GOVERNS. This Amendment shall be governed by and construed under the internal laws of the State of Texas.

         IN WITNESS WHEREOF, the Parties hereto have duly executed this Amendment as of the day and year first above written.

                                          World Waste Technologies, Inc.,
                                          a California Corporation


                                          By: /s/ John Pimentel
                                              ----------------------------------
                                              Name:     John Pimentel
                                              Title:    CEO



                                          Vertex Merger Sub, LLC,
                                          a California Limited Liability Company


                                          By: /s/ Benjamin Cowart
                                              ----------------------------------
                                              Name:     Benjamin Cowart
                                              Title:



                                          Vertex Energy, Inc.,
                                          a Nevada corporation


                                          By: /s/ Benjamin Cowart
                                              ----------------------------------
                                              Name:     Benjamin Cowart
                                              Title:




                                          /s/ Benjamin Cowart
                                          --------------------------------------
                                          Benjamin P. Cowart, individually


                                          Vertex Energy LP,
                                          a Texas limited partnership


                                          By: /s/ Benjamin Cowart
                                              ----------------------------------
                                              Name:     Benjamin P. Cowart
                                              Title:

                                                                      Appendix B

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684-5708
Website: secretaryof state.biz

- -------------------------------
ARTICLES OF INCORPORATION
(PURSUANT TO NRS 78)
- -------------------------------

--------------------------------------------------------------------------------
1. Name of Corporation
        VERTEX ENERGY, INC.
--------------------------------------------------------------------------------
2. Resident Agent Name and Street Address:
        Incorp Services, Inc.
        375 N. Stephanie St. - Suite 141
        Henderson, Nevada 89014-8909
--------------------------------------------------------------------------------
3. Shares:
        Number of shares with par value: 800,000,000
        Par value per share: $0.001
        Number of shares without par value:
--------------------------------------------------------------------------------
4. Names & Addresses of the Board of Directors/Trustees:
        1. Ben Cowart
           1331 Gemini Suite 103
           Houston, Texas 77058
--------------------------------------------------------------------------------
5. Purpose:
        The purpose of this Corporation shall be:
--------------------------------------------------------------------------------
6. Name, Address and Signature of Incorporator:
        Chris Carlson                                   /s/ Chris Carlson
        1331 Gemini Suite 103                           -------------------
        Houston, Texas 77058
--------------------------------------------------------------------------------
7. Certificate of Acceptance of Appointment of Resident Agent:
        I hereby accept appointment as Resident Agent for the above named corporation.

        -----------------------------------------               ----------------
        Authorized Signature of R.A. or On Behalf               Date
        of R. A. Company

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684-5708
Website: secretaryof state.biz

- -------------------------------
RESIDENT AGENT ACCEPTANCE
- -------------------------------

IN THE MATTER OF Vertex Energy, Inc.
                 ---------------------------------------------------------------
                            (Name of business entity)

I, InCorp Services, Inc.
--------------------------------------------------------------------------------
                            (Name of resident agent)

hereby state that on May 14, 2008, I accepted the appointment as resident agent for the above named business entity. The street address of the resident agent in this state is as follows:

375 N. Stephanie St. - Suite 1411
Henderson, NEVADA 89014-8909

/s/ signature                                           5/14/08
----------------------------------------                ------------------------
Authorized Signature of R.A. or On Behalf
of R.A. Company

                            ARTICLES OF INCORPORATION

                                       OF

                               VERTEX ENERGY, INC.


                                   ARTICLE I.

         The name of the corporation (hereinafter called the "Corporation") is:

         Vertex Energy, Inc.

                                   ARTICLE II.

         The resident agent and registered office of the Corporation within the State of Nevada is Incorp Services, Inc., 375 N. Stephanie St - Suite 141, Henderson, Nevada, 89014-8909.

                                  ARTICLE III.

         The nature of the business of the Corporation and the objects or the purposes to be transacted, promoted, or carried on by it are as follows:

         To engage in any lawful activity for which Corporations may be incorporated under the Nevada General Corporation Law.

                                   ARTICLE IV.

         The total number of shares of stock that the Corporation shall have authority to issue is 800,000,000, consisting of 750,000,000 shares of common stock, par value $0.001 per share ("Common Stock"), and 50,000,000 shares of "blank check" preferred stock par value $0.001 per share ("Preferred Stock").

         Shares of Preferred Stock of the Corporation may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the Board of Directors of the Corporation ("Board of Directors") prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number


                                      1 / 4
                            Articles of Incorporation
                               Vertex Energy, Inc.

of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the corporation entitled to vote generally in the election of the directors (the "Voting Stock"), voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

                                   ARTICLE V.

         The governing Board of the Corporation shall be styled as a "Board of Directors," and any member of said Board shall be styled as a "director."

         The number of members constituting the first Board of Directors of the Corporation is one (1); and the name and the post office address of said member is as follows:

NAME                                                    ADDRESS

  Ben Cowart                                       1331 Gemini Suite 103
                                                   Houston, Texas 77058

         The number of directors of the Corporation may be increased or decreased in the manner provided in the Bylaws of the Corporation; provided, that the number of directors shall never be less than one. In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.

                                   ARTICLE VI.

         No fully paid shares of any class of stock of the Corporation shall be subject to any further call or assessment in any manner or for any cause. The good faith determination of the Board of Directors of the Corporation shall be final as to the value received in consideration of the issuance of fully paid shares.


                                      2 / 4
                            Articles of Incorporation
                               Vertex Energy, Inc.

                                  ARTICLE VII.

         The name and the post office address of the incorporator signing these Articles of Incorporation is as follows:


NAME                                                      ADDRESS

  Chris Carlson                                         1331 Gemini Suite 103
                                                        Houston, Texas 77058


                                  ARTICLE VIII.

         The Corporation shall have perpetual existence.

                                   ARTICLE IX.

         The holders of a majority of the outstanding shares of stock which have voting power shall constitute a quorum at a meeting of stockholders for the transaction of any business unless the action to be taken at the meeting shall require a greater proportion.

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to fix the amount to be reserved as working capital over and above its paid-in capital stock, and to authorize and cause to be executed, mortgages and liens upon the real and personal property of the Corporation.

                                   ARTICLE X.

         The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the Nevada General Corporation Law, as the same may be amended and supplemented.

                                   ARTICLE XI.

         The Corporation shall, to the fullest extent permitted by the Nevada General Corporation Law, as the same may be amended and supplemented, indemnify any an all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                                      3 / 4
                            Articles of Incorporation
                               Vertex Energy, Inc.

                                  ARTICLE XII.

         The Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                  ARTICLE XIII.

         Shareholders of the Corporation shall not have cumulative voting rights nor preemptive rights.

         Signed this 13th day of May, 2008


                                            VERTEX ENERGY, INC.

                                               By: /s/ Chris Carlson
                                                   ----------------------------
                                                   Chris Carlson
                                                   Incorporator





                                      4 / 4
                            Articles of Incorporation
                               Vertex Energy, Inc.

CERTIFICATE OF AMENDMENT

             Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporation
                         -----------------------------

1. Name of corporation:

Vertex Energy, Inc.

2. The articles have been amended as follows:

The Articles shall be amended to add the following Article XIV:

"Article XIV:

The Corporation, pursuant to Nevada Revised Statues ("NRS") 78.434, elects not to be governed by NRS 78.411 to 78.444, inclusive."

3. The undersigned declare that they constitute AT LEAST TWO-THIRDS of the following:

(check only one box)    [_] incorporators        [X] board of directors

4. Effective date of filing: ___________________________________________________
                 (must not be later than 90 days after the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures:


/s/ Benjamin P. Cowart                          /s/ Ingram Lee
-----------------------------------             --------------------------------
Authorized Signature                            Authorized Signature


/s/ Dan Borgen                                  /s/ David Phillips
-----------------------------------             --------------------------------
Authorized Signature                            Authorized Signature

                                                                      APPENDIX C

                                     BYLAWS
                                       OF
                               VERTEX ENERGY, INC.
                              A NEVADA CORPORATION

                                   ARTICLE 1.
                                   DEFINITIONS

1.1 DEFINITIONS. Unless the context clearly requires otherwise, in these Bylaws:

         (a)      "BOARD" means the board of directors of the Company.

         (b) "BYLAWS" means these bylaws as adopted by the Board and includes amendments subsequently adopted by the Board or by the Stockholders.

         (c) "ARTICLES OF INCORPORATION" means the Articles of Incorporation of Vertex Energy, Inc., as filed with the Secretary of State of the State of Nevada and includes all amendments thereto and restatements thereof subsequently filed.

         (d)      "COMPANY" means Vertex Energy, Inc., a Nevada corporation.

         (e)      "SECTION" refers to sections of these Bylaws.

         (f)      "STOCKHOLDER" means stockholders of record of the Company.

1.2 OFFICES. The title of an office refers to the person or persons who at any given time perform the duties of that particular office for the Company.

                                   ARTICLE 2.
                                     OFFICES

2.1 PRINCIPAL OFFICE. The Company may locate its principal office within or without the state of incorporation as the Board may determine.

2.2 REGISTERED OFFICE. The registered office of the Company required by law to be maintained in the state of incorporation may be, but need not be, the same as the principal place of business of the Company. The Board may change the address of the registered office from time to time.

2.3 OTHER OFFICES. The Company may have offices at such other places, either within or without the state of incorporation, as the Board may designate or as the business of the Company may require from time to time.


                                     1 / 19
                                    BYLAWS OF
                               VERTEX ENERGY, INC.

                                   ARTICLE 3.
                            MEETINGS OF STOCKHOLDERS

3.1 ANNUAL MEETINGS. The Stockholders of the Company shall hold their annual meetings for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings at such time, date and place as the Board shall determine by resolution.

3.2 SPECIAL MEETINGS. The Board, the Chairman of the Board, the President or a committee of the Board duly designated and whose powers and authority include the power to call meetings may call special meetings of the Stockholders of the Company at any time for any purpose or purposes. Special meetings of the Stockholders of the Company may also be called by the holders of at least 30% of all shares entitled to vote at the proposed special meeting.

3.3 PLACE OF MEETINGS. The Stockholders shall hold all meetings at such places, within or without the State of Nevada, as the Board or a committee of the Board shall specify in the notice or waiver of notice for such meetings.

3.4 NOTICE OF MEETINGS. Except as otherwise required by law, the Board or a committee of the Board shall give notice of each meeting of Stockholders, whether annual or special, not less than 10 nor more than 50 days before the date of the meeting. The Board or a committee of the Board shall deliver a notice to each Stockholder entitled to vote at such meeting by delivering a typewritten or printed notice thereof to him personally, or by depositing such notice in the United States mail, in a postage prepaid envelope, directed to him at his address as it appears on the records of the Company, or by transmitting a notice thereof to him at such address by telegraph, telecopy, cable or wireless. If mailed, notice is given on the date deposited in the United States mail, postage prepaid, directed to the Stockholder at his address as it appears on the records of the Company. An affidavit of the Secretary or an Assistant Secretary or of the Transfer Agent of the Company that he has given notice shall constitute, in the absence of fraud, prima facie evidence of the facts stated therein.

         Every notice of a meeting of the Stockholders shall state the place, date and hour of the meeting and, in the case of a special meeting, also shall state the purpose or purposes of the meeting. Furthermore, if the Company will maintain the list at a place other than where the meeting will take place, every notice of a meeting of the Stockholders shall specify where the Company will maintain the list of Stockholders entitled to vote at the meeting.

3.5 STOCKHOLDER NOTICE. Subject to the Articles of Incorporation, the Stockholders who intend to nominate persons to the Board of Directors or propose any other action at an annual meeting of Stockholders must timely notify the Secretary of the Company of such intent. To be timely, a Stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 50 days nor more than 90 days prior to the date of



                                     2 / 19
                                    BYLAWS OF
                               VERTEX ENERGY, INC.

such meeting; provided, however, that in the event that less than 75 days' notice of the date of the meeting is given or made to Stockholders, notice by the Stockholder to be timely must be received not later than the close of business on the 15th day following the date on which such notice of the date of the annual meeting was mailed. Such notice must be in writing and must include a
(i) a brief description of the business desired to the brought before the annual meeting and the reasons for conducting such business at the meeting; (ii) the name and record address of the Stockholder proposing such business; (iii) the class, series and number of shares of capital stock of the Company which are beneficially owned by the Stockholder; and (iv) any material interest of the Stockholder in such business. The Board of Directors reserves the right to refuse to submit any such proposal to stockholders at an annual meeting if, in its judgment, the information provided in the notice is inaccurate or incomplete.

3.6 WAIVER OF NOTICE. Whenever these Bylaws require written notice, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall constitute the equivalent of notice. Attendance of a person at any meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. No written waiver of notice need specify either the business to be transacted at, or the purpose or purposes of any regular or special meeting of the Stockholders, directors or members of a committee of the Board.

3.7 ADJOURNMENT OF MEETING. When the Stockholders adjourn a meeting to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Stockholders may transact any business which they may have transacted at the original meeting. If the adjournment is for more than 30 days or, if after the adjournment, the Board or a committee of the Board fixes a new record date for the adjourned meeting, the Board or a committee of the Board shall give notice of the adjourned meeting to each Stockholder of record entitled to vote at the meeting.

3.8 QUORUM. Except as otherwise required by law, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes at any meeting of the Stockholders. In the absence of a quorum at any meeting or any adjournment thereof, the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, or, in the absence therefrom of all the Stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting to another place, date or time.

         If the chairman of the meeting gives notice of any adjourned special meeting of Stockholders to all Stockholders entitled to vote thereat, stating that the minimum percentage of stockholders for a quorum as provided by Nevada law shall constitute a quorum, then, except as otherwise required by law, that


                                     3 / 19
                                    BYLAWS OF
                               VERTEX ENERGY, INC.

percentage at such adjourned meeting shall constitute a quorum and a majority of the votes cast at such meeting shall determine all matters.

3.9 ORGANIZATION. Such person as the Board may have designated or, in the absence of such a person, the highest ranking officer of the Company who is present shall call to order any meeting of the Stockholders, determine the presence of a quorum, and act as chairman of the meeting. In the absence of the Secretary or an Assistant Secretary of the Company, the chairman shall appoint someone to act as the secretary of the meeting.

3.10 CONDUCT OF BUSINESS. The chairman of any meeting of Stockholders shall determine the order of business and the procedure at the meeting, including such regulations of the manner of voting and the conduct of discussion as he deems in order.

3.11 LIST OF STOCKHOLDERS. At least 10 days before every meeting of Stockholders, the Secretary shall prepare a list of the Stockholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. The Company shall make the list available for examination by any Stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting will take place or at the place designated in the notice of the meeting.

         The Secretary shall produce and keep the list at the time and place of the meeting during the entire duration of the meeting, and any Stockholder who is present may inspect the list at the meeting. The list shall constitute presumptive proof of the identity of the Stockholders entitled to vote at the meeting and the number of shares each Stockholder holds.

         A determination of Stockholders entitled to vote at any meeting of Stockholders pursuant to this Section shall apply to any adjournment thereof.

3.12 FIXING OF RECORD DATE. For the purpose of determining Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or Stockholders entitled to receive payment of any dividend, or in order to make a determination of Stockholders for any other proper purpose, the Board or a committee of the Board may fix in advance a date as the record date for any such determination of Stockholders. However, the Board shall not fix such date, in any case, more than 60 days nor less than 10 days prior to the date of the particular action.

         If the Board or a committee of the Board does not fix a record date for the determination of Stockholders entitled to notice of or to vote at a meeting of Stockholders, the record date shall be at the close of business on the day next preceding the day on which notice is given or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held or the date on which the Board adopts the resolution declaring a dividend.


                                     4 / 19
                                    BYLAWS OF
                               VERTEX ENERGY, INC.

3.13 VOTING OF SHARES. Each Stockholder shall have one vote for every share of stock having voting rights registered in his name on the record date for the meeting. The Company shall not have the right to vote treasury stock of the Company, nor shall another corporation have the right to vote its stock of the Company if the Company holds, directly or indirectly, a majority of the shares entitled to vote in the election of directors of such other corporation. Persons holding stock of the Company in a fiduciary capacity shall have the right to vote such stock. Persons who have pledged their stock of the Company shall have the right to vote such stock unless in the transfer on the books of the Company the pledgor expressly empowered the pledgee to vote such stock. In that event, only the pledgee, or his proxy, may represent such stock and vote thereon.

         A plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote shall determine all elections and, except when the law or Articles of Incorporation require otherwise, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote shall determine all other matters.

         Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class.

         The Stockholders may vote by voice vote on all matters. Upon demand by a Stockholder entitled to vote, or his proxy, the Stockholders shall vote by ballot. In that event, each ballot shall state the name of the Stockholder or proxy voting, the number of shares voted and such other information as the Company may require under the procedure established for the meeting.

3.14 INSPECTORS. At any meeting in which the Stockholders vote by ballot, the chairman may appoint one or more inspectors. Each inspector shall take and sign an oath to execute the duties of inspector at such meeting faithfully, with strict impartiality, and according to the best of his ability. The inspectors shall ascertain the number of shares outstanding and the voting power of each; determine the shares represented at a meeting and the validity of proxies and ballots; count all votes and ballots; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The certification required herein shall take the form of a subscribed, written report prepared by the inspectors and delivered to the Secretary of the Company. An inspector need not be a Stockholder of the Company, and any officer of the Company may be an inspector on any question other than a vote for or against a proposal in which he has a material interest.


                                     3 / 19
                                    BYLAWS OF
                               VERTEX ENERGY, INC.

3.15 PROXIES. A Stockholder may exercise any voting rights in person or by his proxy appointed by an instrument in writing, which he or his authorized attorney-in-fact has subscribed and which the proxy has delivered to the Secretary of the meeting pursuant to the manner prescribed by law.

         A proxy is not valid after the expiration of 13 months after the date of its execution, unless the person executing it specifies thereon the length of time for which it is to continue in force (which length may exceed 12 months) or limits its use to a particular meeting. Each proxy is irrevocable if it expressly states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

         The attendance at any meeting of a Stockholder who previously has given a proxy shall not have the effect of revoking the same unless he notifies the Secretary in writing prior to the voting of the proxy.

3.16 ACTION BY CONSENT. Any action required to be taken at any annual or special meeting of stockholders of the Company or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Company by delivery to its registered office, its principal place of business, or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Company's registered office shall be by hand or by certified or registered mail, return receipt requested.

         Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 50 days of the earliest dated consent delivered in the manner required by this section to the Company, written consents signed by a sufficient number of holders to take action are delivered to the Company by delivery to its registered office, its principal place of business or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Company's registered office shall be by hand or by certified or registered mail, return receipt requested.

         Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                                     6 / 19
                                    BYLAWS OF
                               VERTEX ENERGY, INC.

                                   ARTICLE 4.
                               BOARD OF DIRECTORS

4.1 GENERAL POWERS. The Board shall manage the property, business and affairs of the Company.

4.2 NUMBER. The number of directors who shall constitute the Board shall equal not less than 1 nor more than 10, as the Board or majority stockholders may determine by resolution from time to time.

4.3 ELECTION OF DIRECTORS AND TERM OF OFFICE. The Stockholders of the Company shall elect the directors at the annual or adjourned annual meeting (except as otherwise provided herein for the filling of vacancies). Each director shall hold office until his death, resignation, retirement, removal, or disqualification, or until his successor shall have been elected and qualified.

4.4 RESIGNATIONS. Any director of the Company may resign at any time by giving written notice to the Board or to the Secretary of the Company. Any resignation shall take effect upon receipt or at the time specified in the notice. Unless the notice specifies otherwise, the effectiveness of the resignation shall not depend upon its acceptance.

4.5 REMOVAL. Stockholders holding 2/3 of the outstanding shares entitled to vote at an election of directors may remove any director or the entire Board of Directors at any time, with or without cause.

4.6 VACANCIES. Any vacancy on the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause may be filled by a majority of the remaining directors, a sole remaining director, or the majority stockholders. Any director elected to fill a vacancy shall hold office until his death, resignation, retirement, removal, or disqualification, or until his successor shall have been elected and qualified.

4.7 CHAIRMAN OF THE BOARD. At the initial and annual meeting of the Board, the directors may elect from their number a Chairman of the Board of Directors. The Chairman shall preside at all meetings of the Board and shall perform such other duties as the Board may direct. The Board also may elect a Vice Chairman and other officers of the Board, with such powers and duties as the Board may designate from time to time.

4.8 COMPENSATION. The Board may compensate directors for their services and may provide for the payment of all expenses the directors incur by attending meetings of the Board or otherwise.


                                     7 / 19
                                    BYLAWS OF
                               VERTEX ENERGY, INC.

                                   ARTICLE 5.
                              MEETINGS OF DIRECTORS

5.1 REGULAR MEETINGS. The Board may hold regular meetings at such places, dates and times as the Board shall establish by resolution. If any day fixed for a meeting falls on a legal holiday, the Board shall hold the meeting at the same place and time on the next succeeding business day. The Board need not give notice of regular meetings.

5.2 PLACE OF MEETINGS. The Board may hold any of its meetings in or out of the State of Nevada, at such places as the Board may designate, at such places as the notice or waiver of notice of any such meeting may designate, or at such places as the persons calling the meeting may designate.

5.3 MEETINGS BY TELECOMMUNICATIONS. The Board or any committee of the Board may hold meetings by means of conference telephone or similar telecommunications equipment that enable all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting.

5.4 SPECIAL MEETINGS. The Chairman of the Board, the President, or one-half of the directors then in office may call a special meeting of the Board. The person or persons authorized to call special meetings of the Board may fix any place, either in or out of the State of Nevada as the place for the meeting.

5.5 NOTICE OF SPECIAL MEETINGS. The person or persons calling a special meeting of the Board shall give written notice to each director of the time, place, date and purpose of the meeting of not less than three business days if by mail and not less than 24 hours if by telegraph or in person before the date of the meeting. If mailed, notice is given on the date deposited in the United States mail, postage prepaid, to such director. A director may waive notice of any special meeting, and any meeting shall constitute a legal meeting without notice if all the directors are present or if those not present sign either before or after the meeting a written waiver of notice, a consent to such meeting, or an approval of the minutes of the meeting. A notice or waiver of notice need not specify the purposes of the meeting or the business which the Board will transact at the meeting.

5.6 WAIVER BY PRESENCE. Except when expressly for the purpose of objecting to the legality of a meeting, a director's presence at a meeting shall constitute a waiver of notice of such meeting.

5.7 QUORUM. A majority of the directors then in office shall constitute a quorum for all purposes at any meeting of the Board. In the absence of a quorum, a majority of directors present at any meeting may adjourn the meeting to another place, date or time without further notice. No proxies shall be given by directors to any person for purposes of voting or establishing a quorum at a directors' meetings.


                                     8 / 19
                                    BYLAWS OF
                               VERTEX ENERGY, INC.

5.8 CONDUCT OF BUSINESS. The Board shall transact business in such order and manner as the Board may determine. Except as the law requires otherwise, the Board shall determine all matters by the vote of a majority of the directors present at a meeting at which a quorum is present. The directors shall act as a Board, and the individual directors shall have no power as such.

5.9 ACTION BY CONSENT. The Board or a committee of the Board may take any required or permitted action without a meeting if all members of the Board or committee consent thereto in writing and file such consent with the minutes of the proceedings of the Board or committee.

                                   ARTICLE 6.
                                   COMMITTEES

6.1 COMMITTEES OF THE BOARD. The Board may designate, by a vote of a majority of the directors then in office, committees of the Board. The committees shall serve at the pleasure of the Board and shall possess such lawfully delegable powers and duties as the Board may confer.

6.2 SELECTION OF COMMITTEE MEMBERS. The Board shall elect by a vote of a majority of the directors then in office a director or directors to serve as the member or members of a committee. By the same vote, the Board may designate other directors as alternate members who may replace any absent or disqualified member at any meeting of a committee. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may appoint by unanimous vote another member of the Board to act at the meeting in the place of the absent or disqualified member.

6.3 CONDUCT OF BUSINESS. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as the law or these Bylaws require otherwise. Each committee shall make adequate provision for notice of all meetings to members. A majority of the members of the committee shall constitute a quorum, unless the committee consists of one or two members. In that event, one member shall constitute a quorum. A majority vote of the members present shall determine all matters. A committee may take action without a meeting if all the members of the committee consent in writing and file the consent or consents with the minutes of the proceedings of the committee.

6.4 AUTHORITY. Any committee, to the extent the Board provides, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the affixation of the Company's seal to all instruments which may require or permit it. However, no committee shall have any power or authority with regard to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the Stockholders the sale, lease or exchange of all or substantially all of

                                     9 / 19
                                    BYLAWS OF
                               VERTEX ENERGY, INC.

the Company's property and assets, recommending to the Stockholders a dissolution of the Company or a revocation of a dissolution of the Company, or amending these Bylaws of the Company. Unless a resolution of the Board expressly provides, no committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger.

6.5 MINUTES. Each committee shall keep regular minutes of its proceedings and report the same to the Board when required.

                                   ARTICLE 7.
                                    OFFICERS

7.1 OFFICERS OF THE COMPANY. The officers of the Company shall consist of a President, a Secretary, a Treasurer and such Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other officers as the Board may designate and elect from time to time. The same person may hold at the same time any two or more offices.

7.2 ELECTION AND TERM. The Board shall elect the officers of the Company. Each officer shall hold office until his death, resignation, retirement, removal or disqualification, or until his successor shall have been elected and qualified.

7.3 COMPENSATION OF OFFICERS. The Board shall fix the compensation of all officers of the Company. No officer shall serve the Company in any other capacity and receive compensation, unless the Board authorizes the additional compensation.

7.4 REMOVAL OF OFFICERS AND AGENTS. The Board may remove any officer or agent it has elected or appointed at any time, with or without cause.

7.5 RESIGNATION OF OFFICERS AND AGENTS. Any officer or agent the Board has elected or appointed may resign at any time by giving written notice to the Board, the Chairman of the Board, the President, or the Secretary of the Company. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified. Unless otherwise specified in the notice, the Board need not accept the resignation to make it effective.

7.6 BOND. The Board may require by resolution any officer, agent, or employee of the Company to give bond to the Company, with sufficient sureties conditioned on the faithful performance of the duties of his respective office or agency. The Board also may require by resolution any officer, agent or employee to comply with such other conditions as the Board may require from time to time.

7.7 PRESIDENT. The President shall be the chief operating officer of the Company and, subject to the Board's control, shall supervise and direct all of the business and affairs of the Company. When present, he shall sign (with or without the Secretary, an Assistant Secretary, or any other officer or agent of


                                     10 / 19
                                    BYLAWS OF
                               VERTEX ENERGY, INC.

the Company which the Board has authorized) deeds, mortgages, bonds, contracts or other instruments which the Board has authorized an officer or agent of the Company to execute. However, the President shall not sign any instrument which the law, these Bylaws, or the Board expressly require some other officer or agent of the Company to sign and execute. In general, the President shall perform all duties incident to the office of President and such other duties as the Board may prescribe from time to time.

7.8 VICE PRESIDENTS. In the absence of the President or in the event of his death, inability or refusal to act, the Vice Presidents in the order of their length of service as Vice Presidents, unless the Board determines otherwise, shall perform the duties of the President. When acting as the President, a Vice President shall have all the powers and restrictions of the Presidency. A Vice President shall perform such other duties as the President or the Board may assign to him from time to time.

7.9 SECRETARY. The Secretary shall (a) keep the minutes of the meetings of the Stockholders and of the Board in one or more books for that purpose, (b) give all notices which these Bylaws or the law requires, (c) serve as custodian of the records and seal of the Company, (d) affix the seal of the corporation to all documents which the Board has authorized execution on behalf of the Company under seal, (e) maintain a register of the address of each Stockholder of the Company, (f) sign, with the President, a Vice President, or any other officer or agent of the Company which the Board has authorized, certificates for shares of the Company, (g) have charge of the stock transfer books of the Company, and (h) perform all duties which the President or the Board may assign to him from time to time.

7.10 ASSISTANT SECRETARIES. In the absence of the Secretary or in the event of his death, inability or refusal to act, the Assistant Secretaries in the order of their length of service as Assistant Secretary, unless the Board determines otherwise, shall perform the duties of the Secretary. When acting as the Secretary, an Assistant Secretary shall have the powers and restrictions of the Secretary. An Assistant Secretary shall perform such other duties as the President, Secretary or Board may assign from time to time.

7.11 TREASURER. The Treasurer shall (a) have responsibility for all funds and securities of the Company, (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, (c) deposit all moneys in the name of the Company in depositories which the Board selects, and (d) perform all of the duties which the President or the Board may assign to him from time to time.

7.12 ASSISTANT TREASURERS. In the absence of the Treasurer or in the event of his death, inability or refusal to act, the Assistant Treasurers in the order of their length of service as Assistant Treasurer, unless the Board determines otherwise, shall perform the duties of the Treasurer. When acting as the Treasurer, an Assistant Treasurer shall have the powers and restrictions of the Treasurer. An Assistant Treasurer shall perform such other duties as the Treasurer, the President, or the Board may assign to him from time to time.

                                     11 / 19
                                    BYLAWS OF
                               VERTEX ENERGY, INC.

7.13 DELEGATION OF AUTHORITY. Notwithstanding any provision of these Bylaws to the contrary, the Board may delegate the powers or duties of any officer to any other officer or agent.

7.14 ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS. Unless the Board directs otherwise, the President shall have the power to vote and otherwise act on behalf of the Company, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which the Company holds securities. Furthermore, unless the Board directs otherwise, the President shall exercise any and all rights and powers which the Company possesses by reason of its ownership of securities in another corporation.

7.15 VACANCIES. The Board may fill any vacancy in any office because of death, resignation, removal, disqualification or any other cause in the manner which these Bylaws prescribe for the regular appointment to such office.

                                   ARTICLE 8.
                            CONTRACTS, LOANS, DRAFTS,
                              DEPOSITS AND ACCOUNTS

8.1 CONTRACTS. The Board may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Company. The Board may make such authorization general or special.

8.2 LOANS. Unless the Board has authorized such action, no officer or agent of the Company shall contract for a loan on behalf of the Company or issue any evidence of indebtedness in the Company's name.

8.3 DRAFTS. The President, any Vice President, the Treasurer, any Assistant Treasurer, and such other persons as the Board shall determine shall issue all checks, drafts and other orders for the payment of money, notes and other evidences of indebtedness issued in the name of or payable by the Company.

8.4 DEPOSITS. The Treasurer shall deposit all funds of the Company not otherwise employed in such banks, trust companies, or other depositories as the Board may select or as any officer, assistant, agent or attorney of the Company to whom the Board has delegated such power may select. For the purpose of deposit and collection for the account of the Company, the President or the Treasurer (or any other officer, assistant, agent or attorney of the Company whom the Board has authorized) may endorse, assign and deliver checks, drafts and other orders for the payment of money payable to the order of the Company.

8.5 GENERAL AND SPECIAL BANK ACCOUNTS. The Board may authorize the opening and keeping of general and special bank accounts with such banks, trust companies, or other depositories as the Board may select or as any officer, assistant,

                                     12 / 19
                                    BYLAWS OF
                               VERTEX ENERGY, INC.

agent or attorney of the Company to whom the Board has delegated such power may select. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

                                   ARTICLE 9.
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

9.1 CERTIFICATES FOR SHARES. Every owner of stock of the Company shall have the right to receive a certificate or certificates, certifying to the number and class of shares of the stock of the Company which he owns. The Board shall determine the form of the certificates for the shares of stock of the Company. The Secretary, transfer agent, or registrar of the Company shall number the certificates representing shares of the stock of the Company in the order in which the Company issues them. The President or any Vice President and the Secretary or any Assistant Secretary shall sign the certificates in the name of the Company. Any or all certificates may contain facsimile signatures. In case any officer, transfer agent, or registrar who has signed a certificate, or whose facsimile signature appears on a certificate, ceases to serve as such officer, transfer agent, or registrar before the Company issues the certificate, the Company may issue the certificate with the same effect as though the person who signed such certificate, or whose facsimile signature appears on the certificate, was such officer, transfer agent, or registrar at the date of issue. The Secretary, transfer agent, or registrar of the Company shall keep a record in the stock transfer books of the Company of the names of the persons, firms or corporations owning the stock represented by the certificates, the number and class of shares represented by the certificates and the dates thereof and, in the case of cancellation, the dates of cancellation. The Secretary, transfer agent, or registrar of the Company shall cancel every certificate surrendered to the Company for exchange or transfer. Except in the case of a lost, destroyed, stolen or mutilated certificate, the Secretary, transfer agent, or registrar of the Company shall not issue a new certificate in exchange for an existing certificate until he has canceled the existing certificate.

9.2 TRANSFER OF SHARES. A holder of record of shares of the Company's stock, or his attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary, transfer agent or registrar of the Company, may transfer his shares only on the stock transfer books of the Company. Such person shall furnish to the Secretary, transfer agent, or registrar of the Company proper evidence of his authority to make the transfer and shall properly endorse and surrender for cancellation his existing certificate or certificates for such shares. Whenever a holder of record of shares of the Company's stock makes a transfer of shares for collateral security, the Secretary, transfer agent, or registrar of the Company shall state such fact in the entry of transfer if the transferor and the transferee request.

9.3 LOST CERTIFICATES. The Board may direct the Secretary, transfer agent, or registrar of the Company to issue a new certificate to any holder of record of shares of the Company's stock claiming that he has lost such certificate, or that someone has stolen, destroyed or mutilated such certificate, upon the

                                     13 / 19
                                    BYLAWS OF
                               VERTEX ENERGY, INC.

receipt of an affidavit from such holder to such fact. When authorizing the issue of a new certificate, the Board, in its discretion may require as a condition precedent to the issuance that the owner of such certificate give the Company a bond of indemnity in such form and amount as the Board may direct.

9.4 REGULATIONS. The Board may make such rules and regulations, not inconsistent with these Bylaws, as it deems expedient concerning the issue, transfer and registration of certificates for shares of the stock of the corporation. The Board may appoint or authorize any officer or officers to appoint one or more transfer agents, or one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

9.5 HOLDER OF RECORD. The Company may treat as absolute owners of shares the person in whose name the shares stand of record as if that person had full competency, capacity and authority to exercise all rights of ownership, despite any knowledge or notice to the contrary or any description indicating a representative, pledge or other fiduciary relation, or any reference to any other instrument or to the rights of any other person appearing upon its record or upon the share certificate. However, the Company may treat any person furnishing proof of his appointment as a fiduciary as if he were the holder of record of the shares.

9.6 TREASURY SHARES. Treasury shares of the Company shall consist of shares which the Company has issued and thereafter acquired but not canceled. Treasury shares shall not carry voting or dividend rights.

                                   ARTICLE 10.
                                 INDEMNIFICATION

10.1     DEFINITIONS.  In this Article:

         (a) "INDEMNITEE" means (i) any present or former Director, advisory director or officer of the Company, (ii) any person who while serving in any of the capacities referred to in clause (i) hereof served at the Company's request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) hereof.

         (b) "OFFICIAL CAPACITY" means (i) when used with respect to a Director, the office of Director of the Company, and (ii) when used with respect to a person other than a Director, the elective or appointive office of the Company held by such person or the employment or agency relationship undertaken by such person on behalf of the Company, but in

                                     14 / 19
                                    BYLAWS OF
                               VERTEX ENERGY, INC.

         each case does not include service for any other foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

         (c) "PROCEEDING" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

10.2 INDEMNIFICATION. The Company shall indemnify every Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any Proceeding in which he was, is or is threatened to be named defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, in any of the capacities referred to in Section 10.1, if it is determined in accordance with
Section 10.4 that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in the Company's best interests and, in all other cases, that his conduct was at least not opposed to the Company's best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to the Company or is found liable on the basis that personal benefit was improperly received by the Indemnitee the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to the Company. Except as provided in the immediately preceding proviso to the first sentence of this Section 10.2, no indemnification shall be made under this Section 10.2 in respect of any Proceeding in which such Indemnitee shall have been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee's Official Capacity, or
(b) found liable to the Company. The termination of any Proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a), (b) or (c) in the first sentence of this
Section 10.2. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee. The indemnification provided herein shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

10.3 SUCCESSFUL DEFENSE. Without limitation of Section 10.2 and in addition to the indemnification provided for in Section 10.2, the Company shall indemnify every Indemnitee against reasonable expenses incurred by such person in connection with any Proceeding in which he is a witness or a named defendant or respondent because he served in any of the capacities referred to in Section

                                     15 / 19
                                    BYLAWS OF
                               VERTEX ENERGY, INC.

10.1, if such person has been wholly successful, on the merits or otherwise, in defense of the Proceeding.

10.4 DETERMINATIONS. Any indemnification under Section 10.2 (unless ordered by a court of competent jurisdiction) shall be made by the Company only upon a determination that indemnification of the Indemnitee is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who, at the time of such vote, are not named defendants or respondents in the Proceeding; (b) if such a quorum cannot be obtained, then by a majority vote of a committee of the Board of Directors, duly designated to act in the matter by a majority vote of all Directors (in which designated Directors who are named defendants or respondents in the Proceeding may participate), such committee to consist solely of two (2) or more Directors who, at the time of the committee vote, are not named defendants or respondents in the Proceeding; (c) by special legal counsel selected by the Board of Directors or a committee thereof by vote as set forth in clauses (a) or (b) of this Section 10.4 or, if the requisite quorum of all of the Directors cannot be obtained therefor and such committee cannot be established, by a majority vote of all of the Directors (in which Directors who are named defendants or respondents in the Proceeding may participate); or (d) by the shareholders in a vote that excludes the shares held by Directors that are named defendants or respondents in the Proceeding. Determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, determination as to reasonableness of expenses must be made in the manner specified in clause (c) of the preceding sentence for the selection of special legal counsel. In the event a determination is made under this Section 10.4 that the Indemnitee has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonably prorated.

10.5 ADVANCEMENT OF EXPENSES. Reasonable expenses (including court costs and attorneys' fees) incurred by an Indemnitee who was or is a witness or was, is or is threatened to be made a named defendant or respondent in a Proceeding shall be paid by the Company at reasonable intervals in advance of the final disposition of such Proceeding, and without making any of the determinations specified in Section 10.4, after receipt by the Company of (a) a written affirmation by such Indemnitee of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company under this Article and (b) a written undertaking by or on behalf of such Indemnitee to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in this Article. Such written undertaking shall be an unlimited obligation of the Indemnitee but need not be secured and it may be accepted without reference to financial ability to make repayment. Notwithstanding any other provision of this Article, the Company may pay or reimburse expenses incurred by an Indemnitee in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not named a defendant or respondent in the Proceeding.


                                     16 / 19
                                    BYLAWS OF
                               VERTEX ENERGY, INC.

10.6 EMPLOYEE BENEFIT PLANS. For purposes of this Article, the Company shall be deemed to have requested an Indemnitee to serve an employee benefit plan whenever the performance by him of his duties to the Company also imposes duties on or otherwise involves services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall be deemed fines. Action taken or omitted by an Indemnitee with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Company.

10.7 OTHER INDEMNIFICATION AND INSURANCE. The indemnification provided by this Article shall (a) not be deemed exclusive of, or to preclude, any other rights to which those seeking indemnification may at any time be entitled under the Company's Articles of Incorporation, any law, agreement or vote of shareholders or disinterested Directors, or otherwise, or under any policy or policies of insurance purchased and maintained by the Company on behalf of any Indemnitee, both as to action in his Official Capacity and as to action in any other capacity, (b) continue as to a person who has ceased to be in the capacity by reason of which he was an Indemnitee with respect to matters arising during the period he was in such capacity, (c) inure to the benefit of the heirs, executors and administrators of such a person and (d) not be required if and to the extent that the person otherwise entitled to payment of such amounts hereunder has actually received payment therefor under any insurance policy, contract or otherwise.

10.8 NOTICE. Any indemnification of or advance of expenses to an Indemnitee in accordance with this Article shall be reported in writing to the shareholders of the Company with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to shareholders of a consent to action without a meeting and, in any case, within the 12-month period immediately following the date of the indemnification or advance.

10.9 CONSTRUCTION. The indemnification provided by this Article shall be subject to all valid and applicable laws, including, without limitation, the Nevada General Corporation Law, and, in the event this Article or any of the provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Article shall be regarded as modified accordingly, and, as so modified, to continue in full force and effect.

10.10 CONTINUING OFFER, RELIANCE, ETC. The provisions of this Article (a) are for the benefit of, and may be enforced by, each Indemnitee of the Company, the same as if set forth in their entirety in a written instrument duly executed and delivered by the Company and such Indemnitee and (b) constitute a continuing offer to all present and future Indemnitees. The Company, by its adoption of these Bylaws, (a) acknowledges and agrees that each Indemnitee of the Company has relied upon and will continue to rely upon the provisions of this Article in

                                     17 / 19
                                    BYLAWS OF
                               VERTEX ENERGY, INC.

becoming, and serving in any of the capacities referred to in Section 10.1 of this Article, (b) waives reliance upon, and all notices of acceptance of, such provisions by such Indemnitees and (c) acknowledges and agrees that no present or future Indemnitee shall be prejudiced in his right to enforce the provisions of this Article in accordance with its terms by any act or failure to act on the part of the Company.

10.11 EFFECT OF AMENDMENT. No amendment, modification or repeal of this Article or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitees to be indemnified by the Company, nor the obligation of the Company to indemnify any such Indemnitees, under and in accordance with the provisions of the Article as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
10

                                   ARTICLE 11.
                                 TAKEOVER OFFERS

         In the event the Company receives a takeover offer, the Board of Directors shall consider all relevant factors in evaluating such offer, including, but not limited to, the terms of the offer, and the potential economic and social impact of such offer on the Company's stockholders, employees, customers, creditors and community in which it operates.

                                   ARTICLE 12.
                                     NOTICES

12.1 GENERAL. Whenever these Bylaws require notice to any Stockholder, director, officer or agent, such notice does not mean personal notice. A person may give effective notice under these Bylaws in every case by depositing a writing in a post office or letter box in a postpaid, sealed wrapper, or by dispatching a prepaid telegram addressed to such Stockholder, director, officer or agent at his address on the books of the Company. Unless these Bylaws expressly provide to the contrary, the time when the person sends notice shall constitute the time of the giving of notice.

12.2 WAIVER OF NOTICE. Whenever the law or these Bylaws require notice, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein.


                                     18 / 19
                                    BYLAWS OF
                               VERTEX ENERGY, INC.

                                   ARTICLE 13.
                                  MISCELLANEOUS

13.1 FACSIMILE SIGNATURES. In addition to the use of facsimile signatures which these Bylaws specifically authorize, the Company may use such facsimile signatures of any officer or officers, agents or agent, of the Company as the Board or a committee of the Board may authorize.

13.2 CORPORATE SEAL. The Board may provide for a suitable seal containing the name of the Company, of which the Secretary shall be in charge. The Treasurer, any Assistant Secretary, or any Assistant Treasurer may keep and use the seal or duplicates of the seal if and when the Board or a committee of the Board so directs.

13.3 FISCAL YEAR. The Board shall have the authority to fix and change the fiscal year of the Company.

                                   ARTICLE 14.
                                   AMENDMENTS

14.1 Subject to the provisions of the Articles of Incorporation, the Stockholders or the Board may amend or repeal these Bylaws at any meeting.

         The undersigned hereby certifies that the foregoing constitutes a true and correct copy of the Bylaws of the Company as adopted by the Directors on the 16th day of May 2008.

         Executed as of this 16th day of May 2008.


         /s/ Ben Cowart
         ------------------------
         Ben Cowart
         Director




                                     19 / 19
                                    BYLAWS OF
                               VERTEX ENERGY, INC.

                                   APPENDIX D
ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684-5708
Website: secretaryof state.biz

- ---------------------------------
CERTIFICATE OF DESIGNATION
(PURSUANT TO NRS 78.1955)
- ---------------------------------


                           Certificate of Designation
                           --------------------------
                         For Nevada Profit Corporations
                         ------------------------------
                           (Pursuant to NRS 78.1955)
                           -------------------------

1. Name of corporation
        VERTEX ENERGY, INC.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation, this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

        CERTIFICATE OF DESIGNATIONS

                    OF

           VERTEX ENERGY, INC.

ESTABLISHING THE DESIGNATIONS, PREFERENCES,

  LIMITATIONS AND RELATIVE RIGHTS OF ITS

        SERIES A PREFERRED STOCK

    (AS SET FORTH ON THE ATTACHED)


3. Effective date of filing (optional):

4. Officer Signature (REQUIRED):

                          CERTIFICATE OF DESIGNATION OF
                       RIGHTS, PREFERENCES AND PRIVILEGES
                                     OF THE
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                               VERTEX ENERGY, INC.
                              a Nevada Corporation

         Pursuant to Section 78.1955 of the Nevada General Corporation Law, Vertex Energy, Inc., a corporation organized and existing under the Nevada General Corporation Law (the "Company"),

         DOES HEREBY CERTIFY that pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, as amended, of the Company, and pursuant to Section 78.1955 of the Nevada General Corporation Law, the Board of Directors, by unanimous written consent of all members of the Board of Directors on ___________, 2008, duly adopted a resolution providing for a series of Series A Convertible Preferred Stock, which resolution is and reads as follows:

         RESOLVED, that pursuant to the authority expressly granted to and invested in the Board of Directors of Vertex Energy, Inc. (the "Company") by the provisions of the Certificate of Incorporation of the Company, as amended, a series of the preferred stock, par value $.001 per share, of the Company be, and it hereby is, established; and

         FURTHER RESOLVED, that the Series A Convertible Preferred Stock shall have the powers and preferences, and the relative, participating, optional and other rights, and the qualifications, limitations, and restrictions thereon set forth below:

         1. DESIGNATION AND AMOUNT. There shall be created from the 50,000,000 shares of Preferred Stock, par value $0.001 per share, of the Corporation authorized to be issued pursuant to the Articles of Incorporation, a series of Preferred Stock, designated as the "SERIES A CONVERTIBLE PREFERRED STOCK" (the "SERIES A PREFERRED STOCK"), and the number of shares of such series shall be 5,000,000. Such number of shares may be decreased by resolution of the Board of Directors; PROVIDED, HOWEVER, that no such decrease shall reduce the number of authorized shares of the Series A Preferred Stock to a number less than the number of shares of the Series A Preferred Stock then issued and outstanding, plus the number of shares reserved for issuance upon the declaration and payment of dividends thereon, if any, plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants, if any, to purchase shares of Series A Preferred Stock, or upon the conversion of any outstanding securities issued by the Corporation that are convertible into shares of Series A Preferred Stock.

         2. DEFINITIONS. As used herein, in addition to those terms otherwise defined herein, the following terms shall have the following meanings:

                  2.1 "ACQUISITION" shall mean any consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other binding share exchange or corporate reorganization, in which the shareholders of the Corporation immediately prior to such consolidation, merger, binding share exchange or reorganization, own less than fifty percent (50%) of the Corporation's voting power immediately after such consolidation, merger, binding share exchange or reorganization, or any transaction or series of related transactions in which in excess of fifty percent (50%) of the Corporation's voting power is transferred.

                  2.2 "BOARD OF DIRECTORS" shall mean the Board of Directors of the Corporation or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

                  2.3 "COMMON STOCK" shall mean the common stock of the Corporation, par value $.001 per share, or any other class of stock resulting from successive changes or reclassifications of such common stock consisting solely of changes in par value, or as a result of a subdivision, combination, or merger, consolidation or similar transaction in which the Corporation is a constituent corporation.

                  2.4 "FILING DATE" shall mean the date that this Certificate is filed with the Secretary of State of the State of Nevada.

                  2.5 "HOLDER" shall mean a holder of record of an outstanding share or shares of Series A Preferred Stock.

                  2.6 "ISSUE DATE" shall mean the original date of issuance of shares of the Series A Preferred Stock.

                  2.7 "JUNIOR STOCK" shall mean the Common Stock and each other class of capital stock or series of Preferred Stock of the Corporation established after the Issue Date, the terms of which do not expressly provide that such class or series ranks senior to or on parity with the Series A Preferred Stock upon the liquidation, winding-up or dissolution of the Corporation.

                  2.8 "LIQUIDATION PREFERENCE" shall mean, with respect to each share of the Series A Preferred Stock, $1.49, subject to equitable adjustment from time to time pursuant to Section 7.4.

                  2.9 "MARKET PRICE" of the Common Stock on any day shall be deemed to be the closing price of the Common Stock on such day as officially reported by the principal securities exchange in which the shares of Common Stock are listed or admitted to trading or by the Nasdaq Stock Market, or if the Common Stock is not listed or admitted to trading on any securities exchange, including the Nasdaq Stock Market, the last sale price, or if there is no last sale price, the closing bid price, as furnished by the National Association of Securities Dealers, Inc. (such as through the OTC Bulletin Board) or a similar organization if Nasdaq is no longer reporting such information. If the Market Price cannot be determined pursuant to the sentence above, the Market Price shall be determined in good faith (using customary valuation methods) by the Board of Directors based on the information best available to it.

                  2.10 "PERSON" shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock corporation, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

         3. LIQUIDATION RIGHTS.

                  3.1 In the event of any liquidation, winding-up or dissolution of the Corporation, whether voluntary or involuntary, each Holder shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its shareholders an amount equal to the Liquidation Preference for each outstanding share of the Series A Preferred Stock held by such Holder to the date fixed for distribution, in preference to the holders of, and before any payment or distribution is made on (or any setting apart for any payment or distribution), any Junior Stock. In the event the funds or assets legally available for distribution to the Holders are insufficient to pay in full the Liquidation Preference as described above, then all funds or assets available for distribution to the holders of capital stock shall be paid to the Holders pro rata based on the full Liquidation Preference to which they are entitled. After payment has been made to the Holders of the full Liquidation Preference to which such Holders shall be entitled, the remaining net assets of the Corporation available for distribution, if any, shall be distributed pro rata among the holders of Junior Stock.

                  3.2 In addition to any voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, the following events shall be considered a liquidation, winding-up or dissolution for the purpose of this
Section 3:

                           (i) the sale, conveyance, exchange or transfer (for
cash, shares of stock, other securities or other consideration) of all or substantially all the assets or business of the Corporation; or

                           (ii) any consolidation or merger of the Corporation
with or into any other corporation or other entity or person, or any other corporate reorganization, in which the shareholders of the Corporation immediately prior to such consolidation, merger or reorganization, own fifty percent (50%) or less of the Corporation's voting power immediately after such consolidation, merger or reorganization.

         4. VOTING RIGHTS.

                  4.1 Except as otherwise provided herein or as required by Nevada law, the Series A Preferred Stock shall be voted equally with the shares of the Common Stock of the Corporation, and not as a separate class, at any annual or special meeting of shareholders of the Corporation, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: each holder of shares of Series A Preferred Stock shall be entitled to that number of votes as equals the number of shares of Common Stock into which such holder's aggregate shares of Series A Preferred Stock are convertible (pursuant to Section 6 hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

                  4.2 The Board of Directors shall consist of five (5) seats. So long as at least fifty percent (50%) of the shares of Series A Preferred Stock issued on the Issue Date remain outstanding (as adjusted for any stock dividends, if any, combinations, splits, recapitalizations, and the like with respect to such shares), then the Holders of the Series A Preferred Stock, voting as a separate class, shall be entitled to elect one (1) of the five (5) directors of the Corporation (the "SERIES A DIRECTOR"). The Holders of the Series A Preferred Stock shall have the right to elect or re-elect this one director at each meeting, or pursuant to each written consent, of the Corporation's shareholders for the election of directors.

                  4.3 Any director who shall have been elected by the holders of Series A Preferred Stock pursuant to Section 4.2 hereof, may be removed during such director's term of office, either with or without cause, by and only by, an affirmative vote of the Holders of at least 66-2/3% of the then outstanding shares of Series A Preferred Stock, given either at a special meeting of such shareholders duly called for that purpose or pursuant to a written consent of such shareholders, and any vacancy thereby created may be filled by such Holders of Series A Preferred Stock represented at the meeting or pursuant to the written consent of such shareholders. Upon any other vacancy (i.e., other than a vacancy caused by removal) in the office of a director elected by Holders of Series A Preferred Stock pursuant to Section 4.2 hereof, the Holders of at least 66-2/3% of the then outstanding shares of Series A Preferred Stock may, by affirmative vote, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

         5. DIVIDENDS. Holders of outstanding shares of Series A Preferred Stock shall be entitled to receive dividends, when, as, and if declared by the Board of Directors. No dividends or other distributions shall be made with respect to any shares of Junior Stock during any fiscal year of the Corporation until dividends in the same amount per share on the Series A Preferred Stock shall have been declared and paid or set apart during that fiscal year.

         6.CONVERSION.

                  6.1 Each Holder shall have the right, at such Holder's option, exercisable at any time commencing on the one-year anniversary of the Issue Date and from time to time thereafter, to convert, subject to the terms and provisions of this Section 6, any or all of such Holder's shares of Series A Preferred Stock into shares of Common Stock at a conversion rate equal to one share of Common Stock for each one share of Series A Preferred Stock being converted, PROVIDED, that (i) a holder of Series A Preferred Stock may, at any time following the one-year anniversary of the Issue Date and subject to the limitations set forth in subsection (ii) below, convert only up to that number of shares of Series A Preferred Stock, if any, so that, upon conversion, the aggregate beneficial ownership of the Corporation's Common Stock (calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of such Holder and all persons affiliated with such Holder is not more than 4.99% of the Corporation's Common Stock then outstanding and (ii) prior to the three-year anniversary of the Issue Date, a Holder of Series A Preferred Stock may not, in any given three-month period, convert more than that number of shares of Series A Preferred Stock as equals 5% of the total number of shares of Series A Preferred then beneficially owned by such Holder. To exercise such right, a Holder must deliver to the Corporation at its principal offices during usual business hours of the Corporation: (i) a written notice that such Holder elects to convert the number of shares of the Series A Preferred Stock specified in such notice and (ii) the certificate(s) evidencing the shares of Series A Preferred Stock to be converted, properly endorsed or assigned for transfer. Thereupon, the Corporation shall promptly issue and deliver to such Holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. The conversion shall be deemed to occur at the close of business on the day the notice of conversion and certificate(s) are received by the Corporation.

                  6.2 Each share of Series A Preferred Stock shall be converted into shares of Common Stock automatically and without further action by the Corporation or any Holder, upon the first to occur of any of the following: (i) the affirmative vote or written consent of the Holders of a majority of the then-outstanding Series A Preferred Stock; (ii) the closing Market Price of the Common Stock averages at least $15.00 per share over a period of 20 consecutive trading days and the daily trading volume over the same 20-day period averages at least 7,500 shares; (iii) the closing of the sale of the Corporation's
Common Stock in a public offering underwritten by an investment bank reasonably acceptable to the holders of a majority of the then-outstanding shares of Series A Preferred Stock, registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), with a per share price to the public of at least $10.00 per share and for a total gross offering amount of at least $10.0 million, other than a registration relating solely to a transaction under Rule 145 under the Securities Act (or any successor thereto) or to an employee benefit plan of the Corporation; or (iv) the closing of an Acquisition resulting in proceeds to the holders of the Series A Preferred Stock of at least $10.00 per outstanding share of Series A Preferred Stock. The Corporation shall give notice to the Holders of the automatic conversion of the Series A Preferred Stock pursuant to this
Section 6.4, whereupon each Holder shall be obligated to surrender to the Corporation the certificate(s) evidencing its shares of Series A Preferred Stock, properly endorsed or assigned for transfer.

                  6.3 On the date of any conversion, all rights of any Holder with respect to the shares of the Series A Preferred Stock so converted, including the rights, if any, to receive distributions of the Corporation's assets (including, but not limited to, the Liquidation Preference) or notices from the Corporation, will terminate, except only for the rights of any such Holder to receive certificates (if applicable) for the number of whole shares of Common Stock into which such shares of the Series A Preferred Stock have been converted and cash in lieu of any fractional share as provided in Section 6.6.

                  6.4 If the Corporation shall at any time or from time to time after the Filing Date effect a subdivision of the outstanding Common Stock without a corresponding subdivision of the Series A Preferred Stock, or combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Series A Preferred Stock, the conversion ratio shall be proportionately adjusted. Any adjustment under this SECTION 6.4 shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  6.5 The Corporation shall reserve out of the authorized but unissued shares of its Common Stock, sufficient shares of its Common Stock to provide for the conversion of shares of Series A Preferred Stock, from time to time as such shares of Series A Preferred Stock are presented for conversion. The Corporation shall take all action necessary so that all shares of Common Stock that may be issued upon conversion of shares of Series A Preferred Stock will upon issue be validly issued, fully paid and nonassessable, and free from all liens and charges in respect of the issuance or delivery thereof.

                  6.6 No fractional shares or securities representing fractional shares of Common Stock shall be issued upon any conversion of any shares of the Series A Preferred Stock. If more than one share of the Series A Preferred Stock held by the same Holder shall be subject to conversion at one time, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the conversion of all of such shares of the Series A Preferred Stock. If the conversion of any share or shares of the Series A Preferred Stock results in a fraction, an amount equal to such fraction multiplied by the Market Price of the Common Stock on the conversion date shall be paid to such Holder in cash by the Corporation..

         7.       MISCELLANEOUS

                  7.1 If any Series A Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall, subject to the Bylaws of the Corporation, upon the request and at the expense of the Holder, issue, in exchange and in substitution for and upon cancellation of the mutilated Series A Preferred Stock certificate, or in lieu of and substitution for the Series A Preferred Stock certificate lost, stolen or destroyed, a new Series A Preferred Stock certificate of like tenor and representing an equivalent amount of shares of the Series A Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series A Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation. The Corporation shall not be required to issue any physical certificates representing shares of the Series A Preferred Stock on or after any conversion date with respect to such shares of the Series A Preferred Stock. In place of the delivery of a replacement certificate following any such conversion date, upon delivery of the evidence and indemnity described above, the Corporation will deliver the shares of Common Stock.

                  7.2 With respect to any notice to a Holder required to be provided hereunder, such notice shall be mailed to the registered address of such Holder, and neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any redemption, conversion, distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation, winding-up or other action, or the vote upon any action with respect to which the Holders are entitled to vote. All notice periods referred to herein shall commence on the date of the mailing of the applicable notice. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives the notice.

                  7.3 Subject to Section 6.6 hereof, the shares of the Series A Preferred Stock shall be issuable, convertible and redeemable only in whole shares and cash shall be paid in lieu of fractional shares.

                  7.4 The Liquidation Preference and the dollar amounts and share numbers set forth herein shall be subject to adjustment, as appropriate, whenever there shall occur a stock split, stock dividend, combination, reclassification or other similar event involving shares of the Series A Preferred Stock. Such adjustments shall be made in such manner and at such time as the Board of Directors in good faith determines to be equitable in the circumstances, any such determination to be evidenced in a resolution duly adopted by the Board of Directors. Upon any such equitable adjustment, the Corporation shall promptly deliver to each Holder a notice describing in reasonable detail the event requiring the adjustment and the method of calculation thereof and specifying the increased or decreased Liquidation Preference following such adjustment.

                  7.5 Shares of the Series A Preferred Stock converted into Common Stock shall be retired and canceled and shall have the status of authorized but unissued shares of Preferred Stock of the Corporation undesignated as to series and may with any and all other authorized but unissued shares of Preferred Stock of the Corporation be designated or redesignated and issued or reissued, as the case may be, as part of any series of Preferred Stock of the Corporation.

                  7.6 In case, at any time while any of the shares of the Series A Preferred Stock are outstanding:

                           7.6.1 The Corporation shall declare a dividend (or
any other distribution) on any Junior Stock; or

                           7.6.2 The Corporation shall authorize the issuance to
all holders of its shares of any Junior Stock of rights or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

                           7.6.3 There is any reclassification of the Common
Stock, any consolidation, merger or binding share exchange to which the Corporation is a party or the sale or transfer of all or substantially all of the assets of the Corporation; or

                           7.6.4 There is the voluntary or involuntary
dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be mailed to Holders at least 30 days before the date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, and/or (ii) the date on which any such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares for the applicable consideration, deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

                  7.7 The headings of the various sections and subsections of this Certificate of Designation are for convenience of reference only and shall not affect the interpretation of any of the provisions of this Certificate of Designation.

                  7.8 Whenever possible, each provision of this Certificate of Designation shall be interpreted in a manner as to be effective and valid under applicable law and public policy. If any provision set forth herein is held to be invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions of this Certificate of Designation. No provision herein set forth shall be deemed dependent upon any other provision unless so expressed herein. If a court of competent jurisdiction should determine that a provision of this Certificate of Designation would be valid or enforceable if a period of time were extended or shortened, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

                  7.9 The Corporation will provide to the holders of the Series A Preferred Stock all communications sent by the Corporation to the holders of the Common Stock.

                  7.10 Except as may otherwise be required by law, the shares of the Series A Preferred Stock shall not have any powers, designations, preferences or other special rights, other than those specifically set forth in this Certificate of Designation.


         IN WITNESS WHEREOF, the Company has caused this statement to be duly executed by its Chief Executive Officer this __ day of December 2008.


                                             VERTEX ENERGY, INC.



                                             ---------------------------------
                                             Benjamin P. Cowart
                                             Chief Executive Officer

                                                                      APPENDIX E

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684-5708
Website: secretaryof state.biz

- ---------------------------------
CERTIFICATE OF DESIGNATION
(PURSUANT TO NRS 78.1955)
- ---------------------------------


                           Certificate of Designation
                           --------------------------
                         For Nevada Profit Corporations
                         ------------------------------
                           (Pursuant to NRS 78.1955)
                           -------------------------

1. Name of corporation
        VERTEX ENERGY, INC.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation, this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

        CERTIFICATE OF DESIGNATIONS

                    OF

           VERTEX ENERGY, INC.

ESTABLISHING THE DESIGNATIONS, PREFERENCES,

  LIMITATIONS AND RELATIVE RIGHTS OF ITS

        SERIES B PREFERRED STOCK

    (AS SET FORTH ON THE ATTACHED)


3. Effective date of filing (optional):

4. Officer Signature (REQUIRED):

                           CERTIFICATE OF DESIGNATIONS

                                       OF

                               VERTEX ENERGY, INC.

                   ESTABLISHING THE DESIGNATIONS, PREFERENCES,

                     LIMITATIONS AND RELATIVE RIGHTS OF ITS

                            SERIES B PREFERRED STOCK

         Pursuant to Section 78.1955 of the Nevada General Corporation Law, Vertex Energy, Inc., a corporation organized and existing under the Nevada General Corporation Law (the "Company"),

         DOES HEREBY CERTIFY that pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, as amended, of the Company, and pursuant to Section 78.1955 of the Nevada General Corporation Law, the Board of Directors, by unanimous written consent of all members of the Board of Directors on ____________, 2008, duly adopted a resolution providing for the issuance of a series of one hundred shares of Series B Preferred Stock, which resolution is and reads as follows:

         RESOLVED, that pursuant to the authority expressly granted to and invested in the Board of Directors of Vertex Energy, Inc. (the "Company") by the provisions of the Certificate of Incorporation of the Company, as amended, a series of the preferred stock, par value $.001 per share, of the Company be, and it hereby is, established; and

         FURTHER RESOLVED, that the series of preferred stock of the Company be, and it hereby is, given the distinctive designation of "Series B Preferred Stock"; and

         FURTHER RESOLVED, that the Series B Preferred Stock shall consist of one hundred shares; and

         FURTHER RESOLVED, that the Series B Preferred Stock shall have the powers and preferences, and the relative, participating, optional and other rights, and the qualifications, limitations, and restrictions thereon set forth below:




                                   Page 1 of 3
                               Vertex Energy, Inc.
             Certificate of Designations of Series B Preferred Stock

         SECTION 1. DESIGNATION OF SERIES; RANK. The shares of such series shall be designated as the "Series B Preferred Stock" (the "Series B Preferred Stock") and the number of shares initially constituting such series shall be up to one hundred shares.

         SECTION 2. DIVIDENDS. The holders of Series B Preferred Stock shall not be entitled to receive dividends paid on the Common Stock.

         SECTION 3. LIQUIDATION PREFERENCE. The holders of Series B Preferred Stock shall not be entitled to any liquidation preference.

         SECTION 4.    VOTING.

                  4.1   VOTING RIGHTS.

         (a) Except as otherwise provided herein or as required by Nevada law, the Series B Preferred Stock shall have no voting rights.

         (b) The Board of Directors of the Company shall consist of five (5) seats. So long as any shares of Series B Preferred Stock remain outstanding, the holders of the Series B Preferred Stock, voting as a separate class, shall be entitled to elect four (4) of the five (5) directors of the Company (the "Series B Directors"). The holders of the Series B Preferred Stock shall have the right to elect or re-elect these directors at each meeting, or pursuant to each written consent, of the Company's shareholders for the election of directors.

         (c) Any director who shall have been elected by the holders of Series B Preferred Stock pursuant to Section 4.1(b) hereof, may be removed during such director's term of office, either with or without cause, by and only by, an affirmative vote of the holders of at least 66-2/3% of the then outstanding shares of Series B Preferred Stock, given either at a special meeting of such shareholders duly called for that purpose or pursuant to a written consent of such shareholders, and any vacancy thereby created may be filled by such holders of Series B Preferred Stock represented at the meeting or pursuant to the written consent of such shareholders. Upon any other vacancy (i.e., other than a vacancy caused by removal) in the office of a director elected by holders of Series B Preferred Stock pursuant to Section 4.1(b) hereof, the holders of at least a majority of the then outstanding shares of Series B Preferred Stock may, by affirmative vote, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

                  4.2 AMENDMENTS TO ARTICLES AND BYLAWS. So long as any shares of Series B Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of at least 66-2/3% of all outstanding shares of Series B Preferred Stock, voting separately as a class (i) amend, alter or repeal any provision of the certificate of incorporation or the bylaws of the Company so as to adversely affect the designations, preferences, limitations and relative rights of the Series B Preferred Stock or (ii) effect any reclassification of the Series B Preferred Stock.


                                   Page 2 of 3
                               Vertex Energy, Inc.
             Certificate of Designations of Series B Preferred Stock

                  4.3 AMENDMENT OF RIGHTS OF SERIES B PREFERRED STOCK. The Company shall not, without the affirmative vote of the holders of at least 66-2/3% of all outstanding shares of Series B Preferred Stock, amend, alter or repeal any provision of this Statement of Designations, PROVIDED, HOWEVER, that the Company may, by any means authorized by law and without any vote of the holders of shares of Series B Preferred Stock, make technical, corrective, administrative or similar changes in this Statement of Designations that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of Series B Preferred Stock.

         SECTION 5. CONVERSION RIGHTS. The shares of Series B Preferred Stock shall have no conversion rights.

         SECTION 6. REDEMPTION OBLIGATION. The Company shall be obligated to redeem all of the outstanding shares of Series B Preferred Stock at par value ($0.001 per outstanding Series B Preferred Stock share) upon the first to occur of the following events: (a) Ben Cowart is no longer employed by the Company as its Chief Executive Officer or President; or (b) the Executive Employment Agreement dated as of ________, 2008 between the Company and Ben Cowart has expired or been terminated by Mr. Cowart or the Company; or (c) the shares of Series B Preferred Stock are owned of record or beneficially by any holder other than Ben Cowart; or (iv) the Company's shares of Common Stock have been approved to be listed on Nasdaq or other national securities exchange; or (v) ________________, 2013. In the event the Company does not so redeem the shares of Series B Preferred Stock when obligated to do so, the provisions of Sections
4.1 (b) and (c) and Sections 4.2 and 4.3 shall automatically terminate.

         SECTION 7. NOTICES. Any notice required hereby to be given to the holders of shares of Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company.

         IN WITNESS WHEREOF, the Company has caused this statement to be duly executed by its Chief Executive Officer this ___ day of ___________ 2008.

                                                     VERTEX ENERGY, INC.

                                                     --------------------------
                                                     Ben Cowart
                                                     Chief Executive Officer



                                   Page 3 of 4
                               Vertex Energy, Inc.
             Certificate of Designations of Series B Preferred Stock

                                   APPENDIX F

                       OPINION OF LIVINGSTONE PARTNERS LLC


OPINION LETTER
August 6, 2008
Special Committee of the Board of Directors of World Waste Technologies, Inc. 10600 North DeAnza Blvd #250
Cupertino, CA 95014



Special Committee of the Board of Directors:


Vertex Energy, LP, a Texas limited partnership ("Vertex LP"), Vertex Energy, Inc., a Nevada corporation ("Vertex Nevada"), Vertex Merger Sub, Inc., a California corporation and wholly-owned subsidiary of Vertex Nevada ("Merger Sub"), and Ben Cowart, as agent ("Agent") for all of the shareholders of Vertex Nevada (the "Vertex Shareholders"), collectively referred to herein ("Vertex", "Seller", "Company" or "Target"), is entering into a Merger (the "Merger") with World Waste Technologies, Inc., a California corporation ("WWT" or the "Buyer"). WWT, Vertex LP, Vertex Nevada, Merger Sub and the Agent are collectively referred to herein as the "Parties". The principal terms and conditions of the Merger are set forth in more detail in the Agreement and Plan of Merger between the Seller and Buyer dated May 15, 2008 (the "Agreement").


Livingstone Partners ("Livingstone") LLC has been requested by the Special Committee of the Board of Directors of WWT ("Special Committee") to render our opinion with respect to fairness, from a financial point of view, as of the date hereof, to the shareholders of WWT, of the consideration to be paid by WWT in the Merger. We have not been requested to opine as to, and our opinion does not in any manner address, WWT's underlying business decision to enter into the Merger or constitute a recommendation of the Merger independently or relative to an alternative transaction. We are not opining and do not express any opinion in any manner as to i) the solvency or financial condition of Vertex, ii) any tax consequences that may result from the consummation of the Merger, iii) the prices at which shares of WWT common stock will trade at any time, or iv) the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Merger, or any class of such persons, relative to the consideration paid in the Merger or otherwise.


In arriving at our opinion, Livingstone has:

         1.       Reviewed the Agreement and principal terms of the Merger;
         2.       Reviewed Vertex's audited financial statements for the fiscal years December 31, 2005 through December 31, 2007;
         3.       Reviewed WWT's SEC filings, audited financial statements and other financial information received from WWT;
         4. Conducted interviews with members of WWT's management team and their consultants, to discuss the remaining assets, operations, financial prospects and residual value of WWT;
         5. Reviewed unaudited historical, estimated and projected financial and operating information with respect to the business, operations and prospects of Vertex furnished by the Seller;
         6. Conducted interviews and facility tours with Vertex's senior management team to understand in detail, Vertex's business, operations, financial condition, and future business prospects;
         7. Compared the results of operations of Vertex with those of certain public companies which Livingstone deemed to be reasonably comparable to Vertex;
         8. Reviewed the financial terms, to the extent publicly available, of certain comparable

August 6, 2008
Page 2



                  transactions which Livingstone deemed reasonably comparable to the Merger;
         9. Reviewed independent third party diligence reports and supplemental analyses;
         10.      Reviewed Vertex's contracts with Chevron/Omega and KMTEX;
         11.      Reviewed Vertex's revolving line of credit promissory note;
         12. Reviewed Purchase and Sale Agreement and Sublease Agreement between Cedar Marine Terminals, L.P., a Texas limited partnership ("CMT"), and Vertex Nevada;
         13.      Reviewed Vertex list of assets and liabilities;
         14.      Reviewed Vertex related party transactions;
         15. Reviewed Vertex Energy, Inc. Executive Employment Agreement with Benjamin P. Cowart;
         16. Reviewed Certificate of Designation of Rights, Preferences and Privileges of the Series A Convertible Preferred Stock of Vertex Energy, Inc.;
         17. Reviewed Certificate of Vertex Energy, Inc., Establishing the Designations, Preferences, Limitations and Relative Rights of its Series B Preferred Stock;
         18. Reviewed such other documents, leases, agreements, and permits included in the Closing Documents; and 19. Conducted such other analyses and examinations, and such other financial, economic, and market criteria as Livingstone deemed necessary to develop its opinion.

In arriving at our opinion, Livingstone has assumed and relied upon the accuracy and completeness of the historical audited and unaudited financial statements and other financial and operating information that Vertex furnished to us, without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of Vertex that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the actual financial information of Vertex for the fiscal year ended December 31, 2007 and the projected financial information of Vertex for the fiscal years ending December 31, 2008 through 2013, Livingstone assumed that such estimates and projections have been reasonably prepared on a basis reflecting the best currently available information and judgments of the management of Vertex as to the present and future financial performance of Vertex. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

In rendering this opinion we have also assumed that: (i) the Merger will be consummated on the principal terms described in the Agreement and Plan of Merger without additional material terms or conditions and that the conditions to the consummation of the Merger, including all necessary consents and approvals, will be satisfied without material expense; (ii) all representations, warranties and covenants to be made by the parties in a definitive agreement and plan of merger will be true, accurate and complete at closing; (iii) all assets and liabilities (contingent or otherwise, known or unknown) of the Target are as set forth in its consolidated financial statements; and (iv) the final form of the documents relating to the Merger will be substantively similar in all respects to the drafts thereof reviewed by us.


Our opinion is rendered as of the date hereof and we expressly disclaim any undertaking or obligation to advise any person of any change in fact or matter affecting our opinion of which we become aware after the date hereof. Our opinion creates no rights or remedies for any employee, creditor, stockholder or other equity holder of WWT or any other party. Our opinion may not be reproduced, disseminated, quoted, summarized or referred to at any time, in any manner or for any purpose, nor may any public reference to Livingstone or any of its affiliates be made by WWT or any of its affiliates, without the prior written consent of Livingstone except to the extent such disclosure or reference is requested or required by applicable law, regulation, supervisory authority or any other legislative, judicial or governmental process. Our opinion has been approved by a fairness

August 6, 2008
Page 3



committee of Livingstone Partners. Our opinion is not intended to be and does not constitute a recommendation to any stockholder of WWT as to how such stockholder should vote with respect to the Merger.

Livingstone will receive a fee in connection with the preparation, delivery and acceptance of this opinion by the Special Committee of the Board of Directors of WWT. In addition, WWT has agreed to pay Livingstone a fee which is contingent upon the consummation of the Merger. WWT has also agreed to reimburse our expenses and indemnify us for certain liabilities that may arise out of our engagement. A copy of the engagement letter is included as Exhibit A.

Livingstone Partners and its affiliates are engaged in investment banking and financial advisory services, securities trading, hedging, financing, brokerage activities and other financial and non-financial activities and services for various persons and entities. In the ordinary course of these activities and services, Livingstone Partners and its affiliates may actively trade securities of Buyer or Seller for our own account or the account of our customers, and, accordingly, may at any time hold a long or short position in such securities. We may also, in the future, provide investment banking and financial advisory services to Buyer, Seller or entities that are affiliated with Buyer or Seller, for which we would expect to receive compensation.

Based upon and subject to the foregoing, we are of the opinion as of the date hereof that the consideration to be paid in the transaction is fair, from a financial point of view, to each class of WWT's shareholders (Series A Preferred, Series B Preferred and Common).

Based upon and subject to the foregoing, we are of the opinion as of the date hereof that the consideration to be paid in the transaction is fair, from a financial point of view, in each case as compared to the consideration to be received by that class of shareholders under a liquidation analysis.





Best,


/s/ Stephen Miles

Livingstone Partners

                                   APPENDIX G

                      FORM OF SHAREHOLDER VOTING AGREEMENT


                          SHAREHOLDER VOTING AGREEMENT

      SHAREHOLDER VOTING AGREEMENT, dated as of March __, 2008 (this "AGREEMENT"), by and among World Waste Technologies, Inc., California corporation ("Company"), and each of the shareholders of Company listed on
SCHEDULE 1 attached hereto (each, a "PRINCIPAL SHAREHOLDER," and collectively, the "PRINCIPAL SHAREHOLDERS").

      WHEREAS, on or around the date hereof, Company has entered into an Asset Purchase Agreement (the "PURCHASE AGREEMENT") with Clean Earth Solutions, Inc. ("CES") pursuant to which, among things, Company has agreed to sell certain assets to CES (the "SALE");

      WHEREAS, as of the date hereof, each Principal Shareholder owns (of record and beneficially) such number of shares ("SHARES") of the Common Stock ("COMMON STOCK"), $0.001 par value, of Company as set forth opposite such Principal Shareholder's name on SCHEDULE 1 hereto (such Shares, together with any other Shares the voting power over which is acquired by such Principal Shareholder during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms, are collectively referred to herein as the "SUBJECT SHARES" with respect to such Principal Shareholder);

      WHEREAS, each Principal Shareholder is affiliated with CES and accordingly has an interest in the closing of the Sale; and

      WHEREAS, as a condition to its willingness to proceed with the Sale and to consummate the transactions contemplated thereby, Company has required that each Principal Shareholder execute and deliver this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

      1. REPRESENTATIONS OF EACH PRINCIPAL SHAREHOLDER.

            (a) Each Principal Shareholder hereby represents and warrants to Company as follows:

                  (i) Such Principal Shareholder is the record and beneficial owner (for purposes of this Agreement, such term shall have the meaning set forth in Rule 13d-3 under the Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations promulgated thereunder, but without regard to any conditions (including the passage of time) to the acquisition of such shares) of, and has good and valid and marketable title to, the Shares set forth opposite such Principal Shareholder's name on SCHEDULE 1.

                  (ii) As of the date hereof, such Principal Shareholder is not the record or beneficial owner of any shares of Common Stock or other voting securities or instruments of the Company, other than the Shares set forth opposite such Principal Shareholder's name on SCHEDULE 1.

                  (iii) Such Principal Shareholder has all requisite power and authority necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

                  (iv) This Agreement has been duly executed and delivered by such Principal Shareholder and this Agreement constitutes a valid and binding agreement of such Principal Shareholder, enforceable against such Principal Shareholder in accordance with its terms.

                  (v) Other than as required or permitted by this Agreement, the Shares set forth opposite such Principal Shareholder's name on SCHEDULE 1 are now and shall at all times during the term of this Agreement be owned of record by such Principal Shareholder, free and clear of all pledges, liens, proxies, claims, charges, security interests, preemptive rights, voting trusts, voting agreements, options, rights of first offer or refusal and any other encumbrances or arrangements whatsoever with respect to the ownership, transfer or voting of the Shares in any such case that would, individually or in the aggregate, reasonably be expected to materially impair the ability of such Principal Shareholder to perform his, her or its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated by this Agreement, and there are no outstanding options, warrants or rights to purchase or acquire, or agreements or arrangements relating to the voting of, any of the Shares set forth opposite such Principal Shareholder's name on
SCHEDULE 1, other than this Agreement.

                  (vi) The execution and delivery of this Agreement by such Principal Shareholder and the performance by such Principal Shareholder of its obligations hereunder will not (including with notice or lapse of time or both):

                           (1) require any consent, approval, order,
authorization or permit of, or registration or filing with or notification to, any governmental entity or other party, except for the filing with the SEC of any Schedules 13D or 13G or amendments to Schedules 13D or 13G and filings under
Section 16 of the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated hereby;

                           (2) result in any violation or the breach of, or
constitute a default under, or give rise to any right of termination, cancellation or acceleration or any payments under, or result in a loss of a benefit or in the creation or imposition of a lien under, any of the terms, conditions or provisions of any note, lease, mortgage, indenture, license, agreement or other instrument or obligation to which such Principal Shareholder is a party or by which such Principal Shareholder or any of his, her or its assets is bound that would, individually or in the aggregate, reasonably be expected to materially impair the ability of such Principal Shareholder to perform his, her or its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated by this Agreement; or

                           (3) violate the provisions of any order, writ,
injunction, judgment, decree, statute, rule or regulation applicable to such Principal Shareholder in such a manner as would, individually or in the aggregate, reasonably be expected to materially impair the ability of such Principal Shareholder to perform his, her or its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated by this Agreement.

                  (vii) Such Principal Shareholder understands and acknowledges that it is likely that Company will seek to effectuate a Fundamental Change, and that he, she or it is nonetheless willing to enter into this Agreement. For purposes of this Agreement, a "FUNDAMENTAL CHANGE" means the occurrence of a transaction or series of related transactions that has been approved by the Company's Board of Directors and that results in (i) the sale, lease or other disposition of all or substantially all of Company's assets, (ii) the liquidation or dissolution of the Company, (iii) the merger or consolidation of the Company with or into a third party, (iv) a reclassification of the Company's capital, including but not limited to changes to the conversion rates and other terms of Company's preferred stock, (vi) a change in control of Company, (vii) a change in Company's jurisdiction of incorporation, (vii) an amendment to Company's articles of incorporation, including any certificate of designation included therein, or (viii) the initiation of bankruptcy proceedings by Company.

                  (viii) Such Principal Shareholder hereby waives, and agrees not to assert or perfect, any dissenters' rights or any similar rights in connection with any Fundamental Change that it may have by virtue of ownership of the Shares set forth opposite such Principal Shareholder's name on SCHEDULE 1.

                  (ix) No consent of such Principal Shareholder is necessary under any "community property" or other laws in order for such Principal Shareholder to enter into and perform his, her or its obligations under this Agreement (or, if any such consent is required, such Principal Shareholder's spouse has countersigned this Agreement).

         (b) Except where expressly stated to be given as of the date hereof only, the representations and warranties contained in this Agreement shall be made as of the date hereof and as of each date from the date hereof through and including the date of termination of this Agreement.

      2. AGREEMENT TO VOTE SHARES.

         (a) In accordance with applicable law, during the period commencing on the date hereof and continuing until the termination of this Agreement in accordance with its terms, each Principal Shareholder agrees to: (i) appear (in person or by proxy) at any annual or special meeting of the shareholders of the Company for the purpose of obtaining a quorum; and (ii) vote (or, if requested, execute proxies ), or execute a written consent or consents if shareholders of Company are requested to vote their shares through the execution of an action by written consent in lieu of any such annual or special meeting of shareholders of Company, in either case with respect to all of the Subject Shares held by such Principal Shareholder: (a) in favor of approval of the principal terms and consummation of all aspects of any Fundamental Change, including all related documentation contemplated thereunder, at every meeting (or in connection with any action by written consent) of the shareholders of Company at which such matters are considered and at every adjournment or postponement thereof; (b) against (1) any action, proposal, transaction or agreement which would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Principal Shareholder under this Agreement and (2) any action, proposal, transaction or agreement that would reasonably be expected to compete with or would reasonably be expected to interfere with, delay, discourage, adversely affect or inhibit the timely consummation of a Fundamental Change. Notwithstanding the foregoing, each Principal Shareholder shall remain free to vote (or execute consents or proxies with respect to) his, her or its Subject Shares with respect to any matter not covered by this Section 2 in any manner he deems appropriate, provided that such vote (or execution of consents or proxies with respect thereto) would not reasonably be expected to interfere with, delay, discourage, adversely affect or inhibit the timely consummation of a Fundamental Change. Notwithstanding any reference in this paragraph to actions by written consent, no Principal Shareholder shall have any obligation to execute any written consent in lieu of a meeting with respect thereto for the purpose of approving the principal terms of any Fundamental Change unless Company shall have requested that such approval and adoption be effected through the execution of any such written consent, in which case such Principal Shareholder shall execute such consent.

         (b) Each Principal Shareholder hereby constitutes and appoints John Pimentel (the "AGENT"), with full power of substitution, as his, her or its proxy with respect to the matters set forth herein, and hereby authorizes the Agent to represent and to vote, if and only if such Principal Shareholder attempts to vote (whether by proxy, in person or by written consent), or to fail to vote, in a manner which is inconsistent with the terms of this Agreement, in the manner set forth in this Agreement. The proxy and power of attorney granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of Company and the parties hereto in connection with the transactions contemplated by the Purchase Agreement and this Agreement and, as such, is coupled with an interest and shall be irrevocable unless and until this Agreement terminates in accordance with its terms. Each Principal Shareholder hereby revokes any and all previous proxies and powers of attorney with respect to the Subject Shares and shall not hereafter, unless and until this Agreement terminates pursuant to its terms, purport to grant any other proxy or power of attorney with respect to any of the Subject Shares, deposit any of the Subject Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Subject Shares, in each case, with respect to any of the matters set forth herein. Each Principal Shareholder shall promptly cause a copy of this Agreement to be deposited with Company at its principal place of business. Each Principal Shareholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this Agreement. The power of attorney granted by each Principal Shareholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of such Principal Shareholder.

      3. REPRESENTATIONS OF COMPANY. Company hereby represents and warrants to each Principal Shareholder that:

         (a) Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

         (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Company and is a valid and binding agreement of Company enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether such enforcement is considered in a proceeding at law or in equity).

         (c) The execution, delivery and performance by Company of this Agreement and the consummation by Company of the transactions contemplated hereby do not and shall not (including with notice or lapse of time or both):

                  (i) contravene or conflict with the articles of incorporation or the bylaws of Company;

                  (ii) result in any violation or the breach of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration or any payments under, or result in a loss of a benefit or in the creation or imposition of a lien under, any of the terms, conditions or provisions of any note, lease, mortgage, indenture, license, agreement or other instrument or obligation to which Company is a party or by which Company or any of its assets may be bound; violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to Company in such a manner as would, individually or in the aggregate, reasonably be expected to materially impair the ability of Company to perform its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated by this Agreement; or require any consent, approval, order, authorization or permit of, or registration or filing with or notification to, any governmental entity or other party.

      4. TRANSFER AND ENCUMBRANCE.

         (a) Subject to the terms of this Agreement, for a period beginning on the date hereof and continuing until the termination of this Agreement in accordance with its terms, each Principal Shareholder agrees not to, directly or indirectly, transfer, sell, offer, hypothecate, assign, pledge or otherwise dispose of or encumber ("TRANSFER"), or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of the Subject Shares or such Principal Shareholder's voting or economic interest therein. Subject to the terms of this Agreement, during the term of this Agreement, each Principal Shareholder agrees not to (i) grant any proxies, options or rights of first offer or refusal with respect to any of the Subject Shares, (ii) permit any such Subject Shares to become subject to any new pledges, liens, preemptive rights, security interests, claims, charges or other encumbrances or arrangements, or (iii) enter into any voting agreement, voting trust or other voting arrangement with respect to any of the Subject Shares. Notwithstanding the foregoing, each Principal Shareholder may take any action described in the previous two sentences, so long as the other party (a "TRANSFEREE") to such Transfer or other arrangement described in the second sentence of this Section 4 executes this Agreement (or a joinder hereto in a form reasonably satisfactory to Company) and agrees to be bound by its terms; provided, however, that notwithstanding such Transfer or arrangement, such Principal Shareholder shall continue to be liable for any breach by such transferee of its agreements and covenants under this Agreement. Nothing in this Agreement shall be deemed to amend in any respect the terms and conditions set forth in Section 7 of the Registration Rights Agreement among Company, Principal Shareholders and the other parties thereto, which provisions are intended to remain in full force and effect in accordance with their terms, including following the occurrence of a Fundamental Change.

(b) Each Principal Shareholder agrees (i) to the entry of stop transfer instructions with Company's transfer agent and registrar against the transfer of his, her or its Shares except in compliance with the foregoing restrictions and
(ii) promptly following the date hereof, to deliver the certificates representing his, her or its Shares to the Company, whereby the Company shall imprint a legend on the back of such certificates reading as follows:

                  "THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT (A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER) AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON HOLDING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT."

      5. ADDITIONAL COVENANT OF EACH PRINCIPAL SHAREHOLDER. Each Principal Shareholder shall notify Company of any development occurring after the date of this Agreement that causes, or that would reasonably be expected to cause, any breach of any of the representations and warranties set forth in SECTION 1 hereof.

      6. COVENANTS OF EACH PRINCIPAL SHAREHOLDER AND COMPANY.

                  (a) Each of Company and each Principal Shareholder shall use his, her or its respective reasonable best efforts to make all filings with, and to obtain consents of, all third parties and governmental entities necessary for the consummation of the transactions contemplated by this Agreement.

                  (b) Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by them or on their behalf in connection with the transactions contemplated hereunder, including fees and expenses of their own financial consultants, investment bankers, accountants and counsel.

      7. SPECIFIC PERFORMANCE. Each party hereto acknowledges that it will be impossible to measure in money the damages to the other parties if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other parties will not have an adequate remedy at law or in damages. Accordingly, each party hereto agrees that injunctive relief or any other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law or in damages. Each party hereto agrees that he, she or it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

      8. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors, assigns, heirs and devises, as applicable; nothing in this Agreement, express or implied, is intended to confer upon any other person or entity any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement shall not be assignable without the written consent of the other party hereto, except that Company may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any of its Affiliates. For purposes of this Agreement, an "AFFILIATE" means, with respect to any person or entity, any person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person or entity specified.

      9. TERMINATION. This Agreement will terminate automatically, without any action on the part of any party hereto, on the latter of (a) the effective time of a Fundamental Change, or (b) the 24-month anniversary of the date hereof. Notwithstanding the foregoing, this Agreement may be terminated at any time with respect to one or any of the Principal Shareholders, upon notice by Company to each such Principal Shareholder.

      10. ENTIRE AGREEMENT. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

      11. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California applicable to contracts executed and fully performed within the State of California, without regard to the conflicts of laws provisions thereof.

      12. JURISDICTION; WAIVER OF VENUE. Each of the parties hereto irrevocably and unconditionally (i) agrees that any legal suit, action or proceeding brought by any party hereto arising out of or based upon this Agreement or the transactions contemplated hereby may be brought in the Courts of the State of California or the United States District Court for the Northern District of California (each, a "DESIGNATED COURT"), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in any Designated Court, and any claim that any such action or proceeding brought in any Designated Court has been brought in an inconvenient forum, and (iii) submits to the non-exclusive jurisdiction of each Designated Court in any suit, action or proceeding. Each of the parties agrees that a judgment in any suit, action or proceeding brought in a Designated Court shall be conclusive and binding upon it and may be enforced in any other courts to whose jurisdiction it is or may be subject, by suit upon such judgment.

      13. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (i) If to Company, to:

                      World Waste Technologies, Inc.
                      10600 North De Anza Boulevard, Suite 250
                      Cupertino, CA 95014
                      Attention: John Pimentel
                      Facsimile:

                      with a copy (which shall not constitute notice) to:

                      TroyGould Professional Corporation
                      1801 Century Park East, Suite 1600
                      Los Angeles, California 90067
                      Attention: Lawrence Schnapp
                      Facsimile: (310) 201-4746

                  (ii) if to a Principal Shareholder, to the address set forth opposite such shareholders' name on SCHEDULE 1:

      14. SEVERABILITY. This Agreement shall be deemed severable; the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of the balance of this Agreement or of any other term hereof, which shall remain in full force and effect. If any of the provisions hereof are determined to be invalid or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.

      15. WAIVER. The parties hereto may, to the extent permitted by applicable law, subject to Section 16 hereof, (a) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (b) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

      16. MODIFICATION. No supplement, modification or amendment of this Agreement that affects any Principal Shareholder will be binding unless made in a written instrument that specifically refers to this Agreement and that is signed by Company and the Principal Shareholder of Shareholders affected thereby.

      17. NOT A VOTING TRUST. This Agreement is not a voting trust governed by
Section 706(b) of the California Corporations Code and should not be interpreted as such.

      18. COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when such counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

      19. HEADINGS. All Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                           WORLD WASTE TECHNOLOGIES, INC.



                                           By:
                                              --------------------------
                                                Name:  John Pimentel
                                                Title:

                                           PRINCIPAL SHAREHOLDER:



                                           -------------------------------------
                                           [SHAREHOLDER NAME]


                                           ------------------------------------
                                           SPOUSAL CONSENT

                                   SCHEDULE 1




           PRINCIPAL SHAREHOLDER             NUMBER OF SHARES
        ----------------------------     -------------------------

         [Name and Address]

                                   APPENDIX H

                       CALIFORNIA GENERAL CORPORATION LAW
                     SECTIONS 1300-1313 - DISSENTERS' RIGHTS

SS. 1300. RIGHT TO REQUIRE PURCHASE - "DISSENTING SHARES" AND "DISSENTING SHAREHOLDER" DEFINED.

      (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

      (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

            (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the National Market System of the NASDAQ Stock Market, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

            (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

            (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

            (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

      (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

SS. 1301.  DEMAND FOR PURCHASE.

      (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, that corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of that approval, accompanied by a copy of Sections 1300, 1302, 1303, and 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under those sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under
Section 1309.

      (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase shares shall make written demand upon the corporation for the purchase of those shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (A) or (B) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

      (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of that such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at that price.

SS. 1302.  ENDORSEMENT OF SHARES.

      Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

SS. 1303.  AGREED PRICE - TIME FOR PAYMENT.

      (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

      (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

SS. 1304.  DISSENTER'S ACTION TO ENFORCE PAYMENT.

      (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

      (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

      (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

SS. 1305.  APPRAISERS' REPORT - PAYMENT - COSTS.

      (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

      (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

      (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

      (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

      (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

SS. 1306.  DISSENTING SHAREHOLDER'S STATUS AS CREDITOR.

      To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

SS. 1307.  DIVIDENDS PAID AS CREDIT AGAINST PAYMENT.

      Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

SS. 1308.  CONTINUING RIGHTS AND PRIVILEGES OF DISSENTING SHAREHOLDERS.

      Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

SS. 1309.  TERMINATION OF DISSENTING SHAREHOLDER STATUS.

      Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

      (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

      (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

      (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

      (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

SS. 1310.  SUSPENSION OF PROCEEDINGS FOR PAYMENT PENDING LITIGATION.

      If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

SS. 1311.  EXEMPT SHARES.

      This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

SS. 1312.  ATTACKING VALIDITY OF REORGANIZATION OR MERGER.

      (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

      (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

      (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

SS. 1313.  CONVERSION DEEMED TO CONSTITUTE REORGANIZATION FOR PURPOSES OF
CHAPTER.

      A conversion pursuant to Chapter 11.5 (commencing with Section 1150) shall be deemed to constitute a reorganization for purposes of applying the provisions of this chapter, in accordance with and to the extent provided in Section 1159.

                         WORLD WASTE TECHNOLOGIES, INC.

                       20400 Stevens Creek Road, 7th Floor
                           Cupertino, California 95014


                  PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 6, 2009


                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


         The undersigned, having received notice of the Special Meeting of Shareholders of World Waste Technologies, Inc. (the "Company") to be held at 10:00 A.M. local time on Friday, March 6, 2009, hereby designates and appoints John Pimentel and Matthew Lieb, and each of them, as attorney and proxy for the undersigned, with full power of substitution, to vote all shares of common stock and preferred stock of World Waste Technologies, Inc. that the undersigned is entitled to vote at such meeting or at any adjournment thereof, with all the powers the undersigned would possess if personally present, such proxies being directed to vote as specified below and in their discretion on any other business that may properly come before the meeting.


         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR BOTH PROPOSALS.

         PROPOSAL I. To approve the Amended and Restated Agreement and Plan of Merger (which approval includes approval of the waiver or modification by the parties of any of the stated closing conditions).

                 |_| FOR                |_| AGAINST                |_| ABSTAIN



         PROPOSAL II. To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

                 |_| FOR                |_| AGAINST                |_| ABSTAIN


         In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

         The undersigned reserves the right to revoke this Proxy at any time prior to the Proxy being voted at the Meeting. The Proxy may be revoked by delivering a signed revocation to World Waste Technologies, Inc. at any time prior to the Meeting, by submitting a later-dated Proxy, or by attending the Meeting in person and casting a ballot. The undersigned hereby revokes any proxy previously given to vote such shares at the Meeting.


                                    -----------------------------------------
                                    Signature

                                    Date:------------------------------------


                                    -----------------------------------------
                                    Signature

                                    Date:-------------------------------------

                                    NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give full title as such.